                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-130536


PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 30, 2007)

                                     [LOGO]


 Banc of America Funding Corporation        Banc of America Funding 2007-4 Trust
              Depositor                                Issuing Entity
Bank of America, National Association              Wells Fargo Bank, N.A.
               Sponsor                                 Master Servicer

                           $1,030,757,530 (Approximate)
               Mortgage Pass-Through Certificates, Series 2007-4
        Principal and/or interest payable monthly, beginning in June 2007

You should carefully consider the "Risk Factors" beginning on page S-37 of this prospectus supplement.

Neither the Offered Certificates nor the mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The Offered Certificates represent interests in the Issuing Entity only and will not be obligations of the Depositor, the Sponsor or any other entity.

This  prospectus   supplement  may  be  used  to  offer  and  sell  the  Offered
Certificates only if accompanied by the prospectus. Please read both documents carefully to understand the risks associated with these investments.

The Issuing Entity will Issue --

o Eight groups consisting of thirty-three classes of Senior Shifting Interest Certificates.
o The Class N-M Certificates which are subordinated to, and provide credit enhancement for, the related groups of Senior Shifting Interest Certificates.
o Two groups consisting of twelve classes of Class B Certificates which are subordinated to, and provide credit enhancement for, the related groups of Senior Shifting Interest Certificates and Class N-M Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates within its group, if any, with a lower numerical designation.
o    Ten classes of Senior Overcollateralized Certificates.
o Five classes of Mezzanine Certificates which are subordinated to, and provide credit enhancement for, the Senior Overcollateralized Certificates. Each class of Mezzanine Certificates is also subordinated to each class of Mezzanine Certificates, if any, with a lower numerical designation.
o    The Class CE and Class P Certificates.
The classes of Offered  Certificates  are listed in the table  beginning on page
S-6.

The Assets of the Issuing Entity will Consist Primarily of --

o Nine loan groups of fully-amortizing and balloon, fixxed-rate, one- to four-family, first lien mortgage loans, all of which have original terms to maturity of approximately 10 to 30 years.

 Credit Enhancement will Consist of --

o Subordination of the Class N-M Certificates and Class B Certificates to the related classes of Senior Shifting Interest Certificates and, in the case of the Class B Certificates, to those classes of Class B Certificates within the same group higher in order of payment priority for the distributions of principal and interest and the allocation of losses on the related mortgage loans.
o Subordination of the Mezzanine Certificates to the Senior Overcollateralized Certificates and to those classes of Mezzanine Certificates higher in order of payment priority for the distributions of principal and interest and the allocation of losses on the related mortgage loans.
o Subordination of the Super Senior Support Certificates to the related Super Senior Certificates for the allocation of losses if the related Certificates lower in order of payment priority are no longer outstanding.
o Shifting interest in prepayments through the allocation, subject to certain exceptions, of most principal collections on the related mortgage loans to the Senior Non-PO Shifting Interest Certificates for the first five years and a lesser, but still disproportionately large, allocation of these collections to the Senior Non-PO Shifting Interest Certificates during the following four years.
o Cross-collateralization of certain loan groups and the related Senior Shifting Interest Certificates.
o Overcollateralization for the Overcollateralized Certificates. Certain excess interest received from the related mortgage loans will be applied to maintain a required level of overcollateralization.
o Certain excess interest received from the related mortgage loans used to cover losses in connection with the Overcollateralized Certificates.

Interest Rate Support will be Provided for --
o The Class 2-A-10 Certificates through an interest rate cap agreement with Bank of America, National Association, as cap provider, and the Class T-A-4 and Class T-A-7 Certificates through an interest rate cap agreement with The Bank of New York, as cap provider.
o The Overcollateralized Certificates through an interest rate swap agreement with Bank of America, National Association, as swap provider, and an interest rate swap agreement with The Bank of New York, as swap provider.


Neither the Securities and Exchange Commission nor any state securities commission has approved the Offered Certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Offered Certificates will be offered by Banc of America Securities LLC, as underwriter, at varying prices to be determined at the time of sale to investors. The anticipated delivery date for the Offered Certificates is May 31, 2007. Total proceeds to the Depositor for the Offered Certificates will be approximately 99.345% of the initial class balance of the Offered Certificates, plus accrued interest, if applicable, before deducting expenses payable by the Depositor.

                         Banc of America Securities LLC
                                  May 31, 2007

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
    AND THE PROSPECTUS.......................................................S-4
SUMMARY OF TERMS.............................................................S-9
RISK FACTORS................................................................S-37
     Mortgage Loans Paying Interest Only During the Related Interest Only
         Period May Have a Higher Risk of Delinquency, Default or Rates of
         Prepayment.........................................................S-37
     Alternative Underwriting Standards May Increase Risk of Loss...........S-37
     The Rate of Default on Mortgage Loans that Are Secured by Investor
         Properties May be Higher than on Other Mortgage Loans..............S-38
     Delinquencies and Losses on the Mortgage Loans Will Adversely Affect
         Your Yield.........................................................S-38
     There Are Risks Relating to Mortgaged Properties Subject to Second
         Lien Mortgage Loans................................................S-38
     Mortgage Loans with Large Principal Balances May Increase Risk of Loss on Certificates....................................................S-38
     Inclusion of Mortgage Loans that have been Delinquent in the Past May
         Increase Risk of Loss..............................................S-39
     Credit Scores May Not Accurately Predict the Likelihood of Default.....S-39
     Decrement and Sensitivity Tables Are Based Upon Assumptions and Models.S-39 There Is a Risk that Interest Payments on the Mortgage Loans May Be
         Insufficient to Pay Interest on Your Certificates..................S-40
     Limited Source of Payments - No Recourse to the Depositor, the Sponsor,
         the Originators, North Fork Bank, the Servicers, the Master
         Servicer, the Securities Administrator or the Trustee..............S-40
     Limited Liquidity......................................................S-40
     Geographic Concentrations May Increase Risk of Loss Due to Adverse
         Economic Conditions or Natural Disaster............................S-41
     Residential Real Estate Values May Fluctuate and Adversely Affect
         Your Investment....................................................S-41
     Rights of Beneficial Owners May Be Limited by Book-Entry System........S-42
     The Recording of the Mortgages in the Name of MERS May Affect the
         Yield on the Certificates..........................................S-42
     The Depositor, the Sponsor, the Originators or North Fork Bank May
         Not Be Able to Repurchase Defective Mortgage Loans.................S-42
     United States Military Operations May Increase Risk of Relief Act
         Shortfalls.........................................................S-42
     The Rate of Principal Payments on the Shifting Interest Mortgage Loans
         Will Affect the Yield on the Shifting Interest Offered
         Certificates.......................................................S-43
     Subordination of Super Senior Support Shifting Interest Certificates,
         Class N-M Certificates and Class B Certificates Increases
         Risk of Loss.......................................................S-45
     Companion Certificates May Be Highly Volatile..........................S-46
     The Class 2-A-10 Certificates Are Subject to Cap Provider Risk.........S-46
     The Class 2-A-10 Certificates May Not Receive Amounts Expected Under the
         Interest Rate Cap Agreement........................................S-46
     Tax Consequences of Residual Certificate...............................S-46
     There are Risks Involving Unpredictability of Prepayments
         and the Effect of Prepayments on Yields............................S-47
     There is a Risk that Interest Payments on the Group T2 Mortgage
         Loans May Be Insufficient to Maintain Overcollateralization........S-48
     There is a Risk that Mortgage Interest Rates Will Affect the
         Certificate Interest Rates of the Offered Overcollateralized
         Certificates.......................................................S-49
     There are Risks in Holding Super Senior Support Overcollateralized
         Certificates and Mezzanine Certificates............................S-49
     The Rights of the NIMS Insurer Could Adversely Affect the Offered
         Overcollateralized Certificates....................................S-50
     Risks Related to the Interest Rate Swap Agreements and the Swap
         Providers..........................................................S-51
     The Class T-A-4 and Class T-A-7 Certificates Are Subject to Cap
         Provider Risk......................................................S-52
     Servicing Transfers After the Closing Date May Result in
         Higher Delinquencies and Defaults..................................S-52

THE MORTGAGE POOL...........................................................S-53
THE ORIGINATORS.............................................................S-59
     ABN AMRO Mortgage Group, Inc...........................................S-59
     American Home Mortgage Corp............................................S-59
     Bank of America, National Association..................................S-60
     Countrywide Home Loans, Inc............................................S-60
     MortgageIT, Inc........................................................S-62
     Wells Fargo Bank, N.A..................................................S-62
MORTGAGE LOAN UNDERWRITING STANDARDS........................................S-64
     ABN AMRO's Underwriting Standards......................................S-65
     American Home's Underwriting Standards.................................S-66
     Bank of America's Underwriting Standards...............................S-68
     Countrywide Home Loans' Underwriting Standards.........................S-75
     MortgageIT's Underwriting Standards....................................S-81
     Wells Fargo Bank's Underwriting Standards..............................S-83

THE SPONSOR.................................................................S-87
STATIC POOL INFORMATION.....................................................S-87
THE DEPOSITOR...............................................................S-88
THE ISSUING ENTITY..........................................................S-88
SERVICING OF MORTGAGE LOANS.................................................S-89
     The Master Servicer....................................................S-90
     Bank of America's Servicing Experience and Procedures..................S-90
     Countrywide Home Loans Servicing LP's Servicing Experience and
        Procedures..........................................................S-93
     GMAC Mortgage's Servicing Experience and Procedures....................S-95
     Wells Fargo Bank's Servicing Experience and Procedures.................S-97
THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS............S-99
     Assignment of Mortgage Loans..........................................S-100
     Repurchases of Mortgage Loans.........................................S-100
     Payments on Mortgage Loans; Accounts..................................S-102
     Compensating Interest.................................................S-103
     Advances..............................................................S-104
     Optional Termination..................................................S-104
     The Securities Administrator..........................................S-105
     The Trustee...........................................................S-106
     Compensation and Payment of Expenses of the Transaction Parties.......S-107
        Voting Rights......................................................S-108
     Rights of a NIMS Insurer under the Pooling and Servicing Agreement....S-108
GENERAL DESCRIPTION OF CERTIFICATES........................................S-109
     Denominations and Form................................................S-109
     Distributions.........................................................S-109
     Calculation of One-Month LIBOR........................................S-112
DESCRIPTION OF SHIFTING INTEREST CERTIFICATES..............................S-112
     Pool Distribution Amount..............................................S-113
     Priority of Distributions on the Shifting Interest Certificates.......S-114
     Interest on the Shifting Interest Certificates........................S-116
     Interest Rate Cap Agreement for the Class 2-A-10 Certificates.........S-118
     Reserve Fund for the Class 2-A-10 Certificates........................S-119
     Principal on the Shifting Interest Certificates.......................S-120
     Cross-Collateralization...............................................S-132
     Allocation of Losses to the Shifting Interest Certificates............S-133
     Restrictions on Transfer of the Class 1-A-R Certificate...............S-135
DESCRIPTION OF OVERCOLLATERALIZED CERTIFICATES.............................S-138
     Distributions on the Overcollateralized Certificates..................S-138
     Allocation of Losses to the Overcollateralized Certificates...........S-146
     Certificate Interest Rates of the Overcollateralized Certificates.....S-146
     Interest Rate Support for the Overcollateralized Certificates.........S-147
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-152
     Prepayment and Yield Considerations With Respect to the Offered
         Shifting Interest Certificates....................................S-152
     Prepayment and Yield Considerations With Respect to the Offered
         Overcollateralized Certificates...................................S-155
     General Prepayment and Yield Considerations...........................S-156
     Assumptions Relating to Tables........................................S-157
     Weighted Average Lives of the Offered Certificates....................S-159
     Yield on the Class 1-A-R Certificate..................................S-160
     Yield on the Class 2-A-4 and Class 4-A-2 Certificates.................S-160
     Yield on the Class 3-A-3 Certificates.................................S-161
     Yield on the Class 3-IO and Class S-IO Certificates...................S-162
     Yield on the Class 1-PO and Class S-PO Certificates...................S-163
     Yield on the Class N-M and Class B Certificates.......................S-163
     Yield on the Mezzanine Certificates...................................S-164
     Yield Considerations on the Class N-B-2, Class N-B-3, Class S-B-2
         and Class S-B-3 Certificates......................................S-164
USE OF PROCEEDS............................................................S-166
FEDERAL INCOME TAX CONSEQUENCES............................................S-166
     Regular Interests.....................................................S-166
     Taxation of the Notional Principal Contract Arrangements..............S-168
     Residual Certificate..................................................S-169
     Backup Withholding and Reporting Requirements.........................S-170
STATE TAXES................................................................S-170
ERISA CONSIDERATIONS.......................................................S-170
REPORTS TO CERTIFICATEHOLDERS..............................................S-172
METHOD OF DISTRIBUTION.....................................................S-173
LEGAL MATTERS..............................................................S-173
CERTIFICATE RATINGS........................................................S-173
INDEX TO DEFINED TERMS.....................................................S-175

Appendix A:  Mortgage Loan Data..............................................A-1
Appendix B:  Decrement Tables................................................B-1
Appendix C:  Hypothetical Mortgage Loans.....................................C-1
Appendix D:  Sensitivity and Aggregate Realized Loss Tables..................D-1
Appendix E:  Schedules for Interest Rate Swap Agreements
             and Interest Rate Cap Agreements................................E-1
Appendix F:  Principal Balance Schedules.....................................F-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     The Offered Certificates are described in two separate documents that progressively provide more detail: (i) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of Certificates such as your Certificates; and (ii) this prospectus supplement, which incorporates and includes the appendices and describes the specific terms of your Certificates.

     Information regarding certain entities that are not affiliates of the Depositor has been provided in this prospectus supplement. See in particular "The Originators-- ABN AMRO Mortgage Group, Inc.," "--American Home Mortgage Corp.," "--Countrywide Home Loans, Inc.," "--MortgageIT, Inc.," "--Wells Fargo Bank, N.A.," "Mortgage Loan Underwriting Standards--American Home's Underwriting Standards," "--Countrywide Home Loans' Underwriting Standards," "--MortgageIT, Inc.'s Underwriting Standards," "--Wells Fargo Bank's Underwriting Standards," "Servicing of Mortgage Loans--The Master Servicer," "--Countrywide Home Loans Servicing LP's Servicing Experience and Procedures," "--GMAC Mortgage's Servicing Experience and Procedures," "--Wells Fargo Bank's Servicing Experience and Procedures," "The Pooling and Servicing Agreement and the Servicing Agreements--The Securities Administrator," "--The Trustee" and "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates--The Bank of New York as Swap Provider and Class T-A-4 and Class T-A-7 Cap Provider" in this prospectus supplement. The information contained in each of those sections of this prospectus supplement was prepared solely by the party described in that section without any input from the Depositor.

     If you have received a copy of this prospectus supplement and accompanying prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and accompanying prospectus from the Depositor or from the underwriter.

     Cross-references are included in this prospectus supplement and the prospectus to captions in these materials where you can find additional information. The "Table of Contents" in this prospectus supplement and the "Table of Contents" in the prospectus provide the locations of these captions. The "Index to Defined Terms" beginning on page S-175 of this prospectus supplement and the "Index of Defined Terms" beginning on page 127 of the prospectus direct you to the locations of the definitions of capitalized terms used in each of the documents. Any capitalized terms that are not defined in this prospectus supplement and that do not have obvious meanings are defined in the prospectus.

     Banc of America Funding Corporation's principal offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255, and its phone number is
(704) 386-2400.
                             ---------------------
     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the material (including tables) under the headings "Risk Factors" and "Prepayment and Yield Considerations" and in the appendices. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language such as "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect changes in the Depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

     The underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

     The distribution of this prospectus supplement and accompanying prospectus, if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relates, including the Offered Certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Offered Certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                         THE SERIES 2007-4 CERTIFICATES

                                                                                                                 Initial Rating of
                                                                                                                  Certificate(3)
                     Initial
                      Class        Pass-Through
                     Balance         Rate or    or
                    Component      Certificate
Class                Balance        Interest Rate(1)         Principal Type(2)                 Interest Type(2)       S&P    Moody's

Offered Shifting Interest Certificates

Class 1-A-R.....          $100      5.5000%                 Senior, Sequential Pay                 Fixed Rate         AAA      None
Class 1-A-1.....   $47,802,000      5.5000%               Super Senior, Pass-Through               Fixed Rate         AAA       Aaa
Class 1-A-2.....    $5,312,000      5.5000%           Super Senior Support, Pass-Through           Fixed Rate         AAA       Aaa
Class 1-PO......      $305,077        (4)                    Senior, Ratio Strip                 Principal Only       AAA       Aaa
Class 2-A-1.....   $22,192,000      6.0000%                    Senior, Lockout                     Fixed Rate         AAA       Aaa
Class 2-A-2.....    $2,145,000      6.0000%             Super Senior Support, Lockout              Fixed Rate         AAA       Aa1
Class 2-A-3.....   $32,474,000      5.5000%           Super Senior, Planned Amortization           Fixed Rate         AAA       Aaa
Class 2-A-4.....        (5)         6.0000%                Senior, Notional Amount            Fixed Rate, Interest    AAA       Aaa
                                                                                                      Only
Class 2-A-5.....    $5,597,000      6.0000%       Super Senior Support, Planned Amortization       Fixed Rate         AAA       Aaa
Class 2-A-6.....    $8,233,000      6.0000%              Senior, Planned Amortization              Fixed Rate         AAA       Aaa
Class 2-A-7.....   $14,201,000      6.0000%           Super Senior, Planned Amortization           Fixed Rate         AAA       Aaa
Class 2-A-8.....    $1,578,000      6.0000%       Super Senior Support, Planned Amortization       Fixed Rate         AAA       Aaa
Class 2-A-9.....       $25,000      6.0000%              Senior, Planned Amortization              Fixed Rate         AAA       Aaa
Class 2-A-10....   $41,615,000     6.0000%(6)        Super Senior, Targeted Amortization,         Floating Rate       AAA       Aaa
                                                              Accretion Directed
Class 2-A-11....       $10,000      6.0000%        Senior, Targeted Amortization, Accretion    Accrual, Fixed Rate    AAA       Aaa
                                                                   Directed
Class 2-A-12....       $10,000      6.0000%                   Senior, Companion                Accrual, Fixed Rate    AAA       Aaa

Class 2-A-13....   $90,000,000      6.0000%                 Senior, Sequential Pay                 Fixed Rate         AAA       Aaa
Class 2-A-14....    $6,679,000      6.0000%                 Senior, Sequential Pay                 Fixed Rate         AAA       Aaa
Class 2-A-15....    $6,678,000      6.0000%                 Senior, Sequential Pay                 Fixed Rate         AAA       Aaa
Class 3-A-1.....   $57,921,000        (7)                 Super Senior, Pass-Through              Floating Rate       AAA       Aaa
Class 3-A-2.....    $2,985,000        (7)             Super Senior Support, Pass-Through          Floating Rate       AAA       Aa1
Class 3-A-3.....        (5)           (8)                  Senior, Notional Amount              Inverse Floating      AAA       Aaa
                                                                                               Rate, Interest Only
Class 3-IO......        (5)          7.000%                Senior, Notional Amount            Fixed Rate, Interest    AAA       Aaa
                                                                                                      Only
Class 4-A-1.....  $132,564,000        (4)                    Senior, Pass-Through                Principal Only       AAA       Aaa
Class 4-A-2.....        (5)         5.5000%                Senior, Notional Amount            Fixed Rate, Interest    AAA       Aaa
                                                                                                      Only
Class 5-A-1.....    $6,181,000      5.5000%                    Senior, Lockout                     Fixed Rate         AAA       Aaa
Class 5-A-2.....   $49,874,000      5.5000%                 Senior, Sequential Pay                 Fixed Rate         AAA       Aaa
Class 5-A-3.....    $3,718,000      5.5000%                 Senior, Sequential Pay                 Fixed Rate         AAA       Aaa
Class 6-A-1.....   $11,702,000      4.5000%                  Senior, Pass-Through                  Fixed Rate         AAA       Aaa
Class 7-A-1.....   $44,284,000      5.2500%                  Senior, Pass-Through                  Fixed Rate         AAA       Aaa
Class 8-A-1.....   $20,121,000      5.5000%                  Senior, Pass-Through                  Fixed Rate         AAA       Aaa
Class S-IO......        (9)           (9)                     Senior, Component                   Interest Only       AAA       Aaa
Class S-PO......    $2,470,353        (10)                    Senior, Component                  Principal Only       AAA       Aaa
Class N-M.......    $6,364,000        (11)                       Subordinate                      Variable Rate       AA+       Aa2
Class N-B-1.....    $4,545,000        (11)                       Subordinate                      Variable Rate        AA      None
Class N-B-2.....    $2,363,000        (11)                       Subordinate                      Variable Rate        A       None
Class N-B-3.....    $1,454,000        (11)                       Subordinate                      Variable Rate       BBB      None
Class S-B-1.....    $2,476,000        (12)                       Subordinate                      Variable Rate        AA      None
Class S-B-2.....      $550,000        (12)                       Subordinate                      Variable Rate        A       None
Class S-B-3.....      $413,000        (12)                       Subordinate                      Variable Rate       BBB      None

Offered Overcollateralized Certificates

Class T-A-1A......  $67,650,000        (13)                  Senior, Sequential Pay           Floating Rate           AAA       Aaa
Class T-A-1B......  $50,000,000    5.7740%(14)               Senior, Sequential Pay            Fixed Rate             AAA       Aaa
Class T-A-2.......  $37,167,000        (13)                  Senior, Sequential Pay           Floating Rate           AAA       Aaa
Class T-A-3.......  $22,509,000    5.7988%(14)               Senior, Sequential Pay            Fixed Rate             AAA       Aaa
Class T-A-4.......  $30,000,000        (13)                  Senior, Sequential Pay           Floating Rate           AAA       Aaa
Class T-A-5.......  $45,145,000    5.7733%(14)               Super Senior, Lockout             Fixed Rate             AAA       Aaa
Class T-A-6.......   $6,382,000    5.9468%(14)           Super Senior Support, Lockout         Fixed Rate             AAA       Aaa
Class T-A-7.......   $2,966,000        (13)               Super Senior, Sequential Pay        Floating Rate           AAA       Aaa
Class T-A-P1...... $100,000,000        (13)                Super Senior, Pass-Through         Floating Rate           AAA       Aaa
Class T-A-P2......  $11,111,000        (13)            Super Senior Support, Pass-Through     Floating Rate           AAA       Aaa
Class T-M-1.......  $11,392,000        (13)                       Subordinate                 Floating Rate           AA       Aa2
Class T-M-2.......   $5,596,000        (13)                       Subordinate                 Floating Rate           A+       A2


                                      S-6

                                                                                                                 Initial Rating of
                                                                                                                  Certificate(3)
                     Initial
                      Class        Pass-Through
                     Balance         Rate or    or
                    Component      Certificate
Class                Balance        Interest Rate(1)         Principal Type(2)                 Interest Type(2)       S&P    Moody's

Class T-M-3.......   $1,999,000       (13)          Subordinate                               Floating Rate           A        A3
Class T-M-4.......   $1,999,000       (13)          Subordinate                               Floating Rate           A-       Baa2
Class T-M-5.......   $1,999,000       (13)          Subordinate                               Floating Rate           BBB      Baa3

Components

Class 4-S-IO......     (15)         5.5000%       Notional Amount                            Fixed Rate, Interest       N/A    N/A
                                                                                                     Only
Class 4-S-PO......   $1,380,135       (16)          Ratio Strip                                 Principal Only          N/A    N/A
Class 5-S-IO......     (15)         5.5000%       Notional Amount                            Fixed Rate, Interest       N/A    N/A
                                                                                                     Only
Class 5-S-PO......   $1,078,488       (16)          Ratio Strip                                 Principal Only          N/A    N/A
Class 6-S-PO......    $11,730         (16)          Ratio Strip                                 Principal Only          N/A    N/A
Class 8-S-IO......     (15)         5.5000%       Notional Amount                            Fixed Rate, Interest       N/A    N/A
                                                                                                     Only

Non-Offered Shifting Interest Certificates

Class N-B-4....... $1,273,000          (11)           Subordinate                             Variable Rate            BB     None
Class N-B-5....... $1,090,000          (11)           Subordinate                             Variable Rate            B      None
Class N-B-6.......   $728,096          (11)           Subordinate                             Variable Rate            None   None
Class S-B-4.......   $275,000          (12)           Subordinate                             Variable Rate            BB     None
Class S-B-5.......   $137,000          (12)           Subordinate                             Variable Rate            B+     None
Class S-B-6.......   $275,970          (12)           Subordinate                             Variable Rate            None   None

Non-Offered Overcollateralized Certificates

Class CE.......... (17)                (17)             Subordinate                           N/A                     None    None
Class P...........     $100            (17)          Prepayment Charge                        N/A                     None    None

--------------------

(1) Approximate. The initial class balances of the Offered Certificates may vary by a total of plus or minus 5%.

(2) See "Description of Certificates--Categories of Classes of Certificates" in the prospectus for a description of these principal and interest types and see "Description of Shifting Interest Certificates--Priority of Distributions on the Shifting Interest Certificates," "--Allocation of
     Losses to the Shifting Interest Certificates," "Description of Overcollateralized Certificates--Distributions on the Overcollateralized
     Certificates" and "--Allocation of Losses to the Overcollateralized Certificates" in this prospectus supplement for a description of the effects of subordination.

(3) The Offered Certificates will not be issued unless they receive at least the ratings set forth in this table. See "Certificate Ratings" in this prospectus supplement.

(4) The Class 1-PO and Class 4-A-1 Certificates are Principal Only Certificates and will not be entitled to distributions of interest.

(5) The Class 2-A-4, Class 3-A-3, Class 3-IO and Class 4-A-2 Certificates are Interest Only Certificates, have no class balances and will bear interest on their notional amounts (initially approximately $2,706,166, $60,906,000, $424,063 and $132,564,000, respectively) as described in this prospectus supplement under "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates."

(6) This per annum rate represents payments from the related Mortgage Loans. On or prior to the Distribution Date in December 2013, the Class 2-A-10 Certificates will also be entitled to amounts received under an interest rate cap agreement. During this period, the Class 2-A-10 Certificates will receive payments on each Distribution Date at an effective per annum rate equal to One-Month LIBOR plus 0.600%, subject to a minimum rate of 6.000% and a maximum rate of 9.500%. For the Distribution Date in June 2007, this effective per annum rate is equal to 6.000%. See "Description of Shifting Interest Certificates--Interest Rate Cap Agreement for the Class 2-A-10 Certificates" and "--Reserve Fund for the Class 2-A-10 Certificates" in this prospectus supplement.

(7) During the initial Interest Accrual Period, interest will accrue on the Class 3-A-1 and Class 3-A-2 Certificates at the rate of 5.6900% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 3-A-1 and Class 3-A-2 Certificates at a per annum rate equal to (i) 0.3700% plus (ii) One-Month LIBOR, subject to a minimum rate of 0.3700% and a maximum rate of 7.0000%. See "General Description of Certificates--Calculation of One-Month LIBOR" and "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" in this prospectus supplement.

(8) During the initial Interest Accrual Period, interest will accrue on the Class 3-A-3 Certificates at the rate of 1.3100% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 3-A-3 Certificates at a per annum rate equal to (i) 6.6300% minus (ii) One-Month LIBOR, subject to a minimum rate of 0.0000% and a maximum rate of 6.630%. See "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" and "General Description of Certificates--Calculation of One-Month LIBOR" in this prospectus supplement.

(9) The Class S-IO Certificates are Interest Only Certificates and will be deemed for purposes of distributions of interest to consist of three
     Components: the Class 4-S-IO, Class 5-S-IO and Class 8-S-IO Component. The Components of the Class S-IO Certificates are not severable. The initial notional amount of the Class S-IO Certificates will be approximately $3,778,156.

(10) The Class S-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of three
     Components: the Class 4-S-PO, Class 5-S-PO and Class 6-S-PO Component. The Components of the Class S-PO Certificates are not severable.

(11) Interest will accrue on the Class N-M Certificates and Class N-B Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Shifting Interest Loan Group in Loan Group N) of (i) with respect to Loan Group 1, 5.5000%, (ii) with respect to Loan Group 2, 6.0000% and (iii) with respect to Loan Group 3, 7.0000%. For the initial Distribution Date in June 2007, this rate is expected to be approximately 6.0989% per annum.

(12) Interest will accrue on the Class S-B Certificates at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Shifting Interest Loan Group in Loan Group S) of (i) with respect to Loan Group 4, 5.5000%, (ii) with respect to Loan Group 5, 5.5000%, (iii) with respect to Loan Group 6, 4.5000%, (iv) with respect to Loan Group 7, 5.2500% and (v) with respect to Loan Group 8, 5.5000%. For the initial Distribution Date in June 2007, this rate is expected to be approximately 5.4159% per annum.

(13) Interest will accrue on these Certificates at a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR plus the margin set forth in the table below and (ii) the Pool Cap, as described in this prospectus
     supplement       under       "Description       of       Overcollateralized
     Certificates--Certificate Interest Rates of the Overcollateralized Certificates." During each interest accrual period relating to the
     Distribution Dates after the optional termination date for the Group T2 Mortgage Loans, other than with respect to the Class T-A-1A and Class T-A-2 Certificates, the margins will increase to the margins set forth in the table below if the optional termination right is not exercised.

                                                                      Margin after the Group T2 Optional
            Class                             Margin                           Termination Date
     Class T-A-1A                             0.0900%                              0.0900%
     Class T-A-2                              0.1700%                              0.1700%
     Class T-A-4                              0.4000%                              0.8000%
     Class T-A-7                              0.4000%                              0.8000%
     Class T-A-P1                             0.2900%                              0.5800%
     Class T-A-P2                             0.3900%                              0.7800%
     Class T-M-1                              0.4000%                              0.6000%
     Class T-M-2                              1.0000%                              1.5000%
     Class T-M-3                              1.5000%                              2.2500%
     Class T-M-4                              1.5000%                              2.2500%
     Class T-M-5                              1.5000%                              2.2500%

(14) These Certificates are subject to the Pool Cap and, other than with respect to the Class T-A-1B Certificates, a Pass-Through Rate increase of 0.50% per annum following the optional termination date for the Group T2 Mortgage Loans, as described in this prospectus supplement under "Description of Overcollateralized Certificates--Certificate Interest Rates of the Overcollateralized Certificates."

(15) The Class 4-S-IO, Class 5-S-IO and Class 8-S-IO Components are interest only Components, have no component balance and will bear interest on their notional amounts (initially approximately $2,726,799, $763,096 and $288,261, respectively) as described in this prospectus supplement under "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates."

(16) The Class 4-S-PO, Class 5-S-PO and Class 6-S-PO Components are principal only Components and will not be entitled to distributions in respect of interest.

(17) The Class CE and Class P Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, you should read this entire prospectus supplement and the prospectus carefully.


Title of Series:        Banc of America Funding Corporation,  Mortgage  Pass-Through
                        Certificates, Series 2007-4

Depositor:              Banc of America Funding Corporation

Issuing Entity:         Banc of America Funding 2007-4 Trust

Sponsor:                Bank of America, National Association

Originators:            ABN AMRO Mortgage Group, Inc., American Home Mortgage Corp.,
                        Bank of  America,  National  Association,  Countrywide  Home
                        Loans, Inc., GMAC Mortgage, LLC, MortgageIT,  Inc., National
                        City Mortgage Co.,  U.S. Bank Home  Mortgage,  United States
                        Trust  Company,  N.A.,  Wells  Fargo  Bank,  N.A.  and other originators  that  did  not  originate  10% or  more  of the aggregate unpaid  principal  balance of any Loan Group as of the Cut-off Date

Servicers:              Bank of  America,  National  Association,  Countrywide  Home
                        Loans  Servicing  LP,  GMAC  Mortgage,  LLC,  National  City
                        Mortgage  Co.,  Wells Fargo Bank,  N.A. and other  servicers that did not  service  10% or more of the  aggregate  unpaid principal balance of any Loan Group as of the Cut-off Date

Master
Servicer:               Wells Fargo Bank, N.A.

Securities
Administrator:          Wells Fargo Bank, N.A.

Trustee:                U.S. Bank National Association

Supplemental
Interest Trust
Trustee:                Wells Fargo Bank, NA.

Cap Providers:          Bank of America,  National  Association  and The Bank of New
                        York

Swap
Providers:              Bank of America,  National  Association  and The Bank of New
                        York

Distribution
Date:                   The 25th day of each month (or, if not a business  day,  the next business day) beginning June 25, 2007

Closing Date:           On or about May 31, 2007

Collection
Period:                 The  period  from  the  second  day  of the  calendar  month preceding  the  month in which a  Distribution  Date  occurs through  the  first day of the  calendar  month in which the
                        Distribution Date occurs

Cut-off Date:           May 1, 2007

Prepayment
Period:                 The  calendar   month   preceding   the  month  in  which  a
                        Distribution Date occurs

Record Date:            With  respect to the  Offered  Certificates  (other than the
                        Floating  Rate   Certificates   and  Inverse  Floating  Rate
                        Certificates),  the last business day of the month preceding the month of a  Distribution  Date and with  respect  to the
                        Floating  Rate   Certificates   and  Inverse  Floating  Rate
                        Certificates, the business day preceding a Distribution Date or, if any  definitive  certificates  are  issued,  the last
                        business  day  of  the  month   preceding  the  month  of  a
                        Distribution Date

                              --------------------


The Transaction Parties

     On the Closing Date, the Sponsor will sell the Mortgage Loans to the Depositor, who will in turn deposit them into a New York common law trust, which is the Issuing Entity. The Issuing Entity will be formed by a pooling and servicing agreement, to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. The Master Servicer will monitor the servicing of the Mortgage Loans by each Servicer in accordance with the pooling and servicing agreement. The Securities Administrator will calculate distributions and other information regarding the Certificates.

     The transfers of the mortgage loans from the Sponsor to the Depositor to the Issuing Entity in exchange for the Certificates are illustrated below:


                 ------------------
                 |     Sponsor     |
                 ------------------
                        |   ^                 Offered
Mortgage Loans          |   |               Certificates
                        |   |  Cash
                        V   |                                ---------------
                ------------------ ------------------------->|             |
                |                |                           | Underwriter |
                |    Depositor   |                           |             |
                |                |                           |             |
                ------------------ <------------------------ ---------------
                        |  ^                 Cash                 |   ^
Mortgage Loans          |  |                              Offered |   |
                        |  |  All Certificates       Certificates |   |   Cash
                        V  |                                      V   |
                ------------------                            -------------
                |     Issuing     |                           |           |
                |     Entity      |                           | Investors |
                ------------------                            |           |
                                                              -------------


Offered Certificates

     A summary table of the initial class balances, initial component balances, initial notional amounts, principal types, pass-through rates, certificate interest rates, interest types and ratings of the Offered Certificates offered by this prospectus supplement is set forth in the table beginning on page S-6.

     The Certificates represent all of the beneficial ownership interest in the Issuing Entity.


------------------------------------------------------------------------------------------------------------------------------------
                                                    Classifications of Classes of Certificates
---------------------------------------------------------------- -------------------------------------------------------------------
Shifting Interest Certificates:                         1-A-R,  1-A-1,  1-A-2,  1-PO, 2-A-1,  2-A-2,  2-A-3,  2-A-4,
                                                        2-A-5, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,
                                                        2-A-13,  2-A-14,  2-A-15,  3-A-1, 3-A-2, 3-A-3, 3-IO, 4-A-1,
                                                        4-A-2, 5-A-1, 5-A-2, 5-A-3, 6-A-1, 7-A-1, 8-A-1, S-IO, S-PO,
                                                        N-M, N-B-1, N-B-2, N-B-3, N-B-4, N-B-5, N-B-6, S-B-1, S-B-2,
                                                        S-B-3, S-B-4, S-B-5 and S-B-6

------------------------------------------------------------------------------------------------------------------------------------
Offered Shifting Interest Certificates:                 1-A-R,  1-A-1,  1-A-2,  1-PO, 2-A-1,  2-A-2,  2-A-3,  2-A-4,
                                                        2-A-5, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,
                                                        2-A-13,  2-A-14,  2-A-15,  3-A-1, 3-A-2, 3-A-3, 3-IO, 4-A-1,
                                                        4-A-2, 5-A-1, 5-A-2, 5-A-3, 6-A-1, 7-A-1, 8-A-1, S-IO, S-PO,
                                                        N-M, N-B-1, N-B-2, N-B-3, S-B-1, S-B-2 and S-B-3
------------------------------------------------------------------------------------------------------------------------------------
Overcollateralized  Certificates:                       T-A-1A,  T-A-1B,  T-A-2,  T-A-3, T-A-4, T-A-5, T-A-6, T-A-7,
                                                        T-A-P1, T-A-P2, T-M-1, T-M-2, T-M-3, T-M-4, T-M-5, CE and P
------------------------------------------------------------------------------------------------------------------------------------
Offered  Overcollateralized  Certificates:              T-A-1A,  T-A-1B,  T-A-2,  T-A-3, T-A-4, T-A-5, T-A-6, T-A-7,
                                                        T-A-P1, T-A-P2, T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5
------------------------------------------------------------------------------------------------------------------------------------
Offered  Certificates:                                  1-A-R,  1-A-1,  1-A-2,  1-PO, 2-A-1,  2-A-2,  2-A-3,  2-A-4,
                                                        2-A-5, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,
                                                        2-A-13,  2-A-14,  2-A-15,  3-A-1, 3-A-2, 3-A-3, 3-IO, 4-A-1,
                                                        4-A-2, 5-A-1, 5-A-2, 5-A-3, 6-A-1, 7-A-1, 8-A-1, S-IO, S-PO,
                                                        N-M, N-B-1,  N-B-2,  N-B-3,  S-B-1,  S-B-2,  S-B-3,  T-A-1A,
                                                        T-A-1B,  T-A-2, T-A-3,  T-A-4, T-A-5, T-A-6, T-A-7,  T-A-P1,
                                                        T-A-P2, T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered  Shifting Interest  Certificates:           N-B-4, N-B-5, N-B-6, S-B-4, S-B-5 and S-B-6
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered   Overcollateralized   Certificates:        CE  and  P
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates:                               N-B-4, N-B-5, N-B-6, S-B-4, S-B-5, S-B-6, CE and P
------------------------------------------------------------------------------------------------------------------------------------
Senior Shifting Interest Certificates:                  1-A-R,  1-A-1,  1-A-2,  1-PO, 2-A-1,  2-A-2,  2-A-3,  2-A-4,
                                                        2-A-5, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,
                                                        2-A-13,  2-A-14,  2-A-15,  3-A-1, 3-A-2, 3-A-3, 3-IO, 4-A-1,
                                                        4-A-2,  5-A-1,  5-A-2,  5-A-3, 6-A-1, 7-A-1, 8-A-1, S-IO and
                                                        S-PO
------------------------------------------------------------------------------------------------------------------------------------
Senior  Overcollateralized  Certificates:               T-A-1A,  T-A-1B,  T-A-2,  T-A-3, T-A-4, T-A-5, T-A-6, T-A-7,
                                                        T-A-P1 and T-A-P2
------------------------------------------------------------------------------------------------------------------------------------
Senior  Certificates:                                   1-A-R,  1-A-1,  1-A-2,  1-PO, 2-A-1,  2-A-2,  2-A-3,  2-A-4,
                                                        2-A-5, 2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11,  2-A-12,
                                                        2-A-13,  2-A-14,  2-A-15,  3-A-1, 3-A-2, 3-A-3, 3-IO, 4-A-1,
                                                        4-A-2, 5-A-1, 5-A-2, 5-A-3, 6-A-1, 7-A-1, 8-A-1, S-IO, S-PO,
                                                        T-A-1A,  T-A-1B,  T-A-2,  T-A-3, T-A-4, T-A-5, T-A-6, T-A-7,
                                                        T-A-P1 and T-A-P2
------------------------------------------------------------------------------------------------------------------------------------
Senior Non-PO Shifting Interest Certificates:           1-A-R,  1-A-1,  1-A-2,  2-A-1,  2-A-2,  2-A-3, 2-A-4, 2-A-5,
                                                        2-A-6, 2-A-7, 2-A-8, 2-A-9, 2-A-10,  2-A-11, 2-A-12, 2-A-13,
                                                        2-A-14,  2-A-15,  3-A-1,  3-A-2,  3-A-3, 3-IO, 4-A-1, 4-A-2,
                                                        5-A-1, 5-A-2, 5-A-3, 6-A-1, 7-A-1, 8-A-1 and S-IO
------------------------------------------------------------------------------------------------------------------------------------
Group  1  Certificates:                                 1-A-R,   1-A-1,   1-A-2  and  1-PO
------------------------------------------------------------------------------------------------------------------------------------
Group 2 Certificates:                                   2-A-1,  2-A-2,  2-A-3,  2-A-4,  2-A-5,  2-A-6, 2-A-7, 2-A-8,
                                                        2-A-9, 2-A-10, 2-A-11, 2-A-12, 2-A-13, 2-A-14 and 2-A-15
------------------------------------------------------------------------------------------------------------------------------------
Group 3 Certificates:                                   3-A-1,   3-A-2,   3-A-3  and  3-IO
------------------------------------------------------------------------------------------------------------------------------------
Group 4   Certificates:                                 4-A-1 and 4-A-2
------------------------------------------------------------------------------------------------------------------------------------
Group 4 Components:                                     4-S-IO and 4-S-PO
------------------------------------------------------------------------------------------------------------------------------------
Group 5 Certificates:                                   5-A-1, 5-A-2 and 5-A-3
------------------------------------------------------------------------------------------------------------------------------------
Group 5 Components:                                     5-S-IO and 5-S-PO
------------------------------------------------------------------------------------------------------------------------------------
Group 6 Certificates:                                   6-A-1
------------------------------------------------------------------------------------------------------------------------------------
Group 6 Components:                                     6-S-PO
------------------------------------------------------------------------------------------------------------------------------------
Group 7 Certificates:                                   7-A-1
------------------------------------------------------------------------------------------------------------------------------------
Group 8 Certificates:                                   8-A-1
------------------------------------------------------------------------------------------------------------------------------------


                                      S-11

Group 8 Components:                                     8-S-IO
------------------------------------------------------------------------------------------------------------------------------------
Class N-B Certificates:                                 N-B-1, N-B-2, N-B-3, N-B-4, N-B-5 and N-B-6
------------------------------------------------------------------------------------------------------------------------------------
Class S-B Certificates:                                 S-B-1, S-B-2, S-B-3, S-B-4, S-B-5 and S-B-6
------------------------------------------------------------------------------------------------------------------------------------
Class B Certificates:                                   N-B-1,  N-B-2,  N-B-3,  N-B-4,  N-B-5,  N-B-6, S-B-1, S-B-2,
                                                        S-B-3, S-B-4, S-B-5 and S-B-6
------------------------------------------------------------------------------------------------------------------------------------
Mezzanine Certificates:                                 T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5
------------------------------------------------------------------------------------------------------------------------------------
Super Senior Shifting Interest Certificates:            1-A-1, 2-A-3, 2-A-7, 2-A-10 and 3-A-1
------------------------------------------------------------------------------------------------------------------------------------
Super Senior Overcollateralized  Certificates:          T-A-5, T-A-7 and T-A-P1
------------------------------------------------------------------------------------------------------------------------------------
Super Senior  Certificates:                             1-A-1, 2-A-3, 2-A-7, 2-A-10, 3-A-1, T-A-5, T-A-7 and T-A-P1
------------------------------------------------------------------------------------------------------------------------------------
Super Senior Support Shifting Interest Certificates:    1-A-2, 2-A-2, 2-A-5, 2-A-8 and 3-A-2
------------------------------------------------------------------------------------------------------------------------------------
Super Senior Support Overcollateralized  Certificates:  T-A-6 and T-A-P2
------------------------------------------------------------------------------------------------------------------------------------
Super Senior Support Certificates:                      1-A-2, 2-A-2, 2-A-5, 2-A-8, 3-A-2, T-A-6 and T-A-P2
------------------------------------------------------------------------------------------------------------------------------------
Floating Rate Certificates:                             2-A-10,  3-A-1, 3-A-2, T-A-1A,  T-A-2, T-A-4, T-A-7, T-A-P1,
                                                        T-A-P2, T-M-1, T-M-2, T-M-3, T-M-4 and T-M-5
------------------------------------------------------------------------------------------------------------------------------------
Inverse Floating Rate Certificates:                     3-A-3
------------------------------------------------------------------------------------------------------------------------------------
Interest Only  Certificates:                            2-A-4, 3-A-3, 3-IO, 4-A-2 and S-IO
------------------------------------------------------------------------------------------------------------------------------------
IO Components:                                          4-S-IO, 5-S-IO and 8-S-IO
------------------------------------------------------------------------------------------------------------------------------------
Principal Only Certificates:                            1-PO, 4-A-1 and S-PO
------------------------------------------------------------------------------------------------------------------------------------
PO Components:                                          4-S-PO, 5-S-PO and 6-S-PO
------------------------------------------------------------------------------------------------------------------------------------
PAC Certificates:                                       2-A-3, 2-A-5, 2-A-6, 2-A-7, 2-A-8 and 2-A-9
------------------------------------------------------------------------------------------------------------------------------------
TAC Certificates:                                       2-A-10 and 2-A-11
------------------------------------------------------------------------------------------------------------------------------------
Companion Certificates:                                 2-A-12
------------------------------------------------------------------------------------------------------------------------------------
Accrual Certificates:                                   2-A-11 and 2-A-12
------------------------------------------------------------------------------------------------------------------------------------
Accretion Directed Certificates:                        2-A-10 and 2-A-11
------------------------------------------------------------------------------------------------------------------------------------
Lockout Certificates:                                   2-A-1, 2-A-2, 5-A-1, T-A-5 and T-A-6
------------------------------------------------------------------------------------------------------------------------------------
Components:                                             4-S-IO, 4-S-PO, 5-S-IO, 5-S-PO, 6-S-PO and 8-S-IO
------------------------------------------------------------------------------------------------------------------------------------
Non-PO Components:                                      4-S-IO, 5-S-IO and 8-S-IO
------------------------------------------------------------------------------------------------------------------------------------
Residual Certificate:                                   1-A-R
------------------------------------------------------------------------------------------------------------------------------------

     The Senior Certificates and Components are divided into nine groups (each, a "Group"). The Group 1 Certificates form "Group 1," the Group 2 Certificates form "Group 2," the Group 3 Certificates form "Group 3," the Group 4 Certificates and Group 4 Components form "Group 4," the Group 5 Certificates and Group 5 Components form "Group 5," the Group 6 Certificates and Group 6 Components form "Group 6," the Group 7 Certificates form "Group 7," the Group 8 Certificates and Group 8 Components form "Group 8" and the Senior Overcollateralized Certificates form "Group T2."

     Because of the provisions related to cross-collateralization, Group 1, Group 2 and Group 3 may be also referred to as "Group N" and Group 4, Group 5, Group 6, Group 7 and Group 8 may be also referred to as "Group S." Group S and Group N are referred to collectively as the "Shifting Interest Groups."

     The Class N-M and Class N-B Certificates are subordinate to, and provide credit enhancement for, Group N. The Class S-B Certificates are subordinate to, and provide credit enhancement for, Group S. The Mezzanine Certificates are subordinate to, and provide credit enhancement for, the Senior Overcollateralized Certificates.

     The Mortgage Loans are divided into nine Loan Groups as described below under "--Mortgage Pool." Each Loan Group is comprised of full portions of certain Mortgage Loans and varying percentages of certain other Mortgage Loans. Except to the extent of cross-collateralization payments and payments of PO Deferred Amounts described in this prospectus supplement, the Group 1 Certificates will represent interests solely in Loan Group 1, the Group 2
Certificates  will  represent  interests  solely  in Loan  Group 2, the  Group 3
Certificates will represent interests solely in Loan Group 3, the Group 4 Certificates and Group 4 Components will represent interests solely in Loan Group 4, the Group 5 Certificates and Group 5 Components will represent interests solely in Loan Group 5, the Group 6 Certificates and Group 6
Components will represent interests solely in Loan Group 6, the Group 7 Certificates will represent interests solely in Loan Group 7 and the Group 8 Certificates and Group 8 Components will represent interests solely in Loan Group 8. The Class N-M and Class N-B Certificates will represent interests in

Loan Group 1, Loan Group 2 and Loan Group 3. The Class S-B Certificates will represent interests in Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8.

     The Overcollateralized Certificates represent interests solely in Loan Group T2.

     The Class 1-PO Certificates will represent a portion of the principal balance of the Discount Mortgage Loans in Loan Group 1 and each Component of the Class S-PO Certificates will represent a portion of the principal balance of the Discount Mortgage Loans in the related Loan Group. "Discount Mortgage Loans" are Mortgage Loans in Loan Group 1, Loan Group 4, Loan Group 5 and Loan Group 6 with Net Mortgage Interest Rates as of the Cut-off Date lower than 5.5000%, 5.5000%, 5.5000% and 4.5000%, respectively. There are no Discount Mortgage Loans in any Loan Group other than Loan Group 1, Loan Group 4, Loan Group 5 and Loan Group 6. Because the Class 1-PO Certificates and each Component of the Class S-PO Certificates represent an interest solely in the Discount Mortgage Loans in the related Loan Group, referred to as the PO portion, only principal payments, including prepayments of principal, and realized losses on the Discount Mortgage Loans will affect the Class 1-PO and Class S-PO Certificates. The portion of the total principal balance of the Mortgage Loans or portions thereof in Loan Group 1, Loan Group 4, Loan Group 5 and Loan Group 6 not represented by the Class 1-PO Certificates or the PO Component of the related Group is the non-PO portion and is represented by the Senior Non-PO Shifting Interest Certificates and Non-PO Components of such Group, if any, and the Class N-M and Class N-B Certificates, in the case of the Class 1-PO Certificates, or the Class S-B Certificates, in the case of the PO Components.

     The Class N-M and Class N-B Certificates are subordinated to the Senior Shifting Interest Certificates of Group N for distributions of principal and interest and for allocations of losses on the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, and the Class N-B Certificates with higher numerical designations are subordinated to the Class N-M Certificates and the Class N-B Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans. The Class S-B Certificates are subordinated to the Senior Shifting Interest Certificates of Group S for distributions of principal and interest and for allocations of losses on the Group 4 Mortgage Loans, the Group 5 Mortgage Loans, the Group 6 Mortgage Loans, the Group 7 Mortgage Loans and the Group 8 Mortgage Loans and the Class S-B Certificates with higher numerical designations are subordinated to the Class S-B Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Group 4 Mortgage Loans, the Group 5 Mortgage Loans, the Group 6 Mortgage Loans, the Group 7 Mortgage Loans and the Group 8 Mortgage Loans.

     The Mezzanine Certificates are subordinated to the Senior Overcollateralized Certificates for distributions of principal and interest and for allocations of losses on the Group T2 Mortgage Loans, and the Mezzanine Certificates with higher numerical designations are subordinated to the Mezzanine Certificates with lower numerical designations for distributions of principal and interest and for allocations of losses on the Group T2 Mortgage Loans.

     Only the Senior Certificates, the Mezzanine Certificates and the Class N-M, Class N-B-1, Class N-B-2, Class N-B-3, Class S-B-1, Class S-B-2 and Class S-B-3 Certificates are offered by this prospectus supplement.

     The Class N-B-4, Class N-B-5, Class N-B-6, Class S-B-4, Class S-B-5, Class S-B-6, Class CE and Class P Certificates are not offered by this prospectus supplement.

     Information provided about Non-Offered Certificates is included in this prospectus supplement to aid your understanding of the Offered Certificates.

Mortgage Pool

     The Issuing Entity will consist of nine loan groups ("Loan Group 1," "Loan Group 2," "Loan Group 3," "Loan Group 4," "Loan Group 5," "Loan Group 6," "Loan Group 7," "Loan Group 8" and "Loan Group T2" and each a "Loan Group") of fixed-rate mortgage loans (the "Group 1 Mortgage Loans," the "Group 2 Mortgage Loans," the "Group 3 Mortgage Loans," the "Group 4 Mortgage Loans," the "Group 5 Mortgage Loans," the "Group 6 Mortgage Loans," the "Group 7 Mortgage Loans," the "Group 8 Mortgage Loans" and the "Group T2 Mortgage Loans" and collectively the "Mortgage Loans") secured by first liens on one- to four-family properties.

     Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 are referred to collectively as the "Shifting Interest Loan Groups" and the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans, Group 6 Mortgage Loans, Group 7 Mortgage Loans and Group 8 Mortgage Loans are referred to collectively as the "Shifting Interest Mortgage Loans." Loan Group 1, Loan Group 2 and Loan Group 3 are referred to collectively as "Loan Group N," Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 are referred to collectively as "Loan Group S" and Loan Group 6, Loan Group 7 and Loan Group 8 are referred to collectively as "Apportioned Loan Group S." The Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans are referred to collectively as the "Group N Mortgage Loans," the Group 4 Mortgage Loans, Group 5 Mortgage Loans, Group 6 Mortgage Loans, Group 7 Mortgage Loans and Group 8 Mortgage Loans are referred to collectively as the "Group S Mortgage Loans" and the Group 6 Mortgage Loans, the Group 7 Mortgage Loans and the Group 8 Mortgage Loans are referred to collectively as the "Apportioned Group S Mortgage Loans."

     The principal balance of each Group N Mortgage Loan has been allocated, based on such Mortgage Loan's net mortgage interest rate, either (i) to one of the Loan Groups in Loan Group N only or (ii) between two Loan Groups in Loan Group N, based on two fixed percentages that differ among the Group N Mortgage Loans (in each case, the "Loan Group N Applicable Percentages"). Each Loan Group in Loan Group N consists of differing percentages of the interest on, and principal of, particular Group N Mortgage Loans, calculated so that the principal and interest due on each such Group N Mortgage Loan is treated as if that Group N Mortgage Loan were two Group N Mortgage Loans in two separate Loan Groups in Loan Group N bearing interest at two different designated net mortgage interest rates, one higher than and one lower than the original net mortgage interest rate of such Group N Mortgage Loan. This allocation will affect the rate of prepayment of the related Certificates in Group N because principal payments collected on each Group N Mortgage Loan may be allocated to two Loan Groups in Loan Group N and used to pay one or more classes of Certificates related to those Loan Groups. For further detail on the calculation of the Loan Group N Applicable Percentages applied to each Group N Mortgage Loan, see "The Mortgage Pool" in this prospectus supplement.

     Loan Group 1 consists of Group N Mortgage Loans with net mortgage interest rates less than or equal to 5.500% and a portion of Group N Mortgage Loans with net mortgage interest rates greater than 5.500% but less than 6.000%.

     Loan Group 2 consists of Group N Mortgage Loans with net mortgage interest rates equal to 6.000% and a portion of the Group N Mortgage Loans with net mortgage interest rates greater than 5.500% but less than 6.000% and a portion of the Group N Mortgage Loans with net mortgage interest rates greater than 6.000% but less than 7.000%.

     Loan Group 3 consists of a portion of the Group N Mortgage Loans with net mortgage interest rates greater than 6.000% but less than 7.000% and Group N Mortgage Loans with net mortgage interest rates equal to or greater than 7.000%.

     The principal balance of each Apportioned Group S Mortgage Loan has been allocated, based on such Mortgage Loan's net mortgage interest rate, either (i) to one of the Loan Groups in Apportioned Loan Group S only or (ii) between two Loan Groups in Apportioned Loan Group S, based on two fixed percentages that differ among the Apportioned Group S Mortgage Loans (in each case, the "Apportioned Loan Group S Applicable Percentages" and together with the Loan Group N Applicable Percentages, the "Applicable Percentages"). Each Apportioned Group S Loan Group consists of differing percentages of the interest on, and principal of, particular Apportioned Group S Mortgage Loans, calculated so that the principal and interest due on each such Apportioned Group S Mortgage Loan is treated as if that Apportioned Group S Mortgage Loan were two Apportioned Group S Mortgage Loans in two separate Loan Groups in Apportioned Loan Group S bearing interest at two different designated net mortgage interest rates, one higher than and one lower than the original net mortgage interest rate of such Apportioned Group S Mortgage Loan. This allocation will affect the rate of prepayment of the related Certificates in Group S because principal payments collected on each Apportioned Group S Mortgage Loan may be allocated to two Loan Groups in Apportioned Loan Group S and used to pay one or more classes of Certificates related to those Loan Groups. For further detail on the calculation of the Apportioned Loan Group S Applicable Percentages applied to each Apportioned Group S Mortgage Loan see "The Mortgage Pool" in this prospectus supplement.

     The principal balances of the Group 4 Mortgage Loans and Group 5 Mortgage Loans have not been apportioned to more than one Loan Group and references to "Applicable Percentages" for these Mortgage Loans shall be deemed to be 100%.

     Loan Group 6 consists of Apportioned Group S Mortgage Loans with net mortgage interest rates less than or equal to 4.500% and a portion of the Apportioned Group S Mortgage Loans with net mortgage interest rates greater than 4.500% but less than 5.250%.

     Loan Group 7 consists of Apportioned Group S Mortgage Loans with net mortgage interest rates equal to 5.250% and a portion of the Apportioned Group S Mortgage Loans with net mortgage interest rates greater than 4.500% but less than 5.250% and a portion of the Apportioned Group S Mortgage Loans with net mortgage interest rates greater than 5.250% but less than 5.500%.

     Loan Group 8 consists of a portion of the Apportioned Group S Mortgage Loans with net mortgage interest rates greater than 5.250% but less than 5.500% and Apportioned Group S Mortgage Loans with net mortgage interest rates equal to or greater than 5.500%.

     The Mortgage Loans were originated or acquired by ABN AMRO Mortgage Group, Inc., American Home Mortgage Corp., Bank of America, National Association, Countrywide Home Loans, Inc., GMAC Mortgage, LLC, MortgageIT, Inc., Wells Fargo Bank, N.A. and other originators that did not originate 10% or more of the aggregate unpaid principal balance of any Loan Group as of the Cut-off Date (collectively, the "Originators"). The percentage of the Mortgage Loans in each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate that were originated by each of the Originators that originated 10% or more of the aggregate unpaid principal balance of any Loan Group is set forth in the table under "The Mortgage Pool" in this prospectus supplement.

     The Depositor expects the Mortgage Loans to have the following approximate characteristics:

                                             Selected Group 1 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Range, Total or Percentage             Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                            156                                --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                              $56,172,373                            --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                  $119,942 to $1,500,000                  $632,268(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                         5.375% to 6.125%                       5.866%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                              0.250%                               --
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                              240 to 360 months                    358 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                   240 to 360 months                    359 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                          0 to 8 months                        1 month
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                    25.00% to 95.00%                       71.29%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                          9.80% to 63.20%                       35.40%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                      622 to 819                            753
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                               May 1, 2037                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                        16.47%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                        0.00%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                               0.00%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                        3.79%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                       1.96%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                              0.00%                               --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of
the Aggregate Unpaid Principal Balance:(2)
      California                                                                     61.30%                               --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                              2.67%                               --
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the Group N Mortgage Loans contributing to, or in, Loan Group 1 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N).
(2) Based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 1 (based on the Applicable Percentage).
(3) The balance shown is the average unpaid principal balance of the Group 1 Mortgage Loans.
(4) Excluding the Group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated.


                                  Selected Group 2 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                            Range, Total or Percentage             Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                            564                                --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                             $243,361,880                            --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                     0,300 to $3,000,000                  $583,889(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                         5.875% to 7.125%                       6.339%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                              0.250%                               --
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                              240 to 360 months                    358 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                   240 to 360 months                    359 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                         0 to 14 months                        1 month
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                    11.67% to 100.00%                      72.15%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                          1.29% to 68.31%                       36.77%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores(5)                                                                   617 to 819                            737
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                               May 1, 2037                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                        27.63%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                        0.27%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                               0.00%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                       12.79%                               --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                       2.07%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                              0.00%                               --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of
the Aggregate Unpaid Principal Balance:(2)
      California                                                                     36.38%                               --
      Florida                                                                        10.70%                               --
      Virginia                                                                        8.16%                               --
      Texas                                                                           5.66%                               --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                              1.08%                               --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the Group N Mortgage  Loans  contributing  to, or in, Loan Group 2
     (even if such Mortgage Loans also  contribute to another Loan Group in Loan
     Group N).
(2) Based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 2 (based on the Applicable Percentage).
(3)  The balance shown is the average  unpaid  principal  balance of the Group 2
     Mortgage Loans.
(4) Excluding the Group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(5) Excluding the Group 2 Mortgage Loans for which Credit Scores are not available.


                                       Selected Group 3 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Range, Total or Percentage         Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                                  347                             --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                                    $64,045,020                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                         $60,300 to $3,000,000               $544,576(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                               6.375% to 7.625%                    6.831%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                                    0.250%                            --
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                    240 to 360 months                 357 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                         240 to 360 months                 359 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                               0 to 14 months                    2 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                          36.45% to 100.00%                   75.87%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                                1.29% to 67.95%                    38.40%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores(5)                                                                         617 to 816                         722
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                     May 1, 2037                         --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                              32.31%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                              1.60%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                                     0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                             10.69%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                             1.74%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                                    0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of the Aggregate
Unpaid Principal Balance:(2)
      California                                                                           26.82%                               --
      Florida                                                                              13.77%                               --
      Maryland                                                                              6.32%                               --
      Texas                                                                                 5.81%                               --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                                    2.63%                               --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the Group N Mortgage  Loans  contributing  to, or in, Loan Group 3
     (even if such Mortgage Loans also  contribute to another Loan Group in Loan
     Group N).
(2) Based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 3 (based on the Applicable Percentage).
(3)  The balance shown is the average  unpaid  principal  balance of the Group 3
     Mortgage Loans.
(4) Excluding the Group 3 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(5) Excluding the Group 3 Mortgage Loans for which Credit Scores are not available.

                                      S-16

                                        Selected Group 4 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                    271                             --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                     $135,983,946                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                           $234,979 to $960,317                $501,786(1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                              5.500% to 6.500%                    5.786%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                              0.200% to 0.250%                    0.231%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                   263 to 329 months                 322 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                        300 to 360 months                 359 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                              31 to 52 months                   37 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                         27.88% to 95.00%                    70.78%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                               0.64% to 59.71%                    37.26%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                           620 to 816                         717
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                  October 1, 2034                       --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                                              5.52%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)                             0.81%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(3)                                    1.48%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(3)                                                             0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(1)                                                            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(3)                                   0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
Aggregate Unpaid Principal Balance(3):
      California                                                                          39.53%                            --
      New York                                                                             6.00%                            --
      Washington                                                                           5.15%                            --
      New Jersey                                                                           5.08%                            --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                                   2.00%                            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average  unpaid  principal  balance of the Group 4
     Mortgage Loans.
(2) Excluding the Group 4 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)  As a  percentage  of the unpaid  principal  balance of the Group 4 Mortgage
     Loans.

                                  Selected Group 5 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                   128                             --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                     $61,778,782                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                           $48,742 to $824,710                $482,647(1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                             5.000% to 6.250%                    5.702%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                             0.200% to 0.250%                    0.230%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                  204 to 327 months                 320 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                       240 to 360 months                 357 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                             33 to 47 months                   37 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                        32.68% to 90.00%                    71.68%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                             12.31% to 59.31%                    37.77%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                          625 to 817                         713
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                 August 1, 2034                        --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                                             1.46%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)                            0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(3)                                   1.63%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(3)                                                            0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(1)                                                           0.00%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(3)                                  0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
Aggregate Unpaid Principal Balance(3):
      California                                                                         39.96%                            --
      New Jersey                                                                          9.18%                            --
      Florida                                                                             6.42%                            --
      Massachusetts                                                                       5.52%                            --
      Virginia                                                                            5.35%                            --
      Texas                                                                               5.06%                            --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                                  1.87%                            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average  unpaid  principal  balance of the Group 5
     Mortgage Loans.
(2) Excluding the Group 5 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)  As a  percentage  of the unpaid  principal  balance of the Group 5 Mortgage
     Loans.



                                      S-17

                                       Selected Group 6 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                                 90                               --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                                   $11,892,224                          --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                         $57,923 to $855,213                 $382,393(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                              4.625% to 5.375%                     5.092%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                              0.200% to 0.250%                     0.236%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                   127 to 155 months                  136 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                           180 months                           --
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                              25 to 53 months                    44 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                         16.56% to 80.00%                     58.54%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                                     N/A                              --
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                           664 to 810                          745
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                   April 1, 2020                         --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                              0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                             1.83%                             --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                                    4.04%                             --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                             0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                            0.00%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                                   0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of the Aggregate
Unpaid Principal Balance:(2)
      California                                                                          32.62%                             --
      Texas                                                                               13.99%                             --
      Florida                                                                             12.61%                             --
      Minnesota                                                                            7.11%                             --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                                   3.56%                             --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the  Apportioned  Group S Mortgage Loans  contributing  to, or in,
     Loan Group 6 (even if such Mortgage  Loans also  contribute to another Loan
     Group in Apportioned Loan Group S.
(2) Based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 6 (based on the Applicable Percentage).
(3)  The balance shown is the average  unpaid  principal  balance of the Group 6
     Mortgage Loans.
(4)  Debt-to-Income Ratio was not calculated for any Group 6 Mortgage Loan.

                                 Selected Group 7 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Range, Total or Percentage        Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                                  162                         --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                                    $44,958,791                     --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                         $57,923 to $1,111,254           $390,862(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                               4.875% to 5.625%                5.406%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                               0.200% to 0.250%                0.232%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                    126 to 155 months             138 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                            180 months                      --
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                               25 to 54 months               42 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                          16.56% to 80.00%                60.06%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                                      N/A                         --
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                            651 to 811                     750
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                    April 1, 2020                    --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                               0.00%                        --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                              0.43%                        --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                                     2.27%                        --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                              0.00%                        --
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                             0.00%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                                    0.00%                        --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of the Aggregate
Unpaid Principal Balance:(2)
      California                                                                           30.66%                        --
      Florida                                                                              16.41%
      Washington                                                                            6.35%
      Texas                                                                                 5.95%
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                                    2.82%                        --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the  Apportioned  Group S Mortgage Loans  contributing  to, or in,
     Loan Group 7 (even if such Mortgage  Loans also  contribute to another Loan
     Group in Apportioned Loan Group S).
(2) Based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 7 (based on the Applicable Percentage).
(3)  The balance shown is the average  unpaid  principal  balance of the Group 7
     Mortgage Loans.
(4)  Debt-to-Income Ratio was not calculated for any Group 7 Mortgage Loan.



                                      S-18

                                    Selected Group 8 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans(1)                                                                90                               --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(2)                                                  $20,427,582                          --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance(1)                                                       $26,595 to $1,111,254                $335,884(3)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                             5.500% to 6.500%                     5.766%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                             0.200% to 0.250%                     0.231%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                  68 to 154 months                   135 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                       120 to 180 months                  178 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                             26 to 55 months                    43 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                        19.00% to 80.00%                     61.83%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(4)                                                                    N/A                              --
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                          662 to 804                          745
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                  March 1, 2020                         --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(2)                                             0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(2)                            2.93%                             --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(2)                                   1.47%                             --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(2)                                                            0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(2)                                                           0.00%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(2)                                  0.00%                             --
------------------------------------------------------------------------------------------------------------------------------------
Geographic  Concentration  of Mortgaged  Properties  in Excess of 5% of the Aggregate
Unpaid Principal Balance:(2)
      California                                                                         31.46%                             --
      Florida                                                                             7.40%
      Missouri                                                                            6.72%
      Illinois                                                                            5.50%
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(2)                                                  3.56%                             --
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the  Apportioned  Group S Mortgage Loans  contributing  to, or in,
     Loan Group 8 (even if such Mortgage  Loans also  contribute to another Loan
     Group in Apportioned Loan Group S).
(2) Based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 8 (based on the Applicable Percentage).
(3)  The balance shown is the average  unpaid  principal  balance of the Group 8
     Mortgage Loans.
(4)  Debt-to-Income Ratio was not calculated for any Group 8 Mortgage Loan.

                               Selected Group T2 Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 Range, Total or Percentage         Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                    1,729                            --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                      $399,711,071                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                            $25,888 to $2,000,000               $231,180(1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                               5.750% to 10.000%                   7.098%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                               0.250% to 1.400%                    0.250%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                    175 to 359 months                 353 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                         180 to 360 months                 355 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                                1 to 9 months                    2 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                          14.69% to 95.00%                    72.66%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                                2.34% to 50.20%                    36.80%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                            620 to 818                         700
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                    April 1, 2037                        --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                                              50.34%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)                             23.28%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(3)                                    23.78%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(3)                                                              1.32%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(1)                                                             0.00%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(3)                                    0.04%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
Aggregate Unpaid Principal Balance(3):
      California                                                                           18.88%                            --
      Florida                                                                              10.69%                            --
      New York                                                                              9.24%                            --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                                    0.50%                            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average unpaid  principal  balance of the Group T2
     Mortgage Loans.
(2) Excluding the Group T2 Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)  As a percentage  of the unpaid  principal  balance of the Group T2 Mortgage
     Loans.



                                      S-19

                                  Selected Group N Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                    622                             --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                     $363,579,273                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                           $60,300 to $3,000,000               $584,533(1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                              5.375% to 7.625%                    6.352%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                                   0.250%                            --
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                   240 to 360 months                 358 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                        240 to 360 months                 359 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                              0 to 14 months                     1 month
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                         11.67% to 100.00%                   72.67%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                               1.29% to 68.31%                    36.85%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores(3)                                                                        617 to 819                         737
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                    May 1, 2037                         --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(4)                                             26.73%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(4)                             0.46%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(4)                                    0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(4)                                                            11.03%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(1)                                                            1.99%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(4)                                   0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
Aggregate Unpaid Principal Balance(4):
      California                                                                          38.55%                            --
      Florida                                                                             10.20%                            --
      Virginia                                                                             6.64%
      Texas                                                                                5.57%
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(4)                                                   0.83%                            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average  unpaid  principal  balance of the Group N
     Mortgage Loans.
(2) Excluding the Group N Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3) Excluding the Group N Mortgage Loans for which Credit Scores are not available.
(4)  As a  percentage  of the unpaid  principal  balance of the Group N Mortgage
     Loans.

                               Selected Group S Mortgage Loan Data as of May 1, 2007
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Range, Total or Percentage          Weighted Average
------------------------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                                    613                             --
------------------------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance                                                     $275,041,324                         --
------------------------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balance                                                           $26,595 to $1,111,254               $448,681(1)
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest Rates                                                               4.625% to 6.500                    5.673%
------------------------------------------------------------------------------------------------------------------------------------
Administrative Fee Rate                                                              0.200% to 0.250%                    0.231%
------------------------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity                                                   68 to 329 months                  270 months
------------------------------------------------------------------------------------------------------------------------------------
Original Term                                                                        120 to 360 months                 308 months
------------------------------------------------------------------------------------------------------------------------------------
Loan Age                                                                              25 to 55 months                   39 months
------------------------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                                         16.56% to 95.00%                    68.03%
------------------------------------------------------------------------------------------------------------------------------------
Debt-to-Income Ratio(2)                                                               0.64% to 59.71%                    37.42%
------------------------------------------------------------------------------------------------------------------------------------
Credit Scores                                                                           620 to 817                         725
------------------------------------------------------------------------------------------------------------------------------------
Latest Maturity Date                                                                  October 1, 2034                       --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Interest Only Mortgage Loans(3)                                              3.06%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Secured by Investor Properties(3)                             0.77%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans with Prepayment Charges(3)                                    1.75%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Balloon Loans(3)                                                             0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Buy-Down Loans(1)                                                            0.00%
------------------------------------------------------------------------------------------------------------------------------------
Percentage of Mortgage Loans Covered by LPMI Policies(3)                                   0.00%                            --
------------------------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged Properties in Excess of 5% of the
Aggregate Unpaid Principal Balance(3):
      California                                                                          37.28%                            --
      Florida                                                                              7.31%                            --
------------------------------------------------------------------------------------------------------------------------------------
Maximum Single Zip Code Concentration(3)                                                   0.99%                            --
------------------------------------------------------------------------------------------------------------------------------------

(1)  The balance shown is the average  unpaid  principal  balance of the Group S
     Mortgage Loans.
(2) Excluding the Group S Mortgage Loans for which no Debt-to-Income Ratio was calculated.
(3)  As a  percentage  of the unpaid  principal  balance of the Group S Mortgage
     Loans.

     The characteristics of any Loan Group may change because:

     o    Prior to the issuance of the  Certificates,  the  Depositor may remove
          Mortgage Loans from the mortgage pool. The Depositor also may substitute new Mortgage Loans for Mortgage Loans in the mortgage pool prior to the Closing Date.


     o After the issuance of the Certificates, Mortgage Loans in the mortgage pool may be removed from the Issuing Entity because of repurchases by the Depositor, the Sponsor, an Originator or North Fork Bank, as applicable, for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the Closing Date, the Depositor, the Sponsor or an Originator may make substitutions for these Mortgage Loans. In addition, certain of the Originators will be required to repurchase from the Issuing Entity Mortgage Loans for which any of the first three scheduled monthly payments due after their purchase by the Sponsor becomes 30 or more days delinquent.

     See "The Pooling and Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans" in this prospectus supplement for a discussion of the circumstances under which the Depositor, the Sponsor, North Fork Bank or an Originator may be required to repurchase or substitute for Mortgage Loans. These removals and/or substitutions may result in changes in the Loan Group characteristics. These changes may affect the weighted average lives and yields to maturity of the Offered Certificates.

     Additional information on each Loan Group, Loan Group N in the aggregate and Loan Group S in the aggregate appears under "The Mortgage Pool" in this prospectus supplement and in the tables in Appendix A, and information regarding repurchases and substitutions of the Mortgage Loans after the Closing Date will be available on the Issuing Entity's monthly distribution reports on Form 10-D. See "Reports to Certificateholders" in this prospectus supplement.

Administrative Fees; Securities Administrator and Master Servicer Compensation; Swap Payments

     The administrative fees for the Mortgage Loans are payable out of the interest payments on the Mortgage Loans, prior to any distributions to certificateholders. The administrative fees, which consist of (i) the servicing fees and (ii) with respect to any Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the related premium that will be paid by the applicable Servicer, accrue on the Mortgage Loans at the rates set forth in the table below. In addition to the servicing fees, each Servicer will be entitled to retain as additional servicing compensation (i) any ancillary income, consisting of late payment fees, assumption fees and other similar charges, (ii) any prepayment interest excess and any net income from investment of funds in the related servicer custodial account and (iii) any profits from the liquidation of Mortgage Loans serviced by such Servicer.

                                        Administrative Fee Rates

                                                                                    Rate
Fees                                                                              (per annum)
-----------------------------------------------------------------------  ----------------------------------------------
Servicing Fee Rate                                                              0.20% to 0.25%
LPMI Premium Rate for Mortgage Loans covered by lender-paid
primary mortgage  insurance policies                                            0.60% to 1.15%

     The Securities Administrator will receive as its compensation net income from the investment of funds in the certificate account. The Master Servicer will receive as its compensation net income from the investment of funds in the related master servicer custodial account.

     See "The Pooling and Servicing Agreement and the Servicing Agreements--Compensation and Payment of Expenses of the Transaction Parties" in this prospectus supplement for more information about fees and expenses of the Servicers, the Securities Administrator and the Master Servicer.

     With respect to each of the two interest rate swap agreements, the applicable Swap Provider is entitled to a fixed-rate payment (calculated on a 30/360 basis) equal to the product of (x) an annual rate of 5.0250% or 4.9703% (depending on the interest rate swap agreement) and (y) the swap notional amount set forth in Appendix E for such Distribution Date for such interest rate swap agreement. The supplemental interest trust is entitled with respect to each interest rate swap agreement to a floating-rate payment (calculated on an actual/360 basis) equal to the product of (x) one-month LIBOR (calculated as described in such interest rate swap agreement) and (y) the swap notional amount set forth in Appendix E for such interest rate swap agreement for such Distribution Date. Only the net amount of the two obligations with respect to each interest rate swap agreement will be paid by the appropriate party. See "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates" in this prospectus supplement.

Optional Termination

     The Master Servicer will have the option to purchase all the Shifting Interest Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Shifting Interest Mortgage Loans, subject to certain conditions described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement. This option can be exercised when the aggregate stated principal balance of the Shifting Interest Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Shifting Interest Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

     The applicable NIMS Insurer, if any, will have the option to purchase all the Group T2 Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Group T2 Mortgage Loans, subject to certain conditions described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate stated principal balance of the Group T2 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group T2 Mortgage Loans as of the Cut-off Date; provided, however, any such optional termination will be permitted only pursuant to a "qualified liquidation" as defined under
Section 860F of the Internal Revenue Code of 1986, as amended.

     If one of these options is exercised, the related Certificates outstanding at that time will be retired earlier than would otherwise be the case.

     See "Payment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

Final Scheduled Distribution Date

     The final scheduled distribution date for the Group 1, Group 2, Group 3, Class N-M and Class N-B Certificates will be the Distribution Date in June 2037. The final scheduled distribution date for the Group 4, Group 5, Group 6, Group
7, Group 8, Class S-IO, Class S-PO and Class S-B Certificates will be the Distribution Date in November 2034. The final scheduled distribution date for the Offered Overcollateralized Certificates will be the Distribution Date in May 2037. The final scheduled distribution date represents the Distribution Date in the month following the latest maturity date of any related Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the applicable final scheduled distribution date.

Denominations and Form

     The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only. The Class 1-A-R Certificate will be issued in definitive, fully-registered form. The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                                 Form and Denominations of Offered Certificates

                                                                                Original              Minimum         Incremental
Class                                                                         Certificate Form       Denomination     Denomination
Senior Certificates (other than as indicated below)..................            Book-Entry            $1,000             $1
Class 1-A-R Certificate..............................................            Definitive            $100               N/A
Class 3-IO Certificates(1)...........................................            Book-Entry            $424,063           N/A
Class 2-A-4, 3-A-3, 4-A-2 and S-IO Certificates(1)...................            Book-Entry            $1,000,000         $1
Class 1-PO, 4-A-1, S-PO, N-M, N-B-1, N-B-2, N-B-3, S-B-1, S-B-2, S-B-3 and
Mezzanine Certificates...............................................            Book-Entry            $25,000            $1

----------------
     (1)  Denomination expressed in initial notional amount.

Priority of Distributions on the Shifting Interest Certificates

     Distributions on (i) the Senior Shifting Interest Certificates and Components of each Group (except to the extent of cross-collateralization payments and PO Deferred Amounts) will be made on each Distribution Date from the Pool Distribution Amount for the related Loan Group, (ii) the Class N-M Certificates and Class N-B Certificates will be made on each Distribution Date from the Pool Distribution Amounts for Loan Group N and (iii) the Class S-B Certificates will be made on each Distribution Date from the Pool Distribution Amounts for Loan Group S, in the following order of priority:

--------------------------------------------------------------------------------
   first, to the Senior Shifting Interest Certificates and Components of the related Shifting Interest Group entitled to receive distributions of interest, as set forth in this prospectus supplement
                    under "Description of Shifting Interest
 Certificates--Interest on the Shifting Interest Certificates," to pay interest;
--------------------------------------------------------------------------------
                                        |
                                        |
                                        v
--------------------------------------------------------------------------------
   second, to the Senior Shifting Interest Certificates and Components of the related Shifting Interest Group entitled to receive distributions of principal, as set forth in this prospectus supplement under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates," to pay
                                   principal;
--------------------------------------------------------------------------------
                                        |
                                        |
                                        v
--------------------------------------------------------------------------------
     third, to the Class 1-PO Certificates and the PO Components, to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Class N-M and Class
  N-B Certificates, in the case of the Class 1-PO Certificates or the Class S-B
                 Certificates, in the case of the PO Components;
--------------------------------------------------------------------------------
                                        |
                                        |
                                        v
--------------------------------------------------------------------------------
    fourth, subject to any payments described under "Description of Shifting Interest Certificates--Cross-Collateralization," to the Class N-M Certificates and then to each class of Class B Certificates, in the order of numerical class designation beginning with the Class N-B-1 or Class S-B-1 Certificates, first to pay interest and then to pay principal; and
--------------------------------------------------------------------------------
                                        |
                                        |
                                        v
--------------------------------------------------------------------------------
          fifth, to the Class 1-A-R Certificate, any remaining amounts.
--------------------------------------------------------------------------------

     All of the distributions described above are subject to the limitations set forth in this prospectus supplement under "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" and "--Principal on the Shifting Interest Certificates."

     If you are purchasing Accrual Certificates, you may not receive current interest distributions with respect to your Certificates until the class balance or class balances of the related Accretion Directed Certificates have been reduced to zero as discussed under "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" in this prospectus supplement or the class balances of the Class N-M Certificates and Class B Certificates have been reduced to zero. Until then, interest which would otherwise be distributed on your Accrual Certificates may be distributed instead as principal to the holders of the related class or classes of Accretion Directed Certificates as described under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" in this prospectus supplement. Any interest not distributed on your Accrual Certificates as described in this paragraph will be added to the class balance of your Accrual Certificates.

     Because interest that would otherwise be distributed on the Class 2-A-12 Certificates, which are Accrual Certificates, is paid after principal is distributed on the Group 2 Certificates as described under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount" in this prospectus supplement and only if the TAC Certificates have not received a distribution equal to their aggregate targeted balance, on certain Distribution Dates this interest for the Class 2-A-12 Certificates will be distributed as principal of the Class 2-A-12 Certificates and an amount equal to this distribution of principal will be added to the class balance of the Class 2-A-12 Certificates, resulting in the equivalent of a current interest distribution.

     The source of the distributions to holders of the Shifting Interest Certificates is more fully described under "Description of Shifting Interest Certificates--Pool Distribution Amount" in this prospectus supplement. The amount of interest and principal distributions on each class of Shifting Interest Certificates is more fully described under "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" and "--Principal on the Shifting Interest Certificates" in this prospectus supplement.

Interest Distributions on the Shifting Interest Certificates

     The amount of interest that will accrue on each interest-bearing class of Shifting Interest Certificates or, in the case of the Class S-IO Certificates, each IO Component, during each interest accrual period is equal to:

     o interest accrued at the applicable pass-through rate on such class or Component during the related interest accrual period, minus

     o the amount allocated to such class or Component of certain interest shortfalls arising from the timing of prepayments on the related Shifting Interest Mortgage Loans and interest rate limitations applicable to certain military or similar personnel, as described under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest" and "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" in this prospectus supplement.

     The Class 1-PO, Class 4-A-1 and Class S-PO Certificates are Principal Only Certificates and will not be entitled to distributions of interest.

     See "General Description of  Certificates--Distributions"  and "Description
of  Shifting   Interest   Certificates--Interest   on  the   Shifting   Interest
Certificates" in this prospectus supplement.

Principal Distributions on the Shifting Interest Certificates

     On each Distribution Date, principal distributions in respect of the Shifting Interest Certificates and Components will be made in the order and priority described under "Description of Shifting Interest Certificates--Priority of Distributions on the Shifting Interest Certificates" in this prospectus supplement.

     On each Distribution Date on which the Class N-M Certificates and Class N-B Certificates are outstanding, the portion of principal received or advanced on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 1, Loan Group 2 and Loan Group 3 that is allocated to the Senior Non-PO Shifting Interest Certificates of the related Groups will be distributed as described in "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount" in this prospectus supplement. However, if the Class N-M Certificates and Class N-B Certificates are no longer outstanding, each Senior Non-PO Shifting Interest Certificate in Group 1, Group 2 and Group 3 will generally receive principal pro rata according to its class balance. The Class 1-PO Certificates will generally receive principal as described in "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--PO Principal Distribution Amount" in this prospectus supplement.

     On each Distribution Date on which the Class S-B Certificates are outstanding, the portion of principal received or advanced on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7 and Loan Group 8 that is allocated to the Senior Non-PO Shifting Interest Certificates and Non-PO Components of the related Groups will be distributed as described in "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount" in this prospectus supplement. However, if the Class S-B Certificates are no longer outstanding, each Senior Non-PO Shifting Interest Certificate and Non-PO Component in Group 4, Group 5, Group 6,

Group 7 and Group 8 will generally receive principal pro rata according to its class balance or component balance. The Class S-PO Certificates will generally receive principal as described in "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--PO Principal Distribution Amount" in this prospectus supplement

     The Class  2-A-4,  Class  3-A-3,  Class  3-IO,  Class  4-A-2 and Class S-IO
Certificates   are  Interest   Only   Certificates   and  are  not  entitled  to
distributions of principal.

Credit Support for the Shifting Interest Certificates

         Credit support for the Shifting Interest Certificates is provided by the following forms of credit enhancement:

     Subordination

     Credit support for the Shifting Interest Certificates is provided by subordination as follows:

                                 Subordination of Class N-M Certificates and Class N-B Certificates(1)

                                 -----------------------------------------------------------------
      Priority of Payment                                    Group N
                                                     (Credit Support 4.90%)
                                 -----------------------------------------------------------------
                                                            Class N-M
                                                       (Credit Support 3.15%)
                |                -----------------------------------------------------------------           ^
                |                                          Class N-B-1                                       |
                |                                      (Credit Support 1.90%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class N-B-2                                       |
                |                                      (Credit Support 1.25%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class N-B-3                                       |
                |                                      (Credit Support 0.85%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class N-B-4                                       |
                v                                      (Credit Support 0.50%)                                |
                                 -----------------------------------------------------------------
                                                           Class N-B-5
                                                       (Credit Support 0.20%)
                                 -----------------------------------------------------------------
                                                           Class N-B-6
                                                       (Credit Support 0.00%)
                                                                                                           Order of
                                                                                                        Loss Allocation
                                 -----------------------------------------------------------------

--------------
(1)  The credit  support  percentage  set forth in this chart  shows the initial class  balance  of the  classes  of Class  N-M  Certificates  and Class N-B
     Certificates  subordinate  to a class or  classes  as a  percentage  of the aggregate unpaid principal  balance of the Group N Mortgage Loans as of the
     Cut-off Date.

                                      S-25

                                     Subordination of Class S-B Certificates(1)

                                 -----------------------------------------------------------------
      Priority of Payment                                    Group S
                                                     (Credit Support 1.50%)
                                 -----------------------------------------------------------------
                                                            Class S-B-1
                                                       (Credit Support 0.60%)
                |                -----------------------------------------------------------------           ^
                |                                          Class S-B-2                                       |
                |                                      (Credit Support 0.40%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class S-B-3                                       |
                |                                      (Credit Support 0.25%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class S-B-4                                       |
                |                                      (Credit Support 0.15%)                                |
                |                -----------------------------------------------------------------           |
                |                                          Class S-B-5                                       |
                v                                      (Credit Support 0.10%)                                |
                                 -----------------------------------------------------------------
                                                           Class S-B-6
                                                       (Credit Support 0.00%)
                                                                                                           Order of
                                                                                                        Loss Allocation
                                 -----------------------------------------------------------------

--------------
(1) The credit support percentage set forth in this chart shows the initial class balance of the classes of Class S-B Certificates subordinate to a class or classes as a percentage of the aggregate unpaid principal balance of the Group S Mortgage Loans as of the Cut-off Date.

     See   "Description   of   Shifting   Interest   Certificates--Priority   of
Distributions on the Shifting Interest Certificates" and "--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement.

     Cross-Collateralization

     Under certain circumstances, certain principal payments on the Group 1 Mortgage Loans, Group 2 Mortgage Loans or Group 3 Mortgage Loans otherwise distributable to the Class N-M Certificates and Class N-B Certificates may be allocated to the Senior Non-PO Shifting Interest Certificates of the unrelated Shifting Interest Groups in Group N, and certain principal payments on the Group 4 Mortgage Loans, Group 5 Mortgage Loans, Group 6 Mortgage Loans, Group 7 Mortgage Loans or Group 8 Mortgage Loans otherwise distributable to the Class S-B Certificates may be allocated to the Senior Non-PO Shifting Interest Certificates and IO Components of the unrelated Shifting Interest Groups in Group S, each as discussed in "Description of Shifting Interest Certificates--Cross-Collateralization" in this prospectus supplement.

     Super Senior Support Shifting Interest Certificates

     After the Class N-M and Class N-B Certificates are no longer outstanding, any principal losses allocated to a class of Super Senior Shifting Interest Certificates will be borne by the related class of Super Senior Support Shifting Interest Certificates, for so long as such class of Super Senior Support Shifting Interest Certificates is outstanding.

     Shifting Interest in Prepayments

     Additional credit enhancement for the Senior Shifting Interest Certificates is provided by the allocation, subject to certain exceptions, of the applicable non-PO percentage of principal prepayments and certain liquidation proceeds on the Mortgage Loans contributing to, or in, a Shifting Interest Loan Group (based on the Applicable Percentages (other than in the case of Loan Group 4 or Loan Group 5)) to the Senior Non-PO Shifting Interest Certificates of the related Shifting Interest Group for the first five years after the Closing Date and the disproportionately greater allocation of prepayments to those Senior Shifting Interest Certificates over the following four years. This disproportionate allocation of prepayments and certain liquidation proceeds will accelerate the amortization of those Senior Shifting Interest Certificates relative to the amortization of the related Class N-M Certificates and Class B Certificates. As a result, the credit support percentage for those Senior Shifting Interest Certificates should be maintained and may be increased during the first nine years.

     See "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" in this prospectus supplement.

Interest Rate Cap Agreement for the Class 2-A-10 Certificates

     The Securities Administrator, on behalf of the Issuing Entity, will enter into an interest rate cap agreement with Bank of America, National Association, as cap provider, for the benefit of the Class 2-A-10 Certificates.

     With respect to the interest rate cap agreement, for any Distribution Date prior to and including the Distribution Date in December 2013, if one-month LIBOR, calculated for that Distribution Date by the Class 2-A-10 Cap Provider in accordance with the interest rate cap agreement, exceeds 5.40% per annum, the Class 2-A-10 Cap Provider will be obligated to pay to the Securities Administrator, for deposit into the reserve fund, an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR and 8.90% exceeds
(ii) 5.40%, (b) the lesser of (i) the class balance of the Class 2-A-10 Certificates prior to distributions on that Distribution Date and (ii) the related notional amount as set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The amount in the reserve fund on a Distribution Date will be used to make certain payments to the Class 2-A-10 Certificates on that Distribution Date as described in this prospectus supplement under "Description of Shifting Interest Certificates--Reserve Fund for the Class 2-A-10 Certificates."

     See "Description of Shifting Interest Certificates--Interest Rate Cap Agreement for the Class 2-A-10 Certificates" in this prospectus supplement.

Priority of Distributions on the Overcollateralized Certificates

     Interest distributions on the Overcollateralized Certificates will be made on each Distribution Date from the interest portion of collections on or related to the Group T2 Mortgage Loans, less certain expenses related to the Group T2 Mortgage Loans (such as Administrative Fees, reimbursements for advances made by the Servicers or the Master Servicer and payment of other expenses and indemnities described in this prospectus supplement) and amounts payable to the supplemental interest trust for the benefit of the Swap Providers and principal distributions on the Overcollateralized Certificates will be made on each Distribution Date from the principal portion of collections (less the amounts payable to the supplemental interest trust for the benefit of the Swap Providers, to the extent not covered by interest collections) on or related to the Group T2 Mortgage Loans, plus any excess interest paid as part of the Extra Principal Distribution Amount, in the following order of priority:


--------------------------------------------------------------------------------
                                    Interest
--------------------------------------------------------------------------------
first, from the net interest portion of collections on or related to the Group T2 Mortgage Loans, sequentially, as follows:

     (i) concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay current interest; and
     (ii) concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay accrued and unpaid interest from previous Distribution Dates;
--------------------------------------------------------------------------------
second, to each class of Mezzanine Certificates in numerical order, beginning with the Class T-M-1 Certificates, to pay current interest; and
--------------------------------------------------------------------------------
third, to be distributed as part of monthly excess cashflow with respect to the Overcollateralized Certificates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Principal (Before the Stepdown Date or when a Trigger Event is in Effect)
--------------------------------------------------------------------------------
first, from the net principal portion of collections on or related to the Group T2 Mortgage Loans, plus any excess interest paid as part of the Extra Principal Distribution Amount, to the Senior Overcollateralized Certificates to pay principal as set forth in this prospectus supplement under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Principal Distributions on the Overcollateralized Certificates";
--------------------------------------------------------------------------------
second, sequentially, to each class of Mezzanine Certificates in numerical order, beginning with the Class T-M-1 Certificates, to pay principal; and
--------------------------------------------------------------------------------
third, to be distributed as part of monthly excess cashflow with respect to the Overcollateralized Certificates.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Principal (On or After the Stepdown Date and as long as no Trigger Event is in
                                    Effect)
--------------------------------------------------------------------------------
first, from the net principal portion of collections on or related to the Group T2 Mortgage Loans, plus any excess interest paid as part of the Extra Principal Distribution Amount, to the Senior Overcollateralized Certificates to pay principal as set forth in this prospectus supplement under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Principal Distributions on the Overcollateralized Certificates";
--------------------------------------------------------------------------------
second, sequentially, to each class of Mezzanine Certificates in numerical order, beginning with the Class T-M-1 Certificates, up to their respective principal distribution amounts, to pay principal; and
--------------------------------------------------------------------------------
third, to be distributed as part of monthly excess cashflow with respect to the Overcollateralized Certificates.
--------------------------------------------------------------------------------

     On or after the aggregate class balance of the Mezzanine Certificates has been reduced to zero and so long as there is no overcollateralization, all principal distributions to the Senior Overcollateralized Certificates will be distributed concurrently on a pro rata basis, based on the class balance of each such class of Certificates, until the class balances of each such class has been reduced to zero.

     On each Distribution Date, the sum of remaining excess interest, remaining principal collections and excess overcollateralization amounts with respect to the Group T2 Mortgage Loans will be distributed in the following order of priority:

--------------------------------------------------------------------------------
                                 Excess Cashflow
--------------------------------------------------------------------------------
first, concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay any remaining current interest;
--------------------------------------------------------------------------------
second, concurrently, to the Senior Overcollateralized Certificates, pro rata, to pay any interest previously earned but not paid;
--------------------------------------------------------------------------------
third, to each class of Mezzanine Certificates in numerical order, beginning with the Class T-M-1 Certificates, first to pay current interest and then to pay interest previously earned but not paid;
--------------------------------------------------------------------------------
fourth, to the extent of amounts otherwise distributable to the Class CE Certificates, to the Senior Overcollateralized Certificates, pro rata, and then to the Mezzanine Certificates, in numerical order, to pay the difference between interest accrued based on the pool cap and their respective pass-through rates;
--------------------------------------------------------------------------------
fifth, concurrently, to each class of Senior Overcollateralized Certificates, pro rata, to reimburse for realized losses applied to each such class;
--------------------------------------------------------------------------------
sixth, to each class of Mezzanine Certificates in numerical order, beginning with the Class T-M-1 Certificates, to reimburse for realized losses applied to each such class;
--------------------------------------------------------------------------------
seventh, to the extent of amounts otherwise distributable to the Class CE Certificates, to the supplemental interest trust to fund any defaulted swap termination payment; and
--------------------------------------------------------------------------------
eighth, to the Class CE, Class P and Class 1-A-R Certificates, in the amounts specified in the pooling and servicing agreement.
--------------------------------------------------------------------------------

     The Class P Certificates will receive any prepayment charges paid by the mortgagors during the related Prepayment Period with respect to the Group T2 Mortgage Loans.

     The amount of interest and principal distributions on each class of Overcollateralized Certificates is more fully described under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Interest Distributions on the Overcollateralized Certificates" and "--Principal Distributions on the Overcollateralized Certificates" in this prospectus supplement.

Interest Distributions on the Overcollateralized Certificates

     The amount of interest that will accrue on each class of Offered Overcollateralized Certificates during each interest accrual period is equal to:

     o interest accrued at the applicable certificate interest rate on your certificate during the related interest accrual period, plus

     o any interest accrued during previous interest accrual periods which remains unpaid, minus

     o the amount allocated to your certificate of certain interest shortfalls arising from interest rate limitations applicable to certain military or similar personnel, as described under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Interest Distributions on the Overcollateralized Certificates" in this prospectus supplement.

     The interest accrual period for the Class T-A-1B, Class T-A-3, Class T-A-5 and Class T-A-6 Certificates is the one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs. Interest will be calculated for the Class T-A-1B, Class T-A-3, Class T-A-5 and Class T-A-6 Certificates on the basis of a 360-day year assumed to consist of twelve 30-day months.

     The interest accrual period for the Floating Rate Certificates is the period from the Distribution Date in the prior month (or the Closing Date, in the case of the first Distribution Date) through the day prior to the current Distribution Date. Interest will be calculated for the Floating Rate Certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

     There are certain circumstances which could reduce the amount of interest paid to you. See "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Interest Distributions on the Overcollateralized Certificates" in this prospectus supplement.

Principal Distributions on the Overcollateralized Certificates

     On each Distribution Date you will receive a distribution of principal if there are funds available on that date for your class of Overcollateralized Certificates. As described above under "Priority of Distributions on the Overcollateralized Certificates," prior to the stepdown date with respect to the Overcollateralized Certificates or in the event (i) a three-month rolling average of Group T2 Mortgage Loans two months or more past due or (ii) cumulative realized losses on the Group T2 Mortgage Loans exceed certain thresholds described under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Principal Distributions on the Overcollateralized Certificates," principal distributions will be made on the Senior Overcollateralized Certificates and no principal will be distributed on the Mezzanine Certificates or distributed as part of excess cashflow until the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero. You should review the priority of payments described under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Principal Distributions on the Overcollateralized Certificates" in this prospectus supplement.

Credit Support for the Offered Overcollateralized Certificates

     Credit support for the Offered Overcollateralized Certificates is provided by the following forms of credit enhancement:

     Monthly Excess Interest

     Because more interest is expected to be paid by the mortgagors on the Group T2 Mortgage Loans than is necessary to pay the interest earned on the Overcollateralized Certificates and because the aggregate class balance of the Overcollateralized Certificates is expected to be less than the aggregate Stated Principal Balance of the Group T2 Mortgage Loans, it is expected there will be excess interest each month. Any such excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the Overcollateralized Certificates, to cover cap carryover amounts and to reimburse the Overcollateralized Certificates for losses and certain shortfalls that they experienced previously. See "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates" in this prospectus supplement.

     Overcollateralization

     If the aggregate Stated Principal Balance of the Group T2 Mortgage Loans exceeds the aggregate class balance of the Overcollateralized Certificates, there is overcollateralization available to absorb losses on the Group T2 Mortgage Loans before such losses affect the Overcollateralized Certificates. On the Closing Date, the aggregate Stated Principal Balance of the Group T2 Mortgage Loans is expected to exceed the aggregate class balance of the Overcollateralized Certificates by approximately $3,795,971. This will result in overcollateralization equal to approximately 0.95% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the Cut-off Date. If the level of overcollateralization falls below the targeted overcollateralization amount for a Distribution Date, the excess interest described in the previous section will be paid to the Overcollateralized Certificates as principal. This will have the effect of reducing the aggregate class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Group T2 Mortgage Loans until the required level of overcollateralization is reached.

     Subordination

     On each Distribution Date, classes of Overcollateralized Certificates that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a Distribution Date to pay all classes of Offered Overcollateralized Certificates, the Mezzanine Certificates will be the first to forego payment. The chart below summarizes the relative seniority of the various classes of Offered Overcollateralized Certificates and indicates the initial and expected post-stepdown level of credit support provided to the various classes of Offered Overcollateralized Certificates. The initial credit support percentage shown below is the sum of the aggregate initial class balance of the class or classes of Overcollateralized Certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the initial aggregate Stated Principal Balance of the Group T2 Mortgage Loans and the expected credit support percentage after stepdown is the sum of the expected aggregate class balance of the class or classes of Overcollateralized Certificates subordinate to a class or classes plus the overcollateralization amount on the stepdown date with respect to the Overcollateralized Certificates as a percentage of the expected aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the end of the related collection period.

          Subordination of the Offered Overcollateralized Certificates

                  Class or Classes        Initial Credit Support       Targeted Credit Support
                     Senior                  Percentage                    Percentage after Stepdown
Priority of   Overcollateralized                 6.70%                                  13.40%                    ^
 Payment          Certificates                                                                                    |
    |              Class T-M-1                   3.85%                                   7.70%                    |
    |                                                                                                             |
    |              Class T-M-2                   2.45%                                   4.90%                    |
    |              Class T-M-3                   1.95%                                   3.90%               Order of Loss
    |                                                                                                         Allocation
    |              Class T-M-4                   1.45%                                   2.90%
    v              Class T-M-5                   0.95%                                   1.90%

     See "Description of Overcollateralized  Certificates--Distributions  on the
Overcollateralized   Certificates"   and   "--Allocation   of   Losses   to  the
Overcollateralized Certificates" in this prospectus supplement.

     Super Senior Support Overcollateralized Certificates

     After the Mezzanine Certificates are no longer outstanding, any principal losses allocated to the Super Senior Overcollateralized Certificates will be borne by the related Super Senior Support Overcollateralized Certificates for so long as the Super Senior Support Overcollateralized Certificates are outstanding. See "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates" in this prospectus supplement.

Interest Rate Support for the Overcollateralized Certificates

     Interest Rate Swap Agreements

     The Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, will enter into an interest swap agreement for the benefit of the Overcollateralized Certificates with Bank of America, National Association, as a Swap Provider and will enter into an interest rate swap agreement for the benefit of the Overcollateralized Certificates with The Bank of New York, as a Swap Provider. Under each interest rate swap agreement, on or before each Distribution Date, the supplemental interest trust will be obligated to make a fixed-rate payment (calculated on a 30/360 basis) equal to the product of (x) an annual rate of 5.0250% or 4.9703% (depending on the interest rate swap agreement) and (y) the swap notional amount set forth in Appendix E for such

Distribution Date for such interest rate swap agreement and the applicable Swap Provider will be obligated to make a floating-rate payment (calculated on an actual/360 basis) equal to the product of (x) one-month LIBOR (calculated as described in such interest rate swap agreement) and (y) the swap notional amount set forth in Appendix E for such Distribution Date for such interest rate swap agreement. With respect to each interest rate swap agreement, to the extent that the fixed-rate payment exceeds the floating-rate payment on any Distribution
Date, amounts otherwise available to holders of the Overcollateralized Certificates will be applied to make a net swap payment to the supplemental interest trust for payment to the applicable Swap Provider, and to the extent that the floating-rate payment exceeds the fixed-rate payment on any Distribution Date, the applicable Swap Provider will make a net swap payment for deposit into the supplemental interest trust and into the swap account.

     Upon early termination of an interest rate swap agreement, the supplemental interest trust or the applicable Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the applicable interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid to the supplemental interest trust and into the swap account for payment to the applicable Swap Provider on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to holders of the Overcollateralized Certificates. See "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates" in this prospectus supplement.

     Net swap payments and swap termination payments (other than defaulted swap termination payments) payable by the supplemental interest trust will be deducted from collections received on the Group T2 Mortgage Loans before distributions to holders of the Overcollateralized Certificates and will first be deposited into the swap account held by the supplemental interest trust before payment to the applicable Swap Provider.

     Interest   Rate  Cap   Agreement  for  the  Class  T-A-4  and  Class  T-A-7
Certificates

     The Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement for the benefit of the Class T-A-4 and Class T-A-7 Certificates with The Bank of New York, as Class T-A-4 and Class T-A-7 Cap Provider. Under the interest rate cap agreement, the Class T-A-4 and Class T-A-7 Cap Provider will be obligated to pay, on each Distribution Date, to the supplemental interest trust an amount equal to the product of (a) the excess, if any, of (i) the lesser of (x) one-month LIBOR (calculated as described in such interest rate cap agreement) and (y) 10.11% over (ii) the strike rate for such Distribution Date set forth on the applicable schedule set forth in Appendix E and (b) the lesser of (i) the aggregate class balance of the Class T-A-4 and Class T-A-7 Certificates prior to distributions on that Distribution Date and (ii) the sum of then-current notional amounts for the interest rate cap agreement set forth on the applicable schedule set forth in Appendix E, based on an "actual/360" basis until the interest rate cap agreement is terminated. Generally, these interest rate cap payments will be deposited into a separate trust account by the Supplemental Interest Trust Trustee and will be distributed after the distributions described under "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates" first to pay concurrently, to the Class T-A-4 and Class T-A-7 Certificates any remaining Cap Carryover Amounts, and second, to the Class CE Certificates, any remaining amounts. See "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates--Interest Rate Cap Agreement for the Class T-A-4 and T-A-7 Certificates" in this prospectus supplement.

NIMS Insurer

     After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. The insurer that would issue any financial guaranty insurance policy, if any, is referred to in this prospectus supplement as the "NIMS Insurer." The references to the NIMS Insurer in this prospectus supplement are applicable only if there is a NIMS Insurer for any net interest margin securities. If any net interest margin securities are so insured, the NIMS Insurer will have a number of rights under the pooling and servicing agreement, the exercise of which could adversely affect holders of certain Offered Overcollateralized Certificates. Any insurance policy issued by the NIMS Insurer will not cover, and will not benefit in any manner whatsoever, the Offered Certificates. See "Risk Factors--The Rights of the NIMS Insurer Could Adversely Affect the Offered Certificates" in this prospectus supplement for additional information.

Prepayment and Yield Considerations

     The  yields  to  maturity  and  weighted   average  lives  of  the  Offered
Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of interest and principal collections to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates, and, in the case of the Offered Overcollateralized Certificates, the relationship between payments made by the supplemental interest trust to the Swap Providers, if any, and payments made by the Swap Providers to the supplemental interest trust, if any.

     Because the Class 1-PO Certificates represent only the right to receive a portion of the principal received with respect to the Group 1 Discount Mortgage Loans and because each PO Component of the Class S-PO Certificates represent only the right to receive a portion of the principal received with respect to the Group S Mortgage Loans that are Discount Mortgage Loans, the yield to maturity on the Class S-PO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the Group S Mortgage Loans that are Discount Mortgage Loans.

     Because the notional amount of the Class 3-IO Certificates as of any Distribution Date will be based on the aggregate Stated Principal Balance of the Group 3 Mortgage Loans which are not Discount Mortgage Loans multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of such Mortgage Loans minus 7.00% and the denominator of which is equal to 7.00%, the yield to maturity on the Class 3-IO Certificates will be extremely sensitive to the rate and timing of principal payments on such Mortgage Loans, particularly such Mortgage Loans with higher mortgage interest rates.

     Because the notional amount of each Component of the Class S-IO Certificates as of any Distribution Date will be based on the aggregate Stated Principal Balance of the Group S Mortgage Loans in the related Loan Group which are not Discount Mortgage Loans multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of such Mortgage Loans minus 5.50% for each of Loan Group 4, Loan Group 5 and Loan Group 8 and the denominator of which is equal to 5.50%, the yield to maturity on the Class S-IO Certificates will be extremely sensitive to the rate and timing of principal payments on such Mortgage Loans, particularly such Mortgage Loans with higher mortgage interest rates.

     Because each class of Super Senior Support Shifting Interest Certificates will bear principal losses allocated to the related class or classes of Super Senior Shifting Interest Certificates, as well as its own share of such losses, once the Class N-M Certificates and Class N-B Certificates no longer are outstanding, the yield to maturity of a class of Super Senior Support Shifting Interest Certificates will be more sensitive to the amount and timing of losses on the related Shifting Interest Mortgage Loans than the related class of Super Senior Shifting Interest Certificates. See "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement.

     Because the Super Senior Support Overcollateralized Certificates will bear principal losses allocated to the Super Senior Overcollateralized Certificates, as well as their own share of such losses, once the Mezzanine Certificates no longer are outstanding and there is no overcollateralization, the yield to maturity of the Super Senior Support Overcollateralized Certificates will be more sensitive to the amount and timing of losses on the Group T2 Mortgage Loans than the classes of Super Senior Overcollateralized Certificates. See "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates" in this prospectus supplement.

     The yield to maturity of the Class N-M, Class N-B-1, Class N-B-2, Class N-B-3, Class S-B-1, Class S-B-2 and Class S-B-3 Certificates will be increasingly sensitive to the amounts and timing of losses on the related Shifting Interest Mortgage Loans due to the fact that, once the aggregate class balance of the more junior classes of related Class B Certificates has been reduced to zero, all losses will be allocated to the Class N-B-3, Class N-B-2, Class N-B-1 and Class N-M Certificates, with respect to losses on the Group N Mortgage Loans, sequentially in that order, and to the Class S-B-3, Class S-B-2 and Class S-B-1 Certificates, with respect to losses on the Group S Mortgage Loans, sequentially in that order, until the class balance of each such class has been reduced to zero.

     The yield to maturity on the Floating Rate Certificates will be sensitive to changes in the rate of One-Month LIBOR. The yield to maturity on the Inverse Floating Rate Certificates will be extremely sensitive to changes in the rate of

One-Month LIBOR. In the case of the Inverse Floating Rate Certificates, increases in One-Month LIBOR may result in a lower yield than you expected or a negative yield. In particular, if you are purchasing Inverse Floating Rate Certificates, which are also Interest Only Certificates, you should consider the risk that high constant rates of One-Month LIBOR combined with high constant prepayment rates on the Mortgage Loans may result in the failure to recover your initial investment.

     The yield to maturity of the Mezzanine Certificates, in order of numerical designation, will be increasingly sensitive to the amounts and timing of losses on the Group T2 Mortgage Loans due to the fact that, once there is no overcollateralization, all losses will be allocated to the Mezzanine Certificates, sequentially in reverse numerical order, until the class balance of each such class has been reduced to zero.

     Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which you will receive distributions of principal. Certain of the Mortgage Loans contain prepayment charges though and therefore the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. Since prevailing interest rates are subject to fluctuation, you may not be able to reinvest your distributions at yields equaling or exceeding the yields on the Offered Certificates. Yields on any reinvestments may be lower, and could be significantly lower, than the yields on your Offered Certificates.

     See "Prepayment and Yield Considerations" in this prospectus supplement and in the prospectus.

                                           Weighted Average Lives (in years)(1)
                                                             PSA(2)

  Class                   0%                125%                250%               350%                450%                 600%

1-A-R                    0.07               0.07                0.07               0.07                0.07                 0.07
1-A-1                   19.77               10.10               6.32               4.81                3.88                 3.03
1-A-2                   19.77               10.10               6.32               4.81                3.88                 3.03
1-PO                    19.09               10.08               6.50               5.04                4.15                 3.31
2-A-1                   22.03               15.19              11.99               10.56               9.61                 7.04
2-A-2                   22.03               15.19              11.99               10.56               9.61                 7.04
2-A-3                   12.22               2.99                2.99               2.99                2.82                 2.45
2-A-4                   12.22               2.99                2.99               2.99                2.82                 2.45
2-A-5                   12.22               2.99                2.99               2.99                2.82                 2.45
2-A-6                   20.29               5.99                5.99               5.99                4.76                 3.75
2-A-7                   22.92               9.81                9.81               9.81                6.47                 4.63
2-A-8                   22.92               9.81                9.81               9.81                6.47                 4.63
2-A-9                   28.51               28.51              28.51               28.51               19.65                5.57
2-A-10                  27.68               16.78               6.61               2.70                1.99                 1.56
2-A-11                  29.90               29.82              29.11               6.58                3.49                 2.57
2-A-12                  29.93               29.88              29.77               7.16                0.07                 0.07
2-A-13                  19.39               7.67                4.27               3.23                2.68                 2.20
2-A-14                  29.40               21.71              12.42               7.91                5.86                 4.41
2-A-15                  29.80               26.94              18.85               12.83               7.55                 5.06
3-A-1                   21.03               10.44               6.41               4.82                3.86                 2.98
3-A-2                   21.03               10.44               6.41               4.82                3.86                 2.98
3-A-3                   21.03               10.44               6.41               4.82                3.86                 2.98
3-IO                    21.19               10.79               6.77               5.18                4.21                 3.32
4-A-1                   16.90               8.71                5.26               3.83                2.93                 2.09
4-A-2                   16.90               8.71                5.26               3.83                2.93                 2.09
5-A-1                   18.63               13.99              11.50               10.29               9.14                 6.54
5-A-2                   15.66               6.86                3.64               2.52                1.92                 1.38
5-A-3                   26.41               23.24              16.16               10.34               6.10                 4.17
6-A-1                    6.24               4.67                3.56               2.91                2.41                 1.85
7-A-1                    6.35               4.73                3.60               2.93                2.42                 1.85
8-A-1                    6.27               4.68                3.57               2.92                2.41                 1.85
S-IO                    16.23               8.51                5.24               3.86                2.99                 2.17
S-PO                    16.61               8.67                5.31               3.90                3.01                 2.18
N-M                     20.71               14.40              11.43               10.10               9.22                 8.36
N-B-1                   20.71               14.40              11.43               10.10               9.22                 8.36
N-B-2                   20.71               14.40              11.43               10.10               9.22                 8.36
N-B-3                   20.71               14.40              11.43               10.10               9.22                 8.36
S-B-1                   11.89               10.87               9.26               8.46                7.90                 7.32
S-B-2                   16.84               10.87               9.26               8.46                7.90                 7.32
S-B-3                   16.84               10.87               9.26               8.46                7.90                 7.32

                                      S-33

                                                                       PPC(2)
  Class                  0%                  50%                  100%               150%               200%

T-A-1A                  16.91                2.00                1.05                0.73                0.56
T-A-1B                  16.91                2.00                1.05                0.73                0.56
T-A-2                   25.59                5.70                2.50                1.64                1.21
T-A-3                   27.50               11.29                3.50                2.13                1.54
T-A-4                   29.00               18.47                7.42                2.77                1.95
T-A-5                   15.68                7.93                6.82                5.50                3.61
T-A-6                   15.68                7.93                6.82                5.50                3.61
T-A-7                   29.00               18.47                7.42                2.77                1.95
T-A-P1                  20.33                6.56                3.41                2.17                1.51
T-A-P2                  20.33                6.56                3.41                2.17                1.51
T-M-1                   26.36               11.17                5.76                4.11                3.72
T-M-2                   26.34               10.94                5.62                3.96                3.47
T-M-3                   26.30               10.69                5.46                3.85                3.34
T-M-4                   26.24               10.43                5.31                3.73                3.23
T-M-5                   26.09                9.91                5.01                3.54                3.12


-----------------

(1) Determined as described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement. Prepayments will not occur at any assumed rate shown or any other constant rate, and the actual weighted average lives of any or all of the classes of Offered Certificates are likely to differ from those shown, perhaps significantly.

(2) "PSA" is the Prepayment Standard Assumption and "PPC" is the Prepayment Curve, each of which is described under "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Federal Income Tax Consequences

     For federal income tax purposes, elections will be made to treat certain portions of the Issuing Entity (exclusive of the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement, the Class 2-A-10 Interest Rate Cap Agreement, the Class T-A-4 and Class T-A-7 Reserve Fund, the Class 2-A-10 Reserve Fund, the Interest Rate Swap Agreements, the Swap Account, the Supplemental Interest Trust, the Cap Carryover Reserve Account and certain other assets specified in the pooling and servicing agreement) as multiple separate "real estate mortgage investment conduits" (each, a "REMIC").

     o Each class of Offered Shifting Interest Certificates (other than the Class 2-A-10, Class S-IO, Class S-PO and Class 1-A-R Certificates), the Group 4 Components, the Group 5 Components, the Group 6 Components and the Group 8 Components will constitute a "regular interest" in a REMIC and will be treated as a debt instrument for federal income tax purposes.

     o The Class 2-A-10 Certificates will constitute (i) "regular interests" in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive payments from the Class 2-A-10 Reserve Fund. The right to receive payments from the Class 2-A-10 Reserve Fund in respect of the Class 2-A-10 Interest Rate Cap Agreement will be treated as an interest in a notional principal contract for federal income tax purposes.

     o    Each class of Offered Overcollateralized  Certificates will constitute
          (i) a "regular interest" in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust. The right to receive payments in respect of Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust will be treated as a notional principal contract for federal income tax purposes.

     o The Class 1-A-R Certificate will constitute the sole "residual interest" in each REMIC.

     Interest on the Offered Certificates must be included in your income under an accrual method of tax accounting, even if you are otherwise a cash method taxpayer.

     The Interest Only, Principal Only and Accrual Certificates will, and certain other classes of Offered Certificates may, depending on their respective issue prices, be issued with original issue discount for federal income tax purposes. If you hold such a Certificate, you will be required to include original issue discount in income as it accrues on a constant yield method, regardless of whether you receive concurrently the cash attributable to such original issue discount.

     The holder of the Class 1-A-R Certificate will be required to report as ordinary income or loss the net income or the net loss of each REMIC and will be required to fund tax liabilities with respect to any such net income although no cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Legal Investment

     If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Certificates. You are encouraged to consult your legal, tax and accounting advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of Offered Certificates.

     o The Senior Shifting Interest Certificates, the Senior Overcollateralized Certificates, the Class N-M, Class N-B-1, Class S-B-1 and Class T-M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or "SMMEA," so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     o The Class N-B-2, Class N-B-3, Class S-B-2, Class S-B-3, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates will not constitute "mortgage related securities" under SMMEA.

     See "Legal Investment Considerations" in the prospectus.

ERISA Considerations

     If you are a fiduciary or other person acting on behalf of or using assets of any employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or "ERISA," the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

     Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement, it is expected that the Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) may be purchased by plans if certain conditions are met. Prior to the termination of the supplemental interest trust, plans or persons purchasing on behalf of, or using assets of plans may only purchase Offered Overcollateralized Certificates if the purchase and holding of such certificates also meets the requirements of an investor based exemption issued by the Department of Labor or a statutory exemption. A fiduciary of a plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law.

     The Class 1-A-R Certificate may not be purchased by, on behalf of, or with the assets of, a plan.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan Considerations" in the prospectus.

Affiliations

     Bank of America, National Association, which is the Sponsor, a Swap Provider, a Cap Provider and a Servicer, is the direct parent of the Depositor and is an affiliate of Banc of America Securities LLC. Further, Wells Fargo Bank, N.A., which is the Securities Administrator, the Master Servicer and Supplemental Interest Trust Trustee, is also an Originator and a Servicer. In addition, ABN AMRO Mortgage Group, Inc., one of the Originators, is an affiliate of CitiMortgage, Inc., one of the Servicers and as of the date hereof, Bank of America Corporation, the parent of Bank of America, National Association and an affiliate of the Depositor and Banc of America Securities LLC, is currently in negotiations to acquire U.S. Trust Corporation, the parent of one of the Originators, from The Charles Schwab Corporation. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

     Wells Fargo Bank, N.A. serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank, N.A. are customary for the residential mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                  RISK FACTORS

     o The risk factors discussed below and under the heading "Risk Factors" in the prospectus describe the material risks of an investment in the Offered Certificates and should be carefully considered by all potential investors.

     o    The  Offered   Certificates  are  not  suitable  investments  for  all
          investors.

     o The Offered Certificates are complex financial instruments, so you should not purchase any Offered Certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage-backed securities.

     o    You  should  not   purchase  any  Offered   Certificates   unless  you
          understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those Offered Certificates.

General Risk Factors

Mortgage Loans Paying Interest Only During the Related Interest Only Period May Have a Higher Risk of Delinquency, Default or Rates of Prepayment

     Certain of the Mortgage Loans have an initial interest only period of up to fifteen years after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the Mortgage Loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these Mortgage Loans during their interest only period except in the case of a prepayment.

     After the initial interest only period, payments on a Mortgage Loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life (other than any balloon loan) and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of delinquency, default or prepayment under the related Mortgage Loan. In underwriting Mortgage Loans with interest only periods, originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these Mortgage Loans because they do not amortize during the related interest only period. Losses, to the extent not covered by credit enhancement, will be allocated to the related Certificates.

     The performance of mortgage loans with an initial interest only period may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Alternative Underwriting Standards May Increase Risk of Loss

     Certain  of  the  Mortgage  Loans  may  have  been   originated   using  an
Originator's "alternative" or "modified" underwriting standards.

     These underwriting standards are different from and, in certain respects, less stringent than the general underwriting standards employed by the applicable Originator. For example, certain of the Mortgage Loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the Mortgage Loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the applicable Originator's general underwriting standards. See "Prepayment and Yield Considerations" in this prospectus supplement.

The Rate of Default on Mortgage Loans that Are Secured by Investor Properties May be Higher than on Other Mortgage Loans

     The tables under the heading "Summary of Terms--The Mortgage Pool" list the expected approximate percentage of Mortgage Loans in each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate (each by aggregate Stated Principal Balance as of the Cut-off Date and, in the case of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 6, Loan Group 7 and Loan Group 8, based on Applicable Percentages) secured by investor properties.

     An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the related Servicer (because such Servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the related Certificates. A Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds or other recoveries in respect of the Mortgage Loan. Because of the priorities of distributions, shortfalls resulting from delinquencies that are not covered by advances or available credit enhancement will be borne first by the related Class N-M Certificates, Class B Certificates or Mezzanine Certificates (in reverse order of payment priority) and then by the related Senior Certificates.

     Net interest shortfalls on Shifting Interest Mortgage Loans will adversely affect the yields on the related Offered Shifting Interest Certificates. In addition, the non-PO percentage of the principal portion of realized losses on the Shifting Interest Mortgage Loans generally will be borne by the Class N-M and Class N-B Certificates, in the case of realized losses on the Group N Mortgage Loans, or the Class S-B Certificates, in the case of realized losses on the Group S Mortgage Loans, as described in this prospectus supplement under "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates." As a result, the yields on the Offered Shifting Interest Certificates will depend on the rate and timing of realized losses on the related Shifting Interest Mortgage Loans.

There Are Risks Relating to Mortgaged Properties Subject to Second Lien Mortgage Loans

     At the time of origination of certain of the Mortgage Loans, a lender other than the applicable Originator may have originated a second lien mortgage loan. Mortgage loans that have second lien mortgage loans encumbering the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Mortgage Loans with Large Principal Balances May Increase Risk of Loss on Certificates

     Mortgage Loans with large principal balances relative to the class balances of the classes of the related Class N-M Certificates, Class B Certificates or Mezzanine Certificates lower in order of payment priority may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the class balance of one or more of such classes.

     In addition, any realized loss that reduces the class balance of any of the Class N-M Certificates, Class B Certificates or Mezzanine Certificates decreases the subordination provided to the related Senior Certificates.

     The current principal balances of the Mortgage Loans and the percentages they represent of each Loan Group, of Loan Group N and Loan Group S in the aggregate and, in the case Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 6, Loan Group 7 and Loan Group 8, based on Applicable Percentages, are specified in Appendix A.

Inclusion of Mortgage Loans that have been Delinquent in the Past May Increase Risk of Loss

     Although all of the Mortgage Loans were current as of the Cut-off Date, approximately 2.00% of the Group 1 Mortgage Loans, approximately 0.92% of the Group 2 Mortgage Loans, approximately 1.53% of the Group 3 Mortgage Loans, approximately 1.43% of the Group 4 Mortgage Loans and approximately 1.84% of the Group 5 Mortgage Loans (in each case, by aggregate Stated Principal Balance and, in the case of Loan Group 1, Loan Group 2 and Loan Group 3, based on Applicable Percentages) have been 30 days delinquent once or more during the previous twelve months (for Loan Group 1, Loan Group 2 and Loan Group 3) or twenty-four months (for Loan Group 4 and Loan Group 5). Approximately 0.27% of the Group 2
Mortgage Loans, approximately 0.15% of the Group 3 Mortgage Loans and approximately 0.67% of the Group 5 Mortgage Loans (in each case, by aggregate Stated Principal Balance and, in the case of Loan Group 2 and Loan Group 3, based on Applicable Percentages) have been 30 days delinquent twice or more during the previous twelve months (for Loan Group 2 and Loan Group 3) or twenty-four months (for Loan Group 5). Approximately 0.58% of the Group 4 Mortgage Loans (by aggregate Stated Principal Balance) have been 30 days delinquent three times or more during the previous twenty-four months. Approximately 0.34% of the Group T2 Mortgage Loans (by aggregate Stated Principal Balance) have been 30 days delinquent once or more during the previous twelve months, and approximately 0.10% of the Group T2 Mortgage Loans (by aggregate Stated Principal Balance) have been 30 days delinquent twice or more during the previous twelve months. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

Credit Scores May Not Accurately Predict the Likelihood of Default

     The Originators generally use credit scores as part of their underwriting processes. The tables in Appendix A to this prospectus supplement show credit scores for the mortgagors obtained at the time of origination of their Mortgage Loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to any borrower's current credit score or the actual performance of any Mortgage Loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

Decrement and Sensitivity Tables Are Based Upon Assumptions and Models

     The decrement tables set forth in Appendix B to this prospectus supplement and the sensitivity tables set forth in Appendix D to this prospectus supplement have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans contributing to, or in, each Loan Group and the characteristics of the assumed mortgage loans used in preparing the related decrement tables and the sensitivity tables. Any such discrepancy may have an effect upon the percentages of initial class balances or initial notional amount outstanding set forth in the decrement tables (and the weighted average lives on the Offered Certificates) and the yields to maturity set forth in the yield tables. In addition, to the extent that the Mortgage Loans that actually are included contributing to, or in, a Loan Group have characteristics that differ from those assumed in preparing the related decrement tables and the sensitivity tables, the class balance or notional amount of a related class of Offered Certificates could be reduced to zero earlier or later than indicated by the related decrement tables and the yield to maturity may be higher or lower than indicated in the related sensitivity tables.

     The models used in this prospectus supplement for prepayments and defaults also do not purport to be an historical description of prepayment or default experience or a prediction of the anticipated rate of prepayment or default of any pool of mortgage loans, including the Mortgage Loans contained in the Issuing Entity. It is highly unlikely that the Mortgage Loans contributing to, or in, a Loan Group or Loan Groups will prepay or liquidate at any of the rates specified or that losses will be incurred according to one particular pattern. The assumed percentages of PSA and PPC and the loss severity percentages are for illustrative purposes only. For a description of PSA and PPC, see "Prepayment and Yield Considerations" in this prospectus supplement. The actual rates of prepayment and liquidation and loss severity experience of the Mortgage Loans contributing to, or in, a Loan Group or Loan Groups may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the Offered Certificates may differ from the weighted average lives shown in the tables on pages S-33 and S-34 of this prospectus supplement and in Appendix B to this prospectus supplement and the pre-tax yields to maturity for the Interest Only Certificates, Principal Only Certificates, Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates shown in the tables in Appendix D to this prospectus supplement may differ from the actual pre-tax yields realized on such Certificates.

There Is a Risk that Interest Payments on the Mortgage Loans May Be Insufficient to Pay Interest on Your Certificates

     When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged interest on the prepayment for the month in which the principal prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each Servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments in full and, other than with respect to CitiMortgage, Inc., partial prepayments on the Mortgage Loans it services, but in each case only up to the amount of compensating interest for such Distribution Date as described herein under "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest."

Limited Source of Payments - No Recourse to the Depositor, the Sponsor, the Originators, North Fork Bank, the Servicers, the Master Servicer, the Securities Administrator or the Trustee

     Proceeds of the Mortgage Loans (and, with respect to the Class T-A-4, Class T-A-7 and Class 2-A-10 Certificates, the applicable interest rate cap agreement, and, with respect to the Overcollateralized Certificates, the interest rate swap agreements) will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsor, the Originators, North Fork Bank, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor, the Sponsor, the Originators and North Fork Bank with respect to certain breaches of representations and warranties, and limited obligations of the Servicers with respect to their servicing obligations.

     Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Originators, North Fork Bank, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans (and, with respect to the Class T-A-4, Class T-A-7 and Class 2-A-10 Certificates, the applicable interest rate cap agreement, and, with respect to the Overcollateralized Certificates, the interest rate swap agreements) are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Originators, North Fork Bank, the Servicers, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates.

Limited Liquidity

     The Underwriter intends to make a market for purchase and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only Certificates, Principal Only Certificates, Floating Rate Certificates, Inverse Floating Rate Certificates, Super Senior Support Certificates, Class N-M Certificates, Class B Certificates or Mezzanine Certificates) will experience illiquidity.

Geographic Concentrations May Increase Risk of Loss Due to Adverse Economic Conditions or Natural Disaster

     At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. The tables in Appendix A list the expected concentrations of mortgaged properties in each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate (each by aggregate Stated Principal Balance as of the Cut-off Date and, in the case Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 6, Loan Group 7 and Loan Group 8, based on Applicable Percentages).

     Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the Mortgage Loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential   Real  Estate  Values  May  Fluctuate  and  Adversely  Affect  Your
Investment

     In the past year, delinquencies and defaults on mortgage loans generally have increased and may continue to increase in the future. In addition, there has been a proliferation in recent years of affordability products that provide for lower initial payments and/or little or no downpayment. As property values decline or stabilize after many years of robust gains and housing inventory for sale increases, it is likely that these negative performance trends will continue and may increase, especially as borrowers face increasing payments on adjustable rate and interest only mortgage loans and in an environment of increasingly restrictive lending standards. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage Loans and any secondary financing on the related mortgaged properties to approach or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than anticipated or in the Sponsor's prior securitizations involving the Depositor.

     In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Rights of Beneficial Owners May Be Limited by Book-Entry System

     All of the Offered Certificates, other than the Class 1-A-R Certificate, are Book-Entry Certificates and will be held through the book-entry system of The Depository Trust Company.

     Transactions in the Book-Entry Certificates generally can be effected only through DTC and Participants. As a result:

     o your ability to pledge Book-Entry Certificates to entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the lack of a physical certificate for your certificates; and

     o    under a book-entry format, you may experience delays in the receipt of
          payments,   since   distributions  will  be  made  by  the  Securities
          Administrator to DTC, and not directly to you.

     For a more detailed discussion of the Book-Entry Certificates, see "Description of Certificates--Book-entry Form" in the prospectus.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Certificates

     The mortgages or assignments of mortgage for some of the Mortgage Loans may have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the related Originator and its successors and assigns, including the Issuing Entity. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the Trustee, any related expenses will be paid by the Issuing Entity and will reduce the amount available to make distributions on the related certificates.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the Mortgage Loans.

The Depositor, the Sponsor, the Originators or North Fork Bank May Not Be Able to Repurchase Defective Mortgage Loans

     The Depositor, the Sponsor, the Originators and North Fork Bank will make various representations and warranties related to the Mortgage Loans. If the Depositor, the Sponsor, an Originator or North Fork Bank, as applicable, fails to cure a material breach of its representations and warranties with respect to any Mortgage Loan sold by it in a timely manner, then the Depositor, the Sponsor, that Originator or North Fork Bank, as applicable, would be required to repurchase, or in certain circumstances and other than in the case of North Fork Bank, substitute for, the defective Mortgage Loan. In addition, certain of the Originators will be required to repurchase from the Issuing Entity Mortgage Loans for which any of the first three scheduled monthly payments due after their purchase by the Sponsor becomes 30 or more days delinquent. It is possible that the Depositor, the Sponsor, an Originator or North Fork Bank may not be capable of repurchasing or substituting for any defective Mortgage Loans, for financial or other reasons. The inability of the Depositor, the Sponsor, an Originator or North Fork Bank to repurchase or substitute for defective Mortgage Loans would likely cause the Mortgage Loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the related Certificates could occur.

United States Military Operations May Increase Risk of Relief Act Shortfalls

     As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a Mortgage Loan, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans which will be borne by all classes of related Certificates. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations. See "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" and "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

Risk Factors Applicable to the Offered Shifting Interest Certificates

The Rate of Principal Payments on the Shifting Interest Mortgage Loans Will Affect the Yield on the Shifting Interest Offered Certificates

     Because principal prepayments (or the Applicable Percentages thereof) on the Mortgage Loans contributing to, or in, a Shifting Interest Loan Group will be distributed currently on the related Senior Shifting Interest Certificates and Components in the related Group and the Class N-M Certificates and related Class B Certificates, the rate of distributions of principal and the yield to maturity on your Shifting Interest Certificates will be directly related to (i) the rate of payments of principal on the related Shifting Interest Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the related Shifting Interest Mortgage Loans. Borrowers are permitted to prepay their Shifting Interest Mortgage Loans, in whole or in part, at any time. The principal payments on the Shifting Interest Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Shifting Interest Mortgage Loans.

     The rate of principal payments on the Shifting Interest Mortgage Loans will be affected by the following:

     o    the amortization schedules of the Shifting Interest Mortgage Loans;

     o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

     o liquidations of the properties that secure defaulted Shifting Interest Mortgage Loans;

     o repurchases of Shifting Interest Mortgage Loans by the Depositor, the Sponsor, the Originators or North Fork Bank, as applicable, as a result of defective documentation or breaches of representations or warranties or certain early payment defaults;

     o the exercise of due-on-sale clauses by the Servicers in connection with transfers of mortgaged properties;

     o the optional repurchase of all the Shifting Interest Mortgage Loans by the Master Servicer to effect a termination of the Issuing Entity when the aggregate Stated Principal Balance of the Shifting Interest Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Shifting Interest Mortgage Loans as of the Cut-off Date; and

     o    general  and  targeted   solicitations  for  refinancing  by  mortgage
          originators.

     The rate of principal payments on the Shifting Interest Mortgage Loans will depend greatly on the level of mortgage interest rates:

     o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Shifting Interest Mortgage Loans, the rate of prepayment is likely to increase.

     o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Shifting Interest Mortgage Loans, the rate of prepayment is likely to decrease.

     If you are purchasing Offered Shifting Interest Certificates at a discount, and specifically if you are purchasing the Class 1-PO, Class 4-A-1 or Class S-PO Certificates, you should consider the risk that if principal payments on the related Shifting Interest Mortgage Loans or, in the case of the Class 1-PO and Class S-PO Certificates, the related Discount Mortgage Loans, occur at a rate slower than you expected, your yield will be lower than you expected. See "Prepayment and Yield Considerations--Yield on the Class 1-PO and Class S-PO Certificates" and "--Yield on the Class 4-A-1 Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Principal Only Certificates. See Appendix D for tables demonstrating the particular sensitivity of the Principal Only Certificates to the rate of prepayments on the related Discount Mortgage Loans.

     If you are purchasing Offered Shifting Interest Certificates at a premium, or are purchasing Interest Only Certificates (which have no class balance), you should consider the risk that if principal payments on the related Shifting Interest Mortgage Loans or, in the case of the Class 3-IO and Class S-IO Certificates, the related Premium Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing Interest Only Certificates, you should consider the risk that a rapid rate of principal payments on the related Shifting Interest Mortgage Loans could result in your failure to recover your initial investment. See "Prepayment and Yield Considerations--Yield on the Class 2-A-4 and Class 4-A-2 Certificate," "--Yield on the Class 3-A-3 Certificates" and "--Yield on the Class 3-IO and Class S-IO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Interest Only Certificates. See Appendix D for tables demonstrating the particular sensitivity of the Interest Only Certificates to the rate of prepayments on the related Shifting Interest Mortgage Loans.

     If you are purchasing the Class 3-A-3 Certificates, which are Inverse Floating Rate Certificates, you should also consider the risk that a high rate of One-Month LIBOR may result in a lower actual yield than you expected or a negative yield. Because the Class 3-A-3 Certificates are also Interest Only Certificates, the yield on the Class 3-A-3 certificates will also be highly sensitive to the rate of principal payment on the Group N Mortgage Loans contributing to, or in, Loan Group 3. In particular, you should consider the risk that high constant rates of One-Month LIBOR or high constant prepayment rates on the Mortgage Loans contributing to, or in, Loan Group 3 may result in the failure to recover your initial investment. See "Prepayment and Yield Considerations--Yield on the Class 3-A-3 Certificates" in this prospectus supplement for a more detailed description of the risks associated with the purchase of the Class 3-A-3 Certificates, and Appendix D for a table demonstrating the particular sensitivity of the Class 3-A-3 Certificates to the rate of prepayments on the Mortgage Loans contributing to, or in, Loan Group 3 and to the rate of One-Month LIBOR.

     You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing Offered Shifting Interest Certificates.

     As described in this prospectus supplement under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates," the related senior prepayment percentage of the applicable non-PO percentage of principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) on the Shifting Interest Mortgage Loans initially will be distributed to the related classes of Senior Non-PO Shifting Interest Certificates and Non-PO Components that are entitled to receive principal prepayment distributions at that time. This may result in all (or a disproportionately high percentage) of those principal prepayments being distributed to the Senior Non-PO Shifting Interest Certificates and Non-PO Components of the related Group and none (or a disproportionately low percentage) of those principal prepayments being distributed to holders of the

Class N-M Certificates and related Class B Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the applicable Shifting Interest Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Shifting Interest Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Subordination of Super Senior Support Shifting Interest Certificates, Class N-M Certificates and Class B Certificates Increases Risk of Loss

     If you purchase the Class N-M Certificates or Class B Certificates, you are more likely to suffer losses as a result of losses or delinquencies on the related Shifting Interest Mortgage Loans than are holders of the related Senior Shifting Interest Certificates.

     o The rights of the Class N-M Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Shifting Interest Certificates in Group N. The Class N-M Certificates will not receive principal or interest on a Distribution Date until the Senior Shifting Interest Certificates in Group N have received the amounts to which they are entitled on that Distribution Date.

     o The rights of each class of Class N-B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Shifting Interest Certificates in Group N, the Class N-M Certificates and each class of Class N-B Certificates with a lower numerical designation. For example, the Class N-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Shifting Interest Certificates in the Group N, the Class N-M Certificates and the Class N-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

     o The rights of each class of Class S-B Certificates to receive distributions of interest and principal are subordinated to the rights of the Senior Shifting Interest Certificates in Group S, the Class S-IO Certificates, the Class S-PO Certificates and each class of Class S-B Certificates with a lower numerical designation. For example, the Class S-B-2 Certificates will not receive principal or interest on a Distribution Date until the Senior Shifting Interest Certificates in Group S, the Class S-IO Certificates, the Class S-PO Certificates and the Class S-B-1 Certificates have received the amounts to which they are entitled on that Distribution Date.

     o The non-PO percentage of losses that are realized on the Group N Mortgage Loans will be allocated first to the Class N-B-6 Certificates, then to the Class N-B-5 Certificates, and so on, in reverse numerical order of the Class N-B Certificates, and then to the Class N-M Certificates until the outstanding class balances of those classes have been reduced to zero. Losses that are realized on the Loan Group S Mortgage Loans will be allocated first to the Class S-B-6 Certificates, then to the Class S-B-5 Certificates, and so on, in reverse numerical order of the Class S-B Certificates, until the outstanding class balances of those classes have been reduced to zero.

     o The Class 1-PO Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable to the Class N-M and Class N-B Certificates, in reverse order of payment priority, regardless of the Loan Group in Loan Group N from which payments are received. The PO Components will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable to the Class S-B Certificates, in reverse order of payment priority, regardless of the Loan Group in Loan Group S from which payments are received.

     If you purchase a class of Super Senior Support Shifting Interest Certificates, you should consider the risk that after the Class N-M Certificates and the Class N-B Certificates are no longer outstanding, the principal portion of losses realized on the Mortgage Loans contributing to, or in, the related Loan Group that are allocated to the related class or classes of Super Senior Shifting Interest Certificates will be borne by your class of Super Senior Support Shifting Interest Certificates, rather than the related class or classes of Super Senior Shifting Interest Certificates, for so long as your class of Super Senior Support Shifting Interest Certificates is outstanding. See "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement.

     For a more detailed description of the subordination feature of the Class N-M Certificates and the Class B Certificates, see "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates" and "--Cross-Collateralization" in this prospectus supplement.

Companion Certificates May Be Highly Volatile

     The Class 2-A-12 Certificates have been designed to stabilize the PAC Certificates and the TAC Certificates. If principal payments on the Mortgage Loans contributing to, or in, Loan Group 2 fall below a certain level for a Distribution Date, the Companion Certificates will receive no distributions of principal and if principal payments on the Mortgage Loans contributing to, or in, Loan Group 2 exceed a certain level for a Distribution Date the Companion Certificates will be paid in full before both the PAC Certificates and the TAC Certificates receive more than certain prescribed amounts. This makes the amount of principal which the Companion Certificates will receive on any Distribution Date and the weighted average life of such classes as a whole highly volatile. See "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates--Principal Payment Characteristics of the PAC Certificates, TAC Certificates and Companion Certificates" and "Prepayment and Yield Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

The Class 2-A-10 Certificates Are Subject to Cap Provider Risk

     The Securities Administrator, on behalf of the Issuing Entity, will enter into an interest rate cap agreement with Bank of America, National Association, as cap provider, for the benefit of the Class 2-A-10 Certificates. This interest rate cap agreement will require Bank of America, National Association, as cap provider to make certain payments in the circumstances set forth herein under "Description of Shifting Interest Certificates--Interest Rate Cap Agreement for the Class 2-A-10 Certificates." To the extent that payments on the Class 2-A-10 Certificates depend in part on payments to be received by the Issuing Entity under the interest rate cap agreement, the ability of the Issuing Entity to make these payments on the Class 2-A-10 Certificates will be subject to the credit risk of Bank of America, National Association, as cap provider.

The Class 2-A-10 Certificates May Not Receive Amounts Expected Under the Interest Rate Cap Agreement

     The interest rate cap agreement payments with respect to the interest rate cap agreement for the Class 2-A-10 Certificates for any Distribution Date are based on the lesser of (x) the class balance of the Class 2-A-10 Certificates, prior to distributions on that Distribution Date, or (y) the related notional amount (as set forth in the applicable table in Appendix E), which decreases for each Distribution Date during the life of the interest rate cap agreement. The related notional amounts for the Class 2-A-10 Certificates specified in Appendix E were derived by using an assumed prepayment rate of approximately 350% PSA and the additional assumption that optional repurchase of all Shifting Interest Mortgage Loans occurs on the first Distribution Date on which such option could be exercised. The actual rate of prepayment on the Mortgage Loans contributing to, or in, Loan Group 2 is likely to differ from the rate assumed. If prepayments on the Mortgage Loans contributing to, or in, Loan Group 2 occur at a rate slower than the rate used in determining the notional amounts specified in Appendix E, the class balance of the Class 2-A-10 Certificates will be greater than the related notional amount for a Distribution Date and a holder of a Class 2-A-10 Certificate will receive less than if Bank of America, National Association, as cap provider were required to make payments based on the class balance of the Class 2-A-10 Certificates.

Tax Consequences of Residual Certificate

     o The Class 1-A-R Certificate will be the sole "residual interest" in each REMIC for federal income tax purposes.

     o The holder of the Class 1-A-R Certificate must report as ordinary income or loss the net income or the net loss of each REMIC, including the REMICs relating to the Overcollateralized Certificates, whether or not any cash distributions are made to it. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class 1-A-R Certificate other than the distribution of its class balance and interest on that balance.

     o Treasury regulations require a seller of the Class 1-A-R Certificate to either pay the buyer an amount designed to compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

     o Due to its tax consequences, the Class 1-A-R Certificate will be subject to restrictions on transfer that may affect its liquidity. In addition, the Class 1-A-R Certificate may not be acquired by plans.

     See "Description of the Shifting Interest Certificates--Restrictions on Transfer of the Class 1-A-R Certificate," "Prepayment and Yield Considerations--Yield on the Class 1-A-R Certificate," "ERISA Considerations" and "Federal Income Tax Consequences" in this prospectus supplement.

Risk Factors Relating to the Offered Overcollateralized Certificates

There are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Overcollateralized Certificates will be related to the rate and timing of payments of principal on the Group T2 Mortgage Loans. The rate of principal payments on the Group T2 Mortgage Loans will in turn be affected by the amortization schedules of the Group T2 Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor, an Originator or the Depositor). Mortgagors may prepay their Group T2 Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Group T2 Mortgage Loans. A prepayment of a Group T2 Mortgage Loan generally will result in a prepayment of the related Overcollateralized Certificates.

     o If you purchase your Offered Overcollateralized Certificates at a discount and principal of the Group T2 Mortgage Loans is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your Offered Overcollateralized Certificates at a premium and principal of the Group T2 Mortgage Loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, amortization schedules and general and targeted solicitations for refinancing by mortgage originators.

     o As of the Cut-off Date, certain of the Group T2 Mortgage Loans required the related mortgagor to pay a charge if the mortgagor prepays its Mortgage Loan during a period of 1 year, 2 years, 3 years or 5 years after such Mortgage Loan was originated. See the applicable mortgage loan table under "Summary of Terms--The Mortgage Pool" in this prospectus supplement for the percentages of these Mortgage Loans in Loan Group T2. A prepayment charge may discourage a mortgagor from prepaying its Mortgage Loan during the applicable period. Such prepayment charges with respect to the Group T2 Mortgage Loans will be distributed to holders of the Class P Certificates and not to holders of the Offered Overcollateralized Certificates. The applicable Servicer is entitled to waive prepayment charges so long as: (i) the waiver relates to a reasonably foreseeable default and the waiver would, in the reasonable judgment of such Servicer, maximize liquidation proceeds (taking into account the value of the prepayment charge and the related Mortgage Loan) or (ii) the enforceability of the prepayment charge is limited by applicable law.

     o The Sponsor, the Depositor and certain of the Originators may be required to repurchase Mortgage Loans in the event certain breaches of representations and warranties have not been cured. Certain parties have the right to purchase all of the Group T2 Mortgage Loans and related REO Properties and thereby effect the early retirement of the Offered Overcollateralized Certificates under the circumstances set forth under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement. In addition, certain of the Originators will be required to repurchase from the Issuing Entity Mortgage Loans for which any of the first three scheduled monthly payments due after their purchase by the Sponsor becomes 30 or more days delinquent. These purchases will have the same effect on the holders of the Offered Overcollateralized Certificates as a prepayment of such Mortgage Loans.

     o    The Servicers will generally enforce  due-on-sale clauses contained in
          the  mortgage   notes  in  connection   with  transfers  of  mortgaged
          properties.

     o If the rate of default and the amount of losses on the Group T2 Mortgage Loans are higher than you expect, then your yield may be lower than you expect.

     o If the level of overcollateralization for the Overcollateralized Certificates falls below the applicable targeted overcollateralization amount for a Distribution Date, excess interest, and in certain circumstances, amounts from the supplemental interest trust, will be paid to the related Overcollateralized Certificates as principal. This will have the effect of reducing the total class balance of the Overcollateralized Certificates faster than the aggregate Stated Principal Balance of the Group T2 Mortgage Loans until the required level of overcollateralization is reached.

There is a Risk that Interest Payments on the Group T2 Mortgage Loans May Be Insufficient to Maintain Overcollateralization

     Because the weighted average of the net mortgage interest rates on the Group T2 Mortgage Loans is expected to be higher than the weighted average of the certificate interest rates on the Overcollateralized Certificates, the Group T2 Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Overcollateralized Certificates as well as certain fees and expenses of the Issuing Entity (including any payments to the supplemental interest trust in respect of any net swap payments owed to the Swap Providers and any swap termination payment, other than a defaulted swap termination payment) allocable to the Overcollateralized Certificates. After these financial obligations of the Issuing Entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest from the Group T2 Mortgage Loans will then be used to compensate for losses that occur on the Group T2 Mortgage Loans. We cannot assure you, however, that enough excess interest will be generated to maintain the applicable overcollateralization levels required by the rating agencies. The factors described below will affect the amount of excess interest that the Group T2 Mortgage Loans will generate:

     o When a Group T2 Mortgage Loan is prepaid in full or repurchased, excess interest will generally be reduced because that Group T2 Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a Group T2 Mortgage Loan is liquidated or written off, excess interest will be reduced because that Group T2 Mortgage Loan will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the Group T2 Mortgage Loans are higher than expected, excess interest from the Group T2 Mortgage Loans will be reduced by the amount necessary to compensate for any shortfalls in cash available on a Distribution Date to pay the related certificateholders.

There Is a Risk that Mortgage Interest Rates will Affect the Certificate Interest Rates of the Offered Overcollateralized Certificates

     The Class T-A-1B, Class T-A-3, Class T-A-5 and Class T-A-6 Certificates are fixed rate certificates subject to the pool cap. The certificate interest rates of the Class T-A-1A, Class T-A-2, Class T-A-4, Class T-A-7, Class T-A-P1, Class T-A-P2, Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates are based on One-Month LIBOR, adjust monthly and are subject to the pool cap. Increases in One-Month LIBOR would result in a greater portion of the interest generated by the Group T2 Mortgage Loans to be applied to cover interest accrued on the Class T-A-1A, Class T-A-2, Class T-A-4, Class T-A-7, Class T-A-P1, Class T-A-P2, Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates and would increase the likelihood that the pool cap would limit the certificate interest rates of the Class T-A-1A, Class T-A-2, Class T-A-4, Class T-A-7, Class T-A-P1, Class T-A-P2, Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates. The pool cap is described under "Description of Overcollateralized Certificates--Certificate Interest Rates of the Overcollateralized Certificates." You should note that the pool cap will decrease if the Group T2 Mortgage Loans with relatively high mortgage interest rates prepay at a faster rate than the other Group T2 Mortgage Loans with relatively low mortgage interest rates, which will increase the likelihood that the pool cap will apply to the reduce the certificate interest rates on one or more classes of Offered Overcollateralized Certificates.

     If the certificate interest rate on any class of the Offered Overcollateralized Certificates is limited by the pool cap for any Distribution Date, the resulting cap carryover amounts may be recovered by the holders of such classes of Certificates on that same Distribution Date or on future Distribution Dates, to the extent that on that Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Overcollateralized Certificates and the payment of certain fees and expenses of the Issuing Entity (including any payments to the supplemental interest trust in respect of any net swap payments owed to the Swap Providers and any swap termination payment, other than a defaulted swap termination payment) allocable to such Certificates. These cap carryover amounts for the Overcollateralized Certificates may also be covered by amounts payable under the interest rate swap agreements and, in the case of the Class T-A-4 and Class T-A-7 Certificates, the related interest rate cap agreement. See "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates" in this prospectus supplement.

There are Risks in Holding Super Senior Support Overcollateralized Certificates and Mezzanine Certificates

     The protections afforded the Senior Overcollateralized Certificates in this transaction create risks for the Mezzanine Certificates. Prior to any purchase of any Mezzanine Certificates, consider the following factors that may adversely impact your yield:

     o Because the Mezzanine Certificates receive interest and principal distributions after the Senior Overcollateralized Certificates receive such distributions, there is a greater likelihood that the Mezzanine Certificates will not receive the distributions to which they are entitled on any Distribution Date.

     o If a Servicer determines not to advance a delinquent payment on a Group T2 Mortgage Loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the Overcollateralized Certificates which will impact the Mezzanine Certificates.

     o The portion of the shortfalls in the amount of interest collections on the Group T2 Mortgage Loans that are attributable to prepayments and are not covered by a Servicer may result in a shortfall in distributions on the related Overcollateralized Certificates, which will disproportionately impact the Mezzanine Certificates.

     o The Mezzanine Certificates are not expected to receive principal distributions until, at the earliest, June 2010 (unless the Senior Overcollateralized Certificates are reduced to zero prior to such date).

     o Losses resulting from the liquidation of defaulted Group T2 Mortgage Loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the related

          Overcollateralized  Certificates.  Realized  losses  on the  Group  T2
          Mortgage  Loans,  to the  extent  they  exceed  the  amount  of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will be allocated to the Mezzanine Certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the class balance of a class has been reduced by a realized loss (except where a class balance has been increased by a recovery). A loss allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. A lower class balance will result in less interest accruing on the certificate.

     o The earlier in the transaction that a loss on a Group T2 Mortgage Loan occurs, the greater the impact on yield. See "Description of Overcollateralized Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement for more detail.

     If you purchase a Super Senior Support Overcollateralized Certificate, you should consider the risk that after the aggregate class balance of the Mezzanine Certificates has been reduced to zero and so long as there is no overcollateralization, the principal portion of losses realized on the Group T2 Mortgage Loans that are allocated to the related classes of Super Senior Overcollateralized Certificates, will be borne by your class of Super Senior Support Overcollateralized Certificates, rather than such classes of Super Senior Overcollateralized Certificates, for so long as your class of Super Senior Support Overcollateralized Certificates is outstanding.

     For a more detailed description of the subordination feature of the Mezzanine Certificates, see "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates" in this prospectus supplement.

The  Rights  of  the  NIMS   Insurer   Could   Adversely   Affect  the   Offered
Overcollateralized Certificates

     After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. A NIMS Insurer may issue a financial guaranty insurance policy that guarantees payments on those securities. If any of these net interest margin securities are so insured, a NIMS Insurer will have a number of rights under the pooling and servicing agreement that could adversely affect holders of the Offered Overcollateralized Certificates. Pursuant to the pooling and servicing agreement, unless the NIMS Insurer fails to make a required payment under the policy insuring net interest margin securities or the NIMS Insurer is the subject of a bankruptcy proceeding, the NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Overcollateralized Certificates without their consent, and the holders of the Offered Overcollateralized Certificates will be able to exercise such rights only with the prior written consent of the NIMS Insurer. Rights of a NIMS Insurer under the pooling and servicing agreement may include, but are not limited to, the following:

     o the right to control the voting rights of the Overcollateralized Certificates in directing the removal of the Trustee or any co-trustee, the Securities Administrator or custodian pursuant to the pooling and servicing agreement for failure of such party to perform its obligations thereunder;

     o the right to control the voting rights of the Overcollateralized Certificates in directing the Trustee or the Securities Administrator to make investigations and take actions pursuant to the pooling and servicing agreement; and

     o the right to purchase all of the Group T2 Mortgage Loans and related REO Properties and thereby effect the early retirement of the Overcollateralized Certificates under the circumstances set forth under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement.

     In addition, unless a NIMS Insurer fails to make a required payment under the policy insuring net interest margin securities or a NIMS Insurer is the subject of a bankruptcy proceeding, such NIMS Insurer's consent will be required before, among other things, any amendment to the pooling and servicing agreement affecting the Overcollateralized Certificates.

     Investors in the Offered Overcollateralized Certificates should note that:

     o any insurance policy issued by a NIMS Insurer will not cover, and will not benefit in any manner whatsoever the Offered Overcollateralized Certificates;

     o    the rights granted to a NIMS Insurer are extensive;

     o the interests of a NIMS Insurer may be inconsistent with, and adverse to the interests of the holders of the related Offered Overcollateralized Certificates and the NIMS Insurer has no obligation or duty to consider the interests of the Offered Overcollateralized Certificates in connection with the exercise or nonexercise of such NIMS Insurer's rights; and

     o a NIMS Insurer's exercise of its rights and consents may negatively affect the Offered Overcollateralized Certificates and the existence of the NIMS Insurer's rights, whether or not exercised, may adversely affect the liquidity of the Offered Overcollateralized Certificates, relative to other mortgage pass-through certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

Risks Related to the Interest Rate Swap Agreements and the Swap Providers

     Any amounts received by the supplemental interest trust from the Swap Providers under the two interest rate swap agreements will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization, pay unpaid realized loss amounts and pay cap carryover amounts. No assurance can be made that any amounts will be received by the supplemental interest trust under the interest rate swap agreements, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, cap carryover amounts and unpaid realized loss amounts. Any net swap payments payable to the supplemental interest trust for the benefit of a Swap Provider under the terms of the interest rate swap agreements will reduce amounts available for distribution to holders of the Offered Overcollateralized Certificates and may reduce the certificate interest rates of such Offered Overcollateralized Certificates. In addition, any termination payment payable by the supplemental interest trust to the applicable Swap Provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of an interest rate swap agreement will reduce amounts available for distribution to holders of the Offered Overcollateralized Certificates.

     Upon early termination of an interest rate swap agreement, the supplemental interest trust or the applicable Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the applicable interest rate swap agreement. In the event that a swap termination payment to a Swap Provider is required, that payment will be paid to the supplemental interest trust and then to the swap account for payment to such Swap Provider on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to holders of the Offered Overcollateralized Certificates. This feature may result in losses on the Offered Overcollateralized Certificates. Due to the priority of the applications of the interest and principal remittance amounts, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the Senior
Overcollateralized Certificates and one or more classes of the Mezzanine Certificates may suffer a loss as a result of such payment.

     To the extent that distributions on Overcollateralized Certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreements from the Swap Providers, the ability of the supplemental interest trust to make such distributions on such Certificates will be subject to the credit risk of the Swap Providers. In addition, no assurance can be made that in the event of an early termination of an interest rate swap agreement, the Depositor will be able to obtain a replacement interest rate swap agreement. See "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates" in this prospectus supplement.

The Class T-A-4 and Class T-A-7 Certificates Are Subject to Cap Provider Risk

     The Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement with The Bank of New York, as cap provider, for the benefit of the Class T-A-4 and Class T-A-7 Certificates. The interest rate cap agreement will require The Bank of New York, as cap provider to make certain payments in the circumstances set forth herein under "Description of Overcollateralized Certificates--Interest Rate Support for the Overcollateralized Certificates--Interest Rate Cap Agreement for the Class T-A-4 and Class T-A-7 Certificates." To the extent that payments on the Class T-A-4 or Class T-A-7 Certificates depend in part on payments to be received by the supplemental interest trust under the interest rate cap agreement, the ability of the supplemental interest trust to make these payments on the Class T-A-4 or Class T-A-7 Certificates will be subject to the credit risk of The Bank of New York, as cap provider.

Servicing Transfers After the Closing Date May Result in Higher Delinquencies and Defaults

     The servicing of the Group T2 Mortgage Loans originated by MortgageIT, Inc. is expected to be transferred from GMAC Mortgage, LLC to Wells Fargo Bank, N.A. on June 1, 2007. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of these servicing transfers or any delays associated with these transfers, the rate of delinquencies and defaults on the related Mortgage Loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with these transfers of servicing or, if there are disruptions, that they will not adversely affect the yield on your Certificates.

                                THE MORTGAGE POOL

     The following descriptions of the Mortgage Loans and the mortgaged properties are based upon the expected characteristics of the Mortgage Loans as of the close of business on the Cut-off Date. The balances shown have been adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the Closing Date, Mortgage Loans may be removed from the Loan Groups and other Mortgage Loans may be substituted for them. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the Loan Groups as they will be constituted on the Closing Date. Unless the context requires otherwise, references below and in Appendix A to percentages of the Mortgage Loans in a Loan Group, in Loan Group N in the aggregate or in Loan Group S in the aggregate are approximate percentages of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group or Loan Groups (based, in the case of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 6, Loan Group 7 and Loan Group 8, on the Applicable Percentages multiplied by the Stated Principal Balances of the Mortgage Loans contributing to, or in, such Loan Groups) as of the Cut-off Date.

     The principal balance of each Group N Mortgage Loan has been allocated, based on such Mortgage Loan's Net Mortgage Interest Rate, either (i) to one of the Loan Groups in Loan Group N only or (ii) between two Loan Groups in Loan Group N, based on the Loan Group N Applicable Percentages. Each Loan Group in Loan Group N consists of differing percentages of the interest on, and principal of, particular Group N Mortgage Loans, calculated so that the principal and interest due on each such Group N Mortgage Loan is treated as if that Group N Mortgage Loan were two Group N Mortgage Loans in two separate Loan Groups in Loan Group N bearing interest at two different designated Net Mortgage Interest Rates, one higher than and one lower than the original Net Mortgage Interest Rate of such Group N Mortgage Loan. This allocation will affect the rate of prepayment of the related Shifting Interest Certificates in Group N because principal payments collected on each Group N Mortgage Loan may be allocated to two Loan Groups in Loan Group N and used to pay one or more classes of Shifting Interest Certificates related to those Loan Groups.

     Loan Group 1 consists of Group N Mortgage Loans with Net Mortgage Interest Rates less than or equal to 5.500% and the Applicable Percentages of the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 5.500% but less than 6.000%. The "Designated Rate" with respect to each Group N Mortgage Loan or portion thereof in Loan Group 1 is 5.500%.

     Loan Group 2 consists of Group N Mortgage Loans with Net Mortgage Interest Rates equal to 6.000% and the Applicable Percentages of the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 5.500% but less than 6.000% and the Applicable Percentages of the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 6.000% but less than 7.000%. The "Designated Rate" with respect to each Group N Mortgage Loan or portion thereof in Loan Group 2 is 6.000%.

     Loan Group 3 consists of the Applicable Percentages of the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 6.000% but less than 7.000% and Group N Mortgage Loans with Net Mortgage Interest Rates equal to or greater than 7.000%. The "Designated Rate" with respect to each Group N Mortgage Loan or portion thereof in Loan Group 3 is 7.000%.

     Specified portions of the Group N Mortgage Loans may be allocable to more than one Loan Group in Loan Group N. Collections and losses on the Group N Mortgage Loans will be allocated to Loan Group 1, Loan Group 2 and Loan Group 3 on the basis of the related Applicable Percentage of each Group N Mortgage Loan having a Net Mortgage Interest Rate within a specified range as set forth below:

     (A) Group N Mortgage Loans with Net Mortgage Interest Rates less than or equal to 5.500%:

          Principal payments due on the Group N Mortgage Loans with Net Mortgage Interest Rates less than or equal to 5.500% will be allocated to Loan Group 1.

          The Applicable Percentage for each such Group N Mortgage Loan and Loan Group 1 is 100%.

     (B) Group N Mortgage Loans with Net Mortgage Interest Rates greater than 5.500% but less than 6.000%:

          Principal due on the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 5.500% but less than 6.000% will be allocated between Loan Group 1 and Loan Group 2 based upon the Applicable Percentage.

          The Applicable Percentage for the principal portion of each such Group N Mortgage Loan contributing to Loan Group 1 is equal to (a) 6.000% minus the related Net Mortgage Interest Rate of such Group N Mortgage Loan divided by (b) 0.500% and the Loan Group N Applicable Percentage for the portion of each such Group N Mortgage Loan contributing to Loan Group 2 is equal to (a) 100% less (b)(x) 6.000% minus the related Net Mortgage Interest Rate for such Group N Mortgage Loan divided by (y) 0.500%.

     (C) Group N  Mortgage  Loans  with Net  Mortgage  Interest  Rates  equal to
6.000%:

          Principal payments due on the Group N Mortgage Loans with Net Mortgage Interest Rates equal to 6.000% will be allocated to Loan Group 2.

          The Applicable Percentage for each such Group N Mortgage Loan and Loan Group 2 is 100%.

     (D) Group N Mortgage Loans with Net Mortgage Interest Rates greater than 6.000% but less than 7.000%:

          Principal payments due on the Group N Mortgage Loans with Net Mortgage Interest Rates greater than 6.000% but less than 7.000% will be allocated between Loan Group 2 and Loan Group 3 based upon the Applicable Percentage.

          The Applicable Percentage for the principal portion of each such Group N Mortgage Loan contributing to Loan Group 2 is equal to (i) 7.000% minus the related Net Mortgage Interest Rate for such Group N Mortgage Loan divided by (ii) 1.000%, and the Loan Group N Applicable Percentage for the portion of each such Group N Mortgage Loan contributing to Loan Group 3 is equal to (a) 100% less (b) (x) 7.000% minus the related Net Mortgage Interest Rate for such Group N Mortgage Loan divided by (y) 1.000%.

     (E) Group N Mortgage Loans with Net Mortgage Interest Rates greater than or equal to 7.000%

          Principal payments due on the Group N Mortgage Loans with Net Mortgage Interest Rates greater than or equal to 7.000% will be allocated to Loan Group 3.

          (ii) The Applicable Percentage for each such Group N Mortgage Loan and Loan Group 3 is 100%.

     The principal balance of each Apportioned Group S Mortgage Loan has been allocated, based on such Mortgage Loan's Net Mortgage Interest Rate, either (i) to one of the Loan Groups in Apportioned Loan Group S only or (ii) between two Loan Groups in Apportioned Loan Group S, based on the Apportioned Loan Group S Applicable Percentages. Each Loan Group in Apportioned Loan Group S consists of differing percentages of the interest on, and principal of, particular Apportioned Group S Mortgage Loans, calculated so that the principal and interest due on each such Apportioned Group S Mortgage Loan is treated as if that Apportioned Group S Mortgage Loan were two Apportioned Group S Mortgage Loans in two separate Loan Groups in Apportioned Loan Group S bearing interest at two different designated Net Mortgage Interest Rates, one higher than and one lower than the original Net Mortgage Interest Rate of such Apportioned Group S Mortgage Loan. This allocation will affect the rate of prepayment of the related Shifting Interest Certificates and Components in Group S because principal payments collected on each Apportioned Group S Mortgage Loan may be allocated to two Loan Groups in Apportioned Loan Group S and used to pay one or more classes of Certificates related to those Loan Groups.

     Loan Group 6 consists of Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates less than or equal to 4.500% and a portion of the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 4.500% but less than 5.250%. The "Designated Rate" with respect to each Apportioned Group S Mortgage Loan or portion thereof in Loan Group 6 is 4.500%.

     Loan Group 7 consists of Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates equal to 5.250% and a portion of the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 4.500% but less than 5.250% and a portion of the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 5.250% but less than 5.500%. The
"Designated Rate" with respect to each Apportioned Group S Mortgage Loan or portion thereof in Loan Group 7 is 5.250%.

     Loan Group 8 consists of a portion of the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 5.250% but less than 5.500% and Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates equal to or greater than 5.500%. The "Designated Rate" with respect to each Apportioned Group S Mortgage Loan or portion thereof in Loan Group 8 is 5.500%.

     Specified portions of the Apportioned Group S Mortgage Loans may be allocable to more than one Loan Group in Apportioned Loan Group S. Collections and losses on the Apportioned Group S Mortgage Loans will be allocated to Loan Group 6, Loan Group 7 and Loan Group 8 on the basis of the related Applicable Percentage of each Apportioned Group S Mortgage Loan having a Net Mortgage Interest Rate within a specified range as set forth below:

     (A) Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates less than or equal to 5.500%:

          Principal payments due on the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates less than or equal to 4.500% will be allocated to Loan Group 6.

          The Applicable Percentage for each such Apportioned Loan Group S Mortgage Loan and Loan Group 6 is 100%.

     (B) Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 4.500% but less than 5.250%:

          Principal payments due on the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 4.500% but less than 5.250% will be allocated between Loan Group 6 and Loan Group 7 based upon the Applicable Percentage.

          The Applicable Percentage for the principal portion of each such Apportioned Group S Mortgage Loan contributing to Loan Group 6 is equal to
     (i) 5.250% minus the related Net Mortgage Interest Rate of such Apportioned Group S Mortgage Loan divided by (ii) 0.750% and the Applicable Percentage for the portion of each such Apportioned Group S Mortgage Loan contributing to Loan Group 7 is equal to (a) 100% over (b) (x) 5.250% less the related Net Mortgage Interest Rate for such Apportioned Group S Mortgage Loan divided by (y) 0.750%.

     (C) Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates equal to 5.250%:

          Principal payments due on the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates equal to 5.250% will be allocated to Loan Group 7.

          The Applicable Percentage for each such Apportioned Group S Mortgage Loan and Loan Group 7 is 100%.

     (D) Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 5.250% but less than 5.500%:

          Principal payments due on the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than 5.250% but less than 5.500% will be allocated between Loan Group 7 and Loan Group 8 based upon the Applicable Percentage.

          The Applicable Percentage for the principal portion of each such Apportioned Group S Mortgage Loan contributing to Loan Group 7 is equal to
     (i) 5.500% minus the related Net Mortgage Interest Rate of such Apportioned Group S Mortgage Loan divided by (ii) 0.250%, and the Applicable Percentage for the portion of each such Apportioned Group S Mortgage Loan contributing to Loan Group 8 is equal to the excess if any of (a) 100% less (b) (x) 5.500% minus the related Net Mortgage Interest Rate for such Apportioned Group S Mortgage Loan divided by (y) 0.250%.

     (E) Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than or equal to 5.500%

          Principal payments due on the Apportioned Group S Mortgage Loans with Net Mortgage Interest Rates greater than or equal to 5.500% will be allocated to Loan Group 8.

          The Applicable Percentage for each such Apportioned Group S Mortgage Loan and Loan Group 8 is 100%.

     The principal balances of the Group 4 Mortgage Loans and Group 5 Mortgage Loans have not been apportioned to more than one Loan Group and references to "Applicable Percentages" for these Mortgage Loans shall be deemed to be 100%.

     The "Stated Principal Balance" of a Mortgage Loan means, as to any due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

     As used in this prospectus supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these events will be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled monthly payments are being advanced by the applicable Servicer without giving effect to any Debt Service Reduction.

     The Mortgage Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate have the characteristics set forth in the tables under "Summary of Terms--Mortgage Pool."

     The mortgage pool consists of Mortgage Loans purchased by the Sponsor directly or indirectly from the Originators and either (i) originated by those Originators or (ii) purchased by those Originators from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.

     The table below sets forth the percentage of Mortgage Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate that were originated or acquired by each of the Originators who originated 10% or more of the Mortgage Loans in any Loan Group:

                                                                                                                             Loan
                                  Loan      Loan    Loan     Loan     Loan     Loan     Loan     Loan     Loan     Loan       Group
Originator                       Group 1   Group 2  Group 3  Group 4  Group 5  Group 6  Group 7  Group 8  Group N  Group S     T2

ABN AMRO Mortgage Group, Inc.     0.00%      0.00%   0.00%     0.00%     0.00%  52.72%   46.42%    29.20%     0.00%   12.04%   0.00%
American Home Mortgage Corp.      0.00%      0.11%   0.26%     0.00%     0.00%   0.00%    0.00%     0.00%     0.12%    0.00%  47.24%
Bank of America, National        80.68%     44.12%  43.66%
Association                                                    0.00%     0.00%   0.00%    0.00%     0.00%    49.69%    0.00%   0.00%
Countrywide Home Loans, Inc.      0.00%      0.00%   0.00%    43.38%    41.09%  37.21%   52.11%    68.59%     0.00%   45.90%   0.00%
GMAC Mortgage, LLC                0.00%      0.00%   0.00%     9.21%    12.53%   0.00%    0.00%     0.00%     0.00%    7.37%   0.00%
MortgageIT, Inc.                  0.00%      0.00%   0.00%     0.25%     0.00%   0.00%    0.00%     0.00%     0.00%    0.13%  38.37%
National City Mortgage Co.        7.48%     16.44%  17.50%     7.09%     5.45%   0.00%    0.00%     0.00%    15.24%    4.73%   0.00%
United States Trust Company,      0.00%      0.00%   0.00%
N.A.,                                                          0.00%     0.00%  10.06%    1.48%     2.22%     0.00%    0.84%   0.00%
Wells Fargo Bank, N.A.            6.14%     32.61%  32.72%    29.22%    31.93%   0.00%    0.00%     0.00%    28.54%   21.62%   0.00%

     For a description of the origination programs of the Originators who originated 20% or more of the Mortgage Loans in any Loan Group, see "The Originators--ABN AMRO Mortgage Group, Inc.," "--American Home Mortgage Corp.," "--Bank of America, National Association," "--Countrywide Home Loans, Inc.," "--MortgageIT, Inc." and "--Wells Fargo Bank, N.A." in this prospectus supplement.

     For a description of the underwriting standards of the Originators who originated 20% or more of the Mortgage Loans in any Loan Group, see "Mortgage Loan Underwriting Standards--ABN AMRO's Underwriting Standards," "--American Home's Underwriting Standards," "--Bank of America's Underwriting Standards," "--Countrywide Home Loans' Underwriting Standards," "--MortgageIT's Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards" in this prospectus supplement.

     Certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of the applicable Originators. See "Risk
Factors--Alternative Underwriting Standards May Increase Risk of Loss," "--American Home's Underwriting Standards," "--Countrywide Home Loans' Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards" in this prospectus supplement.

     The Mortgage Loans will be sold by the Sponsor to the Depositor on the Closing Date pursuant to a mortgage loan purchase agreement between the Sponsor and the Depositor (the "Mortgage Loan Purchase Agreement"). See "The Pooling and Servicing Agreement and the Servicing Agreements--Repurchases of Mortgage Loans" in this prospectus supplement.

     The Mortgage Loans will have scheduled monthly payments of interest and, except for those with initial interest only periods (which Mortgage Loans will have no scheduled payments of principal during such initial interest only period), principal due on the first day of each month. Each Mortgage Loan bears interest at a fixed rate.

     The Mortgage Loans were selected by the Sponsor, with advice from Banc of America Securities LLC as to the characteristics of the Mortgage Loans that will optimize marketability of the Certificates, from the Sponsor's acquired portfolio of first lien, closed-end, fixed-rate mortgage loans, and were chosen to meet the requirements imposed by the rating agencies to achieve the credit support percentages listed under "Summary of Terms--Credit Support for the Offered Shifting Interest Certificates--Subordination" and "--Credit Support for the Offered Overcollateralized Certificates--Subordination."

     As of the Cut-off Date, no Mortgage Loan was delinquent. See the applicable tables in Appendix A to this prospectus supplement for statistical information regarding historical delinquencies with respect to the Mortgage Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate.

     As of the Cut-off Date, certain of the Mortgage Loans were covered by existing lender-paid primary mortgage insurance policies (each, an "LPMI Policy"). The related premium will be paid by the applicable Servicer from a portion of the interest payment due from the related borrower and the per annum premium rate will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement. See "Summary of Terms--Mortgage Pool" for the percentages of these Mortgage Loans covered by an LPMI Policy contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate.

     Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The monthly payment for each Balloon Loan is based on an amortization schedule of 360 to 480 months, except for the final payment (the "Balloon Payment") which is due and payable on the 180th to 360th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the regular scheduled monthly payment for such Balloon Loan. See "Summary of Terms--Mortgage Pool" for the percentages of the Mortgage Loans that are Balloon Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate.

     The "Loan-to-Value Ratio" of a Mortgage Loan generally means the ratio, expressed as a percentage, of (i) the principal balance of the Mortgage Loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property, as established by an appraisal (or in certain cases, an automated valuation model or tax assessed value) obtained by the applicable Originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such mortgaged property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the applicable Originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any mortgage loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal (or automated valuation model or tax assessed value) obtained in connection with the origination of the replacement loan. The value of any mortgaged property generally will change from the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans. For more information on the Loan-to-Value Ratios of the Mortgage Loans, see the "Original Loan-to-Value Ratios" tables in Appendix A to this prospectus supplement. Certain of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% may be covered by a primary mortgage guaranty insurance policy which conforms to the standards of Fannie Mae or Freddie Mac. No such primary mortgage insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is less than 80%. Notwithstanding the foregoing, a Mortgage Loan which at origination was covered by a primary mortgage guaranty insurance policy may no longer be covered by such policy as a result of the mortgagor obtaining an appraisal after origination indicating a loan-to-value ratio at the time of such appraisal of less than 80%.

     The Originators may have used Credit Scores as part of their origination processes. "Credit Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus, Experian (FICO), Equifax (Beacon) and TransUnion (Empirica). The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. A Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Scores set forth in the tables in Appendix A to this prospectus supplement were obtained at either the time of origination of the Mortgage Loan or more recently. None of the Depositor, the Sponsor or the Originators makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that a borrower will repay its Mortgage Loan according to its terms.

     The tables in Appendix A to this prospectus supplement set forth certain statistical information with respect to the Mortgage Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate. Due to rounding, the percentages shown may not total 100.00%.

                                 THE ORIGINATORS

ABN AMRO Mortgage Group, Inc.

     General

     ABN AMRO Mortgage Group, Inc. ("ABN AMRO") has its principal executive offices at 6300 InterFirst Drive, Ann Arbor, Michigan 48108. ABN AMRO is a Delaware corporation, and is a subsidiary corporation of CitiMortgage, Inc., which is an indirect operating subsidiary of Citibank, N.A.

     ABN AMRO originates mortgage loans consisting primarily of first-lien and junior lien, conforming and non-conforming, conventional and non-conventional, fixed or adjustable rate mortgage loans. ABN AMRO has been an originator of mortgage loans since 1999 and has originated mortgage loans of the type backing the certificates offered hereby since 1999.

     The following table describes the size, composition and growth of the mortgage loan types within ABN AMRO's residential mortgage loan origination portfolio over the past three years, which are included in the mortgage pool. The amounts are based on original principal balances.

--------------------- --------------------------------- ---------------------------------- ---------------------------------
                             December 31, 2004                  December 31, 2005                 September 30, 2006
--------------------- --------------------------------- ---------------------------------- ---------------------------------
                                   Total Dollar                       Total Dollar                      Total Dollar
                                   Amount of Loan                     Amount of Loan                    Amount of Loan
 Loan Type           Number         Portfolio          Number         Portfolio           Number        Portfolio
----------------------------------------------------------------------------------------------------------------------------
Jumbo Fixed          8,838       $4,575,489,084        6,660       $3,546,828,021         3,016        $1,860,670,619
--------------------- -------------- ------------------ -------------- ------------------- ------------- -------------------

American Home Mortgage Corp.

     American Home Mortgage Corp. ("American Home") is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home's call center. American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1988, and has been originating fixed-rate mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

     The following table reflects American Home's originations of first-lien, fixed-rate mortgage loans for the past three years:

                       Year Ended           Year Ended           Year Ended
                    December 31, 2004    December 31, 2005    December 31, 2006
                    -----------------------------------------------------------
Number of Loans          59,630               96,953               120,410
Principal Balance    $10,593,252,722      $19,353,121,580      $24,987,132,683

     American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Bank of America, National Association

     Bank of America, National Association ("Bank of America") has been originating mortgage loans in excess of 25 years.

     Bank of America originates mortgage loans (i) directly to consumers; (ii) indirectly through brokers; and (iii) through other loan originators. Bank of America's direct-to-consumer originations include mortgage loans made to:

     o customers applying for a mortgage at one of Bank of America's banking center locations;

     o    customers applying for a Bank of America mortgage via telephone;

     o customers applying for a mortgage utilizing Bank of America's internet site; and

     o customers applying for a mortgage with one of Bank of America's retail mortgage account executives, who obtain customers by networking with realtors and builders in their local markets.

     Bank of America also originates loans indirectly through its wholesale channel where:

     o the initial application is processed by an independent mortgage broker approved to sell loans to Bank of America; or

     o applications are processed and the mortgage loan is originated by another entity and subsequently acquired by Bank of America after closing.

     The real estate lending processes for one- to four-family mortgage loans in all origination channels follow standard procedures, designed to comply with applicable federal, state and local laws and regulations.

     The table below sets forth the number and aggregate principal balance of mortgage loans of the type which may be included in trusts similar to the Issuing Entity, which were originated by Bank of America during the periods indicated:

                                                                                                                Three-
                                                                                                          Months Ended March
                                                   Twelve-Months Ended December 31,                             31,
                              ------------------------------------------------------------------------- ---------------------
                                    2003             2004             2005                2006                  2007
By Number                         792,496           454,683          394,942             371,079               98,240
By Aggregate Principal
Balance (in billions)              $131.1            $87.5            $86.8               $85.5                $23.4

Countrywide Home Loans, Inc.

     Countrywide Home Loans, Inc. ("Countrywide Home Loans"), a New York corporation, is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

     Except as otherwise indicated, reference in the remainder of this section of the prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

     Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.

                                                                       Consolidated Mortgage Loan Production

                                                                                             Years Ended
                                                                                             December 31,
                                                                                                                       Three Months
                                                                                                                          Ended
                                                                                                                         March 31,
                                                   2002            2003          2004            2005         2006           2007
                                               --------------- ------------    -------------  ----------     ----------   ---------
                                                                (Dollars in millions, except average loan amount)
Conventional Conforming Loans
----------------------------------------------     993,538       1,509,925        826,914       776,479      723,933        214,826
  Number of Loans.......................
  Volume of Loans.......................       $   149,072     $   234,526    $   134,762   $   159,561  $   149,095    $    43,035
     Percent of Total Dollar Volume.....             59.2%           53.9%          37.1%         32.2%         32.2%      37.4%
Conventional Non-conforming Loans
  Number of Loans.......................           283,536         562,389        529,192       866,476      730,511        155,766
  Volume of Loans.......................       $    62,665     $   138,006    $   144,663   $   235,614  $   211,841    $    49,970
     Percent of Total Dollar Volume.....             24.9%           31.7%          39.9%         47.6%        45.8%       43.5%
FHA/VA Loans
  Number of Loans.......................           157,626         196,063        105,562        80,555       89,753         22,880
  Volume of Loans.......................       $    19,093     $    24,402    $    13,247   $    10,714  $    13,093    $     3,539
     Percent of Total Dollar Volume.....              7.6%            5.6%           3.6%           2.2%         2.8%       3.1%
Prime Home Equity Loans
  Number of Loans.......................           316,049         453,817        587,046       728,252      716,353        158,183
  Volume of Loans.......................       $    11,650     $    18,103    $    30,893   $    44,850  $    47,876    $    10,539
     Percent of Total Dollar Volume.....              4.6%            4.2%           8.5%           9.1%        10.4%      9.2%
Nonprime Mortgage Loans
  Number of Loans.......................            63,195         124,205        250,030       278,112      245,881         43,667
  Volume of Loans.......................       $     9,421     $    19,827    $    39,441   $    44,637  $    40,596    $     7,881
     Percent of Total Dollar Volume.....              3.7%            4.6%          10.9%           9.0%         8.8%       6.8%
Total Loans
  Number of Loans.......................         1,813,944       2,846,399      2,298,744     2,729,874    2,506,431        595,322
  Volume of Loans.......................       $   251,901     $   434,864    $   363,006   $   495,376  $   462,501    $   114,964
  Average Loan Amount...................       $   139,000     $   153,000    $   158,000   $   181,000  $   185,000    $   193,000
  Non-Purchase Transactions(1)..........              66%             72%            51%           53%          55%            62%
  Adjustable-Rate Loans(1)..............              14%             21%            52%           53%          46%            36%


(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

MortgageIT, Inc.

     MortgageIT, Inc. ("MortgageIT") is a New York corporation with an executive and administrative office located at 33 Maiden Lane, New York, New York 10038. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

     MortgageIT and its predecessors have been in the residential mortgage banking business since 1988, and have originated Alt-A mortgage loans since that time. For the year ended December 31, 2006, MortgageIT had an origination portfolio of approximately $29.5 billion, all of which was secured by one- to four-family residential real properties and individual condominium units.

     On January 3, 2007, an affiliate of DB Structured Products, Inc. announced the completion of its acquisition of MortgageIT Holdings, Inc. ("MortgageIT Holdings"), MortgageIT's former parent company. Wells Fargo Bank, N.A., which is the master servicer and securities administrator and, potentially, a custodian, is also the master servicer for issuances of asset-backed securities for which MortgageIT Holdings was the sponsor. GMAC Mortgage, LLC, which is a servicer, serves as the interim servicer for all of the mortgage loans that MortgageIT funds.

     The  following  table  describes  the  size,   composition  and  growth  of
MortgageIT's total mortgage loan production for first lien Alt-A fixed rate mortgage loans over the past three years

--------------------------- ----------------------------------- ---------------------------------- ---------------------------------
                                    December 31, 2004                   December 31, 2005                  December 31, 2006
--------------------------- ------------- --------------------- ------------- -------------------- ------------- -------------------
         Loan Type             Number      Total Portfolio of      Number      Total Portfolio of     Number      Total Portfolio of
                                                 Loans                               Loans                              Loans
--------------------------- ------------- --------------------- ------------- -------------------- ------------- -------------------
First Lien Alt A Fixed
Rate Mortgage Loans           5,109         1,076,822,646         12,362        2,978,749,606        11,457        2,685,899,765
--------------------------- ------------- --------------------- ------------- -------------------- ------------- -------------------

Wells Fargo Bank, N.A.

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

     Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

          a. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers ("Prime 30-Year Fixed-Rate Relocation Loans");

          b. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("Prime 30-Year Fixed-Rate Non-Relocation Loans");

          c. Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime 15-Year Fixed-Rate Loans"); and

          d. Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("Prime Adjustable-Rate Loans").

     From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:


                                                  2004                         2005                                    2006
                                      --------------------------------  ----------------------------         -------------------
                                              Aggregate Original                 Aggregate Original              Aggregate Original
                                   No. of       Principal              No. of        Principal          No. of     Principal
Asset Type                          Loans      Balance of Loans        Loans       Balance of Loans     Loans    Balance of Loans
------------------------------

Prime 30-Year Fixed-Rate
Relocation Loans                      863        $407,034,482            1,662       $834,847,437          1,795       $942,828,963

Prime 30-Year Fixed-Rate
Non-Relocation Loans               24,449      $9,916,613,353           56,987    $27,717,640,372         48,644    $22,134,618,223

Prime 15-Year Fixed-Rate Loans      5,419      $2,568,468,498            5,664     $3,050,313,288          2,507     $1,230,499,787

Prime Adjustable-Rate Loans*      126,241     $54,380,648,326          133,547    $61,563,540,910         71,276    $39,675,838,574

* Mortgage loans that Wells Fargo Bank classified as "prime" adjustable rate investment property mortgage loans were previously reported under the "Alt-A adjustable rate mortgage loans "asset type" for 2004 and 2005. In 2006, Wells Fargo Bank changed the classification of "prime" adjustable rate investment property mortgage loans so that such mortgage loans are classified as Prime Adjustable Rate Loans and are now reported under that "asset type" for all periods shown.

     Mortgage Loan Production Sources

     Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

     The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

     Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

     Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

     A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

     Acquisition of Mortgage Loans from Correspondents

     In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

     The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

                      MORTGAGE LOAN UNDERWRITING STANDARDS

     The Depositor will purchase the Mortgage Loans from Bank of America, as the Sponsor. The Mortgage Loans will have been purchased by Bank of America directly or indirectly from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by these entities. The Mortgage Loans originated by Bank of America and originated or acquired by ABN AMRO, American Home, Countrywide Home Loans, MortgageIT and Wells Fargo Bank will have been underwritten materially in accordance with the applicable underwriting standards set forth below under "--ABN AMRO's Underwriting Standards," "--American Home's Underwriting Standards," "--Bank of America's Underwriting Standards," "--Countrywide Home Loans' Underwriting Standards," "--MortgageIT's Underwriting Standards" and "--Wells Fargo Bank's Underwriting Standards."

     The underwriting standards used by the Originators are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

ABN AMRO's Underwriting Standards

     The mortgage loans originated by ABN AMRO have been originated generally in accordance with underwriting criteria acceptable to ABN AMRO, which are referred to as the "Underwriting Criteria" and are discussed more fully below.

     ABN AMRO originates residential mortgage loans through its various retail outlets. The mortgage loans are processed and underwritten through one of its operation centers. ABN AMRO also originates loans through its network of mortgage loan brokers and correspondents, who, after processing the mortgage loans, submit such mortgage loans to ABN AMRO for approval and funding. ABN AMRO also has an e-commerce website where potential borrowers can submit their applications electronically, and ABN AMRO's operation staff underwrites and approves the loans based, in part, on any other additional information requested.

     ABN AMRO's Underwriting Criteria are intended to evaluate the prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgaged property as collateral. ABN AMRO requires each prospective mortgagor to complete an application which includes information about the applicant's assets, liabilities, income, credit history, employment history and other related items, and furnish an authorization to obtain a credit report which summarizes the mortgagor's credit history.

     As part of the underwriting process, ABN AMRO may use automated underwriting systems that have been developed by Fannie Mae, Freddie Mac or the Federal Housing Administration. These systems evaluate all aspects of the borrower's credit profile, including credit pattern, not only looking at the borrower's repayment history but also use of credit. The system evaluates the borrower's savings pattern and ability to repay the debt. It also looks at the loan-to-value ratio and the loan program the borrower has requested.

     In order to establish the prospective mortgagor's ability to make timely payments, unless otherwise waived as described below, ABN AMRO requires evidence regarding the mortgagor's employment, income and assets, and amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. A potential borrower is generally required to submit documentation verifying employment for the most recent two years. Required documentation could include pay stubs, W-2 forms, personal tax returns, business tax returns and financial statements as well as personal or other bank statements evidencing sufficient funds to close. In addition, a prospective borrower's monthly debt as compared to his/her monthly gross income, i.e., the "debt-to-income" ratios, must generally be within the limits set forth in the Underwriting Criteria. Such debt-to-income ratio may be limited based on several underwriting criteria and may vary based on compensating factors.

     In determining the adequacy of the property as collateral, at least one independent appraisal is generally made of each property considered for financing. The appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Alternatively, the appraisal may be conducted by comparing values of similar properties in an automated system or electronic database, inspecting the exterior of the property or another method described in the Underwriting Criteria. The appraisal is based on the appraiser's judgment of values, supported by the market value of comparable home sales. The Underwriting
Criteria require that the underwriters be satisfied that the value of the property being financed supports the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. In the case of a refinance, if the loan is currently being serviced by ABN AMRO and the borrower intends to only reduce the interest rate or loan term, no additional property valuation may be required. However, if the borrower is requesting additional money exceeding the lesser of 2% or $2,000, a new property valuation is required.

     Other than loans that are insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration and unless otherwise specified, any first lien mortgage loan with a loan-to-value ratio that at origination is at least 80.01% or higher is required to have mortgage insurance. ABN AMRO also requires that property insurance be maintained in accordance with the Underwriting Criteria for that loan. ABN AMRO may also require flood or other hazard insurance as set forth in their Underwriting Criteria.

     ABN AMRO may originate mortgage loans under a limited mortgage documentation program. However, the mortgagors of these types of loans must have a good credit history and be financially capable of making a larger cash down payment in a purchase, or be willing to finance less of the appraised value in a refinancing than would otherwise be required by ABN AMRO. Currently, the Underwriting Criteria provide that under this type of program only mortgage loans with specified loan-to-value ratios qualify. If the mortgage loan qualifies, ABN AMRO may waive some of its documentation requirements, including eliminating verification of assets, income and employment for the prospective mortgagor.

     For conventional loans, ABN AMRO has a reduced documentation program under which a prospective borrower's income or assets are not fully documented. ABN AMRO also has a "no ratio" loan program under which the borrower's assets are fully disclosed and verified, but neither the amount nor the source of the borrower's income is disclosed, and the credit approval process for such a loan does not rely on qualifying ratios. Under the "no documentation" program, verification of a borrower's income and assets is neither requested nor reviewed during the processing of the loan file. The credit approval process for a "no documentation" loan relies entirely on the borrower's credit report and the value of the mortgaged property.

     For government loans, ABN AMRO underwrites FHA/VA loans in compliance with endorsement and guarantee requirements of the Department of HUD and Veterans Affairs. This incorporates both credit and collateral guidelines of these respective agencies.

     ABN AMRO is not aware of any legal proceedings pending against ABN AMRO or against any of its property, including any such proceedings known to be contemplated by governmental authorities, that are likely to materially affect the holders of the securities issued.

American Home's Underwriting Standards

     The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

     The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop
Underwriter(R) and Loan Prospector(R) automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

     American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

     American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgage property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

     American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

     Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

     American Home obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home's Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

     In addition to reviewing the borrower's credit history and credit score, American Home's underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

     In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter(R), Freddie Mac's Loan Prospector(R) automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter(R) called Custom Desktop Underwriter, or they have been manually underwritten by American Home's underwriters. American Home's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home's senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

     Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home's vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

     The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

     American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Bank of America's Underwriting Standards

     General Underwriting Standards

     The Application and Use of Credit Scoring. Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the mortgagor's credit standing, capacity to repay the loan and adequacy of the mortgaged property as collateral for the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant's credit history with merchants and lenders and any record of bankruptcy or prior foreclosure. This credit information may be obtained from either a single credit repository or from up to three credit repositories. The credit bureau inquiry also includes a request for the applicant's Credit Score. If the credit bureaus cannot generate a Credit Score due to insufficient information about an applicant, Bank of America will consider proof of an applicant's alternative credit history, such as a history of consistent rent and utility payments.

     In addition to a Credit Score, Bank of America may obtain a Custom Mortgage Score. In order to generate a Custom Mortgage Score, the applicant must have at least one trade line on his or her credit report and also have a Credit Score. The "Custom Mortgage Score" was developed on a population of mortgage loans serviced by Bank of America and is designed to assess the likelihood that a mortgage loan will become 60 days or more delinquent within two years of application. The Custom Mortgage Score used by Bank of America will either have been developed by Bank of America individually or with the assistance of a third party. The Custom Mortgage Score requires a Credit Score and utilizes information obtained from one of the three major credit bureaus. The credit bureau used depends on the geographic location of the applicant's residence at the time of application. Bank of America may evaluate a prospective borrower's creditworthiness with either (i) a Credit Score, (ii) a Custom Mortgage Score or
(iii) a combination of a Credit Score and a Custom Mortgage Score.

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     Underwriting Evaluation by Automated Underwriting Decision Engine or Manual
Underwriter. Each mortgage loan underwritten to Bank of America's general underwriting standards is underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing, and the adequacy of the mortgage property as collateral for the mortgage loan. The underwriting standards as established in the Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     Each mortgage application is evaluated by either an automated underwriting decision engine and/or a human underwriter to determine the appropriate credit decision and documentation requirements for the loan transaction. The automated underwriting decision engine may be an engine developed by an outside company and updated by Bank of America risk management personnel to facilitate automated decisions on Bank of America loan transactions. Alternatively, it may be an external decision engine such as Fannie Mae's Desktop Underwriter(R) or Freddie Mac's Loan Prospector(R). If the loan is not automatically approved or declined by the automated underwriting decision engine, it is directed to an underwriter who evaluates the application against a set of specific criteria. The underwriter may be an employee of the lender or may be an individual performing underwriting on a contract basis through a third party firm such as a mortgage insurance company.

     Desktop Underwriter(R) is an automated underwriting system developed by Fannie Mae for conventional conforming loans. Desktop Underwriter(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each loan file. Bank of America utilizes Fannie Mae's Custom Desktop Underwriter(R) which allows Bank of America's conditions and policies to display on a customized findings report specific to it.

     Loan Prospector(R) is an automated underwriting system developed by Freddie Mac for conventional conforming loans. Loan Prospector(R) indicates the minimum income and asset verification, credit-related documentation and other requirements necessary to complete processing of the loan file. These requirements are based on the specific risk factors present in each mortgage application.

     Either the automated underwriting decision engine or the underwriter evaluates the application information to the guidelines for the product type under which the applicant has applied. As part of the underwriting evaluation, the loan-to-value ratio is calculated. The "loan-to-value ratio" is the percentage equal to (i) the principal balance of the mortgage loan at origination divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained at origination of the mortgage loan or an automated valuation model or tax assessed value (if permitted by the applicable product type) and (b) except for mortgage loans made for refinancing purposes, the sales price for the mortgaged property. In addition to evaluating the loan-to-value ratio, the automated underwriting decision engine or human underwriter will also evaluate the applicant's credit history and/or Credit Score and/or Custom Mortgage Score, the amount of the applicant's debts (including proposed housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income, the intended occupancy of the subject property, the property type, and the purpose of the loan transaction to determine whether the mortgage loan generally meets the guidelines established for the program under which the applicant is applying. If there are multiple applicants on a loan transaction, Bank of America generally utilizes the Credit Score and/or Custom Mortgage Score associated with the highest wage-earner on the transaction as the representative score(s) for the transaction. The automated underwriting decision engine and/or the underwriter may utilize compensating factors to offset one or more features of the loan transaction that may not specifically comply with the product guidelines. Therefore, the application of the underwriting guidelines for a product type by either an underwriter or an automated decision engine does not imply that each specific standard was satisfied individually. A loan is considered to be underwritten in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines.

     As part of the underwriting evaluation, the applicant's "Debt-to-Income Ratio" is calculated as the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. Bank of America's Debt-to-Income Ratio guidelines are based on the loan instrument, loan term, Credit Score, loan-to-value ratio, property type, and occupancy characteristics of the subject loan transaction. Bank of America permits ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     For certain mortgage loans, underwriting may be based on data obtained by third parties that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by Bank of America to underwrite loans on its behalf, or independent contractors hired by these parties to perform underwriting services on Bank of America's behalf, make initial determinations as to the consistency of loans with established underwriting guidelines. The underwriting of mortgage loans acquired from another lender generally relies on the representations from the originating lender that the mortgage loans were underwritten in accordance with agreed upon underwriting standards that are materially similar to Bank of America's. Generally, Bank of America conducts a post-purchase review of a sampling of all mortgage loans acquired from another lender to determine whether agreed upon requirements were met. In order to be eligible to sell mortgage loans under a delegated underwriting arrangement, the lender must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

     Certain of the mortgage loans may have been purchased by Bank of America in negotiated transactions, and these negotiated transactions may be governed by contractual agreements. The contractual agreements may provide the commitment by Bank of America to accept the delivery of a certain dollar amount of mortgage loans over a specific period of time; this commitment may allow for the delivery of mortgage loans one at a time or in multiples as aggregated by the seller. Many of the contractual agreements allow the delegation of all underwriting functions to the seller, who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Bank of America.

     Loans with Secondary Financing. First lien purchase money mortgage loans may have secondary financing to the borrower contemporaneously with the origination of the first lien mortgage loan. First lien refinance transactions may have existing secondary financing with the applicant that is resubordinated to the new first lien transaction or may have new secondary financing originated simultaneously with the first lien mortgage. The secondary financing may or may not be provided by Bank of America. The Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio are evaluated on each loan with subordinate financing. The "Total Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus any secondary financing that was drawn upon at that time divided by the value of the mortgaged property. The "Combined Loan-to-Value Ratio" is the principal balance of the first lien mortgage loan at origination plus the total amount of available secondary financing (including any unused amount on a home equity line of credit) divided by the value of the mortgaged property. A mortgage loan with secondary financing is evaluated to determine if the Total Loan-to-Value Ratio and Combined Loan-to-Value Ratio meet the requirements for the program under which the application is submitted or if the application contains compensating factors to warrant an exception to the applicable guidelines. Some applicants request a first lien mortgage loan with a loan-to-value ratio of 80% with a simultaneously funded second lien transaction in order to avoid the cost of primary mortgage insurance associated with first lien mortgage loans with loan-to-value ratios exceeding 80%.

     Documentation. In assessing an applicant, Bank of America requires supporting documentation (or other verification) for all material data provided by the applicant, such as income and source of down payment, unless the applicant qualifies for one of the Accelerated Processing Programs discussed below.

     Under Bank of America's standard documentation process (the "Standard Documentation Process") the following verifications are required: a salaried applicant's income is verified by either having the applicant provide copies of the previous year's federal withholding form (IRS W-2) and a current payroll earnings statement or by sending a verification of employment form to the applicant's employer. A verification of employment form asks the employer to report the applicant's length of employment with the employer, the current salary and an indication as to whether it is expected that the applicant will continue to be employed in the future. A self-employed applicant is required to provide copies of tax returns for the prior two years. Bank of America verifies


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down payment funds by (i) obtaining bank or other financial  statements covering the most recent 60-day period confirming the existence of these funds, (ii) determining electronically that these funds are on deposit with Bank of America,
(iii) obtaining documentation that these funds are to be obtained from a gift or sale of assets or (iv) asking the applicant's financial institution to complete a verification of deposit form detailing asset information. Asset verifications are not required on refinance transactions.

     If the applicant lacks a traditional credit history, then the loan approval may be conditioned upon the documentation of an acceptable alternative credit history consisting of at least three references showing timely payment of utilities, insurance premiums or rent, or other alternative credit references in the prior twelve months.

     In order to qualify for Bank of America's general underwriting standards, applicants must be willing to have the income and assets stated on their application verified. Applicants who have indicated that they do not wish to have their income and/or assets verified are directed to other Bank of America programs outlined in "--Alternative Underwriting Standards" below. While the applicants under Bank of America's general underwriting standards are willing to have income and asset information stated in the application verified, the level of verifications required (if any) are based on the applicant's credit profile, requested loan terms, and whether the applicant has an existing loan serviced by Bank of America that is being refinanced with the new loan transaction. Bank of America matches documentation requirements on mortgage loans to the overall risk parameters of the loan file under various "Accelerated Processing Programs" such as: (i) Rapid; (ii) PaperSaver(R) (also known as Threshold and/or Rapid Plus);
(iii) Stated Income,  Stated Asset;  (iv) All-Ready Home; (v) Mortgage  Rewards;
(vi) No Ratio; (vii) Stated Income or (viii) No Income No Asset.

     Under Bank of America's "Rapid" documentation program, if the applicant meets the Total Loan-to-Value Ration and Credit Score requirements, only the most recent year-to-date pay stub, W-2 or a verification of employment is required for income verification (if salaried). A signed IRS Form 4506-T (Request for Transcript of Tax Returns) and the last two Federal Income Tax Returns (Form 1040) with all schedules or, depending upon the program requirements, the first two pages of the most recent tax return of a self-employed applicant, is required for income verification. Documentation for asset verification is necessary only for those assets needed for down payment, closing costs and the reserve requirements on purchase transactions and may be required for certain refinance transactions.

     Under Bank of America's "PaperSaver(R)" documentation program, verification of the applicant's stated income and stated assets is not requested (with the exception of self-employed applicants who are required to sign the IRS form 4506-T (Request for Transcript of Tax Returns)) if the applicant meets the designated Credit Score, Custom Mortgage Score, Loan-to-Value Ratios and other eligibility requirements. An applicant with a designated higher Credit Score and designated higher Custom Mortgage Score which together indicate a favorable credit history is eligible for PaperSaver(R) documentation. The PaperSaver(R) documentation program has certain limitations relating to occupancy, property type, purpose and principal balance.

     Under Bank of America's "Stated Income, Stated Asset" documentation program, income or asset verifications are not requested from applicants if they meet the Total Loan-to-Value Ratio, Credit Score and other eligibility requirements for the program. Although the Stated Income, Stated Asset program permits applicants to simply state their income and assets without verification, all applicants are required to sign an IRS form 4506 permitting income verification from tax return data if the file is selected as part of Bank of America's quality assurance audit.

     Bank of America may originate new mortgage loans under its "All-Ready Home" mortgage refinance program or its "Mortgage Rewards" refinance program. Under each of these programs, Bank of America will pay certain closing costs normally paid by the customer. Under these programs, a borrower whose current mortgage loan is serviced by Bank of America does not need to provide income or asset verification documentation if the current mortgage loan has had no 30 day or more delinquent payments in the previous twelve months (or since origination if less than 12 months). In addition, Bank of America typically requires a drive-by appraisal rather than an interior inspection appraisal. Because these programs involve the refinancing of mortgage loans that Bank of America originally underwrote, Bank of America will not apply any significant borrower credit or property underwriting standards (other than a minimum Credit Score). Mortgage Loans initially included in the Issuing Entity may have been the subject of a

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refinancing  described  above. To the extent a borrower becomes eligible for the
All-Ready Home or Mortgage Rewards program after his or her Mortgage Loan has been included in the Issuing Entity, his or her Mortgage Loan could be more easily refinanced, resulting in a prepayment of the Mortgage Loan. See "Prepayment and Yield Considerations--Weighed Average Life of the Offered Certificates."

     For a description of the No Ratio, Stated Income and No Income No Asset programs, see "--Alternative Underwriting Standards" below.

     In addition, mortgage applications evaluated by Desktop Underwriter(R) or Loan Prospector(R) follow the Standard Documentation Process unless the applicant's credit profile indicates a more favorable credit history, in which case the mortgage loan may be originated with the applicant furnishing only a recent pay stub showing year-to-date earnings (if salaried) or the first two pages of the most recent tax return (if self-employed) for income verification and only the most recent bank statement for asset verification.

     Collateral Valuation. Bank of America conducts a valuation of the mortgaged property as collateral for each mortgage loan. This collateral valuation may be determined by (i) an interior inspection appraisal, (ii) a tax assessed value,
(iii) a desktop appraisal, (iv) a drive-by appraisal, (v) an automated valuation model, or (vi) reference to the collateral valuation obtained in connection with the origination of the previous loan if the loan is a refinance of a mortgage loan that was previously serviced by Bank of America. An interior inspection appraisal is an appraisal report based on an interior inspection of the subject property. A tax assessed value is a factor applied to the tax value recorded for the subject property that reflects the general relationship between the assessed value and the market value of the property. These factors are established for each county by a third party vendor. A tax assessed value also does not entail any physical inspection of the subject property. A desktop appraisal is a report completed by a certified/licensed appraiser utilizing a sales comparison analysis from a local multiple listing service without conducting a physical inspection of the property. A drive-by appraisal report is a limited, summary appraisal report based on an exterior inspection of the property and comparable sales by a certified/licensed appraiser. An automated valuation model is an electronically generated valuation that utilizes real estate information such as property characteristics, market demographics, sales price data, and regional trends to calculate a value for a specific property. Bank of America utilizes the automated valuation models of several vendors. An automated valuation model does not entail any physical inspection of the subject property. In addition, no updated appraisal valuation may be performed if the loan is a refinance of a loan that was previously serviced by Bank of America and the valuation from the time of origination of the loan being refinanced reflects adequate value for the mortgaged property.

     In certain instances, the interior, desktop or drive-by appraisal reports may be conducted by an employee of Bank of America or an affiliate. The appraisal report, however, may be performed by an independent appraiser contracted by Bank of America or an affiliate of Bank of America on direct channel originations. Appraisal reports on indirect channel originations are generally performed by an appraiser selected by the originating lender but indirect channel appraisers cannot be performed by appraisers that have been deemed to be ineligible to perform appraisals by Bank of America.

     Appraisers may note on their appraisal any environmental hazard the appraiser becomes aware of while appraising the property. EPA Lead Paint requirements for notice and an inspection period are standard for properties built before 1978. Properties containing other hazards may be eligible for financing if the appraiser can value the property showing the impact of the hazard, and the borrower executes a "hold harmless" letter to the lender. Environmental hazards are not noted on collateral valuations where no physical inspection of the property takes place, such as on loans where the collateral valuation is conducted by an automated valuation model or tax assessed value. Appraisers only note environmental hazards on a desktop appraisal if they generally are known in the area.

     Certain states have "anti-deficiency" laws which, in general, require lenders providing credit on one to four family properties to look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in the prospectus. The underwriting guidelines in all states (including anti deficiency states) require that the value of the property being financed, as indicated by the collateral valuation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that the value will support the outstanding loan balance in the future.

     Flood Determinations and Hazard Insurance. Each mortgage loan is evaluated to determine if the subject property is located in a federal flood zone. If the property is located in a flood zone, then flood insurance is required on the loan transaction with an amount of coverage that meets or exceeds federal law requirements. Generally, evidence of acceptable hazard insurance coverage on the subject property is a requirement for loan approval. This documentation, however, is not required if the mortgage loan is a refinance of an existing Bank of America serviced loan transaction and hazard insurance was documented for the previous loan transaction or the mortgage loan is originated under a program that does not require the review of evidence of hazard insurance.

     Mortgage Insurance and Title. Mortgage loans originated with loan-to-value ratios in excess of 80% may be covered by primary mortgage insurance. Except as noted below in connection with certain refinance transactions, mortgage loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac, or if the related mortgaged property is located in a jurisdiction where these policies are generally not available, an opinion of counsel of the type customarily rendered in these jurisdiction in lieu of title insurance will be obtained instead. If required, the title insurance policy may include environmental protection lien endorsement coverage (ALTA Form 8.1 or its equivalent) excepting only Superliens which may arise after the loan is made. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" in the prospectus.

     Mortgage loans on refinance transactions generally do not contain title insurance policies. Title searches are often performed on these refinance transactions in lieu of obtaining a title insurance policy. A title search is a limited search of a specified parcel of land summarizing information concerning current owner(s) and all judgments, mortgages, and tax obligations filed.

     Borrowers Protection Plan(R). Bank of America's Borrowers Protection Plan(R) ("BPP") is a debt-cancellation contract between the borrower and Bank of America. This optional plan can cancel a borrower's monthly principal and interest payment for up to a total of twelve months if the borrower loses his or her job or becomes disabled. Additionally, the outstanding principal balance of a mortgage loan with BPP will be cancelled if the borrower dies as a result of an accident. While Bank of America will cancel payment of the principal, interest and BPP fees, the borrower will still be responsible for the payment of taxes and insurance. Bank of America will be obligated to pay to the Issuing Entity any amounts cancelled due to BPP on a Mortgage Loan.

     The following three protection options are available in a BPP contract: (i) disability, involuntary unemployment and accidental death; (ii) involuntary unemployment and accidental death or (iii) disability and accidental death.

     The benefit period ranges from six to twelve months. A borrower may elect single (i.e., one borrower who is named in the mortgage note) or joint coverage (i.e., any two of the borrowers named in the mortgage note).

     BPP is only available on certain first-lien fixed-rate and adjustable-rate mortgage loan products and programs. The term of protection is the lesser of the loan term and ten years. Upon expiration, BPP is discontinued and the monthly BPP fee is no longer assessed. If the borrower has an active BPP claim prior to the expiration date, however, loan protection can extend beyond the expiration date. BPP is optional and the borrower's choice regarding BPP is not considered when evaluating the loan request. The borrower must select the BPP plan prior to loan closing.

     Alternative Underwriting Standards

     In addition to the general underwriting standards described above under "--General Underwriting Standards," Bank of America provides for certain alternative underwriting programs for qualified borrowers, some of which enable the applicant to request reductions in the verification documentation required for the mortgage loan.

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     Bank of America's "Stated Income Program"  provides  applicants the ability to request that income stated on the loan application not be verified. The Debt-to-Income Ratio calculation used by the underwriter to evaluate the applicant's capacity for the loan is based on income the applicant discloses on the application. Under the Stated Income Program, applicants who have steady employment and complex sources of income or rapidly expanding incomes may be eligible. The Stated Income Program is designed to meet the needs of applicants with a traditional credit history who meet the minimum Credit Score requirement of the program. A verbal verification of employment confirming the applicant's date of employment, job status and title is required. While income information is not provided, the applicant must continue to provide documentation of assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "No Ratio Loan Program" provides applicants with a minimum Credit Score and a sufficient asset base the ability to obtain mortgage loans with no income verification or Debt-to-Income Ratio calculation. Under this program, the applicant does not state his or her income at the time of loan application. The applicant must evidence a propensity and capacity to save and to maintain stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program. While income information is not provided, the applicant must continue to provide documentation of his or her assets used for down payment, closing costs, and reserves on purchase transactions.

     Bank of America's "No Income No Asset Program" provides applicants with a minimum Credit Score and steady employment the ability to obtain mortgage loans with no income verification, Debt-to-Income Ratio calculation or asset verification. Under this program, the applicant does not state his or her income or assets at the time of loan application. The applicant must evidence stable employment, defined as a minimum of two years in the same line of work. A verbal verification of employment information provided in the application, without reference to income, takes place under this program.

     Bank of America's "100% LTV Program" provides applicants the ability to obtain a mortgage loan with no down payment. The 100% LTV Program is only available if the primary borrower has a minimum Credit Score. The 100% LTV Program also permits loan-to-value ratios of up to 103% (including closing costs and prepaid items in an amount up to 3% of the value of the mortgaged property). Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "97% LTV Program" provides applicants with the opportunity to obtain low down payment mortgage loans. This program allows an applicant to obtain financing for a mortgage loan by requiring only a 3% cash down payment from the applicant's own funds. The 97% LTV Program is only available if the primary borrower has a minimum Credit Score. The 97% LTV Program is a fully amortizing 30-year fixed-rate mortgage that is available on owner-occupied principal residences only. This program is available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Condominium Hotel Loan Program" provides applicants the ability to purchase a unit in a condominium hotel. The Condominium Hotel Loan Program offers a fully amortizing 15-year or 30-year fixed-rate mortgage loan that is available on a primary residence or second home. The Condominium Hotel Loan Program is only available if the primary borrower has a minimum Credit Score. Condominium Hotel Mortgage Loans are available on purchase and rate or term refinance transactions. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "Non-Resident Alien Loan Program" provides financing to non-resident aliens to purchase or refinance second home properties within the United States. Applicants without a United States credit history must document an acceptable credit history within their primary country of origin. Under this program, Bank of America uses the Standard Documentation Process.

     Bank of America's "80/20 Program" provides applicants with an 80% Loan-to-Value Ratio first lien mortgage that is funded simultaneously with a 20% Loan-to-Value Ratio second lien mortgage so that the Total Loan-to-Value Ratio is 100%. By structuring loans in such a manner, the applicant is able to avoid the cost of primary mortgage insurance on the transaction. The 80/20 Program is only available if the primary borrower has a minimum Credit Score. Bank of America may originate both the first and second lien transactions under an 80/20 transaction or the second lien may be originated by another lender. Under this program, Bank of America uses the Standard Documentation Process.

Countrywide Home Loans' Underwriting Standards

     Note: Loan-to-Value Ratio as used in "Countrywide Home Loans' Underwriting Standards" below has the following meaning:

     The "Loan-to-Value Ratio" of a CHL Mortgage Loan at any time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related CHL Mortgage Loan at the date of determination and the denominator of which is

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting Process" below.

     With respect to CHL Mortgage Loan originated pursuant to the Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the CHL Mortgage Loans being refinanced was (i) for the CHL Mortgage Loans originated in early 2003 or mid-2003, 90% or less or (ii) for the CHL Mortgage Loans originated in late 2003 and all of the CHL Mortgage Loans originated in 2004 or 2005, 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new CHL Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the CHL Mortgage Loan being refinanced; or

     o if the loan-to-value ratio at the time of the origination of the CHL Mortgage Loan being refinanced was (i) for the CHL Mortgage Loans originated in early 2003 or mid-2003, greater than 90% or (ii) for the CHL Mortgage Loans originated in late 2003 and all of the CHL Mortgage Loans originated in 2004 or 2005, greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new CHL Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal at the time of the origination of the new CHL Mortgage Loan.

Underwriting Process

     General

     All of the Mortgage Loans originated by Countrywide Home Loans, Inc. (the "CHL Mortgage Loans") will have been originated in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

     As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

     In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

     Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

     Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

     Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

     The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

     A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

     For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

     Except  with  respect  to  mortgage  loans   originated   pursuant  to  its
Streamlined Documentation Program, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition.
Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

     Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

     In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

     Standard Underwriting Guidelines

     Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum
"cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this section of the prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than (i) in the case of CHL Mortgage Loans originated in early 2003 or mid-2003, 1% of the entire amount of the proceeds from the refinancing of the existing loan and (ii) in the case of CHL Mortgage Loans originated in late 2003 or in 2004 or 2005, the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

     For CHL Mortgage Loans originated in 2003, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on

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1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and
Hawaii) and 2 unit properties with principal balances up to $413,100 ($619,650 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $499,300 ($748,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $620,500 ($930,750 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and Hawaii) and 2 unit properties with principal balances up to $413,100 ($619,650 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $499,300 ($748,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $620,500 ($930,750 in Alaska and Hawaii).

     For CHL Mortgage Loans originated in 2004 or early 2005, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

     For CHL Mortgage Loans originated during the remainder of 2005, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

     In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation
Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

     The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

     Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

     The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

     The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of (i) for CHL Mortgage Loans originated early 2003 or mid-2003, 90% and (ii) for CHL Mortgage Loans originated in late 2003 or in 2004 or 2005, 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the
Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

     Expanded Underwriting Guidelines

     Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

     Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

     For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

     For CHL Mortgage Loans originated in 2003, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and Hawaii) and 2 unit properties with principal balances up to $413,900 ($619,650 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $499,300 ($748,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $620,500 ($930,750 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $322,700 ($484,050 in Alaska and Hawaii) and 2 unit properties with principal balances up to $413,100 ($619,650 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $499,300 ($748,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $620,500 ($930,750 in Alaska and Hawaii).

     For CHL Mortgage Loans originated in 2004 or early 2005, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $333,700 ($500,550 in Alaska and Hawaii) and 2 unit properties with principal balances up to $427,150 ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $516,300 ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

     For CHL Mortgage Loans originated during the remainder of 2005, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

     Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

     In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

     The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

     Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting

Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

     Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

     Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

MortgageIT's Underwriting Standards

     MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Alt-A" underwriting guidelines for mortgage loans with conforming and non-conforming balances.

     MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

     Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Loans in excess of one million dollars require (i) two full appraisals or (ii) one full appraisal and a field review, ordered by a MortgageIT-approved national appraiser, including photographs of the interior and the exterior of the subject property. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, a MortgageIT underwriter or a mortgage insurance company contract underwriter reviews each appraisal for accuracy and consistency.

     The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT

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requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, MortgageIT requires that a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac insure the loan. Higher loan-to-value ratios require higher coverage levels.

     The mortgage loans have been originated under "full/alternative", "stated income/verified assets", "stated income/stated assets", "no documentation" or "no ratio" programs. The "full/alternative" documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both "full/alternative" documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally, under a "stated income/verified assets" program, no verification of a mortgagor's income is undertaken by the origination; however, verification of the mortgagor's assets is obtained. Under a "stated income/stated assets" program, the originator undertakes no verification of either a mortgagor's income or a mortgagor's assets, although both income and assets are stated on the loan application and subject to reasonable underwriting approval. Generally, under a "no documentation" program, the mortgagor is not required to state his or her income or assets and therefore, the originator undertakes no verification of such mortgagor's income or assets. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a "no ratio" program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a "no ratio" program assets are verified. MortgageIT generally conducts a verbal verification of employment prior to closing.

     MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is 620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650.

     In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

     The Alt-A loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac requires. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

     Generally, in order to determine if a borrower qualifies for an Alt-A loan, MortgageIT underwriting staff or contract underwriters provided by certain mortgage insurance companies manually underwrite and approve such loans; under certain limited circumstances, if other application safeguards are in place, a borrower's qualification for an Alt-A loan is determined utilizing automated underwriting systems. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

     MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

Wells Fargo Bank's Underwriting Standards

     The Mortgage Loans originated or acquired by Wells Fargo Bank have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards, (ii) Wells Fargo Bank's "retention program," and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

     General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans originated by Wells Fargo Bank, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans originated or acquired by Wells Fargo Bank will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

     Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

     The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

     The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

     With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "The Originators--Wells Fargo Bank, N.A.--Acquisition of Mortgage Loans from Correspondents" in this prospectus supplement.

     A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

     Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

     In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including loan-to-value ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

     Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

     Mortgage loans will not generally have had at origination a loan-to-value ratio in excess of 95%. The "loan-to-value ratio" used by Wells Fargo Bank is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the loan-to-value ratio of any mortgage loan originated by Wells Fargo Bank that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the mortgage loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the mortgage loan or (b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the mortgage loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

     The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

     Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the "Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

     The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

                            Coverage Percentages
                     ------------------------------
Loan-to-Value Ratios    Category I Mortgage Loans    Category II Mortgage Loans
  95.01% to 97.00%                 30%                              25%
  90.01% to 95.00%                 30%                              25%
  85.01% to 90.00%                 25%                              12%
  80.01% to 85.00%                 12%                              6%

     "Category I Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 25 or 30 years, balloon loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate mortgage loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

     "Category II Mortgage Loans" includes fixed rate mortgage loans with terms to maturity of 10, 15 or 20 years.

     In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained.

     Except as described below, mortgage loans originated by Wells Fargo Bank will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

     Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

     Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

     Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                                   THE SPONSOR

     The Sponsor, Bank of America, National Association, is an indirect wholly-owned subsidiary of Bank of America Corporation.

     See "The Sponsor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations related to the Depositor involving fixed- and adjustable-rate first lien mortgage loans is available on the internet at http://corp.bankofamerica.com/public/regulationab/bafc/index.jsp. On this website, you can view summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Issuing Entity.

     The static pool data referred to above relating to securitized pools issued prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

     The Depositor, Banc of America Funding Corporation, is an indirect subsidiary of Bank of America Corporation.

     See "The Depositor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the prospectus for more information about the Depositor and its material roles and duties in this securitization.

                               THE ISSUING ENTITY

     The issuing entity will be a New York common law trust (the "Issuing Entity"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described below under "The Pooling and Servicing Agreement and the Servicing Agreements--Assignment of Mortgage Loans" and in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee." The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

     The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement and the Servicing Agreements" in this prospectus supplement. The Trustee, on behalf of the Issuing Entity, is, prior to an event of default under the Pooling and Servicing Agreement, only permitted to take the actions specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

     The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a "business trust" for purposes of federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a "business trust." In addition, in the event of bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy of a third party. See "Risk Factors--Special Power of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates" and "--Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans" in the prospectus.

                           SERVICING OF MORTGAGE LOANS

     The table below sets forth the percentage of Mortgage Loans contributing to, or in, each Loan Group, in Loan Group N in the aggregate and in Loan Group S in the aggregate that are serviced by each Servicer:

                                                                                                                             Loan
                                  Loan      Loan    Loan     Loan     Loan     Loan     Loan     Loan     Loan     Loan       Group
Servicer                         Group 1   Group 2  Group 3  Group 4  Group 5  Group 6  Group 7  Group 8  Group N  Group S     T2
Bank of America, National
Association                     80.68%    44.12%    43.66%   0.00%    0.00%     0.00%    0.00%    0.00%   49.69%   0.00%     0.00%
CitiMortgage, Inc.              0.00%     0.00%     0.00%    8.39%    6.36%     0.00%    0.00%    0.00%   0.00%    5.58%     0.00%
Countrywide Home Loans, Inc.    0.00%     0.00%     0.00%   43.38%    41.09%   100.00%  100.00%  100.00%  0.00%    58.78%    0.00%
GreenPoint Mortgage Funding,    0.00%     0.00%     0.00%
Inc.                                                         0.00%    0.00%     0.00%    0.00%    0.00%   0.00%    0.00%     4.71%
GMAC Mortgage, LLC              0.00%     0.00%     0.00%   11.48%    15.18%    0.00%    0.00%    0.00%   0.00%    9.09%     38.37%
National City Mortgage, Co.     7.48%     16.44%    17.50%   7.09%    5.45%     0.00%    0.00%    0.00%   15.24%   4.73%     0.00%
SunTrust Mortgage, Inc.         5.70%     6.72%     5.87%    0.00%    0.00%     0.00%    0.00%    0.00%   6.41%    0.00%     9.59%
Wells Fargo Bank, N.A.          6.14%     32.72%    32.97%  29.65%    31.93%    0.00%    0.00%    0.00%   28.66%   21.83%    47.33%

     For a description of the servicing experience and procedures of Bank of America, Countrywide Home Loans Servicing LP, GMAC Mortgage and Wells Fargo Bank, see "--Bank of America's Servicing Experience and Procedures," "--Countrywide Home Loans Servicing LP's Servicing Experience and Procedures," "--GMAC Mortgage's Servicing Experience and Procedures" and "--Wells Fargo Bank's Servicing Experience and Procedures" in this prospectus supplement.

     Bank of America (in its capacity as servicer, a "Servicer") will service the Mortgage Loans originated by Bank of America pursuant to a servicing agreement, to be dated the Closing Date (the "Bank of America Servicing Agreement"). Countrywide Home Loans Servicing LP (in its capacity as servicer, a "Servicer") will service certain of the Mortgage Loans acquired by the Sponsor from Countrywide Home Loans and North Fork Bank pursuant to a master mortgage loan purchase and servicing agreement, dated as of April 1, 2003 (as amended from time to time, the "Countrywide Servicing Agreement"). GMAC Mortgage (in its capacity as servicer, a "Servicer") will service the Mortgage Loans acquired by the Sponsor from UBS Real Estate Securities Inc. and will service the Group T2 Mortgage Loans acquired by the Sponsor from MortgageIT, Inc. pursuant to a master flow sale and servicing agreement, dated as of August 1, 2003 (as amended from time to time, the "GMAC Mortgage Servicing Agreement"). Wells Fargo Bank (in its capacity as servicer, a "Servicer") will service the Mortgage Loans acquired by the Sponsor from Wells Fargo Bank pursuant to a second amended and restated master seller's warranties and servicing agreement, dated as of May 1, 2006 (as amended from time to time, and together with a second amended and restated master mortgage loan purchase agreement, dated as of May 1, 2006, as amended from time to time, the "Wells Fargo Purchase and Servicing Agreement") and will service the Group T2 Mortgage Loans acquired by the Sponsor from American Home Mortgage Corp., Pinnacle Financial Corporation and SBMC Mortgage pursuant to a servicing agreement, dated as of July 1, 2006 (the "Wells Fargo Servicing Agreement"). The remaining Mortgage Loans that are not serviced by Bank of America, Countrywide Home Loans Servicing LP, GMAC Mortgage or Wells Fargo Bank will be serviced by the applicable Originator or an affiliate thereof (in such capacity and collectively with Bank of America, Countrywide Home Loans Servicing LP, GMAC Mortgage and Wells Fargo Bank, the "Servicers"), none of which serviced 20% or more of the aggregate Stated Principal Balance of the Mortgage Loans contributing to, or in, any Loan Group as of the Cut-off Date, pursuant to the terms of related servicing agreements (collectively with the Bank of America Servicing Agreement, the Countrywide Servicing Agreement, the GMAC Servicing Agreement, the Wells Fargo Purchase and Servicing Agreement and the Wells Fargo Servicing Agreement, the "Servicing Agreements").

     The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans.

     All of the Mortgage Loans will be master serviced by Wells Fargo Bank (in such capacity, the "Master Servicer") in accordance with the terms of the Pooling and Servicing Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells Fargo Bank in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

The Master Servicer

     Wells Fargo Bank will be the Master Servicer under the Pooling and Servicing Agreement.

     Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo Bank will be responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, Wells Fargo Bank will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the Servicers. Wells Fargo Bank also will review the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, Wells Fargo Bank may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Bank of America's Servicing Experience and Procedures

     General

     Bank of America has been servicing consumer mortgage loans in excess of 25 years. The table below sets forth information about Bank of America's portfolio of first-lien, residential mortgage loans (excluding revolving home equity lines of credit) as of the dates indicated:

First Lien                             As of                  As of                   As of                  As of
Mortgage Loans                     December 31, 2003    December 31, 2004       December 31, 2005      December 31, 2006
--------------
By Number                              2,215,425            2,258,581               2,227,378              2,524,364
By Aggregate Unpaid
Principal Balance (in billions)         $246.5                $273.1                 $296.8                 $344.0

     Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac. In addition to servicing certain mortgages securitized by the Depositor and its affiliates, Bank of America also services loans that are held in its portfolio and whole loans that are sold to a variety of investors.

     Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the residential mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking consumer communications; (iii) facilitating communication between Bank of America's different internal business units, and between Bank of America and its third-party vendors; (iv) entering and updating transaction data; and (v) generating various reports.

     Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility are automatically transferred to a different undisrupted facility. The facility receiving the transfer of functionality will have access to all data and tools necessary to continue servicing all mortgage loans. Bank of America's business continuity plan is tested and updated annually.

     Bank of America's servicing policies and procedures have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac.

     Bank of America may perform any of its obligations under the Bank of America Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions related to customer bankruptcy, certain foreclosure-related activities, hazard insurance, lockbox and document printing.

     Delinquencies, Losses, Bankruptcies and Recoveries

     Bank of America monitors mortgage loans for a variety of situations that present the risk of delinquency or loss to the Issuer. Those situations include, without limitation, situations where a mortgagor has sold or transferred the mortgaged property, where there has been damage to the mortgaged property, where the mortgagor is late in making payments for any number of reasons, and where the mortgagor has declared bankruptcy. The following is a description of Bank of America's policies and procedures to respond to each of these situations.

     Property Damage

     Bank of America has retained a vendor to address most of the work related to recovery of proceeds of hazard insurance. This vendor generally performs the following tasks: (i) insurance customer service, (ii) flood processing and tracking, (iii) renewal, (iv) lender-placed hazard insurance tracking and placement and (v) claims processing. The vendor tracks and reports its activities by directly accessing Bank of America's servicing system which reports Bank of America employees actively monitor.

     Collections and Loss Mitigation

     Account status is monitored and efforts are made to prevent a mortgage loan on which a payment is delinquent from going to foreclosure. Based on account payment history, prior contact with the borrower, property status, and various other factors, an appropriate course of action is employed to make direct mail or phone contact with the borrower(s). All of the preceding factors are considered when determining the appropriate timing for the contact efforts.

     Initial phone contact is pursued by Bank of America's collections department, which utilizes a predictive dialer and manual efforts to perform strategic call campaigns based on selected criteria including stage of delinquency and industry credit/behavioral risk scoring. Call attempts may begin within several days of the payment due date and continue throughout the delinquency in accordance with investor, mortgage insurance and government agency guidelines. The collection activities of Bank of America are consistent with fair debt collection practices, including, but not limited to placing calls to the mortgagor after 8:00 a.m. or before 9:00 p.m. local time at the customer's location. Each caller in the collection department attempts to: (i) obtain the reason for default; (ii) obtain information related to the mortgagor's current financial situation; (iii) verify occupancy; (iv) refer the mortgagor to counseling agencies if appropriate; and (v) determine the best possible loss mitigation option. Systemic stops may be used to prevent accounts from being subject to notices, letters, calls and inspections in certain situations. Some examples of situations subject to a stop of collection activity may include the initial period following the transfer of servicing to Bank of America, certain bankruptcy accounts, and customers who are the victim of fraud or identity theft.

     Bank of America grants a grace period of fifteen days after the due date in which a borrower can make a monthly payment without incurring a penalty or late charge. In addition, a mortgage loan is not considered delinquent unless a full monthly payment has not been received by the close of business on the last day of the month of the due date. For example, a mortgage loan with a due date of May 1 is considered delinquent if a full monthly payment is not received by May 31.

     Late charges are generally assessed after the due date at the expiration of a grace period, if applicable. There may be situations, based on the customer or account circumstances, where a late fee could be waived. Also certain systemic stops may prevent the assessment of late fees, such as during the initial period following the transfer of servicing to Bank of America.

     Direct mail contact efforts occur during the various stages of delinquency. Generally a courtesy notice is sent to customers after the due date and expiration of any grace period. General default communications may continue with a late fee notice, account billing statements, breach letters, loss mitigation solicitations, occupancy and property status inquiries, and foreclosure notices, if appropriate. More specifically, customer contact is generally made as follows: (i) during the first 30 days of delinquency, Bank of America generally assesses a late fee, sends a late notice and generally calls the customer during the last week of the 30-day period, (ii) during the next 30 days of delinquency, Bank of America again calls the customer, sends a loss mitigation letter (setting forth appropriate options to bring the loan current) within the first 15 days of this period and then, in the third week of this period, sends a formal notice, known as a "breach letter," that is legally required prior to commencing formal foreclosure proceedings, (iii) during the next 15 days of delinquency, Bank of America calls the customer, sends another loss mitigation letter and performs an inspection of the property, and (iv) during the next 15 days of delinquency, Bank of America sends a final loss mitigation solicitation letter before referring the matter to its foreclosure vendor.

     In recognition of the fact that mortgage loans that are delinquent are at higher risk for abandonment by the borrower, and may also face issues related to maintenance, Bank of America has developed guidelines for inspecting properties for which a monthly payment is delinquent. Depending on various factors, such as the ability to contact the customer, the delinquency status of the account, and the property occupancy status, Bank of America will hire a vendor to inspect the related property to determine its condition. If the inspection results indicate a need for property safeguarding measures, such as securing or winterizing, Bank of America will ensure the appropriate safeguards are implemented in accordance with industry, legal and investor standards.

     Bank of America has a dedicated loss mitigation unit that receives case referrals from its collection, foreclosure, and bankruptcy departments as well as from the loss mitigation unit's own contact efforts. Delinquent mortgage loans are reviewed for investor eligible loss mitigation options, which can include a promise to pay, repayment plan, forbearance, moratorium, modification, short sale, special forbearance, deed-in-lieu of foreclosure, borrower assistance, partial claim, assumption, sale of property, demand arrears, or foreclosure. Bank of America will opt for any one or more of these mitigation options depending on various factors, but will pursue more extensive loss mitigation solutions when a suitable arrangement for repayment or promise to pay is not feasible because of the borrowers financial situation or unwillingness to remain in the property. Payment activities on delinquent mortgage loans are monitored to ensure the appropriate application of partial payments where specific arrangements have been agreed to allow partial payments and to ensure an appropriate response to situations in which a customer has paid with a check that is returned for insufficient funds. Payment plans are monitored according to the plan due dates.

     During the default process, if Bank of America becomes aware that the borrower cannot continue to make regular scheduled payments and escrow contributions, the loan will be deemed uncollectible. This may occur due to the borrower's inability to bear the payment plan or failure to adhere to the payment plan. Losses may be experienced on a mortgage loan during the real estate owned process if the value of the property at time of liquidation is less than the sum of the unpaid principal balance and all outstanding advances (including, but not limited to, the outstanding unpaid principal balance of the mortgage loan, interest advances, escrow advances, uncollected Servicing Fees, property maintenance fees, attorney fees, and other necessary fees).

     Bankruptcy

     When a mortgagor files for bankruptcy, Bank of America's options for recovery are more limited. Bank of America monitors bankruptcy proceedings and develops appropriate responses based on a variety of factors, including: (i) the chapter of the Bankruptcy Code under which the mortgagor filed; (ii) federal, state and local regulations; (iii) determination-of-claim requirements; (iv) motion requirements; and (v) specific orders issued through the applicable court. Bank of America utilizes a vendor to receive automated notices on all new bankruptcy filings. The vendor is either a law firm or retains a law firm from a pre-approved list of law firms. After validation of the bankruptcy, the loan is automatically added to the mortgage servicing system's bankruptcy workstation and the loan is flagged or coded to prevent collection calls and notices. Bank of America's bankruptcy staff is responsible for the daily monitoring of the bankruptcy cases, including all customer inquiries, debtor and trustee payment application, escrow analysis, strict compliance orders, reaffirmation agreements and compliance with all investor and agency servicing and reporting requirements.

     The vendor is responsible for filing all proof of claims, reviewing plans, making objections and filing motions for relief. Bank of America aggressively monitors the performance of the vendor daily, weekly and monthly via control reports to ensure that investor/agency requirements are met and that service levels are maintained.

     Foreclosure

     Bank of America delegates to a vendor initial responsibility for activities related to foreclosure. Once Bank of America's collections department approves a foreclosure, it places a stop on the mortgage loan and refers the matter to the foreclosure vendor. The foreclosure vendor performs the following services: (a) conducting pre-foreclosure monitoring; (b) retaining and managing counsel to pursue the foreclosure; (c) conducting property inspections and taking appropriate actions to preserve the value of the mortgaged property; (d) obtaining broker price opinions; and (e) if applicable, filing damaged property claims with insurance carriers on foreclosure mortgage loans. Bank of America obtains an inspection of the property for loans that are delinquent sixty days or more.

     Bank of America manages the foreclosure vendor by reviewing monthly automated performance reports that measure the timeliness and efficiency of the foreclosure vendor's processing of loans in the foreclosure process.

Countrywide Home Loans Servicing LP's Servicing Experience and Procedures

     The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

     Loan Servicing

     Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

     o    collecting, aggregating and remitting mortgage loan payments;

     o    accounting for principal and interest;

     o    holding escrow (impound) funds for payment of taxes and insurance;

     o    making inspections as required of the mortgaged properties;

     o preparation of tax related information in connection with the mortgage loans;

     o    supervision of delinquent mortgage loans;

     o    loss mitigation efforts;

     o    foreclosure  proceedings  and,  if  applicable,   the  disposition  of
          mortgaged properties; and

     o generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

     Collection Procedures

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state-specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

GMAC Mortgage's Servicing Experience and Procedures

     GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

     As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

     The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                    GMAC Mortgage Primary Servicing Portfolio
                                 ($ in Millions)

                                        For the Three
                                      Months Ended
                                        March 31,                      For the Year Ended December 31,
                                      -------------    ---------------------------------------------------------------------
                                         2007            2006                2005               2004                   2003
Prime conforming mortgage loans
     No. of Loans...................   1,469,628       1,455,919           1,392,870           1,323,249             1,308,284
     Dollar Amount of Loans.........    $207,037        $203,894            $186,364            $165,521              $153,601

     Percentage Change
          from Prior Year...........      1.54%           9.41%              12.59%              7.76%                  2.11%
Prime non-conforming mortgage loans
     No. of Loans...................     66,981          67,462              69,488              53,119                34,041
     Dollar Amount of Loans.........    $31,797         $32,220             $32,385             $23,604               $13,937
     Percentage Change
          from Prior Year...........    (1.31)%         (0.51)%              37.20%              69.36%                11.12%
Government mortgage loans
     No. of Loans...................   179,431         181,563             181,679             191,844               191,023
     Dollar Amount of Loans.........   $18,692         $18,843             $18,098             $18,328               $17,594
     Percentage Change
          from Prior Year...........   (0.80)%          4.12%              (1.25)%             4.17%                 (16.91)%
Second-lien mortgage loans
     No. of Loans...................  544,830         514,085             392,261             350,334               282,128
     Dollar Amount of Loans.........  $22,446         $20,998             $13,034             $10,374                $7,023
     Percentage Change
          from Prior Year...........    6.90%          61.10%              25.64%              47.71%                 5.36%
Total mortgage loans serviced
     No. of Loans...................2,260,870       2,219,029           2,036,298           1,918,546             1,815,476
     Dollar Amount of Loans.........  279,972        $275,955            $249,881            $217,827              $192,155
     Percentage Change
          from Prior Year...........   1.46%          10.43%              14.72%              13.36%                 0.71%

     Billing and Payment Procedures

     As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

     A loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

     Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

     As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

Wells Fargo Bank's Servicing Experience and Procedures

     Servicing Experience

     Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

     Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:


                                            As of                                As of                                As of
                                    December 31, 2004 (1)                December 31, 2005 (1)                December 31, 2006 (2)
                                  -------------------------            -------------------------              ---------------------

                                                                                                                  Aggregate
                                                                                                                    Unpaid
                                             Aggregate Unpaid                   Aggregate Unpaid                   Principal
                                No. of       Principal Balance    No of         Principal Balance     No. of       Balance of
                                 Loans           of Loans         Loans             of Loans          Loans          Loans

First Lien Non-Conforming,
Non-Subprime Loans              498,174      $166,028,382,042     634,103    $229,014,862,911       646,723     $258,646,782,192

(1)  Includes   mortgage  loans  originated   pursuant  to  Wells  Fargo  Bank's
     underwriting guidelines for "Alt-A minus" mortgage loans.

(2)  Excludes   mortgage  loans  originated   pursuant  to  Wells  Fargo  Bank's
     underwriting guidelines for "Alt-A minus"

     Servicing Procedures

     Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

     Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

     When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

     Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

     If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

     Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

     (i) For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

     (ii) Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose. While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

        THE POOLING AND SERVICING AGREEMENT AND THE SERVICING AGREEMENTS

     The certificates (the "Certificates") will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") to be dated the Closing Date among the Depositor, the Master Servicer, the Securities
Administrator and the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "The Pooling and Servicing Agreement" in the prospectus.

     The following summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement which are incorporated by reference. The Depositor plans to file a final copy of the Pooling and Servicing Agreement with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K after the Closing Date.

Assignment of Mortgage Loans

     In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, with respect to each Mortgage Loan (collectively, the "Mortgage File"):

     o the original Mortgage Note endorsed without recourse in blank or to the order of the Trustee (or its nominee) or a certificate signed by an officer of the Depositor certifying that the related original Mortgage Note has been lost;

     o the original or a certified copy of the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian of the Trustee as soon as the same is available to the Depositor);

     o except as described below, an assignment in recordable form of the Mortgage (or a copy, if such assignment has been submitted for recording); and

     o if applicable, any riders or modifications to such Mortgage Note and Mortgage;

provided, however, that Wells Fargo Bank will retain possession of certain items in the Mortgage File, including, but not limited to the original or certified copy of the Mortgage and any intervening assignments, for each of the Mortgage Loans originated by Wells Fargo Bank. In the event that Wells Fargo Bank is no longer the Servicer of these Mortgage Loans or the senior, unsecured long-term debt of Wells Fargo & Company is rated less than BBB- by Fitch Ratings, Wells Fargo Bank will deliver to the Trustee, or a custodian for the Trustee, original or certified copies of the Mortgages with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee or a custodian as soon as the same is available to Wells Fargo Bank) and any intervening assignments.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded except in states where recordation is required by the rating agencies to obtain the initial ratings of the Certificates set forth in the table beginning on page S-6 in this prospectus supplement. In addition to the foregoing, assignments of the Mortgage Loans will not be recorded (i) in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Sponsor or the originator of such Mortgage Loan, or (ii) with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee. With respect to any Mortgage that has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, each Servicer will be required to take all actions as are necessary to cause the Issuing Entity to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or a custodian on behalf of the Trustee, will promptly review each Mortgage File after the Closing Date (or promptly after the receipt by the Trustee, or a custodian on behalf of the Trustee, of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents is missing. If any portion of the Mortgage File is not delivered to the Trustee, or a custodian on behalf of the Trustee, and the Depositor does not cure such omission or defect within 90 days, the Depositor will be required to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price described below to the extent such omission or defect materially and adversely affects the value of such Mortgage Loan.

Repurchases of Mortgage Loans

     The Sponsor acquired certain of the Mortgage Loans from American Home Mortgage Corp., Pinnacle Financial Corporation and SBMC Mortgage (collectively, the "Correspondent Originators") on a servicing-released basis pursuant to correspondent purchase agreements. The Sponsor acquired certain other Mortgage Loans directly from certain of the Originators on a servicing-retained basis pursuant to the related Servicing Agreements and acquired the remaining Mortgage

Loans from North Fork Bank, UBS Real Estate Securities Inc. and Lehman Brothers Bank, FSB. The Mortgage Loans acquired from North Fork Bank were purchased pursuant to various assignment, assumption and recognition agreements, dated as of March 20, 2007 (collectively, the "North Fork Assignment Agreements"), among the Sponsor, North Fork Bank and the applicable Originator. Under the applicable Servicing Agreements, the Originators with respect to the Mortgage Loans purchased by the Sponsor on a servicing-retained basis made certain representations and warranties with respect to the related Mortgage Loans, as of the date of transfer of those Mortgage Loans to the Sponsor. The representations and warranties with respect to the Mortgage Loans purchased by the Sponsor from the Originators on a servicing-retained basis will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. In addition, under the North Fork Assignment Agreements, North Fork Bank assigned representations and warranties it received from the applicable Originators pursuant to underlying sale agreements when it purchased such Mortgage Loans and North Fork Bank made certain limited representations and warranties to the Sponsor (generally intended to address the status of the Mortgage Loans during the period North Fork Bank owned such Mortgage Loans) as of the date of the transfer of such Mortgage Loans to the Sponsor. The representations and warranties of both North Fork Bank and the Originators for these Mortgage Loans will be assigned by the Sponsor to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. Further, UBS Real Estate Securities Inc. and Lehman Brothers Bank, FSB each assigned to the Sponsor the representations and warranties they received from the applicable Originators pursuant to the applicable underlying sale agreements when they purchased such Mortgage Loans. Also, under the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans purchased by the Sponsor from the Correspondent Originators on a servicing-released basis. The representations and warranties made by the Sponsor under the Mortgage Loan Purchase Agreement will be assigned by it to the Depositor, and by the Depositor to the Trustee for the benefit of the certificateholders. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of any of these representations made by an Originator, North Fork Bank or the Sponsor with respect thereto and such breach materially and adversely affects the value of a Mortgage Loan or the interest of the purchaser therein, that Originator, North Fork Bank or the Sponsor, as applicable, will be obligated to cure such breach. If the related Originator, North Fork Bank or the Sponsor, as applicable, does not cure such breach in accordance with the applicable Servicing Agreement, North Fork Assignment Agreement or the Mortgage Loan Purchase Agreement, as the case may be, that Originator, North Fork Bank or the Sponsor, as applicable, will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at a price (the "Purchase Price") equal to 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on such principal balance at the related mortgage interest rate minus, so long as the entity repurchasing such Mortgage Loan is the servicer of such Mortgage Loan, the related Servicing Fee Rate or (ii) other than in the case of North Fork Bank, substitute an Eligible Substitute Mortgage Loan; however such substitution is permitted only within two years of the Closing Date. In addition, in the case of the breach of the representation made by an Originator or the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, that Originator or the Sponsor, as applicable, will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws.

     Under the Mortgage Loan Purchase Agreement, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of the certificateholders) certain limited representations and warranties as of the Closing Date generally intended to address the accuracy of the mortgage loan schedule and the payment and delinquency status of each Mortgage Loan acquired by the Sponsor on a servicing-retained basis pursuant to the applicable Servicing Agreements or from North Fork Bank, UBS Real Estate Securities Inc. and Lehman Brothers Bank, FSB. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator under a Servicing Agreement, the applicable underlying sale agreement or North Fork Assignment Agreement as described above, the Sponsor will be required to either (i) repurchase such Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price or (ii) substitute an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date. Any Mortgage Loan repurchased or subject to a substitution as described in this section is referred to as a "Deleted Mortgage Loan." In addition, in the case of the breach of the representation made by the Sponsor that a Mortgage Loan complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay any costs or damages incurred by the Issuing Entity as a result of a violation of such laws (to the extent not paid by the related Originator).

     Each Correspondent Originator, GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. generally will be required to repurchase from the Issuing Entity at the Purchase Price any Mortgage Loan acquired by the Sponsor from such Correspondent Originator, GreenPoint Mortgage Funding, Inc. or SunTrust Mortgage, Inc., as the case may be, for which any of the first three scheduled monthly payments due after its purchase by the Sponsor becomes 30 or more days delinquent.

An "Eligible Substitute Mortgage Loan" generally will:

     o have a principal balance, after deduction of all monthly payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the substituting party to be held for distribution to the certificateholders on the related Distribution Date (a "Substitution Adjustment Amount"));

     o have a mortgage interest rate less the applicable Administrative Fee Rate (the "Net Mortgage Interest Rate") not less than, and not more than 2% greater than, that of the Deleted Mortgage Loan;

     o    be of the same type as the Deleted Mortgage Loan;

     o have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

     o    have a Credit Score not less than that of the Deleted Mortgage Loan;

     o have a credit grade not lower in quality than that of the Deleted Mortgage Loan;

     o    have the same lien priority as the Deleted Mortgage Loan;

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and

     o comply with all of the applicable representations and warranties in the applicable Servicing Agreement, North Fork Assignment Agreement, underlying sale agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement as of the date of substitution.

     To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both a representation and warranty of an Originator under the applicable Servicing Agreement or underlying sale agreement or of North Fork Bank under the applicable North Fork Assignment Agreement and a breach of a representation and warranty of the Sponsor under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or any certificateholder will be the Trustee's right to enforce the obligations of that Originator under the applicable Servicing Agreement or underlying sale agreement or of North Fork Bank under the applicable North Fork Assignment Agreement, and there will be no remedy against the Sponsor for such breach (other than the Sponsor's obligation to pay any costs or damages incurred by the Issuing Entity as a result of violation of any applicable federal, state or local predatory or abusive lending laws, to the extent not paid by the applicable Originator).

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or for a material breach of a representation or warranty of the Sponsor under the Mortgage Loan Purchase Agreement or an Originator under the applicable Servicing Agreement or underlying sale agreement or of North Fork Bank under the applicable North Fork Assignment Agreement.

Payments on Mortgage Loans; Accounts

     Each Servicing Agreement requires the related Servicer to establish a trust account, which account may contain funds relating to other mortgage loans serviced by such Servicer (each, a "Servicer Custodial Account"). Funds credited to a Servicer Custodial Account may be invested for the benefit of and at the risk of the related Servicer in certain eligible investments, as described in the applicable Servicing Agreements. On the 18th day of each month (or if such day is not a business day, the immediately preceding business day) (the "Remittance Date"), each Servicer will withdraw from the applicable Servicer Custodial Account all amounts required to be remitted by such Servicer for such month pursuant to the applicable Servicing Agreement and will remit such amount to the Master Servicer for deposit in an account established by the Master Servicer on or prior to the Closing Date (the "Master Servicer Custodial
Account"). The Master Servicer Custodial Account will be maintained as a separate trust account by the Master Servicer in trust for the benefit of the certificateholders. Funds credited to the Master Servicer Custodial Account may be invested at the direction of the Master Servicer and for the benefit and at the risk of the Master Servicer in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

     Not later than the business day prior to each Distribution Date (subject to the immediately following sentence), the Master Servicer will cause all amounts required to be remitted for such month pursuant to the Pooling and Servicing Agreement to be deposited into an account established by the Securities Administrator on or prior to the Closing Date (the "Certificate Account"). For as long as the Securities Administrator is the same as, or an affiliate of, the Master Servicer, the Master Servicer has until each Distribution Date (instead of the business day prior to each Distribution Date, as described in the immediately preceding sentence) to remit funds to the Securities Administrator. The Certificate Account will be maintained as a separate trust account by the Securities Administrator in trust for the benefit of certificateholders. Funds credited to the Certificate Account may be invested at the direction of the Securities Administrator and for the benefit and risk of the Securities Administrator in certain eligible investments, as described in the Pooling and Servicing Agreement, that are scheduled to mature on or prior to the Distribution Date.

Compensating Interest

     When a mortgagor prepays its Mortgage Loan in part or in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates. Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

     To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of prepayments on a Mortgage Loan, the Servicers will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below.

     Pursuant to the applicable Servicing Agreement, the aggregate Servicing Fee payable to a Servicer for any Distribution Date will be reduced (but not below zero) by an amount (such amount, "Compensating Interest") equal to the aggregate Prepayment Interest Shortfall for the Mortgage Loans serviced by such Servicer for such Distribution Date; provided, however, CitiMortgage, Inc. will only pay Compensating Interest with respect to principal prepayments in full.

     A "Prepayment Interest Shortfall" is an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (net of the Administrative Fee
Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

     Any Prepayment Interest Shortfalls on the Mortgage Loans in excess of the amount of Compensating Interest paid by the Servicers will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such Prepayment Interest Shortfalls. See "Description of Shifting Interest Certificates--Interest on the Shifting Interest Certificates" and "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Interest Distributions on the Overcollateralized Certificates" in this prospectus supplement.

Advances

     Subject to the following limitations, each Servicer will be required pursuant to the related Servicing Agreement to advance (any such advance, an "Advance") on or prior to each Remittance Date an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds in the related Servicer Custodial Account that are not required to be remitted by such Servicer to the Master Servicer for deposit to Master Servicer Custodial Account for the related Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or mortgaged property relating to such Mortgage Loan. An "REO Property" is a mortgaged property that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure. With respect to any Distribution Date, the "Determination Date" will be as set forth in the applicable Servicing Agreement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If a Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. In the event that a Servicer determines that an Advance previously made is not recoverable from future payments and collections, it is entitled to reimbursement from funds in the related Servicer Custodial Account relating to any Mortgage Loan serviced by such Servicer. In the event a Servicer fails to make a required Advance, such failure will constitute an event of default under the applicable Servicing Agreement and the Master Servicer will be obligated to make the Advance, in accordance with the terms of the Pooling and Servicing Agreement.

Optional Termination

     On any Distribution Date on which the aggregate Stated Principal Balance of the Shifting Interest Mortgage Loans is less than 1% of the aggregate unpaid principal balance of the Shifting Interest Mortgage Loans as of the Cut-off Date, the Master Servicer may, at its option, subject to certain conditions, purchase the Shifting Interest Mortgage Loans and any related property of the Issuing Entity; provided, however, any optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The purchase price will generally be equal to the sum of the unpaid principal balances of the Shifting Interest Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity together with the amount of any accrued and unpaid interest on Shifting Interest Mortgage Loans at the applicable mortgage interest rate. However, for so long as Wells Fargo Bank is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the Shifting Interest Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. If this option is exercised, the Shifting Interest Certificates outstanding at that time will be retired earlier than would otherwise be the case.

     The NIMS Insurer, if any, will have the option to purchase all the Group T2 Mortgage Loans and any properties that the Issuing Entity acquired in satisfaction of any of the Group T2 Mortgage Loans, subject to certain conditions described below. If there is no NIMS Insurer, the majority holder of the Class CE Certificates will have the option. If the majority holder of the Class CE Certificates fails to exercise the option on the first possible date or is an affiliate of the Sponsor, the Master Servicer will have the option. This option can be exercised when the aggregate Stated Principal Balance of the Group T2 Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Group T2 Mortgage Loans as of the Cut-off Date; provided, however, any optional termination will be permitted only pursuant to a "qualified liquidation" as defined under Section 860F of the Internal Revenue Code of 1986, as amended. The first Distribution Date on which such option could be exercised is referred to herein as the "Group T2 Optional Termination Date." The purchase price will generally be equal to the sum of (i) the unpaid principal balances of the Group T2 Mortgage Loans and the fair market value of any related REO Properties held by the Issuing Entity plus (ii) the amount of any accrued and unpaid interest on such Mortgage Loans at the applicable mortgage interest rate plus (iii) any Swap Termination Payments owed to the Swap Providers pursuant to the Interest Rate Swap Agreements. However, for so long as Wells Fargo Bank is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, it may exercise its purchase option only if the aggregate fair market value of the applicable Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. If this option is exercised, the Overcollateralized Certificates outstanding at that time will be retired earlier than would otherwise be the case. In addition, the Certificate Interest Rate for certain of the Offered Overcollateralized Certificates will increase and remain at such higher level on each Distribution Date following the Group T2 Optional Termination Date until the applicable party purchases the Group T2 Mortgage Loans and related property of the Issuing Entity.

     See "Payment and Yield Considerations" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates" in the prospectus.

     Distributions in respect of an optional termination will be paid to certificateholders in order of their priority of distributions as described below under "Description of Shifting Interest Certificates--Priority of Distributions on the Shifting Interest Certificates" and "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of any REO Properties and such fair market value is less than the unpaid principal balances of the related Mortgage Loans.

     In no event will the Issuing Entity created by the Pooling and Servicing Agreement continue beyond the later of (a) the repurchase described above, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling and Servicing Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Issuing Entity. The termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Issuing Entity.

The Securities Administrator

     Wells Fargo Bank will be the securities administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank will be responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank will be responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Issuing Entity and the preparation and filing of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

     Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Trustee

     U.S. Bank National Association, a national banking association, will act as the trustee (in such capacity, the "Trustee") under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

     U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations

     As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,009 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $592,314,100,000.

     The Trustee will perform administrative functions on behalf of the Issuing Entity and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the applicable Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the applicable Servicer); (iv) terminating any custodian; (v) providing any notifications of default; (vi) waiving any permitted defaults; and
(vii) all other administrative functions as set forth under the Pooling and Servicing Agreement.

     In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing its duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Issuing Entity or any portion of the Issuing Entity in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

     The Trustee will act as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement. The Trustee will hold the Mortgage Files in one or more of its custodial vaults, which is located in either Frederick, Maryland or Florence, South Carolina. The Mortgage Files are tracked electronically to identify that they are held by the Trustee pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as Trustee. As of March 31, 2007, U.S. Bank holds approximately 7,544,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years.

     In its capacity as custodian, the Trustee will be responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the certificateholders.

     See "The Pooling and Servicing Agreement--The Trustee" in the prospectus for more information about the Trustee and its obligations under the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Transaction Parties

     The Administrative Fees are payable out of the interest payments received on each Mortgage Loan in the mortgage pool. The "Administrative Fees" consist of
(a) a servicing fee payable to the Servicers in respect of their servicing activities (the "Servicing Fee") and (b) with respect to any Mortgage Loan covered by an LPMI Policy, a fee based upon the LPMI Premium Rate. The Administrative Fees will accrue on the Stated Principal Balance of each related Mortgage Loan as of the due date in the month preceding the month of the related Distribution Date at a rate (the "Administrative Fee Rate") equal to the sum of the related Servicing Fee Rate and the applicable LPMI Premium Rate payable on any Mortgage Loan covered by an LPMI Policy (determined, in each case, as of the due date in the month preceding the month of the related Distribution Date). The "Servicing Fee Rate" and the "LPMI Premium Rate" for each Mortgage Loan will be a per annum rate set forth in the table below:

                            Administrative Fee Rates

                                                         Rate
Fee                                                     (per annum)
---------------------------------------     ------------------------------------
Servicing Fee Rate                                        0.20% to 0.25%
LPMI Premium Rate for Mortgage Loans
covered by lender-paid  primary mortgage
insurance policies                                        0.60% to 1.15%


     Each Servicer is obligated to pay certain ongoing expenses incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement. Those amounts, including the fees of any subservicer hired by a Servicer, will be paid by each Servicer out of its Servicing Fee. For each Mortgage Loan, the amount of the Servicing Fee for each Servicer is subject to adjustment with respect to certain prepayments, as described above under "--Compensating Interest." In the event the Master Servicer succeeds to the role of a Servicer, it will be entitled to the same Servicing Fee as the related predecessor servicer, and if the Master Servicer appoints a successor servicer under the Pooling and Servicing Agreement, the Master Servicer may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the related predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate. Each Servicer is also entitled to receive (i) all late payment fees, assumption fees and other similar charges, (ii) all investment income earned on amounts on deposit in the related Servicer Custodial Account and (iii) the excess of the amount by which Liquidation Proceeds on a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable Liquidation Proceeds have been received (a "Liquidated Mortgage Loan") exceeds the unpaid principal balance thereof plus accrued interest thereon at the mortgage interest rate (such excess, "Foreclosure Profits"). Each Servicer is entitled to be reimbursed from collections on the Mortgage Loans for any Advances previously made by it, as described under "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances" in the prospectus.

     The Securities Administrator will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Certificate Account. The Securities Administrator is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

     The Master Servicer will be entitled, as compensation for its duties under the Pooling and Servicing Agreement, to any income from investment of amounts on deposit in the Master Servicer Custodial Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Issuing Entity and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement without reimbursement from the Issuing Entity.

     Compensation payable to the Trustee for its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator, without reimbursement from the Issuing Entity. Any co-trustee, if applicable, will be paid pursuant to the Pooling and Servicing Agreement, without reimbursement from the Issuing Entity. The Securities Administrator, the Master Servicer and the Trustee are entitled to be reimbursed from and indemnified by the Issuing Entity prior to distributions for certificateholders for certain expenses incurred by such parties, in connection with their respective responsibilities under the Pooling and Servicing Agreement.

     The Depositor, the Master Servicer, each Servicer and the Sponsor are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings "The Depositor," "Servicing of the Mortgage Loans--The Servicers," and "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer."

Voting Rights

     Voting rights for certain actions specified in the Pooling and Servicing Agreement will be allocated as follows:

     o 92% of all voting rights will be allocated among the holders of the Senior Certificates (other than the Class 1-A-R, Class 2-A-3, Class 3-A-4, Class 3-IO, Class 4-A-2 and Class S-IO Certificates), the Class N-M Certificates, the Class B Certificates and the Mezzanine Certificates based on the outstanding balances of their Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificate.

     o 1% of all voting rights will be allocated to the holders of the Class 2-A-3 Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class 3-A-4 Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class 3-IO Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class 4-A-2 Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class S-IO Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class CE Certificates.

     o 1% of all voting rights will be allocated to the holders of the Class P Certificates.

     The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage Interests.

     The "Percentage Interest" of a Certificate of a class is the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial class balance or notional amount of such class.

Rights of a NIMS Insurer under the Pooling and Servicing Agreement

     After the Closing Date, one or more separate entities may be established to issue net interest margin securities secured by all or a portion of the Class CE and Class P Certificates. Such net interest margin securities may or may not have the benefit of a financial guaranty insurance policy that guarantees payments on those securities. If a policy is obtained, the NIMS Insurer that issues that policy will be a third party beneficiary of the Pooling and Servicing Agreement and will have a number of rights under the Pooling and Servicing Agreement, including each of the rights described under "Risk Factors--The Rights of the NIMS Insurer Could Adversely Affect the Offered Certificates."

                       GENERAL DESCRIPTION OF CERTIFICATES

     The Certificates will consist of (i) the forty classes of Offered Shifting Interest Certificates listed in the table beginning on page S-6 of this prospectus supplement, (ii) the fifteen classes of Offered Overcollateralized Certificates listed in the table beginning on page S-6 of this prospectus supplement and (iii) the Class N-B-4, Class N-B-5, Class N-B-6, Class S-B-4, Class S-B-5, Class S-B-6, Class CE and Class P Certificates, which are not offered by this prospectus supplement.

     The Class S-PO Certificates are divided into three Components for purposes of distributing principal: the Class 4-S-PO Component, the Class 5-S-PO Component and the Class 6-S-PO Component. The Class S-IO Certificates are divided into three Components for purposes of distributing interest: the Class 4-S-IO Component, the Class 5-S-IO Component and the Class 8-S-IO Component. The Components of any class are not severable.

Denominations and Form

     The Offered Certificates (other than the Class 1-A-R Certificate) will be issuable in book-entry form only (the "Book-Entry Certificates"). The Class 1-A-R Certificate will be issued in definitive, fully-registered form (such form, the "Definitive Certificates"). The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of each class of Offered Certificates. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

                 Form and Denominations of Offered Certificates

                                                                                 Original            Minimum           Incremental
Class                                                                           Certificate Form   Denomination        Denomination
Senior Certificates (other than as indicated below)..................           Book-Entry            $1,000                $1
Class 1-A-R Certificate..............................................           Definitive            $100                  N/A
Class 3-IO Certificates(1)...........................................           Book-Entry            $424,063              N/A
Class 2-A-4, 3-A-3, 4-A-2 and S-IO Certificates(1)...................           Book-Entry            $1,000,000            $1
Class 1-PO, 4-A-1, S-PO, N-M, N-B-1, N-B-2, N-B-3, S-B-1, S-B-2, S-B-3 and
Mezzanine Certificates...............................................           Book-Entry            $25,000               $1

----------------

     (1)  Denomination expressed in initial notional amount.

Distributions

     Distributions  on  the   Certificates   will  be  made  by  the  Securities
Administrator on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the Record Date.

     Distributions on each Distribution Date will be made by check mailed to your address as it appears on the applicable certificate register or, if you have notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to your account at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of a Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Securities Administrator in Minnesota. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described under "Description of Certificates--Book-entry Form" in the prospectus.

     Interest will accrue on each class of interest-bearing Offered Shifting Interest Certificates (other than the Class 2-A-10, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class S-IO Certificates), the Class T-A-1B, Class T-A-3, Class T-A-5 and Class T-A-6 Certificates and each IO Component during each one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Prior Month Interest Accrual Period"). The initial Prior Month Interest Accrual Period will be deemed to have commenced on May 1, 2007. Interest which accrues on each class of interest-bearing Offered Shifting Interest Certificates (other than the Class 2-A-10, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class S-IO Certificates), the Class T-A-1B, Class T-A-3, Class T-A-5 and Class T-A-6 Certificates and each IO Component during a Prior Month Interest Accrual Period will be calculated on the assumption that distributions in reduction of the class balances, component balances or reductions in the notional amounts thereof, as the case may be, on the Distribution Date in that Prior Month Interest Accrual Period are made on the first day of that Prior Month Interest Accrual Period. Calculations of interest for each Prior Month Interest Accrual Period will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Interest will accrue on the Floating Rate Certificates and the Inverse Floating Rate Certificates during the period commencing on the Distribution Date in the prior month (or, in the case of the first Distribution Date, (i) May 25, 2007 for the Class 2-A-10, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates and (ii) the Closing Date for the Class T-A-1A, Class T-A-2, Class T-A-4, Class T-A-7, Class T-A-P1, Class T-A-P2, Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates) and ending on the day prior to the current Distribution Date (each a "No Delay Interest Accrual Period" and, together with a Prior Month Interest Accrual Period, an "Interest Accrual Period"). Calculations of interest for the Class 2-A-10, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest for the Class T-A-1A, Class T-A-2, Class T-A-4, Class T-A-7, Class T-A-P1, Class T-A-P2, Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates will be made on the basis of the actual number of days in the No Delay Interest Accrual Period and on a 360-day year.

     The "class balance" of a class of Certificates (other than the Class 2-A-4, Class 3-A-3, Class 3-IO, Class 4-A-2, Class S-IO, Class S-PO and Class CE Certificates) at any time will equal (a) its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates" or "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates," as applicable, plus any Recoveries allocated to such class for previous Distribution Dates, plus (b) in the case of the Accrual Certificates, the applicable Accrual Distribution Amount as described under "Distribution of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" below, previously added to the class balances of such Certificates. The Class 2-A-4, Class 3-A-3, Class 3-IO, Class 4-A-2, Class S-IO and Class CE Certificates have no class balance. The class balance of the Class S-PO Certificates will equal the sum of the Component Balances of their related Components.

     The "Component Balance" of each of the PO Components at any time will equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component as described under "-- Allocation of Losses to the Shifting Interest Certificates" below, plus any Recoveries allocated to such Component for previous Distribution Dates.

     The "Class 2-A-4 Notional Amount" with respect to each Distribution Date and the Class 2-A-4 Certificates will be equal to approximately 8.3333312804% of the class balance of the Class 2-A-3 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 2-A-3 Certificates will result in a proportional reduction in the Class 2-A-4 Notional Amount. See "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" and "--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement. The initial Class 2-A-4 Notional Amount will be approximately $2,706,166.

     The "Class 3-A-3 Notional Amount" with respect to each Distribution Date and the Class 3-A-3 Certificates will be equal to sum of the class balances of the Class 3-A-1 and Class 3-A-2 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balances of the Class 3-A-1 and Class 3-A-2 Certificates will result in a proportional reduction in the Class 3-A-3 Notional Amount. See "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" and "--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement. The initial Class 3-A-3 Notional Amount will be approximately $60,906,000.

     The "Class 3-IO Notional Amount" with respect to each Distribution Date and the Class 3-IO Certificates will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 3 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 3 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 7.00% and
(b) the denominator of which is equal to 7.00%. The initial Class 3-IO Notional Amount will be approximately $424,063.

     The "Class 4-A-2 Notional Amount" with respect to each Distribution Date and the Class 4-A-2 Certificates will be equal to the class balance of the Class 4-A-1 Certificates. Accordingly, any distribution in respect of principal made to, or losses in respect of principal allocated in reduction of, the class balance of the Class 4-A-1 Certificates will result in a proportional reduction in the Class 4-A-2 Notional Amount. See "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates" and "--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement. The initial Class 4-A-2 Notional Amount will be approximately $132,564,000.

     The "Class 4-S-IO Notional Amount" with respect to each Distribution Date and the Class 4-S-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 4 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 4 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 4 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.50% and
(b) the denominator of which is equal to 5.50%. The initial Class 4-S-IO Notional Amount will be approximately $2,726,798.

     The "Class 5-S-IO Notional Amount" with respect to each Distribution Date and the Class 5-S-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 5 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 5 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 5 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.50% and
(b) the denominator of which is equal to 5.50%. The initial Class 5-S-IO Notional Amount will be approximately $763,096.

     The "Class 8-S-IO Notional Amount" with respect to each Distribution Date and the Class 8-S-IO Component will be equal to the product of (i) the aggregate of the Stated Principal Balances of the Group 8 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Group 8 Premium Mortgage Loans (based on the Stated Principal Balances of the Group 8 Premium Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus 5.50% and
(b) the denominator of which is equal to 5.50%. The initial Class 8-S-IO Notional Amount will be approximately $288,261.

     The notional amount of the Class S-IO Certificates will be equal to the sum of the Class 4-S-IO Notional Amount, the Class 5-S-IO Notional Amount and the Class 8-S-IO Notional Amount.

     The "Final Scheduled Distribution Date" for (a) the Group 1, Group 2, Group 3, Class N-M and Class N-B Certificates will be the Distribution Date in June 2037, (b) the Group 4, Group 5, Group 6, Group 7, Group 8, Class S-IO, Class S-PO and Class S-B Certificates will be the Distribution Date in November 2034 and (c) for the Offered Overcollateralized Certificates will be the Distribution Date in May 2037. The Final Scheduled Distribution Date represents the Distribution Date in the month following the latest maturity date of any related Mortgage Loan. The actual final payment on your Certificates could occur earlier or later than the Final Scheduled Distribution Date.

     A "Recovery" is the amount received with respect to a Mortgage Loan in a Loan Group as to which a Realized Loss had previously been allocated to the applicable class of Certificates, or with respect to a Mortgage Loan in Loan Group N or Apportioned Loan Group P, the Applicable Percentage of such amount.

     In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a Bankruptcy Loss.

     "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions or Deficient Valuations.

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

Calculation of One-Month LIBOR

     The pass-through rates and Certificate Interest Rates for the Floating Rate Certificates and Inverse Floating Rate Certificates are based on One-Month LIBOR, which is determined by the Securities Administrator as described below. The Securities Administrator will determine One-Month LIBOR and the respective pass-through rates and Certificate Interest Rates for the Floating Rate Certificates and Inverse Floating Rate Certificates for each Interest Accrual Period (after the first Interest Accrual Period) on the second London business day prior to the day on which such Interest Accrual Period commences (each, a "LIBOR Determination Date").

     On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR for the succeeding Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as quoted on Reuters Screen LIBOR01 Page as of 11:00 A.M. London time ("One-Month LIBOR") on such LIBOR Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the results (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein, "Reuters Screen LIBOR01" means the display designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     If on any LIBOR Determination Date the Securities Administrator is unable to determine One-Month LIBOR on the basis of the method set forth in the preceding paragraph, One-Month LIBOR for the next Interest Accrual Period will be the higher of (i) One-Month LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate.

     The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either (a) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of at least two leading banks in the London interbank market or (b) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

     If on any LIBOR Determination Date the Securities Administrator is required, but is unable, to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, One-Month LIBOR for the next Interest Accrual Period will be One-Month LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date for which the Securities Administrator is required to determine One-Month LIBOR, 5.320%.

     The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to each class of Offered Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Securities Administrator at (866) 846-4526.

                  DESCRIPTION OF SHIFTING INTEREST CERTIFICATES

     The Shifting Interest Certificates will consist of (i) the forty classes of Offered Shifting Interest Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class N-B-4, Class N-B-5, Class N-B-6, Class S-B-4, Class S-B-5 and Class S-B-6 Certificates, which are not offered by this prospectus supplement.

     The Group 1 Certificates, Group 2 Certificates and Group 3 Certificates will evidence an initial beneficial ownership interest of approximately 95.10% in Loan Group 1, Loan Group 2 and Loan Group 3, respectively. The Class N-M Certificates and Class N-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Group N. The Group 4 Certificates and Group 4 Components, the Group 5 Certificates and Group 5 Components, the Group 6

Certificates  and  Group 6  Components,  Group 7  Certificates  and the  Group 8
Certificates and Group 8 Components will evidence an initial beneficial ownership interest of approximately 98.50% in Loan Group 4, Loan Group 4, Loan Group 6, Loan Group 7 and Loan Group 8, respectively. The Class S-B Certificates will evidence the remaining initial beneficial ownership interest in Loan Group S.

     The Class 1-PO, Class 4-A-1 and Class S-PO Certificates are Principal Only Certificates and are not entitled to distributions in respect of interest. The Class 2-A-4, Class 3-A-3, Class 3-IO, Class 4-A-2 and Class S-IO Certificates are Interest Only Certificates and are not entitled to distributions in respect of principal.

Pool Distribution Amount

     The "Pool Distribution Amount" for each Shifting Interest Loan Group in Loan Group N and for Apportioned Loan Group S with respect to any Distribution Date will be determined by reference to the Applicable Percentages of amounts received representing principal collections and amounts received representing interest collections (based on the applicable Designated Rate) in connection with the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, and will generally be equal to the sum of:

     (a) all scheduled installments of interest (net of the related Administrative Fees) and principal due on the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related
Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group;

     (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans contributing to, or in, such Shifting Interest Loan Group, by foreclosure or otherwise during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure  and  unreimbursed  Advances,  if any);  (c)......all partial or full prepayments received on the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group during the related Prepayment Period
(other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates ("Payaheads"));

     (d) any amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan contributing to, or in, such Shifting Interest Loan Group or amounts received in connection with the optional repurchase of all of the Shifting Interest Mortgage Loans by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement;

     (e) any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the prior calendar month with respect to the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "Reimbursement Amount"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach; and

     (f) any Recoveries related to the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group during the calendar month preceding the month of that Distribution Date.

     The "Pool Distribution Amount" for each of Loan Group 4 and Loan Group 5 with respect to any Distribution Date will be determined by reference to the amounts received in connection with the Mortgage Loans in such Shifting Interest

Loan Group, less certain reimbursable expenses and indemnity payments pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, and will generally be equal to the sum of:

     (a)  all   scheduled   installments   of  interest   (net  of  the  related
Administrative  Fees) and principal  due on the Mortgage  Loans in such Shifting
Interest Loan Group on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the Mortgage Loans in such Shifting Interest Loan Group;

     (b) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Shifting Interest Loan Group, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, and (ii) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Shifting Interest Loan Group, by foreclosure or otherwise during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

     (c) all partial or full prepayments received on the Mortgage Loans in such Shifting Interest Loan Group during the related Prepayment Period (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates ("Payaheads"));

     (d) any amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loan in such Shifting Interest Loan Group or amounts received related to such Shifting Interest Loan Group in connection with the optional repurchase of all of the Shifting Interest Mortgage Loans by the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which each applicable Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement;

     (e) any amounts required to be paid by an Originator or the Sponsor to the Issuing Entity during the prior calendar month with respect to the Mortgage Loans in such Shifting Interest Loan Group as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the "Reimbursement Amount"), net of any portion thereof used to reimburse any class of Certificates that previously bore a loss as a result of such breach; and

     (f) any Recoveries related to such Shifting Interest Loan Group during the calendar month preceding the month of that Distribution Date.

     The Pool Distribution Amounts will not include any amounts constituting servicing compensation.

     "Liquidation Proceeds" are all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.

Priority of Distributions on the Shifting Interest Certificates

     The aggregate amount available for distribution to the Group 1 Certificates on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below and PO Deferred Amounts as described under "--Allocation of Losses to the Shifting Interest
Certificates") will be the Pool Distribution Amount for Loan Group 1. The aggregate amount available for distribution to the Group 2 Certificates on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below) will be the Pool Distribution Amount for Loan Group 2. The aggregate amount available for distribution to the Group 3 Certificates on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below) will be the Pool Distribution Amount for Loan Group 3. The aggregate amount available for distribution to the Group 4 Certificates and Group 4 Components on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below and PO Deferred Amounts as described under "--Allocation of Losses to the Shifting Interest Certificates") will be the Pool Distribution Amount for Loan Group 4. The aggregate amount available for distribution to the Group 5 Certificates and Group 5 Components on each Distribution Date (except to the extent of cross-collateralization payments "--Cross-Collateralization" below and PO Deferred Amounts as described under "--Allocation of Losses to the Shifting Interest Certificates") will be the Pool Distribution Amount for Loan Group 5. The aggregate amount available for distribution to the Group 6 Certificates and Group 6 Components on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below and PO Deferred Amounts as described under "--Allocation of Losses to the Shifting Interest Certificates") will be the Pool Distribution Amount for Loan Group 6. The aggregate amount available for distribution to the Group 7 Certificates on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below) will be the Pool Distribution Amount for Loan Group 7. The aggregate amount available for distribution to the Group 8 Certificates and Group 8 Components on each Distribution Date (except to the extent of cross-collateralization payments as described under "--Cross-Collateralization" below) will be the Pool Distribution Amount for Loan Group 8. The Class N-M Certificates and Class N-B Certificates will be entitled to distributions from the Pool Distribution Amounts for Loan Group N. The Class S-B Certificates will be entitled to distributions from the Pool Distribution Amount for Loan Group S.

     On each Distribution Date, the Pool Distribution Amount for each Shifting Interest Loan Group will be allocated in the following order of priority (the "Pool Distribution Amount Allocation"):

     (a) to the interest-bearing Senior Shifting Interest Certificates of the related Group and the related IO Component, if any, based on their respective Interest Distribution Amounts as described below under "--Interest on the Shifting Interest Certificates," to pay interest, but until the applicable Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Accrual Certificates will be distributed instead as principal to certain Senior Non-PO Shifting Interest Certificates of the related Group as described below under "--Principal on the Shifting Interest Certificates";

     (b) (i) with respect to Loan Group 1, pro rata to (a) the Class 1-PO Certificates, based on the applicable PO Principal Amount, and (b) the classes of Senior Non-PO Shifting Interest Certificates of Group 1 entitled to receive distributions of principal, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 1, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (ii) with respect to Loan Group 2, to the Senior Non-PO Shifting Interest Certificates of Group 2, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 2, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (iii) with respect to Loan Group 3, to the Senior Non-PO Shifting Interest Certificates of Group 3, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 3, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (iv) with respect to Loan Group 4, pro rata to (a) the Class 4-S-PO Component, based on the applicable PO Principal Amount, and (b) the classes of Senior Non-PO Shifting Interest Certificates of Group 4, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 4, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (v) with respect to Loan Group 5, pro rata to (a) the Class 5-S-PO Component, based on the applicable PO Principal Amount, and (b) the classes of Senior Non-PO Shifting Interest Certificates of Group 5, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 5, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (vi) with respect to Loan Group 6, pro rata to (a) the Class 6-S-PO Component, based on the applicable PO Principal Amount, and (b) the classes of Senior Non-PO Shifting Interest Certificates of Group 6, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 6, as described below under "--Principal on the Shifting Interest Certificates," to pay principal, (vii) with respect to Loan Group 7, to the Senior Non-PO Shifting Interest Certificates of Group 7, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 7, as described below under "--Principal on the Shifting Interest Certificates," to pay principal and (viii) with respect to Loan Group 8, to the Senior Non-PO Shifting Interest Certificates of Group 8, based on the Shifting Interest Senior Principal Distribution Amount for Loan Group 8, as described below under "--Principal on the Shifting Interest Certificates," to pay principal;

     (c) (i) with respect to Loan Group 1, to the Class 1-PO Certificates, to pay any applicable PO Deferred Amounts, but only from amounts that would be otherwise distributable on such Distribution Date as principal on the Class N-M and Class N-B Certificates and (ii) with respect to Loan Group 4, Loan Group 5 and Loan Group 6, to the PO Component of each related Group, to pay any applicable PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal to the Class S-B Certificates;

     (d) (i) subject to any payments described under "--Cross Collateralization" below, from the sum of the Pool Distribution Amounts for Loan Group N, to the Class N-M Certificates, and then to each class of Class N-B Certificates, in the order of their numerical class designations (beginning with the Class N-B-1 Certificates), first to pay interest and then to pay principal and (ii) from the Pool Distribution Amounts for Loan Group S, to each class of Class S-B Certificates, in the order of their numerical class designations (beginning with the Class S-B-1 Certificates), first to pay interest and then to pay principal; and

     (e) to the Class 1-A-R  Certificate any remaining  amounts,  subject to the
limitations  set  forth  below  under   "--Interest  on  the  Shifting  Interest
Certificates" and "--Principal on the Shifting Interest Certificates."

Interest on the Shifting Interest Certificates

     The pass-through rate for each class of interest-bearing Offered Shifting Interest Certificates for each Distribution Date is as set forth or described in the table beginning on page S-6 of this prospectus supplement.

     On  each   Distribution   Date,  to  the  extent  of  the  applicable  Pool
Distribution Amount, each class of interest-bearing Shifting Interest Certificates (other than the Class S-IO Certificates) and each IO Component will be entitled to receive interest (as to each such class or Component, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any class of Shifting Interest Certificates (other than the Class S-IO Certificates) and the IO Components will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance or notional amount, reduced by the applicable portion of any Net Interest Shortfall as described below, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates including, prior to the applicable Accretion Termination Date, any amounts accrued as interest on a class of Accrual Certificates but distributed instead as principal to the related Accretion Directed Certificates and not subsequently distributed.

     The Class 1-PO, Class 4-A-1 and Class S-PO Certificates are Principal Only Certificates and will not bear interest.

     The interest entitlement described in clause (i) of the above description of the Interest Distribution Amount for each class of interest-bearing Shifting Interest Certificates in Group N, the Class N-M Certificates and the Class N-B Certificates will be reduced by the amount of Net Interest Shortfalls on the Shifting Interest Mortgage Loans in Loan Group N for such Distribution Date allocated to such class as described below. The interest entitlement described in clause (i) of the above description of the Interest Distribution Amount for each class of interest-bearing Shifting Interest Certificates in Group S (other than the Class S-IO Certificates), the IO Components and the Class S-B Certificates will be reduced by the amount of Net Interest Shortfalls on the Shifting Interest Mortgage Loans in Loan Group S for such Distribution Date allocated to such class as described below.

     With respect to any Distribution Date, the "Net Interest Shortfall" for (a) Loan Group N is equal to the sum of (i) the shortfall in interest received with respect to any Shifting Interest Mortgage Loan in Loan Group N as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls for any Shifting Interest Mortgage Loan in Loan Group N and (b) Loan Group S is equal to the sum of (i) the shortfall in interest received with respect to any Shifting Interest Mortgage Loan in Loan Group S as a result of a Relief Act Reduction and
(ii) any Non-Supported Interest Shortfalls for any Shifting Interest Mortgage Loan in Loan Group S. Net Interest Shortfalls for Loan Group N on any Distribution Date will be allocated pro rata among all classes of the Group N Certificates, the Class N-M Certificates and the Class N-B Certificates and any Net Interest Shortfalls for the Group S Mortgage Loans will be allocated pro rata among the Group S Certificates (other than the Class S-IO Certificates), the IO Components and the Class S-B Certificates based on the amount of interest accrued on each such class of Shifting Interest Certificates or each such Component on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation. With respect to any Distribution Date, the "Non-Supported Interest Shortfall" for (a) Loan Group N is the amount by which the aggregate of Prepayment Interest Shortfalls for the Shifting Interest Mortgage Loans in Loan Group N for such Distribution Date exceeds the Compensating Interest for the Shifting Interest Mortgage Loans in the Loan Group N for such Distribution Date and (b) Loan Group S is the amount by which the aggregate of Prepayment Interest Shortfalls for the Shifting Interest Mortgage Loans in Loan Group S for such Distribution Date exceeds the Compensating Interest for the Shifting Interest Mortgage Loans in the Loan Group S for such Distribution Date. See "The Pooling and Servicing Agreement and the Servicing Agreements--Compensating Interest" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar Laws" in the prospectus.

     By virtue of the priority of distributions, (i) the allocable amount of the interest portion of Realized Losses on the Group N Mortgage Loans contributing to, or in, a Shifting Interest Loan Group will be allocated first to the Class N-B Certificates, in reverse order of payment priority, then to the Class N-M Certificates and then to the related Senior Shifting Interest Certificates of the related Shifting Interest Group because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior Shifting Interest Certificates of the related Shifting Interest Group, then to the Class N-M Certificates and finally to the classes of Class N-B in order of payment priority, (ii) the interest portion of Realized Losses on the Group 4 Mortgage Loans and Group 5 Mortgage Loans will be allocated first to the Class S-B Certificates, in reverse order of payment priority and then to the related Senior Shifting Interest Certificates (other than the Class S-IO Certificates) and IO Components of the related Shifting Interest Group because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior Shifting Interest Certificates (other than the Class S-IO Certificates) and IO Components of the related Shifting Interest Group and then to the classes of Class S-B Certificates in order of payment priority and (iii) the allocable amount of the interest portion of Realized Losses on the Apportioned Group S Mortgage Loans contributing to, or in, a Shifting Interest Loan Group will be allocated first to the Class S-B Certificates, in reverse order of payment priority, and then to the related Senior Shifting Interest Certificates of the related Shifting Interest Group because these losses will reduce the applicable Pool Distribution Amount, which is paid first to the Senior Shifting Interest Certificates of the related Shifting Interest Group and then to the classes of Class S-B Certificates in order of payment priority. After the applicable Senior Credit Support Depletion Date, the Senior Shifting Interest Certificates and IO Components of a Shifting Interest Group (other than Group 4 and Group 5) will bear the allocable amount of the interest portion of any Realized Losses on the Mortgage Loans contributing to, or in, the related Shifting Interest Loan Group and the Senior Shifting Interest Certificates and IO Components of Group 4 and Group 5 will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Shifting Interest Loan Group pro rata based on the interest entitlement described in clause (i) of the above description of the Interest Distribution Amount.

     Accrued interest to be distributed on any Distribution Date will be calculated for each class of interest-bearing Shifting Interest Certificates (other than the Class S-IO Certificates) or IO Component on the basis of the related class balance or notional amount immediately prior to such Distribution Date.

     If on a particular Distribution Date, the applicable Pool Distribution Amount, or in the case of the Class N-M Certificates or Class B Certificates, the applicable Pool Distribution Amounts, applied in the order described above under "--Priority of Distributions on the Shifting Interest Certificates" is not sufficient to make a full distribution of the Interest Distribution Amount for each class or IO Component entitled to distributions therefrom, interest will be distributed on each such class or IO Component of equal priority pro rata based on the Interest Distribution Amount that the class or IO Component would otherwise have been entitled to receive in the absence of the related shortfall. Any unpaid amount of interest entitlement described in clause (i) of the applicable Interest Distribution Amount (reduced by Net Interest Shortfalls) will be carried forward and added to the Interest Distribution Amount of that class or IO Component on the next Distribution Date. No amounts will be payable on any class that is no longer outstanding. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans in a Shifting Interest Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

     Under certain circumstances, the unpaid interest amounts for a Group of Senior Shifting Interest Certificates will be payable from amounts otherwise distributable as principal on the Class N-M Certificates (in the case of Group
N) and the related Class B Certificates, in reverse order of their payment priorities. See "--Cross-Collateralization" in this prospectus supplement.

     Prior to the applicable Accretion Termination Date, interest in an amount equal to the Interest Distribution Amount for each class of Accrual Certificates will accrue on such class, but will not be distributed as interest to such class. Prior to such time, an amount equal to the accrued and unpaid interest on such class will be added to the class balance thereof and distributed as described under "--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount" below.

     The "Accretion Termination Date" for (i) the Class 2-A-11 Certificates will be the earlier to occur of (1) the Distribution Date following the Distribution Date on which the class balance of the Class 2-A-10 Certificates has been reduced to zero and (2) the applicable Senior Credit Support Depletion Date and
(ii) the Class 2-A-12 Certificates will be the earlier to occur of (1) the Distribution Date following the Distribution Date on which the aggregate class balance of the Class 2-A-10 and Class 2-A-11 Certificates has been reduced to zero and (2) the applicable Senior Credit Support Depletion Date.

     After the applicable Senior Credit Support Depletion Date, for so long as a class of Super Senior Support Shifting Interest Certificates is outstanding, the amount that would have reduced the class balance of any related class of Super Senior Shifting Interest Certificates as a result of the adjustments described under "--Allocation of Losses to the Shifting Interest Certificates" below will instead reduce the class balance of such class of Super Senior Support Shifting Interest Certificates. As a result, after the applicable Senior Credit Support Depletion Date, a class of Super Senior Support Shifting Interest Certificates will bear the principal portion of all Realized Losses allocable to any related class of Super Senior Shifting Interest Certificates for so long as such Super Senior Support Shifting Interest Certificates are outstanding. For a description of the Super Senior Shifting Interest Certificates and the Super Senior Support Shifting Interest Certificates, see "--Allocation of Losses to the Shifting Interest Certificates" below.

     The "Group Subordinate Amount" for any Distribution Date and each Shifting Interest Loan Group is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such Loan Group over the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of the related Group immediately prior to such date.

Interest Rate Cap Agreement for the Class 2-A-10 Certificates

     On or before the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will enter into an interest rate cap agreement for the benefit of the Class 2-A-10 Certificates (the "Class 2-A-10 Interest Rate Cap Agreement") with Bank of America, National Association, as cap provider (in such capacity, the "Class 2-A-10 Cap Provider").

     With respect to the Class 2-A-10 Interest Rate Cap Agreement, for any Distribution Date prior to and including the Distribution Date in December 2013, if one-month LIBOR, as calculated by the Class 2-A-10 Cap Provider in accordance with the provisions of the Class 2-A-10 Interest Rate Cap Agreement for the Interest Accrual Period related to such Distribution Date, exceeds 5.40% per annum, the Class 2-A-10 Cap Provider will be obligated to pay to the Securities Administrator, for deposit into the Class 2-A-10 Reserve Fund, the Class 2-A-10 Interest Rate Cap Agreement Payment. The "Class 2-A-10 Interest Rate Cap Agreement Payment" with respect to the Class 2-A-10 Interest Rate Cap Agreement and for any Distribution Date will be an amount equal to the product of (a) the amount by which (i) the lesser of one-month LIBOR, as calculated by the Class 2-A-10 Cap Provider in accordance with the provisions of the Class 2-A-10 Interest Rate Cap Agreement for the Interest Accrual Period related to such Distribution Date, and 8.90% exceeds (ii) 5.40%, (b) the lesser of (i) the class balance of the Class 2-A-10 Certificates prior to distributions on that Distribution Date and (ii) the notional amount set forth for that Distribution Date in the applicable table in Appendix E and (c) one-twelfth. The Class 2-A-10 Cap Provider is required to make any Class 2-A-10 Interest Rate Cap Agreement Payment on the second business day preceding the related Distribution Date.

     For each Distribution Date prior to and including the Distribution Date in December 2013, any Class 2-A-10 Interest Rate Cap Agreement Payment received by the Securities Administrator with respect to the Class 2-A-10 Interest Rate Cap Agreement will be deposited into the Class 2-A-10 Reserve Fund for distribution to the holders of the Class 2-A-10 Certificates, as described below under "--Reserve Fund for the Class 2-A-10 Certificates." Amounts received pursuant to the Class 2-A-10 Interest Rate Cap Agreement will not be available to make distributions on any class of Certificates other than the Class 2-A-10 Certificates.

     The Class 2-A-10 Interest Rate Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The related obligations of the Class 2-A-10 Cap Provider are limited to those specifically set forth in the Class 2-A-10 Interest Rate Cap Agreement. The Class 2-A-10 Certificates do not represent obligations of the Class 2-A-10 Cap Provider. The holders of the Class 2-A-10 Certificates are not parties to or beneficiaries under the Class 2-A-10 Interest Rate Cap Agreement and will not have any right to proceed directly against the Class 2-A-10 Cap Provider in respect of its obligations under the Class 2-A-10 Interest Rate Cap Agreement.

     The Class 2-A-10 Interest Rate Cap Agreement is terminable by the Securities Administrator, on behalf of the Issuing Entity, or the Class 2-A-10 Cap Provider following the occurrence of certain specified events of default, including failure of the Class 2-A-10 Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency-Cross Border) (the "Master Agreement"). In addition, a ratings downgrade of the Class 2-A-10 Cap Provider below the levels specified in the Class 2-A-10 Interest Rate Cap Agreement may be an "additional termination event," and the Class 2-A-10 Cap Provider will be required to (a) assign the Class 2-A-10 Interest Rate Cap Agreement to another cap provider meeting certain requirements set forth in the Class 2-A-10 Interest Rate Cap Agreement or (b) post collateral in accordance with the Class 2-A-10 Interest Rate Cap Agreement. If the Class 2-A-10 Cap Provider does not comply with the immediately preceding sentence, then it will be an "additional termination event" and the Class 2-A-10 Cap Provider may be required to make a termination payment under the Class 2-A-10 Interest Rate Cap Agreement.

     It may also be an "additional termination event" under the Class 2-A-10 Interest Rate Cap Agreement if any amendment and/or supplement to any document that pertains to the Class 2-A-10 Interest Rate Cap Agreement is made without the prior written consent of the Class 2-A-10 Cap Provider, if such amendment and/or supplement would: (i) adversely affect any of the Class 2-A-10 Cap Provider's rights or obligations under the Class 2-A-10 Interest Rate Cap Agreement; or (ii) modify the obligations of, or impair the ability of, the Supplemental Interest Trust Trustee to fully perform any of the Issuing Entity's obligations under the Class 2-A-10 Interest Rate Cap Agreement or under the Master Agreement.

     For a general description of the Class 2-A-10 Cap Provider, see "The Sponsor" in the prospectus. As of the date of this prospectus supplement, the long-term senior unsecured debt of Bank of America, National Association was assigned ratings of "Aaa" by Moody's, "AA+" by S&P and "AA" by Fitch Ratings.

     As of the date of this prospectus supplement, the Class 2-A-10 Interest Rate Cap Agreement has a "significance percentage," as defined in Item 1115 of Regulation AB (17 CFR 229.1115), of less than 10%.

Reserve Fund for the Class 2-A-10 Certificates

     Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish a separate trust account (the "Class 2-A-10 Reserve Fund") for deposit of any Class 2-A-10 Interest Rate Cap Agreement Payments that it may receive under the Class 2-A-10 Interest Rate Cap Agreement. The Class 2-A-10 Reserve Fund is part of the trust fund and will not be an asset of any REMIC.

     On or before each Distribution Date, the Securities Administrator will deposit in the Class 2-A-10 Reserve Fund any Class 2-A-10 Interest Rate Cap Agreement Payment with respect to the Class 2-A-10 Interest Rate Cap Agreement for the related Distribution Date and such Class 2-A-10 Interest Rate Cap Agreement Payment received on or before a Distribution Date will be distributed to the Class 2-A-10 Certificates on that Distribution Date.

Principal on the Shifting Interest Certificates

     On each Distribution Date, holders of the Shifting Interest Certificates will be entitled to receive principal distributions from the applicable Pool Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "--Priority of Distributions on the Shifting Interest Certificates" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests. The Class 2-A-4, Class 3-A-3, Class 3-IO, Class 4-A-2 and Class S-IO Certificates are Interest Only Certificates and are not entitled to distributions of principal.

     The Applicable Percentages of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 1 will be allocated to (i) the Senior Non-PO Certificates of Group 1, the Class N-M Certificates and the Class N-B Certificates and (ii) the Class 1-PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The Applicable Percentage of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 2 will be allocated to the Group 2 Certificates, Class N-M Certificates and Class N-B Certificates.

     The Applicable Percentages of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 3 will be allocated to the Group 3 Certificates, Class N-M Certificates and Class N-B Certificates.

     All payments and other amounts received in respect of principal of the Mortgage Loans in Loan Group 4 will be allocated between (i) the Senior Non-PO Shifting Interest Certificates of Group 4 and the Class S-B Certificates and
(ii) the Class 4-S-PO Component, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     All payments and other amounts received in respect of principal of the Mortgage Loans in Loan Group 5 will be allocated between (i) the Senior Non-PO Shifting Interest Certificates of Group 5 and the Class S-B Certificates and
(ii) the Class 5-S-PO Component, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The Applicable Percentages of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 6 will be allocated between (i) the Senior Non-PO Shifting Interest Certificates of Group 6 and the Class S-B Certificates and (ii) the Class 6-S-PO Component, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The Applicable Percentages of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 7 will be allocated to the Group 7 Certificates and Class S-B Certificates.

     The Applicable Percentages of all payments and other amounts received in respect of principal of the Mortgage Loans contributing to, or in, Loan Group 8 will be allocated to the Group 8 Certificates and Class S-B Certificates.

     The "Non-PO Percentage" with respect to any Group N Mortgage Loan in Loan Group 1 with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a "Group 1 Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group N Mortgage Loan contributing to Loan Group 1 with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% will be 100%.

     Each Group N Mortgage Loan in Loan Group 3 with a Net Mortgage Interest Rate greater than or equal to 7.000% is a "Group 3 Premium Mortgage Loan."

     The "Non-PO Percentage" with respect to any Group 4 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a "Group 4 Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group 4 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such Mortgage Loan, a "Group 4 Premium Mortgage Loan") will be 100%.

     The "Non-PO Percentage" with respect to any Group 5 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 5.500% (each such Mortgage Loan, a "Group 5 Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 5.500%. The Non-PO Percentage with respect to any Group 5 Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 5.500% (each such Mortgage Loan, a "Group 5 Premium Mortgage Loan") will be 100%.

     The "Non-PO Percentage" with respect to any Group S Mortgage Loan in Loan Group 6 with a Net Mortgage Interest Rate as of the Cut-off Date less than 4.500% (each such Mortgage Loan, a "Group 6 Discount Mortgage Loan") will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 4.500%. The Non-PO Percentage with respect to any Group S Mortgage Loan contributing to Loan Group 6 with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 4.500% will be 100%.

     Each Group S Mortgage Loan in Loan Group 8 with a Net Mortgage Interest Rate greater than or equal to 5.500% is a "Group 8 Premium Mortgage Loan."

     The Group 3 Premium Mortgage Loans, the Group 4 Premium Mortgage Loans, Group 5 Premium Mortgage Loans and Group 8 Premium Mortgage Loans are collectively referred to in this prospectus supplement as the "Premium Mortgage Loans").

     The "PO Percentage" with respect to any Discount Mortgage Loan in Loan Group 1, Loan Group 4, Loan Group 5 or Loan Group 6 will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be zero. The PO Percentage with respect to any Group 2, Group 3, Group 7 and Group 8 Mortgage Loan will be zero.

     The "Accrual Distribution Amount" with respect to any Distribution Date and the Class 2-A-11 or Class 2-A-12 Certificates, as applicable, will be equal to the amounts allocated but not currently distributable to such class in respect of interest in respect of clause (a) of the applicable definition of Pool Distribution Amount Allocation.

     Non-PO Principal Amount

     On each Distribution Date, the Non-PO Principal Amount for any Shifting Interest Loan Group will be distributed (i) as principal of the Senior Non-PO Shifting Interest Certificates of the related Group in an amount up to the Shifting Interest Senior Principal Distribution Amount for such Shifting Interest Loan Group and (ii) as principal of the Class N-M and Class N-B Certificates or Class S-B Certificates, as the case may be, in an amount up to the Subordinate Principal Distribution Amount for such Shifting Interest Loan Group.

     The "Non-PO Principal Amount" for any Distribution Date and any Shifting Interest Loan Group (other than Loan Group 4 or Loan Group 5) will equal the sum of the applicable Non-PO Percentage of:

     (a) the Applicable Percentages of all monthly payments of principal due on each Mortgage Loan contributing to, or in, such Shifting Interest Loan Group on the related due date;

     (b) the Applicable Percentages of the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan contributing to, or in, such Shifting Interest Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Shifting Interest Loan Group in connection with the optional repurchase of the Shifting Mortgage Loans by the Master Servicer as described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination";

     (c) the Applicable Percentages of any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan contributing to, or in, such Shifting Interest Loan Group received in the related Prepayment Period;

     (d) the Applicable Percentages of any Liquidation Proceeds (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) allocable to recoveries of principal of Mortgage Loans contributing to, or in, such Shifting Interest Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

     (e) for each Shifting Interest Mortgage Loan contributing to, or in, such Shifting Interest Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the Applicable Percentage of the amount of the Liquidation Proceeds (other than Foreclosure Profits and net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

     (f)  the  Applicable   Percentages  of  all  full  and  partial   principal
prepayments   (other  than  Payaheads)  by  mortgagors  on  the  Mortgage  Loans contributing to, or in, such Shifting Interest Loan Group received during the related Prepayment Period.

     The "Non-PO Principal Amount" for any Distribution Date and Loan Group 4 or Loan Group 5 will equal the sum of the applicable Non-PO Percentage of:

     (a) all monthly payments of principal due on each Mortgage Loan in such Shifting Interest Loan Group on the related due date;

     (b) the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer will be entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in such Shifting Interest Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Shifting Interest Loan Group in connection with the optional repurchase of the Shifting Mortgage Loans by the Master Servicer as described under "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination";

     (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Shifting Interest Loan Group received in the related Prepayment Period;

     (d) any Liquidation Proceeds (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) allocable to recoveries of principal of Mortgage Loans in such Shifting Interest Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

     (e) with respect to each Mortgage Loan in such Shifting Interest Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits and net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

     (f) all full and partial principal prepayments (other than Payaheads) by mortgagors on the Mortgage Loans contributing to such Shifting Interest Loan Group received during the related Prepayment Period.

     The amounts described in clauses (a) through (d) of the definitions of "Non-PO Principal Amount" are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

     Shifting Interest Senior Principal Distribution Amount

     With respect to the Group 1 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 1 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 1 remaining after distributions of interest on the Group 1 Certificates and (2) a fraction, the numerator of which is the Shifting Interest Senior Principal Distribution Amount for Loan Group 1 and the denominator of which is the sum of the PO Principal Amount and the Shifting Interest Senior Principal Distribution Amount for Loan Group 1, will be distributed as principal, sequentially, as follows:

     first, to the Class 1-A-R Certificate, until its class balance has been reduced to zero; and

     second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

     With respect to the Group 2 Certificates:

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 2-A-11 Certificates, the Accrual Distribution Amount for such class will be allocated, sequentially, to the Class 2-A-10 and Class 2-A-11 Certificates, in that order, until their class balances have been reduced to zero.

     II. On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 2 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 2 remaining after distribution of interest on the Group 2 Certificates, will be distributed as principal, sequentially, as follows:

     first, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, up to the Group 2 Priority Amount;

     second, concurrently, as follows:

          (i) approximately 49.9068083052%, sequentially, to the Class 2-A-13, Class 2-A-14 and Class 2-A-15 Certificates, in that order, until their class balances have been reduced to zero; and

          (ii) approximately 50.0931916948%, sequentially, as follows:

               (a) up to the PAC Principal Amount for such Distribution Date, sequentially as follows:

                    (I) concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their class balances have been reduced to zero;

                    (II) to the Class  2-A-6  Certificates,  until  their  class balance has been reduced to zero;

                    (III) concurrently, to the Class 2-A-7 and Class 2-A-8 Certificates, pro rata, until their class balances have been reduced to zero; and

                    (IV) to the Class  2-A-9  Certificates,  until  their  class balance has been reduced to zero;

               (b) to the Class 2-A-10 and Class 2-A-11 Certificates, in that order, up to the TAC Principal Amount for such Distribution Date;

               (c) to the Class 2-A-12 Certificates, until their class balance has been reduced to zero;

               (d)   sequentially,   to  the  Class   2-A-10  and  Class  2-A-11
          Certificates, in that order, until their class balances have been reduced to zero; and

               (e) sequentially, as follows:

                    (I) concurrently, to the Class 2-A-3 and Class 2-A-5 Certificates, pro rata, until their class balances have been reduced to zero;

                    (II) to the Class  2-A-6  Certificates,  until  their  class balance has been reduced to zero;

                    (III) concurrently, to the Class 2-A-7 and Class 2-A-8 Certificates, pro rata, until their class balances have been reduced to zero; and

                    (IV) to the Class  2-A-9  Certificates,  until  their  class balance has been reduced to zero; and

     third, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until the class balance thereof has been reduced to zero.

     III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class 2-A-12 Certificates, the Accrual Distribution Amount for such class will be allocated, sequentially, as follows:

     first, up to the TAC Principal Amount for such Distribution Date (after taking into account any distributions to the Class 2-A-10 and Class 2-A-11 Certificates pursuant to clause II above), sequentially, to the Class 2-A-10 and Class 2-A-11 Certificates, in that order; and

     second, to the Class 2-A-12 Certificates, until their class balance has been reduced to zero.

     With respect to the Group 3 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 3 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 3 remaining after distribution of interest on the Group 3 Certificates, will be distributed as principal, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their class balances have been reduced to zero.

     With respect to the Group 4 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 4 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 4 remaining after distributions of interest on the Group 4 Certificates and Group 4 Components and (2) a fraction, the numerator of which is the Shifting Interest Senior Principal Distribution Amount for Loan Group 4 and the denominator of which is the sum of the PO Principal Amount and the Shifting Interest Senior Principal Distribution Amount for Loan Group 4, will be distributed as principal to the Class 4-A-1 Certificates until their class balance has been reduced to zero.

     With respect to the Group 5 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 5 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 5 remaining after distributions of interest on the Group 5 Certificates and Group 5 Components and (2) a fraction, the numerator of which is the Shifting Interest Senior Principal Distribution Amount for Loan Group 5 and the denominator of which is the sum of the PO Principal Amount and the Shifting Interest Senior Principal Distribution Amount for Loan Group 5, will be distributed as principal, sequentially, as follows:

     first, to the Class 5-A-1 Certificates, up to the Group 5 Priority Amount;

     second, sequentially, to the Class 5-A-2 and Class 5-A-3 Certificates, in that order, until their class balances have been reduced to zero; and

     third, to the Class 5-A-1 Certificates, until their class balance has been reduced to zero.

     With respect to the Group 6 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 6 for such Distribution Date and (b) the product of (1) the Pool Distribution Amount for Loan Group 6 remaining after distributions of interest on the Group 6 Certificates and (2) a fraction, the numerator of which is the Shifting Interest Senior Principal Distribution Amount for Loan Group 6 and the denominator of which is the sum of the PO Principal Amount and the Shifting Interest Senior Principal Distribution Amount for Loan Group 6, will be distributed as principal to the Class 6-A-1 Certificates until their class balance has been reduced to zero.

     With respect to the Group 7 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 7 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 7 remaining after distribution of interest on the Group 7 Certificates, will be distributed as principal to the Class 7-A-1 Certificates until their class balance has been reduced to zero.

     With respect to the Group 8 Certificates:

     On each Distribution Date, an amount equal to the lesser of (a) the Shifting Interest Senior Principal Distribution Amount for Loan Group 8 for such Distribution Date and (b) the Pool Distribution Amount for Loan Group 8 remaining after distribution of interest on the Group 8 Certificates and Group 8 Components, will be distributed as principal to the Class 8-A-1 Certificates until their class balance has been reduced to zero.

     The preceding distribution priorities for a Shifting Interest Group will not apply on any Distribution Date on or after the related Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Shifting Interest Certificates of a Group will be distributed, concurrently, as principal of the classes of Senior Non-PO Shifting Interest Certificates of that Group pro rata, based on their class balances.

     The "Pool Principal Balance" for a Shifting Interest Loan Group (other than Loan Group 4 and Loan Group 5) with respect to any Distribution Date equals the aggregate of the Applicable Percentages of the Stated Principal Balance of the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group outstanding on the due date in the month preceding the month of such Distribution Date. The "Pool Principal Balance" for Loan Group 4 or Loan Group 5 with respect to any Distribution Date equals the aggregate of the Stated Principal Balance of the Mortgage Loans in such Shifting Interest Loan Group outstanding on the due date in the month preceding the month of such Distribution Date.

     The "Pool Principal Balance (Non-PO Portion)" for a Shifting Interest Loan Group (other than Loan Group 4 and Loan Group 5) with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan contributing to, or in, such Shifting Interest Loan Group, of the Non-PO Percentage of such Mortgage Loan multiplied by the Applicable Percentage of its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date. The "Pool Principal Balance (Non-PO Portion)" for Loan Group 4 or Loan Group 5 with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Shifting Interest Loan Group, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

     The "Senior Credit Support Depletion Date" (i) for Group N, is the date on which the aggregate class balance of the Class N-M Certificates and Class N-B Certificates has been reduced to zero, and (ii) for Group S, is the date on which the aggregate class balance of the Class S-B Certificates has been reduced to zero.

     The "Shifting Interest Senior Principal Distribution Amount" for a Shifting Interest Loan Group for any Distribution Date will equal the sum of:

     (a) the Senior Percentage for such Shifting Interest Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments for that Distribution Date; and

     (b) the Senior Prepayment Percentage for such Shifting Interest Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments for that Distribution Date.

     The "Senior Percentage" for a Shifting Interest Loan Group for any Distribution Date will equal (i) the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of the related Group, divided by (ii) the Pool Principal Balance (Non-PO Portion) of such Shifting Interest Loan Group for such date.

     The "Subordinate Percentage" for a Shifting Interest Loan Group for any Distribution Date will equal 100% minus the Senior Percentage for that Loan Group for such date.

     As of the Cut-off Date, the approximate Senior Percentage and Subordinate Percentage for each Shifting Interest Loan Group are expected to be as follows:

Loan Group            Senior Percentage            Subordinate Percentage
     1                   95.0719%                          4.9281%
     2                   95.0999%                          4.9001%
     3                   95.0987%                          4.9013%
     4                   98.4846%                          1.5154%
     5                   98.4723%                          1.5277%
     6                   98.4976%                          1.5024%
     7                   98.4991%                          1.5009%
     8                   98.4992%                          1.5008%

     The "Senior Prepayment Percentage" for a Shifting Interest Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

Distribution Date Occurring In Senior Prepayment Percentage

June 2007 through May 2012     100%;
June 2012 through May 2013     the applicable Senior Percentage, plus
                               70% of the
                               applicable Subordinate Percentage;
June 2013 through May 2014     the applicable Senior Percentage, plus 60% of the
                               applicable Subordinate Percentage;
June 2014 through May 2015     the applicable Senior Percentage, plus 40% of the
                               applicable Subordinate Percentage;
June 2015 through May 2016     the applicable Senior Percentage, plus 20% of the
                               applicable Subordinate Percentage; and
June 2016 and thereafter       the applicable Senior Percentage.

If, however, on any Distribution Date (A) the percentage equal to (x) the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of Group N divided by (y) the aggregate Pool Principal Balance (Non-PO Portion) for Loan Group N (such percentage, the "Loan Group N Senior Percentage") exceeds the Loan Group N Senior Percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Shifting Interest Loan Group in Loan Group N for such Distribution Date will equal 100% or (B) the percentage equal to (x) the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of Group S divided by (y) the aggregate Pool Principal Balance (Non-PO Portion) for Loan Group S (such percentage, the "Loan Group S Senior Percentage") exceeds the Loan Group S Senior Percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Shifting Interest Loan Group in Loan Group S for such Distribution Date will equal 100%.

     In addition, no decrease in the Senior Prepayment Percentage for a Shifting Interest Loan Group in Loan Group N or Loan Group S will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Group N Mortgage Loans or Group S Mortgage Loans, as the case may be: (i) the outstanding principal balance of all Shifting Interest Mortgage Loans (including, for this purpose, any Shifting Interest Mortgage Loans in foreclosure, any related REO Property and any Shifting Interest Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) in the Loan Group N or Loan Group S delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate class balance of the Class N-M Certificates and Class N-B Certificates, with respect to the Loan Group N, or the Class S-B Certificates, with respect to Loan Group S, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Shifting Interest Mortgage Loans in Loan Group N or Loan Group S exceed the percentage of the aggregate class balance of the Class N-M Certificates and Class N-B Certificates, with respect to the Loan Group N, or the Class S-B Certificates, with respect to Loan Group S, as of the Closing Date (with respect to the Class N-M Certificates and Class N-B Certificates or the Class S-B Certificates, as the case may be, the "Original Subordinate Principal Balance"), indicated below:

                                              Percentage of Original
Distribution Date Occurring In             Subordinate Principal Balance

June 2012 through May 2013                          30%
June 2013 through May 2014                          35%
June 2014 through May 2015                          40%
June 2015 through May 2016                          45%
June 2016 and thereafter                            50%

     This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Non-PO Shifting Interest Certificates of a Shifting Interest Group while, in the absence of Realized Losses on the Mortgage Loans contributing to, or in, the related Shifting Interest Loan Group, increasing the relative interest in the Pool Principal Balance of the related Shifting Interest Loan Group evidenced by the related Class N-M Certificates and Class N-B Certificates or the Class S-B Certificates, as the case may be. Increasing the interest of the Class N-M Certificates and Class N-B Certificates or the Class S-B Certificates relative to that of the related Senior Shifting Interest Certificates is intended to preserve the availability of the subordination provided by such Class N-M Certificates and Class B Certificates.

     The "Subordinate Prepayment Percentage" for a Shifting Interest Loan Group as of any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such date.

     The "Loan Group N Subordinate Percentage" as of any date will equal 100% minus the Loan Group N Senior Percentage for such date. The "Loan Group S Subordinate Percentage" as of any date will equal 100% minus the Loan Group S Senior Percentage for such date.

     If a distribution of full and partial prepayments and other amounts on a Distribution Date in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding class balance of a class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the class balance of that class to zero.

     PAC Principal Amount and TAC Principal Amount

     As used above, the "PAC Principal Amount" for any Distribution Date and for the PAC Certificates means the amount, if any, that would reduce the aggregate class balance of the PAC Certificates to the indicated balance shown in the related table set forth in Appendix F to this prospectus supplement with respect to such Distribution Date.

     As used above, the "TAC Principal Amount" for any Distribution Date and for the TAC Certificates means the amount, if any, that would reduce the aggregate class balance of the TAC Certificates to the indicated balance shown in the table set forth in Appendix F to this prospectus supplement with respect to such Distribution Date.

     Principal Payment Characteristics of the PAC Certificates, TAC Certificates and Companion Certificates

     The balances of the PAC Certificates and the TAC Certificates set forth in the tables in Appendix F to this prospectus supplement were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the class balances of the PAC Certificates and the TAC Certificates would be reduced to the balances indicated in the related table set forth in Appendix F to this prospectus supplement for each Distribution Date if prepayments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 occur (i) at a constant rate between approximately 125% PSA and approximately 350% PSA for the PAC Certificates and (ii) at a constant rate of approximately 350% PSA for the TAC Certificates. It is highly unlikely that the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 will prepay at a constant rate until maturity or that all the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 will prepay at the same rate or that they will have the characteristics assumed. Therefore, there can be no assurance that the class balances of the PAC Certificates and the TAC Certificates after the payment of principal on any Distribution Date will be equal to the applicable balances for such Distribution Date specified in the related tables set forth in Appendix F to this prospectus supplement.

     The weighted average lives of the PAC Certificates and the TAC Certificates will vary under different prepayment scenarios. If principal prepayments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 occur at a constant rate that is slower than approximately 125% PSA with respect to the PAC Certificates or approximately 350% PSA with respect to the TAC Certificates, the amounts available to make principal payments to the PAC Certificates and the TAC Certificates may be insufficient to reduce their respective class balances to their respective planned or targeted balances for a Distribution Date. The weighted average lives of the PAC Certificates and the TAC Certificates may therefore be extended. If such principal prepayments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 occur at a constant rate that is faster than approximately 350% PSA, the weighted average lives of the PAC Certificates and the TAC Certificates may be shortened.

     Because all amounts available for principal payments on any Distribution Date will be distributed to holders on such Distribution Date, the ability to distribute the PAC Principal Amount or the TAC Principal Amount on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 over several Distribution Dates, as might be the case if any principal payments were held for future applications and not distributed monthly.

     The extent to which the planned balances and targeted balances are achieved and the sensitivity of the PAC Certificates and the TAC Certificates to principal prepayments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 will depend in part on the period of time during which the classes which support the PAC Certificates and the TAC Certificates remain outstanding. The Companion Certificates and the TAC Certificates support the PAC Certificates. The Companion Certificates support the TAC Certificates. On each Distribution Date, after the PAC Certificates and the TAC Certificates have received the PAC Principal Amount or the TAC Principal Amount, respectively, for such Distribution Date, no further principal payments will be made to the PAC Certificates or the TAC Certificates until the class balances of the classes supporting the PAC Certificates or the TAC Certificates, respectively, have been reduced to zero. This support is intended to decrease the likelihood that the class balances of the PAC Certificates and the TAC Certificates will be reduced below their planned or targeted balances on a given Distribution Date. Once the applicable classes that provide support are no longer outstanding, the PAC Certificates and the TAC Certificates, if outstanding, will become more sensitive to the rate of prepayments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2, as such classes will receive principal payments that otherwise would have been distributable to the classes which supported them.

     The weighted average lives of the Companion Certificates will be extremely sensitive to the rate of principal payments on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2. See "Prepayment and Yield Considerations" herein.

     There can be no assurance that the aggregate class balance of the PAC Certificates or the TAC Certificates, after payment of principal on any Distribution Date, will equal the indicated balance for such Distribution Date specified in the applicable table set forth in Appendix F to this prospectus supplement.

     PO Principal Distribution Amount

     On each Distribution Date, distributions of principal of the Class 1-PO Certificates and the PO Components of Group 4, Group 5 or Group 6 will be made in an amount (the "PO Principal Distribution Amount") with respect to such Group equal to the lesser of:

     (a) the applicable PO Principal Amount for the related Loan Group such Distribution Date; and

     (b) the product of (1) the Pool Distribution Amount for the related Loan Group remaining after distributions of interest on the Senior Non-PO Shifting Interest Certificates of such Group entitled to receive distributions of interest and (2) a fraction, the numerator of which is the applicable PO Principal Amount for the related Loan Group and the denominator of which is the sum of the applicable PO Principal Amount for the related Loan Group and the Shifting Interest Senior Principal Distribution Amount for the related Loan Group.

     The "PO Principal Amount" for any Distribution Date and Shifting Interest Loan Group will equal the sum of the applicable PO Percentage of:

     (a) all monthly payments of principal due on each Discount Mortgage Loan in such Shifting Interest Loan Group on the related due date;

     (b) the principal portion of the Purchase Price (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Discount Mortgage Loan in such Shifting Interest Loan Group that was purchased by the Depositor, the Sponsor or an Originator as of that Distribution Date and the principal portion of any amount allocated to such Shifting Interest Loan Group in connection with the optional repurchase of the Shifting Interest Mortgage Loans by the Master Servicer as described under "The Pooling and Servicing Agreement and Servicing Agreements--Optional Termination";

     (c) any Substitution Adjustment Amount (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) in connection with a Deleted Mortgage Loan in such Shifting Interest Loan Group that was a Discount Mortgage Loan received in the related Prepayment Period;

     (d) any Liquidation Proceeds allocable to recoveries of principal of Discount Mortgage Loans in such Shifting Interest Loan Group that are not yet Liquidated Mortgage Loans received during the related Prepayment Period;

     (e) with respect to each Discount Mortgage Loan in such Shifting Interest Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than Foreclosure Profits) allocable to principal received with respect to that Mortgage Loan during the related Prepayment Period; and

     (f) all full and partial principal prepayments (other than Payaheads) by mortgagors on the Discount Mortgage Loans in such Shifting Interest Loan Group received during the related Prepayment Period.

     Group 2 Priority Amount

     On each Distribution Date prior to the Senior Credit Support Depletion Date for the Group N, the Group 2 Priority Amount for such Distribution Date, will be distributed as principal to the Class 2-A-1 and Class 2-A-2 Certificates in accordance with the priorities described under "--Senior Principal Distribution Amount."

     The "Group 2 Priority Amount" for any Distribution Date will equal the lesser of (i) the aggregate class balance of the Class 2-A-1 and Class 2-A-2 Certificates for such Distribution Date and (ii) the product for such Distribution Date of (a) the Group 2 Shift Percentage, (b) the Group 2 Priority Percentage and (c) the Non-PO Principal Amount for Loan Group 2.

     The "Group 2 Priority Percentage" for any Distribution Date will equal (i) the aggregate class balance of the Class 2-A-1 and Class 2-A-2 Certificates for such Distribution Date divided by (ii) the Pool Balance (Non-PO Portion) for Loan Group 2.

     The "Group 2 Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                        Group 2 Shift Percentage

June 2007 through May 2012...........................         0%
June 2012 through May 2013...........................        30%
June 2013 through May 2014...........................        40%
June 2014 through May 2015...........................        60%
June 2015 through May 2016...........................        80%
June 2016 and thereafter.............................       100%

     Group 5 Priority Amount

     On each Distribution Date prior to the Senior Credit Support Depletion Date for Group S, the Group 5 Priority Amount for such Distribution Date, will be distributed as principal to the Class 5-A-1 Certificates in accordance with the priorities described under "--Senior Principal Distribution Amount."

     The "Group 5 Priority Amount" for any Distribution Date will equal the lesser of (i) the class balance of the Class 5-A-1 Certificates for such Distribution Date and (ii) the product for such Distribution Date of (a) the Group 5 Shift Percentage, (b) the Group 5 Priority Percentage and (c) the Non-PO Principal Amount for Loan Group 5.

     The "Group 5 Priority Percentage" for any Distribution Date will equal (i) the class balance of the Class 5-A-1 Certificates for such Distribution Date divided by (ii) the Pool Balance (Non-PO Portion) for Loan Group 5.

     The "Group 5 Shift Percentage" for any Distribution Date will be the percentage indicated below:

Distribution Date Occurring In                          Group 5 Shift Percentage
June 2007 through May 2012....................                 0%
June 2012 through May 2013....................                30%
June 2013 through May 2014....................                40%
June 2014 through May 2015....................                60%
June 2015 through May 2016....................                80%
June 2016 and thereafter......................               100%

     Subordinate Principal Distribution Amount

     On each Distribution Date, the Class N-M Certificates and each class of Class N-B Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of the Class N-M Certificates and all the Class N-B Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amounts for the Shifting Interest Loan Groups in Loan Group N to the extent that the remaining Pool Distribution Amounts are sufficient therefor. With respect to the Class N-M Certificates and each class of Class N-B Certificates, if on any Distribution Date the related Fractional Interest is less than the Fractional

Interest  for  that  class  on  the  Closing  Date,  no  classes  of  Class  N-B
Certificates junior to such class will be entitled to receive a principal distribution.

     On each Distribution Date, each class of Class S-B Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Class S-B Certificates that are entitled to receive a principal distribution) of the Subordinate Principal Distribution Amounts for the Shifting Interest Loan Groups in Loan Group S to the extent that the remaining Pool Distribution Amounts are sufficient therefor. With respect to each class of Class S-B Certificates, if on any Distribution Date the related Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Class S-B Certificates junior to such class will be entitled to receive a principal distribution.

     Distributions  of  principal  on the Class N-M  Certificates  and Class N-B
Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to the Class N-M Certificates and each class of Class N-B Certificates, in the order of their payment priorities, beginning with the Class N-M Certificates and then the Class N-B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date. However, the PO Deferred Amounts will be paid to the Class 1-PO Certificates from amounts otherwise distributable as principal to the Class N-M and Class N-B Certificates beginning with the amounts otherwise distributable as principal to the class of Class N-M Certificates or Class N-B Certificates with the lowest payment priority.

     Distributions of principal on the Class S-B Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Class S-B Certificates, in the order of their payment priorities, beginning with the Class S-B-1 Certificates, until each such class has received its respective pro rata share for the Distribution Date. However, the PO Deferred Amounts will be paid to the PO Components of Group S from amounts otherwise distributable as principal to the Class S-B Certificates beginning with the amounts otherwise distributable as principal to the class of Class S-B Certificates with the lowest payment priority.

     The "Fractional Interest" with respect to any Distribution Date and (A) each class of Class N-M Certificates and Class N-B Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of the Class N-M Certificates and all classes of Class N-B Certificates that have lower payment priority than such class, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) for Loan Group N for such Distribution Date and (B) each class of Class S-B Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Class S-B Certificates that have lower payment priority than such class, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) for Loan Group S for such Distribution Date.

     The approximate Fractional Interests for the Class N-M and Class B Certificates on the Closing Date are expected to be as follows:

Class N-M                                               3.15%
Class N-B-1                                             1.90%
Class N-B-2                                             1.25%
Class N-B-3                                             0.85%
Class N-B-4                                             0.50%
Class N-B-5                                             0.20%
Class N-B-6                                              N/A

Class S-B-1                                             0.61%
Class S-B-2                                             0.40%
Class S-B-3                                             0.25%
Class S-B-4                                             0.15%
Class S-B-5                                             0.10%
Class S-B-6                                              N/A

     The "Subordinate Principal Distribution Amount" for a Shifting Interest Loan Group for any Distribution Date will equal the sum of:

     (a) the Subordinate Percentage for such Shifting Interest Loan Group of the applicable Non-PO Percentage of the Scheduled Principal Payments with respect to such Shifting Interest Loan Group for such Distribution Date; and

     (b) the Subordinate Prepayment Percentage for such Shifting Interest Loan Group of the applicable Non-PO Percentage of the Unscheduled Principal Payments with respect to such Shifting Interest Loan Group for such Distribution Date.

     Class 1-A-R Certificate

     The Class 1-A-R Certificate will remain outstanding for so long as the Issuing Entity exists, whether or not it is receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive the Pool Distribution Amounts remaining after the payment of (i) interest and principal on the Senior Shifting Interest Certificates, (ii) the PO Deferred Amounts and (iii) interest and principal on the Class N-M and Class B Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

     On each Distribution Date prior to the Senior Credit Support Depletion Date for Group N but on or after the date on which the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of Group 1, Group 2 or Group 3 has been reduced to zero, amounts otherwise distributable as principal payments with respect to the related Shifting Interest Loan Group on the Class N-M Certificates and Class N-B Certificates will be paid as principal to the remaining classes of Senior Non-PO Shifting Interest Certificates in Group N together with the applicable Shifting Interest Senior Principal Distribution Amount in accordance with the priorities set forth for Group N under
"--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount," provided that on such Distribution Date either
(a) the Loan Group N Subordinate Percentage for such Distribution Date is less than twice the initial Loan Group N Subordinate Percentage or (b) the average outstanding principal balance of the Group N Mortgage Loans (including, for this purpose, any Group N Mortgage Loan in foreclosure, any related REO Property and any Group N Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class N-M and Class N-B Certificates is greater than or equal to 50%.

     On each Distribution Date prior to the Senior Credit Support Depletion Date for Group S but on or after the date on which the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of Group 4, Group 5, Group 6, Group 7 or Group 8 have been reduced to zero, amounts otherwise distributable as principal payments with respect to the Shifting Interest Loan Group on the Class S-B Certificates will be paid as principal to the remaining classes of Senior Non-PO Shifting Interest Certificates in Group S together with the applicable Shifting Interest Senior Principal Distribution Amount in accordance with the priorities set forth for Group S under "--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount," provided that on such Distribution Date either (a) the Loan Group S Subordinate Percentage for such Distribution Date is less than twice the initial Loan Group S Subordinate Percentage or (b) the average outstanding principal balance of the Group S Mortgage Loans (including, for this purpose, any Group S Mortgage Loan in foreclosure, any related REO Property and any Group S Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Class S-B Certificates is greater than or equal to 50%.

     If the Senior Non-PO Shifting Interest Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Senior Non-PO Shifting Interest Certificates of those Groups, pro rata, in proportion to the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of each of those Groups.

     In addition, if on any Distribution Date, after giving effect to the preceding paragraphs, the sum of the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of a Group after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, in reverse order of their payment priorities, will be paid as principal to the Senior Non-PO Shifting Interest Certificates of the Undercollateralized Group together with the applicable Shifting Interest Senior Principal Distribution Amount in accordance with the priorities set forth under "--Principal on the Shifting Interest Certificates--Shifting Interest Senior Principal Distribution Amount," until the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion) of the related Loan Group.

     Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group, including the IO Component of such Undercollateralized Group, if any, in accordance with clause (a) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, in reverse order of their payment priorities.

     If two or more Groups are  Undercollateralized  Groups,  the  distributions
described   above   will  be   made,   pro   rata,   in   proportion   to  their
Undercollateralized Amounts.

     The PO Deferred Amounts for the Class 1-PO Certificates and PO Components will be paid from amounts otherwise distributable as principal on the Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, before any payments are made pursuant to the preceding paragraphs.

Allocation of Losses to the Shifting Interest Certificates

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Shifting Interest Loan Group will be allocated in reduction of the class balance of the Class 1-PO Certificates until its class balance is reduced to zero or in reduction of the component balance of the applicable PO Component until its component balance is reduced to zero, as the case may be. Such allocation will be effected on each Distribution Date by reducing the class balance of the Class 1-PO Certificates or the component balance of the applicable PO Component if and to the extent that such class balance or component balance (after taking into account the amount of all distributions to be made to the Shifting Interest Certificates and Components of the related Shifting Interest Group on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to the Class 1-PO Certificates or a PO Component will be treated as a "PO Deferred Amount." To the extent funds are available on such Distribution Date or on any future
Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts for the related Loan Groups, the PO Deferred Amounts for the Class 1-PO Certificates or a PO Component will be paid on that Class 1-PO Certificates or PO Component prior to distributions of principal on the Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be. Payments of such PO Deferred Amounts will be made from the principal payable to the Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, beginning with the principal payable to the class of Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, with the lowest payment priority. Any distribution in respect of unpaid PO Deferred Amounts for the Class 1-PO Certificates or a PO Component will not further reduce the class balance of the Class 1-PO Certificates or the component balance of such PO Component. The PO Deferred Amounts will not bear interest. The class balance of the class of Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, then outstanding with the lowest payment priority will be reduced by the amount of any payments in respect of PO Deferred Amounts for the Class 1-PO Certificates or the PO Components. Any excess of these PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of Class N-M Certificates and the Class N-B Certificates or the Class S-B Certificates, as the case may be, to reduce its class balance and so on, as necessary.

     On each Distribution Date, the Non-PO Percentage of the Applicable Percentage of any Realized Loss on a Shifting Interest Mortgage Loan contributing to, or in, Loan Group N will be allocated first to the Class N-M Certificates and the Class N-B Certificates and the sum of the Non-PO Percentage of the Applicable Percentage of any Realized Loss on a Shifting Interest Mortgage Loan contributing to Apportioned Loan Group S and the Non-PO Percentage of any Realized Loss on a Shifting Interest Mortgage Loan in Loan Group 4 or Loan Group 5 will be allocated first to the Class S-B Certificates, in the reverse order of their numerical class designations (beginning with the class of Class N-B or Class S-B Certificates then outstanding with the highest numerical class designation), in each case until the class balances of the respective Class B Certificates and Class N-M Certificates have been reduced to zero and then to the Senior Non-PO Shifting Interest Certificates of the related Group pro rata based on their respective class balances or, in the case of the Accrual Certificates, their initial class balances, if lower.

     Such allocation will be effected for Loan Group N on each such Distribution Date by reducing the class balance of the class of Class N-B Certificates or Class N-M Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of the Senior Non-PO Shifting Interest Certificates in Group N and the Class N-B Certificates and Class N-M Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date for Loan Group N.

     In addition, such allocation will be effected for Loan Group S on each such Distribution Date by reducing the class balance of the class of Class S-B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of the Senior Non-PO Shifting Interest Certificates in Group S and the Class S-B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date for Loan Group S.

     In the event that on any Distribution Date after giving effect to the allocation of Realized Losses, the amount which is available for the distribution of principal to a class of Class N-M or Class N-B Certificates or a class of Class S-B Certificates is greater than the class balance of such class, such excess instead will be distributed first to the other classes of Class N-M or Class N-B Certificates or Class S-B Certificates, as the case may be, in order of payment priority and then to the Senior Non-PO Certificates of the related Group, pro rata, based on their class balances.

     After the applicable Senior Credit Support Depletion Date, on each Distribution Date, the sum of the aggregate class balance of the Senior Non-PO Shifting Interest Certificates of a Shifting Interest Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution
Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related Shifting Interest Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Non-PO Shifting Interest Certificates of the related Shifting Interest Group pro rata, based on their respective class balances, or, in the case of the Accrual Certificates, their initial class balances, if lower, as the case may be.

         After the Senior Credit Support Depletion Date for Group N, the class balance of a class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to that class as provided in the preceding paragraph, but also by the portion allocated to the related class of Super Senior Certificates indicated in the following table.

 Super Senior Class                                 Super Senior Support Class
    Class 1-A-1                                            Class 1-A-2
    Class 2-A-10                                           Class 2-A-2
    Class 2-A-3                                            Class 2-A-5
    Class 2-A-7                                            Class 2-A-8
    Class 3-A-1                                            Class 3-A-2

     Realized Losses allocated to the Class 3-A-1 or Class 3-A-2 Certificates will reduce the Class 3-A-3 Notional Amount. Realized Losses allocated to the Class 2-A-3 Certificates will reduce the Class 2-A-4 Notional Amount. Realized Losses allocated to the Class 4-A-1 Certificates will reduce the Class 4-A-2 Notional Amount.

     In the event of a Recovery with respect to a Shifting Interest Mortgage Loan, the Applicable Fraction of such Recovery will be distributed to the Class 1-PO Certificates or the PO Component, if any, in the related Shifting Interest Group in an amount equal to the applicable PO Percentage of such Recovery; provided that the aggregate amount distributed to the Class 1-PO Certificates or any PO Component in respect of Recoveries on any Distribution Date will not exceed the related PO Deferred Amount. The remaining portion of any Recovery will be distributed to the Senior Non-PO Shifting Interest Certificates of the related Shifting Interest Group and the then-outstanding related Class N-M or Class B Certificates in the same manner as Liquidation Proceeds are distributed.

     With respect to any Distribution Date, the "Adjusted Pool Amount" for (A) each Shifting Interest Loan Group (other than Loan Group 4 and Loan Group 5) will equal the sum as to each Mortgage Loan contributing to, or in, such Shifting Interest Loan Group as of the Cut-off Date of the product of (x) the Applicable Percentage and (y) the unpaid principal balance of such Mortgage Loan as of the Cut-off Date minus the sum of (i) the product of the Applicable Percentage and all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (ii) the product of the Applicable Percentage and the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date and (B) Loan Group 4 and Loan Group 5 will equal the sum as to each Mortgage Loan in such Shifting Interest Loan Group as of the Cut-off Date of the unpaid principal balance of such Mortgage Loan as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding such Distribution Date.

     With respect to any Distribution Date, the "Adjusted Pool Amount (PO Portion)" for each Shifting Interest Loan Group will equal the sum as to each Discount Mortgage Loan, if any, in such Shifting Interest Loan Group outstanding as of the Cut-off Date of the product of (x) the PO Percentage for such Discount Mortgage Loan and (y) the unpaid principal balance of such Discount Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Discount Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Shifting Interest Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Discount Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs. The Adjusted Pool Amount (PO Portion) for Loan Group 2, Loan Group 3, Loan Group 7 and Loan Group 8 will be zero.

     With respect to any Distribution Date, the "Adjusted Pool Amount (Non-PO Portion)" for each Shifting Interest Loan Group will equal the difference between the Adjusted Pool Amount for such Shifting Interest Loan Group and the Adjusted Pool Amount (PO Portion) for such Shifting Interest Loan Group.

Restrictions on Transfer of the Class 1-A-R Certificate

     The Class 1-A-R Certificate will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

     The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the prospectus) and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" (as defined in the prospectus)) with respect to the Class 1-A-R Certificate to the extent it has received an affidavit from each ultimate beneficial owner thereof that each such beneficial owner is (i) not a Disqualified Organization or a nominee for a Disqualified Organization and (ii) a U.S. Person (other than another Pass-Through Entity).

     The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

     o the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

     o the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit is false.

     Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Securities Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

     Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of residual interests, in which case the transferor would continue to be treated as the owner of a residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and the residual interest is, in fact, not transferred to such a permanent establishment or fixed base of the transferee or any other person. The Pooling and Servicing Agreement will require a transferee of the Class 1-A-R Certificate to certify to the matters in the preceding sentence as part of the affidavit described above.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied:

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the applicable REMIC generates losses; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;

          (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computations in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The Pooling and Servicing Agreement will not require that transfers of the Class 1-A-R Certificate meet the fourth requirement above, and therefore such transfers may not meet the safe harbor. The holder of the Class 1-A-R Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

     In addition, the Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

     o such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI; or

     o the transferee delivers to both the transferor and the Securities Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

     Under newly issued temporary Treasury regulations, excess inclusions allocated to non-U.S. Persons owning an interest in certain Pass-Through Entities may be subject to accelerated timing on the inclusion of excess inclusion in income. Prospective purchasers of the Class 1-A-R Certificate should consult with their own tax advisors concerning these Treasury regulations.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

     Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus.

     The Class 1-A-R Certificate may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

     See "ERISA Considerations" in this prospectus supplement and "Benefit Plan Considerations" in the prospectus.

                 DESCRIPTION OF OVERCOLLATERALIZED CERTIFICATES

     The Overcollateralized Certificates will consist of (i) the fifteen classes of Offered Overcollateralized Certificates listed in the table beginning on page S-6 of this prospectus supplement and (ii) the Class CE and Class P Certificates, which are not offered by this prospectus supplement.

Distributions on the Overcollateralized Certificates

     Interest Distributions on the Overcollateralized Certificates

     On each Distribution Date, the Securities Administrator will distribute the Interest Remittance Amount in the following order of priority to the extent available:

     first, concurrently, to the Senior Overcollateralized Certificates, pro rata, the Accrued Certificate Interest thereon for such Distribution Date;

     second, concurrently, to the Senior Overcollateralized Certificates, pro rata, the Interest Carryforward Amount thereon for such Distribution Date;

     third, to the Class T-M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     fourth, to the Class T-M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     fifth, to the Class T-M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     sixth, to the Class T-M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

     seventh, to the Class T-M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

     eighth, the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above, which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date, will be applied as described below under "--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates."

     "Accrued Certificate Interest" for each class of Overcollateralized Certificates entitled to distributions of interest and each Distribution Date means an amount equal to the interest accrued during the related Interest
Accrual Period on the class balance of such class of Overcollateralized Certificates at the applicable Certificate Interest Rate, minus each class's Interest Percentage of Relief Act Reductions related to any Group T2 Mortgage Loans for such Distribution Date.

     "Interest Percentage" is, with respect to any class of Overcollateralized Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the

Accrued Certificate Interest for all classes of Senior Overcollateralized Certificates and Mezzanine Certificates with respect to such Distribution Date and without regard to Relief Act Reductions.

     "Interest Carryforward Amount" means (i) for any class of Overcollateralized Certificates and the first Distribution Date, zero, and (ii) for any class of Overcollateralized Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Interest Carryforward Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on such class on such preceding Distribution Date, to the extent permitted by law, at the Certificate Interest Rate for such class for the related Interest Accrual Period.

     "Interest Remittance Amount" means with respect to Loan Group T2 and as of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Group T2 Mortgage Loans received by the related Servicers on or prior to the Determination Date for such Distribution Date (less the Administrative Fees for such Mortgage Loans, certain amounts available for reimbursement of Advances and servicing advances with respect to such Mortgage Loans as described above under "The Pooling and Servicing Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities pursuant to the Pooling and Servicing Agreement and the Servicing Agreements), (ii) all Compensating Interest paid by the Servicers for such Distribution Date with respect to the Group T2 Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, Liquidation Proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Group T2 Mortgage Loans received during the during the related Prepayment Period, (iv) any Reimbursement Amounts received with respect to the Group T2 Mortgage Loans during the related Prepayment Period and (v) on the Distribution Date on which the optional clean-up call for the Group T2 Mortgage Loans and related property of the Issuing Entity is exercised, the interest portion of the termination price less (B) any amounts payable to the Swap Providers (including any Net Swap Payments and any Swap Termination Payments owed to the Swap Providers, other than a Defaulted Swap Termination Payment).

     Principal Distributions on the Overcollateralized Certificates

     With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Overcollateralized Certificates in the following order of priority:

     first, concurrently, as follows:

          (a) approximately 70.205936771% sequentially as follows:

               (i) concurrently, to the Class T-A-5 Certificates and Class T-A-6 Certificates, pro rata, up to the Group T2 Priority Amount;

               (ii)   concurrently,   to  the  Class  T-A-1A  and  Class  T-A-1B
          Certificates, pro rata, until their class balances have been reduced to zero;

               (iii)   sequentially,   to  the  Class   T-A-2  and  Class  T-A-3
          Certificates, in that order, until their class balances have been reduced to zero;

               (iv)   concurrently,   to  the  Class   T-A-4  and  Class   T-A-7
          Certificates, pro rata, until their class balances have been reduced to zero; and

               (v) concurrently, to the Class T-A-5 Certificates and Class T-A-6 Certificates, pro rata, until their class balances have been reduced to zero;

          (b) approximately 29.794063229%, concurrently, to the Class T-A-P1 and Class T-A-P2 Certificates, pro rata, until their class balances have been reduced to zero;

          second, to the Class T-M-1 Certificates, until their class balance has been reduced to zero;

          third, to the Class T-M-2 Certificates, until their class balance has been reduced to zero;

          fourth, to the Class T-M-3 Certificates, until their class balance has been reduced to zero;

          fifth, to the Class T-M-4 Certificates, until their class balance has been reduced to zero;

          sixth, to the Class T-M-5 Certificates, until their class balance has been reduced to zero; and

          seventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates."

     With respect to each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Overcollateralized Certificates in the following order of priority:

     first, concurrently, as follows:

          (a) approximately 70.205936771% sequentially as follows:

               (i) concurrently, to the Class T-A-5 Certificates and Class T-A-6 Certificates, pro rata, up to the Group T2 Priority Amount;

               (ii)   concurrently,   to  the  Class  T-A-1A  and  Class  T-A-1B
          Certificates, pro rata, until their class balances have been reduced to zero;

               (iii)   sequentially,   to  the  Class   T-A-2  and  Class  T-A-3
          Certificates, in that order, until their class balances have been reduced to zero; and

               (iv)   concurrently,   to  the  Class   T-A-4  and  Class   T-A-7
          Certificates, pro rata, until their class balances have been reduced to zero; and

               (v) concurrently, to the Class T-A-5 Certificates and Class T-A-6 Certificates, pro rata, until their class balances have been reduced to zero;

          (b) approximately 29.794063229%, concurrently, to the Class T-A-P1 and Class T-A-P2 Certificates, pro rata, until their class balances have been reduced to zero;

     second, to the Class T-M-1 Certificates, up to the Class T-M-1 Principal Distribution Amount, until their class balance has been reduced to zero;

     third, to the Class T-M-2 Certificates, up to the Class T-M-2 Principal Distribution Amount, until their class balance has been reduced to zero;

     fourth, to the Class T-M-3 Certificates, up to the Class T-M-3 Principal Distribution Amount, until their class balance has been reduced to zero;

     fifth, to the Class T-M-4 Certificates, up to the Class T-M-4 Principal Distribution Amount, until their class balance has been reduced to zero;

     sixth, to the Class T-M-5 Certificates, up to the Class T-M-5 Principal Distribution Amount, until their class balance has been reduced to zero; and

     seventh, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates."

     Notwithstanding the foregoing, on or after the Distribution Date on which the aggregate class balance of the Mezzanine Certificates has been reduced to zero and there is no overcollateralization, all principal distributions to the Senior Overcollateralized Certificates will be distributed concurrently on a pro rata basis, based on the class balance of each such class of Certificates, until the class balances of each such class has been reduced to zero.

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     "60+ Day Delinquent Loan" means each Group T2 Mortgage Loan (including each Group T2 Mortgage Loan in foreclosure and each Group T2 Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a monthly payment is, as of the due date in the month prior to such Distribution Date, two months or more past due and each Group T2 Mortgage Loan relating to an REO Property.

     "Class T-M-1 Principal Distribution Amount" means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution Date) and (ii) the class balance of the Class T-M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 92.30% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Class T-M-2 Principal Distribution Amount" means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date) and (iii) the class balance of the Class T-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.10% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Class T-M-3 Principal Distribution Amount" means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the class balance of the Class T-M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.10% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and
(b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Class T-M-4 Principal Distribution Amount" means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the

Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution
Date), (iv) the class balance of the Class T-M-3 Certificates (after taking into account the payment of the Class T-M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class T-M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.10% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Class T-M-5 Principal Distribution Amount" means the excess of (x) the sum of (i) the aggregate class balance of the Senior Overcollateralized Certificates (after taking into account the payment of the Overcollateralized Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class T-M-1 Certificates (after taking into account the payment of the Class T-M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class T-M-2 Certificates (after taking into account the payment of the Class T-M-2 Principal Distribution Amount on such Distribution
Date), (iv) the class balance of the Class T-M-3 Certificates (after taking into account the payment of the Class T-M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class T-M-4 Certificates (after taking into account the payment of the Class T-M-4 Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class T-M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately 98.10% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Extra Principal Distribution Amount" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

     "Group T2 Priority Amount" for any Distribution Date will equal the lesser of (i) the aggregate class balance of the Class T-A-5 and Class T-A-6 Certificates for such Distribution Date and (ii) the product for such
Distribution Date of (a) the Group T2 Priority Percentage, (b) the Group T2 Shift Percentage and (c) the Overcollateralized Senior Principal Distribution Amount.

     "Group T2 Priority Percentage" for any Distribution Date will equal (i) the aggregate class balance of the Class T-A-5 and Class T-A-6 Certificates for such Distribution Date divided by (ii) the aggregate class balance of the Senior Overcollateralized Certificates for such Distribution Date.

     "Group T2 Shift Percentage" for any Distribution Date will be the percentage indicated below:

  Distribution Date Occurring In          Group T2 Shift Percentage

June 2007 through May 2010                            0%
June 2010 through May 2012                           45%
June 2012 through May 2013                           80%
June 2013 through May 2014                           100%
June 2014 and thereafter                             300%

     "Overcollateralized Senior Principal Distribution Amount" means as of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Senior Overcollateralized Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 86.60% and (2) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period exceeds the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date.

     "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period over (y) the aggregate class balance of all classes of Overcollateralized Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any class balance as a result of Recoveries related to the Group T2 Mortgage Loans).

     "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the difference (which may be negative) between (i) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (ii) the aggregate class balance of all classes of Overcollateralized Certificates (after taking into account the reduction on that Distribution Date of the class balances of all classes of Overcollateralized Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date).

     "Overcollateralization Release Amount" means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Overcollateralized Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

     "Principal Distribution Amount" means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

     "Principal Remittance Amount" means with respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts (without duplication) available for reimbursement of Advances and servicing advances relating to Group T2 Mortgage Loans as described above under "The Pooling and Servicing Agreement and the Servicing Agreements--Advances" and certain other reimbursable expenses and indemnities relating to Group T2 Mortgage Loans pursuant to the Pooling and Servicing Agreement and the Servicing Agreements) of the following amounts (without duplication) with respect to the Group T2 Mortgage Loans: (i) each payment of principal on a Group T2 Mortgage Loan due during the related Collection Period and received by the related Servicer on or prior to the Determination Date for such Distribution Date, including any Advances made by such Servicer with respect thereto, (ii) all full and partial principal prepayments on the Group T2 Mortgage Loans received by the Servicers during the related Prepayment Period, (iii) the insurance proceeds, Recoveries and Liquidation Proceeds (net of certain expenses) allocable to principal actually collected by the Servicers with respect to the Group T2 Mortgage Loans during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased defective Group T2 Mortgage Loans with respect to the related Prepayment Period, (v) any Substitution Adjustment Amounts with respect to the Group T2 Mortgage Loans received during the related Prepayment Period and (vi) the principal portion of amounts received in connection with the optional clean-up call of the Group T2 Mortgage Loans and related property of the Issuing Entity as of such Distribution Date less (B) any amounts payable to the Swap Providers (including any Net Swap Payments and any Swap Termination Payments owed to the Swap Providers, other than a Defaulted Swap Termination Payment) not covered by the Interest Remittance Amount (without giving effect to clause (B) of the definition thereof).

     "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class balance of the Mezzanine Certificates before taking into account the distributions on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period.

     "Senior Specified Enhancement Percentage" means approximately 13.40%.

     "Stepdown Date" means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in June 2010 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "Targeted  Overcollateralization Amount" means as of any Distribution Date,
(x) prior to the Stepdown Date, 0.95% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) the lesser of (i) 0.95% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date and (ii) 1.90% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period and (b) 0.35% of the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

     A "Trigger Event" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 50% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group T2 Mortgage Loans incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Recoveries related to the Group T2 Mortgage Loans received since the Cut-off Date through the last day of the related Collection Period) divided by the aggregate Stated Principal Balance of the Group T2 Mortgage Loans on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                      Percentage

June 2009 through May 2010        0.25% for the first month, plus an additional
                                    1/12th of 0.35% for each month thereafter
June 2010 through May 2011        0.60% for the first month, plus an additional
                                    1/12th of 0.40% for each month thereafter
June 2011 through May 2012        1.00% for the first month, plus an additional
                                    1/12th of 0.45% for each month thereafter
June 2012 through May 2013        1.45% for the first month, plus an additional
                                    1/12th of 0.25% for each month thereafter
June 2013 and thereafter                                   1.70%

     Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates

     The weighted average Net Mortgage Interest Rate for the Group T2 Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Overcollateralized Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Overcollateralized Certificates. The "Monthly Excess Interest Amount" for any Distribution Date will be the amount by which the Interest Remittance Amount for such Distribution Date exceeds the sum of the aggregate amount distributed on such Distribution Date to the Overcollateralized Certificates in respect of Accrued Certificate Interest and Interest Carryforward Amounts.

     If Realized Losses on the Group T2 Mortgage Loans occur that are not covered by the Monthly Excess Cashflow Amount and any Net Swap Payments received from the Swap Providers, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the aggregate Stated Principal Balance of the Group T2 Mortgage Loans without giving rise to a corresponding reduction of the aggregate class balance of the Overcollateralized Certificates). The cashflow priorities for the Overcollateralized Certificates in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

     On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Overcollateralized Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Overcollateralized Certificates relative to the aggregate Stated Principal Balance of the Group T2 Mortgage Loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Overcollateralized Certificates therefore releases a limited portion of overcollateralization.

     On any Distribution Date, the sum of the Monthly Excess Interest Amount (reduced by amounts paid as part of the Principal Distribution Amount), the Overcollateralization Release Amount and any portion of the Principal
Distribution Amount (without duplication) remaining after principal distributions on the Overcollateralized Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

     first, concurrently, to the Senior Overcollateralized Certificates, pro rata, any remaining Accrued Certificate Interest for each such class for such Distribution Date;

     second, concurrently, to the Senior Overcollateralized Certificates, pro rata, any Interest Carryforward Amount for each such class for such Distribution Date;

     third, sequentially, to the Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates, in that order, (i) first to pay any remaining Accrued Certificate Interest for such classes for such Distribution Date and (ii) then to pay any remaining Interest Carryforward Amount for such classes for such Distribution Date;

     fourth, from amounts otherwise distributable to the Class CE Certificates, to the Cap Carryover Reserve Account to pay Cap Carryover Amounts first, concurrently, to the Senior Overcollateralized Certificates, pro rata, based on Cap Carryover Amounts for each such class, and then sequentially to the Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates, in that order, any Cap Carryover Amounts for such classes;

     fifth, concurrently, to the Senior Overcollateralized Certificates, any Realized Loss Amortization Amount for such classes for such Distribution Date, pro rata, based on Unpaid Realized Loss Amounts for each such class;

     sixth,  sequentially,  to the Class T-M-1,  Class T-M-2, Class T-M-3, Class
T-M-4  and  Class  T-M-5   Certificates,   in  that  order,  any  Realized  Loss
Amortization Amount for such class for such Distribution Date;

     seventh, to the extent of amounts otherwise distributable to the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payment; and

     eighth, to the Class CE, Class P and Class 1-A-R Certificates, in the amounts specified in the Pooling and Servicing Agreement.

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     "Realized Loss Amortization Amount" means as to each class of Senior Overcollateralized Certificates and Mezzanine Certificates and any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for such class and (y) the remaining Monthly Excess Cashflow Amount available for distribution to such class in priority fifth or sixth, as applicable, of the Monthly Excess Cashflow Allocation.

     "Unpaid Realized Loss Amount" means for any class of Senior Overcollateralized Certificates or Mezzanine Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such class for all prior Distribution Dates, as described below under "--Allocation of Losses to the Overcollateralized Certificates," over (y) the sum of (a) the cumulative amount of any Recoveries allocated to such class, (b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.

Allocation of Losses to the Overcollateralized Certificates

     Realized Losses on the Group T2 Mortgage Loans will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Interest Amount and any Net Swap Payments received from the Swap
Providers to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

     If, after giving effect to the distribution of the Principal Distribution Amount and any Net Swap Payments from the Swap Providers on any Distribution Date and the increase of any class balances of any Overcollateralized Certificates as a result of Recoveries, the aggregate class balance of the Overcollateralized Certificates exceeds the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period, such excess (a "Subordinated Applied Realized Loss Amount") will be allocated sequentially to the Class T-M-5, Class T-M-4, Class T-M-3, Class T-M-2 and Class T-M-1 Certificates until their respective class balances are reduced to zero. In addition, if after giving effect to the distribution of the Principal Distribution Amount and any Net Swap Payments from the Swap Providers on any Distribution Date and the increase of any class balances of any Overcollateralized Certificates as a result of Recoveries and after the aggregate class balance of the Mezzanine Certificates has been reduced to zero, the aggregate class balance of the Senior Overcollateralized Certificates exceeds the aggregate Stated Principal Balance of the Group T2 Mortgage Loans as of the last day of the related Collection Period, then with respect to each class of Senior Overcollateralized Certificates, an amount equal to the product of such excess and a fraction, the numerator of which is the class balance of such class and the denominator of which is the aggregate class balance of the Senior Overcollateralized Certificates (with respect to each class, such amount, a "Senior Applied Realized Loss Amount" and collectively with a Subordinated Applied Realized Loss Amount, an "Applied Realized Loss Amount") will be allocated in reduction of the class balance of each such class; provided, however, that for so long as the Class T-A-6 Certificates are outstanding, the Senior Applied Realized Loss Amounts for the Class T-A-5 and Class T-A-7 Certificates (up to a cumulative Applied Realized Loss Amount of $330,000 with respect to the Class T-A-7 Certificates) will be allocated to the Class T-A-6 Certificates in addition to the Senior Applied Realized Loss Amount for the Class T-A-6 Certificates. In addition, for so long as the Class T-A-P2 Certificates are outstanding, the Senior Applied Realized Loss Amounts for the Class T-A-P1 Certificates will be allocated to the Class T-A-P2 Certificates in addition to the Senior Applied Realized Loss Amount for the Class T-A-P2 Certificates.

     Any such reduction of a class balance of an Overcollateralized Certificate will not be reversed or reinstated (except in the case of Recoveries). However, on future Distribution Dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related class balances as described above from the Monthly Excess Cashflow Allocation or from the Supplemental Interest Trust, according to the priorities set forth under "--Interest Rate Support for the Overcollateralized Certificates" below.

     If  Recoveries  are  received  on the Group T2  Mortgage  Loans  during the related Prepayment Period, they will be included as part of the Principal Remittance Amount for the related Distribution Date and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amounts for the class then outstanding with the highest distribution priority will be decreased by the amount of such Recoveries until reduced to zero (with any remaining Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the class balance of such class will be increased by the same amount.

Certificate Interest Rates of the Overcollateralized Certificates

     Interest for each Distribution Date will accrue on the Overcollateralized Certificates during the related Interest Accrual Period at a per annum rate (a "Certificate Interest Rate") equal to the lesser of (i) the applicable pass-through rate (or, in the case of the Overcollateralized Certificates that are Floating Rate Certificates, One-Month LIBOR plus the applicable certificate margin) as set forth in the table beginning on page S-6 (such rate, a "Pass-Through Rate") and (ii) the Pool Cap for such Distribution Date. As set forth in the table beginning on page S-6, during each Interest Accrual Period relating to the Distribution Dates after the Group T2 Optional Termination Date, the Pass-Through Rate for certain of the Overcollateralized Certificates will be "stepped-up" if the optional termination right with respect to the Group T2 Mortgage Loans is not exercised.

     The "Pool Cap" for any Distribution Date and the Overcollateralized Certificates will be a per annum rate (subject to adjustment, in the case of the Floating Rate Certificates, based on the actual number of days elapsed in the related Interest Accrual Period) equal to (i) the weighted average of the Net Mortgage Interest Rates for the Group T2 Mortgage Loans, weighted on the basis of the Stated Principal Balances of the Group T2 Mortgage Loans as of the first day of the related Collection Period less (ii) 12 times the quotient of (a) the aggregate Net Swap Payments or Swap Termination Payment, if any, made to the Swap Providers (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in each Interest Rate Swap Agreement)) and
(b) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period.

     If on any Distribution Date, the Accrued Certificate Interest for any Overcollateralized Certificate is based on the Pool Cap, the excess of (i) the amount of interest such class would have been entitled to receive on such Distribution Date based on its Pass-Through Rate over (ii) the amount of interest such class received on such Distribution Date based on the Pool Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then-applicable Pass-Through Rate) will be the "Cap Carryover Amount."

     On the Closing Date, the Securities Administrator will establish the cap carryover reserve account ("Cap Carryover Reserve Account") pursuant to the Pooling and Servicing Agreement from which distributions in respect of Cap Carryover Amounts on the Overcollateralized Certificates will be made. Distributions in respect of Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

Interest Rate Support for the Overcollateralized Certificates

     The Interest Rate Swap Agreements

     On or before the Closing Date, the Securities Administrator, in its capacity as supplemental interest trust trustee (in such capacity, the "Supplemental Interest Trust Trustee") of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the "Supplemental Interest Trust") will enter into an interest rate swap agreement ("Interest Rate Swap Agreement 1") for the benefit of the Overcollateralized Certificates with Bank of America, National Association, as swap provider (in such capacity, a "Swap Provider"), and will enter into an interest rate swap agreement ("Interest Rate Swap Agreement 2" and collectively with Interest Rate Swap Agreement 1, the "Interest Rate Swap Agreements") for the benefit of the holders of the Overcollateralized Certificates with The Bank of New York, as swap provider (in such capacity, a "Swap Provider"). The Interest Rate Swap Agreements will be administered by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement. The Interest Rate Swap Agreements and the Swap Account will be assets of the Supplemental Interest Trust but not of any REMIC.

     Under each Interest Rate Swap Agreement, on or before each Distribution Date (beginning with the first Distribution Date), the Supplemental Interest Trust will be obligated to pay to the applicable Swap Provider a fixed-rate amount equal to the product of (x) the annual rate set forth in the table below,
(y) the swap notional amount set forth in Appendix E for such Distribution Date for such Interest Rate Swap Agreement (the "Swap Notional Amount") and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and the applicable Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating-rate amount equal to the product of (x) one-month LIBOR (as determined pursuant to such Interest Rate Swap Agreement), (y) the Swap Notional Amount for such Interest Rate Swap Agreement for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360. With respect to each Interest Rate Swap Agreement, a net payment will be required to be made on or before each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Supplemental Interest Trust to the applicable Swap Provider, to the extent that the fixed-rate amount exceeds the corresponding floating-rate amount, or (b) by the applicable Swap Provider to the Supplemental Interest Trust, to the extent that the floating-rate amount exceeds the corresponding fixed-rate amount.

     Each Interest Rate Swap Agreement will terminate immediately after the Distribution Date set forth in the table below unless terminated earlier upon the occurrence of a Swap Default or a Termination Event.

 Swap Agreement                  Annual Rate             Last Distribution Date
       1                       5.0250%                         July 2012
       2                       4.9703%                         July 2012

     The respective obligations of the applicable Swap Provider and the Supplemental Interest Trust to pay specified amounts due under each Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to such Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) shall have occurred or been effectively designated with respect to such Interest Rate Swap Agreement.

     Upon the occurrence of any Swap Default under an Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties, all as set forth in each Interest Rate Swap Agreement.

     Upon any Swap Early Termination, the Supplemental Interest Trust or the applicable Swap Provider may be liable to make a Swap Termination Payment to the other (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the applicable Interest Rate Swap Agreement determined as provided in such Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust until paid in full, generally prior to distributions to the holders of the Overcollateralized Certificates.

     Upon a Swap Early Termination, the Depositor will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from a Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to a Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to such Swap Provider.

     Upon the triggering of a Downgrade Provision under an Interest Rate Swap Agreement, the applicable Swap Provider will be required to (1) post collateral securing its obligations under such Interest Rate Swap Agreement, (2) obtain an eligible replacement swap provider or (3) obtain a qualified guaranty of its obligations from an eligible third party, in each case within the time periods and otherwise as required by such Interest Rate Swap Agreement (collectively, the "Downgrade Requirements").

     For purposes of the foregoing, the following terms will have the respective meanings set forth below.

     A "Defaulted Swap Termination Payment" means, any payment required to be made by the Supplemental Interest Trust to a Swap Provider pursuant to an Interest Rate Swap Agreement as a result of a Swap Provider Trigger Event.

     The "Downgrade Provision" of an Interest Rate Swap Agreement will be triggered if the applicable Swap Provider's short-term or long-term credit ratings fall below the levels specified in such Interest Rate Swap Agreement.

     "Downgrade   Termination  Event"  means  an  event  whereby  the  Downgrade
Provisions of an Interest Rate Swap Agreement are triggered and the applicable Swap Provider does not comply with the applicable Downgrade Requirements.

     "Events of Default" under an Interest Rate Swap Agreement include the following standard events of default under the 1992 Master Agreement
(Multicurrency-Cross Border) as published by the International Swaps and Derivative Association, Inc. (the "ISDA Master Agreement"), as modified by such Interest Rate Swap Agreement:

     o    "Failure to Pay or Deliver,"

     o    "Bankruptcy" and

     o    "Merger without Assumption,"

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement and modified by such Interest Rate Swap Agreement.

     The "Swap Account" means a segregated trust account for the benefit of the holders of the Certificates in which payments owed to or received from the Swap Providers will be deposited.

     A "Swap Default" means an Event of Default under an Interest Rate Swap Agreement.

     A "Swap Early Termination" means the occurrence of an Early Termination Date under an Interest Rate Swap Agreement.

     A "Swap Provider Trigger Event" means an Event of Default under an Interest Rate Swap Agreement with respect to which the applicable Swap Provider is the defaulting party or a termination event (including a Downgrade Termination Event) under that agreement (other than illegality or a tax event) with respect to which the applicable Swap Provider is the sole Affected Party (as defined in such Interest Rate Swap Agreement).

     The "Swap Termination Payment" means the amount, if any, owed by the Supplemental Interest Trust or the applicable Swap Provider upon a Swap Early Termination.

     A "Termination Event" under an Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement and the Additional Termination Events described below:

     o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under such Interest Rate Swap Agreement),

     o "Tax Event" (which generally relates to either party to such Interest Rate Swap Agreement, as a result of changes in law, receiving a payment under such Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount) and

     o "Tax Event Upon Merger" (which generally relates to either party to such Interest Rate Swap Agreement, as a result of a merger or similar transaction, receiving a payment under such Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or making an additional payment of any such amount), as described in the ISDA Master Agreement and modified in such Interest Rate Swap Agreement.

     In addition, there are "Additional Termination Events" (as defined in each Interest Rate Swap Agreement), including if the trust should terminate, if the Pooling and Servicing Agreement is amended or modified without the prior written consent of the related Swap Provider where written consent is required or, solely with respect to the related Swap Provider, any failure to comply with the Downgrade Provisions. It may also be an "Additional Termination Event" under an Interest Rate Swap Agreement if it is determined at any time that there is a requirement for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 CFR ss.ss.229 ("Regulation AB"), to disclose any financial data relating to the applicable Swap Provider. If such determination is made, such Swap Provider will be required, at its own expense, to (a) provide the required financial data or (b) select an eligible successor swap provider who will provide the required financial data. If such Swap Provider does not comply with the immediately preceding sentence, then it will be an Additional Termination Event and such Swap Provider or the Supplemental Interest Trust may be required to make a termination payment under the applicable Interest Rate Swap Agreement.

     The Supplemental Interest Trust will not be required to make any gross-up payments to the Swap Providers on account of any tax withholding.

     As of the date of this prospectus supplement, the Interest Rate Swap Agreement with the Sponsor as Swap Provider has a "significance percentage," as defined in Item 1115 of Regulation AB (17 CFR ss.ss.229.1115), of less than 10%.

     As of the date of this prospectus supplement, the Interest Rate Swap Agreement with The Bank of New York as Swap Provider and the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement with The Bank of New York as Class T-A-4 Cap Provider have an aggregate "significance percentage," as defined in Item 1115 of Regulation AB (17 CFR ss.ss.229.1115), of less than 10%.

     Interest   Rate  Cap   Agreement  for  the  Class  T-A-4  and  Class  T-A-7
Certificates

     On or before the Closing Date, the Supplemental Interest Trust Trustee will enter into an interest rate cap agreement for the benefit of the Class T-A-4 and Class T-A-7 Certificates (the "Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement") with The Bank of New York, as Class T-A-4 and Class T-A-7 Cap Provider.

     Under the Class  T-A-4 and Class T-A-7  Interest  Rate Cap  Agreement,  the
Class T-A-4 and Class T-A-7 Cap Provider will be obligated to pay, on each Distribution Date, to the Supplemental Interest Trust an amount equal to the product of (a) the excess, if any, of (i) the lesser of (x) one-month LIBOR (calculated as described in the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement) and (y) 10.11% over (ii) the strike rate for such Distribution Date set forth on the applicable schedule set forth in Appendix E and (b) the lesser of (i) the aggregate class balance of the Class T-A-4 and Class T-A-7 Certificates prior to distributions on that Distribution Date and (ii) the sum of then-current notional amounts set forth on the applicable schedules for the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement set forth in Appendix E, based on an "actual/360" basis until the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement is terminated. Generally, these interest rate cap payments will be deposited into an account (the "Class T-A-4 and Class T-A-7 Reserve Fund") and will be distributed after the distributions described under "--Distributions on the Overcollateralized Certificates--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates" and "--The Swap Account" first, to pay concurrently, to the Class T-A-4 and Class T-A-7 Certificates, any remaining Cap Carryover Amounts, and second, to the Class CE Certificates, any remaining amounts. The Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement and the Class T-A-4 and Class T-A-7 Reserve Fund will be assets of the Supplemental Interest Trust but not of any REMIC.

     The Swap Account

     The Supplemental Interest Trust Trustee will be required to deposit into the Swap Account an amount equal to the Net Swap Payments, if any, payable by
the  Supplemental   Interest  Trust  Trustee  to  the  Swap  Providers  on  each
Distribution Date. Also, on each Distribution Date, the Supplemental Trust Trustee shall deposit into the Swap Account the Net Swap Payments, if any, received by the Supplemental Interest Trust Trustee from the Swap Providers on such Distribution Date.

     On each Distribution Date, to the extent required, following the distribution of the Monthly Excess Cashflow as described in "Description of Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Application of Monthly Excess Cashflow Amounts to the Overcollateralized Certificates" in this prospectus supplement, withdrawals from the Cap Carryover Reserve Account as described in "Description of Overcollateralized Certificates--Certificate Interest Rates of the Overcollateralized Certificates" in this prospectus supplement, the Supplemental Interest Trust Trustee will withdraw from amounts in the Swap Account to distribute to the Overcollateralized Certificates in the following order of priority:

     first, to each Swap Provider, all Net Swap Payments owed to such Swap Provider pursuant to the applicable Interest Rate Swap Agreements for such Distribution Date;

     second, to each Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, pursuant to the applicable Interest Rate Swap Agreements;

     third, concurrently, to the Senior Overcollateralized Certificates, the related Interest Carryforward Amount remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount, on a pro rata basis based on remaining Interest Carryforward Amounts;

     fourth, sequentially, to the Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates, in that order, (i) first to pay any remaining Accrued Certificate Interest for such classes for such Distribution Date and (ii) then to pay any remaining Interest Carryforward Amount for such classes for such Distribution Date, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Monthly Excess Cashflow Amount;

     fifth, to the holders of the class or classes of Overcollateralized Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount after taking into account distributions made from the Monthly Excess Interest Amount;

     sixth, concurrently, to the Senior Overcollateralized Certificates, the related Cap Carryover Amounts, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account, on a pro rata basis based on remaining Cap Carryover Amounts;

     seventh, sequentially to the Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates, in that order, the related Cap Carryover Amounts, to the extent remaining undistributed after distributions are made from the Cap Carryover Reserve Account;

     eighth, to pay concurrently in proportion of their respective Unpaid Realized Loss Amounts, to the Senior Overcollateralized Certificates, any remaining Unpaid Realized Loss Amount, and then to pay sequentially in proportion of their respective Unpaid Realized Loss Amounts, to the Class T-M-1, Class T-M-2, Class T-M-3, Class T-M-4 and Class T-M-5 Certificates, in that order, to the extent of any remaining related Unpaid Realized Loss Amount for each such class;

     ninth, to each Swap Provider, any applicable Defaulted Swap Termination Payment, to the extent not already paid; and

     tenth, to the holders of the Class CE Certificates, any remaining amounts.

     Amounts distributed in respect of priorities fifth and eighth above, together with amounts distributed in respect of priorities fifth and eighth above on prior Distribution Dates, shall not exceed the aggregate of current or prior Realized Losses on the Group T2 Mortgage Loans not previously reimbursed by Recoveries related to the Group T2 Mortgage Loans or from the Monthly Excess Cashflow Amount.

     The Bank of New York as Swap Provider and Class T-A-4 and Class T-A-7 Cap Provider

     Founded in 1784, The Bank of New York is a banking organization organized in the State of New York and headquartered in New York, NY, and is the principal subsidiary of The Bank of New York Company, Inc. The senior long-term unsecured debt of The Bank of New York is rated "Aaa" by Moody's and "AA-" by both S&P and Fitch Ratings.

     The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Bank of New York

Company,  Inc.'s  extensive global client base includes a broad range of leading
financial  institutions,   corporations,  government  entities,  endowments  and
foundations.

     Bank of America, National Association as Swap Provider and Class 2-A-10 Cap Provider

     For a general description of the Bank of America, National Association, see "The Sponsor" in the prospectus. As of the date of this prospectus supplement, the long-term senior unsecured debt of Bank of America, National Association was assigned ratings of "Aaa" by Moody's, "AA+" by S&P and "AA" by Fitch Ratings.

The Supplemental Interest Trust Trustee

     Wells Fargo Bank, N.A. will be the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will perform all of the obligations of the supplemental interest trust trustee under the Interest Rate Swap Agreements. With regard to the Supplemental Interest Trust, the Supplemental Interest Trust Trustee will only be obligated to make payments to the Issuing Entity under the Interest Rate Swap Agreements to the extent that the Supplemental Interest Trust receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Providers under the Interest Rate Swap Agreements to the extent that the Supplemental Interest Trust receives the related funds from the Issuing Entity. The Supplemental Interest Trust Trustee will be entitled to reimbursement or indemnification by the Issuing Entity for any loss, liability or expense arising out of or in connection with the Supplemental Interest Trust as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its bad faith, willful misconduct or negligence.

     Any resignation or removal of Wells Fargo Bank, N.A. as Securities Administrator will also result in the resignation or removal, as applicable, of Wells Fargo Bank, N.A. as the Supplemental Interest Trust Trustee of the Supplemental Interest Trust.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Prepayment and Yield Considerations With Respect to the Offered Shifting Interest Certificates

     Delinquencies on the Mortgage Loans contributing to, or in, a Shifting Interest Loan Group which are not advanced by or on behalf of a Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Shifting Interest Certificates of the related Group, the Component Certificates and the related Class N-M and Class B Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans contributing to, or in, a Shifting Interest Loan Group not so advanced will be borne first by the Class N-B Certificates and Class N-M Certificates (in the case of Loan Group N) or Class S-B Certificates (in the case of Loan Group S) in the reverse order of their numerical designations and then by the Senior Shifting Interest Certificates and Components, if any, of the related Group.

     Net Interest Shortfalls for Loan Group N will adversely affect the yields on the Senior Non-PO Shifting Interest Certificates of Group N and the Class N-M Certificates and Class N-B Certificates and Net Interest Shortfalls for Loan Group S will adversely affect the yields on the Senior Non-PO Shifting Interest Certificates of Group S and the Class S-B Certificates. In addition, losses on the Mortgage Loans in a Shifting Interest Loan Group generally will be borne first by the Class N-B Certificates and Class N-M Certificates (in the case of Loan Group N) or the Class S-B Certificates (in the case of Loan Group S), as described in this prospectus supplement under "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates." The yields on the Offered Shifting Interest Certificates will depend on the rate and timing of Realized Losses on the Shifting Interest Mortgage Loans contributing to, or in, a Shifting Interest Loan Group.

     The effective yields to investors in the Shifting Interest Certificates (other than investors in the Class 2-A-10 or Group 3 Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Shifting Interest Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the related Shifting Interest Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Because principal payments on the Mortgage Loans contributing to, or in, a Shifting Interest Loan Group will be distributed currently on the Senior Non-PO Shifting Interest Certificates of the related Group and the Class N-M Certificates and Class N-B Certificates with respect to Loan Group N and the Class S-B Certificates with respect to Loan Group S, the rate of principal payments on the Offered Shifting Interest Certificates, the aggregate amount of each interest payment on the Offered Shifting Interest Certificates and the yield to maturity of Offered Shifting Interest Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Shifting Interest Mortgage Loans contributing to, or in, the related Loan Group or Loan Groups. The principal payments on the Shifting Interest Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Shifting Interest Mortgage Loans. See "Prepayment and Yield Considerations" in the prospectus.

     The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

     o In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Shifting Interest Mortgage Loans, the Shifting Interest Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Shifting Interest Mortgage Loans.

     o Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Shifting Interest Mortgage Loans, the rate of prepayment would be expected to decrease.

     o Certain of the Shifting Interest Mortgage Loans are Interest Only Mortgage Loans. At the end of the interest only period, the payments on such Shifting Interest Mortgage Loans will be recalculated to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Shifting Interest Mortgage Loan.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Shifting Interest Mortgage Loans the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Shifting Interest Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Shifting Interest Certificate purchased at a discount, particularly a Class 1-PO and Class S-PO Certificate, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Shifting Interest Mortgage Loans contributing to, or in, the related Shifting Interest Loan Group or Loan Groups, or the Discount Mortgage Loans in Loan Group 1 (in the case of the Class 1-PO Certificates ) or in Loan Group 4, Loan Group 5 and Loan Group 6 (in the case of the Class S-PO Certificates), will have a negative effect on the yield to maturity of such Offered Shifting Interest Certificate. You should also consider the risk, in the case of an Offered Shifting Interest Certificate purchased at a premium or in the case of an Interest Only Certificate (which has no class balance), that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Shifting Interest Mortgage Loans contributing to, or in, the related Shifting Interest Loan Group, or the Premium Mortgage Loans in Loan Group 3 (in the case of a Class 3-IO Certificates) or in Loan Group 4, Loan Group 5 and Loan Group 8 (in the case of the Class S-IO Certificates), particularly the Premium Mortgage Loans with higher mortgage interest rates, will have a negative effect on the yield to maturity of the Offered Shifting Interest Certificate.

     Mortgagors are permitted to prepay the Shifting Interest Mortgage Loans, in whole or in part, at any time. As of the Cut-off Date, certain of the Group S Mortgage Loans required that the mortgagor pay to the lender a prepayment charge under certain circumstances on certain prepayments equal to a percentage of the amount prepaid. These charges may discourage a Mortgagor from prepaying its
Group S Mortgage Loan during the applicable period. The rate of payment of principal may also be affected by any repurchase of Shifting Interest Mortgage Loans permitted or required by the Pooling and Servicing Agreement, including any termination. See "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement for a description of the Master Servicer's option to purchase the Shifting Interest Mortgage Loans and related property when the Stated Principal Balance of the Shifting Interest Mortgage Loans is less than 1% of the unpaid principal balance of the Shifting Interest Mortgage Loans as of the Cut-off Date. The Depositor, the Sponsor, North Fork Bank or an Originator may be required to repurchase Shifting Interest Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Shifting Interest Mortgage Loans. In addition, each of the Correspondent Originators, GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. generally will be required to repurchase from the Issuing Entity any Mortgage Loan acquired by the Sponsor from such Correspondent Originator, GreenPoint Mortgage Funding, Inc. or SunTrust Mortgage, Inc., as the case may be, for which any of the first three scheduled monthly payments due after its purchase by the Sponsor becomes 30 or more days delinquent. Any repurchases will shorten the weighted average lives of the related classes of Offered Shifting Interest Certificates.

     As described in this prospectus supplement under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates," the Senior Prepayment Percentage for a Shifting Interest Loan Group of the Non-PO Percentage of the Applicable Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) on the Mortgage Loans contributing to, or in, such Shifting Interest Loan Group initially will be distributed to the classes of Senior Non-PO Shifting Interest Certificates of the related Group then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to such Senior Non-PO Shifting Interest Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Class N-M Certificates and Class N-B Certificates or Class S-B Certificates, as applicable, during the periods of time described in the definition of "Senior Prepayment Percentage."

     Investors in the Class 3-A-1 and Class 3-A-2 Certificates should also understand that if One-Month LIBOR is greater than or equal to 6.630% per annum, their pass-through rates will remain at their maximum rate of 7.000% per annum.

     Investors in the Class 3-A-3 Certificates should understand that if One-Month LIBOR is greater than or equal to 6.630% per annum, the Class 3-A-3 Certificates will accrue interest at the minimum rate of 0.000% per annum. See "--Yield on the Class 3-A-3 Certificates" below.

     Investors in the Class 2-A-10, Class 3-A-1 and Class 3-A-2 Certificates should consider the risk that if One-Month LIBOR is lower than anticipated, the actual yield to such investors will be lower than the anticipated yield. Conversely, investors in the Class 3-A-3 Certificates should consider the risk that if One-Month LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yield or may be negative.

     On or prior to the Distribution Date in December 2013, if one-month LIBOR as calculated pursuant to the Class 2-A-10 Interest Rate Cap Agreement is greater than 5.400%, investors in the Class 2-A-10 Certificates will also be entitled to receive amounts payable under the Class 2-A-10 Interest Rate Cap Agreement in addition to the interest that will accrue on their Certificates. See "Description of Shifting Interest Certificates--Interest Rate Cap Agreement for the Class 2-A-10 Certificates" and "--The Class 2-A-10 Reserve Fund."

     Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in One-Month LIBOR may affect the actual yields to such investors even if the average rate of One-Month LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in
deciding   whether  to  purchase  a  Floating  Rate  or  Inverse  Floating  Rate
Certificate.

     As described in this prospectus supplement under "Description of Shifting Interest Certificates--Principal on the Shifting Interest Certificates," unless the sum of the class balances of the other Senior Non-PO Shifting Interest Certificates of Group 2 (with respect to the Class 2-A-1 and Class 2-A-2 Certificates) or the other Senior Non-PO Shifting Interest Certificates of Group

5 (with respect to the Class 5-A-1 Certificates) have been reduced to zero, the related Lockout Certificates will not be entitled to any distributions of principal for five years following the Closing Date, and during the next five years the percentage of principal allocated to the related Lockout Certificates will gradually increase.

Prepayment   and   Yield    Considerations   With   Respect   to   the   Offered
Overcollateralized Certificates

     The yields to maturity and weighted average lives of the Offered Overcollateralized Certificates will depend upon, among other things, the price at which such Offered Overcollateralized Certificates are purchased, the amount and timing of principal payments on the Group T2 Mortgage Loans, the allocation of interest and principal collections to various classes of Overcollateralized Certificates, the amount and timing of mortgagor delinquencies and defaults on the Group T2 Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Overcollateralized Certificates and the relationship between payments made by the Supplemental Interest Trust (if any) and payments made by the Swap Providers (if any) under the Interest Rate Swap Agreements.

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Overcollateralized Certificates will be affected by the rate of defaults on the Group T2 Mortgage Loans resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of an Offered Overcollateralized Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses on the Group T2 Mortgage Loans that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses on the Group T2 Mortgage Loans will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses on the Group T2 Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Group T2 Mortgage Loans.

     The effective yields to investors (other than investors in the Floating Rate Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Offered Overcollateralized Certificates because monthly distributions will not be payable to investors until the 25th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Group T2 Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Mortgagors are permitted to prepay the Overcollateralized Mortgage Loans, in whole or in part, at any time. As of the Cut-off Date, certain of the Group T2 Mortgage Loans required that the mortgagor pay to the lender a prepayment charge under certain circumstances on certain prepayments equal to a percentage of the amount prepaid. These charges may discourage a Mortgagor from prepaying its Group T2 Mortgage Loan during the applicable period. Prepayment charges on the Group T2 Mortgage Loans will be paid to the holders of the Class P Certificates. The rate of payment of principal may also be affected by any repurchase of the Group T2 Mortgage Loans permitted or required by the Pooling and Servicing Agreement or a Servicing Agreement, including any termination. See "The Pooling and Servicing Agreement and the Servicing Agreements--Optional Termination" in this prospectus supplement for a description of certain parties' option to purchase all of the Group T2 Mortgage Loans under certain circumstances. The Depositor, the Sponsor or an Originator may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. In addition, each of the Correspondent Originators, GreenPoint Mortgage Funding, Inc. and SunTrust Mortgage, Inc. generally will be required to repurchase from the Issuing Entity any Mortgage Loan acquired by the Sponsor from such Correspondent Originator, GreenPoint Mortgage Funding, Inc. or SunTrust Mortgage, Inc., as the case may be, for which any of the first three scheduled monthly payments due after its purchase by the Sponsor becomes 30 or more days delinquent. Any repurchases will shorten the weighted average lives of the related classes of Offered Overcollateralized Certificates.

     Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties or, in the case of certain Mortgage Loans acquired by the Sponsor from the Correspondent Originators, GreenPoint Mortgage Funding, Inc. or SunTrust Mortgage, Inc., due to certain delinquent payments, or purchase in connection with optional termination) will result in distributions on the related Overcollateralized Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Group T2 Mortgage
Loans. Since the rate of payment of principal on the Group T2 Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Overcollateralized Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Overcollateralized Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group T2 Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered
Overcollateralized Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Group T2 Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Overcollateralized Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Group T2 Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The weighted average life and yield to maturity of each class of Overcollateralized Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Group T2 Mortgage Loans and applied in reduction of the class balances of such Overcollateralized Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the class balances of the Overcollateralized Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Group T2 Mortgage Loans at such time (i.e., the extent to which interest on the Group T2 Mortgage Loans is accruing on a higher Stated Principal Balance than the aggregate class balance of the Overcollateralized Certificates) and (ii) the delinquency and default experience of the Group T2 Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the class balance of a class of Overcollateralized Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

     The Mezzanine Certificates are not expected to receive any principal distributions until at least the Distribution Date in June 2010 (unless the aggregate class balance of the Senior Overcollateralized Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Mezzanine Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Mezzanine Certificates.

     As described in this Prospectus Supplement under "Description of the Overcollateralized Certificates--Distributions on the Overcollateralized Certificates--Principal Distributions on the Overcollateralized Certificates," unless the class balances of the other Senior Overcollateralized Certificates have been reduced to zero, the Class T-A-5 and Class T-A-6 Certificates will not be entitled to any distributions of principal for three years following the Closing Date, and thereafter the percentage of principal allocated to the Class T-A-5 and Class T-A-6 Certificates will gradually increase.

General Prepayment and Yield Considerations

     All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that a Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, such Servicer generally will be required to enforce "due-on-sale" clauses to the extent permitted by applicable law. However, a Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Prepayment and Yield Considerations" in the prospectus. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the related classes of Offered Certificates.

     The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage interest rates. However, as a

Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the mortgage interest rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage interest rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

Assumptions Relating to Tables

     The tables set forth in Appendix B (the "Decrement Tables") have been prepared on the basis of the assumptions set forth below under "--Assumptions Relating to Shifting Interest Certificates" and "--Assumptions Relating to Overcollateralized Certificates" (the "Modeling Assumptions").

     Although the characteristics of the mortgage loans for the Decrement Tables have been prepared on the basis of the weighted average characteristics of the Mortgage Loans which are expected to be contributing to, or in, each Loan Group and in Loan Group N or Loan Group S in the aggregate, there is no assurance that the Modeling Assumptions will reflect the actual characteristics or performance of the applicable Mortgage Loans or that the performance of the Offered Certificates will conform to the results set forth in the tables.

     Assumptions Relating to the Shifting Interest Certificates

     The Decrement Tables with respect to the Shifting Interest Certificates have been prepared on the basis of the following Modeling Assumptions:

     (a)  the  Shifting   Interest  Loan  Groups   consist  of  the   applicable
hypothetical mortgage loans presented in Appendix C;

     (b) the initial class balances, initial notional amounts, initial component balances and pass-through rates for the Offered Shifting Interest Certificates and Components are as set forth or described in the table beginning on page S-6 of this prospectus supplement;

     (c)  there  are  no  Net  Interest   Shortfalls,   Relief  Act  Reductions,
delinquencies or Realized Losses with respect to the Shifting Interest Mortgage Loans;

     (d) scheduled payments of principal and interest with respect to the Shifting Interest Mortgage Loans are received on the applicable due date beginning on June 1, 2007;

     (e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in May 2007;

     (f)  the  Shifting   Interest   Mortgage  Loans  prepay  at  the  indicated
percentages of PSA;

     (g) optional termination with respect to the Shifting Interest Mortgage Loans does not occur;

     (h) no Shifting Interest Mortgage Loans are required to be repurchased from the Issuing Entity and no Shifting Interest Mortgage Loans are substituted for the Shifting Interest Mortgage Loans included in the Issuing Entity on the Closing Date;

     (i) the Shifting Interest Certificates are issued on May 31, 2007;

     (j) cash payments on the Shifting Interest Certificates are received on the 25th day of each month beginning in June 2007 in accordance with the priorities and amounts described in this prospectus supplement under "Description of Shifting Interest Certificates"; and

     (k) One-Month LIBOR remains constant at 5.32% per annum.

     Assumptions Relating to the Overcollateralized Certificates

     The Decrement Tables with respect to the Overcollateralized Certificates have been prepared on the basis of the following Modeling Assumptions:

     (a) Loan Group T2 consists of the applicable hypothetical mortgage loans presented in Appendix C;

     (b) the Offered Overcollateralized Certificates are issued on May 31, 2007;

     (c) distributions on the Overcollateralized Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2007, in accordance with the allocation of the Interest Remittance Amount and the Principal Remittance Amount set forth above under "Description of Overcollateralized Certificates";

     (d) the Group T2 Mortgage Loans prepay in accordance with the indicated percentage of PPC;

     (e) none of the Sponsor, the Originators or the Depositor is required to substitute or repurchase any of the Group T2 Mortgage Loans and no optional termination with respect to the Group T2 Mortgage Loans is exercised;

     (f) the Targeted Overcollateralization Amount is set initially as specified herein and decreases thereafter in accordance with the definition thereof;

     (g) scheduled payments for all Group T2 Mortgage Loans are received on the due date commencing in June 2007, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Group T2 Mortgage Loans;

     (h) all Group T2 Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Group T2 Mortgage Loans, with no Prepayment Interest Shortfalls;

     (i) such prepayments are received on the last day of each month commencing in May 2007;

     (j) One-Month LIBOR is at all times equal to 5.32%;

     (k) the Certificate Interest Rates for the Offered Overcollateralized Certificates are as set forth in the table beginning on page S-6;

     (l) the Net Swap Payments are calculated as described under "Description of
Overcollateralized     Certificates--Interest     Rate     Support    for    the
Overcollateralized Certificates" and no Swap Termination Payment is made; and

     (m) the Class P Certificates have a zero class balance.

Weighted Average Lives of the Offered Certificates

     Weighted average life of a class of Offered Certificates (other than the Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. With respect to a class of Interest Only Certificates, weighted average life refers to the average amount of time that will elapse from the date of issuance of that Certificate until the date on which the applicable notional amount has been reduced to zero. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Shifting Interest Mortgage Loans contributing to, or in, the related Loan Group is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates. For an example of how the weighted average lives of the Offered Certificates are affected by the foregoing factors at various constant percentages of PSA and PPC, see the Decrement Tables set forth in Appendix B to this prospectus supplement.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The two prepayment models used in this prospectus supplement are the Prepayment Standard Assumption ("PSA") and the Prepayment Curve ("PPC"). PSA and PPC each represent an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of the mortgage loans.

     A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.2% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables in Appendix B, "0% PSA" assumes prepayment rates equal to 0% of PSA, i.e., no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA, and so forth.

     A prepayment assumption of 100% PPC assumes a prepayment rate of 10.00% CPR in the first month of the life of the mortgage loans and an increase of approximately 1.363636% CPR in each month thereafter until 25.00% CPR is reached in the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loan, 100% PPC assumes a constant prepayment rate of 25.00% CPR each month. "Constant Prepayment Rate" or "CPR" represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. None of PSA, PPC or CPR purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor is not aware of any existing statistics that provide a reliable basis for investors to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     The Decrement Tables set forth in Appendix B to this prospectus supplement have been prepared on the basis of the Modeling Assumptions described above under "--Assumptions Relating to Tables." There will likely be discrepancies between the characteristics of the actual Mortgage Loans included in or contributing to each Loan Group and in Loan Group N and Loan Group S in the aggregate and the characteristics of the mortgage loans assumed in preparing the Decrement Tables. Any such discrepancy may have an effect upon the percentages of initial class balances (or initial notional amounts in the case of the Interest Only Certificates) outstanding set forth in the Decrement Tables (and the weighted average lives of the Offered Certificates). In addition, to the extent that the Mortgage Loans that actually are included in or contributing to a Loan Group have characteristics that differ from those assumed in preparing the Decrement Tables, the class balance or notional amount of a class of Offered Certificates could be reduced to zero earlier or later than indicated by such Decrement Tables.

     Furthermore, the information contained in the Decrement Tables with respect to the weighted average life of any Offered Certificate is not necessarily indicative of the weighted average life of that class of Offered Certificates that might be calculated or projected under different or varying prepayment assumptions.

     It is not likely that (i) all of the Mortgage Loans included in or contributing to a Loan Group will have the interest rates or remaining terms to maturity assumed or (ii) the Mortgage Loans included in or contributing to a Loan Group will prepay at the indicated percentage of PSA or PPC, as applicable, until maturity. In addition, the diverse remaining terms to maturity of the Mortgage Loans contributing to, or in, a Loan Group (which include many recently originated Mortgage Loans) could produce slower or faster reductions of the class balances or notional amounts than indicated in the Decrement Tables at the various percentages of PSA or PPC specified.

     Based upon the Modeling Assumptions, the Decrement Tables in Appendix B indicate the projected weighted average life of each class of the Offered Certificates and set forth the percentages of the initial class balance or initial notional amount of each class that would be outstanding after each of the dates shown at various constant percentages of PSA or PPC, as applicable.

Yield on the Class 1-A-R Certificate

     The after-tax rate of return to the holder of the Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold the Class 1-A-R Certificate, you may have tax liabilities during the early years of each REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to it. Accordingly, the after-tax rate of return on the Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificate will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

     If you own the Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of the Class 1-A-R Certificate on your after-tax rate of return. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Yield on the Class 2-A-4 and Class 4-A-2 Certificates

     The Class 2-A-4 and Class 4-A-2 Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the related Mortgage Loans. The significance of the effects of prepayments on the Class 2-A-4 and Class 4-A-2 Certificates is illustrated in the applicable tables in Appendix D, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 2-A-4 and Class 4-A-2 Certificates under different constant percentages of PSA. The yields of the Class 2-A-4 and Class 4-A-2 Certificates set forth in the applicable tables in Appendix D were calculated using the Modeling Assumptions and the additional assumptions that (i) the Class 2-A-4 and Class 4-A-2 Certificates are purchased on the Closing Date at an assumed purchase price equal to 13.500% and 21.500%, respectively, of their initial notional amounts, plus accrued interest from May 1, 2007 to (but not including) the Closing Date and (ii) that the initial notional amounts for the Class 2-A-4 and Class 4-A-2 Certificates applicable to the Distribution Date in June 2007 will be approximately $2,706,166 and $132,564,000, respectively.

     As indicated in the applicable tables in Appendix D, investors in the Class 2-A-4 and Class 4-A-2 Certificates, which are Interest Only Certificates and have no class balances, should consider carefully the risk that a rapid rate of prepayment on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 (in the case of the Class 2-A-4 Certificates) or in Loan Group 4 (in the case of the Class 4-A-2 Certificates) could result in the failure of investors in the Class 2-A-4 or Class 4-A-2 Certificates to fully recover their initial investment.

     It is not likely that the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 or in Loan Group 4 will prepay at a constant rate until maturity, that all the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 or in Loan Group 4 will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 2 or in Loan Group 4 will prepay at any of the rates shown in the applicable tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 2-A-4 or Class 4-A-2 Certificate and there can be no assurance that your pre-tax yield on the Class 2-A-4 or Class 4-A-2 Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 2-A-4 or Class 4-A 2 Certificate.

     The yields set forth in the applicable tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 2-A-4 and Class 4-A-2 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 2-A-4 and Class 4-A-2 Certificates indicated above plus accrued interest from May 1, 2007 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 2-A-4 or Class 4-A-2 Certificates and consequently does not purport to reflect the return on any investment in the Class 2-A-4 or Class 4-A-2 Certificates when such reinvestment rates are considered.

Yield on the Class 3-A-3 Certificates

     The significance of the effects of prepayment on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 3 and changes in One-Month LIBOR on the Class 3-A-3 Certificates, which are Inverse Floating Rate Certificates, is illustrated in the applicable table in Appendix D which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of the Class 3-A-3 Certificates under different constant percentages of PSA and rates of One-Month LIBOR. The yields of the Class 3-A-3 Certificates set forth in the applicable table in Appendix D were calculated using the Modeling Assumptions and the additional assumptions that (i) on the first LIBOR Determination Date and on each LIBOR Determination Date thereafter, One-Month LIBOR will be as indicated, (ii) the Class 3-A-3 Certificates are purchased on the Closing Date at an assumed purchase price equal to 4.000% of their initial notional amount plus accrued interest from May 25, 2007 to (but not including) the Closing Date and (iii) the initial notional amount of the Class 3-A-3 Certificates applicable to the Distribution Date in June 2007 will be approximately $60,906,000.

     As indicated in the applicable table in Appendix D, the yield to investors in the Class 3-A-3 Certificates will be extremely sensitive to changes in the rate of One-Month LIBOR. Increases in One-Month LIBOR may have a negative effect on the yield to investors in the Class 3-A-3 Certificates. In addition, investors in the Class 3-A-3 Certificates, which are also Interest Only Certificates, should consider the risk that a rapid rate of repayment on the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 3 or a high level of One-Month LIBOR could result in a failure of such investors to fully recover their initial investment.

     It is not likely that the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 3 will prepay at a constant rate until maturity, that all the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 3 will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Shifting Interest Mortgage Loans contributing to, or in, Loan Group 3 will prepay at any of the rates shown in the tables below or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 3-A-3 Certificate and there can be no assurance that your pre-tax yield on the Class 3-A-3 Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 3-A-3 Certificate.

     Changes in One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates. Each investor must make its own decision as to the appropriate interest rate assumptions to be used in deciding whether to purchase a Class 3-A-3 Certificate.

     The yields set forth in the applicable table in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 3-A-3 Certificates would cause that discounted present value of such assumed streams of cash flows to equal the assumed purchase price of the Class 3-A-3 Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest on the Class 3-A-3 Certificates and consequently does not purport to reflect the return on any investment in the Class 3-A-3 Certificates when such reinvestment rates are considered.

Yield on the Class 3-IO and Class S-IO Certificates

     The Class 3-IO and Class S-IO Certificates are Interest Only Certificates and, as such, will not be entitled to receive distributions of principal in respect of the Shifting Interest Mortgage Loans.

     The significance of the effects of prepayments on the Premium Mortgage Loans on the Class 3-IO and Class S-IO Certificates is illustrated in the applicable tables in Appendix D, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of Class 3-IO and Class S-IO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumption that the Class 3-IO and Class S-IO Certificates are purchased on the Closing Date at assumed purchase prices equal to 19.000% and 19.500% of their respective initial notional amounts plus accrued interest from May 1, 2007 to (but not including) the Closing Date and that the initial notional amounts of the Class 3-IO and Class S-IO Certificates applicable to the Distribution Date in June 2007 will be as set forth in the table beginning on page S-6 of this prospectus supplement.

     Because the interest accrued on each Distribution Date on the Class 3-IO Certificates is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the Loan Group 3 multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in Loan Group 3 minus 7.000% and the denominator of which is equal to 7.000%, the yield to maturity on the Class 3-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans. The interest accrued on each Distribution Date on the Class S-IO Certificates is based on the interest accrued on such Distribution Date on three Components: the Class 4-S-IO Component, the Class 5-S-IO Component and the Class 8-S-IO Component. Because the interest accrued on each Distribution Date on each such Component is based on the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the related Loan Group multiplied by a fraction, the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of such Premium Mortgage Loans minus 5.50% and the denominator of which is equal to 5.50%, the yield to maturity on the Class S-IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on such Premium Mortgage Loans. The Premium Mortgage Loans generally will have higher mortgage interest rates than the other Shifting Interest Mortgage Loans. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans may prepay at a faster rate than the other Shifting Interest Mortgage Loans, resulting in a lower yield on the Class 3-IO and Class S-IO Certificates than would be the case if the Premium Mortgage Loans prepaid at the same rate as the other Shifting Interest Mortgage Loans. An investor in the Class 3-IO or Class S-IO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

     It is not likely that the Premium Mortgage Loans will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Premium Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 3-IO and Class S-IO Certificates and your pre-tax yield on the Class 3-IO and Class S-IO Certificates will likely not correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 3-IO or Class S-IO Certificate.

     The yields set forth in the applicable tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 3-IO and Class S-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 3-IO and Class S-IO Certificates indicated above plus accrued interest from May 1, 2007 to (but not including) the Closing Date and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of interest of the Class 3-IO and Class S-IO Certificates and consequently does not purport to reflect the return on any investment in the Class 3-IO and Class S-IO Certificates when such reinvestment rates are considered.

Yield on the Class 1-PO and Class S-PO Certificates

     The Class 1-PO and Class S-PO Certificates are Principal Only Certificates and, as such, will not be entitled to receive distributions of interest in respect of the Shifting Interest Mortgage Loans. As a result, the Class 1-PO and Class S-PO Certificates will be offered at a substantial discount to their original class balances.

     The significance of the effects of prepayments on the Class 1-PO and Class S-PO Certificates is illustrated in the applicable tables in Appendix D which show the pre-tax yields (on a corporate bond equivalent basis) to the holders of Class 1-PO and Class S-PO Certificates under different constant percentages of PSA. The yields set forth were calculated using the Modeling Assumptions and the additional assumptions that the Class 1-PO and Class S-PO Certificates are purchased on the Closing Date at an assumed purchase price equal to 65.500% and 66.000%, respectively, of their initial class balances.

     As indicated in the applicable tables in Appendix D, because the Class 1-PO and Class S-PO Certificates represent the right to receive only a portion of the principal received with respect to the related Discount Mortgage Loans, the yield to maturity on the Class 1-PO and Class S-PO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the related Discount Mortgage Loans.

     It is not likely that the Discount Mortgage Loans will prepay at a constant rate until maturity, that all of the Discount Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans will prepay at any of the rates shown in the applicable tables in Appendix D or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by holders of the Class 1-PO and Class S-PO Certificates and there can be no assurance that your pre-tax yield on your Class 1-PO and Class S-PO Certificates will correspond to any of the pre-tax yields shown in this prospectus supplement. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class 1-PO and Class S-PO Certificate.

     The yields set forth in the applicable tables in Appendix D were calculated by (i) determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class 1-PO and Class S-PO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices of the Class 1-PO and Class S-PO Certificates indicated above and (ii) converting such monthly rates to corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as payments of principal of the Class 1-PO and Class S-PO Certificates and consequently does not purport to reflect the return on any investment in the Class 1-PO and Class S-PO Certificates when such reinvestment rates are considered.

Yield on the Class N-M and Class B Certificates

     The weighted average life of, and the yield to maturity on, the Class N-M Certificates, the Class N-B and Class S-B Certificates, in descending order of their payment priority, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Shifting Interest Mortgage Loans in the related Loan Groups. If the actual rate and severity of losses on the Shifting Interest Mortgage Loans in the related Loan Groups is higher than those you assumed, the actual yield to maturity of your Class N-M Certificates, Class N-B or Class S-B Certificates may be lower than the yield you expected. The timing of losses on the Shifting Interest Mortgage Loans in the related Loan Groups will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Issuing Entity are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. The Non-PO Percentage of the Applicable Percentage of Realized Losses on the Shifting Interest Mortgage Loans contributing to, or in, a Loan Group will be allocated to reduce the class balance of the Class N-M Certificates and the applicable class of Class N-M Certificates or the Class S-B Certificates (as described in this prospectus supplement under "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates"), without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Class N-M Certificates and the Class N-B or Class S-B Certificates will result in a reduction in the class balance of the class of Class N-M Certificates and the Class N-B or Class S-B Certificates then outstanding with the lowest payment priority if and to the extent that the aggregate class balance of all classes of the Senior Non-PO Shifting Interest Certificates of Group N, the Class N-M and Class N-B Certificates with respect to the Class N-M and Class N-B Certificates, and Group S and the Class S-B
Certificates, with respect to the Class S-B Certificates, following all distributions and the allocation of Realized Losses on the Shifting Interest Mortgage Loans on a Distribution Date, exceeds the exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) of Loan Group N with respect to the Class N-M and Class N-B Certificates or the Adjusted Pool Amounts (Non-PO Portion) of Loan Group S with respect to the Class S-B Certificates. As a result of such reductions, less interest will accrue on that class of Class N-M and Class N-B or Class S-B Certificates than otherwise would be the case. The yield to maturity of the Class N-M and Class B Certificates will also be affected by the disproportionate allocation of principal prepayments to related Senior Non-PO Shifting Interest Certificates, Net Interest Shortfalls for the related Loan Groups, other cash shortfalls in the Pool Distribution Amounts for the related Loan Groups, distribution of funds to holders of the Class 1-PO and Class S-PO Certificates otherwise available for distribution on the Class N-M and Class N-B Certificates to the extent of reimbursement for PO Deferred Amounts and distributions of funds to the Senior Non-PO Shifting Interest Certificates and Non-PO Components of a Shifting Interest Group as a result of cross-collateralization otherwise available for distribution on the Class N-M and Class N-B or Class S-B Certificates. See "Description of Shifting Interest Certificates--Allocation of Losses to the Shifting Interest Certificates" in this prospectus supplement.

     If on any Distribution Date, the Fractional Interest for any class of Class N-M Certificates and the Class N-B or Class S-B Certificates is less than its original Fractional Interest, principal distributions on the Class N-M Certificates and the Class N-B or Class S-B Certificates will be allocated solely to that class and all other classes of Class N-B or Class S-B Certificates with lower numerical class designations, thereby accelerating the amortization thereof relative to that of the classes junior to that class and reducing the weighted average lives of the classes of Class N-M Certificates and the Class N-B or Class S-B Certificates receiving such distributions. Accelerating the amortization of the classes of Class N-M Certificates and the Class N-B or Class S-B Certificates with lower numerical class designations relative to the other classes of Class N-M Certificates and the Class N-B or Class S-B Certificates is intended to preserve the availability of the subordination provided by those other classes.

Yield on the Mezzanine Certificates

     The weighted average life of, and the yield to maturity on, the Mezzanine Certificates, in descending order of their payment priority, will be progressively more sensitive to the rate and timing of defaults and the severity of ensuing losses on the Group T2 Mortgage Loans. If the actual rate and severity of losses on the Group T2 Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Mezzanine Certificate may be lower than the yield you expected. The timing of losses on Group T2 Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     Realized Losses on the Group T2 Mortgage Loans will be allocated to reduce the class balance of the applicable class of Mezzanine Certificates (as described in this prospectus supplement under "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates"), without the receipt of cash equal to the reduction. As a result of such reductions, less interest will accrue on that class of Mezzanine Certificates than otherwise would be the case. See "Description of Overcollateralized Certificates--Allocation of Losses to the Overcollateralized Certificates" in this prospectus supplement.

Yield Considerations on the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates

     Defaults on mortgage loans may be measured relative to a default standard or model. The model used for the Offered Shifting Interest Certificates, the standard default assumption ("SDA") represents an assumed rate of default each month, expressed as an annual rate, relative to the outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. For the tables in Appendix D, it is assumed that there is no delay between the default and liquidation of the mortgage loans. As used in the tables in Appendix D, "0% SDA" assumes no defaults. SDA is not a historical description of default experience or prediction of the rate of default of any pool of mortgage loans.

     The tables in Appendix D indicate the sensitivity of the pre-tax yield to maturity on the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3
Certificates to various rates of prepayment and varying levels of Realized Losses on the Group N Mortgage Loans (in the case of the Class N-B-3 and Class N-B-3 Certificates) or the Group S Mortgage Loans (in the case of the Class S-B-2 and Class S-B-3 Certificates). The tables in Appendix D are based upon, among other things, the Modeling Assumptions (other than the assumption that no defaults shall have occurred with respect to the Shifting Interest Mortgage Loans), and the following additional assumptions: (i) liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month (other than on a due date) at the percentages of SDA set forth in the table and (ii) the Fractional Interests for the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates are calculated for each Distribution Date by dividing by the aggregate of the class balances immediately prior to such Distribution Date of such class and all classes of Class N-B or Class S-B Certificates, as the case may be, lower in payment priority than such class, by the aggregate Pool Principal Balance for Loan Group N or Loan Group S, as the case may be, rather than by the aggregate Pool Principal Balance (Non-PO Portion) for such Loan Group.

     In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of the applicable Liquidated Mortgage Loans in Loan Group N or Loan Group S as indicated in the tables in Appendix D (referred to as a "Loss Severity Percentage"), will occur at the time of liquidation and (ii) the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates are purchased on the Closing Date at assumed purchase prices equal to 97.000%, 88.500%, 90.500% and 80.625%, respectively, of their class balances plus accrued interest from May 1, 2007 to (but not including) the Closing Date.

     It is highly unlikely that the Shifting Interest Mortgage Loans contributing to, or in, a Loan Group will have the precise characteristics referred to in this prospectus supplement or that they will prepay or liquidate at any of the rates specified or that the Realized Losses will be incurred according to one particular pattern. The assumed percentages of SDA and PSA and the Loss Severity Percentages shown in the Appendices are for illustrative purposes only. Those assumptions may not be correct and the actual rates of prepayment and liquidation and loss severity experience of the Shifting Interest Mortgage Loans contributing to, or in, a Loan Group may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity on the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates are likely to differ from the pre-tax yields to maturity shown in the tables in Appendix D.

     The pre-tax yields to maturity set forth in Appendix D were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates, would cause the discounted present value of those assumed streams of cash flows to equal the aggregate assumed purchase prices of Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates set forth above. In all cases, monthly rates were then converted to the corporate bond equivalent rates shown in the tables in Appendix D. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rates at which investors may be able to reinvest funds received by them as distributions on the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3
Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates when reinvestment rates are considered.

     You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios. If you are purchasing Class N-B-2, Class N-B-3, Class S-B-2 and Class S-B-3 Certificates you should fully consider the risk that Realized Losses on the applicable Shifting Interest Mortgage Loans could result in the failure to fully recover your investments.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase of the Mortgage Loans from the Sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat certain segregated portions of the Issuing Entity (exclusive of the Class 2-A-10 Interest Rate Cap Agreement, the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement, the Class 2-A-10 Reserve Fund, the Class T-A-4 and Class T-A-7 Reserve Fund, the Interest Rate Swap Agreements, the Swap Account, the Supplemental Interest Trust, the Cap Carryover Reserve Account and other assets specified in the Pooling and Servicing
Agreement) as multiple separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code. None of the Class 2-A-10 Interest Rate Cap Agreement, the Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement, the Class 2-A-10 Reserve Fund, the Class T-A-4 and Class T-A-7 Reserve Fund, the Interest Rate Swap Agreements, the Swap Account, the Supplemental Interest Trust or the Cap Carryover Reserve Account will be an asset of any REMIC elected by the Issuing Entity.

     o Each class of Offered Shifting Interest Certificates (other than the Class 2-A-10, Class S-IO, Class S-PO and Class 1-A-R Certificates), the Group 4 Components, Group 5 Components, Group 6 Components and the Group 8 Components will constitute a "regular interest" in a REMIC and will be treated as a debt instrument for federal income tax purposes. The Offered Shifting Interest Certificates (other than the Class 2-A-10, Class S-IO, Class S-PO and Class 1-A-R Certificates), the Group 4 Components, Group 5 Components, Group 6 Components and the Group 8 Components are "Regular Interests" for purposes of the following discussion.

     o The Class 2-A-10 Certificates will constitute (i) "regular interests" in a REMIC that will be treated as a debt instrument for federal income tax purposes and (ii) the right to receive payments from the Class 2-A-10 Reserve Fund. The right to receive payments from the Class 2-A-10 Reserve Fund in respect of the Class 2-A-10 Interest Rate Cap Agreement will be treated as an interest in a notional principal contract for federal income tax purposes. The regular interest portion of the Class 2-A-10 Certificates is a "Regular Interest" for purposes of the following discussion.

     o    Each class of Offered Overcollateralized  Certificates will constitute
          (i) a "regular interest" in a REMIC and will be treated as debt instruments issued by such REMIC and (ii) the right to receive Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust. The right to receive payments in respect of Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust will be treated as a notional principal contract for federal income tax purposes. The regular interest portion of the Offered Overcollateralized Certificates are "Regular Interests" for purposes of the following discussion.

     o The Class 1-A-R Certificate will be designated as the sole class of "residual interests" in each REMIC.

     Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC within the meaning of Section 860D of the Code.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

Regular Interests

     The Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Regular Interests must be reported under an accrual method of accounting.

     The Interest Only, Principal Only and Accrual Certificates and the IO Components and PO Components will be treated as issued with original issue discount. In addition, the other classes of Regular Interests may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" in the Prospectus. Certain Regular Interests may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Regular Interest will be treated as holding a Regular Interest with amortizable bond premium will depend on such holder's purchase price and the distributions remaining to be made on such Regular Interest at the time of its acquisition by such holder. Holders of such Regular Interest should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium" in the Prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, it is assumed that there will be prepayments on the Group N Mortgage Loans at a rate equal to 350% PSA, prepayments on the Group S Mortgage Loans at a rate equal to 250% PSA and prepayments on the Group T2 Mortgage Loans at a rate equal to 100% PPC. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

     The Offered Overcollateralized Certificates and the Class 2-A-10 Certificates will represent beneficial ownership of two components: (i) a REMIC regular interest and (ii) (a) in the case of the Offered Overcollateralized Certificates, the right to receive payments in respect of Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust and (b) in the case of the Class 2-A-10 Certificates, the right to receive payments from the Class 2-A-10 Reserve Fund in respect of the Class 2-A-10 Interest Rate Cap Agreement (the "Notional Principal Contract Arrangement"). Holders of the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates must allocate their basis between their Regular Interest and their Notional Principal Contract Arrangement as set forth below under "--Taxation of Notional Principal Contract Arrangements." The Regular Interest will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Overcollateralized Certificate or Class 2-A-10 Certificate to which it corresponds, except that (i) any payments made to the Offered Overcollateralized Certificates in respect of Cap Carryover Amounts will not be paid in respect of the related Regular Interest, (ii) in the case of the Offered Overcollateralized Certificates, the maximum interest rate of the corresponding Regular Interest for the purposes of all calculations relating to such Regular Interest (including the calculation of Cap Carryover Amounts) will be computed for these purposes by limiting the aggregate notional balance of the Interest Rate Swap Agreements to the aggregate Stated Principal Balance of the Group T2 Mortgage Loans, (iii) any Swap Termination Payment will be treated as being first payable solely from the Monthly Excess Cashflow Amount otherwise distributable to the Class CE Certificates and then from distributions made to the Regular Interests related to the Offered Overcollateralized Certificates, which are then paid to the Swap Provider and (iv) any payments made to the Class 2-A-10 Certificates from the Class 2-A-10 Reserve Fund in respect of the Class 2-A-10 Interest Rate Cap Agreement will not be paid in respect of the related Regular Interest. As a result of the foregoing, the amount of distributions on the Regular Interest may differ from the actual amount of distributions on the corresponding Offered Overcollateralized Certificates and the Class 2-A-10 Certificates.

     The Regular Interests (but not the Notional Principal Contract Arrangement) will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

     o the Regular Interests will be treated as assets described in Section 7701(a)(19)(C) of the Code;

     o the Regular Interests will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

     o interest on the Regular Interests will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(b) of the Code; and

     o such Regular Interests will be treated as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

     However, no portion of Class 2-A-10 certificateholder's or Offered Overcollateralized certificateholder's basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates generally are not suitable investments for many real estate investment trusts or for inclusion in another REMIC.

Taxation of the Notional Principal Contract Arrangements

     General

     Each holder of an Offered Overcollateralized Certificate will be treated for federal income tax purposes as having entered into a notional principal contract that has a right to the Notional Principal Contract Arrangement on the date it purchases its Certificate.

     In general, the holders of the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates must allocate the price they pay for the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates between the Regular Interest and the Notional Principal Contract Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid or received by such holders of Offered Overcollateralized Certificates and the Class 2-A-10 Certificates, as applicable. Any such holder of an Offered Overcollateralized Certificate or Class 2-A-10 Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Overcollateralized Certificates and the Class 2-A-10 Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The regulations governing notional principal contracts (the "Notional Principal Contract Regulations") treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

     Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction, if applicable, with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The Internal Revenue Service could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates.

     Any payments in excess of the amounts payable on the corresponding Regular Interest made to a beneficial owner of an Offered Overcollateralized Certificate or the Class 2-A-10 Certificates will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, with respect to the Offered Overcollateralized Certificates, or the maximum rate, with respect to the Class 2-A-10 Certificates, as applicable, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest related to the Offered
Overcollateralized Certificates, in excess of the amount of payments on the Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreements and such excess should be treated as a periodic payment on a notional principal contract that is made by the certificateholder during the applicable taxable year and that is taken into account in determining the certificateholder's net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, any such net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Overcollateralized Certificates and the Class 2-A-10 Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a certificateholder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement in computing the overcollateralized certificateholder's alternative minimum tax liability.

     It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement related to the Offered Overcollateralized Certificates could be treated as a partnership among the applicable holders of the Overcollateralized Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Overcollateralized Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

     Any amount of proceeds from the sale, redemption or retirement of an Offered Overcollateralized Certificate or Class 2-A-10 Certificate that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a "termination payment" under the Notional
Principal Contract Regulations. It is anticipated that the Securities Administrator will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

     Termination Payments

     Any amount of sales proceeds that is considered to be allocated to the selling certificateholder's rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Overcollateralized Certificate or Class 2-A-10 Certificate would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. Such holder of an Offered Overcollateralized Certificate or Class 2-A-10 Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

     Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

Residual Certificate

     If you hold the Class 1-A-R Certificate, you must include the taxable income of each REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from each REMIC. The Holder of the Class 1-A-R Certificate generally must account separately for its interest in each REMIC and may not offset income from one REMIC with losses from another REMIC.

     You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificate discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, the Class 1-A-R Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests," "--Foreign Investors" and "--Mark to Market Regulations" in the prospectus. Additionally, for information regarding Prohibited Transactions, see "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

Backup Withholding and Reporting Requirements

     Certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Securities Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Securities Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" in the prospectus.

     The Securities Administrator, on behalf of the Issuing Entity, will be required to report annually to the IRS and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only certificateholder of record of the Offered Certificates is Cede & Co., as nominee for DTC, beneficial owners of the Offered Certificates and the IRS will receive tax and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the Securities Administrator. The Securities Administrator, however, will respond to requests for necessary information to enable Participants and certain other persons to complete their reports. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Reporting Requirements" in the prospectus.

     All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                   STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary or other person acting on behalf of or investing assets of any employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "Benefit Plan Considerations" in the prospectus.

     The U.S. Department of Labor has extended to Banc of America Securities LLC ("Banc of America Securities") an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans, but does not cover certain individual retirement accounts and certain employee benefit plans covering only self-employed individuals which are subject to the prohibited transaction provisions of the Code.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "Benefit Plan Considerations" in the prospectus.

     The Exemption may cover the acquisition and holding of the Offered Certificates (other than the Class 1-A-R Certificate or the portion of any Offered Overcollateralized Certificate related to the Supplemental Interest Trust) by the Plans to which it applies provided that all conditions of the Exemption will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     For so long as the holder of an Offered Overcollateralized Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Overcollateralized Certificate without the right to receive payments from the Supplemental Interest Trust and separately the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust by a Plan. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Overcollateralized Certificates will be satisfied. If the Exemption is not available, there may be other exemptions that apply. One or more other Prohibited Transaction Class Exemptions (each, a "PTCE") or a statutory exemption may be available to a Plan purchasing or transferring the Certificates depending in part upon the type of such Plan's fiduciary making the decision to acquire the Certificates (or any interest therein) and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance pooled separate accounts), PTCE 91-38 (regarding investments by bank collective funds), PTCE 84-14 (regarding investment decision made by a qualified plan asset managers), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investment decisions by in-house asset managers). In addition, section 408(b)(17) of ERISA may provide a statutory exemption for prohibited transactions between such a Plan and a person that is a Party in Interest (as defined under ERISA) or a Disqualified Person (as defined in section 4975 of the
Code) (other than a fiduciary of an affiliate of a fiduciary that has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to such Plan, provided that there is adequate consideration. However, even if the conditions specified in these prohibited transaction class or statutory exemptions are met, the scope of the relief provided under such exemptions may or may not cover all acts which might be construed as prohibited transactions. Accordingly, for so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Overcollateralized Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein that, either (i) it is not a Plan or other person acting on behalf of or using the assets of a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments under the Supplemental Interest Trust are eligible for exemptive relief available under one of the five prohibited transaction class exemptions or the statutory exemption enumerated above.

     The rating of a Certificate may change. If a class of Offered Shifting Interest Certificates (other than the Class 1-A-R Certificate) or Offered Overcollateralized Certificates is no longer rated at least BBB- (or its equivalent), Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it). Consequently, an Offered Shifting Interest Certificate (other than the Class 1-A-R Certificate) or Offered Overcollateralized Certificate that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Securities Administrator a representation letter stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of a Plan to effect such purchase or (b) it is an insurance company using funds from an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") 60 Fed. Reg. 35925 (July 12, 1995)) to purchase such Offered Certificates and the purchase and holding of such Offered Certificates are covered under sections I and III of PTCE 95-60 or (ii) an opinion of counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such Offered Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code and will not subject the Securities Administrator, the Trustee, the Depositor or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor or the Master Servicer. Each person who acquires any such Offered Certificate or interest therein will be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person has provided such representation letter or opinion of counsel referred to in the preceding sentence to the Securities Administrator.

     Government plans and church plans or any person acting on behalf of, or with assets of, such a plan, while not subject to the provisions of Title I of ERISA or section 4975 of the Code may be subject to federal, state or local laws that are similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Accordingly, a person considering investing in the Offered Certificates on behalf of a government plan or a church plan should consult with legal advisors regarding the requirements of any Similar Law.

     Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The Class 1-A-R Certificate may not be purchased by or transferred to a Plan or a person acting on behalf of or using the assets of a Plan. See "Description of Shifting Interest Certificates--Restrictions on Transfer of the Class 1-A-R Certificate" in this prospectus supplement.

                          REPORTS TO CERTIFICATEHOLDERS

     The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the mortgage pool and certain other information as set forth in the Pooling and Servicing Agreement, required under Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of Certificates--Reports to Certificateholders" in the prospectus. In addition, the Master Servicer, the Servicers and certain other parties to the Pooling and Servicing Agreement will furnish to the Securities Administrator, and the Securities Administrator will furnish to the Depositor, the compliance statements, assessments and attestation reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122 and 229.1123) detailed under "Servicing of the Mortgage Loans--Evidence as to Compliance" in the prospectus.

     Copies of these statements and reports will be filed on Form 10-D and 10-K, as applicable, with the Securities and Exchange Commission through its EDGAR system located at http://www.sec.gov under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

     The Securities Administrator will make the statement described in the prospectus under "Description of Certificates--Reports to Certificateholders" available to certificateholders and the other parties to the Pooling and Servicing Agreement via the Securities Administrator's internet website. The Securities Administrator will also make the Periodic Reports described in the prospectus under "Where You Can Find More Information" relating to the Issuing Entity available through its website promptly after they are filed with the Securities and Exchange Commission (which may or may not be the same day). The Securities Administrator's internet website will initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Banc of America Securities LLC (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.345% of the initial balance of those Certificates plus accrued interest, if applicable, before deducting expenses estimated at approximately $858,434 payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and the difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates will constitute underwriting discounts and commissions.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor and the Sponsor and is a registered broker/dealer. Any obligations of the Underwriter are the sole responsibility of the Underwriter and do not create any obligation or guarantee on the part of any affiliate of the Underwriter.

                                  LEGAL MATTERS

     The validity of and certain federal income tax matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Hunton & Williams LLP, Charlotte, North Carolina.

                               CERTIFICATE RATINGS

     At their issuance, each class of Offered Certificates is required to receive from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") at least the rating set forth in the table beginning on page S-6 of this prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling and Servicing Agreement.

     Moody's and S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. Moody's and S&P's ratings on the Offered Certificates do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Loans or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. In addition, Moody's and S&P's ratings on the Offered Overcollateralized Certificates do not constitute statements regarding the likelihood of the payment of any Cap Carryover Amount.

     Moody's and S&P's ratings do not address the possibility that, because the Interest Only Certificates are extremely sensitive to principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment. Moody's and S&P's ratings on the Principal Only Certificates only address the return of the principal balance of such Certificates and do not address the possibility that a slower than anticipated rate of prepayments may adversely affect the yield to investors.

     S&P's rating on the Class 1-A-R Certificate does not address the likelihood of a return to investors other than to the extent of its class balance and interest at the pass-through rate thereon.

     The Depositor has not requested a rating of any class of Offered Certificates by any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by any such other rating agency to a class of Offered Certificates may be lower than the ratings assigned by Moody's and S&P.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency

     In addition, Moody's and S&P will monitor the applicable initial ratings of the Offered Certificates for so long as such Offered Certificates remain outstanding.


                                              INDEX TO DEFINED TERMS


60+ Day Delinquent Loan.........................S-141           Class T-A-4 and Class T-A-7 Reserve Fund........S-150
ABN AMRO.........................................S-59           Class T-M-1 Principal Distribution Amount.......S-141
Accretion Directed Certificates..................S-12           Class T-M-2 Principal Distribution Amount.......S-141
Accretion Termination Date......................S-118           Class T-M-3 Principal Distribution Amount.......S-141
Accrual Certificates.............................S-12           Class T-M-4 Principal Distribution Amount.......S-141
Accrual Distribution Amount.....................S-121           Class T-M-5 Principal Distribution Amount.......S-142
Accrued Certificate Interest....................S-138           Code.............................................S-35
Adjusted Pool Amount............................S-135           Collection Period.................................S-9
Adjusted Pool Amount (Non-PO Portion)...........S-135           Companion Certificates...........................S-12
Adjusted Pool Amount (PO Portion)...............S-135           Compensating Interest...........................S-103
Administrative Fee Rate.........................S-107           Component Balance...............................S-110
Administrative Fees.............................S-107           Components.......................................S-12
Advance.........................................S-104           Correspondent Originators.......................S-100
American Home....................................S-59           Countrywide Financial............................S-60
Applicable Percentages...........................S-14           Countrywide Home Loans...........................S-60
Applied Realized Loss Amount....................S-146           Countrywide Servicing Agreement..................S-89
Apportioned Group S Mortgage Loans...............S-14           CPR.............................................S-159
Apportioned Loan Group S.........................S-14           Credit Scores....................................S-58
Apportioned Loan Group S Applicable Percentages..S-14           Cut-off Date......................................S-9
Balloon Loan.....................................S-58           Debt Service Reduction...........................S-56
Balloon Payment..................................S-58           Decrement Tables................................S-157
Banc of America Securities......................S-170           Defaulted Swap Termination Payment..............S-148
Bank of America..................................S-60           Deficient Valuation..............................S-56
Bank of America Servicing Agreement..............S-89           Definitive Certificates.........................S-109
Bankruptcy Losses...............................S-111           Deleted Mortgage Loan...........................S-101
BBA.............................................S-112           Designated Rate..................................S-53
Book-Entry Certificates.........................S-109           Determination Date..............................S-104
BPP..............................................S-73           Discount Mortgage Loans..........................S-13
Cap Carryover Amount............................S-147           Distribution Date.................................S-9
Cap Carryover Reserve Account...................S-147           Downgrade Provision.............................S-148
Cap Premium.....................................S-168           Downgrade Requirements..........................S-148
Certificate Account.............................S-103           Downgrade Termination Event.....................S-148
Certificate Interest Rate.......................S-146           Eligible Substitute Mortgage Loan...............S-102
Certificates.....................................S-99           ERISA............................................S-35
Class 2-A-10 Cap Provider.......................S-118           Events of Default...............................S-149
Class 2-A-10 Interest Rate Cap Agreement........S-118           Exemption.......................................S-170
Class 2-A-10 Interest Rate Cap Agreement PaymentS-118           Extra Principal Distribution Amount.............S-142
Class 2-A-10 Reserve Fund.......................S-119           Final Scheduled Distribution Date...............S-111
Class 2-A-4 Notional Amount.....................S-110           Floating Rate Certificates.......................S-12
Class 3-A-3 Notional Amount.....................S-110           Foreclosure Profits.............................S-107
Class 3-IO Notional Amount......................S-110           Fractional Interest.............................S-131
Class 4-A-2 Notional Amount.....................S-111           GMAC Mortgage Servicing Agreement................S-89
Class 4-S-IO Notional Amount....................S-111           Group............................................S-12
Class 5-S-IO Notional Amount....................S-111           Group 1..........................................S-12
Class 8-S-IO Notional Amount....................S-111           Group 1 Certificates.............................S-11
Class B Certificates.............................S-12           Group 1 Discount Mortgage Loan..................S-120
class balance...................................S-110           Group 1 Mortgage Loans...........................S-13
Class N-B Certificates...........................S-12           Group 2..........................................S-12
Class S-B Certificates...........................S-12           Group 2 Certificates.............................S-11
Class T-A-4 and Class T-A-7 Interest Rate                       Group 2 Mortgage Loans...........................S-13
Cap Agreement...................................S-150           Group 2 Priority Amount.........................S-130
                                                                Group 2 Priority Percentage.....................S-130
                                                                Group 2 Shift Percentage........................S-130



                                     S-175

Group 3..........................................S-12           Issuing Entity...................................S-88
Group 3 Certificates.............................S-11           LIBOR Determination Date........................S-112
Group 3 Mortgage Loans...........................S-13           Liquidated Mortgage Loan........................S-107
Group 3 Premium Mortgage Loan...................S-120           Liquidation Proceeds............................S-114
Group 4..........................................S-12           Loan Group.......................................S-13
Group 4 Certificates.............................S-11           Loan Group 1.....................................S-13
Group 4 Components...............................S-11           Loan Group 2.....................................S-13
Group 4 Discount Mortgage Loan..................S-121           Loan Group 3.....................................S-13
Group 4 Mortgage Loans...........................S-13           Loan Group 4.....................................S-13
Group 4 Premium Mortgage Loan...................S-121           Loan Group 5.....................................S-13
Group 5..........................................S-12           Loan Group 6.....................................S-13
Group 5 Certificates.............................S-11           Loan Group 7.....................................S-13
Group 5 Components...............................S-11           Loan Group 8.....................................S-13
Group 5 Discount Mortgage Loan..................S-121           Loan Group N.....................................S-14
Group 5 Mortgage Loans...........................S-13           Loan Group N Applicable Percentages..............S-14
Group 5 Premium Mortgage Loan...................S-121           Loan Group N Senior Percentage..................S-127
Group 5 Priority Amount.........................S-130           Loan Group N Subordinate Percentage.............S-127
Group 5 Priority Percentage.....................S-130           Loan Group S.....................................S-14
Group 5 Shift Percentage........................S-130           Loan Group S Senior Percentage..................S-127
Group 6..........................................S-12           Loan Group S Subordinate Percentage.............S-127
Group 6 Certificates.............................S-11           Loan Group T2....................................S-13
Group 6 Components...............................S-11           Loan-to-Value Ratio..............................S-58
Group 6 Discount Mortgage Loan..................S-121           Lockout Certificates.............................S-12
Group 6 Mortgage Loans...........................S-13           Loss Severity Percentage........................S-165
Group 7..........................................S-12           LPMI Policy......................................S-58
Group 7 Certificates.............................S-11           LPMI Premium Rate...............................S-107
Group 7 Mortgage Loans...........................S-13           Master Agreement................................S-119
Group 8..........................................S-12           Master Servicer..................................S-90
Group 8 Certificates.............................S-11           Master Servicer Custodial Account...............S-103
Group 8 Components...............................S-12           MERS............................................S-100
Group 8 Mortgage Loans...........................S-13           Mezzanine Certificates...........................S-12
Group 8 Premium Mortgage Loan...................S-121           Modeling Assumptions............................S-157
Group N..........................................S-12           Monthly Excess Cashflow Allocation..............S-145
Group N Mortgage Loans...........................S-14           Monthly Excess Cashflow Amount..................S-145
Group S..........................................S-12           Monthly Excess Interest Amount..................S-144
Group S Mortgage Loans...........................S-14           Moody's.........................................S-173
Group Subordinate Amount........................S-118           Mortgage File...................................S-100
Group T2.........................................S-12           Mortgage Loan Purchase Agreement.................S-57
Group T2 Mortgage Loans..........................S-13           Mortgage Loans...................................S-13
Group T2 Optional Termination Date..............S-104           MortgageIT.......................................S-62
Group T2 Priority Amount........................S-142           Net Interest Shortfall..........................S-116
Group T2 Priority Percentage....................S-142           Net Mortgage Interest Rate......................S-102
Group T2 Shift Percentage.......................S-142           Net Swap Payment................................S-147
Interest Accrual Period.........................S-110           NIMS Insurer.....................................S-31
Interest Carryforward Amount....................S-139           No Delay Interest Accrual Period................S-110
Interest Distribution Amount....................S-116           Non-Offered Certificates.........................S-11
Interest Only Certificates.......................S-12           Non-Offered Overcollateralized Certificates......S-11
Interest Percentage.............................S-138           Non-Offered Shifting Interest Certificates.......S-11
Interest Rate Swap Agreement 1..................S-147           Non-PO Components................................S-12
Interest Rate Swap Agreement 2..................S-147           Non-PO Percentage...............................S-120
Interest Rate Swap Agreements...................S-147           Non-PO Principal Amount.........................S-121
Interest Remittance Amount......................S-139           Non-Supported Interest Shortfall................S-117
Interest Settlement Rate........................S-112           North Fork Assignment Agreements................S-101
Inverse Floating Rate Certificates...............S-12           Notional Principal Contract Arrangement.........S-167
IO Components....................................S-12           Notional Principal Contract Regulations.........S-168
ISDA Master Agreement...........................S-149           Offered Certificates.............................S-11


                                     S-176

Offered Overcollateralized Certificates..........S-11           Residual Certificate.............................S-12
Offered Shifting Interest Certificates...........S-11           Reuters Screen LIBOR01..........................S-112
One-Month LIBOR.................................S-112           S&P.............................................S-173
Original Subordinate Principal Balance..........S-127           Scheduled Principal Payments....................S-123
Originators......................................S-15           SDA.............................................S-164
Overcollateralization Amount....................S-143           Securities Administrator........................S-105
Overcollateralization Deficiency................S-143           Senior Applied Realized Loss Amount.............S-146
Overcollateralization Release Amount............S-143           Senior Certificates..............................S-11
Overcollateralized Certificates..................S-11           Senior Credit Support Depletion Date............S-126
Overcollateralized Senior Principal                             Senior Enhancement Percentage...................S-143
Distribution Amount.............................S-142           Senior Non-PO Shifting Interest Certificates.....S-11
PAC Certificates.................................S-12           Senior Overcollateralized Certificates...........S-11
PAC Principal Amount............................S-128           Senior Percentage...............................S-126
Pass-Through Rate...............................S-146           Senior Prepayment Percentage....................S-126
Payaheads.......................................S-113           Senior Shifting Interest Certificates............S-11
Percentage Interest.............................S-108           Senior Specified Enhancement Percentage.........S-143
Plan............................................S-170           Servicer.........................................S-89
PO Components....................................S-12           Servicer Custodial Account......................S-102
PO Deferred Amount..............................S-133           Servicers........................................S-89
PO Percentage...................................S-121           Servicing Agreements.............................S-89
PO Principal Amount.............................S-129           Servicing Fee...................................S-107
PO Principal Distribution Amount................S-129           Servicing Fee Rate..............................S-107
Pool Cap........................................S-147           Shifting Interest Certificates...................S-11
Pool Distribution Amount........................S-113           Shifting Interest Groups.........................S-12
Pool Distribution Amount Allocation.............S-115           Shifting Interest Loan Groups....................S-14
Pool Principal Balance..........................S-125           Shifting Interest Mortgage Loans.................S-14
Pool Principal Balance (Non-PO Portion).........S-126           Shifting Interest Senior Principal Distribution
Pooling and Servicing Agreement..................S-99           Amount..........................................S-126
PPC.............................................S-159           Similar Law.....................................S-172
Premium Mortgage Loans..........................S-121           SMMEA............................................S-35
Prepayment Interest Shortfall...................S-103           Stated Principal Balance.........................S-56
Prepayment Period.................................S-9           Stepdown Date...................................S-143
Principal Distribution Amount...................S-143           Subordinate Percentage..........................S-126
Principal Only Certificates......................S-12           Subordinate Prepayment Percentage...............S-127
Principal Remittance Amount.....................S-143           Subordinate Principal Distribution Amount.......S-132
Prior Month Interest Accrual Period.............S-109           Subordinated Applied Realized Loss Amount.......S-146
PSA.............................................S-159           Substitution Adjustment Amount..................S-102
PTCE............................................S-171           Super Senior Certificates........................S-12
PTCE 95-60......................................S-171           Super Senior Overcollateralized Certificates.....S-12
Purchase Price..................................S-101           Super Senior Shifting Interest Certificates......S-12
Realized Loss...................................S-111           Super Senior Support Certificates................S-12
Realized Loss Amortization Amount...............S-145           Super Senior Support Overcollateralized
Record Date.......................................S-9           Certificates.....................................S-12
Recovery........................................S-111           Super Senior Support Shifting Interest
Regular Interests...............................S-166           Certificates.....................................S-12
Regulation AB...................................S-149           Supplemental Interest Trust.....................S-147
Reimbursement Amount............................S-113           Supplemental Interest Trust Trustee.............S-147
Relevant Implementation Date......................S-5           Swap Account....................................S-149
Relevant Member State.............................S-5           Swap Default....................................S-149
Relevant Persons..................................S-5           Swap Early Termination..........................S-149
Relief Act Reduction............................S-117           Swap Notional Amount............................S-147
REMIC...........................................S-166           Swap Provider...................................S-147
REMIC Regulations...............................S-136           Swap Provider Trigger Event.....................S-149
Remittance Date.................................S-103           Swap Termination Payment........................S-149
REO Property....................................S-104           TAC Certificates.................................S-12
Reserve Interest Rate...........................S-112           TAC Principal Amount............................S-128

                                     S-177

Targeted Overcollateralization Amount...........S-144           Underwriter.....................................S-173
Termination Event...............................S-149           Unpaid Realized Loss Amount.....................S-145
Trigger Event...................................S-144           Unscheduled Principal Payments..................S-123
Trustee.........................................S-106           Wells Fargo Bank.................................S-62
U.S. Person.....................................S-137           Wells Fargo Purchase and Servicing Agreement.....S-89
Undercollateralized Amount......................S-133           Wells Fargo Servicing Agreement..................S-89
Undercollateralized Group.......................S-133

                                   Appendix A


                               Mortgage Loan Data

                             Group 1 Mortgage Loans

     The following tables set forth certain characteristics of the Group 1 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Group N Mortgage Loans contributing to, or in, Loan Group 1 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). "Aggregate Stated Principal Balance" is based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 1 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Group N Mortgage Loans contributing to, or in, Loan Group 1 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). The balances and percentages may not be exact due to rounding.



                                                              All Group 1
                                                            Mortgage Loans
                                                            --------------
Number of Mortgage Loans.........................                  156
Aggregate Stated Principal Balance(1)............              $56,172,373
Range of Original Terms to Stated Maturity.......           240 to 360 months
Range of Stated Principal Balances(1)............             $119,942 to
                                                              $1,500,000
Average Stated Principal Balance(1)..............               $632,268
Latest Stated Maturity Date......................              May 1, 2037
Range of Mortgage Interest Rates.................           5.375% to 6.125%
Weighted Average Mortgage Interest Rate(1).......                5.866%
Range of Remaining Terms to Stated Maturity......           240 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................              358 months
Range of Original Loan-to-Value Ratios...........           25.00% to 95.00%
Weighted Average Original Loan-to-Value
Ratio(1).........................................                71.29%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
          California............................                 61.30%

---------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        150         $54,314,847.98           96.69%          $633,016.47       752             71.08%
Second Home                6           1,857,525.08            3.31            613,557.57       778             77.34
--------------------------------------------------------------------------------------------------------------------------
Total:                   156         $56,172,373.06          100.00%          $632,268.05       753             71.29%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 1 Mortgage Loans.


                  Property Types of the Group 1 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence  112         $41,013,516.62          73.01%          $619,306.09       751             71.08%
PUD-Attached              30          11,159,180.43          19.87            687,768.50       757             71.64
Condominium               11           3,022,882.59           5.38            649,319.09       782             76.00
Townhouse                  1             699,269.15           1.24            699,269.15       678             52.73
2-Family                   1             160,000.00           0.28            640,000.00       733             80.00
Cooperative                1             117,524.27           0.21            156,699.02       789             87.27
-------------------------------------------------------------------------------------------------------------------------
Total:                   156         $56,172,373.06         100.00%          $632,268.05       753             71.29%
=========================================================================================================================


               Mortgage Loan Purpose of the Group 1 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                      Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Mortgage Loan Purpose  Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Purchase                 77         $31,038,373.13           55.26%           $661,248.77       756            75.10%
Refinance-Cashout        43          14,178,798.03           25.24             574,570.16       746            68.04
Refinance-Rate/Term      36          10,955,201.89           19.50             639,198.44       751            64.67
--------------------------------------------------------------------------------------------------------------------------
Total:                  156         $56,172,373.06          100.00%           $632,268.05       753            71.29%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Arizona                  2            $ 253,594.08            0.45%           $437,403.80        787            52.48%
Arkansas                 1              440,000.00            0.78             880,000.00        758            80.00
California              85           34,436,038.08           61.30             676,060.48        758            70.40
Delaware                 2              427,785.98            0.76             577,171.97        671            51.10
District of Columbia     1              249,751.12            0.44             499,502.24        755            62.50
Florida                  9            2,230,138.10            3.97             597,031.68        707            72.57
Georgia                  3            1,105,491.23            1.97             477,699.54        726            79.00
Illinois                 1              392,599.32            0.70             523,465.76        741            80.00
Kentucky                 1               30,041.34            0.05             120,165.36        756            80.00
Maryland                 8            2,790,686.79            4.97             560,135.94        743            73.15
Massachusetts            2              800,000.00            1.42             800,000.00        675            64.44
Michigan                 1               52,687.71            0.09             210,750.84        773            79.40
Minnesota                5            1,283,724.51            2.29             412,054.43        781            79.72
Nevada                   1               86,434.30            0.15             345,737.21        657            90.00
New Hampshire            1              112,500.00            0.20             450,000.00        677            78.26
New Jersey               1              424,000.00            0.75             424,000.00        781            79.40
New Mexico               1              342,658.54            0.61             685,317.08        702            70.00
New York                 4            2,508,818.09            4.47             924,351.72        772            80.42
North Carolina           6            2,270,909.82            4.04             532,966.67        768            74.11
Oregon                   1              135,000.00            0.24             540,000.00        769            58.38
Pennsylvania             1               67,151.57            0.12             268,606.28        701            70.79
Texas                    7            2,737,408.10            4.87             747,347.68        736            69.39
Utah                     1              126,000.00            0.22             504,000.00        784            80.00
Virginia                 8            2,154,514.06            3.84             649,416.39        755            62.44
Washington               3              714,440.33            1.27             472,754.35        746            79.99
--------------------------------------------------------------------------------------------------------------------------
Total:                 156          $56,172,373.06          100.00%           $632,268.05        753            71.29%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 2.67% of the Group 1 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 1 Mortgage Loans


----------------------------------------------------------------------------------------------------------------------------
                                                                                 Average                        Weighted
                        Number           Aggregate             % of              Stated        Weighted         Average
                         of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)   Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                   4          $  147,143.62           0.26%           $147,143.62       735            74.09%
50,001 - 100,000             4             276,057.95           0.49             241,165.77       722            73.56
100,001 - 150,000           30           3,775,947.96           6.72             460,047.12       726            69.61
150,001 - 200,000           14           2,349,530.37           4.18             671,294.39       738            67.34
200,001 - 250,000           13           2,995,687.82           5.33             585,874.27       773            68.35
250,001 - 300,000           15           4,012,447.41           7.14             632,738.80       760            70.45
300,001 - 350,000            9           2,961,558.08           5.27             710,960.58       734            73.05
350,001 - 400,000           14           5,183,645.40           9.23             545,959.54       745            72.60
400,001 - 450,000            9           3,899,340.71           6.94             626,399.75       747            68.68
450,001 - 500,000            8           3,883,301.47           6.91             647,875.23       751            70.62
500,001 - 550,000            4           2,123,349.67           3.78             574,542.81       771            75.27
550,001 - 600,000            7           4,069,354.35           7.24             689,479.19       773            71.90
600,001 - 650,000            8           5,043,289.26           8.98             708,966.80       769            68.25
650,001 - 700,000            2           1,393,269.15           2.48             696,634.58       696            64.45
700,001 - 750,000            6           4,440,833.61           7.91           1,195,951.43       733            75.30
750,001 - 800,000            2           1,550,000.00           2.76             902,500.00       746            64.78
850,001 - 900,000            2           1,788,336.23           3.18           1,043,390.82       763            74.19
950,001 - 1,000,000          1             960,000.00           1.71             960,000.00       779            80.00
1,000,001 - 1,500,000        4           5,319,280.00           9.47           1,423,474.42       776            75.04
----------------------------------------------------------------------------------------------------------------------------
Total:                     156         $56,172,373.06         100.00%           $632,268.05       753            71.29%
============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
Original               of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Ratios (%)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored             2             $ 619,120.43           1.10%           $ 793,683.85       745             54.06%
5.01 - 10.00           1               312,196.26           0.56            1,248,785.03       793             79.37
10.01 - 15.00          4             1,474,119.91           2.62              658,477.01       764             68.54
15.01 - 20.00         10             3,197,680.42           5.69              547,596.60       752             66.16
20.01 - 25.00         15             6,717,200.28          11.96              662,728.94       762             70.59
25.01 - 30.00         21             7,353,881.52          13.09              628,658.19       760             66.62
30.01 - 35.00         18             5,247,305.59           9.34              639,953.48       756             68.43
35.01 - 40.00         29            11,799,325.06          21.01              642,139.00       748             74.02
40.01 - 45.00         28             8,540,738.35          15.20              596,742.90       747             72.25
45.01 - 50.00         16             7,936,561.11          14.13              743,167.47       750             76.54
50.01 - 55.00          7             1,651,366.60           2.94              471,742.27       741             69.04
55.01 - 60.00          3               895,939.84           1.59              597,470.45       750             73.15
60.01 - 65.00          2               426,937.71           0.76              354,875.42       776             77.09
--------------------------------------------------------------------------------------------------------------------------
Total:               156           $56,172,373.06         100.00%            $632,268.05       753             71.29%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 1 Mortgage Loans (excluding the Group 1 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 35.40%.


           Original Loan-To-Value Ratios of the Group 1 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
Original               of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Ratios (%)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
20.01 - 25.00            1           $  599,373.56           1.07%           $599,373.56       799             25.00%
25.01 - 30.00            1               29,985.44           0.05             119,941.75       819             29.63
30.01 - 35.00            1              638,300.57           1.14             638,300.57       785             31.95
35.01 - 40.00            3              754,700.00           1.34             504,000.00       676             36.74
40.01 - 45.00            2              386,886.14           0.69             534,386.14       770             41.67
45.01 - 50.00            4            1,227,500.00           2.19             552,500.00       748             48.06
50.01 - 55.00           11            3,692,666.53           6.57             587,086.52       730             52.23
55.01 - 60.00           12            3,398,288.89           6.05             656,813.42       710             58.20
60.01 - 65.00            9            2,516,176.70           4.48             573,119.88       749             63.19
65.01 - 70.00           15            6,060,452.45          10.79             738,690.81       744             68.86
70.01 - 75.00           17            7,428,831.52          13.23             741,312.44       778             73.02
75.01 - 80.00           70           27,920,397.67          49.70             650,041.15       759             79.52
80.01 - 85.00            3              433,011.22           0.77             409,348.29       758             84.90
85.01 - 90.00            6              745,683.39           1.33             324,031.04       727             89.08
90.01 - 95.00            1              340,119.00           0.61             629,850.00       680             95.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 156          $56,172,373.06         100.00%           $632,268.05       753             71.29%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
    Current            of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Rates (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.251 - 5.500            7          $ 4,290,706.32           7.64%           $612,958.05        767             70.30%
5.501 - 5.750           24           15,837,552.72          28.19             659,898.03        766             72.81
5.751 - 6.000           70           27,984,586.41          49.82             660,963.51        746             70.80
6.001 - 6.250           55            8,059,527.61          14.35             586,147.46        743             70.48
--------------------------------------------------------------------------------------------------------------------------
Total:                 156          $56,172,373.06         100.00%           $632,268.05        753             71.29%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 1 Mortgage Loans is expected to be approximately 5.866% per annum.


       Number of Months Since Origination of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
1 - 6                  151         $53,760,488.88          95.71%             $632,282.34       753             70.97%
7 - 12                   2             857,854.20           1.53               490,834.79       795             78.71
19 - 24                  3           1,554,029.99           2.77               725,837.69       721             78.16
--------------------------------------------------------------------------------------------------------------------------
Total:                 156         $56,172,373.06         100.00%             $632,268.05       753             71.29%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 1 Mortgage Loans is expected to be approximately 3 months.


                Remaining Terms of the Group 1 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
221 - 240                1           $  239,386.14           0.43%           $478,772.27       799            41.83%
281 - 300                2              327,106.90           0.58             252,217.22       714            78.90
341 - 360              153           55,605,880.03          98.99             638,239.27       753            71.37
--------------------------------------------------------------------------------------------------------------------------
Total:                 156          $56,172,373.06         100.00%           $632,268.05       753            71.29%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans is expected to be approximately 358 months.

            Credit Scores of Mortgagors of the Group 1 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850               14             $ 4,971,789.80           8.85%        $635,836.84       807            73.16%
751 - 800               71              29,103,346.67          51.81          654,555.75       780            72.66
701 - 750               42              13,927,620.26          24.79          644,159.17       724            70.95
651 - 700               23               6,442,014.36          11.47          577,323.74       681            65.29
601 - 650                6               1,727,601.96           3.08          487,585.06       643            67.68
--------------------------------------------------------------------------------------------------------------------------
Total:                 156             $56,172,373.06         100.00%        $632,268.05       753            71.29%
==========================================================================================================================


    Historical Delinquency (Past Twelve Months) of the Group 1 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies       154          $55,050,426.78          98.00%           $629,145.36       754            71.14%
1x30                     2            1,121,946.28           2.00             872,714.69       703            78.33
--------------------------------------------------------------------------------------------------------------------------
Total:                 156          $56,172,373.06         100.00%           $632,268.05       753            71.29%
==========================================================================================================================

                             Group 2 Mortgage Loans

     The following tables set forth certain characteristics of the Group 2 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Group N Mortgage Loans contributing to, or in, Loan Group 2 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). "Aggregate Stated Principal Balance" is based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 2 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Group N Mortgage Loans contributing to, or in, Loan Group 2 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). The balances and percentages may not be exact due to rounding.



                                                            All Group 2
                                                          Mortgage Loans
                                                          --------------
Number of Mortgage Loans.........................                564
Aggregate Stated Principal Balance(1)............           $243,361,880
Range of Original Terms to Stated Maturity.......         240 to 360 months
Range of Stated Principal Balances(1)............            $60,300 to
                                                             $3,000,000
Average Stated Principal Balance(1)..............            $583,888.81
Latest Stated Maturity Date......................            May 1, 2037
Range of Mortgage Interest Rates.................         5.875% to 7.125%
Weighted Average Mortgage Interest Rate(1).......              6.339%
Range of Remaining Terms to Stated Maturity......         240 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................             358 months
Range of Original Loan-to-Value Ratios...........         11.67% to 100.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              72.15%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
       California................................              36.38%
       Florida...................................              10.70%
       Virginia..................................               8.16%
       Texas.....................................               5.66%

----------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence       530         $227,388,082.72          93.44%           $583,094.42       737             72.10%
Second Home              32           15,318,210.13           6.29             600,455.41       730             72.89
Investor Property         2              655,587.37           0.27             529,337.37       792             72.43
--------------------------------------------------------------------------------------------------------------------------
Total:                  564         $243,361,880.21         100.00%           $583,888.81       737             72.15%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 2 Mortgage Loans.


                  Property Types of the Group 2 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence  423         $181,590,167.19          74.62%         $583,582.22        733            72.06%
PUD-Attached              82           39,399,225.12          16.19           647,627.75        752            72.49
Condominium               44           16,400,593.53           6.74           495,128.60        741            72.63
2-Family                   9            4,102,762.26           1.69           545,451.42        745            69.96
Cooperative                4            1,561,247.97           0.64           489,867.10        682            72.03
4-Family                   1              184,020.76           0.08           368,041.52        703            90.00
3-Family                   1              123,863.38           0.05           330,302.35        723            73.78
--------------------------------------------------------------------------------------------------------------------------
Total:                   564         $243,361,880.21         100.00%         $583,888.81        737            72.15%
==========================================================================================================================


              Mortgage Loan Purpose of the Group 2 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Purpose            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Purchase               253          $117,669,891.07          48.35%           $620,421.63        742            75.36%
Refinance-Cashout      158            64,334,225.39          26.44             553,106.01        734            70.20
Refinance-Rate/Term    153            61,357,763.76          25.21             555,267.10        730            68.04
--------------------------------------------------------------------------------------------------------------------------
Total:                 564          $243,361,880.21         100.00%           $583,888.81        737            72.15%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Alabama                   2           $  335,767.48           0.14%            $208,009.95       735            83.59%
Alaska                    1              133,556.11           0.05              152,635.55       632            79.57
Arizona                  17            7,175,228.47           2.95              545,657.85       753            72.26
Arkansas                  1              440,000.00           0.18              880,000.00       758            80.00
California              193           88,544,007.38          36.38              638,874.24       740            71.89
Colorado                  8            3,661,287.86           1.50              563,312.48       724            62.34
Connecticut               3            1,218,919.46           0.50              538,328.18       749            77.76
Delaware                  3            1,037,769.43           0.43              503,338.07       711            68.11
District of Columbia     10            6,573,309.34           2.70              828,582.95       736            57.07
Florida                  57           26,046,121.14          10.70              608,259.09       731            70.68
Georgia                  16            5,598,148.21           2.30              526,069.04       739            75.73
Hawaii                    4            2,237,650.00           0.92              660,872.49       765            74.69
Idaho                     3            1,180,548.39           0.49              539,115.23       726            84.90
Illinois                 11            4,823,361.20           1.98              574,279.71       753            78.53
Indiana                   3              837,227.44           0.34              540,911.64       684            81.94
Iowa                      2              247,618.71           0.10              146,950.43       669            82.31
Kentucky                  1               90,124.02           0.04              120,165.36       756            80.00
Louisiana                 1            1,398,671.62           0.57            1,398,671.62       692            80.00
Maryland                 25            9,164,205.81           3.77              510,373.15       724            75.98
Massachusetts             7            3,125,034.62           1.28              630,526.70       711            65.20
Michigan                  8            2,554,068.71           1.05              361,826.73       754            69.09
Minnesota                10            2,617,146.77           1.08              516,435.19       742            79.66
Missouri                  5            1,675,325.13           0.69              469,060.10       783            81.55
Nevada                    7            2,693,442.90           1.11              536,970.86       739            72.74
New Hampshire             1              337,500.00           0.14              450,000.00       677            78.26
New Jersey               10            3,663,580.46           1.51              449,105.84       741            83.77
New Mexico                3            1,712,786.30           0.70              726,273.59       719            77.97
New York                 20            7,952,495.85           3.27              541,786.10       720            77.36
North Carolina           16            4,866,512.25           2.00              402,664.39       738            76.68
Ohio                      2            1,095,817.46           0.45              626,181.41       746            84.46
Oregon                    5            1,797,248.11           0.74              446,438.95       709            71.74
Pennsylvania              5            1,552,602.07           0.64              359,261.31       731            82.57
South Carolina            4            2,263,075.74           0.93              601,950.21       695            80.99
Tennessee                 4            1,864,161.19           0.77              614,302.84       712            77.16
Texas                    36           13,776,910.76           5.66              550,000.13       731            73.43
Utah                      3              963,970.02           0.40              370,971.01       757            78.54
Virginia                 39           19,849,197.35           8.16              618,664.03       753            66.05
Washington               14            4,986,909.00           2.05              528,676.84       733            69.03
Wisconsin                 4            3,270,573.48           1.34              986,164.48       733            67.26
--------------------------------------------------------------------------------------------------------------------------
Total:                  564         $243,361,880.21         100.00%            $583,888.81       737            72.15%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 1.08% of the Group 2 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 2 Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                          of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances (%)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                  7            $  279,108.59           0.11%            $151,674.48       727            79.67%
50,001 - 100,000           27             2,058,885.14           0.85              238,873.49       715            76.10
100,001 - 150,000          37             4,624,387.09           1.90              339,588.89       715            75.84
150,001 - 200,000          36             6,255,988.28           2.57              332,675.93       703            76.10
200,001 - 250,000          39             8,885,287.80           3.65              468,603.33       730            72.43
250,001 - 300,000          49            13,391,046.08           5.50              500,127.35       738            77.15
300,001 - 350,000          50            16,463,757.93           6.77              476,048.40       733            74.45
350,001 - 400,000          59            22,205,414.71           9.12              509,539.46       726            75.82
400,001 - 450,000          53            22,648,031.77           9.31              553,693.79       742            71.88
450,001 - 500,000          53            25,259,072.77          10.38              592,035.01       729            73.69
500,001 - 550,000          36            18,919,152.46           7.77              609,593.13       740            73.34
550,001 - 600,000          22            12,543,353.63           5.15              652,109.34       729            65.88
600,001 - 650,000          15             9,411,166.64           3.87              678,019.92       761            74.34
650,001 - 700,000          14             9,460,016.93           3.89              767,367.96       738            66.12
700,001 - 750,000          13             9,474,991.08           3.89              988,336.20       738            68.80
750,001 - 800,000           6             4,722,763.19           1.94              863,155.06       746            63.66
800,001 - 850,000           5             4,151,959.17           1.71            1,012,270.29       779            76.55
850,001 - 900,000           7             6,112,092.26           2.51            1,043,721.56       778            61.71
900,001 - 950,000           2             1,882,448.92           0.77            1,097,322.59       795            79.69
950,001 - 1,000,000         8             7,863,922.97           3.23            1,182,432.05       750            74.55
1,000,001 - 1,500,000      22            28,007,752.28          11.51            1,432,723.73       729            73.36
1,500,001 - 2,000,000       2             3,916,280.54           1.61            1,958,140.27       774            60.26
2,000,001 - 2,500,000       1             2,200,000.00           0.90            2,200,000.00       744            68.75
2,500,001 - 3,000,000       1             2,625,000.00           1.08            3,000,000.00       722            42.86
-----------------------------------------------------------------------------------------------------------------------------
Total:                    564          $243,361,880.21         100.00%            $583,888.81       737            72.15%
=============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group 2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
Original               of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Ratios (%)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored              12            $ 5,030,015.03           2.07%         $ 572,344.49       774            62.94%
0.01 - 5.00              3              2,850,652.76           1.17          1,014,315.40       762            63.32
5.01 - 10.00             2              1,369,713.77           0.56            871,892.52       786            77.63
10.01 - 15.00            5              1,809,457.38           0.74            591,621.09       734            63.40
15.01 - 20.00           18              6,737,554.65           2.77            514,818.14       743            69.17
20.01 - 25.00           46             22,975,342.82           9.44            671,342.23       742            67.39
25.01 - 30.00           56             23,948,828.95           9.84            563,308.09       730            69.68
30.01 - 35.00           88             37,738,221.55          15.51            574,223.93       742            73.19
35.01 - 40.00          111             45,783,875.83          18.81            558,693.70       737            73.83
40.01 - 45.00          109             47,017,912.14          19.32            587,780.51       734            72.40
45.01 - 50.00           72             29,841,722.82          12.26            557,289.01       722            77.52
50.01 - 55.00           19              8,804,797.28           3.62            711,535.39       748            67.58
55.01 - 60.00            6              3,127,213.81           1.29            728,034.47       731            78.79
60.01 - 65.00           13              4,639,836.54           1.91            467,813.84       747            71.43
65.01 - 70.00            4              1,686,734.88           0.69            574,511.34       676            73.71
--------------------------------------------------------------------------------------------------------------------------
Total:                 564           $243,361,880.21         100.00%          $583,888.81       737            72.15%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 2 Mortgage Loans (excluding the Group 2 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.77%.

           Original Loan-To-Value Ratios of the Group 2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
Original               of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Ratios (%)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
10.01 - 15.00            2          $ 1,163,953.13           0.48%           $ 581,976.57       701            12.34%
20.01 - 25.00            2              869,174.50           0.36              434,587.25       680            21.21
25.01 - 30.00            3            1,200,707.80           0.49              410,231.08       763            27.20
30.01 - 35.00            2            1,106,518.94           0.45              553,259.47       767            33.55
35.01 - 40.00            6            2,764,651.04           1.14              634,352.58       724            37.16
40.01 - 45.00            5            4,865,642.64           2.00            1,216,739.19       716            42.69
45.01 - 50.00           10            4,361,748.23           1.79              577,545.89       698            48.22
50.01 - 55.00           18            4,472,402.73           1.84              456,157.29       733            52.34
55.01 - 60.00           36           17,268,444.36           7.10              660,746.50       734            57.93
60.01 - 65.00           35           19,559,988.90           8.04              693,485.04       731            63.46
65.01 - 70.00           52           26,713,188.09          10.98              689,164.13       744            68.26
70.01 - 75.00           71           36,743,513.72          15.10              717,615.08       739            73.61
75.01 - 80.00          248          102,282,773.38          42.03              550,367.70       742            79.56
80.01 - 85.00           17            5,603,841.26           2.30              476,432.62       708            84.27
85.01 - 90.00           32            8,452,029.13           3.47              371,030.52       735            89.39
90.01 - 95.00           23            5,082,189.87           2.09              381,937.79       708            94.44
95.01 - 100.00           2              851,112.50           0.35              486,350.00       767           100.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 564         $243,361,880.21         100.00%            $583,888.81       737            72.15%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
   Current             of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Rates (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.751 - 6.000          70            $18,282,859.44           7.51%          $660,963.51         748             70.87%
6.001 - 6.250         174            100,156,212.41          41.16            621,929.54         745             70.16
6.251 - 6.500         201             95,234,478.49          39.13            571,856.63         729             73.57
6.501 - 6.750          84             24,229,861.85           9.96            507,832.10         732             74.84
6.751 - 7.000          29              5,101,603.92           2.10            495,658.97         710             76.34
7.001 - 7.250           6                356,864.11           0.15            475,818.82         684             75.27
--------------------------------------------------------------------------------------------------------------------------
Total:                564           $243,361,880.21         100.00%          $583,888.81         737             72.15%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 2 Mortgage Loans is expected to be approximately 6.339% per annum.


       Number of Months Since Origination of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
1 - 6                543           $235,132,862.51          96.62%           $581,906.81       736             72.29%
7 - 12                14              5,333,435.19           2.19             629,285.19       738             69.63
13 - 18                3              1,212,895.61           0.50             503,200.78       778             55.56
19 - 24                3                950,803.14           0.39             727,285.37       728             74.88
25 - 30                1                731,883.76           0.30             836,438.58       771             67.32
--------------------------------------------------------------------------------------------------------------------------
Total:               564           $243,361,880.21         100.00%           $583,888.81       737             72.15%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 2 Mortgage Loans is expected to be approximately 3 months.


                Remaining Terms of the Group 2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   (Months)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
221 - 240                3          $ 1,013,511.14           0.42%          $559,257.42       759             59.47%
281 - 300                3              369,115.78           0.15            338,623.25       734             87.18
321 - 340                2              627,922.37           0.26            488,081.58       750             74.11
341 - 360              556          241,351,330.93          99.17            585,689.72       737             72.17
--------------------------------------------------------------------------------------------------------------------------
Total:                 564         $243,361,880.21         100.00%          $583,888.81       737             72.15%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans is expected to be approximately 358 months.

            Credit Scores of Mortgagors of the Group 2 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850               35          $14,996,011.15           6.16%          $552,505.14       807            68.44%
751 - 800              204           97,589,763.85          40.10            631,184.43       776            74.23
701 - 750              161           72,199,443.59          29.67            608,972.78       726            70.55
651 - 700              127           45,733,773.53          18.79            519,959.04       675            71.94
601 - 650               36           12,571,918.41           5.17            463,917.15       639            70.15
Not Available            1              270,969.69           0.11            433,551.50        0             79.69
--------------------------------------------------------------------------------------------------------------------------
Total:                 564         $243,361,880.21         100.00%          $583,888.81       737            72.15%
==========================================================================================================================


    Historical Delinquency (Past Twelve Months) of the Group 2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies       557          $240,451,389.62          98.80%            $582,895.71       737            72.19%
1x30                     4             1,520,616.34           0.62              765,347.72       718            78.77
1x60                     2               731,874.25           0.30              413,493.00       770            37.29
2x30                     1               658,000.00           0.27              752,000.00       760            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 564          $243,361,880.21         100.00%            $583,888.81       737            72.15%
==========================================================================================================================

                             Group 3 Mortgage Loans

     The following tables set forth certain characteristics of the Group 3 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Group N Mortgage Loans contributing to, or in, Loan Group 3 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). "Aggregate Stated Principal Balance" is based on the portion of the Group N Mortgage Loans contributing to, or in, Loan Group 3 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Group N Mortgage Loans contributing to, or in, Loan Group 3 (even if such Mortgage Loans also contribute to another Loan Group in Loan Group N). The balances and percentages may not be exact due to rounding.



                                                              All Group 3
                                                            Mortgage Loans
                                                            --------------
Number of Mortgage Loans.........................                 347
Aggregate Stated Principal Balance(1)............             $64,045,020
Range of Original Terms to Stated Maturity.......          240 to 360 months
Range of Stated Principal Balances(1)............        $60,300 to $3,000,000
Average Stated Principal Balance(1)..............              $544,576
Latest Stated Maturity Date......................             May 1, 2037
Range of Mortgage Interest Rates.................          6.375% to 7.625%
Weighted Average Mortgage Interest Rate(1).......               6.831%
Range of Remaining Terms to Stated Maturity......          240 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................             357 months
Range of Original Loan-to-Value Ratios...........          36.45% to 100.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................               75.87%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
      California.................................               26.82%
      Florida....................................               13.77%
      Maryland...................................                6.32%
      Texas......................................                5.81%

---------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 3 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence       318         $57,756,970.37          90.18%          $546,778.15       721            75.65%
Second Home              26           5,260,962.32           8.21            515,757.72       730            77.76
Investor Property         3           1,027,087.37           1.60            560,891.58       730            78.39
--------------------------------------------------------------------------------------------------------------------------
Total:                  347         $64,045,020.06         100.00%          $544,575.87       722            75.87%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 3 Mortgage Loans.


                  Property Types of the Group 3 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence  268         $48,560,808.81          75.82%          $548,780.39       718             75.56%
PUD-Attached              37           7,675,793.16          11.98            637,783.15       741             72.42
Condominium               31           5,930,961.67           9.26            430,181.01       722             82.73
2-Family                   6           1,206,300.52           1.88            409,997.19       745             74.80
Cooperative                3             280,696.17           0.44            600,923.13       693             75.78
3-Family                   1             206,438.97           0.32            330,302.35       723             73.78
4-Family                   1             184,020.76           0.29            368,041.52       703             90.00
--------------------------------------------------------------------------------------------------------------------------
Total:                   347         $64,045,020.06         100.00%          $544,575.87       722             75.87%
==========================================================================================================================


               Mortgage Loan Purpose of the Group 3 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Purpose                Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Purchase                152        $28,612,940.65           44.68%            $566,162.40        720             79.79%
Refinance-Cashout       104         17,774,952.25           27.75              519,425.45        724             71.19
Refinance-Rate/Term      91         17,657,127.16           27.57              537,262.59        722             74.23
--------------------------------------------------------------------------------------------------------------------------
Total:                  347        $64,045,020.06          100.00%            $544,575.87        722             75.87%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Alabama                    1          $  80,252.43           0.13%          $160,504.85        684            95.00%
Alaska                     1             19,079.44           0.03            152,635.55        632            79.57
Arizona                   10          1,847,360.92           2.88            620,247.15        760            71.22
California                93         17,174,745.22          26.82            607,588.18        735            74.22
Colorado                   7            845,211.95           1.32            541,214.26        743            73.29
Connecticut                3            396,065.07           0.62            538,328.18        742            78.92
Delaware                   1             44,458.78           0.07            355,670.27        754            80.00
District of Columbia       8          1,896,673.63           2.96            889,548.98        712            72.18
Florida                   43          8,820,797.08          13.77            584,852.65        719            71.90
Georgia                   11          1,836,134.22           2.87            456,797.73        686            83.27
Hawaii                     3            405,839.97           0.63            649,383.46        716            73.65
Idaho                      1            436,797.31           0.68            499,196.93        687            83.33
Illinois                   8          2,101,115.28           3.28            580,882.06        701            66.48
Indiana                    3            785,507.48           1.23            540,911.64        694            81.08
Iowa                       2             46,282.14           0.07            146,950.43        668            84.12
Maryland                  16          4,047,988.44           6.32            476,239.36        703            85.70
Massachusetts              4            488,652.30           0.76            503,802.26        751            75.18
Michigan                   6          1,787,757.41           2.79            450,187.78        770            78.49
Minnesota                  6          1,795,480.66           2.80            606,013.30        713            79.51
Missouri                   5            669,975.39           1.05            469,060.10        780            80.52
Nevada                     5            978,918.79           1.53            559,411.76        718            68.05
New Jersey                 6            827,477.93           1.29            356,407.60        704            86.99
New Mexico                 1            123,375.92           0.19            493,503.68        652            79.87
New York                  17          2,659,029.85           4.15            480,624.79        698            74.58
North Carolina             9            717,665.26           1.12            382,395.36        713            78.60
Ohio                       2            156,545.35           0.24            626,181.41        746            84.46
Oregon                     5            887,946.62           1.39            456,038.95        747            78.82
Pennsylvania               6            873,544.36           1.36            263,179.80        671            89.82
South Carolina             5          1,826,225.11           2.85            567,860.17        734            94.62
Tennessee                  3            593,050.15           0.93            634,070.45        727            89.49
Texas                     25          3,724,103.20           5.81            453,732.62        709            75.99
Utah                       1             22,943.00           0.04            183,544.01        741            75.00
Virginia                  17          2,124,185.95           3.32            510,303.81        733            72.00
Washington                 9          1,830,536.49           2.86            507,744.46        713            72.59
Wisconsin                  4          1,173,296.95           1.83            975,721.06        690            57.41
--------------------------------------------------------------------------------------------------------------------------
Total:                   347        $64,045,020.06         100.00%          $544,575.87        722            75.87%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 2.63% of the Group 3 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 3 Mortgage Loans


----------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                          of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                  34         $ 1,048,658.90           1.64%           $ 211,258.49       705             75.39%
50,001 - 100,000           100           6,779,984.15          10.59              465,841.84       724             76.45
100,001 - 150,000           72           8,946,146.54          13.97              484,184.16       722             76.76
150,001 - 200,000           41           7,195,252.39          11.23              691,671.47       720             76.13
200,001 - 250,000           27           6,101,130.41           9.53              544,368.80       726             76.75
250,001 - 300,000           15           4,079,650.96           6.37              536,198.30       719             83.01
300,001 - 350,000           15           4,896,307.93           7.65              668,486.00       729             76.47
350,001 - 400,000            6           2,278,163.95           3.56            1,011,243.72       746             67.98
400,001 - 450,000            6           2,574,585.41           4.02              786,831.72       682             77.91
450,001 - 500,000           12           5,808,596.47           9.07              964,045.70       703             68.75
500,001 - 550,000            3           1,593,870.75           2.49              824,914.12       718             66.17
550,001 - 600,000            6           3,442,407.27           5.37              587,119.29       747             77.19
600,001 - 650,000            1             624,000.00           0.97              624,000.00       692             80.00
650,001 - 700,000            3           2,058,000.00           3.21              718,000.00       745             79.92
800,001 - 850,000            3           2,522,832.51           3.94            1,009,210.67       711             88.33
950,001 - 1,000,000          1             999,999.00           1.56              999,999.00       671             52.63
1,000,001 - 1,500,000        1           1,499,900.00           2.34            1,499,900.00       780             78.94
1,500,001 - 2,000,000        1           1,595,533.43           2.49            2,552,853.48       722             70.00
----------------------------------------------------------------------------------------------------------------------------
Total:                     347         $64,045,020.06         100.00%            $544,575.87       722             75.87%
============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group 3 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
 Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored              8            $ 1,218,998.47           1.90%            $530,272.37        759            67.94%
0.01 - 5.00             2                192,293.45           0.30              522,421.95        694            76.33
5.01 - 10.00            1                 61,875.00           0.10              495,000.00        770            73.88
10.01 - 15.00           3              1,005,859.96           1.57              551,843.08        740            78.74
15.01 - 20.00           7                598,760.63           0.93              529,460.99        713            76.07
20.01 - 25.00          23              3,989,656.69           6.23              653,732.30        718            71.31
25.01 - 30.00          32              6,508,551.76          10.16              552,106.89        751            74.02
30.01 - 35.00          54             10,296,287.12          16.08              540,127.41        727            72.93
35.01 - 40.00          71             11,618,867.38          18.14              499,401.80        718            78.93
40.01 - 45.00          71             14,678,486.57          22.92              539,412.51        712            76.04
45.01 - 50.00          49              7,560,455.26          11.80              503,468.18        697            79.89
50.01 - 55.00          12              4,343,758.47           6.78              812,187.51        734            74.29
55.01 - 60.00           2                345,053.17           0.54              588,561.93        763            91.28
60.01 - 65.00           9              1,014,805.68           1.58              537,192.12        749            73.76
65.01 - 70.00           3                611,310.47           0.95              590,015.12        687            79.81
--------------------------------------------------------------------------------------------------------------------------
Total:                347            $64,045,020.06         100.00%            $544,575.87        722            75.87%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 3 Mortgage Loans (excluding the Group 3 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 38.40%.


           Original Loan-To-Value Ratios of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
   Original            of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
35.01 - 40.00            3           $  286,764.43           0.45%            $ 764,705.16       740             37.58%
40.01 - 45.00            3            1,361,455.06           2.13             1,582,244.56       719             41.86
45.01 - 50.00            4              686,210.71           1.07               587,752.56       678             49.82
50.01 - 55.00            9            2,584,242.56           4.04               419,594.20       673             52.54
55.01 - 60.00           19            3,258,839.76           5.09               585,255.33       719             58.21
60.01 - 65.00           15            2,695,810.97           4.21               643,818.64       716             63.44
65.01 - 70.00           28            6,052,335.32           9.45               674,000.91       723             69.02
70.01 - 75.00           47            9,375,221.98          14.64               709,108.62       731             73.25
75.01 - 80.00          154           25,198,161.91          39.34               492,163.42       736             79.62
80.01 - 85.00           13            2,062,502.15           3.22               451,639.21       692             83.94
85.01 - 90.00           23            2,927,716.97           4.57               372,789.31       719             89.42
90.01 - 95.00           27            7,434,170.74          11.61               430,038.13       693             94.54
95.01 - 100.00           2              121,587.50           0.19               486,350.00       767            100.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 347          $64,045,020.06         100.00%             $544,575.87       722             75.87%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 3 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
  Current              of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Rates (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
6.251 - 6.500           201          $19,708,704.44          30.77%          $571,856.63         727             73.89%
6.501 - 6.750            84           18,428,034.50          28.77            507,832.10         730             75.30
6.751 - 7.000            29            9,272,506.29          14.48            495,658.97         711             77.24
7.001 - 7.250            14            5,822,165.64           9.09            441,359.27         688             75.35
7.251 - 7.500            11            5,793,391.18           9.05            526,671.93         728             84.98
7.501 - 7.750             8            5,020,218.01           7.84            627,527.25         727             73.31
--------------------------------------------------------------------------------------------------------------------------
Total:                  347          $64,045,020.06         100.00%          $544,575.87         722             75.87%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 3 Mortgage Loans is expected to be approximately 6.831% per annum.


       Number of Months Since Origination of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
1 - 6                  326          $58,591,954.28          91.49%           $541,737.42       721             76.35%
7 - 12                  17            4,942,697.54           7.72             597,195.14       722             70.20
13 - 18                  2              296,706.73           0.46             468,123.83       782             80.00
19 - 24                  1              109,106.68           0.17             436,426.73       798             70.85
25 - 30                  1              104,554.82           0.16             836,438.58       771             67.32
--------------------------------------------------------------------------------------------------------------------------
Total:                 347          $64,045,020.06         100.00%           $544,575.87       722             75.87%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 3 Mortgage Loans is expected to be approximately 3 months.

                Remaining Terms of the Group 3 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
221 - 240                2          $  424,875.00           0.66%            $599,500.00        728             60.88%
281 - 300                1             319,647.06           0.50              511,435.30        734             91.79
321 - 340                2             348,240.79           0.54              488,081.58        751             76.46
341 - 360              342          62,952,257.21          98.29              544,681.96        722             75.89
--------------------------------------------------------------------------------------------------------------------------
Total:                 347         $64,045,020.06         100.00%            $544,575.87        722             75.87%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 3 Mortgage Loans is expected to be approximately 357 months.



            Credit Scores of Mortgagors of the Group 3 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850              16             $2,503,512.96            3.91%          $477,470.53       805             76.35%
751 - 800             106             19,705,987.49           30.77            603,885.74       777             77.61
701 - 750              96             18,449,970.59           28.81            600,362.83       720             72.32
651 - 700              96             18,622,916.09           29.08            463,970.90       676             76.61
601 - 650              32              4,600,051.12            7.18            459,588.18       636             79.25
Not Available           1                162,581.81            0.25            433,551.50        0              79.69
--------------------------------------------------------------------------------------------------------------------------
Total:                347            $64,045,020.06          100.00%          $544,575.87       722             75.87%
==========================================================================================================================


    Historical Delinquency (Past Twelve Months) of the Group 3 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies        342          $62,970,848.82           98.32%         $544,385.98       722             75.82%
1x30                      2              418,828.27            0.65           657,980.76       753             80.00
1x60                      2              561,342.98            0.88           359,931.27       709             77.83
2x30                      1               94,000.00            0.15           752,000.00       760             80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                  347          $64,045,020.06          100.00%         $544,575.87       722             75.87%
==========================================================================================================================

                             Group 4 Mortgage Loans

     The following tables set forth certain characteristics of the Group 4 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.



                                                                                                                   Group 4
                                                           All Group 4              Group 4 Discount               Premium
                                                          Mortgage Loans             Mortgage Loans            Mortgage Loans
                                                          --------------             --------------            --------------
Number of Mortgage Loans.........................                271                        97                         174
Aggregate Stated Principal Balance(1)............           $135,983,946                $48,039,304                $87,944,641
Range of Original Terms to Stated Maturity.......         300 to 360 months          300 to 360 months          300 to 360 months
Range of Stated Principal Balances(1)............       $234,979 to $960,317       $338,582 to $945,391       $234,979 to $960,317
Average Stated Principal Balance(1)..............             $501,786                   $495,251                   $505,429
Latest Stated Maturity Date......................          October 1, 2034             July 1, 2034              October 1, 2034
Range of Mortgage Interest Rates.................         5.500% to 6.500%           5.500% to 5.625%           5.750% to 6.500%
Weighted Average Mortgage Interest Rate(1).......              5.786%                     5.569%                     5.904%
Range of Remaining Terms to Stated Maturity......         263 to 329 months          263 to 326 months          265 to 329 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................            322 months                 323 months                 322 months
Range of Original Loan-to-Value Ratios...........         27.88% to 95.00%           28.13% to 95.00%           27.88% to 90.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              70.78%                     69.52%                     71.46%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
        California...............................              39.53%                     43.69%                     37.26%
        New York.................................                6.00%                       *                         6.93%
        Washington...............................               5.15%                      6.33%                        *
        New Jersey...............................               5.08%                        *                        7.38%
        Virginia.................................                 *                        7.15%                        *
        Massachusetts............................                 *                        6.50%                        *
        Minnesota................................                 *                        5.29%                        *
        Texas....................................                 *                          *                        5.24%


---------------

(1)  Approximate.

*    Less than 5% of the aggregate Stated Principal Balance

       Occupancy of Mortgaged Properties of the Group 4 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence       256         $128,613,659.14          94.58%          $502,397.11       717            70.62%
Second Home              13            6,266,713.70           4.61            482,054.90       726            74.46
Investor Property         2            1,103,572.84           0.81            551,786.42       658            67.78
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68         100.00%          $501,785.78       717            70.78%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 4 Mortgage Loans.


                  Property Types of the Group 4 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence   211        $107,952,674.55          79.39%          $511,624.05       719            70.46%
PUD-Attached               45          20,990,463.54          15.44            466,454.75       706            72.73
Condominum                 12           5,192,571.21           3.82            432,714.27       705            69.24
Cooperative                 2           1,064,276.83           0.78            532,138.42       775            64.98
2-Family                    1             783,959.55           0.58            783,959.55       696            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                    271        $135,983,945.68         100.00%          $501,785.78       717            70.78%
==========================================================================================================================


               Mortgage Loan Purpose of the Group 4 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Purpose              Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term     104          $53,638,376.48        39.44%             $515,753.62       726            66.66%
Purchase                 99           48,595,996.18        35.74               490,868.65       718            77.62
Refinance-Cashout        68           33,749,573.02        24.82               496,317.25       701            67.47
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68       100.00%             $501,785.78       717            70.78%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Alabama                    2          $  809,466.60           0.60%            $404,733.30        759            78.84%
Arizona                    3           1,373,748.53           1.01              457,916.18        772            79.34
California               104          53,761,136.77          39.53              516,934.01        708            67.27
Colorado                   8           4,528,220.74           3.33              566,027.59        771            66.56
Connecticut                7           3,492,986.84           2.57              498,998.12        739            69.51
Delaware                   1             622,211.70           0.46              622,211.70        689            74.71
District of Columbia       1             466,617.02           0.34              466,617.02        657            65.79
Florida                   12           5,757,391.67           4.23              479,782.64        695            74.55
Georgia                    5           2,284,652.22           1.68              456,930.44        733            77.68
Hawaii                     1             529,412.03           0.39              529,412.03        739            78.87
Idaho                      1             402,294.26           0.30              402,294.26        702            80.00
Illinois                   5           2,394,975.88           1.76              478,995.18        699            78.13
Louisiana                  1             253,660.26           0.19              253,660.26        686            80.00
Maryland                   9           4,112,867.12           3.02              456,985.24        717            72.16
Massachusetts             11           4,991,738.43           3.67              453,794.40        714            69.45
Michigan                   1             458,173.43           0.34              458,173.43        657            46.38
Minnesota                 11           5,382,912.68           3.96              489,355.70        695            73.73
Missouri                   1             416,234.03           0.31              416,234.03        778            80.00
Nebraska                   1             536,581.87           0.39              536,581.87        684            80.00
Nevada                     1             421,727.90           0.31              421,727.90        719            80.00
New Hampshire              1             445,840.21           0.33              445,840.21        788            64.65
New Jersey                14           6,909,444.91           5.08              493,531.78        707            71.81
New York                  17           8,165,021.85           6.00              480,295.40        739            69.11
North Carolina             3           1,439,909.89           1.06              479,969.96        758            80.00
Ohio                       3           1,357,867.17           1.00              452,622.39        729            74.25
Oklahoma                   1             525,772.11           0.39              525,772.11        685            79.59
Oregon                     4           2,637,893.10           1.94              659,473.28        740            67.94
Pennsylvania               2             900,990.75           0.66              450,495.38        662            78.02
Rhode Island               1             328,085.19           0.24              328,085.19        654            69.00
South Carolina             1             549,500.59           0.40              549,500.59        627            57.21
Tennessee                  1             422,765.98           0.31              422,765.98        680            80.00
Texas                     10           5,491,430.48           4.04              549,143.05        735            79.06
Virginia                  12           5,879,570.42           4.32              489,964.20        723            73.27
Washington                13           7,004,399.78           5.15              538,799.98        725            76.40
West Virginia              1             417,263.70           0.31              417,263.70        748            85.00
Wisconsin                  1             511,179.57           0.38              511,179.57        791            66.75
--------------------------------------------------------------------------------------------------------------------------------
Total:                   271        $135,983,945.68         100.00%            $501,785.78        717            70.78%
================================================================================================================================

(1) As of the Cut-off Date, no more than approximately 2.00% of the Group 4 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 4 Mortgage Loans


------------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                          of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
------------------------------------------------------------------------------------------------------------------------------
200,001 - 250,000            1           $  234,979.42           0.17%          $234,979.42       770            86.96%
250,001 - 300,000            2              505,383.78           0.37            252,691.89       688            73.79
300,001 - 350,000            8            2,684,501.72           1.97            335,562.72       719            71.21
350,001 - 400,000           17            6,362,568.51           4.68            374,268.74       754            66.68
400,001 - 450,000           79           33,291,544.19          24.48            421,411.95       711            72.98
450,001 - 500,000           66           31,240,773.66          22.97            473,345.06       717            73.36
500,001 - 550,000           35           18,336,301.37          13.48            523,894.32       716            71.72
550,001 - 600,000           18           10,365,414.88           7.62            575,856.38       695            70.14
600,001 - 650,000           20           12,404,628.22           9.12            620,231.41       696            66.48
650,001 - 700,000            3            1,991,442.94           1.46            663,814.31       710            78.33
700,001 - 750,000            3            2,217,724.35           1.63            739,241.45       723            64.88
750,001 - 800,000            6            4,678,052.68           3.44            779,675.45       741            71.51
800,001 - 850,000            3            2,484,601.07           1.83            828,200.36       718            57.87
850,001 - 900,000            3            2,581,649.72           1.90            860,549.91       755            56.40
900,001 - 950,000            5            4,685,610.04           3.45            937,122.01       749            67.76
950,001 - 1,000,000          2            1,918,769.13           1.41            959,384.57       755            63.51
------------------------------------------------------------------------------------------------------------------------------
Total:                     271         $135,983,945.68         100.00%          $501,785.78       717            70.78%
==============================================================================================================================

    Original Debt-to-Income Ratio of Mortgagors of the Group 4 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
  Original             of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored               17          $ 8,484,135.34           6.24%           $499,066.78       729            75.48%
0.01 - 5.00               1              564,581.26           0.42             564,581.26       725            29.50
5.01 - 10.00              1              387,906.93           0.29             387,906.93       800            58.33
10.01 - 15.00             4            2,569,065.96           1.89             642,266.49       704            62.57
15.01 - 20.00            14            6,972,276.11           5.13             498,019.72       721            62.71
20.01 - 25.00            21           10,137,762.13           7.46             482,750.58       734            69.19
25.01 - 30.00            27           12,431,231.07           9.14             460,415.97       718            71.39
30.01 - 35.00            35           16,864,691.27          12.40             481,848.32       701            70.64
35.01 - 40.00            46           22,886,787.20          16.83             497,538.85       698            70.29
40.01 - 45.00            44           22,866,222.12          16.82             519,686.87       717            72.02
45.01 - 50.00            26           13,139,894.73           9.66             505,380.57       703            75.36
50.01 - 55.00            23           11,774,559.01           8.66             511,937.35       735            70.73
55.01 - 60.00            12            6,904,832.55           5.08             575,402.71       769            70.68
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68         100.00%           $501,785.78       717            70.78%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 4 Mortgage Loans (excluding the Group 4 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 37.26%.


           Original Loan-To-Value Ratios of the Group 4 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
  Original             of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
25.01 - 30.00             3          $ 1,849,879.27           1.36%          $616,626.42        682             28.43%
30.01 - 35.00             1              542,043.59           0.40            542,043.59        739             31.43
35.01 - 40.00             1              827,783.02           0.61            827,783.02        675             39.64
40.01 - 45.00             7            3,191,454.69           2.35            455,922.10        719             42.06
45.01 - 50.00             9            4,958,952.91           3.65            550,994.77        696             47.91
50.01 - 55.00             8            4,086,391.83           3.01            510,798.98        731             52.57
55.01 - 60.00            14            6,791,736.51           4.99            485,124.04        709             58.10
60.01 - 65.00            27           15,915,886.66          11.70            589,477.28        740             62.87
65.01 - 70.00            24           11,147,132.01           8.20            464,463.83        707             68.61
70.01 - 75.00            42           21,725,006.75          15.98            517,262.07        714             73.46
75.01 - 80.00           127           61,627,626.36          45.32            485,256.90        717             79.39
80.01 - 85.00             5            2,379,554.05           1.75            475,910.81        707             84.39
85.01 - 90.00             2              601,916.49           0.44            300,958.25        714             88.81
90.01 - 95.00             1              338,581.54           0.25            338,581.54        707             95.00
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68         100.00%          $501,785.78        717             70.78%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 4 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
   Current             of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.251 - 5.500            43          $21,370,587.07          15.72%          $496,990.40         728             69.11%
5.501 - 5.750           121           61,292,391.05          45.07            506,548.69         724             70.55
5.751 - 6.000            79           39,493,925.73          29.04            499,923.11         709             70.78
6.001 - 6.250            21           10,393,571.44           7.64            494,931.97         696             73.95
6.251 - 6.500             7            3,433,470.39           2.52            490,495.77         676             75.49
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68         100.00%          $501,785.78         717             70.78%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 4 Mortgage Loans is expected to be approximately 5.786% per annum.


       Number of Months Since Origination of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
31 - 36                  59          $29,707,646.43         21.85%           $503,519.43        707            72.92%
37 - 42                 192           96,686,770.56         71.10             503,576.93        718            69.92
43 - 48                  18            8,829,663.63          6.49             490,536.87        730            72.99
49 - 54                   2              759,865.06          0.56             379,932.53        767            70.96
--------------------------------------------------------------------------------------------------------------------------
Total:                  271         $135,983,945.68        100.00%           $501,785.78        717            70.78%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 4 Mortgage Loans is expected to be approximately 38 months.

                Remaining Terms of the Group 4 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   (Months)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
261 - 280                 2          $  842,093.19           0.62%             $421,046.60        668             51.36%
281 - 300                 1             827,783.02           0.61               827,783.02        675             39.64
301 - 320                30          15,016,175.81          11.04               500,539.19        723             71.20
321 - 340               238         119,297,893.66          87.73               501,251.65        717             71.08
--------------------------------------------------------------------------------------------------------------------------
Total:                  271        $135,983,945.68         100.00%             $501,785.78        717             70.78%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 4 Mortgage Loans is expected to be approximately 322 months.



            Credit Scores of Mortgagors of the Group 4 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850               31        $ 16,667,138.70          12.26%           $537,649.64        806            70.12%
751 - 800               54          26,534,855.08          19.51             491,386.21        780            70.34
701 - 750               61          29,960,473.25          22.03             491,155.30        719            72.98
651 - 700              103          51,917,285.24          38.18             504,051.31        672            70.77
601 - 650               22          10,904,193.41           8.02             495,645.16        636            66.82
--------------------------------------------------------------------------------------------------------------------------
Total:                 271        $135,983,945.68         100.00%           $501,785.78        717            70.78%
==========================================================================================================================


 Historical Delinquency (Past Twenty-Four Months) of the Group 4 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies       265           $133,248,336.56          97.99%          $502,823.91        718            70.71%
1x30                     4              1,947,756.33           1.43            486,939.08        692            72.71
3x30                     1                534,192.53           0.39            534,192.53        669            75.46
3x60                     1                253,660.26           0.19            253,660.26        686            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 271           $135,983,945.68         100.00%          $501,785.78        717            70.78%
==========================================================================================================================

                             Group 5 Mortgage Loans

     The following tables set forth certain characteristics of the Group 5 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.



                                                                                          Group 5                   Group 5
                                                          All Group 5                     Discount                  Premium
                                                        Mortgage Loans                 Mortgage Loans                Loans
                                                        --------------                 --------------                -----
Number of Mortgage Loans.........................                128                        59                         69
Aggregate Stated Principal Balance(1)............            $61,778,782                $29,167,864                $32,610,918
Range of Original Terms to Stated Maturity.......         240 to 360 months          240 to 360 months          300 to 360 months
Range of Stated Principal Balances(1)............        $48,742 to $824,710       $334,522 to $822,375        $48,742 to $824,710
Average Stated Principal Balance(1)..............             $482,647                   $494,371                   $472,622
Latest Stated Maturity Date......................          August 1, 2034              June 1, 2034              August 1, 2034
Range of Mortgage Interest Rates.................         5.000% to 6.250%           5.000% to 5.625%           5.750% to 6.250%
Weighted Average Mortgage Interest Rate(1).......              5.702%                     5.525%                     5.861%
Range of Remaining Terms to Stated Maturity......         204 to 327 months          204 to 325 months          264 to 327 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................            320 months                 317 months                 323 months
Range of Original Loan-to-Value Ratios...........         32.68% to 90.00%           32.68% to 80.00%           41.03% to 90.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              71.68%                     69.78%                     73.38%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
         California..............................              39.96%                     45.74%                     34.79%
         New Jersey..............................               9.18%                      9.62%                      8.78%
         Florida.................................               6.42%                      5.41%                      7.32%
         Massachusetts...........................               5.52%                        *                        7.08%
         Virginia................................               5.35%                      7.11%                        *
         Texas...................................               5.06%                      5.19%                        *
         New York................................                 *                        5.57%                        *
         Maryland................................                 *                        5.26%                        *
         Colorado................................                 *                          *                        5.56%

--------------------
(1)  Approximate.

  *      Less than 5% of the aggregate Stated Principal Balance

       Occupancy of Mortgaged Properties of the Group 5 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence      120            $58,663,968.62          94.96%          $488,866.41       713             71.63%
Second Home              8              3,114,813.11           5.04            389,351.64       715             72.60
--------------------------------------------------------------------------------------------------------------------------
Total:                 128            $61,778,781.73         100.00%          $482,646.73       713             71.68%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 5 Mortgage Loans.


                  Property Types of the Group 5 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                          of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence     93          $45,497,707.34          73.65%          $489,222.66        717            70.49%
PUD-Attached                28           13,896,542.22          22.49            496,305.08        702            74.30
Condominium                  6            1,790,317.04           2.90            298,386.17        690            80.06
2-Family                     1              594,215.13           0.96            594,215.13        803            76.47
-----------------------------------------------------------------------------------------------------------------------------
Total:                     128          $61,778,781.73         100.00%          $482,646.73        713            71.68%
=============================================================================================================================


               Mortgage Loan Purpose of the Group 5 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Purpose                Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Purchase                 55          $25,227,923.78          40.84%          $458,689.52       703             76.95%
Refinance-Rate/Term      47           23,522,600.67          38.08            500,480.87       728             67.47
Refinance-Cashout        26           13,028,257.28          21.09            501,086.82       708             69.10
--------------------------------------------------------------------------------------------------------------------------
Total:                  128          $61,778,781.73         100.00%          $482,646.73       713             71.68%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Arizona                  2            $1,070,335.97           1.73%          $535,167.99       705             79.71%
California              50            24,684,610.18          39.96            493,692.20       709             69.90
Colorado                 6             2,685,445.87           4.35            447,574.31       685             72.29
Connecticut              1               527,314.84           0.85            527,314.84       689             79.37
Delaware                 2               899,545.06           1.46            449,772.53       783             77.32
District of Columbia     1               462,801.24           0.75            462,801.24       809             41.03
Florida                  8             3,966,167.88           6.42            495,770.99       698             69.06
Georgia                  2             1,131,474.36           1.83            565,737.18       672             69.85
Illinois                 2               994,769.54           1.61            497,384.77       746             74.41
Maryland                 4             1,948,417.62           3.15            487,104.41       727             78.82
Massachusetts            7             3,409,722.28           5.52            487,103.18       740             73.75
Michigan                 1               411,874.68           0.67            411,874.68       636             75.00
Minnesota                2               819,268.16           1.33            409,634.08       770             70.07
New Jersey              12             5,670,210.14           9.18            472,517.51       718             71.48
New York                 6             2,847,430.57           4.61            474,571.76       758             75.12
North Carolina           1               507,502.78           0.82            507,502.78       684             80.00
Ohio                     1               411,220.06           0.67            411,220.06       667             67.72
Oregon                   1               401,659.25           0.65            401,659.25       707             80.00
Pennsylvania             1               442,223.41           0.72            442,223.41       675             76.39
South Carolina           1                48,742.10           0.08             48,742.10       817             85.07
Tennessee                1               499,975.80           0.81            499,975.80       800             74.11
Texas                    6             3,123,099.29           5.06            520,516.55       695             76.46
Utah                     1               511,941.86           0.83            511,941.86       673             80.00
Virginia                 7             3,304,109.78           5.35            472,015.68       706             67.31
Washington               1               420,354.03           0.68            420,354.03       708             80.00
Wisconsin                1               578,564.98           0.94            578,564.98       737             73.33
--------------------------------------------------------------------------------------------------------------------------
Total:                 128           $61,778,781.73         100.00%          $482,646.73       713             71.68%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 1.87% of the Group 5 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 5 Mortgage Loans


-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)     Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------------
1 - 50,000                   1            $  48,742.10           0.08%            $48,742.10       817            85.07%
50,001 - 100,000             1               86,715.93           0.14              86,715.93       644            80.00
300,001 - 350,000            5            1,683,657.32           2.73             336,731.46       718            80.60
350,001 - 400,000            8            3,064,075.71           4.96             383,009.46       717            72.64
400,001 - 450,000           39           16,486,040.80          26.69             422,718.99       710            71.13
450,001 - 500,000           26           12,532,138.69          20.29             482,005.33       726            70.04
500,001 - 550,000           17            8,867,438.17          14.35             521,614.01       721            74.31
550,001 - 600,000           20           11,574,521.26          18.74             578,726.06       700            72.13
600,001 - 650,000            5            3,092,149.66           5.01             618,429.93       748            63.96
650,001 - 700,000            3            1,976,790.54           3.20             658,930.18       688            70.27
700,001 - 750,000            1              719,426.18           1.16             719,426.18       625            80.00
800,001 - 850,000            2            1,647,085.37           2.67             823,542.69       699            73.29
-------------------------------------------------------------------------------------------------------------------------------
Total:                     128          $61,778,781.73         100.00%           $482,646.73       713            71.68%
===============================================================================================================================

    Original Debt-to-Income Ratio of Mortgagors of the Group 5 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
  Original             of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Ratios (%)          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored                3          $1,724,450.31           2.79%           $574,816.77        715            75.98%
10.01 - 15.00             1             462,801.24           0.75             462,801.24        809            41.03
15.01 - 20.00             8           3,839,055.11           6.21             479,881.89        702            69.55
20.01 - 25.00            14           6,252,886.05          10.12             446,634.72        738            68.20
25.01 - 30.00            15           6,486,767.58          10.50             432,451.17        700            72.62
30.01 - 35.00            15           7,316,987.92          11.84             487,799.19        711            73.91
35.01 - 40.00            18           8,417,835.40          13.63             467,657.52        702            70.77
40.01 - 45.00            20           9,705,482.87          15.71             485,274.14        683            73.37
45.01 - 50.00            16           8,135,981.48          13.17             508,498.84        717            73.98
50.01 - 55.00            11           5,846,848.82           9.46             531,531.71        738            70.06
55.01 - 60.00             7           3,589,684.95           5.81             512,812.14        761            70.69
--------------------------------------------------------------------------------------------------------------------------
Total:                  128         $61,778,781.73         100.00%           $482,646.73        713            71.68%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group 5 Mortgage Loans (excluding the Group 5 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 37.77%.


           Original Loan-To-Value Ratios of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
 Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
30.01 - 35.00            2           $ 1,090,425.84           1.77%          $545,212.92        748             32.78%
40.01 - 45.00            1               462,801.24           0.75            462,801.24        809             41.03
45.01 - 50.00            4             1,937,013.09           3.14            484,253.27        744             46.94
50.01 - 55.00            5             2,309,244.50           3.74            461,848.90        717             52.06
55.01 - 60.00            8             3,606,011.03           5.84            450,751.38        700             58.38
60.01 - 65.00            7             3,930,051.80           6.36            561,435.97        717             63.44
65.01 - 70.00           14             7,199,433.95          11.65            514,245.28        672             68.90
70.01 - 75.00           21            10,789,166.35          17.46            513,769.83        738             73.46
75.01 - 80.00           63            29,593,775.26          47.90            469,742.46        710             79.12
80.01 - 85.00            1               489,132.46           0.79            489,132.46        771             80.95
85.01 - 90.00            2               371,726.21           0.60            185,863.11        671             89.35
--------------------------------------------------------------------------------------------------------------------------
Total:                 128           $61,778,781.73         100.00%          $482,646.73        713             71.68%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 5 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
  Current              of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Rates (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
4.751 - 5.000            1            $ 561,027.00            0.91%          $561,027.00        679             63.41%
5.001 - 5.250            1              433,094.71            0.70            433,094.71        646             70.00
5.251 - 5.500           27           13,416,913.54           21.72            496,922.72        715             69.47
5.501 - 5.750           59           29,525,780.67           47.79            500,436.96        719             71.70
5.751 - 6.000           34           15,670,878.29           25.37            460,908.19        701             73.10
6.001 - 6.250            6            2,171,087.52            3.51            361,847.92        746             77.35
--------------------------------------------------------------------------------------------------------------------------
Total:                 128          $61,778,781.73          100.00%          $482,646.73        713             71.68%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 5 Mortgage Loans is expected to be approximately 5.702% per annum.


       Number of Months Since Origination of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
31 - 36                 28          $13,713,798.29          22.20%            $489,778.51       696             74.97%
37 - 42                 96           46,249,215.29          74.86              481,762.66       718             70.65
43 - 48                  4            1,815,768.15           2.94              453,942.04       740             73.06
--------------------------------------------------------------------------------------------------------------------------
Total:                 128          $61,778,781.73         100.00%            $482,646.73       713             71.68%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 5 Mortgage Loans is expected to be approximately 38 months.

                Remaining Terms of the Group 5 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   (Months)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
201 - 220                3          $ 1,580,867.71           2.56%           $526,955.90        753            70.16%
261 - 280                1              427,607.53           0.69             427,607.53        790            74.43
301 - 320               11            4,391,512.29           7.11             399,228.39        719            76.63
321 - 340              113           55,378,794.20          89.64             490,077.82        711            71.31
--------------------------------------------------------------------------------------------------------------------------
Total:                 128          $61,778,781.73         100.00%           $482,646.73        713            71.68%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 5 Mortgage Loans is expected to be approximately 320 months.



            Credit Scores of Mortgagors of the Group 5 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850               10            $4,301,895.36           6.96%          $430,189.54       810            65.06%
751 - 800               27            12,941,683.60          20.95            479,321.61       781            70.57
701 - 750               28            13,484,695.13          21.83            481,596.25       722            73.53
651 - 700               49            24,721,191.22          40.02            504,514.11       675            72.05
601 - 650               14             6,329,316.42          10.25            452,094.03       641            73.08
--------------------------------------------------------------------------------------------------------------------------
Total:                 128           $61,778,781.73         100.00%          $482,646.73       713            71.68%
==========================================================================================================================


 Historical Delinquency (Past Twenty-Four Months) of the Group 5 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                               Average                        Weighted
                      Number           Aggregate             % of              Stated        Weighted         Average
                       of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies       124           $60,231,939.18          97.50%          $485,741.44       714             71.57%
1x30                     3             1,134,720.19           1.84            378,240.06       698             77.83
2x30                     1               412,122.36           0.67            412,122.36       654             70.82
--------------------------------------------------------------------------------------------------------------------------
Total:                 128           $61,778,781.73         100.00%          $482,646.73       713             71.68%
==========================================================================================================================

                             Group 6 Mortgage Loans

     The following tables set forth certain characteristics of the Group 6 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 6 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S). "Aggregate Stated Principal Balance" is based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 6 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 6 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S). The balances and percentages may not be exact due to rounding.



                                                           All Group 6
                                                         Mortgage Loans
                                                         --------------
Number of Mortgage Loans.........................               90
Aggregate Stated Principal Balance(1)............           $11,892,224
Range of Original Terms to Stated Maturity.......           180 months
Range of Stated Principal Balances(1)............       $57,923 to $855,213
Average Stated Principal Balance(1)..............            $382,393
Latest Stated Maturity Date......................          April 1, 2020
Range of Mortgage Interest Rates.................        4.625% to 5.375%
Weighted Average Mortgage Interest Rate(1).......             5.092%
Range of Remaining Terms to Stated Maturity......        127 to 155 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................             136 months
Range of Original Loan-to-Value Ratios...........        16.56% to 80.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              58.54%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
        California...............................             32.62%
        Texas....................................             13.99%
        Florida..................................             12.61%
        Minnesota................................              7.11%

---------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 6 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        79          $10,535,374.53          88.59%           $391,224.51       745             59.50%
Second Home               6            1,139,639.44           9.58             516,407.58       740             51.65
Investor Property         5              217,209.60           1.83              82,031.10       746             48.26
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $11,892,223.57         100.00%           $382,392.64       745             58.54%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 6 Mortgage Loans.


                  Property Types of the Group 6 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence    62            $8,510,420.41          71.56%           $387,365.15        743            58.90%
PUD-Attached               22             2,541,414.19          21.37             373,636.05        752            61.97
Condominium                 5               810,827.57           6.82             422,097.29        740            45.62
4-Family                    1                29,561.40           0.25              68,218.62        760            16.56
-----------------------------------------------------------------------------------------------------------------------------
Total:                     90           $11,892,223.57         100.00%           $382,392.64        745            58.54%
=============================================================================================================================


               Mortgage Loan Purpose of the Group 6 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Purpose                Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term     46           $ 7,069,864.18          59.45%           $369,204.66       746            57.36%
Refinance-Cashout       28             2,980,817.98          25.07             392,114.98       735            65.34
Purchase                16             1,841,541.41          15.49             403,294.01       755            52.08
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $11,892,223.57         100.00%           $382,392.64       745            58.54%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 6 Mortgage Loans(1)


-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
Arizona                   1           $  51,918.48           0.44%           $311,510.87        762            80.00%
California               26           3,879,613.47          32.62             413,034.09        744            57.79
Florida                  13           1,499,210.38          12.61             452,350.34        744            56.17
Georgia                   1              63,078.28           0.53             378,469.69        777            61.80
Idaho                     1             170,043.06           1.43             340,086.12        723            72.07
Illinois                  3             355,765.53           2.99             406,315.97        741            55.72
Kansas                    1             235,749.31           1.98             235,749.31        780            26.00
Kentucky                  1              35,453.37           0.30             354,533.65        696            62.89
Maryland                  4             588,288.33           4.95             326,088.24        747            74.27
Michigan                  2             416,001.43           3.50             503,804.71        717            55.72
Minnesota                 5             845,509.92           7.11             329,683.92        750            66.75
Missouri                  2             226,463.61           1.90             518,247.45        742            68.69
New Jersey                1             139,813.61           1.18             279,627.22        690            71.43
New York                  3             364,421.83           3.06             331,232.75        763            53.13
North Carolina            3             369,107.74           3.10             317,318.74        725            62.69
Oregon                    2              45,007.47           0.38              63,070.70        777            28.04
Pennsylvania              3             227,958.81           1.92             332,431.77        760            58.89
South Carolina            1              16,990.61           0.14              63,714.80        780            65.00
Texas                    10           1,663,307.88          13.99             368,958.79        753            54.85
Utah                      1             110,106.91           0.93             220,213.82        755            40.83
Virginia                  2              85,997.32           0.72             336,497.00        729            55.83
Washington                4             502,416.21           4.22             491,123.38        738            63.01
-------------------------------------------------------------------------------------------------------------------------
Total:                   90         $11,892,223.57         100.00%           $382,392.64        745            58.54%
=========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 3.56% of the Group 6 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 6 Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                  18            $ 626,073.47           5.26%          $281,584.69        749             54.29%
50,001 - 100,000            23            1,586,728.81          13.34            443,869.17        765             60.76
100,001 - 150,000           18            2,278,130.72          19.16            371,842.44        747             61.66
150,001 - 200,000           12            2,039,572.03          17.15            397,759.98        740             66.09
200,001 - 250,000            7            1,604,292.17          13.49            354,769.34        748             51.78
250,001 - 300,000            5            1,374,619.93          11.56            412,259.13        747             49.74
300,001 - 350,000            6            2,020,490.98          16.99            460,757.01        736             54.50
350,001 - 400,000            1              362,315.46           3.05            362,315.46        694             80.00
-----------------------------------------------------------------------------------------------------------------------------
Total:                      90          $11,892,223.57         100.00%          $382,392.64        745             58.54%
=============================================================================================================================

    Original Debt-to-Income Ratio of Mortgagors of the Group 6 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Ratios(%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored              90           $11,892,223.57          100.00%          $382,392.64        745            58.54%
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $11,892,223.57          100.00%          $382,392.64        745            58.54%
==========================================================================================================================


         Original Loan-To-Value Ratios of the Group 6 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
15.01 - 20.00           1              $  29,561.40         0.25%              $68,218.62       760             16.56%
25.01 - 30.00           1                235,749.31         1.98               235,749.31       780             26.00
30.01 - 35.00           2                339,991.97         2.86               294,012.82       739             32.06
35.01 - 40.00           5                624,720.61         5.25               382,825.14       774             38.27
40.01 - 45.00           6                841,354.39         7.07               444,415.72       727             42.47
45.01 - 50.00          13              1,858,633.97        15.63               354,782.39       756             47.83
50.01 - 55.00          10              1,431,034.69        12.03               421,220.16       739             51.75
55.01 - 60.00          10              1,096,673.84         9.22               401,798.13       763             57.72
60.01 - 65.00           9                751,632.09         6.32               420,512.82       753             63.19
65.01 - 70.00           8              1,417,454.21        11.92               347,754.56       729             68.20
70.01 - 75.00          12              1,566,593.99        13.17               382,040.24       734             73.48
75.01 - 80.00          13              1,698,823.11        14.29               380,710.41       738             78.59
--------------------------------------------------------------------------------------------------------------------------
Total:                 90            $11,892,223.57       100.00%             $382,392.64       745             58.54%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 6 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
   Current              of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
4.501 - 4.750            4            $1,072,962.87           9.02%           $268,240.72        727           60.27%
4.751 - 5.000           15             4,014,466.35          33.76             381,022.93        746           54.33
5.001 - 5.250           36             4,770,052.52          40.11             341,871.40        741           61.23
5.251 - 5.500           35             2,034,741.82          17.11             437,704.58        759           59.64
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $11,892,223.57         100.00%           $382,392.64        745           58.54%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 6 Mortgage Loans is expected to be approximately 5.092% per annum.


       Number of Months Since Origination of the Group 6 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
25 - 30                 26           $ 2,479,395.36           20.85%          $374,425.13       744            56.47%
31 - 36                  7               758,931.74            6.38            483,053.18       744            53.95
43 - 48                  5             1,196,850.27           10.06            372,078.45       745            45.97
49 - 54                 52             7,457,046.19           62.71            373,817.69       745            61.72
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $11,892,223.57          100.00%          $382,392.64       745            58.54%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 6 Mortgage Loans is expected to be approximately 45 months.

                Remaining Terms of the Group 6 Mortgage Loans(1)


-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Terms      Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   (Months)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
121 - 140                57           $ 8,653,896.46         72.77%           $373,665.12        745            59.54%
141 - 160                33             3,238,327.10         27.23             397,467.44        744            55.88
-------------------------------------------------------------------------------------------------------------------------
Total:                   90           $11,892,223.57        100.00%           $382,392.64        745            58.54%
=========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 6 Mortgage Loans is expected to be approximately 136 months.



            Credit Scores of Mortgagors of the Group 6 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850                2             $  60,051.21           0.50%           $251,987.05       806             44.09%
751 - 800               48             5,616,555.14          47.23             391,343.39       774             55.99
701 - 750               30             4,663,385.28          39.21             377,526.76       729             58.64
651 - 700               10             1,552,231.94          13.05             380,107.79       684             68.03
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $11,892,223.57         100.00%           $382,392.64       745             58.54%
==========================================================================================================================


 Historical Delinquency (Past Twenty-Four Months) of the Group 6 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies        90          $11,892,223.57         100.00%           $382,392.64       745             58.54%
--------------------------------------------------------------------------------------------------------------------------
Total:                  90          $11,892,223.57         100.00%           $382,392.64       745             58.54%
==========================================================================================================================

                             Group 7 Mortgage Loans

     The following tables set forth certain characteristics of the Group 7 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 7 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S). "Aggregate Stated Principal Balance" is based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 7 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 7 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S). The balances and percentages may not be exact due to rounding.



                                                            All Group 7
                                                          Mortgage Loans
                                                          --------------
Number of Mortgage Loans.........................                162
Aggregate Stated Principal Balance(1)............            $44,958,791
Range of Original Terms to Stated Maturity.......            180 months
Range of Stated Principal Balances(1)............       $57,923 to $1,111,254
Average Stated Principal Balance(1)..............             $390,862
Latest Stated Maturity Date......................           April 1, 2020
Range of Mortgage Interest Rates.................         4.875% to 5.625%
Weighted Average Mortgage Interest Rate(1).......              5.406%
Range of Remaining Terms to Stated Maturity......         126 to 155 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................            138 months
Range of Original Loan-to-Value Ratios...........         16.56% to 80.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              60.06%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
       California................................              30.66%
       Florida...................................              16.41%
       Washington................................               6.35%
       Texas.....................................               5.95%

------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 7 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        149         $41,350,480.85          91.97%           $392,110.67       750            60.72%
Second Home                9           3,415,363.98           7.60             512,955.67       746            52.55
Investor Property          4             192,945.92           0.43              69,653.08       783            51.99
--------------------------------------------------------------------------------------------------------------------------
Total:                   162         $44,958,790.75         100.00%           $390,862.37       750            60.06%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 7 Mortgage Loans.


                  Property Types of the Group 7 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence     114          $31,788,552.76          70.71%         $396,071.54         751            59.86%
PUD-Attached                 40           11,209,270.48          24.93           380,888.25         742            63.23
Condominium                   6            1,816,134.03           4.04           455,179.75         771            46.67
2-Family                      1              106,176.26           0.24           132,720.32         714            28.83
4-Family                      1               38,657.22           0.09            68,218.62         760            16.56
-----------------------------------------------------------------------------------------------------------------------------
Total:                      162          $44,958,790.75         100.00%         $390,862.37         750            60.06%
=============================================================================================================================


               Mortgage Loan Purpose of the Group 7 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Purpose             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term      80           $20,538,012.14           45.68%         $376,728.06       749            57.87%
Refinance-Cashout        55            15,939,675.16           35.45           396,076.54       744            61.46
Purchase                 27             8,481,103.44           18.86           422,120.33       762            62.73
--------------------------------------------------------------------------------------------------------------------------
Total:                  162           $44,958,790.75          100.00%         $390,862.37       750            60.06%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 7 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Arizona                    4         $1,307,228.72           2.91%            $357,936.30       731            73.08%
California                49         13,783,746.10          30.66              416,709.61       747            54.57
Colorado                   1            282,209.82           0.63              282,209.82       705            64.05
Connecticut                1            142,822.65           0.32              285,645.30       741            28.51
District of Columbia       1            794,413.63           1.77              794,413.63       772            53.33
Florida                   21          7,376,780.12          16.41              432,142.69       760            58.49
Georgia                    2            682,497.51           1.52              418,676.16       745            69.09
Idaho                      1            170,043.06           0.38              340,086.12       723            72.07
Illinois                   3            863,182.38           1.92              406,315.97       741            63.67
Indiana                    1            182,119.75           0.41              607,065.84       684            78.41
Kansas                     1            473,930.20           1.05              473,930.20       751            80.00
Kentucky                   1            319,080.28           0.71              354,533.65       696            62.89
Maryland                   7            982,227.60           2.18              313,080.40       752            70.66
Michigan                   3            904,013.80           2.01              440,005.08       730            58.70
Minnesota                  6          1,434,057.17           3.19              336,663.81       769            62.88
Missouri                   4          1,423,571.57           3.17              412,508.80       734            68.96
Nebraska                   1            354,145.68           0.79              708,291.36       755            47.40
Nevada                     2            700,802.80           1.56              438,001.75       743            58.77
New Jersey                 2            425,333.43           0.95              318,263.50       701            67.87
New Mexico                 1            465,987.81           1.04              465,987.81       766            66.74
New York                   5          1,196,597.29           2.66              372,194.50       754            50.60
North Carolina             3            582,848.49           1.30              317,318.74       722            59.10
Ohio                       1            165,078.33           0.37              330,156.66       694            74.30
Oregon                     2             81,133.92           0.18               63,070.70       786            34.07
Pennsylvania               7          2,117,350.10           4.71              361,731.30       762            60.66
Rhode Island               1            457,957.11           1.02              572,446.39       766            74.24
South Carolina             2            269,140.46           0.60              254,273.67       764            62.85
Tennessee                  3            490,064.34           1.09              388,331.67       737            68.21
Texas                     12          2,674,352.92           5.95              361,471.73       759            63.65
Utah                       1            110,106.91           0.24              220,213.82       755            40.83
Virginia                   4            891,402.88           1.98              249,376.22       730            51.70
Washington                 9          2,854,563.90           6.35              414,320.71       756            69.20
--------------------------------------------------------------------------------------------------------------------------
Total:                   162        $44,958,790.75         100.00%            $390,862.37       750            60.06%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 2.82% of the Group 7 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 7 Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                          of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)   Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                  6           $  238,201.44           0.53%           $124,813.09       747            48.17%
50,001 - 100,000            8              604,273.26           1.34             274,730.62       752            64.81
100,001 - 150,000          24            3,065,047.48           6.82             316,256.64       744            53.26
150,001 - 200,000          18            3,131,605.92           6.97             372,288.78       738            60.71
200,001 - 250,000          17            3,810,149.74           8.47             372,068.60       747            55.30
250,001 - 300,000          21            5,792,553.24          12.88             337,166.50       750            64.16
300,001 - 350,000          25            8,140,842.36          18.11             372,755.15       736            59.15
350,001 - 400,000          14            5,229,810.91          11.63             488,521.75       732            60.14
400,001 - 450,000          11            4,604,742.87          10.24             464,748.34       767            61.31
450,001 - 500,000           6            2,854,955.08           6.35             511,423.97       750            67.54
500,001 - 550,000           4            2,033,182.19           4.52             562,448.66       750            60.33
550,001 - 600,000           3            1,715,732.90           3.82             613,316.03       785            66.16
600,001 - 650,000           1              620,144.34           1.38             689,049.27       771            65.00
650,001 - 700,000           1              664,440.63           1.48             797,328.75       785            38.46
750,001 - 800,000           2            1,564,105.35           3.48             824,813.33       770            59.02
850,001 - 900,000           1              889,003.03           1.98           1,111,253.79       801            54.35
-----------------------------------------------------------------------------------------------------------------------------
Total:                    162          $44,958,790.75         100.00%           $390,862.37       750            60.06%
=============================================================================================================================

    Original Debt-to-Income Ratio of Mortgagors of the Group 7 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
 Ratios (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored             162           $44,958,790.75          100.00%         $390,862.37         750             60.06%
--------------------------------------------------------------------------------------------------------------------------
Total:                 162           $44,958,790.75          100.00%         $390,862.37         750             60.06%
==========================================================================================================================


           Original Loan-To-Value Ratios of the Group 7 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
15.01 - 20.00             2            $ 225,467.42          0.50%             $220,919.52       735            18.58%
20.01 - 25.00             2              542,618.89          1.21               370,812.39       683            23.21
25.01 - 30.00             5              779,425.91          1.73               252,562.87       738            29.03
30.01 - 35.00             3              564,289.33          1.26               327,781.74       743            32.56
35.01 - 40.00             9            2,375,066.91          5.28               353,511.03       767            36.87
40.01 - 45.00             9            2,609,196.23          5.80               423,755.55       767            42.49
45.01 - 50.00            18            4,600,191.06         10.23               401,532.69       757            47.77
50.01 - 55.00            14            5,154,769.97         11.47               486,289.67       763            52.52
55.01 - 60.00            15            4,070,522.35          9.05               398,129.91       756            57.76
60.01 - 65.00            20            6,108,756.39         13.59               404,038.22       746            63.05
65.01 - 70.00            18            4,822,672.34         10.73               372,349.26       739            68.45
70.01 - 75.00            19            5,047,164.37         11.23               378,409.90       737            73.69
75.01 - 80.00            28            8,058,649.59         17.92               389,794.62       746            78.33
--------------------------------------------------------------------------------------------------------------------------
Total:                  162          $44,958,790.75        100.00%             $390,862.37       750            60.06%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 7 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Current               of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
4.751 - 5.000            15          $ 1,700,877.55           3.78%           $381,022.93        747           52.85%
5.001 - 5.250            36            7,537,317.95          16.76             341,871.40        743           61.00
5.251 - 5.500            85           31,326,055.79          69.68             408,384.31        753           61.06
5.501 - 5.750            26            4,394,539.47           9.77             407,089.33        737           54.09
--------------------------------------------------------------------------------------------------------------------------
Total:                  162          $44,958,790.75         100.00%           $390,862.37        750           60.06%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 7 Mortgage Loans is expected to be approximately 5.406% per annum.


       Number of Months Since Origination of the Group 7 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
25 - 30                   46           $12,608,309.50          28.04%          $400,728.67       745             60.52%
31 - 36                   13             4,023,696.92           8.95            446,062.82       761             57.23
43 - 48                    3               663,541.98           1.48            427,096.02       749             55.72
49 - 54                   99            27,367,177.48          60.87            378,889.04       749             60.15
55 - 60                    1               296,064.87           0.66            296,064.87       794             80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                   162           $44,958,790.75         100.00%          $390,862.37       750             60.06%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 7 Mortgage Loans is expected to be approximately 43 months.

                Remaining Terms of the Group 7 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
121 - 140               103          $28,326,784.33          63.01%           $379,489.01        750             60.26%
141 - 160                59           16,632,006.43          36.99             410,717.55        749             59.73
--------------------------------------------------------------------------------------------------------------------------
Total:                  162          $44,958,790.75         100.00%           $390,862.37        750             60.06%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 7 Mortgage Loans is expected to be approximately 138 months.



            Credit Scores of Mortgagors of the Group 7 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850                 6            $1,948,028.88           4.33%          $435,819.49       804             55.34%
751 - 800                81            23,938,087.45          53.24            392,236.89       774             58.57
701 - 750                54            13,669,482.50          30.40            381,696.43       726             61.94
651 - 700                21             5,403,191.93          12.02            396,285.27       683             63.58
--------------------------------------------------------------------------------------------------------------------------
Total:                  162           $44,958,790.75         100.00%          $390,862.37       750             60.06%
==========================================================================================================================


 Historical Delinquency (Past Twenty-Four Months) of the Group 7 Mortgage Loans


-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
No Delinquencies        162         $44,958,790.75          100.00%          $390,862.37        750             60.06%
-------------------------------------------------------------------------------------------------------------------------
Total:                  162         $44,958,790.75          100.00%          $390,862.37        750             60.06%
=========================================================================================================================

                             Group 8 Mortgage Loans

     The following tables set forth certain characteristics of the Group 8 Mortgage Loans as of the Cut-off Date. "Number of Mortgage Loans" means the number of Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 8 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S). "Aggregate Stated Principal Balance" is based on the portion of the Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 8 (based on Applicable Percentage). "Average Stated Principal Balance" is based on the Stated Principal Balance of all Apportioned Group S Mortgage Loans contributing to, or in, Loan Group 8 (even if such Mortgage Loans also contribute to another Loan Group in Apportioned Loan Group S).The balances and percentages may not be exact due to rounding.



                                                              All Group 8
                                                            Mortgage Loans
                                                            --------------
Number of Mortgage Loans.........................                  90
Aggregate Stated Principal Balance(1)............              $20,427,582
Range of Original Terms to Stated Maturity.......           120 to 180 months
Range of Stated Principal Balances(1)............         $26,595 to $1,111,254
Average Stated Principal Balance(1)..............               $335,884
Latest Stated Maturity Date......................             March 1, 2020
Range of Mortgage Interest Rates.................           5.500% to 6.500%
Weighted Average Mortgage Interest Rate(1).......                5.766%
Range of Remaining Terms to Stated Maturity......           68 to 154 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................              135 months
Range of Original Loan-to-Value Ratios...........           19.00% to 80.00%
Weighted Average Original Loan-to-Value
   Ratio(3)......................................                61.83%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
        California...............................                31.46%
        Florida..................................                 7.40%
        Missouri.................................                 6.72%
        Illinois.................................                 5.50%

-------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group 8 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        78          $19,423,814.14          95.09%          $372,465.10        746            61.41%
Investor Property        11              598,815.48           2.93             54,437.77        735            77.17
Second Home               1              404,952.51           1.98            578,503.59        731            59.09
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%          $335,884.41        745            61.83%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group 8 Mortgage Loans.


                  Property Types of the Group 8 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Single Family Residence  66          $14,985,364.90           73.36%         $340,737.47       748             61.20%
PUD-Attached             16            3,812,381.49           18.66           368,994.68       725             62.76
Condominium               5            1,141,579.23            5.59           248,515.28       774             66.75
2-Family                  3              488,256.51            2.39           198,144.26       758             62.23
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13          100.00%         $335,884.41       745             61.83%
==========================================================================================================================


               Mortgage Loan Purpose of the Group 8 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
 Purpose               Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term      45          $10,740,526.56          52.58%          $327,847.24        743             59.28%
Refinance-Cashout        29            6,230,277.70          30.50            347,132.33        746             60.20
Purchase                 16            3,456,777.87          16.92            338,102.11        751             72.69
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%          $335,884.41        745             61.83%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group 8 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Arizona                   4          $  889,980.57           4.36%            $295,093.13       748            46.85%
California               26           6,427,534.86          31.46              417,385.03       744            64.52
Colorado                  1             453,000.74           2.22              453,000.74       747            80.00
Connecticut               1             142,822.65           0.70              285,645.30       741            28.51
Florida                   4           1,512,141.93           7.40              427,786.96       723            57.20
Georgia                   1              91,776.53           0.45              458,882.63       717            75.36
Illinois                  3           1,124,206.56           5.50              374,735.52       784            62.01
Indiana                   1             424,946.09           2.08              607,065.84       684            78.41
Maryland                  4             764,887.38           3.74              257,762.59       730            62.43
Massachusetts             1             396,571.16           1.94              396,571.16       775            51.00
Michigan                  1             313,605.29           1.54              313,605.29       758            46.80
Minnesota                 3             782,771.32           3.83              372,617.98       762            43.00
Mississippi               1             337,272.82           1.65              337,272.82       679            69.45
Missouri                  4           1,373,370.99           6.72              343,342.75       760            70.45
Nebraska                  1             354,145.68           1.73              708,291.36       755            47.40
Nevada                    4             344,182.41           1.68              261,246.30       746            53.21
New Jersey                1              71,379.96           0.35              356,899.78       707            66.12
New York                  4             933,508.47           4.57              303,308.95       750            61.93
North Carolina            3             238,957.00           1.17               79,652.33       695            74.60
Ohio                      2             209,903.63           1.03              187,490.98       691            69.33
Oklahoma                  3             391,570.50           1.92              130,523.50       758            73.13
Pennsylvania              3             434,427.07           2.13              207,079.09       751            41.80
Rhode Island              1             114,489.28           0.56              572,446.39       766            74.24
South Carolina            1             222,416.27           1.09              444,832.54       761            62.40
Tennessee                 5             779,441.10           3.82              253,901.09       746            71.92
Utah                      1              72,675.21           0.36               72,675.21       693            65.48
Virginia                  2             361,897.21           1.77              221,157.95       782            51.82
Washington                3             679,334.08           3.33              350,413.45       756            58.85
West Virginia             1             184,365.40           0.90              184,365.40       754            79.32
--------------------------------------------------------------------------------------------------------------------------
Total:                   90         $20,427,582.13         100.00%            $335,884.41       745            61.83%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 3.56% of the Group 8 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group 8 Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                  10            $ 355,577.83           1.74%            $72,143.79       717             66.57%
50,001 - 100,000            19            1,523,865.43           7.46             276,692.61       732             62.18
100,001 - 150,000            9            1,195,939.50           5.85             254,336.22       746             56.87
150,001 - 200,000            7            1,257,976.04           6.16             333,083.81       746             51.14
200,001 - 250,000            8            1,813,736.86           8.88             444,984.46       760             57.79
250,001 - 300,000            3              844,054.46           4.13             323,527.03       690             64.26
300,001 - 350,000           12            3,812,535.08          18.66             351,109.42       738             61.93
350,001 - 400,000           10            3,778,121.92          18.50             468,517.10       752             55.68
400,001 - 450,000            6            2,492,311.95          12.20             474,663.80       751             70.14
450,001 - 500,000            3            1,384,755.27           6.78             461,585.09       754             67.91
550,001 - 600,000            1              553,892.84           2.71             553,892.84       682             69.00
650,001 - 700,000            1              687,501.54           3.37             687,501.54       796             60.32
700,001 - 750,000            1              727,313.41           3.56             727,313.41       788             80.00
-----------------------------------------------------------------------------------------------------------------------------
Total:                      90          $20,427,582.13         100.00%           $335,884.41       745             61.83%
=============================================================================================================================

    Original Debt-to-Income Ratio of Mortgagors of the Group 8 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored              90           $20,427,582.13         100.00%           $335,884.41        745            61.83%
--------------------------------------------------------------------------------------------------------------------------
Total:                  90           $20,427,582.13         100.00%           $335,884.41        745            61.83%
==========================================================================================================================


           Original Loan-To-Value Ratios of the Group 8 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
15.01 - 20.00             1            $ 186,810.21           0.91%            $373,620.41       730             19.00%
20.01 - 25.00             1              199,005.90           0.97              398,011.79       739             23.80
25.01 - 30.00             7            1,192,926.89           5.84              281,764.69       749             28.10
30.01 - 35.00             2              136,904.46           0.67              226,580.06       749             32.79
35.01 - 40.00             2              555,887.50           2.72              368,849.62       738             38.04
40.01 - 45.00             3              363,249.29           1.78              382,435.20       767             42.12
45.01 - 50.00             4            1,213,911.84           5.94              528,554.60       742             47.26
50.01 - 55.00             7            2,086,219.81          10.21              425,031.83       755             52.57
55.01 - 60.00             8            2,183,247.87          10.69              327,041.75       747             57.58
60.01 - 65.00            11            2,989,406.04          14.63              381,448.22       762             62.33
65.01 - 70.00            12            2,534,788.18          12.41              302,491.72       708             69.02
70.01 - 75.00            12            2,078,057.54          10.17              277,269.75       747             73.95
75.01 - 80.00            20            4,707,166.62          23.04              314,430.18       750             79.15
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%            $335,884.41       745             61.83%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group 8 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Current               of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.251 - 5.500            16            $1,351,868.80           6.62%          $422,459.00        748             60.03%
5.501 - 5.750            51            13,472,789.69          65.95            350,339.79        748             62.57
5.751 - 6.000            15             4,258,337.39          20.85            283,889.16        743             59.55
6.001 - 6.250             7               790,693.41           3.87            112,956.20        761             59.43
6.251 - 6.500             1               553,892.84           2.71            553,892.84        682             69.00
--------------------------------------------------------------------------------------------------------------------------
Total:                   90           $20,427,582.13         100.00%          $335,884.41        745             61.83%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group 8 Mortgage Loans is expected to be approximately 5.766% per annum.


       Number of Months Since Origination of the Group 8 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
25 - 30                 37             $4,876,212.42          23.87%          $276,455.78        725             66.07%
31 - 36                 11              2,686,279.55          13.15            371,594.18        759             69.16
43 - 48                  1                453,000.74           2.22            453,000.74        747             80.00
49 - 54                 40             12,094,608.19          59.21            378,567.87        750             58.72
55 - 60                  1                317,481.23           1.55            317,481.23        766             27.03
--------------------------------------------------------------------------------------------------------------------------
Total:                  90            $20,427,582.13         100.00%          $335,884.41        745             61.83%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group 8 Mortgage Loans is expected to be approximately 44 months.

                Remaining Terms of the Group 8 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
61 - 80                   2           $  547,579.93           2.68%           $273,789.97        759            72.95%
121 - 140                40           12,317,510.23          60.30             384,140.42        750            58.06
141 - 160                48            7,562,491.97          37.02             298,258.33        737            67.17
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%           $335,884.41        745            61.83%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 8 Mortgage Loans is expected to be approximately 135 months.


            Credit Scores of Mortgagors of the Group 8 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850                 3           $  606,836.87           2.97%           $581,921.03       802             55.33%
751 - 800                39           10,104,148.20          49.46             357,688.67       773             62.86
701 - 750                31            6,098,837.85          29.86             298,572.82       732             58.93
651 - 700                17            3,617,759.21          17.71             310,483.42       681             64.93
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%           $335,884.41       745             61.83%
==========================================================================================================================


    Historical Delinquency (Past Twelve Months) of the Group 8 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies         90          $20,427,582.13         100.00%           $335,884.41       745             61.83%
--------------------------------------------------------------------------------------------------------------------------
Total:                   90          $20,427,582.13         100.00%           $335,884.41       745             61.83%
==========================================================================================================================

                             Group T2 Mortgage Loans

     The following tables set forth certain characteristics of the Group T2 Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.



                                                            All Group T2
                                                           Mortgage Loans
                                                           --------------
Number of Mortgage Loans.........................                1,729
Aggregate Stated Principal Balance(1)............            $399,711,071
Range of Original Terms to Stated Maturity.......          180 to 360 months
Range of Stated Principal Balances(1)............        $25,888 to $2,000,000
Average Stated Principal Balance(1)..............              $231,180
Latest Stated Maturity Date......................            April 1, 2037
Range of Mortgage Interest Rates.................          5.750% to 10.000%
Weighted Average Mortgage Interest Rate(1).......                7.098
Range of Remaining Terms to Stated Maturity......          175 to 359 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................             353 months
Range of Original Loan-to-Value Ratios...........          14.69% to 95.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................               72.66%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
       California................................               18.88%
       Florida...................................               10.69%
       New York..................................                9.24%

--------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group T2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence      1,121        $293,054,766.93          73.32%          $261,422.63        695             73.49%
Investor Property        549          93,051,509.68          23.28            169,492.73        713             70.22
Second Home               59          13,604,794.39           3.40            230,589.74        704             71.52
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729        $399,711,071.00         100.00%          $231,180.49        700             72.66%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group T2 Mortgage Loans.


                  Property Types of the Group T2 Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence   1,065        $227,497,472.01          56.92%          $213,612.65        696             72.90%
PUD-Attached                277          73,241,348.89          18.32            264,409.20        702             73.70
2-Family                    147          35,147,443.43           8.79            239,098.25        708             70.57
Condominium                 124          25,744,067.10           6.44            207,613.44        702             74.01
3-Family                     55          19,191,492.79           4.80            348,936.23        702             70.52
4-Family                     53          16,800,144.77           4.20            316,983.86        716             70.88
Townhouse                     5           1,098,824.60           0.27            219,764.92        690             72.66
Cooperative                   3             990,277.41           0.25            330,092.47        733             50.86
-----------------------------------------------------------------------------------------------------------------------------
Total:                    1,729        $399,711,071.00         100.00%          $231,180.49        700             72.66%
=============================================================================================================================


              Mortgage Loan Purpose of the Group T2 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   Purpose             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Cashout       712         $180,094,496.42          45.06%           $252,941.71       700             69.38%
Purchase                706          145,627,539.01          36.43             206,271.30       705             76.14
Refinance-Rate/Term     311           73,989,035.57          18.51             237,906.87       690             73.78
--------------------------------------------------------------------------------------------------------------------------
Total:                1,729         $399,711,071.00         100.00%           $231,180.49       700             72.66%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group T2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Alabama                     6         $ 1,120,556.31           0.28%          $186,759.39       687            79.28%
Arkansas                    8             953,171.91           0.24            119,146.49       679            75.95
Arizona                    47          10,291,253.26           2.57            218,962.84       692            74.91
California                226          75,482,560.29          18.88            333,993.63       718            67.38
Colorado                   25           5,730,181.50           1.43            229,207.26       689            70.81
Connecticut                27           7,172,558.43           1.79            265,650.31       695            71.93
District of Columbia        5           2,266,400.00           0.57            453,280.00       684            73.57
Delaware                    8           1,369,894.79           0.34            171,236.85       700            78.21
Florida                   181          42,721,587.29          10.69            236,030.87       696            72.80
Georgia                    82          13,360,804.79           3.34            162,936.64       680            76.20
Hawaii                     15           4,746,649.97           1.19            316,443.33       713            64.28
Iowa                        3             260,893.61           0.07             86,964.54       696            69.81
Idaho                      25           5,041,844.13           1.26            201,673.77       703            76.52
Illinois                   62          14,797,763.90           3.70            238,673.61       690            75.64
Indiana                    11           1,265,416.90           0.32            115,037.90       684            79.24
Kansas                      9           1,144,592.24           0.29            127,176.92       674            77.39
Kentucky                    7             737,308.68           0.18            105,329.81       668            76.02
Louisiana                  11           1,656,023.86           0.41            150,547.62       690            73.67
Massachusetts              41          11,447,254.25           2.86            279,201.32       697            73.93
Maryland                   64          16,085,303.58           4.02            251,332.87       698            75.01
Maine                      10           1,582,506.52           0.40            158,250.65       678            77.08
Michigan                   58           7,017,715.26           1.76            120,995.09       688            77.54
Minnesota                  23           5,372,172.99           1.34            233,572.74       670            78.63
Missouri                   28           3,412,567.50           0.85            121,877.41       683            78.19
Mississippi                 8           1,196,592.22           0.30            149,574.03       707            78.41
Montana                     6           1,608,448.05           0.40            268,074.68       702            73.51
North Carolina             86          14,168,413.23           3.54            164,748.99       698            72.72
North Dakota                3             370,116.43           0.09            123,372.14       691            76.78
New Hampshire               7           1,368,655.07           0.34            195,522.15       683            74.37
New Jersey                 54          17,176,519.23           4.30            318,083.69       703            74.90
New Mexico                  7           1,193,682.02           0.30            170,526.00       662            79.99
Nevada                     28           6,529,867.83           1.63            233,209.57       717            72.85
New York                   95          36,917,072.46           9.24            388,600.76       699            70.38
Ohio                       55           5,717,557.97           1.43            103,955.60       675            77.07
Oklahoma                   10             833,916.92           0.21             83,391.69       682            77.17
Oregon                     42           8,034,687.11           2.01            191,302.07       700            72.52
Pennsylvania               43           5,726,944.59           1.43            133,184.76       691            76.56
Rhode Island               11           2,841,843.03           0.71            258,349.37       685            70.67
South Carolina             28           5,223,260.49           1.31            186,545.02       689            71.50
South Dakota                1             180,809.27           0.05            180,809.27       631            80.00
Tennessee                  25           4,063,504.08           1.02            162,540.16       700            75.63
Texas                      76          11,801,020.00           2.95            155,276.58       702            77.20
Utah                       22           5,949,678.96           1.49            270,439.95       700            71.24

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Virginia                   64          16,321,506.25           4.08            255,023.54       703            74.53
Washington                 51          12,439,910.07           3.11            243,919.81       701            74.61
Wisconsin                  24           4,928,483.76           1.23            205,353.49       690            73.06
Wyoming                     1              81,600.00           0.02             81,600.00       674            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                  1,729        $399,711,071.00         100.00%          $231,180.49       700            72.66%
==========================================================================================================================

(1) As of the Cut-off Date, no more than approximately 0.50% of the Group T2 Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.


     Current Mortgage Loan Principal Balances of the Group T2 Mortgage Loans


----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                         Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                   39          $ 1,533,958.38           0.38%        $  39,332.27        674            70.83%
50,001 - 100,000            280           21,505,864.64           5.38            76,806.66        695            72.42
100,001 - 150,000           358           44,724,372.23          11.19           124,928.41        697            72.32
150,001 - 200,000           295           51,348,872.68          12.85           174,063.98        694            74.08
200,001 - 250,000           194           43,455,297.11          10.87           223,996.38        699            73.48
250,001 - 300,000           141           38,578,809.58           9.65           273,608.58        695            73.72
300,001 - 350,000           108           35,105,624.54           8.78           325,052.08        701            73.21
350,001 - 400,000            98           36,944,955.46           9.24           376,989.34        708            73.05
400,001 - 450,000            55           23,222,758.50           5.81           422,231.97        706            73.98
450,001 - 500,000            41           19,461,514.03           4.87           474,671.07        702            72.73
500,001 - 550,000            32           16,832,490.75           4.21           526,015.34        694            74.61
550,001 - 600,000            22           12,690,419.35           3.17           576,837.24        710            74.63
600,001 - 650,000            17           10,766,349.97           2.69           633,314.70        712            70.84
650,001 - 700,000            11            7,508,442.83           1.88           682,585.71        694            66.48
700,001 - 750,000             7            5,106,098.67           1.28           729,442.67        682            70.67
750,001 - 800,000             8            6,209,116.53           1.55           776,139.57        699            76.68
800,001 - 850,000             2            1,637,965.15           0.41           818,982.58        772            62.12
850,001 - 900,000             4            3,537,009.65           0.88           884,252.41        714            73.21
900,001 - 950,000             4            3,728,213.75           0.93           932,053.44        684            72.03
950,001 - 1,000,000           7            6,940,803.64           1.74           991,543.38        706            63.16
1,000,001 - 1,500,000         4            5,194,283.49           1.30         1,298,570.87        732            55.17
1,500,001 - 2,000,000         2            3,677,850.07           0.92         1,838,925.04        646            65.92
----------------------------------------------------------------------------------------------------------------------------
Total:                    1,729         $399,711,071.00         100.00%         $231,180.49        700            72.66%
============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group T2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Not Scored               576       $126,368,664.92          31.62%           $219,390.04       708            68.52%
0.01 - 5.00                1            114,158.48           0.03             114,158.48       666            80.00
5.01 - 10.00               4            801,152.89           0.20             200,288.22       677            72.02
10.01 - 15.00              5            469,885.89           0.12              93,977.18       759            64.61
15.01 - 20.00             32          7,078,668.27           1.77             221,208.38       728            72.35
20.01 - 25.00             65         12,908,718.66           3.23             198,595.67       704            74.64
25.01 - 30.00            122         27,211,937.49           6.81             223,048.67       694            69.59
30.01 - 35.00            212         49,749,921.98          12.45             234,669.44       695            75.67
35.01 - 40.00            293         67,976,111.53          17.01             232,000.38       692            74.50
40.01 - 45.00            324         83,886,549.25          20.99             258,909.10       696            76.09
45.01 - 50.00             92         22,756,361.41           5.69             247,351.75       691            73.57
50.01 - 55.00              3            388,940.23           0.10             129,646.74       665            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729       $399,711,071.00         100.00%           $231,180.49       700            72.66%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group T2 Mortgage Loans (excluding the Group T2 Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.80%.

          Original Loan-To-Value Ratios of the Group T2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
10.01 - 15.00             1           $   93,821.16           0.02%            $93,821.16       782            14.69%
15.01 - 20.00             7              758,774.83           0.19             108,396.40       730            18.37
20.01 - 25.00             9            1,734,030.43           0.43             192,670.05       743            23.13
25.01 - 30.00             6              806,516.10           0.20             134,419.35       767            27.56
30.01 - 35.00            14            1,967,816.98           0.49             140,558.36       732            32.89
35.01 - 40.00            16            6,200,411.76           1.55             387,525.74       735            37.53
40.01 - 45.00            23            5,568,513.20           1.39             242,109.27       712            43.24
45.01 - 50.00            18            4,513,340.84           1.13             250,741.16       751            48.21
50.01 - 55.00            39            8,710,233.15           2.18             223,339.31       731            52.96
55.01 - 60.00            58           15,781,073.91           3.95             272,087.48       724            57.64
60.01 - 65.00           119           35,168,564.00           8.80             295,534.15       718            63.49
65.01 - 70.00           267           59,579,233.41          14.91             223,143.20       709            69.48
70.01 - 75.00           205           45,832,785.12          11.47             223,574.56       700            74.31
75.01 - 80.00           897          204,682,035.77          51.21             228,185.10       687            79.74
80.01 - 85.00            16            2,422,999.16           0.61             151,437.45       668            84.35
85.01 - 90.00            26            4,444,766.48           1.11             170,952.56       680            89.32
90.01 - 95.00             8            1,446,154.70           0.36             180,769.34       718            94.56
--------------------------------------------------------------------------------------------------------------------------
Total:                1,729         $399,711,071.00         100.00%           $231,180.49       700            72.66%
==========================================================================================================================

        Current Mortgage Interest Rates of the Group T2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
   Current              of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.501 - 5.750               1         $  195,311.57           0.05%           $195,311.57        702             80.00%
5.751 - 6.000               7          2,252,462.49           0.56             321,780.36        750             65.59
6.001 - 6.250              44         12,282,391.99           3.07             279,145.27        750             64.67
6.251 - 6.500             237         63,306,167.40          15.84             267,114.63        736             65.70
6.501 - 6.750             249         64,381,305.01          16.11             258,559.46        707             69.49
6.751 - 7.000             308         73,454,645.09          18.38             238,489.11        696             73.40
7.001 - 7.250             223         52,204,541.44          13.06             234,101.08        684             76.44
7.251 - 7.500             259         55,539,253.34          13.89             214,437.27        682             76.26
7.501 - 7.750             135         27,541,793.40           6.89             204,013.28        685             76.11
7.751 - 8.000             127         22,432,944.80           5.61             176,637.36        681             75.91
8.001 - 8.250              70         14,784,130.93           3.70             211,201.87        670             77.09
8.251 - 8.500              52          7,155,270.24           1.79             137,601.35        673             79.01
8.501 - 8.750              11          1,242,462.20           0.31             112,951.11        652             78.00
8.751 - 9.000               4          1,862,010.33           0.47             465,502.58        698             80.00
9.751 - 10.000              2          1,076,380.77           0.27             538,190.39        731             78.60
--------------------------------------------------------------------------------------------------------------------------
Total:                  1,729       $399,711,071.00         100.00%           $231,180.49        700             72.66%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group T2 Mortgage Loans is expected to be approximately 7.098% per annum.


      Number of Months Since Origination of the Group T2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
1 - 6                 1,690        $393,361,215.13           98.41%          $232,758.12       700            72.60%
7 - 12                   39           6,349,855.87            1.59            162,816.82       661            76.13
--------------------------------------------------------------------------------------------------------------------------
Total:                1,729        $399,711,071.00          100.00%          $231,180.49       700            72.66%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group T2 Mortgage Loans is expected to be approximately 3 months.

                Remaining Terms of the Group T2 Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
161 - 180                 47          $ 9,334,011.63          2.34%           $198,595.99       713             69.51%
221 - 240                  5            1,400,465.33          0.35             280,093.07       711             64.93
341 - 360              1,677          388,976,594.04         97.31             231,947.88       699             72.76
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729         $399,711,071.00        100.00%           $231,180.49       700             72.66%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group T2 Mortgage Loans is expected to be approximately 353 months.


           Credit Scores of Mortgagors of the Group T2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850                 27          $ 7,602,450.37          1.90%           $281,572.24        809            64.04%
751 - 800                238           56,983,204.42         14.26             239,425.23        772            66.23
701 - 750                372           92,158,281.41         23.06             247,737.32        724            69.11
651 - 700                862          195,755,249.02         48.97             227,094.26        677            75.62
601 - 650                230           47,211,885.78         11.81             205,269.07        639            76.45
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729         $399,711,071.00        100.00%           $231,180.49        700            72.66%
==========================================================================================================================


   Historical Delinquency (Past Twelve Months) of the Group T2 Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies        1,721        $397,948,746.29          99.56%          $231,231.11        700            72.66%
1x30                        7           1,362,324.71           0.34            194,617.82        655            71.23
2x30                        1             400,000.00           0.10            400,000.00        665            80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729         $399,711,071.00         100.00%          $231,180.49        700            72.66%
==========================================================================================================================

             Prepayment Charge Terms of the Group T2 Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Prepayment Charge    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
 Term (Months)         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
None                   1,332         $304,659,402.17          76.22%          $228,723.27       697             72.82%
12                        28            7,289,593.61           1.82            260,342.63       689             77.23
24                        10            2,214,682.51           0.55            221,468.25       695             74.26
36                       329           80,083,960.18          20.04            243,416.29       710             71.67
60                        30            5,463,432.53           1.37            182,114.42       699             71.52
--------------------------------------------------------------------------------------------------------------------------
Total:                 1,729         $399,711,071.00         100.00%          $231,180.49       700             72.66%
==========================================================================================================================


            Prepayment Charge Types of the Group T2 Mortgage Loans(1)

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Prepayment Charge    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
     Type              Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
None                    1,332        $304,659,402.17          76.22%         $228,723.27        697             72.82%
Hard                      212          46,985,567.45          11.75           221,630.04        706             74.78
Soft                      180          43,705,558.27          10.93           242,808.66        715             70.23
Hard/Soft (12moH)           5           4,360,543.11           1.09           872,108.62        665             63.13
-------------------------------------------------------------------------------------------------------------------------
Total:                  1,729        $399,711,071.00         100.00%         $231,180.49        700             72.66%
=========================================================================================================================

(1) A "Hard" Prepayment Charge means that the related Mortgaged Property cannot be sold or refinanced during the applicable period without the Mortgagor incurring the Prepayment Charge. A "Soft" Prepayment Charge means that the related Mortgaged Property cannot be refinanced during the applicable period without the Mortgagor incurring the Prepayment Charge. A "Hard (12 months) / Soft" Prepayment Charge means that the Prepayment Charge is a "Hard" Prepayment Charge for the first 12 months and a "Soft" Prepayment Charge thereafter.

           Prepayment Charge Amounts of the Group T2 Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Prepayment Charge    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
     Type              Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
None                  1,332         $304,659,402.17          76.22%           $228,723.27       697             72.82%
6 mos on 80%            351           84,483,833.40          21.14             240,694.68       710             71.61
1% on 80%                20            2,627,755.70           0.66             131,387.79       676             80.02
2 mos on 67%              8            2,314,921.25           0.58             289,365.16       708             74.40
2 mos on 80%              2            1,787,265.40           0.45             893,632.70       638             70.61
2% on 80%                 5            1,363,327.31           0.34             272,665.46       688             77.63
2% on 100%                7            1,120,174.25           0.28             160,024.89       693             76.92
3-2-1% on 100%            1              571,564.76           0.14             571,564.76       716             80.00
1% on 100%                1              446,000.00           0.11             446,000.00       738             79.71
3 mos on 100%             1              238,776.76           0.06             238,776.76       765             73.60
5-4-3% on 100%            1               98,050.00           0.02              98,050.00       678             90.00
--------------------------------------------------------------------------------------------------------------------------
Total:                1,729         $399,711,071.00         100.00%           $231,180.49       700             72.66%
==========================================================================================================================

(1) "6 months on 80%" means that the amount of the Prepayment Charge is equal to six months interest on 80% of the prepaid principal amount. "2 months on 67%" means that the amount of the Prepayment Charge is equal to two months interest on 67% of the prepaid principal amount. "2% on 100%" means that the amount of the Prepayment Charge is equal to 2% of the prepaid principal amount. "5/4/3 on 100%" means that the amount of the Prepayment Charge is equal to (a) 5% of the prepaid principal amount in the first year after origination, (b) 4% of the prepaid principal amount in the second year after origination, (c) 3% of the prepaid principal amount in the third year after origination and (d) 0% thereafter. "1% on 80%" means that the amount of the Prepayment Charge is equal to 80% of the prepaid principal amount.

                             Group N Mortgage Loans

     The following tables set forth certain characteristics of the Group N Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.



                                                             All Group N
                                                            Mortgage Loans
                                                            --------------
Number of Mortgage Loans.........................                  622
Aggregate Stated Principal Balance(1)............             $363,579,273
Range of Original Terms to Stated Maturity.......           240 to 360 months
Range of Stated Principal Balances(1)............         $60,300 to $3,000,000
Average Stated Principal Balance(1)..............               $584,533
Latest Stated Maturity Date......................              May 1, 2037
Range of Mortgage Interest Rates.................           5.375% to 7.625%
Weighted Average Mortgage Interest Rate(1).......                6.352%
Range of Remaining Terms to Stated Maturity......           240 to 360 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................              358 months
Range of Original Loan-to-Value Ratios...........           11.67% to 100.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................               72.67%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
         California..............................                38.55%
         Florida.................................                10.20%
         Virginia................................                 6.64%
         Texas...................................                 5.57%

--------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group N Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        581         $339,459,901.06          93.37%         $584,268.33        737            72.54%
Second Home               38           22,436,697.53           6.17           590,439.41        734            74.40
Investor Property          3            1,682,674.74           0.46           560,891.58        754            76.07
--------------------------------------------------------------------------------------------------------------------------
Total:                   622         $363,579,273.33         100.00%         $584,532.59        737            72.67%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group N Mortgage Loans.


                  Property Types of the Group N Mortgage Loans

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
Single Family Residence    465          $271,164,492.62          74.58%         $583,149.45        733            72.54%
PUD-Attached                90            58,234,198.71          16.02           647,046.65        752            72.31
Condominium                 50            25,354,437.79           6.97           507,088.76        742            75.39
2-Family                    10             5,469,062.78           1.50           546,906.28        745            71.32
Cooperative                  4             1,959,468.41           0.54           489,867.10        690            73.48
Townhouse                    1               699,269.15           0.19           699,269.15        678            52.73
4-Family                     1               368,041.52           0.10           368,041.52        703            90.00
3-Family                     1               330,302.35           0.09           330,302.35        723            73.78
-----------------------------------------------------------------------------------------------------------------------------
Total:                     622          $363,579,273.33         100.00%         $584,532.59        737            72.67%
=============================================================================================================================


               Mortgage Loan Purpose of the Group N Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Purpose              Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Purchase                287         $177,321,204.85          48.77%          $617,843.92        741             76.03%
Refinance-Cashout       175           96,287,975.67          26.48            550,217.00        734             70.06
Refinance-Rate/Term     160           89,970,092.81          24.75            562,313.08        731             68.84
--------------------------------------------------------------------------------------------------------------------------
Total:                  622         $363,579,273.33         100.00%          $584,532.59        737             72.67%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group N Mortgage Loans(1)

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
Alabama                    2         $  416,019.90           0.11%             $208,009.95       725            85.79%
Alaska                     1            152,635.55           0.04               152,635.55       632            79.57
Arizona                   17          9,276,183.48           2.55               545,657.85       755            71.51
Arkansas                   1            880,000.00           0.24               880,000.00       758            80.00
California               219        140,154,790.68          38.55               639,976.21       744            71.81
Colorado                   8          4,506,499.81           1.24               563,312.48       728            64.40
Connecticut                3          1,614,984.53           0.44               538,328.18       748            78.04
Delaware                   3          1,510,014.20           0.42               503,338.07       701            63.64
District of Columbia      11          8,719,734.09           2.40               792,703.10       731            60.52
Florida                   61         37,097,056.31          10.20               608,148.46       727            71.08
Georgia                   17          8,539,773.66           2.35               502,339.63       726            77.77
Hawaii                     4          2,643,489.97           0.73               660,872.49       757            74.53
Idaho                      3          1,617,345.70           0.44               539,115.23       716            84.47
Illinois                  12          7,317,075.80           2.01               609,756.32       737            75.15
Indiana                    3          1,622,734.92           0.45               540,911.64       689            81.52
Iowa                       2            293,900.85           0.08               146,950.43       669            82.60
Kentucky                   1            120,165.36           0.03               120,165.36       756            80.00
Louisiana                  1          1,398,671.62           0.38             1,398,671.62       692            80.00
Maryland                  31         16,002,881.04           4.40               516,221.97       722            77.94
Massachusetts              7          4,413,686.92           1.21               630,526.70       709            66.17
Michigan                   9          4,394,513.83           1.21               488,279.31       761            73.04
Minnesota                 11          5,696,351.94           1.57               517,850.18       742            79.63
Missouri                   5          2,345,300.52           0.65               469,060.10       782            81.26
Nevada                     7          3,758,795.99           1.03               536,970.86       732            71.92
New Hampshire              1            450,000.00           0.12               450,000.00       677            78.26
New Jersey                11          4,915,058.39           1.35               446,823.49       738            83.94
New Mexico                 3          2,178,820.76           0.60               726,273.59       713            76.83
New York                  23         13,120,343.78           3.61               570,449.73       726            77.38
North Carolina            18          7,855,087.33           2.16               436,393.74       745            76.11
Ohio                       2          1,252,362.81           0.34               626,181.41       746            84.46
Oregon                     6          2,820,194.73           0.78               470,032.46       724            73.33
Pennsylvania               8          2,493,298.00           0.69               311,662.25       709            84.79
South Carolina             6          4,089,300.84           1.12               681,550.14       713            87.08
Tennessee                  4          2,457,211.34           0.68               614,302.84       716            80.13
Texas                     39         20,238,422.06           5.57               518,933.90       727            73.35
Utah                       3          1,112,913.02           0.31               370,971.01       759            78.64
Virginia                  39         24,127,897.35           6.64               618,664.03       752            66.25
Washington                15          7,531,885.82           2.07               502,125.72       729            70.93
Wisconsin                  5          4,443,870.43           1.22               888,774.09       721            64.66
-------------------------------------------------------------------------------------------------------------------------
Total:                   622       $363,579,273.33         100.00%             $584,532.59       737            72.67%
=========================================================================================================================

(1) As of the Cut-Off Date, no more than approximately 0.83% of the Group N Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group N Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
50,001 - 100,000              6           $  500,029.63           0.14%           $83,338.27        699            82.30%
100,001 - 150,000            20            2,581,456.83           0.71            129,072.84        721            74.29
150,001 - 200,000            22            3,772,935.32           1.04            171,497.06        698            74.23
200,001 - 250,000            20            4,355,667.37           1.20            217,783.37        717            75.05
250,001 - 300,000            21            5,775,777.26           1.59            275,037.01        695            78.02
300,001 - 350,000            18            5,899,747.09           1.62            327,763.73        710            78.85
350,001 - 400,000            14            5,209,648.87           1.43            372,117.78        726            79.82
400,001 - 450,000            58           25,251,775.86           6.95            435,375.45        731            77.20
450,001 - 500,000           102           48,778,605.82          13.42            478,221.63        737            73.84
500,001 - 550,000            80           42,004,553.93          11.55            525,056.92        731            74.19
550,001 - 600,000            59           33,965,382.75           9.34            575,684.45        737            70.69
600,001 - 650,000            51           32,167,973.34           8.85            630,744.58        741            73.71
650,001 - 700,000            27           18,358,588.28           5.05            679,947.71        738            69.33
700,001 - 750,000            14           10,195,020.46           2.80            728,215.75        731            65.96
750,001 - 800,000            15           11,748,366.92           3.23            783,224.46        747            70.09
800,001 - 850,000            10            8,353,047.00           2.30            835,304.70        743            79.99
850,001 - 900,000            11            9,660,696.58           2.66            878,245.14        752            67.69
900,001 - 950,000             7            6,472,847.53           1.78            924,692.50        732            76.59
950,001 - 1,000,000          22           21,729,175.95           5.98            987,689.82        748            70.44
1,000,001 - 1,500,000        36           47,990,331.63          13.20          1,333,064.77        749            73.40
1,500,001 - 2,000,000         6           11,054,791.43           3.04          1,842,465.24        733            64.43
2,000,001 - 2,500,000         1            2,200,000.00           0.61          2,200,000.00        744            68.75
2,500,001 - 3,000,000         2            5,552,853.48           1.53          2,776,426.74        722            55.34
-----------------------------------------------------------------------------------------------------------------------------
Total:                      622         $363,579,273.33         100.00%          $584,532.59        737            72.67%
=============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group N Mortgage Loans(1)

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
Not Scored               12           $ 6,868,133.92          1.89%         $ 572,344.49       769            63.03%
0.01 - 5.00               3             3,042,946.21          0.84          1,014,315.40       758            64.14
5.01 - 10.00              2             1,743,785.03          0.48            871,892.52       786            77.81
10.01 - 15.00             7             4,289,437.25          1.18            612,776.75       746            68.76
15.01 - 20.00            20            10,533,995.70          2.90            526,699.79       744            68.65
20.01 - 25.00            51            33,682,199.79          9.26            660,435.29       744            68.49
25.01 - 30.00            65            37,811,262.23         10.40            581,711.73       739            69.83
30.01 - 35.00            93            53,281,814.26         14.65            572,922.73       741            72.67
35.01 - 40.00           124            69,202,068.26         19.03            558,081.20       736            74.71
40.01 - 45.00           121            70,237,137.05         19.32            580,472.21       731            73.15
45.01 - 50.00            80            45,338,739.19         12.47            566,734.24       723            77.74
50.01 - 55.00            21            14,799,922.34          4.07            704,758.21       743            69.71
55.01 - 60.00             6             4,368,206.82          1.20            728,034.47       737            78.62
60.01 - 65.00            13             6,081,579.93          1.67            467,813.84       749            72.22
65.01 - 70.00             4             2,298,045.35          0.63            574,511.34       679            75.33
-------------------------------------------------------------------------------------------------------------------------
Total:                  622          $363,579,273.33        100.00%          $584,532.59       737            72.67%
=========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group N Mortgage Loans (excluding the Group N Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 36.85%.

           Original Loan-To-Value Ratios of the Group N Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
 Ratios (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
10.01 - 15.00              2         $  1,163,953.13           0.32%         $ 581,976.57       701             12.34%
20.01 - 25.00              3            1,468,548.06           0.40            489,516.02       729             22.75
25.01 - 30.00              3            1,230,693.24           0.34            410,231.08       764             27.25
30.01 - 35.00              3            1,744,819.51           0.48            581,606.50       774             32.96
35.01 - 40.00              6            3,806,115.47           1.05            634,352.58       715             37.10
40.01 - 45.00              6            6,613,983.84           1.82          1,102,330.64       719             42.46
45.01 - 50.00             11            6,275,458.94           1.73            570,496.27       706             48.37
50.01 - 55.00             22           10,749,311.82           2.96            488,605.08       717             52.35
55.01 - 60.00             37           23,925,573.00           6.58            646,637.11       728             58.01
60.01 - 65.00             36           24,771,976.56           6.81            688,110.46       732             63.43
65.01 - 70.00             55           38,825,975.86          10.68            705,926.83       741             68.47
70.01 - 75.00             75           53,547,567.22          14.73            713,967.56       743             73.46
75.01 - 80.00            280          155,401,332.96          42.74            555,004.76       744             79.57
80.01 - 85.00             17            8,099,354.62           2.23            476,432.62       706             84.22
85.01 - 90.00             34           12,125,429.49           3.34            356,630.28       731             89.38
90.01 - 95.00             30           12,856,479.61           3.54            428,549.32       699             94.51
95.01 - 100.00             2              972,700.00           0.27            486,350.00       767            100.00
--------------------------------------------------------------------------------------------------------------------------
Total:                   622         $363,579,273.33         100.00%         $ 584,532.59       737             72.67%
==========================================================================================================================


        Current Mortgage Interest Rates of the Group N Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
Current                 of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
 Rates (%)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
5.251 - 5.500            7           $ 4,290,706.32           1.18%           $612,958.05        767             70.30%
5.501 - 5.750           24            15,837,552.72           4.36             659,898.03        766             72.81
5.751 - 6.000           70            46,267,445.85          12.73             660,963.51        747             70.83
6.001 - 6.250          174           108,215,740.01          29.76             621,929.54        745             70.18
6.251 - 6.500          201           114,943,182.93          31.61             571,856.63        728             73.62
6.501 - 6.750           84            42,657,896.35          11.73             507,832.10        731             75.04
6.751 - 7.000           29            14,374,110.21           3.95             495,658.97        711             76.92
7.001 - 7.250           14             6,179,029.75           1.70             441,359.27        687             75.35
7.251 - 7.500           11             5,793,391.18           1.59             526,671.93        728             84.98
7.501 - 7.750            8             5,020,218.01           1.38             627,527.25        727             73.31
--------------------------------------------------------------------------------------------------------------------------
Total:                 622          $363,579,273.33         100.00%           $584,532.59        737             72.67%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group N Mortgage Loans is expected to be approximately 6.352% per annum.

       Number of Months Since Origination of the Group N Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
1 - 6                   595         $347,485,305.67          95.57%           $584,008.92        737             72.77%
7 - 12                   19           11,133,986.93           3.06             585,999.31        735             70.58
13 - 18                   3            1,509,602.34           0.42             503,200.78        778             60.36
19 - 24                   4            2,613,939.81           0.72             653,484.95        727             76.66
25 - 30                   1              836,438.58           0.23             836,438.58        771             67.32
--------------------------------------------------------------------------------------------------------------------------
Total:                  622         $363,579,273.33         100.00%           $584,532.59        737             72.67%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group N Mortgage Loans is expected to be approximately 3 months.


                Remaining Terms of the Group N Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  (Months)             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
221 - 240                  3         $ 1,677,772.27           0.46%           $559,257.42       757            57.31%
281 - 300                  3           1,015,869.74           0.28             338,623.25       728            85.96
321 - 340                  2             976,163.16           0.27             488,081.58       751            74.95
341 - 360                614         359,909,468.16          98.99             586,171.77       737            72.70
--------------------------------------------------------------------------------------------------------------------------
Total:                   622        $363,579,273.33         100.00%           $584,532.59       737            72.67%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group N Mortgage Loans is expected to be approximately 358 months.


            Credit Scores of Mortgagors of the Group N Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Credit Scores        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
of Mortgagors          Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
801 - 850               40            $22,471,313.91           6.18%          $561,782.85       807            70.36%
751 - 800              229            146,399,098.01          40.27            639,297.37       777            74.37
701 - 750              172            104,577,034.44          28.76            608,006.01       725            70.92
651 - 700              138             70,798,703.98          19.47            513,034.09       676            72.56
601 - 650               42             18,899,571.49           5.20            449,989.80       639            72.14
Not Available            1                433,551.50           0.12            433,551.50        0             79.69
--------------------------------------------------------------------------------------------------------------------------
Total:                 622           $363,579,273.33         100.00%          $584,532.59       737            72.67%
==========================================================================================================================

    Historical Delinquency (Past Twelve Months) of the Group N Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies        614          $358,472,665.22          98.60%         $583,831.70        737             72.67%
1x30                      4             3,061,390.88           0.84           765,347.72        717             78.78
1x60                      3             1,293,217.23           0.36           431,072.41        744             54.89
2x30                      1               752,000.00           0.21           752,000.00        760             80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                  622          $363,579,273.33         100.00%         $584,532.59        737             72.67%
==========================================================================================================================

                             Group S Mortgage Loans

     The following tables set forth certain characteristics of the Group S Mortgage Loans as of the Cut-off Date. The balances and percentages may not be exact due to rounding.



                                                            All Group S
                                                            -----------
                                                          Mortgage Loans
Number of Mortgage Loans.........................                613
Aggregate Stated Principal Balance(1)............           $275,041,324
Range of Original Terms to Stated Maturity.......         120 to 360 months
Range of Stated Principal Balances(1)............       $26,595 to $1,111,254
Average Stated Principal Balance(1)..............             $448,681
Latest Stated Maturity Date......................          October 1, 2034
Range of Mortgage Interest Rates.................         4.625% to 6.500%
Weighted Average Mortgage Interest Rate(1).......              5.673%
Range of Remaining Terms to Stated Maturity......         68 to 329 months
Weighted Average Remaining Term to Stated
   Maturity(1)...................................             270 months
Range of Original Loan-to-Value Ratios...........         16.56% to 95.00%
Weighted Average Original Loan-to-Value
   Ratio(1)......................................              68.03%
Geographic Concentration of Mortgaged
   Properties Securing Mortgage Loans in Excess
   of 5% of the Aggregate Stated Principal
   Balance(1)
         California..............................              37.28%
         Florida.................................               7.31%

---------------------
(1)  Approximate.

       Occupancy of Mortgaged Properties of the Group S Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Occupancy Type         Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Primary Residence        564         $258,587,297.28          94.02%          $458,488.12       725             68.12%
Second Home               31           14,341,482.74           5.21            462,628.48       729             66.59
Investor Property         18            2,112,543.84           0.77            117,363.55       700             66.99
--------------------------------------------------------------------------------------------------------------------------
Total:                   613         $275,041,323.86         100.00%          $448,680.79       725             68.03%
==========================================================================================================================

(1) Based solely on representations of the mortgagor at the time of origination of the Group S Mortgage Loans.


                  Property Types of the Group S Mortgage Loans

----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
                        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Property Type             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
----------------------------------------------------------------------------------------------------------------------------
Single Family Residence    455         $208,734,719.96          75.89%          $458,757.63        727             67.72%
PUD-Attached               121           52,450,071.92          19.07            433,471.67        716             69.87
Condominium                 29           10,751,429.08           3.91            370,738.93        723             65.18
2-Family                     5            1,972,607.45           0.72            394,521.49        745             71.78
Cooperative                  2            1,064,276.83           0.39            532,138.42        775             64.98
4-Family                     1               68,218.62           0.02             68,218.62        760             16.56
----------------------------------------------------------------------------------------------------------------------------
Total:                     613         $275,041,323.86         100.00%          $448,680.79        725             68.03%
============================================================================================================================


               Mortgage Loan Purpose of the Group S Mortgage Loans

--------------------------------------------------------------------------------------------------------------------------
                                                                              Average                        Weighted
                       Number           Aggregate             % of            Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date      Principal       Average         Original
Mortgage Loan        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Purpose             Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
Refinance-Rate/Term     260         $115,509,380.03          42.00%         $444,266.85        733             64.00%
Purchase                191           87,603,342.69          31.85           458,656.24        720             75.25
Refinance-Cashout       162           71,928,601.14          26.15           444,003.71        717             65.72
--------------------------------------------------------------------------------------------------------------------------
Total:                  613         $275,041,323.86         100.00%         $448,680.79        725             68.03%
==========================================================================================================================

Geographical Distribution of the Mortgaged Properties of the Group S Mortgage Loans(1)

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
Alabama                   2          $  809,466.60           0.29%             $404,733.30       759            78.84%
Arizona                  12           4,693,212.26           1.71               391,101.02       741            71.53
California              213         102,536,641.38          37.28               481,392.68       717            65.66
Colorado                 16           7,948,877.17           2.89               496,804.82       738            69.17
Connecticut               9           4,305,946.98           1.57               478,438.55       733            68.00
Delaware                  3           1,521,756.76           0.55               507,252.25       744            76.25
District of Columbia      3           1,723,831.89           0.63               574,610.63       751            53.40
Florida                  44          20,111,691.98           7.31               457,083.91       725            64.90
Georgia                   9           4,253,478.90           1.55               472,608.77       719            73.93
Hawaii                    1             529,412.03           0.19               529,412.03       739            78.87
Idaho                     2             742,380.38           0.27               371,190.19       712            76.37
Illinois                 13           5,732,899.89           2.08               440,992.30       733            70.75
Indiana                   1             607,065.84           0.22               607,065.84       684            78.41
Kansas                    2             709,679.51           0.26               354,839.76       761            62.06
Kentucky                  1             354,533.65           0.13               354,533.65       696            62.89
Louisiana                 1             253,660.26           0.09               253,660.26       686            80.00
Maryland                 21           8,396,688.05           3.05               399,842.29       727            72.79
Massachusetts            19           8,798,031.87           3.20               463,054.31       727            70.28
Michigan                  6           2,503,668.63           0.91               417,278.11       703            57.14
Minnesota                22           9,264,519.26           3.37               421,114.51       724            68.49
Mississippi               1             337,272.82           0.12               337,272.82       679            69.45
Missouri                  9           3,439,640.20           1.25               382,182.24       750            70.87
Nebraska                  2           1,244,873.23           0.45               622,436.62       724            61.45
Nevada                    5           1,466,713.11           0.53               293,342.62       737            63.57
New Hampshire             1             445,840.21           0.16               445,840.21       788            64.65
New Jersey               28          13,216,182.05           4.81               472,006.50       711            71.51
New Mexico                1             465,987.81           0.17               465,987.81       766            66.74
New York                 31          13,506,980.01           4.91               435,709.03       746            67.81
North Carolina           10           3,138,325.90           1.14               313,832.59       731            73.67
Ohio                      6           2,144,069.19           0.78               357,344.87       711            72.52
Oklahoma                  4             917,342.61           0.33               229,335.65       716            76.83
Oregon                    7           3,165,693.74           1.15               452,241.96       738            68.04
Pennsylvania             12           4,122,950.14           1.50               343,579.18       730            64.05
Rhode Island              2             900,531.58           0.33               450,265.79       725            72.33
South Carolina            4           1,106,790.03           0.40               276,697.51       698            60.97
Tennessee                 7           2,192,247.22           0.80               313,178.17       744            73.15
Texas                    28          12,952,190.57           4.71               462,578.23       732            72.14
Utah                      3             804,830.89           0.29               268,276.96       697            67.97
Virginia                 24          10,522,977.61           3.83               438,457.40       720            68.69
Washington               24          11,461,068.00           4.17               477,544.50       735            73.11
West Virginia             2             601,629.10           0.22               300,814.55       750            83.26
Wisconsin                 2           1,089,744.55           0.40               544,872.28       762            70.24
-------------------------------------------------------------------------------------------------------------------------
Total:                  613        $275,041,323.86         100.00%             $448,680.79       725            68.03%
=========================================================================================================================

(1) As of the Cut-Off Date, no more than approximately 0.99% of the Group S Mortgage Loans are expected to be secured by mortgaged properties in any one five-digit postal zip code.

     Current Mortgage Loan Principal Balances of the Group S Mortgage Loans


-----------------------------------------------------------------------------------------------------------------------------
                                                                                   Average                        Weighted
                          Number           Aggregate             % of              Stated        Weighted         Average
                           of          Stated Principal       Cut-off Date        Principal       Average         Original
Current Mortgage Loan   Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Principal Balances ($)    Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-----------------------------------------------------------------------------------------------------------------------------
1 - 50,000                    8         $  312,854.91           0.11%           $ 39,106.86        736             72.10%
50,001 - 100,000             12            875,371.96           0.32              72,947.66        739             65.80
100,001 - 150,000             9          1,126,517.40           0.41             125,168.60        711             48.06
150,001 - 200,000             2            356,703.04           0.13             178,351.52        737             64.80
200,001 - 250,000            10          2,256,233.92           0.82             225,623.39        761             54.37
250,001 - 300,000            25          6,904,039.64           2.51             276,161.59        742             61.36
300,001 - 350,000            53         17,383,634.82           6.32             327,993.11        737             66.23
350,001 - 400,000            63         23,667,620.22           8.61             375,676.51        747             61.66
400,001 - 450,000           145         61,264,054.17          22.27             422,510.72        717             69.91
450,001 - 500,000           109         51,792,389.27          18.83             475,159.53        725             71.53
500,001 - 550,000            59         30,821,515.53          11.21             522,398.57        719             71.77
550,001 - 600,000            49         28,242,493.55          10.27             576,377.42        707             68.29
600,001 - 650,000            29         17,971,908.90           6.53             619,721.00        714             65.93
650,001 - 700,000             8          5,344,784.29           1.94             668,098.04        721             71.31
700,001 - 750,000             6          4,372,755.30           1.59             728,792.55        723             67.05
750,001 - 800,000             9          7,064,264.80           2.57             784,918.31        744             63.00
800,001 - 850,000             5          4,131,686.44           1.50             826,337.29        710             64.02
850,001 - 900,000             4          3,436,862.74           1.25             859,215.69        758             58.52
900,001 - 950,000             5          4,685,610.04           1.70             937,122.01        749             67.76
950,001 - 1,000,000           2          1,918,769.13           0.70             959,384.57        755             63.51
1,000,001 - 1,500,000         1          1,111,253.79           0.40           1,111,253.79        801             54.35
-----------------------------------------------------------------------------------------------------------------------------
Total:                      613       $275,041,323.86         100.00%           $448,680.79        725             68.03%
=============================================================================================================================

  Original Debt-to-Income Ratio of Mortgagors of the Group S Mortgage Loans(1)

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Debt-to-Income       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
Not Scored              234           $87,487,182.10          31.81%         $373,876.85        745             62.08%
0.01 - 5.00               1               564,581.26           0.21           564,581.26        725             29.50
5.01 - 10.00              1               387,906.93           0.14           387,906.93        800             58.33
10.01 - 15.00             5             3,031,867.20           1.10           606,373.44        720             59.28
15.01 - 20.00            22            10,811,331.22           3.93           491,424.15        714             65.14
20.01 - 25.00            35            16,390,648.18           5.96           468,304.23        735             68.81
25.01 - 30.00            42            18,917,998.65           6.88           450,428.54        712             71.81
30.01 - 35.00            50            24,181,679.19           8.79           483,633.58        704             71.63
35.01 - 40.00            64            31,304,622.60          11.38           489,134.73        699             70.42
40.01 - 45.00            64            32,571,704.99          11.84           508,932.89        707             72.42
45.01 - 50.00            42            21,275,876.21           7.74           506,568.48        708             74.83
50.01 - 55.00            34            17,621,407.83           6.41           518,276.70        736             70.51
55.01 - 60.00            19            10,494,517.50           3.82           552,343.03        766             70.68
-------------------------------------------------------------------------------------------------------------------------
Total:                  613          $275,041,323.86         100.00%         $448,680.79        725             68.03%
=========================================================================================================================

(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the Group S Mortgage Loans (excluding the Group S Mortgage Loans for which no Debt-to-Income Ratio was calculated) is expected to be approximately 37.42%.

           Original Loan-To-Value Ratios of the Group S Mortgage Loans


-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
  Original              of          Stated Principal       Cut-off Date        Principal       Average         Original
Loan-to-Value        Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Ratios (%)           Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
15.01 - 20.00             2            $  441,839.03           0.16%          $220,919.52       735             18.62%
20.01 - 25.00             2               741,624.78           0.27            370,812.39       698             23.37
25.01 - 30.00            11             4,057,981.38           1.48            368,907.40       718             28.31
30.01 - 35.00             7             2,673,655.18           0.97            381,950.74       744             32.37
35.01 - 40.00            11             4,383,458.04           1.59            398,496.19       747             37.74
40.01 - 45.00            17             7,468,055.84           2.72            439,297.40       745             42.20
45.01 - 50.00            33            14,568,702.86           5.30            441,475.84       733             47.67
50.01 - 55.00            33            15,067,660.80           5.48            456,595.78       744             52.39
55.01 - 60.00            42            17,748,191.60           6.45            422,575.99       726             57.99
60.01 - 65.00            59            29,695,732.98          10.80            503,317.51       741             62.94
65.01 - 70.00            64            27,121,480.69           9.86            423,773.14       705             68.68
70.01 - 75.00            89            41,205,988.99          14.98            462,988.64       726             73.52
75.01 - 80.00           232           105,686,040.94          38.43            455,543.28       719             79.21
80.01 - 85.00             6             2,868,686.51           1.04            478,114.42       718             83.80
85.01 - 90.00             4               973,642.70           0.35            243,410.68       698             89.02
90.01 - 95.00             1               338,581.54           0.12            338,581.54       707             95.00
-------------------------------------------------------------------------------------------------------------------------
Total:                  613          $275,041,323.86         100.00%          $448,680.79       725             68.03%
=========================================================================================================================


        Current Mortgage Interest Rates of the Group S Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
    Current             of          Stated Principal       Cut-off Date        Principal       Average         Original
Mortgage Interest    Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
  Rates (%)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
4.501 - 4.750             4          $ 1,072,962.87           0.39%           $268,240.72        727             60.27%
4.751 - 5.000            16            6,276,370.90           2.28             392,273.18        741             54.74
5.001 - 5.250            37           12,740,465.18           4.63             344,336.90        739             61.39
5.251 - 5.500           155           69,500,167.02          25.27             448,388.17        738             65.10
5.501 - 5.750           231          108,685,500.88          39.52             470,500.00        726             69.21
5.751 - 6.000           128           59,423,141.41          21.61             464,243.29        709             70.59
6.001 - 6.250            34           13,355,352.37           4.86             392,804.48        708             73.64
6.251 - 6.500             8            3,987,363.23           1.45             498,420.40        677             74.59
--------------------------------------------------------------------------------------------------------------------------
Total:                  613         $275,041,323.86         100.00%           $448,680.79        725             68.03%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average current mortgage interest rate of the Group S Mortgage Loans is expected to be approximately 5.673% per annum.

       Number of Months Since Origination of the Group S Mortgage Loans(1)

--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Months Since         Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Origination            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
25 - 30                 63            $19,963,917.28           7.26%         $316,887.58        740             61.37%
31 - 36                105             50,890,352.94          18.50           484,670.03        712             71.75
37 - 42                288            142,935,985.85          51.97           496,305.51        718             70.15
43 - 48                 28             12,958,824.77           4.71           462,815.17        734             69.87
49 - 54                127             47,678,696.92          17.34           375,422.81        749             60.21
55 - 60                  2                613,546.10           0.22           306,773.05        780             52.59
--------------------------------------------------------------------------------------------------------------------------
Total:                 613           $275,041,323.86         100.00%         $448,680.79        725             68.03%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average number of months since origination of the Group S Mortgage Loans is expected to be approximately 40 months.


                Remaining Terms of the Group S Mortgage Loans(1)


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Remaining Term       Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
   (Months)            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
61 - 80                  2            $  547,579.93           0.20%           $273,789.97       759             72.95%
121 - 140              131            49,298,191.02          17.92             376,322.07       749             59.58
141 - 160               81            27,432,825.50           9.97             338,676.86       745             61.32
201 - 220                3             1,580,867.71           0.57             526,955.90       753             70.16
261 - 280                3             1,269,700.72           0.46             423,233.57       709             59.13
281 - 300                1               827,783.02           0.30             827,783.02       675             39.64
301 - 320               41            19,407,688.10           7.06             473,358.25       722             72.43
321 - 340              351           174,676,687.86          63.51             497,654.38       715             71.15
--------------------------------------------------------------------------------------------------------------------------
Total:                 613          $275,041,323.86         100.00%           $448,680.79       725             68.03%
==========================================================================================================================

(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group S Mortgage Loans is expected to be approximately 270 months.


            Credit Scores of Mortgagors of the Group S Mortgage Loans

-------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
                     Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Geographic Area        Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
-------------------------------------------------------------------------------------------------------------------------
801 - 850                47          $23,583,951.01           8.57%           $501,786.19       807             67.53%
751 - 800               186           79,135,329.47          28.77             425,458.76       777             64.85
701 - 750               161           67,876,874.01          24.68             421,595.49       723             68.62
651 - 700               183           87,211,659.54          31.71             476,566.45       674             70.40
601 - 650                36           17,233,509.83           6.27             478,708.61       638             69.12
-------------------------------------------------------------------------------------------------------------------------
Total:                  613         $275,041,323.86         100.00%           $448,680.79       725             68.03%
=========================================================================================================================

 Historical Delinquency (Past Twenty-Four Months) of the Group S Mortgage Loans


--------------------------------------------------------------------------------------------------------------------------
                                                                                Average                        Weighted
                       Number           Aggregate             % of              Stated        Weighted         Average
                        of          Stated Principal       Cut-off Date        Principal       Average         Original
Historical           Mortgage        Balance as of         Principal       Balance as of      Credit        Loan-to-Value
Delinquency            Loans          Cut-off Date          Balance         Cut-off Date       Score            Ratio
--------------------------------------------------------------------------------------------------------------------------
No Delinquencies       603           $270,758,872.19         98.44%           $449,019.69       725             67.93%
1x30                     7              3,082,476.52          1.12             440,353.79       694             74.60
2x30                     1                412,122.36          0.15             412,122.36       654             70.82
3x30                     1                534,192.53          0.19             534,192.53       669             75.46
3x60                     1                253,660.26          0.09             253,660.26       686             80.00
--------------------------------------------------------------------------------------------------------------------------
Total:                 613           $275,041,323.86        100.00%           $448,680.79       725             68.03%
==========================================================================================================================

                                   Appendix B


                                Decrement Tables

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PSA Set Forth Below:


                                                                       Class 1-A-R
                                         ------------------------------------------------------------------------------------
                                         0%           125%          250%           350%          450%                600%

Distribution Date

Initial Percentage..........            100            100          100            100            100                 100
May 25, 2008................             0              0            0              0              0                   0
May 25, 2009................             0              0            0              0              0                   0
May 25, 2010................             0              0            0              0              0                   0
May 25, 2011................             0              0            0              0              0                   0
May 25, 2012................             0              0            0              0              0                   0
May 25, 2013................             0              0            0              0              0                   0
May 25, 2014................             0              0            0              0              0                   0
May 25, 2015................             0              0            0              0              0                   0
May 25, 2016................             0              0            0              0              0                   0
May 25, 2017................             0              0            0              0              0                   0
May 25, 2018................             0              0            0              0              0                   0
May 25, 2019................             0              0            0              0              0                   0
May 25, 2020................             0              0            0              0              0                   0
May 25, 2021................             0              0            0              0              0                   0
May 25, 2022................             0              0            0              0              0                   0
May 25, 2023................             0              0            0              0              0                   0
May 25, 2024................             0              0            0              0              0                   0
May 25, 2025................             0              0            0              0              0                   0
May 25, 2026................             0              0            0              0              0                   0
May 25, 2027................             0              0            0              0              0                   0
May 25, 2028................             0              0            0              0              0                   0
May 25, 2029................             0              0            0              0              0                   0
May 25, 2030................             0              0            0              0              0                   0
May 25, 2031................             0              0            0              0              0                   0
May 25, 2032................             0              0            0              0              0                   0
May 25, 2033................             0              0            0              0              0                   0
May 25, 2034................             0              0            0              0              0                   0
May 25, 2035................             0              0            0              0              0                   0
May 25, 2036................             0              0            0              0              0                   0
May 25, 2037................             0              0            0              0              0                   0

Weighted Average Life to Maturity (in
   years)(1)................            0.07          0.07          0.07           0.07           0.07                0.07

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

                                      B-2

                 Percentage of Initial Class Balance Outstanding
              at the Respective Percentages of PSA Set Forth Below:

                                                                     Class 1-A-1 and Class 1-A-2
                                         ------------------------------------------------------------------------------------
                                           0%          125%          250%           350%         450%               600%

Distribution Date

Initial Percentage..........              100           100          100            100          100                100
May 25, 2008................               99           97            95             93           92                 89
May 25, 2009................               98           91            84             79           74                 66
May 25, 2010................               97           83            70             61           53                 41
May 25, 2011................               95           75            58             47           37                 24
May 25, 2012................               94           68            48             35           25                 13
May 25, 2013................               93           62            40             27           17                 7
May 25, 2014................               91           56            33             20           12                 4
May 25, 2015................               90           51            27             15           8                  2
May 25, 2016................               88           46            23             12           6                  1
May 25, 2017................               86           42            19             9            4                  1
May 25, 2018................               84           38            16             7            3                  *
May 25, 2019................               82           34            13             5            2                  *
May 25, 2020................               79           30            11             4            1                  *
May 25, 2021................               76           27            9              3            1                  *
May 25, 2022................               74           24            7              2            1                  *
May 25, 2023................               70           21            6              2            *                  *
May 25, 2024................               67           19            5              1            *                  *
May 25, 2025................               64           17            4              1            *                  *
May 25, 2026................               60           14            3              1            *                  *
May 25, 2027................               56           12            2              1            *                  *
May 25, 2028................               52           11            2              *            *                  *
May 25, 2029................               47            9            1              *            *                  *
May 25, 2030................               43            8            1              *            *                  *
May 25, 2031................               38            6            1              *            *                  *
May 25, 2032................               32            5            1              *            *                  *
May 25, 2033................               27            4            *              *            *                  *
May 25, 2034................               21            3            *              *            *                  *
May 25, 2035................               14            2            *              *            *                  *
May 25, 2036................               8             1            *              *            *                  *
May 25, 2037................               0             0            0              0            0                  0

Weighted Average Life to Maturity (in
   years)(1)................             19.77         10.10         6.32           4.81         3.88               3.03

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.



                                      B-3

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                            Class 1-PO
                                           -----------------------------------------------------------------------------------
                                           0%           125%         250%            350%               450%             600%

Distribution Date

Initial Percentage..........              100           100           100            100                100               100
May 25, 2008................               99            97           95              94                 93               90
May 25, 2009................               97            91           85              80                 76               69
May 25, 2010................               96            83           72              63                 55               44
May 25, 2011................               94            76           60              49                 40               28
May 25, 2012................               93            69           50              38                 28               18
May 25, 2013................               91            63           42              30                 20               11
May 25, 2014................               89            57           35              23                 15                7
May 25, 2015................               87            51           29              18                 10                4
May 25, 2016................               85            46           24              14                 7                 3
May 25, 2017................               83            42           20              11                 5                 2
May 25, 2018................               81            38           16              8                  4                 1
May 25, 2019................               78            34           14              6                  3                 1
May 25, 2020................               76            30           11              5                  2                 *
May 25, 2021................               73            27            9              4                  1                 *
May 25, 2022................               70            24            7              3                  1                 *
May 25, 2023................               67            21            6              2                  1                 *
May 25, 2024................               64            19            5              2                  *                 *
May 25, 2025................               60            16            4              1                  *                 *
May 25, 2026................               57            14            3              1                  *                 *
May 25, 2027................               53            12            2              1                  *                 *
May 25, 2028................               49            10            2              *                  *                 *
May 25, 2029................               44            9             2              *                  *                 *
May 25, 2030................               40            7             1              *                  *                 *
May 25, 2031................               35            6             1              *                  *                 *
May 25, 2032................               30            5             1              *                  *                 *
May 25, 2033................               25            4             *              *                  *                 *
May 25, 2034................               19            3             *              *                  *                 *
May 25, 2035................               13            2             *              *                  *                 *
May 25, 2036................               6             1             *              *                  *                 *
May 25, 2037................               0             0             0              0                  0                 0

Weighted Average Life to Maturity (in
   years)(1)................             19.09         10.08         6.50            5.04               4.15             3.31


---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.




                                      B-4


                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                  Class 2-A-1 and Class 2-A-2
                                        ---------------------------------------------------------------------------------
                                          0%          125%           250%           350%             450%            600%

Distribution Date

Initial Percentage..........             100           100           100            100              100              100
May 25, 2008................             100           100           100            100              100              100
May 25, 2009................             100           100           100            100              100              100
May 25, 2010................             100           100           100            100              100              100
May 25, 2011................             100           100           100            100              100              100
May 25, 2012................             100           100           100            100              100              100
May 25, 2013................             100           97             95             93               91              69
May 25, 2014................              99           94             89             84               80              36
May 25, 2015................              98           89             80             73               66              18
May 25, 2016................              97           83             69             59               50              10
May 25, 2017................              96           75             58             46               36               6
May 25, 2018................              94           68             48             36               26               4
May 25, 2019................              91           61             40             28               18               2
May 25, 2020................              89           55             33             21               13               2
May 25, 2021................              86           50             27             16               9                1
May 25, 2022................              84           44             22             12               7                1
May 25, 2023................              80           40             18             9                5                *
May 25, 2024................              77           35             15             7                3                *
May 25, 2025................              73           31             12             5                2                *
May 25, 2026................              69           27             10             4                2                *
May 25, 2027................              65           23             8              3                1                *
May 25, 2028................              61           20             6              2                1                *
May 25, 2029................              56           17             5              2                *                *
May 25, 2030................              51           15             4              1                *                *
May 25, 2031................              46           12             3              1                *                *
May 25, 2032................              40           10             2              1                *                *
May 25, 2033................              34            8             2              *                *                *
May 25, 2034................              28            6             1              *                *                *
May 25, 2035................              21            4             1              *                *                *
May 25, 2036................              13            2             *              *                *                *
May 25, 2037................              0             0             0              0                0                0

Weighted Average Life to Maturity (in
   years)(1)................            22.03         15.19         11.99          10.56             9.61            7.04

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-5

                                           Percentage of Initial Class Balance(1) Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                      Class 2-A-3, Class 2-A-4 and Class 2-A-5
                                        -----------------------------------------------------------------------------------
                                          0%           125%           250%         350%              450%            600%

Distribution Date

Initial Percentage..........             100            100           100           100              100             100
May 25, 2008................              98            91             91           91                91              91
May 25, 2009................              95            73             73           73                73              73
May 25, 2010................              92            49             49           49                49              28
May 25, 2011................              90            27             27           27                16              0
May 25, 2012................              87             6             6             6                0               0
May 25, 2013................              83             0             0             0                0               0
May 25, 2014................              80             0             0             0                0               0
May 25, 2015................              77             0             0             0                0               0
May 25, 2016................              73             0             0             0                0               0
May 25, 2017................              69             0             0             0                0               0
May 25, 2018................              64             0             0             0                0               0
May 25, 2019................              58             0             0             0                0               0
May 25, 2020................              52             0             0             0                0               0
May 25, 2021................              46             0             0             0                0               0
May 25, 2022................              39             0             0             0                0               0
May 25, 2023................              30             0             0             0                0               0
May 25, 2024................              22             0             0             0                0               0
May 25, 2025................              12             0             0             0                0               0
May 25, 2026................              3              0             0             0                0               0
May 25, 2027................              0              0             0             0                0               0
May 25, 2028................              0              0             0             0                0               0
May 25, 2029................              0              0             0             0                0               0
May 25, 2030................              0              0             0             0                0               0
May 25, 2031................              0              0             0             0                0               0
May 25, 2032................              0              0             0             0                0               0
May 25, 2033................              0              0             0             0                0               0
May 25, 2034................              0              0             0             0                0               0
May 25, 2035................              0              0             0             0                0               0
May 25, 2036................              0              0             0             0                0               0
May 25, 2037................              0              0             0             0                0               0

Weighted Average Life to Maturity (in
   years)(2)................            12.22          2.99           2.99         2.99              2.82            2.45

---------------------------------------

(1) With respect to the Class 2-A-4 Certificates, percentages are expressed as percentages of the initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.


                                      B-6

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                         Class 2-A-6
                                        -----------------------------------------------------------------------------------
                                          0%            125%         250%           350%             450%              600%

Distribution Date

Initial Percentage..........             100             100         100            100               100              100
May 25, 2008................             100             100         100            100               100              100
May 25, 2009................             100             100         100            100               100              100
May 25, 2010................             100             100         100            100               100              100
May 25, 2011................             100             100         100            100               100               0
May 25, 2012................             100             100         100            100               11                0
May 25, 2013................             100             46           46             46                0                0
May 25, 2014................             100              0           0              0                 0                0
May 25, 2015................             100              0           0              0                 0                0
May 25, 2016................             100              0           0              0                 0                0
May 25, 2017................             100              0           0              0                 0                0
May 25, 2018................             100              0           0              0                 0                0
May 25, 2019................             100              0           0              0                 0                0
May 25, 2020................             100              0           0              0                 0                0
May 25, 2021................             100              0           0              0                 0                0
May 25, 2022................             100              0           0              0                 0                0
May 25, 2023................             100              0           0              0                 0                0
May 25, 2024................             100              0           0              0                 0                0
May 25, 2025................             100              0           0              0                 0                0
May 25, 2026................             100              0           0              0                 0                0
May 25, 2027................              64              0           0              0                 0                0
May 25, 2028................              12              0           0              0                 0                0
May 25, 2029................              0               0           0              0                 0                0
May 25, 2030................              0               0           0              0                 0                0
May 25, 2031................              0               0           0              0                 0                0
May 25, 2032................              0               0           0              0                 0                0
May 25, 2033................              0               0           0              0                 0                0
May 25, 2034................              0               0           0              0                 0                0
May 25, 2035................              0               0           0              0                 0                0
May 25, 2036................              0               0           0              0                 0                0
May 25, 2037................              0               0           0              0                 0                0

Weighted Average Life to Maturity (in
   years)(1)................            20.29           5.99         5.99           5.99             4.76              3.75

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.




                                      B-7

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                              Class 2-A-7 and Class 2-A-8
                                                  --------------------------------------------------------------------------------
                                                  0%           125%             250%              350%          450%          600%

Distribution Date

Initial Percentage..........                     100            100              100               100          100            100
May 25, 2008................                     100            100              100               100          100            100
May 25, 2009................                     100            100              100               100          100            100
May 25, 2010................                     100            100              100               100          100            100
May 25, 2011................                     100            100              100               100          100            97
May 25, 2012................                     100            100              100               100          100            20
May 25, 2013................                     100            100              100               100           56             0
May 25, 2014................                     100            86               86                86            24             0
May 25, 2015................                     100            59               59                59            8              0
May 25, 2016................                     100            43               43                43            2              0
May 25, 2017................                     100            33               33                33            2              0
May 25, 2018................                     100            26               26                26            1              0
May 25, 2019................                     100            20               20                20            1              0
May 25, 2020................                     100            15               15                15            *              0
May 25, 2021................                     100            12               12                12            *              0
May 25, 2022................                     100             9                9                 9            *              0
May 25, 2023................                     100             7                7                 7            *              0
May 25, 2024................                     100             5                5                 5            *              0
May 25, 2025................                     100             4                4                 4            0              0
May 25, 2026................                     100             3                3                 3            0              0
May 25, 2027................                     100             2                2                 2            0              0
May 25, 2028................                     100             1                1                 1            0              0
May 25, 2029................                      78             1                1                 1            0              0
May 25, 2030................                      47             1                1                 1            0              0
May 25, 2031................                      15             *                *                 *            0              0
May 25, 2032................                      *              *                *                 *            0              0
May 25, 2033................                      *              *                *                 *            0              0
May 25, 2034................                      *              *                *                 *            0              0
May 25, 2035................                      0              0                0                 0            0              0
May 25, 2036................                      0              0                0                 0            0              0
May 25, 2037................                      0              0                0                 0            0              0

Weighted Average Life to Maturity (in
   years)(1)................                    22.92          9.81             9.81              9.81          6.47          4.63

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-8

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                       Class 2-A-9
                                                  ----------------------------------------------------------------------------------
                                                  0%            125%              250%               350%           450%        600%

Distribution Date

Initial Percentage..........                     100            100                100                100           100          100
May 25, 2008................                     100            100                100                100           100          100
May 25, 2009................                     100            100                100                100           100          100
May 25, 2010................                     100            100                100                100           100          100
May 25, 2011................                     100            100                100                100           100          100
May 25, 2012................                     100            100                100                100           100          100
May 25, 2013................                     100            100                100                100           100           0
May 25, 2014................                     100            100                100                100           100           0
May 25, 2015................                     100            100                100                100           100           0
May 25, 2016................                     100            100                100                100           100           0
May 25, 2017................                     100            100                100                100           100           0
May 25, 2018................                     100            100                100                100           100           0
May 25, 2019................                     100            100                100                100           100           0
May 25, 2020................                     100            100                100                100           100           0
May 25, 2021................                     100            100                100                100           100           0
May 25, 2022................                     100            100                100                100           100           0
May 25, 2023................                     100            100                100                100           100           0
May 25, 2024................                     100            100                100                100           100           0
May 25, 2025................                     100            100                100                100            70           0
May 25, 2026................                     100            100                100                100            48           0
May 25, 2027................                     100            100                100                100            33           0
May 25, 2028................                     100            100                100                100            22           0
May 25, 2029................                     100            100                100                100            15           0
May 25, 2030................                     100            100                100                100            10           0
May 25, 2031................                     100            100                100                100            7            0
May 25, 2032................                     100            100                100                100            4            0
May 25, 2033................                     100            100                100                100            3            0
May 25, 2034................                     100            100                100                100            2            0
May 25, 2035................                      64             64                64                 64             1            0
May 25, 2036................                      32             32                32                 32             *            0
May 25, 2037................                      0              0                  0                  0             0            0

Weighted Average Life to Maturity (in
   years)(1)................                    28.51          28.51              28.51              28.51         19.65        5.57

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.



                                      B-9

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                    Class 2-A-10
                                               ------------------------------------------------------------------------------------
                                               0%                125%            250%               350%         450%         600%

Distribution Date

Initial Percentage..........                  100                 100             100               100          100          100
May 25, 2008................                  100                 100             94                 89           85           77
May 25, 2009................                  100                 100             80                 65           50           29
May 25, 2010................                  100                 100             64                 38           13           0
May 25, 2011................                  100                 100             51                 18           0            0
May 25, 2012................                  100                 100             42                 6            0            0
May 25, 2013................                  100                 100             37                 1            0            0
May 25, 2014................                  100                 100             35                 0            0            0
May 25, 2015................                  100                 97              32                 0            0            0
May 25, 2016................                  100                 92              28                 0            0            0
May 25, 2017................                  100                 86              24                 0            0            0
May 25, 2018................                  100                 80              21                 0            0            0
May 25, 2019................                  100                 73              18                 0            0            0
May 25, 2020................                  100                 67              15                 0            0            0
May 25, 2021................                  100                 61              13                 0            0            0
May 25, 2022................                  100                 55              11                 0            0            0
May 25, 2023................                  100                 49               9                 0            0            0
May 25, 2024................                  100                 44               7                 0            0            0
May 25, 2025................                  100                 39               6                 0            0            0
May 25, 2026................                  100                 34               5                 0            0            0
May 25, 2027................                  100                 30               4                 0            0            0
May 25, 2028................                  100                 26               3                 0            0            0
May 25, 2029................                  100                 22               2                 0            0            0
May 25, 2030................                  100                 19               2                 0            0            0
May 25, 2031................                  100                 15               1                 0            0            0
May 25, 2032................                   92                 12               1                 0            0            0
May 25, 2033................                   78                 10               1                 0            0            0
May 25, 2034................                   63                  7               *                 0            0            0
May 25, 2035................                   47                  5               *                 0            0            0
May 25, 2036................                   31                  3               0                 0            0            0
May 25, 2037................                   0                   0               0                 0            0            0

Weighted Average Life to Maturity (in
   years)(1)................                 27.68               16.78           6.61               2.70         1.99         1.56

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.



                                      B-10

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                               Class 2-A-11
                                           -------------------------------------------------------------------------------------
                                            0%                125%          250%               350%             450%        600%

Distribution Date

Initial Percentage..........               100                 100           100               100              100         100
May 25, 2008................               106                 106           106               106              106         106
May 25, 2009................               113                 113           113               113              113         113
May 25, 2010................               120                 120           120               120              120          0
May 25, 2011................               127                 127           127               127               0           0
May 25, 2012................               135                 135           135               135               0           0
May 25, 2013................               143                 143           143               143               0           0
May 25, 2014................               152                 152           152                0                0           0
May 25, 2015................               161                 161           161                0                0           0
May 25, 2016................               171                 171           171                0                0           0
May 25, 2017................               182                 182           182                0                0           0
May 25, 2018................               193                 193           193                0                0           0
May 25, 2019................               205                 205           205                0                0           0
May 25, 2020................               218                 218           218                0                0           0
May 25, 2021................               231                 231           231                0                0           0
May 25, 2022................               245                 245           245                0                0           0
May 25, 2023................               261                 261           261                0                0           0
May 25, 2024................               277                 277           277                0                0           0
May 25, 2025................               294                 294           294                0                0           0
May 25, 2026................               312                 312           312                0                0           0
May 25, 2027................               331                 331           331                0                0           0
May 25, 2028................               351                 351           351                0                0           0
May 25, 2029................               373                 373           373                0                0           0
May 25, 2030................               396                 396           396                0                0           0
May 25, 2031................               421                 421           421                0                0           0
May 25, 2032................               446                 446           446                0                0           0
May 25, 2033................               474                 474           474                0                0           0
May 25, 2034................               503                 503           503                0                0           0
May 25, 2035................               534                 534           534                0                0           0
May 25, 2036................               567                 567           330                0                0           0
May 25, 2037................                0                   0             0                 0                0           0

Weighted Average Life to Maturity (in
   years)(1)................              29.90               29.82         29.11              6.58             3.49        2.57

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.




                                      B-11

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                          Class 2-A-12
                                              --------------------------------------------------------------------------------------
                                              0%                125%            250%               350%           450%         600%

Distribution Date

Initial Percentage..........                 100                 100             100               100            100          100
May 25, 2008................                 106                 106             106               106             0            0
May 25, 2009................                 113                 113             113               113             0            0
May 25, 2010................                 120                 120             120               120             0            0
May 25, 2011................                 127                 127             127               127             0            0
May 25, 2012................                 135                 135             135               135             0            0
May 25, 2013................                 143                 143             143               143             0            0
May 25, 2014................                 152                 152             152                3              0            0
May 25, 2015................                 161                 161             161                3              0            0
May 25, 2016................                 171                 171             171                3              0            0
May 25, 2017................                 182                 182             182                3              0            0
May 25, 2018................                 193                 193             193                3              0            0
May 25, 2019................                 205                 205             205                3              0            0
May 25, 2020................                 218                 218             218                3              0            0
May 25, 2021................                 231                 231             231                3              0            0
May 25, 2022................                 245                 245             245                3              0            0
May 25, 2023................                 261                 261             261                3              0            0
May 25, 2024................                 277                 277             277                3              0            0
May 25, 2025................                 294                 294             294                3              0            0
May 25, 2026................                 312                 312             312                3              0            0
May 25, 2027................                 331                 331             331                3              0            0
May 25, 2028................                 351                 351             351                3              0            0
May 25, 2029................                 373                 373             373                3              0            0
May 25, 2030................                 396                 396             396                3              0            0
May 25, 2031................                 421                 421             421                3              0            0
May 25, 2032................                 446                 446             446                3              0            0
May 25, 2033................                 474                 474             474                3              0            0
May 25, 2034................                 503                 503             503                3              0            0
May 25, 2035................                 534                 534             534                3              0            0
May 25, 2036................                 567                 567             567                3              0            0
May 25, 2037................                  0                   0               0                 0              0            0

Weighted Average Life to Maturity (in
   years)(1)................                29.93               29.88           29.77              7.16           0.07         0.07

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-12

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                 Class 2-A-13
                                              ------------------------------------------------------------------------------------
                                              0%               125%         250%                350%            450%          600%

Distribution Date

Initial Percentage..........                 100                100          100                100             100           100
May 25, 2008................                  99                96           94                  91              89            86
May 25, 2009................                  98                89           80                  73              66            56
May 25, 2010................                  97                79           62                  50              39            23
May 25, 2011................                  96                69           47                  32              18            2
May 25, 2012................                  94                61           34                  17              4             0
May 25, 2013................                  93                53           24                  7               0             0
May 25, 2014................                  92                46           16                  *               0             0
May 25, 2015................                  90                40           10                  0               0             0
May 25, 2016................                  89                35            6                  0               0             0
May 25, 2017................                  87                31            2                  0               0             0
May 25, 2018................                  85                26            0                  0               0             0
May 25, 2019................                  82                22            0                  0               0             0
May 25, 2020................                  80                19            0                  0               0             0
May 25, 2021................                  77                15            0                  0               0             0
May 25, 2022................                  74                12            0                  0               0             0
May 25, 2023................                  71                 9            0                  0               0             0
May 25, 2024................                  67                 6            0                  0               0             0
May 25, 2025................                  63                 4            0                  0               0             0
May 25, 2026................                  59                 2            0                  0               0             0
May 25, 2027................                  55                 0            0                  0               0             0
May 25, 2028................                  50                 0            0                  0               0             0
May 25, 2029................                  45                 0            0                  0               0             0
May 25, 2030................                  40                 0            0                  0               0             0
May 25, 2031................                  34                 0            0                  0               0             0
May 25, 2032................                  28                 0            0                  0               0             0
May 25, 2033................                  21                 0            0                  0               0             0
May 25, 2034................                  14                 0            0                  0               0             0
May 25, 2035................                  7                  0            0                  0               0             0
May 25, 2036................                  0                  0            0                  0               0             0
May 25, 2037................                  0                  0            0                  0               0             0

Weighted Average Life to Maturity (in
   years)(1)................                19.39              7.67         4.27                3.23            2.68          2.20

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.



                                      B-13

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:

                                                                                 Class 2-A-14
                                               0%                125%        250%               350%           450%           600%

Distribution Date

Initial Percentage..........                  100                100          100                100           100             100
May 25, 2008................                  100                100          100                100           100             100
May 25, 2009................                  100                100          100                100           100             100
May 25, 2010................                  100                100          100                100           100             100
May 25, 2011................                  100                100          100                100           100             100
May 25, 2012................                  100                100          100                100           100              0
May 25, 2013................                  100                100          100                100            31              0
May 25, 2014................                  100                100          100                100            0               0
May 25, 2015................                  100                100          100                39             0               0
May 25, 2016................                  100                100          100                 1             0               0
May 25, 2017................                  100                100          100                 0             0               0
May 25, 2018................                  100                100          91                  0             0               0
May 25, 2019................                  100                100          59                  0             0               0
May 25, 2020................                  100                100          31                  0             0               0
May 25, 2021................                  100                100           8                  0             0               0
May 25, 2022................                  100                100           0                  0             0               0
May 25, 2023................                  100                100           0                  0             0               0
May 25, 2024................                  100                100           0                  0             0               0
May 25, 2025................                  100                100           0                  0             0               0
May 25, 2026................                  100                100           0                  0             0               0
May 25, 2027................                  100                 92           0                  0             0               0
May 25, 2028................                  100                 65           0                  0             0               0
May 25, 2029................                  100                 41           0                  0             0               0
May 25, 2030................                  100                 19           0                  0             0               0
May 25, 2031................                  100                 0            0                  0             0               0
May 25, 2032................                  100                 0            0                  0             0               0
May 25, 2033................                  100                 0            0                  0             0               0
May 25, 2034................                  100                 0            0                  0             0               0
May 25, 2035................                  100                 0            0                  0             0               0
May 25, 2036................                   91                 0            0                  0             0               0
May 25, 2037................                   0                  0            0                  0             0               0

Weighted Average Life to Maturity (in
   years)(1)................                 29.40              21.71        12.42              7.91           5.86           4.41

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.



                                      B-14

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                               Class 2-A-15
                                               ------------------------------------------------------------------------------------
                                               0%                125%           250%               350%           450%        600%

Distribution Date

Initial Percentage..........                  100                100             100                100           100          100
May 25, 2008................                  100                100             100                100           100          100
May 25, 2009................                  100                100             100                100           100          100
May 25, 2010................                  100                100             100                100           100          100
May 25, 2011................                  100                100             100                100           100          100
May 25, 2012................                  100                100             100                100           100          48
May 25, 2013................                  100                100             100                100           100           0
May 25, 2014................                  100                100             100                100            57           0
May 25, 2015................                  100                100             100                100            20           0
May 25, 2016................                  100                100             100                100            6            0
May 25, 2017................                  100                100             100                79             4            0
May 25, 2018................                  100                100             100                61             3            0
May 25, 2019................                  100                100             100                47             2            0
May 25, 2020................                  100                100             100                36             2            0
May 25, 2021................                  100                100             100                28             1            0
May 25, 2022................                  100                100             89                 21             1            0
May 25, 2023................                  100                100             73                 16             1            0
May 25, 2024................                  100                100             59                 12             *            0
May 25, 2025................                  100                100             48                  9             *            0
May 25, 2026................                  100                100             39                  7             *            0
May 25, 2027................                  100                100             31                  5             *            0
May 25, 2028................                  100                100             24                  4             *            0
May 25, 2029................                  100                100             19                  3             *            0
May 25, 2030................                  100                100             15                  2             *            0
May 25, 2031................                  100                 98             11                  1             *            0
May 25, 2032................                  100                 80              8                  1             *            0
May 25, 2033................                  100                 63              6                  1             *            0
May 25, 2034................                  100                 47              4                  *             *            0
May 25, 2035................                  100                 33              3                  *             *            0
May 25, 2036................                  100                 19              1                  *             *            0
May 25, 2037................                   0                  0               0                  0             0            0

Weighted Average Life to Maturity (in
   years)(1)................                 29.80              26.94           18.85              12.83          7.55        5.06

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-15

                                           Percentage of Initial Class Balance(1) Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                  Class 3-A-1, Class 3-A-2 and Class 3-A-3
                                            --------------------------------------------------------------------------------------
                                            0%            125%              250%               350%          450%             600%

Distribution Date

Initial Percentage..........               100            100                100                100          100               100
May 25, 2008................                99             97                95                 93            91               89
May 25, 2009................                99             91                84                 78            73               65
May 25, 2010................                98             83                70                 61            52               40
May 25, 2011................                97             76                59                 47            36               24
May 25, 2012................                96             69                49                 35            25               13
May 25, 2013................                95             63                40                 27            17                7
May 25, 2014................                94             58                34                 21            12                4
May 25, 2015................                93             53                28                 16            8                 2
May 25, 2016................                92             48                23                 12            6                 1
May 25, 2017................                91             44                20                  9            4                 1
May 25, 2018................                89             40                16                  7            3                 *
May 25, 2019................                87             36                13                  6            2                 *
May 25, 2020................                84             32                11                  4            1                 *
May 25, 2021................                82             29                 9                  3            1                 *
May 25, 2022................                79             26                 8                  3            1                 *
May 25, 2023................                76             23                 6                  2            1                 *
May 25, 2024................                73             20                 5                  1            *                 *
May 25, 2025................                70             18                 4                  1            *                 *
May 25, 2026................                66             16                 3                  1            *                 *
May 25, 2027................                62             14                 3                  1            *                 *
May 25, 2028................                58             12                 2                  *            *                 *
May 25, 2029................                53             10                 2                  *            *                 *
May 25, 2030................                48             8                  1                  *            *                 *
May 25, 2031................                43             7                  1                  *            *                 *
May 25, 2032................                38             6                  1                  *            *                 *
May 25, 2033................                32             4                  1                  *            *                 *
May 25, 2034................                25             3                  *                  *            *                 *
May 25, 2035................                19             2                  *                  *            *                 *
May 25, 2036................                11             1                  *                  *            *                 *
May 25, 2037................                0              0                  0                  0            0                 0

Weighted Average Life to Maturity (in
   years)(2)................              21.03          10.44              6.41               4.82          3.86             2.98

---------------------------------------

(1) With respect to the Class 3-A-3 Certificates, percentages are expressed as percentages of the initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*    Less than 0.5%, but greater than zero.


                                      B-16

                                           Percentage of Initial Notional Amount Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                   Class 3-IO
                                              ------------------------------------------------------------------------------------
                                              0%                125%          250%               350%            450%         600%

Distribution Date

Initial Percentage..........                 100                100            100                100            100           100
May 25, 2008................                  99                 98            96                 94              93           90
May 25, 2009................                  99                 92            86                 81              76           68
May 25, 2010................                  98                 85            73                 64              55           44
May 25, 2011................                  98                 78            61                 50              40           28
May 25, 2012................                  97                 72            52                 39              29           18
May 25, 2013................                  96                 66            44                 31              21           11
May 25, 2014................                  95                 60            37                 24              15            7
May 25, 2015................                  95                 55            31                 19              11            5
May 25, 2016................                  94                 51            26                 15              8             3
May 25, 2017................                  92                 46            22                 12              6             2
May 25, 2018................                  90                 42            18                  9              4             1
May 25, 2019................                  88                 38            15                  7              3             1
May 25, 2020................                  86                 34            13                  5              2             *
May 25, 2021................                  84                 31            10                  4              1             *
May 25, 2022................                  81                 27             9                  3              1             *
May 25, 2023................                  78                 24             7                  2              1             *
May 25, 2024................                  75                 22             6                  2              1             *
May 25, 2025................                  71                 19             5                  1              *             *
May 25, 2026................                  67                 17             4                  1              *             *
May 25, 2027................                  63                 14             3                  1              *             *
May 25, 2028................                  59                 12             2                  1              *             *
May 25, 2029................                  54                 11             2                  *              *             *
May 25, 2030................                  49                 9              1                  *              *             *
May 25, 2031................                  43                 7              1                  *              *             *
May 25, 2032................                  37                 6              1                  *              *             *
May 25, 2033................                  31                 4              1                  *              *             *
May 25, 2034................                  24                 3              *                  *              *             *
May 25, 2035................                  16                 2              *                  *              *             *
May 25, 2036................                  8                  1              *                  *              *             *
May 25, 2037................                  0                  0              0                  0              0             0

Weighted Average Life to Maturity (in
   years)(1)................                21.19              10.79          6.77               5.18            4.21         3.32

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial notional amount of that class.

*    Less than 0.5%, but greater than zero.

                                      B-17

                                           Percentage of Initial Class Balance(1) Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                           Class 4-A-1 and Class 4-A-2
                                             ---------------------------------------------------------------------------------------
                                             0%             125%              250%               350%          450%             600%

Distribution Date

Initial Percentage..........                100             100                100                100          100               100
May 25, 2008................                 98              91                83                 77            71               62
May 25, 2009................                 97              83                70                 60            51               39
May 25, 2010................                 95              75                58                 46            36               24
May 25, 2011................                 93              68                48                 36            25               14
May 25, 2012................                 92              62                40                 27            18                9
May 25, 2013................                 89              56                33                 21            12                5
May 25, 2014................                 87              50                27                 16            9                 3
May 25, 2015................                 85              45                22                 12            6                 2
May 25, 2016................                 82              40                18                  9            4                 1
May 25, 2017................                 80              36                15                  7            3                 1
May 25, 2018................                 77              32                12                  5            2                 *
May 25, 2019................                 74              29                10                  4            1                 *
May 25, 2020................                 70              25                 8                  3            1                 *
May 25, 2021................                 67              22                 7                  2            1                 *
May 25, 2022................                 63              19                 5                  2            *                 *
May 25, 2023................                 60              17                 4                  1            *                 *
May 25, 2024................                 56              15                 3                  1            *                 *
May 25, 2025................                 51              12                 3                  1            *                 *
May 25, 2026................                 47              10                 2                  *            *                 *
May 25, 2027................                 42              9                  2                  *            *                 *
May 25, 2028................                 37              7                  1                  *            *                 *
May 25, 2029................                 31              6                  1                  *            *                 *
May 25, 2030................                 26              4                  1                  *            *                 *
May 25, 2031................                 19              3                  *                  *            *                 *
May 25, 2032................                 13              2                  *                  *            *                 *
May 25, 2033................                 6               1                  *                  *            *                 *
May 25, 2034................                 *               *                  *                  *            *                 *
May 25, 2035................                 0               0                  0                  0            0                 0
May 25, 2036................                 0               0                  0                  0            0                 0
May 25, 2037................                 0               0                  0                  0            0                 0

Weighted Average Life to Maturity (in
   years)(2)................               16.90            8.71              5.26               3.83          2.93             2.09

---------------------------------------

(1) With respect to the Class 4-A-2 Certificates, percentages are expressed as percentages of the initial notional amount.

(2) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance or notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class balance or notional amount of that class.

*    Less than 0.5%, but greater than zero.


                                      B-18

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                    Class 5-A-1
                                               ------------------------------------------------------------------------------------
                                               0%                125%          250%               350%            450%        600%

Distribution Date

Initial Percentage..........                  100                100            100                100            100          100
May 25, 2008................                  100                100            100                100            100          100
May 25, 2009................                  100                100            100                100            100          100
May 25, 2010................                  100                100            100                100            100          100
May 25, 2011................                  100                100            100                100            100          100
May 25, 2012................                  100                100            100                100            100          82
May 25, 2013................                   99                 97            95                 93              90          48
May 25, 2014................                   98                 93            88                 83              79          28
May 25, 2015................                   97                 87            78                 71              58          16
May 25, 2016................                   94                 80            67                 58              41          10
May 25, 2017................                   91                 71            55                 44              29           6
May 25, 2018................                   88                 64            45                 33              20           4
May 25, 2019................                   84                 56            37                 25              14           2
May 25, 2020................                   80                 50            30                 19              10           1
May 25, 2021................                   76                 44            24                 14              7            1
May 25, 2022................                   72                 38            19                 11              5            1
May 25, 2023................                   67                 33            15                  8              3            *
May 25, 2024................                   63                 29            12                  6              2            *
May 25, 2025................                   58                 24            10                  4              1            *
May 25, 2026................                   52                 20             7                  3              1            *
May 25, 2027................                   47                 17             6                  2              1            *
May 25, 2028................                   41                 14             4                  1              *            *
May 25, 2029................                   34                 11             3                  1              *            *
May 25, 2030................                   28                 8              2                  1              *            *
May 25, 2031................                   21                 5              1                  *              *            *
May 25, 2032................                   14                 3              1                  *              *            *
May 25, 2033................                   7                  2              *                  *              *            *
May 25, 2034................                   *                  *              *                  *              *            *
May 25, 2035................                   0                  0              0                  0              0            0
May 25, 2036................                   0                  0              0                  0              0            0
May 25, 2037................                   0                  0              0                  0              0            0

Weighted Average Life to Maturity (in
   years)(1)................                 18.63              13.99          11.50              10.29           9.14        6.54

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-19

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                  Class 5-A-2
                                              -------------------------------------------------------------------------------------
                                              0%                125%         250%               350%            450%          600%

Distribution Date

Initial Percentage..........                 100                100           100                100            100            100
May 25, 2008................                  98                 89           80                 73              66            55
May 25, 2009................                  96                 79           63                 52              41            27
May 25, 2010................                  94                 70           49                 35              23             9
May 25, 2011................                  92                 61           37                 22              11             0
May 25, 2012................                  89                 53           28                 12              1              0
May 25, 2013................                  87                 47           20                  6              0              0
May 25, 2014................                  84                 40           14                  1              0              0
May 25, 2015................                  81                 35            9                  0              0              0
May 25, 2016................                  78                 30            6                  0              0              0
May 25, 2017................                  75                 26            4                  0              0              0
May 25, 2018................                  72                 23            2                  0              0              0
May 25, 2019................                  69                 19            0                  0              0              0
May 25, 2020................                  66                 16            0                  0              0              0
May 25, 2021................                  62                 13            0                  0              0              0
May 25, 2022................                  58                 11            0                  0              0              0
May 25, 2023................                  54                 8             0                  0              0              0
May 25, 2024................                  50                 6             0                  0              0              0
May 25, 2025................                  45                 4             0                  0              0              0
May 25, 2026................                  40                 2             0                  0              0              0
May 25, 2027................                  35                 1             0                  0              0              0
May 25, 2028................                  30                 0             0                  0              0              0
May 25, 2029................                  24                 0             0                  0              0              0
May 25, 2030................                  18                 0             0                  0              0              0
May 25, 2031................                  11                 0             0                  0              0              0
May 25, 2032................                  5                  0             0                  0              0              0
May 25, 2033................                  0                  0             0                  0              0              0
May 25, 2034................                  0                  0             0                  0              0              0
May 25, 2035................                  0                  0             0                  0              0              0
May 25, 2036................                  0                  0             0                  0              0              0
May 25, 2037................                  0                  0             0                  0              0              0

Weighted Average Life to Maturity (in
   years)(1)................                15.66               6.86         3.64               2.52            1.92          1.38

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-20

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                Class 5-A-3
                                            -----------------------------------------------------------------------------------
                                            0%                125%         250%               350%        450%             600%

Distribution Date

Initial Percentage..........               100                100           100                100        100               100
May 25, 2008................               100                100           100                100        100               100
May 25, 2009................               100                100           100                100        100               100
May 25, 2010................               100                100           100                100        100               100
May 25, 2011................               100                100           100                100        100               65
May 25, 2012................               100                100           100                100        100                0
May 25, 2013................               100                100           100                100         49                0
May 25, 2014................               100                100           100                100         7                 0
May 25, 2015................               100                100           100                74          0                 0
May 25, 2016................               100                100           100                51          0                 0
May 25, 2017................               100                100           100                39          0                 0
May 25, 2018................               100                100           100                30          0                 0
May 25, 2019................               100                100           100                22          0                 0
May 25, 2020................               100                100           81                 17          0                 0
May 25, 2021................               100                100           65                 13          0                 0
May 25, 2022................               100                100           52                  9          0                 0
May 25, 2023................               100                100           42                  7          0                 0
May 25, 2024................               100                100           33                  5          0                 0
May 25, 2025................               100                100           26                  4          0                 0
May 25, 2026................               100                100           20                  3          0                 0
May 25, 2027................               100                100           15                  2          0                 0
May 25, 2028................               100                 86           11                  1          0                 0
May 25, 2029................               100                 68            8                  1          0                 0
May 25, 2030................               100                 50            6                  1          0                 0
May 25, 2031................               100                 35            3                  *          0                 0
May 25, 2032................               100                 21            2                  *          0                 0
May 25, 2033................                82                 10            1                  *          0                 0
May 25, 2034................                1                  *             *                  *          0                 0
May 25, 2035................                0                  0             0                  0          0                 0
May 25, 2036................                0                  0             0                  0          0                 0
May 25, 2037................                0                  0             0                  0          0                 0

Weighted Average Life to Maturity (in
   years)(1)................              26.41              23.24         16.16              10.34       6.10             4.17

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-21

                                          Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                   Class 6-A-1
                                              ------------------------------------------------------------------------------------
                                              0%                125%          250%               350%            450%         600%

Distribution Date

Initial Percentage..........                 100                100            100                100            100           100
May 25, 2008................                  93                 86            79                 73              68           59
May 25, 2009................                  86                 74            62                 53              45           35
May 25, 2010................                  79                 62            48                 38              30           20
May 25, 2011................                  71                 52            36                 27              19           11
May 25, 2012................                  63                 42            27                 19              12            6
May 25, 2013................                  54                 34            20                 13              8             3
May 25, 2014................                  45                 26            14                  8              4             2
May 25, 2015................                  35                 19             9                  5              3             1
May 25, 2016................                  25                 12             6                  3              1             *
May 25, 2017................                  14                 7              3                  1              1             *
May 25, 2018................                  5                  2              1                  *              *             *
May 25, 2019................                  2                  1              *                  *              *             *
May 25, 2020................                  0                  0              0                  0              0             0
May 25, 2021................                  0                  0              0                  0              0             0
May 25, 2022................                  0                  0              0                  0              0             0
May 25, 2023................                  0                  0              0                  0              0             0
May 25, 2024................                  0                  0              0                  0              0             0
May 25, 2025................                  0                  0              0                  0              0             0
May 25, 2026................                  0                  0              0                  0              0             0
May 25, 2027................                  0                  0              0                  0              0             0
May 25, 2028................                  0                  0              0                  0              0             0
May 25, 2029................                  0                  0              0                  0              0             0
May 25, 2030................                  0                  0              0                  0              0             0
May 25, 2031................                  0                  0              0                  0              0             0
May 25, 2032................                  0                  0              0                  0              0             0
May 25, 2033................                  0                  0              0                  0              0             0
May 25, 2034................                  0                  0              0                  0              0             0
May 25, 2035................                  0                  0              0                  0              0             0
May 25, 2036................                  0                  0              0                  0              0             0
May 25, 2037................                  0                  0              0                  0              0             0

Weighted Average Life to Maturity (in
   years)(1)................                 6.24               4.67          3.56               2.91            2.41         1.85

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-22

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                Class 7-A-1
                                             ---------------------------------------------------------------------------------------
                                             0%                125%        250%               350%             450%             600%

Distribution Date

Initial Percentage..........                100                100          100                100             100               100
May 25, 2008................                 93                 86          79                 74               68               59
May 25, 2009................                 87                 74          62                 54               46               35
May 25, 2010................                 79                 63          48                 38               30               20
May 25, 2011................                 72                 52          37                 27               20               11
May 25, 2012................                 64                 43          28                 19               12                6
May 25, 2013................                 55                 34          20                 13               8                 3
May 25, 2014................                 46                 26          14                  8               5                 2
May 25, 2015................                 36                 19          10                  5               3                 1
May 25, 2016................                 26                 13           6                  3               1                 *
May 25, 2017................                 16                 7            3                  1               1                 *
May 25, 2018................                 6                  3            1                  *               *                 *
May 25, 2019................                 3                  1            *                  *               *                 *
May 25, 2020................                 0                  0            0                  0               0                 0
May 25, 2021................                 0                  0            0                  0               0                 0
May 25, 2022................                 0                  0            0                  0               0                 0
May 25, 2023................                 0                  0            0                  0               0                 0
May 25, 2024................                 0                  0            0                  0               0                 0
May 25, 2025................                 0                  0            0                  0               0                 0
May 25, 2026................                 0                  0            0                  0               0                 0
May 25, 2027................                 0                  0            0                  0               0                 0
May 25, 2028................                 0                  0            0                  0               0                 0
May 25, 2029................                 0                  0            0                  0               0                 0
May 25, 2030................                 0                  0            0                  0               0                 0
May 25, 2031................                 0                  0            0                  0               0                 0
May 25, 2032................                 0                  0            0                  0               0                 0
May 25, 2033................                 0                  0            0                  0               0                 0
May 25, 2034................                 0                  0            0                  0               0                 0
May 25, 2035................                 0                  0            0                  0               0                 0
May 25, 2036................                 0                  0            0                  0               0                 0
May 25, 2037................                 0                  0            0                  0               0                 0

Weighted Average Life to Maturity (in
   years)(1)................                6.35               4.73        3.60               2.93             2.42             1.85

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-23

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                  Class 8-A-1
                                            ---------------------------------------------------------------------------------------
                                            0%                125%           250%               350%          450%             600%

Distribution Date

Initial Percentage..........               100                100             100                100          100               100
May 25, 2008................                93                 86             79                 74            68               59
May 25, 2009................                86                 74             62                 53            45               35
May 25, 2010................                79                 62             48                 38            30               20
May 25, 2011................                71                 52             37                 27            19               11
May 25, 2012................                63                 42             27                 19            12                6
May 25, 2013................                54                 34             20                 13            8                 3
May 25, 2014................                45                 26             14                  8            4                 2
May 25, 2015................                35                 19              9                  5            3                 1
May 25, 2016................                25                 12              6                  3            1                 *
May 25, 2017................                14                 6               3                  1            1                 *
May 25, 2018................                6                  3               1                  *            *                 *
May 25, 2019................                2                  1               *                  *            *                 *
May 25, 2020................                0                  0               0                  0            0                 0
May 25, 2021................                0                  0               0                  0            0                 0
May 25, 2022................                0                  0               0                  0            0                 0
May 25, 2023................                0                  0               0                  0            0                 0
May 25, 2024................                0                  0               0                  0            0                 0
May 25, 2025................                0                  0               0                  0            0                 0
May 25, 2026................                0                  0               0                  0            0                 0
May 25, 2027................                0                  0               0                  0            0                 0
May 25, 2028................                0                  0               0                  0            0                 0
May 25, 2029................                0                  0               0                  0            0                 0
May 25, 2030................                0                  0               0                  0            0                 0
May 25, 2031................                0                  0               0                  0            0                 0
May 25, 2032................                0                  0               0                  0            0                 0
May 25, 2033................                0                  0               0                  0            0                 0
May 25, 2034................                0                  0               0                  0            0                 0
May 25, 2035................                0                  0               0                  0            0                 0
May 25, 2036................                0                  0               0                  0            0                 0
May 25, 2037................                0                  0               0                  0            0                 0

Weighted Average Life to Maturity (in
   years)(1)................               6.27               4.68           3.57               2.92          2.41             1.85

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-24

                                           Percentage of Initial Notional Amount Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                  Class S-IO
                                             ---------------------------------------------------------------------------------
                                              0%                125%         250%               350%       450%           600%

Distribution Date

Initial Percentage..........                 100                100           100                100       100             100
May 25, 2008................                  98                 91           83                 78         72             63
May 25, 2009................                  96                 82           70                 60         51             39
May 25, 2010................                  94                 75           58                 46         37             25
May 25, 2011................                  92                 67           48                 36         26             15
May 25, 2012................                  90                 61           40                 28         19             10
May 25, 2013................                  87                 55           33                 21         13              6
May 25, 2014................                  85                 49           27                 16         9               4
May 25, 2015................                  82                 44           22                 12         7               2
May 25, 2016................                  79                 39           18                  9         5               1
May 25, 2017................                  75                 35           15                  7         3               1
May 25, 2018................                  72                 31           12                  5         2               1
May 25, 2019................                  69                 27           10                  4         2               *
May 25, 2020................                  66                 24            8                  3         1               *
May 25, 2021................                  63                 21            6                  2         1               *
May 25, 2022................                  59                 18            5                  2         1               *
May 25, 2023................                  56                 16            4                  1         *               *
May 25, 2024................                  52                 14            3                  1         *               *
May 25, 2025................                  48                 12            3                  1         *               *
May 25, 2026................                  44                 10            2                  *         *               *
May 25, 2027................                  39                 8             2                  *         *               *
May 25, 2028................                  35                 7             1                  *         *               *
May 25, 2029................                  29                 5             1                  *         *               *
May 25, 2030................                  24                 4             1                  *         *               *
May 25, 2031................                  18                 3             *                  *         *               *
May 25, 2032................                  12                 2             *                  *         *               *
May 25, 2033................                  6                  1             *                  *         *               *
May 25, 2034................                  *                  *             *                  *         *               *
May 25, 2035................                  0                  0             0                  0         0               0
May 25, 2036................                  0                  0             0                  0         0               0
May 25, 2037................                  0                  0             0                  0         0               0

Weighted Average Life to Maturity (in
   years)(1)................                16.23               8.51         5.24               3.86       2.99           2.17

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the notional amount thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial notional amount of that class.

*    Less than 0.5%, but greater than zero.


                                      B-25

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                                 Class S-PO
                                            ---------------------------------------------------------------------------------------
                                             0%                125%         250%               350%           450%             600%

Distribution Date

Initial Percentage..........                100                100           100                100           100               100
May 25, 2008................                 98                 91           84                 78             72               63
May 25, 2009................                 97                 83           70                 60             52               40
May 25, 2010................                 95                 75           58                 47             37               25
May 25, 2011................                 93                 68           49                 36             26               16
May 25, 2012................                 91                 62           40                 28             19               10
May 25, 2013................                 89                 56           34                 22             13                6
May 25, 2014................                 86                 50           28                 17             10                4
May 25, 2015................                 84                 45           23                 13             7                 2
May 25, 2016................                 81                 40           19                 10             5                 1
May 25, 2017................                 78                 36           15                  7             3                 1
May 25, 2018................                 75                 32           13                  6             2                 1
May 25, 2019................                 72                 28           10                  4             2                 *
May 25, 2020................                 69                 25            8                  3             1                 *
May 25, 2021................                 66                 22            7                  2             1                 *
May 25, 2022................                 62                 19            5                  2             1                 *
May 25, 2023................                 58                 17            4                  1             *                 *
May 25, 2024................                 54                 14            3                  1             *                 *
May 25, 2025................                 50                 12            3                  1             *                 *
May 25, 2026................                 45                 10            2                  1             *                 *
May 25, 2027................                 40                 8             2                  *             *                 *
May 25, 2028................                 35                 7             1                  *             *                 *
May 25, 2029................                 30                 5             1                  *             *                 *
May 25, 2030................                 24                 4             1                  *             *                 *
May 25, 2031................                 18                 3             *                  *             *                 *
May 25, 2032................                 12                 2             *                  *             *                 *
May 25, 2033................                 6                  1             *                  *             *                 *
May 25, 2034................                 0                  0             0                  0             0                 0
May 25, 2035................                 0                  0             0                  0             0                 0
May 25, 2036................                 0                  0             0                  0             0                 0
May 25, 2037................                 0                  0             0                  0             0                 0

Weighted Average Life to Maturity (in
   years)(1)................               16.61               8.67         5.31               3.90           3.01             2.18

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      B-26

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                              Class N-M, Class N-B-1, Class N-B-2 and Class N-B-3
                                              -----------------------------------------------------------------------------------
                                              0%           125%              250%           350%               450%          600%

Distribution Date

Initial Percentage..........                 100           100                100            100               100            100
May 25, 2008................                  99            99                99             99                 99            99
May 25, 2009................                  98            98                98             98                 98            98
May 25, 2010................                  97            97                97             97                 97            97
May 25, 2011................                  96            96                96             96                 96            96
May 25, 2012................                  95            95                95             95                 95            95
May 25, 2013................                  94            92                90             88                 86            83
May 25, 2014................                  93            88                83             79                 75            68
May 25, 2015................                  92            83                75             68                 61            52
May 25, 2016................                  91            77                65             55                 47            36
May 25, 2017................                  89            70                54             43                 34            23
May 25, 2018................                  87            63                45             33                 24            14
May 25, 2019................                  85            57                37             26                 17             9
May 25, 2020................                  83            51                31             20                 12             5
May 25, 2021................                  80            46                25             15                 9              3
May 25, 2022................                  78            41                21             12                 6              2
May 25, 2023................                  75            37                17              9                 4              1
May 25, 2024................                  71            32                14              7                 3              1
May 25, 2025................                  68            29                11              5                 2              *
May 25, 2026................                  64            25                 9              4                 1              *
May 25, 2027................                  60            22                 7              3                 1              *
May 25, 2028................                  56            19                 6              2                 1              *
May 25, 2029................                  52            16                 4              1                 *              *
May 25, 2030................                  47            13                 3              1                 *              *
May 25, 2031................                  42            11                 3              1                 *              *
May 25, 2032................                  37            9                  2              1                 *              *
May 25, 2033................                  31            7                  1              *                 *              *
May 25, 2034................                  25            5                  1              *                 *              *
May 25, 2035................                  18            4                  1              *                 *              *
May 25, 2036................                  12            2                  *              *                 *              *
May 25, 2037................                  0             0                  0              0                 0              0

Weighted Average Life to Maturity (in
   years)(1)................                20.71         14.40              11.43          10.10              9.22          8.36

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-27

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PSA Set Forth Below:


                                                                     Class S-B-1, Class S-B-2 and Class S-B-3
                                             -------------------------------------------------------------------------------------
                                             0%              125%              250%               350%           450%        600%

Distribution Date

Initial Percentage..........                100              100                100                100           100          100
May 25, 2008................                 97               97                97                 97             97          97
May 25, 2009................                 94               94                94                 94             94          94
May 25, 2010................                 91               91                91                 91             91          91
May 25, 2011................                 87               87                87                 87             87          87
May 25, 2012................                 83               83                83                 83             83          83
May 25, 2013................                 80               78                76                 74             72          70
May 25, 2014................                 75               71                67                 64             61          55
May 25, 2015................                 71               64                57                 52             47          40
May 25, 2016................                 66               56                47                 40             34          26
May 25, 2017................                 61               48                37                 30             23          15
May 25, 2018................                 57               41                29                 22             16           9
May 25, 2019................                 53               36                23                 16             11           6
May 25, 2020................                 50               31                19                 12             7            3
May 25, 2021................                 48               28                15                  9             5            2
May 25, 2022................                 45               24                12                  7             4            1
May 25, 2023................                 43               21                10                  5             2            1
May 25, 2024................                 40               18                 8                  4             2            *
May 25, 2025................                 37               15                 6                  3             1            *
May 25, 2026................                 33               13                 5                  2             1            *
May 25, 2027................                 30               11                 4                  1             *            *
May 25, 2028................                 26               9                  3                  1             *            *
May 25, 2029................                 22               7                  2                  1             *            *
May 25, 2030................                 18               5                  1                  *             *            *
May 25, 2031................                 14               4                  1                  *             *            *
May 25, 2032................                 9                2                  *                  *             *            *
May 25, 2033................                 4                1                  *                  *             *            *
May 25, 2034................                 *                *                  *                  *             *            *
May 25, 2035................                 0                0                  0                  0             0            0
May 25, 2036................                 0                0                  0                  0             0            0
May 25, 2037................                 0                0                  0                  0             0            0

Weighted Average Life to Maturity (in
   years)(1)................               13.87            10.87              9.26               8.46           7.90        7.32

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-28

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                          Class T-A-1A and Class T-A-1B
                                             ---------------------------------------------------------------------------------------
                                             0%                  50%                   100%             150%                   200%

Distribution Date

Initial Percentage..........                 100                 100                   100               100                    100
May 25, 2008................                 99                  74                     50               26                      1
May 25, 2009................                 97                  47                     2                 0                      0
May 25, 2010................                 96                  23                     0                 0                      0
May 25, 2011................                 94                   4                     0                 0                      0
May 25, 2012................                 93                   0                     0                 0                      0
May 25, 2013................                 91                   0                     0                 0                      0
May 25, 2014................                 89                   0                     0                 0                      0
May 25, 2015................                 89                   0                     0                 0                      0
May 25, 2016................                 88                   0                     0                 0                      0
May 25, 2017................                 86                   0                     0                 0                      0
May 25, 2018................                 84                   0                     0                 0                      0
May 25, 2019................                 81                   0                     0                 0                      0
May 25, 2020................                 78                   0                     0                 0                      0
May 25, 2021................                 74                   0                     0                 0                      0
May 25, 2022................                 69                   0                     0                 0                      0
May 25, 2023................                 65                   0                     0                 0                      0
May 25, 2024................                 59                   0                     0                 0                      0
May 25, 2025................                 54                   0                     0                 0                      0
May 25, 2026................                 47                   0                     0                 0                      0
May 25, 2027................                 39                   0                     0                 0                      0
May 25, 2028................                 31                   0                     0                 0                      0
May 25, 2029................                 22                   0                     0                 0                      0
May 25, 2030................                 12                   0                     0                 0                      0
May 25, 2031................                  2                   0                     0                 0                      0
May 25, 2032................                  0                   0                     0                 0                      0
May 25, 2033................                  0                   0                     0                 0                      0
May 25, 2034................                  0                   0                     0                 0                      0
May 25, 2035................                  0                   0                     0                 0                      0
May 25, 2036................                  0                   0                     0                 0                      0
May 25, 2037................                  0                   0                     0                 0                      0

Weighted Average Life to Maturity (in
   years)(1)................                16.91               2.00                   1.05             0.73                   0.56

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-29

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                                    Class T-A-2
                                              --------------------------------------------------------------------------------------
                                              0%                     50%                100%                150%                200%

Distribution Date

Initial Percentage..........                  100                    100                100                  100                 100
May 25, 2008................                  100                    100                100                  100                 100
May 25, 2009................                  100                    100                100                   0                   0
May 25, 2010................                  100                    100                 0                    0                   0
May 25, 2011................                  100                    100                 0                    0                   0
May 25, 2012................                  100                    65                  0                    0                   0
May 25, 2013................                  100                    33                  0                    0                   0
May 25, 2014................                  100                     9                  0                    0                   0
May 25, 2015................                  100                     7                  0                    0                   0
May 25, 2016................                  100                     0                  0                    0                   0
May 25, 2017................                  100                     0                  0                    0                   0
May 25, 2018................                  100                     0                  0                    0                   0
May 25, 2019................                  100                     0                  0                    0                   0
May 25, 2020................                  100                     0                  0                    0                   0
May 25, 2021................                  100                     0                  0                    0                   0
May 25, 2022................                  100                     0                  0                    0                   0
May 25, 2023................                  100                     0                  0                    0                   0
May 25, 2024................                  100                     0                  0                    0                   0
May 25, 2025................                  100                     0                  0                    0                   0
May 25, 2026................                  100                     0                  0                    0                   0
May 25, 2027................                  100                     0                  0                    0                   0
May 25, 2028................                  100                     0                  0                    0                   0
May 25, 2029................                  100                     0                  0                    0                   0
May 25, 2030................                  100                     0                  0                    0                   0
May 25, 2031................                  100                     0                  0                    0                   0
May 25, 2032................                  72                      0                  0                    0                   0
May 25, 2033................                  34                      0                  0                    0                   0
May 25, 2034................                   0                      0                  0                    0                   0
May 25, 2035................                   0                      0                  0                    0                   0
May 25, 2036................                   0                      0                  0                    0                   0
May 25, 2037................                   0                      0                  0                    0                   0

Weighted Average Life to Maturity (in
   years)(1)................                 25.59                  5.70                2.50                1.64                1.21

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.




                                      B-30

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                                 Class T-A-3
                                              -----------------------------------------------------------------------------------
                                              0%                     50%             100%                  150%              200%

Distribution Date

Initial Percentage..........                  100                    100             100                    100               100
May 25, 2008................                  100                    100             100                    100               100
May 25, 2009................                  100                    100             100                    74                 0
May 25, 2010................                  100                    100              89                     0                 0
May 25, 2011................                  100                    100              4                      0                 0
May 25, 2012................                  100                    100              0                      0                 0
May 25, 2013................                  100                    100              0                      0                 0
May 25, 2014................                  100                    100              0                      0                 0
May 25, 2015................                  100                    100              0                      0                 0
May 25, 2016................                  100                    99               0                      0                 0
May 25, 2017................                  100                    80               0                      0                 0
May 25, 2018................                  100                    57               0                      0                 0
May 25, 2019................                  100                    32               0                      0                 0
May 25, 2020................                  100                     9               0                      0                 0
May 25, 2021................                  100                     0               0                      0                 0
May 25, 2022................                  100                     0               0                      0                 0
May 25, 2023................                  100                     0               0                      0                 0
May 25, 2024................                  100                     0               0                      0                 0
May 25, 2025................                  100                     0               0                      0                 0
May 25, 2026................                  100                     0               0                      0                 0
May 25, 2027................                  100                     0               0                      0                 0
May 25, 2028................                  100                     0               0                      0                 0
May 25, 2029................                  100                     0               0                      0                 0
May 25, 2030................                  100                     0               0                      0                 0
May 25, 2031................                  100                     0               0                      0                 0
May 25, 2032................                  100                     0               0                      0                 0
May 25, 2033................                  100                     0               0                      0                 0
May 25, 2034................                  85                      0               0                      0                 0
May 25, 2035................                   9                      0               0                      0                 0
May 25, 2036................                   0                      0               0                      0                 0
May 25, 2037................                   0                      0               0                      0                 0

Weighted Average Life to Maturity (in
   years)(1)................                 27.50                  11.29            3.50                  2.13              1.54

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-31

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                           Class T-A-4 and Class T-A-7
                                              -----------------------------------------------------------------------------------
                                              0%                 50%                   100%                150%              200%

Distribution Date

Initial Percentage..........                  100                100                   100                  100               100
May 25, 2008................                  100                100                   100                  100               100
May 25, 2009................                  100                100                   100                  100               34
May 25, 2010................                  100                100                   100                  13                 0
May 25, 2011................                  100                100                   100                   0                 0
May 25, 2012................                  100                100                    58                   0                 0
May 25, 2013................                  100                100                    38                   0                 0
May 25, 2014................                  100                100                    28                   0                 0
May 25, 2015................                  100                100                    28                   0                 0
May 25, 2016................                  100                100                    28                   0                 0
May 25, 2017................                  100                100                    28                   0                 0
May 25, 2018................                  100                100                    25                   0                 0
May 25, 2019................                  100                100                    20                   0                 0
May 25, 2020................                  100                100                    15                   0                 0
May 25, 2021................                  100                91                     10                   0                 0
May 25, 2022................                  100                77                     6                    0                 0
May 25, 2023................                  100                66                     4                    0                 0
May 25, 2024................                  100                55                     2                    0                 0
May 25, 2025................                  100                46                     *                    0                 0
May 25, 2026................                  100                38                     0                    0                 0
May 25, 2027................                  100                31                     0                    0                 0
May 25, 2028................                  100                25                     0                    0                 0
May 25, 2029................                  100                20                     0                    0                 0
May 25, 2030................                  100                16                     0                    0                 0
May 25, 2031................                  100                11                     0                    0                 0
May 25, 2032................                  100                 8                     0                    0                 0
May 25, 2033................                  100                 5                     0                    0                 0
May 25, 2034................                  100                 2                     0                    0                 0
May 25, 2035................                  100                 *                     0                    0                 0
May 25, 2036................                  49                  0                     0                    0                 0
May 25, 2037................                   0                  0                     0                    0                 0

Weighted Average Life to Maturity (in
   years)(1)................                 29.00              18.47                  7.42                2.77              1.95

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.

                                      B-32

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                           Class T-A-5 and Class T-A-6
                                              --------------------------------------------------------------------------------------
                                              0%                 50%                   100%                  150%              200%

Distribution Date

Initial Percentage..........                  100                100                   100                    100               100
May 25, 2008................                  100                100                   100                    100               100
May 25, 2009................                  100                100                   100                    100               100
May 25, 2010................                  100                100                   100                    100               42
May 25, 2011................                  100                93                     89                    78                34
May 25, 2012................                  99                 87                     78                    48                17
May 25, 2013................                  99                 77                     61                    30                 8
May 25, 2014................                  98                 67                     46                    19                 3
May 25, 2015................                  95                 44                     29                    11                 *
May 25, 2016................                  92                 28                     17                     6                 0
May 25, 2017................                  88                 18                     8                      3                 0
May 25, 2018................                  81                 11                     3                      1                 0
May 25, 2019................                  73                  7                     1                      0                 0
May 25, 2020................                  66                  4                     *                      0                 0
May 25, 2021................                  59                  2                     *                      0                 0
May 25, 2022................                  51                  1                     *                      0                 0
May 25, 2023................                  45                  1                     *                      0                 0
May 25, 2024................                  39                  *                     *                      0                 0
May 25, 2025................                  33                  *                     *                      0                 0
May 25, 2026................                  27                  *                     0                      0                 0
May 25, 2027................                  21                  *                     0                      0                 0
May 25, 2028................                  17                  *                     0                      0                 0
May 25, 2029................                  12                  *                     0                      0                 0
May 25, 2030................                   9                  *                     0                      0                 0
May 25, 2031................                   6                  *                     0                      0                 0
May 25, 2032................                   4                  *                     0                      0                 0
May 25, 2033................                   2                  *                     0                      0                 0
May 25, 2034................                   1                  *                     0                      0                 0
May 25, 2035................                   *                  0                     0                      0                 0
May 25, 2036................                   *                  0                     0                      0                 0
May 25, 2037................                   0                  0                     0                      0                 0

Weighted Average Life to Maturity (in
   years)(1)................                 15.68              7.93                   6.82                  5.50              3.61

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-33

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                           Class T-A-P1 and Class T-A-P2
                                              ------------------------------------------------------------------------------------
                                              0%                  50%                   100%             150%                 200%

Distribution Date

Initial Percentage..........                  100                 100                   100               100                  100
May 25, 2008................                  99                  89                     78               67                   55
May 25, 2009................                  99                  76                     56               39                   24
May 25, 2010................                  98                  65                     40               21                    8
May 25, 2011................                  97                  56                     30               15                    7
May 25, 2012................                  97                  47                     23                9                    3
May 25, 2013................                  96                  41                     17                6                    2
May 25, 2014................                  95                  36                     13                4                    1
May 25, 2015................                  94                  31                     9                 2                    *
May 25, 2016................                  93                  27                     7                 1                    0
May 25, 2017................                  91                  23                     5                 1                    0
May 25, 2018................                  89                  20                     4                 *                    0
May 25, 2019................                  86                  17                     3                 0                    0
May 25, 2020................                  83                  14                     2                 0                    0
May 25, 2021................                  80                  12                     1                 0                    0
May 25, 2022................                  77                  10                     1                 0                    0
May 25, 2023................                  73                   8                     *                 0                    0
May 25, 2024................                  70                   7                     *                 0                    0
May 25, 2025................                  66                   6                     *                 0                    0
May 25, 2026................                  62                   5                     0                 0                    0
May 25, 2027................                  57                   4                     0                 0                    0
May 25, 2028................                  53                   3                     0                 0                    0
May 25, 2029................                  48                   3                     0                 0                    0
May 25, 2030................                  43                   2                     0                 0                    0
May 25, 2031................                  38                   1                     0                 0                    0
May 25, 2032................                  32                   1                     0                 0                    0
May 25, 2033................                  26                   1                     0                 0                    0
May 25, 2034................                  20                   *                     0                 0                    0
May 25, 2035................                  13                   *                     0                 0                    0
May 25, 2036................                   6                   0                     0                 0                    0
May 25, 2037................                   0                   0                     0                 0                    0

Weighted Average Life to Maturity (in
   years)(1)................                 20.33               6.56                   3.41             2.17                 1.51

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-34

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                             Class T-M-1
                                              -----------------------------------------------------------------------------------
                                              0%                  50%                   100%               150%              200%

Distribution Date

Initial Percentage..........                  100                 100                   100                 100               100
May 25, 2008................                  100                 100                   100                 100               100
May 25, 2009................                  100                 100                   100                 100               100
May 25, 2010................                  100                 100                   100                 100               100
May 25, 2011................                  100                 100                    65                 33                14
May 25, 2012................                  100                 100                    49                 20                 4
May 25, 2013................                  100                 88                     36                 13                 0
May 25, 2014................                  100                 77                     27                  6                 0
May 25, 2015................                  100                 66                     20                  0                 0
May 25, 2016................                  100                 58                     15                  0                 0
May 25, 2017................                  100                 50                     11                  0                 0
May 25, 2018................                  100                 42                     7                   0                 0
May 25, 2019................                  100                 36                     1                   0                 0
May 25, 2020................                  100                 31                     0                   0                 0
May 25, 2021................                  100                 26                     0                   0                 0
May 25, 2022................                  100                 22                     0                   0                 0
May 25, 2023................                  100                 18                     0                   0                 0
May 25, 2024................                  100                 15                     0                   0                 0
May 25, 2025................                  100                 13                     0                   0                 0
May 25, 2026................                  100                 10                     0                   0                 0
May 25, 2027................                  100                  8                     0                   0                 0
May 25, 2028................                  100                  4                     0                   0                 0
May 25, 2029................                  100                  1                     0                   0                 0
May 25, 2030................                  92                   0                     0                   0                 0
May 25, 2031................                  81                   0                     0                   0                 0
May 25, 2032................                  69                   0                     0                   0                 0
May 25, 2033................                  57                   0                     0                   0                 0
May 25, 2034................                  43                   0                     0                   0                 0
May 25, 2035................                  29                   0                     0                   0                 0
May 25, 2036................                  13                   0                     0                   0                 0
May 25, 2037................                   0                   0                     0                   0                 0

Weighted Average Life to Maturity (in
   years)(1)................                 26.36               11.17                  5.76               4.11              3.72

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-35

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                            Class T-M-2
                                              -----------------------------------------------------------------------------------
                                              0%                 50%                   100%                  150%            200%

Distribution Date

Initial Percentage..........                  100                100                   100                    100             100
May 25, 2008................                  100                100                   100                    100             100
May 25, 2009................                  100                100                   100                    100             100
May 25, 2010................                  100                100                   100                    100             100
May 25, 2011................                  100                100                    65                    33              14
May 25, 2012................                  100                100                    49                    20               0
May 25, 2013................                  100                88                     36                    10               0
May 25, 2014................                  100                77                     27                     0               0
May 25, 2015................                  100                66                     20                     0               0
May 25, 2016................                  100                58                     15                     0               0
May 25, 2017................                  100                50                     5                      0               0
May 25, 2018................                  100                42                     0                      0               0
May 25, 2019................                  100                36                     0                      0               0
May 25, 2020................                  100                31                     0                      0               0
May 25, 2021................                  100                26                     0                      0               0
May 25, 2022................                  100                22                     0                      0               0
May 25, 2023................                  100                18                     0                      0               0
May 25, 2024................                  100                15                     0                      0               0
May 25, 2025................                  100                10                     0                      0               0
May 25, 2026................                  100                 4                     0                      0               0
May 25, 2027................                  100                 0                     0                      0               0
May 25, 2028................                  100                 0                     0                      0               0
May 25, 2029................                  100                 0                     0                      0               0
May 25, 2030................                  92                  0                     0                      0               0
May 25, 2031................                  81                  0                     0                      0               0
May 25, 2032................                  69                  0                     0                      0               0
May 25, 2033................                  57                  0                     0                      0               0
May 25, 2034................                  43                  0                     0                      0               0
May 25, 2035................                  29                  0                     0                      0               0
May 25, 2036................                  12                  0                     0                      0               0
May 25, 2037................                   0                  0                     0                      0               0

Weighted Average Life to Maturity (in
   years)(1)................                 26.34              10.94                  5.62                  3.96            3.47

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.




                                      B-36

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                          Class T-M-3
                                             --------------------------------------------------------------------------------------
                                             0%                     50%               100%                  150%              200%

Distribution Date

Initial Percentage..........                 100                    100               100                    100               100
May 25, 2008................                 100                    100               100                    100               100
May 25, 2009................                 100                    100               100                    100               100
May 25, 2010................                 100                    100               100                    100               100
May 25, 2011................                 100                    100                65                    33                 *
May 25, 2012................                 100                    100                49                    20                 0
May 25, 2013................                 100                    88                 36                     0                 0
May 25, 2014................                 100                    77                 27                     0                 0
May 25, 2015................                 100                    66                 20                     0                 0
May 25, 2016................                 100                    58                 3                      0                 0
May 25, 2017................                 100                    50                 0                      0                 0
May 25, 2018................                 100                    42                 0                      0                 0
May 25, 2019................                 100                    36                 0                      0                 0
May 25, 2020................                 100                    31                 0                      0                 0
May 25, 2021................                 100                    26                 0                      0                 0
May 25, 2022................                 100                    22                 0                      0                 0
May 25, 2023................                 100                    18                 0                      0                 0
May 25, 2024................                 100                     4                 0                      0                 0
May 25, 2025................                 100                     0                 0                      0                 0
May 25, 2026................                 100                     0                 0                      0                 0
May 25, 2027................                 100                     0                 0                      0                 0
May 25, 2028................                 100                     0                 0                      0                 0
May 25, 2029................                 100                     0                 0                      0                 0
May 25, 2030................                 92                      0                 0                      0                 0
May 25, 2031................                 81                      0                 0                      0                 0
May 25, 2032................                 69                      0                 0                      0                 0
May 25, 2033................                 57                      0                 0                      0                 0
May 25, 2034................                 43                      0                 0                      0                 0
May 25, 2035................                 29                      0                 0                      0                 0
May 25, 2036................                  0                      0                 0                      0                 0
May 25, 2037................                  0                      0                 0                      0                 0

Weighted Average Life to Maturity (in
   years)(1)................                26.30                  10.69              5.46                  3.85              3.34

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.

*    Less than 0.5%, but greater than zero.


                                      B-37

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                             Class T-M-4
                                             -------------------------------------------------------------------------------------
                                             0%                     50%               100%                  150%              200%

Distribution Date

Initial Percentage..........                 100                    100               100                    100               100
May 25, 2008................                 100                    100               100                    100               100
May 25, 2009................                 100                    100               100                    100               100
May 25, 2010................                 100                    100               100                    100               100
May 25, 2011................                 100                    100                65                    33                 0
May 25, 2012................                 100                    100                49                    10                 0
May 25, 2013................                 100                    88                 36                     0                 0
May 25, 2014................                 100                    77                 27                     0                 0
May 25, 2015................                 100                    66                 8                      0                 0
May 25, 2016................                 100                    58                 0                      0                 0
May 25, 2017................                 100                    50                 0                      0                 0
May 25, 2018................                 100                    42                 0                      0                 0
May 25, 2019................                 100                    36                 0                      0                 0
May 25, 2020................                 100                    31                 0                      0                 0
May 25, 2021................                 100                    26                 0                      0                 0
May 25, 2022................                 100                    14                 0                      0                 0
May 25, 2023................                 100                     1                 0                      0                 0
May 25, 2024................                 100                     0                 0                      0                 0
May 25, 2025................                 100                     0                 0                      0                 0
May 25, 2026................                 100                     0                 0                      0                 0
May 25, 2027................                 100                     0                 0                      0                 0
May 25, 2028................                 100                     0                 0                      0                 0
May 25, 2029................                 100                     0                 0                      0                 0
May 25, 2030................                 92                      0                 0                      0                 0
May 25, 2031................                 81                      0                 0                      0                 0
May 25, 2032................                 69                      0                 0                      0                 0
May 25, 2033................                 57                      0                 0                      0                 0
May 25, 2034................                 43                      0                 0                      0                 0
May 25, 2035................                 29                      0                 0                      0                 0
May 25, 2036................                  0                      0                 0                      0                 0
May 25, 2037................                  0                      0                 0                      0                 0

Weighted Average Life to Maturity (in
   years)(1)................                26.24                  10.42              5.30                  3.73              3.23

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.


                                      B-38

                                            Percentage of Initial Class Balance Outstanding
                                         at the Respective Percentages of PPC Set Forth Below:


                                                                              Class T-M-5
                                               -----------------------------------------------------------------------------------
                                               0%                50%                   100%              150%                200%

Distribution Date

Initial Percentage..........                   100               100                   100                100                 100
May 25, 2008................                   100               100                   100                100                 100
May 25, 2009................                   100               100                   100                100                 100
May 25, 2010................                   100               100                   100                100                 100
May 25, 2011................                   100               100                    65                26                   0
May 25, 2012................                   100               100                    49                 0                   0
May 25, 2013................                   100               88                     35                 0                   0
May 25, 2014................                   100               77                     8                  0                   0
May 25, 2015................                   100               66                     0                  0                   0
May 25, 2016................                   100               58                     0                  0                   0
May 25, 2017................                   100               50                     0                  0                   0
May 25, 2018................                   100               42                     0                  0                   0
May 25, 2019................                   100               34                     0                  0                   0
May 25, 2020................                   100               19                     0                  0                   0
May 25, 2021................                   100                5                     0                  0                   0
May 25, 2022................                   100                0                     0                  0                   0
May 25, 2023................                   100                0                     0                  0                   0
May 25, 2024................                   100                0                     0                  0                   0
May 25, 2025................                   100                0                     0                  0                   0
May 25, 2026................                   100                0                     0                  0                   0
May 25, 2027................                   100                0                     0                  0                   0
May 25, 2028................                   100                0                     0                  0                   0
May 25, 2029................                   100                0                     0                  0                   0
May 25, 2030................                   92                 0                     0                  0                   0
May 25, 2031................                   81                 0                     0                  0                   0
May 25, 2032................                   69                 0                     0                  0                   0
May 25, 2033................                   57                 0                     0                  0                   0
May 25, 2034................                   43                 0                     0                  0                   0
May 25, 2035................                   14                 0                     0                  0                   0
May 25, 2036................                    0                 0                     0                  0                   0
May 25, 2037................                    0                 0                     0                  0                   0

Weighted Average Life to Maturity (in
   years)(1)................                  26.09             9.91                   5.01              3.54                3.12

---------------------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance thereof by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial class balance of that class.



                                      B-39

                                   Appendix C

                           Hypothetical Mortgage Loans



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
   N    5.3750000000     0.2500000000         708,005.75        360              359            360
   N    5.5000000000     0.2500000000       3,582,700.57        360              360            360
   N    5.6250000000     0.2500000000       3,508,977.19        360              359            360
   N    5.7500000000     0.2500000000         138,699.16        480              356            360
   N    5.7500000000     0.2500000000       8,191,146.85        360              359            360
   N    5.7500000000     0.2500000000       1,115,729.52        480              356            360
   N    5.8750000000     0.2500000000      18,175,488.71        359              358            359
   N    5.9800000000     0.2500000000       1,610,563.86        360              359            360
   N    6.0000000000     0.2500000000      18,512,905.36        356              355            356
   N    6.0000000000     0.2500000000         511,742.90        480              359            360
   N    6.1250000000     0.2500000000       1,436,548.41        360              358            360
   N    6.1250000000     0.2500000000      18,726,925.92        360              359            360
   N    6.1250000000     0.2500000000       2,483,882.35        480              358            360
   N    6.2500000000     0.2500000000       2,535,470.65        360              358            360
   N    6.2500000000     0.2500000000         165,344.33        480              358            360
   N    6.2500000000     0.2500000000      46,626,297.92        360              359            360
   N    6.2500000000     0.2500000000       9,435,762.15        480              357            360
   N    6.3750000000     0.2500000000       6,508,015.41        360              358            360
   N    6.3750000000     0.2500000000       1,727,771.34        480              357            360
   N    6.3750000000     0.2500000000      32,831,150.80        358              356            358
   N    6.3750000000     0.2500000000       9,514,480.84        480              358            360
   N    6.5000000000     0.2500000000       4,219,537.70        360              358            360
   N    6.5000000000     0.2500000000         646,855.70        480              356            360
   N    6.5000000000     0.2500000000      14,193,270.30        359              356            359
   N    6.5000000000     0.2500000000       6,791,174.85        480              358            360
   N    6.6250000000     0.2500000000       3,060,410.59        360              357            360
   N    6.6250000000     0.2500000000         374,841.37        480              359            360
   N    6.6250000000     0.2500000000      10,158,638.23        360              358            360
   N    6.6250000000     0.2500000000       4,188,341.98        480              358            360
   N    6.7500000000     0.2500000000       1,314,708.06        360              358            360
   N    6.7500000000     0.2500000000      10,129,777.90        360              358            360
   N    6.7500000000     0.2500000000       1,435,424.77        480              357            360
   N    6.8750000000     0.2500000000       9,613,673.36        350              348            350
   N    6.8750000000     0.2500000000         769,208.98        480              358            360
   N    7.0000000000     0.2500000000         752,602.12        360              358            360
   N    7.0000000000     0.2500000000         327,239.17        480              354            360
   N    7.1250000000     0.2500000000         642,467.75        360              358            360
   N    7.1250000000     0.2500000000         499,196.93        360              358            360
   N    7.1250000000     0.2500000000         488,248.22        480              358            360
   N    7.2500000000     0.2500000000         425,881.69        360              358            360
   N    7.2500000000     0.2500000000       1,335,947.26        360              357            360



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
   N           1             0              0                  None                      None
   N           0             0              0                  None                      None
   N           1             0              0                  None                      None
   N           4             0              0                  None                      None
   N           1             0              0                  None                      None
   N           4             0              0                  None                      None
   N           1             0              0                  None                      None
   N           1             0              0                  None                      None
   N           1             0              0                  None                      None
   N           1             0              0                  None                      None
   N           2             0              0                  None                      None
   N           1             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           1             0              0                  None                      None
   N           3             0              0                  None                      None
   N           2             0              0                  None                      None
   N           3             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           4             0              0                  None                      None
   N           3             0              0                  None                      None
   N           2             0              0                  None                      None
   N           3             0              0                  None                      None
   N           1             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           3             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           6             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           2             0              0                  None                      None
   N           3             0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
   N    7.3750000000     0.2500000000         537,665.75        360              358            360
   N    7.3750000000     0.2500000000       2,362,225.43        360              359            360
   N    7.5000000000     0.2500000000       1,681,500.00        360              360            360
   N    7.6250000000     0.2500000000       1,119,281.01        360              358            360
   N    7.6250000000     0.2500000000       1,270,628.00        360              360            360
   N    5.6250000000     0.2500000000         625,000.00        240              360            360
   N    5.7500000000     0.2500000000         580,000.00        240              360            360
   N    5.7500000000     0.2500000000         893,000.00        240              356            360
   N    5.8750000000     0.2500000000         636,000.00        240              359            360
   N    5.8750000000     0.2500000000         156,699.02        240              359            360
   N    5.9800000000     0.2500000000         480,000.00        240              358            360
   N    5.9800000000     0.2500000000         629,850.00        240              359            360
   N    6.0000000000     0.2500000000       5,554,196.00        240              359            360
   N    6.1250000000     0.2500000000       7,128,848.99        240              359            360
   N    6.2500000000     0.2500000000         570,000.00        240              360            360
   N    6.2500000000     0.2500000000      13,195,754.54        240              359            360
   N    6.3750000000     0.2500000000       3,193,981.00        240              359            360
   N    6.3750000000     0.2500000000      11,149,380.97        240              358            360
   N    6.5000000000     0.2500000000         520,584.00        240              359            360
   N    6.5000000000     0.2500000000      12,767,022.93        240              358            360
   N    6.6250000000     0.2500000000         527,728.43        240              357            360
   N    6.6250000000     0.2500000000       3,464,406.79        240              358            360
   N    6.7500000000     0.2500000000         541,749.00        240              360            360
   N    6.7500000000     0.2500000000       5,468,743.23        238              356            358
   N    6.8750000000     0.2500000000       1,681,728.58        240              358            360
   N    7.0000000000     0.2500000000       1,229,658.00        240              359            360
   N    7.1250000000     0.2500000000       1,225,000.00        240              359            360
   N    7.2500000000     0.2500000000         870,287.90        240              355            360
   N    7.5000000000     0.2500000000         624,000.00        240              359            360
   N    7.6250000000     0.2500000000       2,630,309.00        240              358            360
   N    5.7500000000     0.2500000000         785,000.00        180              360            360
   N    6.1250000000     0.2500000000       2,461,904.75        180              359            360
   N    6.2500000000     0.2500000000       3,449,000.00        180              360            360
   N    6.3750000000     0.2500000000       7,291,950.00        180              359            360
   N    6.5000000000     0.2500000000       3,588,007.09        180              358            360
   N    6.6250000000     0.2500000000       1,432,942.00        180              360            360
   N    6.7500000000     0.2500000000         560,184.00        180              358            360
   N    7.2500000000     0.2500000000         692,000.00        180              352            360
   N    7.5000000000     0.2500000000         588,000.00        180              360            360
   S    5.5000000000     0.2000000000       2,385,112.73        360              324            360
   S    5.5000000000     0.2500000000         576,273.44        360              324            360
   S    5.5000000000     0.2000000000       6,987,346.52        360              324            360
   S    5.5000000000     0.2500000000      10,203,429.62        357              321            357
   S    5.6250000000     0.2000000000       3,164,884.49        360              324            360
   S    5.6250000000     0.2500000000       4,138,399.17        360              323            360
   S    5.6250000000     0.2000000000       9,172,542.65        360              324            360
   S    5.6250000000     0.2500000000       9,234,284.97        360              323            360




                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
   N           2             0              0                  None                      None
   N           1             0              0                  None                      None
   N           0             0              0                  None                      None
   N           2             0              0                  None                      None
   N           0             0              0                  None                      None
   N           0            120             0                  None                      None
   N           0            120             0                  None                      None
   N           4            120             0                  None                      None
   N           1            120             0                  None                      None
   N           1            120             0                  None                      None
   N           2            120             0                  None                      None
   N           1            120             0                  None                      None
   N           1            120             0                  None                      None
   N           1            120             0                  None                      None
   N           0            120             0                  None                      None
   N           1            120             0                  None                      None
   N           1            120             0                  None                      None
   N           2            120             0                  None                      None
   N           1            120             0                  None                      None
   N           2            120             0                  None                      None
   N           3            120             0                  None                      None
   N           2            120             0                  None                      None
   N           0            120             0                  None                      None
   N           2            120             0                  None                      None
   N           2            120             0                  None                      None
   N           1            120             0                  None                      None
   N           1            120             0                  None                      None
   N           5            120             0                  None                      None
   N           1            120             0                  None                      None
   N           2            120             0                  None                      None
   N           0            180             0                  None                      None
   N           1            180             0                  None                      None
   N           0            180             0                  None                      None
   N           1            180             0                  None                      None
   N           2            180             0                  None                      None
   N           0            180             0                  None                      None
   N           2            180             0                  None                      None
   N           8            180             0                  None                      None
   N           0            180             0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
   S    5.7500000000     0.2000000000       2,514,717.96        360              324            360
   S    5.7500000000     0.2500000000       2,608,963.09        360              323            360
   S    5.7500000000     0.2000000000      13,380,890.11        360              324            360
   S    5.7500000000     0.2500000000      14,940,387.68        360              324            360
   S    5.8750000000     0.2000000000         413,181.84        360              327            360
   S    5.8750000000     0.2500000000       1,830,249.04        360              324            360
   S    5.8750000000     0.2000000000       6,834,833.79        356              321            356
   S    5.8750000000     0.2500000000      14,587,240.75        358              321            358
   S    5.8750000000     0.2000000000         253,660.26        360              325            360
   S    5.8750000000     0.2500000000         234,979.42        360              323            360
   S    5.8750000000     0.2500000000         463,918.05        360              323            360
   S    6.0000000000     0.2000000000       1,922,114.82        360              324            360
   S    6.0000000000     0.2500000000       1,033,228.25        360              322            360
   S    6.0000000000     0.2000000000       2,364,421.66        360              325            360
   S    6.0000000000     0.2500000000       8,115,828.63        360              322            360
   S    6.1250000000     0.2000000000         455,008.31        360              326            360
   S    6.1250000000     0.2500000000         953,187.62        360              321            360
   S    6.1250000000     0.2500000000       1,385,390.45        360              322            360
   S    6.1250000000     0.2500000000         547,398.23        360              320            360
   S    6.2500000000     0.2500000000       2,013,418.33        360              321            360
   S    6.2500000000     0.2000000000         567,796.85        360              325            360
   S    6.2500000000     0.2500000000       2,106,160.55        360              321            360
   S    6.3750000000     0.2000000000         441,364.87        360              326            360
   S    6.3750000000     0.2500000000         493,118.47        360              319            360
   S    6.3750000000     0.2000000000         628,753.14        360              325            360
   S    6.3750000000     0.2500000000       1,013,685.83        360              322            360
   S    6.5000000000     0.2500000000         508,459.77        360              322            360
   S    5.5000000000     0.2500000000       1,218,424.76        240              315            360
   S    5.6250000000     0.2500000000         958,606.10        240              315            360
   S    5.7500000000     0.2500000000       1,178,714.83        240              314            360
   S    5.8750000000     0.2500000000         360,244.30        240              311            360
   S    6.0000000000     0.2500000000       1,080,024.92        240              315            360
   S    6.1250000000     0.2500000000       1,850,211.10        240              316            360
   S    6.2500000000     0.2500000000         515,000.00        240              320            360
   S    6.3750000000     0.2500000000         348,088.31        240              320            360
   S    5.0000000000     0.2000000000         561,027.00        360              324            360
   S    5.2500000000     0.2500000000         433,094.71        360              323            360
   S    5.3750000000     0.2500000000         570,673.37        360              324            360
   S    5.3750000000     0.2000000000       2,225,082.67        360              324            360
   S    5.3750000000     0.2500000000       2,202,045.09        360              324            360
   S    5.5000000000     0.2000000000         405,880.13        360              324            360
   S    5.5000000000     0.2500000000         446,789.41        360              322            360
   S    5.5000000000     0.2000000000       2,557,237.26        360              324            360
   S    5.5000000000     0.2500000000       3,532,749.79        360              323            360
   S    5.5000000000     0.2500000000         576,715.74        360              321            360
   S    5.6250000000     0.2000000000         436,511.58        360              324            360
   S    5.6250000000     0.2500000000       1,408,400.63        360              323            360



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           33            0              0                  None                      None
   S           36            0              0                  None                      None
   S           35            0              0                  None                      None
   S           37            0              0                  None                      None
   S           35            0              60                 Soft               5-4-3-2-1% on 100%
   S           37            0              60                 Soft                  3mos on 100%
   S           37            0              60                 Soft                  6mos on 80%
   S           36            0              0                  None                      None
   S           38            0              0                  None                      None
   S           35            0              0                  None                      None
   S           38            0              0                  None                      None
   S           34            0              0                  None                      None
   S           39            0              0                  None                      None
   S           38            0              0                  None                      None
   S           40            0              60                 Soft                  2mos on 67%
   S           39            0              0                  None                      None
   S           35            0              0                  None                      None
   S           39            0              0                  None                      None
   S           34            0              0                  None                      None
   S           41            0              0                  None                      None
   S           35            0              0                  None                      None
   S           38            0              0                  None                      None
   S           38            0              6                  Soft                  6mos on 80%
   S           45           120             0                  None                      None
   S           45           120             0                  None                      None
   S           46           120             0                  None                      None
   S           49           120             0                  None                      None
   S           45           120             0                  None                      None
   S           44           120             0                  None                      None
   S           40           120             0                  None                      None
   S           40           120             0                  None                      None
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           38            0              0                  None                      None
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None
   S           39            0              60                 Soft                  6mos on 80%
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
   S    5.6250000000     0.2000000000       6,647,375.77        360              324            360
   S    5.6250000000     0.2500000000       6,264,540.27        330              293            330
   S    5.7500000000     0.2500000000       1,726,100.32        360              323            360
   S    5.7500000000     0.2000000000       5,603,287.70        360              324            360
   S    5.7500000000     0.2500000000       7,011,085.15        360              324            360
   S    5.7500000000     0.2500000000         428,479.25        360              323            360
   S    5.8750000000     0.2000000000         889,101.11        360              325            360
   S    5.8750000000     0.2500000000       1,311,212.75        360              321            360
   S    5.8750000000     0.2000000000       2,291,407.04        360              324            360
   S    5.8750000000     0.2500000000       4,534,850.85        354              316            354
   S    6.0000000000     0.2000000000       1,816,078.74        360              325            360
   S    6.0000000000     0.2500000000         375,384.62        360              327            360
   S    6.0000000000     0.2000000000         523,704.05        360              326            360
   S    6.0000000000     0.2500000000       3,929,139.13        360              324            360
   S    6.1250000000     0.2500000000         322,984.11        360              320            360
   S    6.1250000000     0.2000000000         442,380.17        360              324            360
   S    6.1250000000     0.2500000000       1,319,007.31        360              322            360
   S    6.2500000000     0.2000000000          86,715.93        360              325            360
   S    5.3750000000     0.2500000000         899,740.08        240              315            360
   S    4.6250000000     0.2000000000         131,543.21        180              153            180
   S    4.6250000000     0.2500000000         343,354.89        180              137            180
   S    4.7500000000     0.2500000000         598,064.77        180              132            180
   S    4.8750000000     0.2000000000         778,759.68        180              152            180
   S    4.8750000000     0.2500000000       1,185,530.72        180              128            180
   S    4.9500000000     0.2500000000         443,983.27        180              135            180
   S    5.0000000000     0.2000000000         939,932.08        180              152            180
   S    5.0000000000     0.2500000000       1,794,676.94        180              129            180
   S    5.0000000000     0.2000000000         572,461.21        180              150            180
   S    5.1250000000     0.2000000000         281,849.61        180              152            180
   S    5.1250000000     0.2500000000       4,890,006.87        180              130            180
   S    5.2500000000     0.2000000000       2,291,542.17        180              152            180
   S    5.2500000000     0.2500000000       4,501,657.87        180              130            180
   S    5.2500000000     0.2000000000         342,313.95        180              153            180
   S    5.3750000000     0.2000000000       7,321,448.50        180              152            180
   S    5.3750000000     0.2500000000       7,541,636.73        180              130            180
   S    5.3750000000     0.2000000000         456,575.17        180              149            180
   S    5.5000000000     0.2500000000         343,612.99        180              129            180
   S    5.5000000000     0.2000000000       6,759,344.01        180              151            180
   S    5.5000000000     0.2500000000      12,290,049.01        180              129            180
   S    5.6250000000     0.2000000000       4,059,085.58        180              152            180
   S    5.6250000000     0.2500000000       6,096,213.46        180              128            180
   S    5.6250000000     0.2000000000         429,023.55        180              151            180
   S    5.7500000000     0.2000000000       2,409,049.06        180              150            180
   S    5.7500000000     0.2500000000       4,873,957.51        173              122            173
   S    5.8750000000     0.2000000000         137,984.30        180              152            180
   S    5.8750000000     0.2500000000       2,917,232.61        180              129            180
   S    6.0000000000     0.2000000000          44,825.30        180              152            180



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
   S           36            0              0                  None                      None
   S           37            0              0                  None                      None
   S           37            0              0                  None                      None
   S           36            0              0                  None                      None
   S           36            0              0                  None                      None
   S           37            0              60                 Soft                  6mos on 80%
   S           35            0              0                  None                      None
   S           39            0              0                  None                      None
   S           36            0              0                  None                      None
   S           38            0              0                  None                      None
   S           35            0              0                  None                      None
   S           33            0              0                  None                      None
   S           34            0              0                  None                      None
   S           36            0              0                  None                      None
   S           40            0              0                  None                      None
   S           36            0              0                  None                      None
   S           38            0              0                  None                      None
   S           35            0              0                  None                      None
   S           45           120             0                  None                      None
   S           27            0              0                  None                      None
   S           43            0              0                  None                      None
   S           48            0              0                  None                      None
   S           28            0              0                  None                      None
   S           52            0              0                  None                      None
   S           45            0              0                  None                      None
   S           28            0              0                  None                      None
   S           51            0              0                  None                      None
   S           30            0              36                 Soft                  6mos on 80%
   S           28            0              0                  None                      None
   S           50            0              0                  None                      None
   S           28            0              0                  None                      None
   S           50            0              0                  None                      None
   S           27            0              60                 Soft                  6mos on 80%
   S           28            0              0                  None                      None
   S           50            0              0                  None                      None
   S           31            0              36                 Soft                  6mos on 80%
   S           51            0              0                  None                      None
   S           29            0              0                  None                      None
   S           51            0              0                  None                      None
   S           28            0              0                  None                      None
   S           52            0              0                  None                      None
   S           29            0              36                 Soft                  6mos on 80%
   S           30            0              0                  None                      None
   S           51            0              0                  None                      None
   S           28            0              0                  None                      None
   S           51            0              0                  None                      None
   S           28            0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
   S    6.0000000000     0.2500000000       1,158,295.18        180              127            180
   S    6.1250000000     0.2000000000         178,058.94        180              153            180
   S    6.1250000000     0.2500000000         313,605.29        180              128            180
   S    6.2500000000     0.2000000000         299,029.18        180              151            180
   S    6.5000000000     0.2500000000         553,892.84        180              128            180
  T2    0.0000000000     0.2500000000         989,120.43        360              358            360
  T2    6.0000000000     0.2500000000         287,425.15        360              358            360
  T2    6.1250000000     0.2500000000         163,357.51        360              356            360
  T2    6.1250000000     0.2500000000         444,873.33        360              358            360
  T2    6.1250000000     0.2500000000         324,366.63        360              358            360
  T2    6.2500000000     0.2500000000       1,639,242.35        360              357            360
  T2    6.2500000000     0.2500000000         354,887.32        360              356            360
  T2    6.2500000000     0.2500000000         253,516.73        360              358            360
  T2    6.2500000000     0.2500000000         181,827.31        360              359            360
  T2    6.2500000000     0.2500000000         921,885.98        360              358            360
  T2    6.3750000000     0.2500000000         151,432.33        360              356            360
  T2    6.3750000000     0.2500000000       8,632,187.31        360              358            360
  T2    6.3750000000     0.2500000000         510,087.99        360              356            360
  T2    6.3750000000     0.2500000000       1,374,222.89        360              358            360
  T2    6.3750000000     0.2500000000       3,113,609.51        360              358            360
  T2    6.5000000000     0.2500000000         521,091.12        360              356            360
  T2    6.5000000000     0.2500000000         119,392.07        480              357            360
  T2    6.5000000000     0.2500000000      16,102,755.02        353              351            353
  T2    6.5000000000     0.2500000000         204,041.74        480              355            360
  T2    6.5000000000     0.2500000000         139,432.76        360              358            360
  T2    6.5000000000     0.2500000000         110,132.46        360              358            360
  T2    6.5000000000     0.2500000000         352,384.99        360              358            360
  T2    6.5000000000     0.2500000000         680,763.60        360              358            360
  T2    6.5000000000     0.2500000000         359,347.33        360              358            360
  T2    6.5000000000     0.2500000000       3,496,994.17        360              358            360
  T2    6.6250000000     0.2500000000       1,082,092.50        360              355            360
  T2    6.6250000000     0.2500000000       6,275,184.38        360              358            360
  T2    6.6250000000     0.2500000000         238,776.76        360              358            360
  T2    6.6250000000     0.2500000000         135,509.80        360              358            360
  T2    6.6250000000     0.2500000000         319,433.78        360              358            360
  T2    6.6250000000     0.2500000000       3,352,650.97        360              358            360
  T2    6.7500000000     0.2500000000       3,112,286.35        360              355            360
  T2    6.7500000000     0.2500000000      11,004,593.45        358              356            358
  T2    6.7500000000     0.2500000000         231,617.63        480              356            360
  T2    6.7500000000     0.2500000000       1,814,966.12        360              356            360
  T2    6.7500000000     0.2500000000         193,832.97        360              359            360
  T2    6.7500000000     0.2500000000         179,845.02        360              359            360
  T2    6.7500000000     0.2500000000         159,723.71        360              358            360
  T2    6.7500000000     0.2500000000       1,313,737.74        360              358            360
  T2    6.8750000000     0.2500000000       2,743,760.38        360              355            360
  T2    6.8750000000     0.2500000000      16,704,466.69        359              356            359
  T2    6.8750000000     0.2500000000         130,952.24        480              355            360



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
   S           53            0              0                  None                      None
   S           27            0              0                  None                      None
   S           52            0              0                  None                      None
   S           29            0              0                  None                      None
   S           52            0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           2             0              36                 Hard                  6mos on 80%
  T2           4             0              0                  None                      None
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              60                 Hard                  6mos on 80%
  T2           3             0              0                  None                      None
  T2           4             0              12                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           1             0              36                 Soft                   2% on 80%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           4             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           4             0              12                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           4             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           5             0              0                  None                      None
  T2           2             0              24                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                   2% on 100%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              36           Hard/Soft (12moH)           6mos on 80%
  T2           2             0              36                 Soft                   2% on 100%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           5             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           2             0              36                 Hard                  3mos on 100%
  T2           2             0              36                 Soft                   1% on 80%
  T2           2             0              36                 Soft                  2mos on 67%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           5             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           4             0              0                  None                      None
  T2           4             0              36                 Hard                  6mos on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           1             0              36                 Soft                   1% on 80%
  T2           2             0              36                 Soft                   2% on 100%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           5             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           5             0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    6.8750000000     0.2500000000         129,677.13        360              358            360
  T2    6.8750000000     0.2500000000         552,718.05        360              357            360
  T2    6.8750000000     0.2500000000         561,723.49        360              358            360
  T2    6.8750000000     0.2500000000         663,879.44        360              358            360
  T2    6.8750000000     0.2500000000         195,669.73        360              358            360
  T2    6.8750000000     0.2500000000         109,415.33        360              358            360
  T2    6.8750000000     0.2500000000       2,412,099.62        360              359            360
  T2    7.0000000000     0.2500000000       2,412,784.30        360              356            360
  T2    7.0000000000     0.2500000000         116,820.16        480              356            360
  T2    7.0000000000     0.2500000000       5,566,405.53        356              354            356
  T2    7.0000000000     0.2500000000         752,550.62        480              355            360
  T2    7.0000000000     0.2500000000         488,189.50        360              357            360
  T2    7.0000000000     0.2500000000         335,168.91        360              357            360
  T2    7.0000000000     0.2500000000         271,100.36        360              356            360
  T2    7.0000000000     0.2500000000          77,871.75        360              358            360
  T2    7.0000000000     0.2500000000         319,723.45        360              358            360
  T2    7.0000000000     0.2500000000         165,327.73        360              358            360
  T2    7.0000000000     0.2500000000         188,489.58        360              358            360
  T2    7.0000000000     0.2500000000         549,095.71        360              358            360
  T2    7.1250000000     0.2500000000       1,626,201.62        360              356            360
  T2    7.1250000000     0.2500000000         194,637.08        480              355            360
  T2    7.1250000000     0.2500000000       6,163,666.04        360              357            360
  T2    7.1250000000     0.2500000000         716,189.94        360              358            360
  T2    7.1250000000     0.2500000000         338,733.07        360              357            360
  T2    7.1250000000     0.2500000000       1,448,273.04        360              358            360
  T2    7.2500000000     0.2500000000       2,242,236.58        360              358            360
  T2    7.2500000000     0.2500000000         286,692.44        480              357            360
  T2    7.2500000000     0.2500000000       7,025,681.77        360              357            360
  T2    7.2500000000     0.2500000000         143,774.66        360              358            360
  T2    7.2500000000     0.2500000000       1,132,453.12        360              358            360
  T2    7.2500000000     0.2500000000          92,282.22        360              357            360
  T2    7.2500000000     0.2500000000         238,967.01        360              352            360
  T2    7.2500000000     0.2500000000         326,743.36        360              359            360
  T2    7.2500000000     0.2500000000         540,473.59        360              359            360
  T2    7.2500000000     0.2500000000         577,214.74        360              359            360
  T2    7.3750000000     0.2500000000       2,624,118.27        360              357            360
  T2    7.3750000000     0.2500000000       5,938,635.43        360              358            360
  T2    7.3750000000     0.2500000000         251,738.69        480              357            360
  T2    7.3750000000     0.2500000000         219,494.68        360              357            360
  T2    7.3750000000     0.2500000000         269,379.86        360              357            360
  T2    7.3750000000     0.2500000000         243,809.88        360              358            360
  T2    7.3750000000     0.2500000000         129,701.41        360              357            360
  T2    7.3750000000     0.2500000000         187,856.95        360              359            360
  T2    7.3750000000     0.2500000000         571,564.76        360              359            360
  T2    7.3750000000     0.2500000000          59,908.40        360              358            360
  T2    7.5000000000     0.2500000000       3,732,156.22        360              358            360
  T2    7.5000000000     0.2500000000       7,677,379.61        360              358            360



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2           2             0              24                 Hard                  6mos on 80%
  T2           3             0              36                 Hard                  6mos on 80%
  T2           2             0              60                 Hard                  6mos on 80%
  T2           2             0              36           Hard/Soft (12moH)           6mos on 80%
  T2           2             0              36                 Soft                   1% on 80%
  T2           2             0              36                 Soft                  2mos on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           4             0              0                  None                      None
  T2           4             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           5             0              0                  None                      None
  T2           3             0              12                 Hard                  6mos on 80%
  T2           3             0              12                 Hard                  6mos on 80%
  T2           4             0              36                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              60                 Hard                  6mos on 80%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           2             0              36                 Soft                   1% on 80%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           4             0              0                  None                      None
  T2           5             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           2             0              12                 Hard                  6mos on 80%
  T2           3             0              36                 Hard                  6mos on 80%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           2             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           3             0              60                 Hard                  6mos on 80%
  T2           8             0              60                 Hard                  6mos on 80%
  T2           1             0              36                 Soft                   1% on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           3             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           3             0              12                 Hard                  6mos on 80%
  T2           3             0              24                 Hard                  6mos on 80%
  T2           2             0              36                 Hard                  6mos on 80%
  T2           3             0              60                 Hard                  6mos on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           1             0              36                 Soft                 3-2-1% on 100%
  T2           2             0              36                 Soft                  6mos on 80%
  T2           2             0              0                  None                      None
  T2           2             0              0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    7.5000000000     0.2500000000         279,226.64        480              356            360
  T2    7.5000000000     0.2500000000         175,276.27        360              357            360
  T2    7.5000000000     0.2500000000         223,498.16        360              357            360
  T2    7.5000000000     0.2500000000         578,596.32        360              358            360
  T2    7.5000000000     0.2500000000          69,843.18        360              357            360
  T2    7.5000000000     0.2500000000         207,386.93        360              356            360
  T2    7.5000000000     0.2500000000          85,472.54        360              358            360
  T2    7.5000000000     0.2500000000         451,009.45        360              358            360
  T2    7.6250000000     0.2500000000         520,833.27        360              356            360
  T2    7.6250000000     0.2500000000       3,532,849.58        360              357            360
  T2    7.6250000000     0.2500000000         179,374.19        360              356            360
  T2    7.6250000000     0.2500000000         123,265.89        360              352            360
  T2    7.6250000000     0.2500000000         115,706.73        360              358            360
  T2    7.6250000000     0.2500000000         724,475.26        360              359            360
  T2    7.6250000000     0.2500000000         250,633.69        360              358            360
  T2    7.6250000000     0.2500000000         109,690.49        360              358            360
  T2    7.7500000000     0.2500000000         696,414.83        360              358            360
  T2    7.7500000000     0.2500000000       4,334,055.89        360              358            360
  T2    7.7500000000     0.2500000000         119,830.07        360              358            360
  T2    7.7500000000     0.2500000000         499,353.57        360              357            360
  T2    7.7500000000     0.2500000000         119,744.28        360              357            360
  T2    7.7500000000     0.2500000000         670,885.44        360              357            360
  T2    7.7500000000     0.2500000000         153,563.30        360              358            360
  T2    7.7500000000     0.2500000000         175,875.78        360              359            360
  T2    7.8750000000     0.2500000000       2,116,471.64        360              358            360
  T2    7.8750000000     0.2698591001       3,308,264.11        360              358            360
  T2    7.8750000000     0.2500000000         148,490.78        360              357            360
  T2    7.8750000000     0.2500000000         333,782.41        360              357            360
  T2    7.8750000000     0.2500000000         160,452.07        360              357            360
  T2    7.8750000000     0.2500000000         139,709.05        360              357            360
  T2    7.8750000000     0.2500000000          95,068.53        360              358            360
  T2    7.8750000000     0.2500000000         108,649.75        360              358            360
  T2    8.0000000000     0.2500000000         910,791.83        360              357            360
  T2    8.0000000000     0.2500000000       1,665,215.00        360              358            360
  T2    8.0000000000     0.2500000000         118,991.70        480              354            360
  T2    8.0000000000     0.2500000000         279,219.44        360              358            360
  T2    8.0000000000     0.2500000000         318,821.81        360              357            360
  T2    8.0000000000     0.2500000000          86,342.03        360              359            360
  T2    8.1250000000     0.2500000000         916,197.20        360              357            360
  T2    8.1250000000     0.2500000000         367,092.50        360              358            360
  T2    8.2500000000     0.2500000000       2,142,108.48        360              357            360
  T2    8.2500000000     0.2500000000       2,629,488.52        360              357            360
  T2    8.2500000000     0.2500000000          49,936.02        360              358            360
  T2    8.2500000000     0.2500000000          71,703.70        360              358            360
  T2    8.2500000000     0.2500000000         185,127.74        360              357            360
  T2    8.2500000000     0.2500000000       1,677,850.07        360              358            360
  T2    8.2500000000     0.2500000000          57,563.27        360              359            360



                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2            4             0              0                  None                      None
  T2            3             0              12                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            2             0              36                 Hard                  6mos on 80%
  T2            3             0              60                 Hard                  6mos on 80%
  T2            4             0              36                 Soft                   1% on 80%
  T2            2             0              36                 Soft                   2% on 100%
  T2            2             0              36                 Soft                  6mos on 80%
  T2            4             0              0                  None                      None
  T2            3             0              0                  None                      None
  T2            4             0              24                 Hard                  6mos on 80%
  T2            8             0              36                 Hard                  6mos on 80%
  T2            2             0              36                 Hard                  6mos on 80%
  T2            1             0              36                 Soft                  6mos on 80%
  T2            2             0              36                 Soft                   1% on 80%
  T2            2             0              36                 Soft                  6mos on 80%
  T2            2             0              0                  None                      None
  T2            2             0              0                  None                      None
  T2            2             0              12                 Hard                  6mos on 80%
  T2            3             0              24                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            2             0              36                 Soft                  6mos on 80%
  T2            1             0              36                 Soft                   1% on 80%
  T2            2             0              0                  None                      None
  T2            2             0              0                  None                      None
  T2            3             0              12                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            3             0              60                 Hard                  6mos on 80%
  T2            2             0              36                 Soft                   1% on 80%
  T2            2             0              36                 Soft                  6mos on 80%
  T2            3             0              0                  None                      None
  T2            2             0              0                  None                      None
  T2            6             0              0                  None                      None
  T2            2             0              12                 Hard                  6mos on 80%
  T2            3             0              36                 Hard                  6mos on 80%
  T2            1             0              36                 Soft                  6mos on 80%
  T2            3             0              0                  None                      None
  T2            2             0              0                  None                      None
  T2            3             0              0                  None                      None
  T2            3             0              0                  None                      None
  T2            2             0              12                 Hard                  6mos on 80%
  T2            2             0              36                 Hard                  6mos on 80%
  T2            3             0              60                 Hard                  6mos on 80%
  T2            2             0              36           Hard/Soft (12moH)           2mos on 80%
  T2            1             0              36                 Soft                   1% on 80%



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    8.3750000000     0.2500000000         201,248.63        360              358            360
  T2    8.3750000000     0.2500000000         147,085.78        480              357            360
  T2    8.3750000000     0.2500000000         741,335.26        360              358            360
  T2    8.3750000000     0.2500000000          29,960.59        360              358            360
  T2    8.3750000000     0.2500000000         277,835.21        360              357            360
  T2    8.3750000000     0.2500000000         147,759.94        360              357            360
  T2    8.3750000000     0.2500000000         147,722.09        360              357            360
  T2    8.3750000000     0.2500000000          81,498.21        360              358            360
  T2    8.5000000000     0.2500000000         359,326.89        360              357            360
  T2    8.5000000000     0.2500000000         860,693.79        360              358            360
  T2    8.5000000000     0.2500000000          51,968.49        360              359            360
  T2    8.5000000000     0.2500000000         389,126.28        360              358            360
  T2    8.6250000000     0.2500000000         191,732.15        360              358            360
  T2    8.6250000000     0.2500000000          75,555.37        360              359            360
  T2    8.7500000000     0.2500000000          43,974.68        360              359            360
  T2    8.8750000000     0.2500000000         291,671.39        360              358            360
  T2    8.8750000000     0.2500000000       1,474,338.94        360              358            360
  T2    9.8750000000     0.2500000000          87,260.34        360              359            360
  T2    6.0000000000     0.2500000000         650,000.00        240              358            360
  T2    6.0000000000     0.2500000000         207,000.00        240              359            360
  T2    6.1250000000     0.2500000000         884,000.00        240              358            360
  T2    6.1250000000     0.2500000000         180,000.00        240              358            360
  T2    6.2500000000     0.2500000000         363,000.00        240              356            360
  T2    6.2500000000     0.2500000000       2,794,850.00        240              358            360
  T2    6.2500000000     0.2500000000       1,528,500.00        240              358            360
  T2    6.2500000000     0.2500000000         702,300.00        240              358            360
  T2    6.2500000000     0.2500000000       1,059,092.00        240              358            360
  T2    6.3750000000     0.2500000000       8,184,625.36        240              358            360
  T2    6.3750000000     0.2500000000       2,720,817.99        240              358            360
  T2    6.3750000000     0.2500000000         636,500.00        240              359            360
  T2    6.3750000000     0.2500000000       2,160,416.03        240              358            360
  T2    6.5000000000     0.2500000000         859,000.00        240              355            360
  T2    6.5000000000     0.2500000000       8,832,862.85        240              358            360
  T2    6.5000000000     0.2500000000       1,480,650.00        240              358            360
  T2    6.5000000000     0.2500000000         325,800.00        240              358            360
  T2    6.5000000000     0.2500000000         252,000.00        240              358            360
  T2    6.5000000000     0.2500000000       1,159,998.86        240              358            360
  T2    6.6250000000     0.2500000000         596,526.48        240              356            360
  T2    6.6250000000     0.2500000000       8,318,453.00        240              358            360
  T2    6.6250000000     0.2500000000         671,000.00        240              358            360
  T2    6.6250000000     0.2500000000          92,000.00        240              359            360
  T2    6.6250000000     0.2500000000       2,948,450.00        240              358            360
  T2    6.7500000000     0.2500000000       1,490,711.81        240              356            360
  T2    6.7500000000     0.2500000000      13,571,902.55        240              358            360
  T2    6.7500000000     0.2500000000         184,000.00        240              358            360
  T2    6.7500000000     0.2500000000       2,960,478.39        240              358            360
  T2    6.7500000000     0.2500000000         206,322.91        240              358            360




                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2          2             0              0                  None                      None
  T2          3             0              0                  None                      None
  T2          2             0              0                  None                      None
  T2          2             0              36                 Hard                  6mos on 80%
  T2          3             0              36                 Hard                  6mos on 80%
  T2          3             0              60                 Hard                  6mos on 80%
  T2          3             0              36                 Soft                   1% on 80%
  T2          2             0              36                 Soft                   2% on 100%
  T2          3             0              0                  None                      None
  T2          2             0              0                  None                      None
  T2          1             0              36                 Soft                   1% on 80%
  T2          2             0              36                 Soft                  6mos on 80%
  T2          2             0              0                  None                      None
  T2          1             0              0                  None                      None
  T2          1             0              0                  None                      None
  T2          2             0              0                  None                      None
  T2          2             0              0                  None                      None
  T2          1             0              36                 Soft                   1% on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          2            120             0                  None                      None
  T2          2            120             36                 Hard                  6mos on 80%
  T2          4            120             0                  None                      None
  T2          2            120             0                  None                      None
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             60                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          2            120             0                  None                      None
  T2          2            120             36                 Hard                  6mos on 80%
  T2          1            120             36                 Soft                  2mos on 67%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          5            120             0                  None                      None
  T2          2            120             0                  None                      None
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             60                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                   2% on 80%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          4            120             0                  None                      None
  T2          2            120             0                  None                      None
  T2          2            120             36                 Hard                  6mos on 80%
  T2          1            120             36                 Soft                   1% on 80%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          4            120             0                  None                      None
  T2          2            120             0                  None                      None
  T2          2            120             12                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             60                 Hard                  6mos on 80%



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    6.7500000000     0.2500000000       1,240,000.00        240              359            360
  T2    6.7500000000     0.2500000000         408,000.00        240              359            360
  T2    6.7500000000     0.2500000000         647,999.99        240              358            360
  T2    6.7500000000     0.2500000000         282,000.00        240              359            360
  T2    6.8750000000     0.2500000000       4,474,194.64        240              356            360
  T2    6.8750000000     0.2500000000      12,927,694.25        240              357            360
  T2    6.8750000000     0.2500000000       1,018,750.00        240              357            360
  T2    6.8750000000     0.2500000000       1,258,932.53        240              358            360
  T2    6.8750000000     0.2500000000         704,720.00        240              358            360
  T2    6.8750000000     0.2500000000         446,000.00        240              358            360
  T2    6.8750000000     0.2500000000         324,000.00        240              359            360
  T2    6.8750000000     0.2500000000         415,500.00        240              359            360
  T2    6.8750000000     0.2500000000         288,000.00        240              358            360
  T2    6.8750000000     0.2500000000       1,067,399.73        240              359            360
  T2    7.0000000000     0.2500000000       1,423,940.89        240              357            360
  T2    7.0000000000     0.2500000000       9,914,466.49        240              357            360
  T2    7.0000000000     0.2500000000         204,000.00        240              357            360
  T2    7.0000000000     0.2500000000         315,000.00        240              357            360
  T2    7.0000000000     0.2500000000         348,000.00        240              358            360
  T2    7.0000000000     0.2500000000         630,000.00        240              358            360
  T2    7.0000000000     0.2500000000         354,215.00        240              358            360
  T2    7.1250000000     0.2500000000       1,651,050.00        240              357            360
  T2    7.1250000000     0.2500000000       6,138,429.43        240              357            360
  T2    7.1250000000     0.2500000000         216,000.00        240              357            360
  T2    7.1250000000     0.2500000000         320,000.00        240              358            360
  T2    7.1250000000     0.2500000000       1,386,904.00        240              358            360
  T2    7.1250000000     0.2500000000         279,200.00        240              358            360
  T2    7.1250000000     0.2500000000       1,494,650.00        240              358            360
  T2    7.2500000000     0.2500000000       1,825,970.00        240              357            360
  T2    7.2500000000     0.2500000000      12,016,398.80        240              357            360
  T2    7.2500000000     0.2500000000         383,760.00        240              357            360
  T2    7.2500000000     0.2500000000         458,640.00        240              358            360
  T2    7.2500000000     0.2500000000       1,491,592.00        240              358            360
  T2    7.2500000000     0.2500000000         280,000.00        240              357            360
  T2    7.2500000000     0.2500000000         123,000.00        240              358            360
  T2    7.2500000000     0.2500000000         129,500.00        240              359            360
  T2    7.3750000000     0.2500000000       1,234,638.75        240              357            360
  T2    7.3750000000     0.2500000000      10,533,654.47        240              357            360
  T2    7.3750000000     0.2500000000         150,800.00        240              357            360
  T2    7.3750000000     0.2500000000         300,950.00        240              355            360
  T2    7.3750000000     0.2500000000         678,800.00        240              357            360
  T2    7.3750000000     0.2500000000         245,500.00        240              357            360
  T2    7.3750000000     0.2500000000       1,656,250.00        240              359            360
  T2    7.5000000000     0.2500000000       5,370,885.51        240              357            360
  T2    7.5000000000     0.2500000000       8,047,530.63        240              358            360
  T2    7.5000000000     0.2500000000         320,000.00        240              357            360
  T2    7.5000000000     0.2500000000         178,500.00        240              358            360




                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2          1            120             36           Hard/Soft (12moH)           6mos on 80%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          2            120             36                 Soft                  2mos on 67%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          4            120             0                  None                      None
  T2          3            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             60                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                   1% on 100%
  T2          1            120             36                 Soft                   2% on 100%
  T2          1            120             36                 Soft                   2% on 80%
  T2          2            120             36                 Soft                  2mos on 67%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          3            120             0                  None                      None
  T2          3            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          3            120             24                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          3            120             0                  None                      None
  T2          3            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          2            120             60                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                  6mos on 80%
  T2          3            120             0                  None                      None
  T2          3            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          2            120             24                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%
  T2          3            120             60                 Hard                  6mos on 80%
  T2          2            120             36                 Soft                   1% on 80%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          3            120             0                  None                      None
  T2          3            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          5            120             36                 Hard                  6mos on 80%
  T2          3            120             36                 Hard                  6mos on 80%
  T2          3            120             60                 Hard                  6mos on 80%
  T2          1            120             36                 Soft                  6mos on 80%
  T2          3            120             0                  None                      None
  T2          2            120             0                  None                      None
  T2          3            120             12                 Hard                  6mos on 80%
  T2          2            120             36                 Hard                  6mos on 80%



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    7.5000000000     0.2500000000       1,042,246.00        240              357            360
  T2    7.5000000000     0.2500000000         380,000.00        240              358            360
  T2    7.5000000000     0.2500000000         389,600.00        240              358            360
  T2    7.5000000000     0.2500000000         134,000.00        240              358            360
  T2    7.5000000000     0.2500000000         123,000.00        240              358            360
  T2    7.6250000000     0.2500000000       1,687,798.32        240              358            360
  T2    7.6250000000     0.2500000000       2,929,126.26        240              358            360
  T2    7.6250000000     0.2500000000         283,920.00        240              357            360
  T2    7.6250000000     0.2500000000         157,593.02        240              357            360
  T2    7.6250000000     0.2500000000         131,200.00        240              358            360
  T2    7.6250000000     0.2500000000         761,500.00        240              357            360
  T2    7.6250000000     0.2500000000         187,742.33        240              358            360
  T2    7.7500000000     0.2500000000       1,338,400.00        240              357            360
  T2    7.7500000000     0.2500000000       5,742,153.22        240              357            360
  T2    7.7500000000     0.2500000000         255,999.67        240              357            360
  T2    7.7500000000     0.2500000000          92,625.00        240              358            360
  T2    7.7500000000     0.2500000000         547,750.00        240              358            360
  T2    7.7500000000     0.2500000000          96,000.00        240              358            360
  T2    7.8750000000     0.2500000000       2,630,180.92        240              358            360
  T2    7.8750000000     0.2500000000       5,774,750.00        240              358            360
  T2    7.8750000000     0.2500000000       1,237,500.00        240              358            360
  T2    8.0000000000     0.3007218543       1,510,000.00        240              357            360
  T2    8.0000000000     0.2500000000          63,000.00        240              358            360
  T2    8.0000000000     0.2500000000          98,050.00        240              356            360
  T2    8.0000000000     0.2500000000          68,000.00        240              359            360
  T2    8.0000000000     0.2500000000         479,500.00        240              358            360
  T2    8.1250000000     0.2500000000         111,600.00        240              357            360
  T2    8.1250000000     0.2500000000         804,448.75        240              357            360
  T2    8.1250000000     0.2500000000         120,000.00        240              357            360
  T2    8.1250000000     0.2500000000         273,750.00        240              358            360
  T2    8.1250000000     0.2500000000         112,000.00        240              357            360
  T2    8.1250000000     0.2500000000         464,000.00        240              358            360
  T2    8.2500000000     0.2500000000         417,594.98        240              357            360
  T2    8.2500000000     0.2500000000       3,257,269.70        240              357            360
  T2    8.2500000000     0.2500000000         676,000.00        240              357            360
  T2    8.2500000000     0.2500000000         176,000.00        240              357            360
  T2    8.2500000000     0.2500000000          88,000.00        240              358            360
  T2    8.2500000000     0.2500000000         186,400.00        240              359            360
  T2    8.3750000000     0.2500000000         966,199.14        240              356            360
  T2    8.3750000000     0.2500000000       1,985,386.58        240              357            360
  T2    8.3750000000     0.2500000000          42,000.00        240              358            360
  T2    8.3750000000     0.2500000000         196,000.00        240              357            360
  T2    8.5000000000     0.2500000000         530,123.36        240              358            360
  T2    8.6250000000     0.2500000000         363,200.00        240              357            360
  T2    8.6250000000     0.2500000000         152,000.00        240              357            360
  T2    8.7500000000     0.2500000000         416,000.00        240              358            360
  T2    8.8750000000     0.2500000000          96,000.00        240              356            360




                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2            3            120             36                 Hard                  6mos on 80%
  T2            2            120             36                 Soft                   2% on 80%
  T2            2            120             36                 Soft                  6mos on 80%
  T2            2            120             36                 Soft                   2% on 80%
  T2            2            120             36                 Soft                  6mos on 80%
  T2            2            120             0                  None                      None
  T2            2            120             0                  None                      None
  T2            3            120             12                 Hard                  6mos on 80%
  T2            3            120             12                 Hard                  6mos on 80%
  T2            2            120             24                 Hard                  6mos on 80%
  T2            3            120             36                 Hard                  6mos on 80%
  T2            2            120             36                 Soft                  6mos on 80%
  T2            3            120             0                  None                      None
  T2            3            120             0                  None                      None
  T2            3            120             12                 Hard                  6mos on 80%
  T2            2            120             24                 Hard                  6mos on 80%
  T2            2            120             36                 Hard                  6mos on 80%
  T2            2            120             36                 Soft                  2mos on 67%
  T2            2            120             0                  None                      None
  T2            2            120             0                  None                      None
  T2            2            120             36                 Hard                  6mos on 80%
  T2            3            120             0                  None                      None
  T2            2            120             36                 Hard                  6mos on 80%
  T2            4            120             36           Hard/Soft (12moH)          5-4-3% on 100%
  T2            1            120             36                 Soft                   1% on 80%
  T2            2            120             36                 Soft                  6mos on 80%
  T2            3            120             0                  None                      None
  T2            3            120             0                  None                      None
  T2            3            120             36                 Hard                  6mos on 80%
  T2            2            120             36                 Hard                  6mos on 80%
  T2            3            120             60                 Hard                  6mos on 80%
  T2            2            120             36                 Soft                  6mos on 80%
  T2            3            120             0                  None                      None
  T2            3            120             0                  None                      None
  T2            3            120             12                 Hard                  6mos on 80%
  T2            3            120             36                 Hard                  6mos on 80%
  T2            2            120             36                 Soft                   1% on 80%
  T2            1            120             36                 Soft                  6mos on 80%
  T2            4            120             0                  None                      None
  T2            3            120             0                  None                      None
  T2            2            120             12                 Hard                  6mos on 80%
  T2            3            120             36                 Hard                  6mos on 80%
  T2            2            120             0                  None                      None
  T2            3            120             0                  None                      None
  T2            3            120             60                 Hard                  6mos on 80%
  T2            2            120             0                  None                      None
  T2            4            120             0                  None                      None



         Current
         Mortgage                             Unpaid           Original
         Interest       Administrative        Principal       Amortization      Remaining     Original
  Loan   Rate             Fee Rate            Balance            Term             Term         Term
 Group   (%)              (%)                 ($)             (Months)         (Months)      (Months)
 -----   ---              ---                 ---             --------         --------      --------
  T2    5.7500000000     0.2500000000         195,311.57        180              179            180
  T2    5.8750000000     0.2500000000         467,647.30        180              175            180
  T2    6.0000000000     0.2500000000         640,390.04        180              178            180
  T2    6.2500000000     0.2500000000         486,692.83        180              178            180
  T2    6.3750000000     0.2500000000         133,753.12        180              179            180
  T2    6.3750000000     0.2500000000         137,585.98        180              177            180
  T2    6.3750000000     0.2500000000         149,500.50        180              179            180
  T2    6.5000000000     0.2500000000         250,805.46        180              179            180
  T2    6.5000000000     0.2500000000         153,975.96        180              178            180
  T2    6.6250000000     0.2500000000          81,960.77        180              178            180
  T2    6.7500000000     0.2500000000         150,513.17        180              179            180
  T2    6.7500000000     0.2500000000       1,116,734.76        180              178            180
  T2    6.8750000000     0.2500000000       1,529,579.51        180              178            180
  T2    6.8750000000     0.2500000000         108,799.52        180              178            180
  T2    7.0000000000     0.2500000000         253,562.83        180              177            180
  T2    7.1250000000     0.2500000000          72,772.18        180              179            180
  T2    7.2500000000     0.2500000000         515,467.27        360              177            180
  T2    7.2500000000     0.2500000000         326,987.48        180              179            180
  T2    7.3750000000     0.2500000000         186,370.96        360              177            180
  T2    7.3750000000     0.2500000000         157,019.09        180              179            180
  T2    7.5000000000     0.2500000000         103,503.56        180              178            180
  T2    7.5000000000     0.2500000000         329,950.72        360              176            180
  T2    7.6250000000     0.2500000000         105,364.71        180              178            180
  T2    7.6250000000     0.2500000000         247,458.08        360              177            180
  T2    7.7500000000     0.2500000000         650,610.53        360              177            180
  T2    7.8750000000     0.2500000000          83,008.50        180              176            180
  T2    7.8750000000     0.2500000000         195,387.74        360              177            180
  T2    8.0000000000     0.2500000000         188,935.81        180              178            180
  T2    8.0000000000     0.2500000000         314,361.68        360              177            180




                         Original
                         Interest      Prepayment
                           Only          Charge            Prepayment                Prepayment
  Loan         Age        Period          Term               Charge                    Charge
 Group      (Months)      (Months)       (Months)             Type(1)                 Amount(2)
 -----      --------      --------       --------             -------                 ---------
  T2           1             0              0                  None                      None
  T2           5             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           1             0              0                  None                      None
  T2           3             0              60                 Hard                  6mos on 80%
  T2           1             0              36                 Soft                  6mos on 80%
  T2           1             0              0                  None                      None
  T2           2             0              36                 Hard                  6mos on 80%
  T2           2             0              0                  None                      None
  T2           1             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           2             0              60                 Hard                  6mos on 80%
  T2           3             0              0                  None                      None
  T2           1             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           1             0              36                 Soft                  2mos on 67%
  T2           3             0              0                  None                      None
  T2           1             0              36                 Soft                   1% on 80%
  T2           2             0              0                  None                      None
  T2           4             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           4             0              0                  None                      None
  T2           3             0              0                  None                      None
  T2           2             0              0                  None                      None
  T2           3             0              0                  None                      None


-------------------------------------

(1)  Prepayment Charges are divided into three categories:

     (a) a "Hard" Prepayment Charge means the related Mortgaged Property cannot be sold or refinanced during the applicable period without the Mortgagor incurring the Prepayment Charge;

     (b) a "Soft" Prepayment Charge means the related Mortgaged Property cannot be refinanced during the applicable period without the Mortgagor incurring the Prepayment Charge; and

     (c) a "Hard/Soft (12moH)" Prepayment Charge means a Hard Prepayment Charge for the first twelve (12) months following origination and a Soft Prepayment Charge thereafter.

(2)  The amounts of the Prepayment Charges are divided into eleven categories:

     (a)  "1% on 80%" means 1% on 80% of the prepaid principal amount;

     (b)  "2% on 80%" means 2% on 80% of the prepaid principal amount;

     (c)  "2% on 100%" means 2% on 100% of the prepaid principal amount;

     (d) "2mos on 67%" means two (2) months interest on 67% of the prepaid principal amount;

     (e) "2mos on 80%" means two (2) months interest on 80% of the prepaid principal amount;

     (f) "3mos on 100%" means three (3) months interest on 100% of the prepaid principal amount;

     (g) "6mos on 80%" means six (6) months interest on 80% of the prepaid principal amount;

     (h) "5-4-3-2-1% on 100%" means that the amount of the Prepayment Charge is equal to (a) 5% of the prepaid principal amount in the first year after origination, (b) 4% of the prepaid principal amount in the second year after origination, (c) 3% of the prepaid principal amount in the third year after origination, (d) 2% of the prepaid principal amount in the fourth year after origination, (e) 1% of the prepaid principal amount in the fifth year after origination and (f) 0% thereafter;

     (i) "5-4-3% on 100%" means that the amount of the Prepayment Charge is equal to (a) 5% of the prepaid principal amount in the first year after origination, (b) 4% of the prepaid principal amount in the second year after origination, (c) 3% of the prepaid principal amount in the third year after origination and (d) 0% thereafter; and

     (j) "3-2-1% on 100%" means that the amount of the Prepayment Charge is equal to (a) 3% of the prepaid principal amount in the first year after origination, (b) 2% of the prepaid principal amount in the second year after origination, (c) 1% of the prepaid principal amount in the third year after origination and (d) 0% thereafter.

                                   Appendix D


                 Sensitivity and Aggregate Realized Loss Tables


            Sensitivity of the Class 1-PO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                           0%            125%      250%           350%        450%           600%
                                                           --            ----      ----           ----        ----           ----
Class 1-PO Certificates...............................   2.32%          4.78%      7.57%         9.73%       11.76%         14.60%


            Sensitivity of the Class 3-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)


                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                           0%            125%      250%           350%        450%           600%
                                                           --            ----      ----           ----        ----           ----
Class 3-IO Certificates...............................   37.92%         31.84%    25.65%         20.62%      15.53%          7.76%


           Sensitivity of the Class 2-A-4 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                           0%            125%      250%           350%        450%           600%
                                                           --            ----      ----           ----        ----           ----
Class 2-A-4 Certificates..............................   43.71%         15.17%    15.17%         15.17%      12.38%          3.85%


           Sensitivity of the Class 4-A-1 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                            0%            125%      250%           350%        450%           600%
                                                            --            ----      ----           ----        ----           ----
Class 4-A-1 Certificates..............................    1.47%          3.03%      5.18%         7.21%        9.48%         13.36%


           Sensitivity of the Class 4-A-2 Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                           0%            125%      250%           350%        450%           600%
                                                           --            ----      ----           ----        ----           ----
Class 4-A-2 Certificates..............................   24.08%         15.53%     6.56%        (1.00)%      (9.01)%       (22.37)%


            Sensitivity of the Class S-PO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        ----------------------------------------------------------------------------
                                                           0%            125%      250%           350%        450%           600%
                                                           --            ----      ----           ----        ----           ----
Class S-PO Certificates...............................   2.63%          5.59%      9.66%         13.45%      17.66%         24.86%

            Sensitivity of the Class S-IO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        -----------------------------------------------------------------
                                                            0%       125%     250%       350%       450%        600%
Class S-IO Certificates...............................    26.52%    18.02%    9.17%     1.80%      (5.86)%    (17.98)%


    Sensitivity of the Class 3-A-3 Certificates to Prepayments and Changes in
                  One-Month LIBOR (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                        -----------------------------------------------------------------
One-Month LIBOR                                               0%        125%    250%        350%       450%        600%
                                                              --        ----    ----        ----       ----        ----
1.3200%...............................................     160.80%    155.52%  150.16%    145.81%     141.40%     134.68%
2.820%................................................      109.70     104.17   98.54      93.95       89.29       82.14
5.320%................................................      34.01      27.39    20.50      14.75       8.72       (1.15)
5.330%................................................      33.73      27.10    20.20      14.45       8.40       (1.49)
5.980%................................................      15.42       8.38    0.98       (5.31)     (12.07)     (24.01)
6.630%  and above.....................................       N/A        N/A      N/A        N/A         N/A         N/A


 Sensitivity of the Class N-B-2 Certificates to Prepayments and Realized Losses
                          (Pre-Tax Yields to Maturity)



                                                                                        Percentage of PSA
                                                                         -----------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage             0%      125%        250%      350%       450%     600%
-----------------                       ------------------------             --      ----        ----      ----       ----     ----
0%                                             0%                         6.42%     6.48%       6.52%     6.55%      6.57%    6.60%
50 ...................................        25                          6.40      6.48        6.52      6.55       6.57     6.60
50 ...................................        50                          6.39      6.49        6.53      6.55       6.57     6.60
75 ...................................        25                          6.39      6.49        6.53      6.55       6.57     6.60
75 ...................................        50                          4.88      6.44        6.53      6.55       6.57     6.60
100...................................        25                          6.39      6.49        6.53      6.55       6.57     6.60
100...................................        50                        (12.59)     4.43        6.53      6.55       6.58     6.60
150...................................        25                          5.06      6.45        6.53      6.55       6.57     6.60
150...................................        50                        (38.32)    (29.99)     (0.61)     3.76       6.58     6.60



 Sensitivity of the Class N-B-3 Certificates to Prepayments and Realized Losses
                          (Pre-Tax Yields to Maturity)


                                                                                                Percentage of PSA
                                                                     ---------------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage         0%      125%        250%      350%       450%     600%
-----------------                       ------------------------         --      ----        ----      ----       ----     ----
0%                                             0%                      7.30%     7.56%       7.76%      7.88%      7.98%     8.10%
50 ...................................        25                       7.15      7.58         7.76      7.88       7.98      8.10
50 ...................................        50                       5.66      7.37         7.77      7.89       7.98      8.10
75 ...................................        25                       7.12      7.57         7.77      7.88       7.98      8.10
75 ...................................        50                     (22.43)     2.52         7.49      7.90       7.98      8.11
100...................................        25                       5.79      7.38         7.77      7.89       7.98      8.10
100...................................        50                     (36.30)    (28.41)      (0.18)     5.23       7.99      8.10
150...................................        25                     (21.92)     2.86         7.65      7.90       7.99      8.11
150...................................        50                     (56.57)    (51.25)     (44.48)    (37.00)    (7.12)     5.05

 Sensitivity of the Class S-B-2 Certificates to Prepayments and Realized Losses
                          (Pre-Tax Yields to Maturity)


                                                                                                Percentage of PSA
                                                                     ---------------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage       0%       125%        250%       350%        450%      600%
-----------------                       ------------------------       --       ----        ----       ----        ----      ----
0%                                             0%                    6.65%      6.82%      6.96%       7.04%      7.11%     7.20%
50 ...................................        25                      6.34      6.73        6.99       7.06        7.12      7.20
50 ...................................        50                    (44.03)     0.30        4.93       7.06        7.12      7.21
75 ...................................        25                      3.30      6.54        6.97       7.06        7.13      7.20
75 ...................................        50                    (91.66)    (80.20)    (63.12)     (7.39)      (0.04)     7.10
100...................................        25                    (43.29)     0.47        5.04       7.06        7.12      7.21
100...................................        50                       **        **          **       (94.55)    (78.79)    (6.06)
150...................................        25                    (91.29)    (79.73)    (62.29)     (6.97)       0.20      7.20
150...................................        50                       **        **          **         **          **        **

---------------
** Pre-Tax Yield to Maturity is less than approximately (99.99)%.


 Sensitivity of the Class S-B-3 Certificates to Prepayments and Realized Losses
                          (Pre-Tax Yields to Maturity)


                                                                                                Percentage of PSA
                                                                     ---------------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage       0%       125%        250%       350%        450%      600%
-----------------                       ------------------------       --       ----        ----       ----        ----      ----
0%                                             0%                      8.11%     8.51%      8.81%      8.99%       9.14%     9.33%
50 ...................................        25                        3.45     7.16        8.75      9.01         9.16      9.35
50 ...................................        50                      (90.31)   (79.04)    (62.32)    (7.35)       (0.03)     7.55
75 ...................................        25                      (57.62)   (9.60)       1.77      5.97         9.14      9.34
75 ...................................        50                         **       **          **        **        (99.66)   (64.23)
100...................................        25                      (90.07)   (78.72)    (61.78)    (7.06)        0.15      7.64
100...................................        50                         **       **          **        **           **        **
150...................................        25                         **       **          **        **        (99.25)   (30.53)
150...................................        50                         **       **          **        **           **        **

----------------
** Pre-Tax Yield to Maturity is less than approximately (99.99)%.

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group N Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Loan Group N Mortgage Loans as of the Cut-off Date.

            Aggregate Realized Losses for the Group N Mortgage Loans


                                                                                                Percentage of PSA
                                                                     ---------------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage       0%       125%        250%       350%        450%      600%
-----------------                       ------------------------       --       ----        ----       ----        ----      ----
50%...................................          25%                    0.50%    0.37%       0.29%       0.24%       0.20%    0.16%
50 ...................................          50                     0.99     0.74        0.58        0.48        0.40     0.32
75 ...................................          25                     0.74     0.55        0.43        0.36        0.30     0.24
75 ...................................          50                     1.48     1.11        0.86        0.72        0.60     0.48
100...................................          25                     0.98     0.73        0.57        0.48        0.40     0.32
100...................................          50                     1.97     1.47        1.14        0.95        0.80     0.63
150...................................          25                     1.46     1.09        0.85        0.71        0.60     0.47
150...................................          50                     2.92     2.19        1.71        1.42        1.20     0.95

---------------------

     The following table sets forth the amount of Realized Losses that would be incurred with respect to the Group S Mortgage Loans, expressed as a percentage of the aggregate outstanding principal balance of the Loan Group S Mortgage Loans as of the Cut-off Date.

            Aggregate Realized Losses for the Group S Mortgage Loans

                                                                                                Percentage of PSA
                                                                     ---------------------------------------------------------------
Percentage of SDA                       Loss Severity Percentage       0%       125%        250%       350%        450%      600%
-----------------                       ------------------------       --       ----        ----       ----        ----      ----
50%...................................          25%                   0.33%     0.26%       0.22%      0.19%        0.16%     0.13%
50 ...................................          50                    0.66      0.53        0.44       0.38         0.33      0.27
75 ...................................          25                    0.50      0.40        0.33       0.28         0.25      0.20
75 ...................................          50                    0.99      0.79        0.65       0.56         0.49      0.40
100...................................          25                    0.66      0.53        0.43       0.38         0.33      0.27
100...................................          50                    1.32      1.05        0.87       0.75         0.65      0.53
150...................................          25                    0.98      0.79        0.65       0.56         0.49      0.40
150...................................          50                    1.97      1.57        1.30       1.12         0.98      0.80

-------------------

                                   Appendix E

                   Schedules for Interest Rate Swap Agreements
                        and Interest Rate Cap Agreements

                         Interest Rate Swap Agreement 1



Distribution Date    Notional Amount ($)    Distribution Date      Notional Amount ($)
-----------------    -------------------    -----------------      -------------------
June 25, 2007          89,000,000.00        January 25, 2010          28,562,152.00
July 25, 2007          88,000,000.00        February 25, 2010         27,185,848.00
August 25, 2007        87,500,000.00        March 25, 2010            25,863,025.00
September 25, 2007     87,500,000.00        April 25, 2010            24,591,607.00
October 25, 2007       87,000,000.00        May 25, 2010              23,369,601.00
November 25, 2007      87,000,000.00        June 25, 2010             22,195,091.00
December 25, 2007      86,501,605.00        July 25, 2010             22,195,091.00
January 25, 2008       83,691,400.00        August 25, 2010           22,195,091.00
February 25, 2008      80,748,524.00        September 25, 2010        22,195,091.00
March 25, 2008         77,689,708.00        October 25, 2010          21,577,737.00
April 25, 2008         74,535,787.00        November 25, 2010         20,736,787.00
May 25, 2008           71,381,956.00        December 25, 2010         19,928,536.00
June 25, 2008          68,343,116.00        January 25, 2011          19,151,715.00
July 25, 2008          65,422,199.00        February 25, 2011         18,405,106.00
August 25, 2008        62,614,637.00        March 25, 2011            17,687,534.00
September 25, 2008     59,916,037.00        April 25, 2011            16,997,872.00
October 25, 2008       57,322,177.00        May 25, 2011              16,335,038.00
November 25, 2008      54,828,999.00        June 25, 2011             15,697,990.00
December 25, 2008      52,432,601.00        July 25, 2011             15,085,726.00
January 25, 2009       50,129,232.00        August 25, 2011           14,497,285.00
February 25, 2009      47,915,286.00        September 25, 2011        13,931,741.00
March 25, 2009         45,787,298.00        October 25, 2011          13,388,204.00
April 25, 2009         43,741,936.00        November 25, 2011         12,865,822.00
May 25, 2009           41,775,997.00        December 25, 2011         12,363,771.00
June 25, 2009          39,886,402.00        January 25, 2012          11,881,262.00
July 25, 2009          38,070,192.00        February 25, 2012         11,417,536.00
August 25, 2009        36,324,521.00        March 25, 2012            10,971,863.00
September 25, 2009     34,646,654.00        April 25, 2012            10,543,543.00
October 25, 2009       33,033,962.00        May 25, 2012              10,131,900.00
November 25, 2009      31,483,919.00        June 25, 2012              9,736,287.00
December 25, 2009      29,994,094.00        July 25, 2012              9,356,081.00

                         Interest Rate Swap Agreement 2



Distribution Date    Notional Amount ($)    Distribution Date      Notional Amount ($)
-----------------    -------------------    -----------------      -------------------
June 25, 2007           181,556,000.00       January 25, 2010         40,993,502.00
July 25, 2007           178,066,283.00       February 25, 2010        37,217,109.00
August 25, 2007         174,215,648.00       March 25, 2010           33,587,458.00
September 25, 2007      170,016,686.00       April 25, 2010           30,098,858.00
October 25, 2007        165,483,777.00       May 25, 2010             26,745,838.00
November 25, 2007       160,633,339.00       June 25, 2010            23,523,137.00
December 25, 2007       155,484,031.00       July 25, 2010            21,147,672.00
January 25, 2008        150,056,096.00       August 25, 2010          19,721,987.00
February 25, 2008       144,371,906.00       September 25, 2010       15,897,996.00
March 25, 2008          138,463,777.00       October 25, 2010         13,578,272.00
April 25, 2008          132,371,952.00       November 25, 2010        11,906,080.00
May 25, 2008            126,280,300.00       December 25, 2010        10,318,957.00
June 25, 2008           120,410,754.00       January 25, 2011          8,813,253.00
July 25, 2008           114,768,978.00       February 25, 2011         7,385,463.00
August 25, 2008         109,346,147.00       March 25, 2011            6,308,211.00
September 25, 2008      104,133,778.00       April 25, 2011            6,062,245.00
October 25, 2008         99,123,716.00       May 25, 2011              5,825,847.00
November 25, 2008        92,613,226.00       June 25, 2011             5,544,452.00
December 25, 2008        86,037,828.00       July 25, 2011             5,272,173.00
January 25, 2009         79,717,691.00       August 25, 2011           5,010,488.00
February 25, 2009        73,642,920.00       September 25, 2011        4,758,986.00
March 25, 2009           67,804,006.00       October 25, 2011          4,517,271.00
April 25, 2009           62,191,805.00       November 25, 2011         4,284,963.00
May 25, 2009             56,797,531.00       December 25, 2011         4,061,697.00
June 25, 2009            54,505,000.00       January 25, 2012          3,847,121.00
July 25, 2009            54,505,000.00       February 25, 2012         3,640,898.00
August 25, 2009          54,505,000.00       March 25, 2012            3,442,704.00
September 25, 2009       54,505,000.00       April 25, 2012            3,252,226.00
October 25, 2009         53,263,554.00       May 25, 2012              3,069,165.00
November 25, 2009        49,010,441.00       June 25, 2012             2,893,233.00
December 25, 2009        44,922,560.00       July 25, 2012             2,724,152.00

                    Class 2-A-10 Interest Rate Cap Agreement



Distribution Date                Notional Amount ($)
-----------------                -------------------
June 25, 2007                     41,615,000.00
July 25, 2007                     41,493,988.26
August 25, 2007                   41,326,570.86
September 25, 2007                41,112,787.10
October 25, 2007                  40,852,787.38
November 25, 2007                 40,546,834.09
December 25, 2007                 40,195,302.16
January 25, 2008                  39,798,679.22
February 25, 2008                 39,357,565.47
March 25, 2008                    38,872,673.12
April 25, 2008                    38,344,825.50
May 25, 2008                      37,774,955.79
June 25, 2008                     37,164,105.36
July 25, 2008                     36,513,421.80
August 25, 2008                   35,824,156.49
September 25, 2008                35,097,661.90
October 25, 2008                  34,335,388.45
November 25, 2008                 33,538,881.08
December 25, 2008                 32,709,775.46
January 25, 2009                  31,849,793.83
February 25, 2009                 30,960,740.56
March 25, 2009                    30,044,497.42
April 25, 2009                    29,103,018.50
May 25, 2009                      28,138,324.88
June 25, 2009                     27,152,499.09
July 25, 2009                     26,147,693.22
August 25, 2009                   25,126,093.95
September 25, 2009                24,090,013.33
October 25, 2009                  23,045,820.94
November 25, 2009                 22,012,850.31
December 25, 2009                 21,010,037.17
January 25, 2010                  20,037,641.68
February 25, 2010                 19,094,992.48
March 25, 2010                    18,181,431.93
April 25, 2010                    17,296,315.74
May 25, 2010                      16,439,012.80
June 25, 2010                     15,608,904.88
July 25, 2010                     14,805,386.34
August 25, 2010                   14,027,863.96
September 25, 2010                13,275,756.62
October 25, 2010                  12,548,495.10
November 25, 2010                 11,845,521.81
December 25, 2010                 11,166,290.61
January 25, 2011                  10,510,266.54
February 25, 2011                  9,876,925.58
March 25, 2011                     9,265,754.50
April 25, 2011                     8,676,250.62
May 25, 2011                       8,107,921.52
June 25, 2011                      7,560,284.96
July 25, 2011                      7,032,868.60
August 25, 2011                    6,525,209.84
September 25, 2011                 6,036,855.56

Distribution Date                Notional Amount ($)
-----------------                -------------------
October 25, 2011                   5,567,362.05
November 25, 2011                  5,116,294.70
December 25, 2011                  4,683,227.88
January 25, 2012                   4,267,744.76
February 25, 2012                  3,869,437.11
March 25, 2012                     3,487,905.18
April 25, 2012                     3,122,757.46
May 25, 2012                       2,773,610.56
June 25, 2012                      2,440,089.04
July 25, 2012                      2,191,450.79
August 25, 2012                    1,957,103.26
September 25, 2012                 1,736,697.52
October 25, 2012                   1,529,892.02
November 25, 2012                  1,336,352.32
December 25, 2012                  1,155,751.05
January 25, 2013                     987,767.65
February 25, 2013                    832,088.37
March 25, 2013                       688,406.02
April 25, 2013                       556,419.90
May 25, 2013                         435,835.64
June 25, 2013                        326,365.10
July 25, 2013                        248,666.63
August 25, 2013                      181,103.33
September 25, 2013                   123,409.77
October 25, 2013                      75,326.25
November 25, 2013                     36,598.57
December 25, 2013                      6,978.08

             Class T-A-4 and Class T-A-7 Interest Rate Cap Agreement



Distribution Date              Notional Amount ($)           Strike (%)
-----------------              -------------------           ----------
October 25, 2009                   1,179,374.00               6.4683
November 25, 2009                  5,219,831.00               6.4683
December 25, 2009                  9,103,318.00               6.4684
January 25, 2010                  12,835,923.00               6.4685
February 25, 2010                 16,423,497.00               6.4685
March 25, 2010                    19,871,665.00               6.4686
April 25, 2010                    23,185,835.00               6.4687
May 25, 2010                      26,371,204.00               6.4687
June 25, 2010                     29,432,770.00               6.4688
July 25, 2010                     29,432,770.00               6.4689
August 25, 2010                   29,432,770.00               6.4689
September 25, 2010                29,432,770.00               6.4690
October 25, 2010                  30,400,351.00               6.4691
November 25, 2010                 31,704,007.00               6.4691
December 25, 2010                 32,937,926.00               6.4692
January 25, 2011                  34,105,147.00               6.4693
February 25, 2011                 35,208,585.00               6.4693
March 25, 2011                    35,988,850.00               6.4694
April 25, 2011                    35,988,850.00               6.4695
May 25, 2011                      35,988,850.00               6.4696
June 25, 2011                     35,203,232.00               6.4696
July 25, 2011                     33,742,510.00               6.4697
August 25, 2011                   32,323,663.00               6.4698
September 25, 2011                30,945,613.00               6.4698
October 25, 2011                  29,607,311.00               6.4699
November 25, 2011                 28,307,732.00               6.4700
December 25, 2011                 27,045,876.00               6.4701
January 25, 2012                  25,820,769.00               6.4701
February 25, 2012                 24,631,461.00               6.4702
March 25, 2012                    23,477,024.00               6.4703
April 25, 2012                    22,356,555.00               6.4704
May 25, 2012                      21,269,171.00               6.4704
June 25, 2012                     20,214,013.00               6.4705
July 25, 2012                     19,528,652.00               6.4706
August 25, 2012                   18,863,621.00               6.4707
September 25, 2012                18,218,359.00               6.4707
October 25, 2012                  17,592,320.00               6.4708
November 25, 2012                 16,984,972.00               6.4709
December 25, 2012                 16,395,796.00               6.4710
January 25, 2013                  15,824,288.00               6.4711
February 25, 2013                 15,269,958.00               6.4711
March 25, 2013                    14,732,327.00               6.4712
April 25, 2013                    14,210,930.00               6.4713
May 25, 2013                      13,705,315.00               6.4714
June 25, 2013                     13,215,040.00               6.4715
July 25, 2013                     12,892,704.00               6.4715
August 25, 2013                   12,578,171.00               6.4716
September 25, 2013                12,271,253.00               6.4717
October 25, 2013                  11,971,766.00               6.4718
November 25, 2013                 11,679,532.00               6.4719
December 25, 2013                 11,394,377.00               6.4719
January 25, 2014                  11,116,129.00               6.4720

Distribution Date              Notional Amount ($)           Strike (%)
-----------------              -------------------           ----------
February 25, 2014                 10,844,622.00               6.4721
March 25, 2014                    10,579,693.00               6.4722
April 25, 2014                    10,321,185.00               6.4723
May 25, 2014                      10,068,943.00               6.4724
June 25, 2014                      9,822,816.00               6.4724
July 25, 2014                      9,822,816.00               6.4725
August 25, 2014                    9,822,816.00               6.4726
September 25, 2014                 9,822,816.00               6.4727
October 25, 2014                   9,822,816.00               6.4728
November 25, 2014                  9,822,816.00               6.4729
December 25, 2014                  9,822,816.00               6.4730
January 25, 2015                   9,822,816.00               6.4730
February 25, 2015                  9,822,816.00               6.4731
March 25, 2015                     9,822,816.00               6.4732
April 25, 2015                     9,822,816.00               6.4733
May 25, 2015                       9,822,816.00               6.4734
June 25, 2015                      9,822,816.00               6.4735

                                   Appendix F


                           Principal Balance Schedules


Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
Initial Balance                  62,108,000.00            41,625,000.00
June 25, 2007                    61,968,885.00            41,504,038.26
July 25, 2007                    61,803,977.39            41,336,671.10
August 25, 2007                  61,613,317.74            41,122,937.84
September 25, 2007               61,396,963.07            40,862,988.88
October 25, 2007                 61,154,986.86            40,557,086.60
November 25, 2007                60,887,479.01            40,205,605.93
December 25, 2007                60,594,545.85            39,809,034.51
January 25, 2008                 60,276,310.10            39,367,972.54
February 25, 2008                59,932,910.78            38,883,132.22
March 25, 2008                   59,564,503.16            38,355,336.90
April 25, 2008                   59,171,258.65            37,785,519.75
May 25, 2008                     58,753,364.71            37,174,722.14
June 25, 2008                    58,311,024.69            36,524,091.66
July 25, 2008                    57,844,457.72            35,834,879.69
August 25, 2008                  57,353,898.49            35,108,438.72
September 25, 2008               56,839,597.15            34,346,219.16
October 25, 2008                 56,301,819.05            33,549,765.94
November 25, 2008                55,740,844.53            32,720,714.74
December 25, 2008                55,156,968.72            31,860,787.81
January 25, 2009                 54,550,501.27            30,971,789.51
February 25, 2009                53,921,766.11            30,055,601.61
March 25, 2009                   53,271,101.11            29,114,178.22
April 25, 2009                   52,598,857.89            28,149,540.40
May 25, 2009                     51,905,401.40            27,163,770.68
June 25, 2009                    51,191,117.95            26,159,021.17
July 25, 2009                    50,456,398.10            25,137,478.54
August 25, 2009                  49,701,693.59            24,101,454.85
September 25, 2009               48,929,863.96            23,057,319.66
October 25, 2009                 48,151,631.11            22,024,406.53
November 25, 2009                47,378,055.56            21,021,651.17
December 25, 2009                46,609,639.66            20,049,313.74
January 25, 2010                 45,846,350.14            19,106,722.91
February 25, 2010                45,088,153.94            18,193,221.00
March 25, 2010                   44,335,018.23            17,308,163.76
April 25, 2010                   43,586,910.39            16,450,920.06
May 25, 2010                     42,843,798.00            15,620,871.68
June 25, 2010                    42,105,648.88            14,817,412.97
July 25, 2010                    41,372,431.03            14,039,950.72
August 25, 2010                  40,644,112.67            13,287,903.82
September 25, 2010               39,920,662.23            12,560,703.03
October 25, 2010                 39,202,048.35            11,857,790.79
November 25, 2010                38,488,239.87            11,178,620.93
December 25, 2010                37,779,205.82            10,522,658.51
January 25, 2011                 37,074,915.46             9,889,379.52
February 25, 2011                36,375,338.24             9,278,270.71
March 25, 2011                   35,680,443.78             8,688,829.40
April 25, 2011                   34,990,201.95             8,120,563.19

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
May 25, 2011                     34,304,582.78             7,572,989.84
June 25, 2011                    33,623,556.50             7,045,637.01
July 25, 2011                    32,947,093.55             6,538,042.09
August 25, 2011                  32,275,164.56             6,049,751.98
September 25, 2011               31,607,740.33             5,580,322.95
October 25, 2011                 30,944,791.87             5,129,320.40
November 25, 2011                30,286,290.39             4,696,318.70
December 25, 2011                29,632,207.26             4,280,901.04
January 25, 2012                 28,982,514.06             3,882,659.18
February 25, 2012                28,337,182.54             3,501,193.36
March 25, 2012                   27,696,184.65             3,136,112.08
April 25, 2012                   27,059,492.51             2,787,031.95
May 25, 2012                     26,427,078.43             2,453,577.53
June 25, 2012                    25,836,942.39             2,205,006.73
July 25, 2012                    25,250,948.55             1,970,726.97
August 25, 2012                  24,669,069.86             1,750,389.36
September 25, 2012               24,091,279.42             1,543,652.32
October 25, 2012                 23,517,550.52             1,350,181.42
November 25, 2012                22,947,856.60             1,169,649.29
December 25, 2012                22,382,171.31             1,001,735.39
January 25, 2013                 21,820,468.45               846,125.94
February 25, 2013                21,262,721.99               702,513.78
March 25, 2013                   20,708,906.08               570,598.20
April 25, 2013                   20,158,995.04               450,084.83
May 25, 2013                     19,612,963.35               340,685.54
June 25, 2013                    19,083,181.19               263,058.67
July 25, 2013                    18,557,165.88               195,567.32
August 25, 2013                  18,034,892.56               137,946.09
September 25, 2013               17,516,336.55                89,935.25
October 25, 2013                 17,001,473.34                51,280.62
November 25, 2013                16,490,278.54                21,733.53
December 25, 2013                15,982,727.97                 1,050.62
January 25, 2014                 15,478,797.57              -
February 25, 2014                14,978,463.46              -
March 25, 2014                   14,486,278.17              -
April 25, 2014                   14,005,584.34              -
May 25, 2014                     13,536,140.36              -
June 25, 2014                    13,138,144.64              -
July 25, 2014                    12,749,686.38              -
August 25, 2014                  12,370,557.10              -
September 25, 2014               12,000,552.68              -
October 25, 2014                 11,639,473.26              -
November 25, 2014                11,287,123.12              -
December 25, 2014                10,943,310.66              -
January 25, 2015                 10,607,848.27              -
February 25, 2015                10,280,552.24              -
March 25, 2015                    9,961,242.74              -
April 25, 2015                    9,649,743.66              -
May 25, 2015                      9,345,882.63              -
June 25, 2015                     9,101,640.12              -
July 25, 2015                     8,863,202.30              -
August 25, 2015                   8,630,439.15              -
September 25, 2015                8,403,223.46              -
October 25, 2015                  8,181,430.76              -
November 25, 2015                 7,964,939.27              -

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
December 25, 2015                 7,753,629.82              -
January 25, 2016                  7,547,385.85              -
February 25, 2016                 7,346,093.27              -
March 25, 2016                    7,149,640.50              -
April 25, 2016                    6,957,918.34              -
May 25, 2016                      6,770,819.98              -
June 25, 2016                     6,631,055.38              -
July 25, 2016                     6,494,124.53              -
August 25, 2016                   6,359,970.66              -
September 25, 2016                6,228,538.14              -
October 25, 2016                  6,099,772.41              -
November 25, 2016                 5,973,620.05              -
December 25, 2016                 5,850,028.67              -
January 25, 2017                  5,728,946.90              -
February 25, 2017                 5,610,324.44              -
March 25, 2017                    5,494,095.72              -
April 25, 2017                    5,378,974.50              -
May 25, 2017                      5,264,898.57              -
June 25, 2017                     5,153,134.05              -
July 25, 2017                     5,043,677.03              -
August 25, 2017                   4,936,480.70              -
September 25, 2017                4,831,499.22              -
October 25, 2017                  4,728,687.65              -
November 25, 2017                 4,628,001.96              -
December 25, 2017                 4,529,398.99              -
January 25, 2018                  4,432,836.45              -
February 25, 2018                 4,338,272.92              -
March 25, 2018                    4,245,667.77              -
April 25, 2018                    4,154,981.23              -
May 25, 2018                      4,066,174.29              -
June 25, 2018                     3,979,208.73              -
July 25, 2018                     3,894,047.13              -
August 25, 2018                   3,810,652.77              -
September 25, 2018                3,728,989.71              -
October 25, 2018                  3,649,022.71              -
November 25, 2018                 3,570,717.24              -
December 25, 2018                 3,494,039.47              -
January 25, 2019                  3,418,956.23              -
February 25, 2019                 3,345,435.06              -
March 25, 2019                    3,273,444.10              -
April 25, 2019                    3,202,952.17              -
May 25, 2019                      3,133,928.70              -
June 25, 2019                     3,066,343.73              -
July 25, 2019                     3,000,167.91              -
August 25, 2019                   2,935,372.49              -
September 25, 2019                2,871,929.28              -
October 25, 2019                  2,809,810.66              -
November 25, 2019                 2,748,989.59              -
December 25, 2019                 2,689,439.54              -
January 25, 2020                  2,631,134.53              -
February 25, 2020                 2,574,049.12              -
March 25, 2020                    2,518,158.35              -
April 25, 2020                    2,463,437.78              -
May 25, 2020                      2,409,863.48              -

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
June 25, 2020                     2,357,411.96              -
July 25, 2020                     2,306,060.24              -
August 25, 2020                   2,255,785.79              -
September 25, 2020                2,206,566.54              -
October 25, 2020                  2,158,380.85              -
November 25, 2020                 2,111,207.54              -
December 25, 2020                 2,065,025.84              -
January 25, 2021                  2,019,815.40              -
February 25, 2021                 1,975,556.30              -
March 25, 2021                    1,932,228.99              -
April 25, 2021                    1,889,814.34              -
May 25, 2021                      1,848,293.60              -
June 25, 2021                     1,807,648.40              -
July 25, 2021                     1,767,860.74              -
August 25, 2021                   1,728,912.98              -
September 25, 2021                1,690,787.84              -
October 25, 2021                  1,653,468.39              -
November 25, 2021                 1,616,938.05              -
December 25, 2021                 1,581,180.57              -
January 25, 2022                  1,546,180.01              -
February 25, 2022                 1,511,920.78              -
March 25, 2022                    1,478,387.60              -
April 25, 2022                    1,445,491.94              -
May 25, 2022                      1,413,088.08              -
June 25, 2022                     1,381,266.44              -
July 25, 2022                     1,350,125.58              -
August 25, 2022                   1,319,651.37              -
September 25, 2022                1,289,829.99              -
October 25, 2022                  1,260,647.87              -
November 25, 2022                 1,232,091.73              -
December 25, 2022                 1,204,148.58              -
January 25, 2023                  1,176,805.65              -
February 25, 2023                 1,150,050.46              -
March 25, 2023                    1,123,870.80              -
April 25, 2023                    1,098,254.66              -
May 25, 2023                      1,073,190.32              -
June 25, 2023                     1,048,666.29              -
July 25, 2023                     1,024,671.29              -
August 25, 2023                   1,001,194.29              -
September 25, 2023                  978,224.49              -
October 25, 2023                    955,751.29              -
November 25, 2023                   933,764.33              -
December 25, 2023                   912,253.45              -
January 25, 2024                    891,208.70              -
February 25, 2024                   870,620.33              -
March 25, 2024                      850,478.78              -
April 25, 2024                      830,774.72              -
May 25, 2024                        811,498.96              -
June 25, 2024                       792,642.55              -
July 25, 2024                       774,196.69              -
August 25, 2024                     756,152.76              -
September 25, 2024                  738,502.34              -
October 25, 2024                    721,237.16              -
November 25, 2024                   704,349.14              -
December 25, 2024                   687,830.33              -
January 25, 2025                    671,672.99              -
February 25, 2025                   655,869.51              -
March 25, 2025                      640,412.43              -
April 25, 2025                      625,294.47              -
May 25, 2025                        610,508.48              -
June 25, 2025                       596,047.46              -
July 25, 2025                       581,904.55              -
August 25, 2025                     568,073.05              -
September 25, 2025                  554,546.37              -
October 25, 2025                    541,318.08              -
November 25, 2025                   528,381.87              -
December 25, 2025                   515,731.56              -
January 25, 2026                    503,361.10              -

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
February 25, 2026                   491,264.56              -
March 25, 2026                      479,436.14              -
April 25, 2026                      467,870.16              -
May 25, 2026                        456,561.05              -
June 25, 2026                       445,503.36              -
July 25, 2026                       434,691.75              -
August 25, 2026                     424,120.99              -
September 25, 2026                  413,785.95              -
October 25, 2026                    403,681.63              -
November 25, 2026                   393,803.12              -
December 25, 2026                   384,145.59              -
January 25, 2027                    374,704.35              -
February 25, 2027                   365,474.77              -
March 25, 2027                      356,452.35              -
April 25, 2027                      347,632.65              -
May 25, 2027                        339,011.35              -
June 25, 2027                       330,584.20              -
July 25, 2027                       322,347.05              -
August 25, 2027                     314,295.83              -
September 25, 2027                  306,426.56              -
October 25, 2027                    298,735.34              -
November 25, 2027                   291,218.34              -
December 25, 2027                   283,871.83              -
January 25, 2028                    276,692.15              -
February 25, 2028                   269,675.69              -
March 25, 2028                      262,818.97              -
April 25, 2028                      256,118.53              -
May 25, 2028                        249,571.01              -
June 25, 2028                       243,173.11              -
July 25, 2028                       236,921.61              -
August 25, 2028                     230,813.33              -
September 25, 2028                  224,845.20              -
October 25, 2028                    219,014.18              -
November 25, 2028                   213,317.29              -
December 25, 2028                   207,751.64              -
January 25, 2029                    202,314.39              -
February 25, 2029                   197,002.74              -
March 25, 2029                      191,813.97              -
April 25, 2029                      186,745.41              -
May 25, 2029                        181,794.44              -
June 25, 2029                       176,958.52              -
July 25, 2029                       172,235.13              -
August 25, 2029                     167,621.82              -

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
September 25, 2029                  163,116.19              -
October 25, 2029                    158,715.88              -
November 25, 2029                   154,418.61              -
December 25, 2029                   150,222.11              -
January 25, 2030                    146,124.18              -
February 25, 2030                   142,122.66              -
March 25, 2030                      138,215.43              -
April 25, 2030                      134,400.44              -
May 25, 2030                        130,675.64              -
June 25, 2030                       127,039.06              -
July 25, 2030                       123,488.76              -
August 25, 2030                     120,022.84              -
September 25, 2030                  116,639.43              -
October 25, 2030                    113,336.72              -
November 25, 2030                   110,112.93              -
December 25, 2030                   106,966.30              -
January 25, 2031                    103,895.14              -
February 25, 2031                   100,897.77              -
March 25, 2031                       97,972.56              -
April 25, 2031                       95,117.89              -
May 25, 2031                         92,332.22              -
June 25, 2031                        89,614.00              -
July 25, 2031                        86,961.73              -
August 25, 2031                      84,373.94              -
September 25, 2031                   81,849.19              -
October 25, 2031                     79,386.08              -
November 25, 2031                    76,983.23              -
December 25, 2031                    74,639.29              -
January 25, 2032                     72,352.93              -
February 25, 2032                    70,122.88              -
March 25, 2032                       67,947.86              -
April 25, 2032                       65,826.64              -
May 25, 2032                         63,758.00              -
June 25, 2032                        61,740.77              -
July 25, 2032                        59,773.78              -
August 25, 2032                      57,855.91              -
September 25, 2032                   55,986.02              -
October 25, 2032                     54,163.06              -
November 25, 2032                    52,385.94              -
December 25, 2032                    50,653.63              -
January 25, 2033                     48,965.11              -
February 25, 2033                    47,319.39              -
March 25, 2033                       45,715.49              -
April 25, 2033                       44,152.46              -
May 25, 2033                         42,629.36              -
June 25, 2033                        41,145.28              -
July 25, 2033                        39,699.34              -
August 25, 2033                      38,290.65              -
September 25, 2033                   36,918.35              -
October 25, 2033                     35,581.62              -
November 25, 2033                    34,279.64              -
December 25, 2033                    33,011.60              -
January 25, 2034                     31,776.72              -
February 25, 2034                    30,574.24              -
March 25, 2034                       29,403.40              -

Distribution Date               PAC Certificates          TAC Certificates
---------------------------------------------------------------------------
April 25, 2034                       28,263.47              -
May 25, 2034                         27,153.74              -
June 25, 2034                        26,073.50              -
July 25, 2034                        25,022.07              -
August 25, 2034                      23,998.77              -
September 25, 2034                   23,002.94              -
October 25, 2034                     22,033.96              -
November 25, 2034                    21,091.18              -
December 25, 2034                    20,173.99              -
January 25, 2035                     19,281.79              -
February 25, 2035                    18,413.99              -
March 25, 2035                       17,570.02              -
April 25, 2035                       16,749.31              -
May 25, 2035                         15,951.32              -
June 25, 2035                        15,175.50              -
July 25, 2035                        14,421.34              -
August 25, 2035                      13,688.30              -
September 25, 2035                   12,975.90              -
October 25, 2035                     12,283.64              -
November 25, 2035                    11,611.04              -
December 25, 2035                    10,957.62              -
January 25, 2036                     10,322.93              -
February 25, 2036                     9,706.51              -
March 25, 2036                        9,107.94              -
April 25, 2036                        8,526.76              -
May 25, 2036                          7,962.58              -
June 25, 2036                         7,421.35              -
July 25, 2036                         6,896.09              -
August 25, 2036                       6,386.39              -
September 25, 2036                    5,891.89              -
October 25, 2036                      5,412.21              -
November 25, 2036                     4,937.06              -
December 25, 2036                     4,486.19              -
January 25, 2037                      4,005.99              -
February 25, 2037                     2,328.59              -

                                  Prospectus

                       Banc of America Funding Corporation
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

                                -----------------

You should carefully consider the "Risk Factors" beginning on page 7 of this prospectus.

Except as otherwise described in the applicable prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not be obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. Please read both documents carefully to understand the risks associated with these investments.

Each Issuing Entity --

     o will issue a series of mortgage pass-through certificates that will consist of one or more classes of certificates; and

     o  will own either:

        o one or more pools of fixed or adjustable interest rate mortgage loans, each of which is secured by a first lien on a one- to four-family residential property; or

        o mortgage-backed certificates that represent an interest in or are secured by a pool of mortgage loans.

     Each Pool of Mortgage Loans --

     o will be sold to the related issuing entity by the depositor, who will have in turn purchased the mortgage loans from the sponsor;

     o will be underwritten to the standards described in this prospectus and the accompanying prospectus supplement; and

     o will be serviced by one or more servicers affiliated or unaffiliated with the depositor.

     Each Series of Certificates --

     o  will represent interests in the related issuing entity;

     o may provide credit support by "subordinating" certain classes to other classes of certificates; any subordinate classes will be entitled to payment subject to the payment of more senior classes and will bear losses before more senior classes;

     o may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and

     o  will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               -----------------

                                 April 30, 2007

                                               TABLE OF CONTENTS

                                                 Page                                                          Page
                                                 ----                                                          ----
IMPORTANT NOTICE ABOUT                                            Servicing Transfer Following Event of Default
INFORMATION PRESENTED IN THIS                                     May Result in Payment Delays or Losses         16
PROSPECTUS AND THE PROSPECTUS                                     Effects of Failure to Comply With Consumer
SUPPLEMENT                                             iii        Protection Laws                                16
SUMMARY OF TERMS                                         1        Increased Risk of Loss If Delinquent
RISK FACTORS                                             7        Mortgage Loans are Assets of a Trust           17
   Limited Source of Payments - No Recourse to                 THE TRUST ESTATES                                 17
   Depositor, Sponsor, Master Servicer or                        General                                         17
   Trustee                                               7       The Mortgage Loans                              17
   Limited Liquidity for Certificates May Affect                  Mortgage Certificates                          23
   Your Ability to Resell Certificates                   7        Distribution Account                           28
   Certain Certificates May Not Be Appropriate                 DESCRIPTION OF CERTIFICATES                       28
   For Individual Investors                              8        General                                        28
   Credit Enhancement is Limited in Amount and                    Definitive Form                                29
   Coverage                                              8        Book-entry Form                                29
   The Ratings of Your Certificates May Be                        Distributions                                  35
   Lowered or Withdrawn Which May Adversely                       Categories of Classes of Certificates          36
   Affect the Liquidity or Market Value of Your                   Residual Certificates                          40
   Certificates                                          9        Mandatory Auction of Certificates              41
   Real Estate Market Conditions May Affect                       Exchangeable REMIC Certificates and
   Mortgage Loan Performance                             9        Exchangeable Certificates                      41
   Geographic Concentration May Increase Rates                    Reports to Certificateholders                  43
   of Loss and Delinquency                              10     CREDIT ENHANCEMENT                                45
   General Economic Conditions May Increase                       General                                        45
   Risk of Loss                                         10        Subordination                                  46
   Collateral Securing Cooperative Loans May                      Limited Guarantee                              47
   Diminish in Value                                    10        Financial Guaranty Insurance Policy or Surety
   Leaseholds May Be Subject to Default Risk                      Bond                                           47
   on the Underlying Lease                              11        Letter of Credit                               47
   Yields of Certificates Sensitive to Rate and                   Mortgage Pool Insurance Policy                 47
   Timing of Principal Prepayment                       11        Special Hazard Insurance Policy                48
   Timing of Prepayments on the Mortgage                          Mortgagor Bankruptcy Bond                      49
   Loans May Result in Interest Shortfalls on the                 Reserve Fund                                   49
   Certificates                                         12        Cross-Collateralization                        50
   Exercise of Rights Under Special Servicing                     Overcollateralization                          50
   Agreements May Be Adverse to Other                             Excess Interest                                50
   Certificateholders                                   12        Cash Flow Agreements                           50
   Special Powers of the FDIC in the Event of                     Fraud Waiver                                   52
   Insolvency of the Sponsor Could Delay or                       FHA Insurance or VA Guarantee                  52
   Reduce Distributions on the Certificates             13     PREPAYMENT AND YIELD
   Insolvency of the Depositor May Delay or                    CONSIDERATIONS                                    53
   Reduce Collections on Mortgage Loans                 14        Factors Affecting Prepayment                   53
   Owners of Book-Entry Certificates are Not                      Effect of Principal Prepayments                53
   Entitled to Exercise Rights of Holders of                      Weighted Average Life of Certificates          54
   Certificates                                         14        Scheduled Delays In Distributions              55
   Book-Entry System for Certain Classes of                    THE SPONSOR                                       55
   Certificates May Decrease Liquidity and                     THE DEPOSITOR                                     56
   Delay Payment                                        15     USE OF PROCEEDS                                   56
   Cash Flow Agreements and External Credit                    MORTGAGE PURCHASE PROGRAM                         56
   Enhancements are Subject to Counterparty                    SERVICING OF THE MORTGAGE LOANS                   57
   Risk                                                 15        The Master Servicer                            57
   Amounts Received from an Auction and a                         The Servicers                                  58
   Related Swap Agreement May Be Insufficient                  THE POOLING AND SERVICING
   to Assure Completion of the Auction                  15     AGREEMENT                                         60

                                                TABLE OF CONTENTS


                                                      Page                                                     Page
                                                      ----                                                     ----
   Assignment of Mortgage Loans to the Trustee          60        Federal Income Tax Consequences for
   Representations and Warranties                       61        REMIC Certificates                             96
   Special Servicing Agreements                         63        Taxation of Regular Certificates               98
   Payments on Mortgage Loans                           63        Taxation of Residual Certificates             104
   Periodic Advances and Servicing Advances             66        Taxes That May Be Imposed on the REMIC
   Collection and Other Servicing Procedures            66        Pool                                          111
   Enforcement of "Due-on-Sale" Clauses;                          Taxation of Certain Foreign Investors         113
   Realization Upon Defaulted Mortgage Loans            67        Federal Income Tax Consequences for
   Insurance Policies                                   69        Certificates as to Which No REMIC Election
   Primary Mortgage Insurance                           70        Is Made                                       115
   Recoveries Under Primary Mortgage                              Stripped Certificates                         118
   Insurance Policies                                   70        Federal Income Tax Consequences for
   Fixed Retained Yield, Servicing                                Exchangeable Certificates                     122
   Compensation and Payment of Expenses                 70     STATE TAX CONSIDERATIONS                         124
   Evidence as to Compliance                            71     PLAN OF DISTRIBUTION                             124
   Certain Matters Regarding the Depositor, the                USE OF PROCEEDS                                  125
   Sponsor and the Master Servicer                      72     FINANCIAL INFORMATION                            125
   Events of Default                                    72     LEGAL MATTERS                                    125
   Rights Upon Event of Default                         73     RATING                                           125
   Enforcement                                          73     REPORTS TO CERTIFICATEHOLDERS                    125
   Amendment                                            74     INCORPORATION OF CERTAIN
   List of Certificateholders                           74     INFORMATION BY REFERENCE                         126
   Termination; Repurchase of Mortgage Loans                   WHERE YOU CAN FIND MORE
   and Mortgage Certificates                            74     INFORMATION                                      126
   The Trustee                                          75
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS                                          77
   General                                              77
   Condominiums                                         77
   Cooperatives                                         77
   Foreclosure                                          78
   Rights of Redemption                                 80
   Anti-Deficiency Legislation, the Bankruptcy
   Code and Other Limitations On Lenders                80
   Texas Home Equity Loans                              83
   "Due-on Sale" Clauses                                83
   Applicability of Usury Laws                          84
   Forfeiture for Drug, RICO and Money
   Laundering Violations                                84
   Homeowners Protection Act of 1998                    85
   Servicemembers Civil Relief Act and Similar
   Laws                                                 85
   Environmental Considerations                         85
   Enforceability of Certain Provisions                 88
BENEFIT PLAN CONSIDERATIONS                             88
   General                                              88
   Certain ERISA and Code Requirements                  89
   ERISA Administrative Exemptions                      90
   Non-ERISA Plans and Exempt Plans                     93
   Unrelated Business Taxable Income -
   Residual Certificates                                93
LEGAL INVESTMENT CONSIDERATIONS                         93
FEDERAL INCOME TAX CONSEQUENCES                         95

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

     Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to your series of certificates; and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates including:

     o    the principal balances and/or interest rates of each class;

     o    the timing and priority of interest and principal payments;

     o    statistical and other information about the mortgage loans;

     o    information about credit enhancement for each class;

     o    the ratings for each class; and

     o    the method for selling the certificates.

You should rely on the information in the Prospectus Supplement for the terms of your Series of Certificates.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide different information to you. The certificates are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page 127 of this prospectus.

     The depositor's principal executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor's phone number is
(704) 386-2400.

                                SUMMARY OF TERMS

     o This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

     o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES

Issuing Entity

     Each series of mortgage pass-through certificates will be issued by a separate common law trust. Each trust will be established and each series of certificates will be issued under a separate pooling and servicing agreement to be entered into among the depositor and the master servicer or one or more servicers and the trustee specified in the applicable prospectus supplement.

Depositor

     Banc of America Funding Corporation will serve as the depositor for each series of certificates. The depositor is an indirect subsidiary of Bank of America Corporation. It is not expected that the depositor will have any business operations other than offering certificates and related activities.

Sponsor

     Bank of America, National Association will serve as the sponsor for each series of certificates. The depositor will acquire the collateral that will serve as security for a series from the sponsor. The sponsor is an affiliate of the depositor and may be an affiliate of a servicer.

Servicer(s)

     The sponsor or one or more entities affiliated or unaffiliated with the depositor and named in the applicable prospectus supplement will service the mortgage loans in each trust. Each servicer will perform certain servicing functions relating to the mortgage loans serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement.

Master Servicer

     The related prospectus supplement may provide for a master servicer for that series of certificates. The master servicer will supervise the servicers. A master servicer may be an affiliate of the depositor, the sponsor, a servicer and/or an originator.

Trustee

     A trustee for each trust will be named in the applicable prospectus supplement. The trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator or other entity may perform certain of the duties of the trustee.

ISSUING ENTITY ASSETS

     Each trust will own the assets specified in the related prospectus supplement. These assets will consist of any combination of the following items:

     o mortgage loans, or mortgage-backed securities or mortgage certificates that are secured by mortgage loans;

     o    any real estate acquired through foreclosure of a mortgage loan;

     o    any credit enhancement device described in this prospectus; and

     o amounts on deposit in the servicer custodial accounts, master servicer custodial account or distribution account maintained for the trust.

     If specified in the related prospectus supplement, the master servicer or another party may retain the right to receive specified payments to be made with respect to the mortgage loans or the mortgage certificates. Payments generated by these retained interests will not be available to make payments on any certificates.

     The related prospectus supplement will specify the cut-off date after which the trust is entitled to receive collections on the mortgage loans and/or mortgage certificates that it holds.

MORTGAGE LOANS

     Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust).

     The mortgage loans in each trust estate:

     o will be secured by first liens on fee simple or leasehold interests in one- to four-family properties;

     o may include cooperative apartment loans secured by shares issued by private, nonprofit cooperative housing corporations;

     o    may be secured by second homes or investor properties;

     o may be loans not insured or guaranteed by any governmental agency or may be loans insured by the Federal Housing Authority or partially guaranteed by the Veterans' Administration; and

     o will be secured by real property located in one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     See "The Pooling and Servicing Agreement--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" for a description of fixed retained yield. See "The Trust Estates" for a description of mortgage loans secured by leases and "Certain Legal Aspects of the Mortgage Loans--Condominiums," "--Cooperatives" and "--Leaseholds" for a description of mortgage loans secured by condominium units, shares issued by cooperatives, and leaseholds, respectively.

     A trust may include one or more of the following types of mortgage loans:

     o    fixed-rate loans;

     o    adjustable-rate loans;

     o    interest only mortgage loans;

     o    graduated payment loans;

     o    subsidy loans;

     o    buy-down loans; and

     o    balloon loans.

     The mortgage loans will be:

     o    acquired by the depositor from the sponsor;

     o    originated or acquired by the sponsor; and

     o underwritten to the standards described in this prospectus and the applicable prospectus supplement.

     See "Mortgage Purchase Program" for a description of the Depositor's purchase program for mortgage loans and "The Sponsor" for a description of the sponsor.

     You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the Mortgage Loans included in a trust.

MORTGAGE CERTIFICATES

     The mortgage certificates in a trust may include:

     o    Fannie Mae mortgage pass-through certificates;

     o    Freddie Mac mortgage pass-through certificates;

     o    Ginnie Mae mortgage pass-through certificates; or

     o Private mortgage pass-through certificates or mortgage-backed debt securities.

     Each mortgage certificate will represent an interest in a pool of mortgage loans and/or payments of interest or principal on mortgage loans. The related prospectus supplement will describe the mortgage certificates for a series in detail including the underlying collateral and any credit enhancement for the mortgage certificates.

THE CERTIFICATES

     Each certificate of a series will represent an ownership interest in a trust or in specified monthly payments with respect to that trust. A series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements described in this prospectus.

Interest Distributions

     For each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the
related       prospectus       supplement.       See       "Description       of
Certificates--Distributions--Interest."

     Interest will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on its outstanding class balance or notional amount.

Principal Distributions

     For a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Principal distributions will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of Certificates--Distributions--Principal."

Distribution Dates

     Distributions on the certificates will be made on the dates specified in the related prospectus supplement.

     Distributions   on   certificates   may  be  made  monthly,   quarterly  or
semi-annually, as specified in the prospectus supplement.

Record Dates

     Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which the distribution date occurs or on another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

Subordination

     A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to the rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

     Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

     o the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions of principal and interest due them on each distribution date out of the funds available for distributions on the distribution date;

     o    the  right  of  the  senior   certificateholders   to  receive  future
          distributions on the mortgage loans that would otherwise have been payable to the subordinate certificateholders;

     o the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans; and/or

     o    any other method specified in the related prospectus supplement.

     However, subordination does not provide full assurance that there will be no losses on the senior certificates.

Other Types of Credit Enhancement

     If specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of one or more of the following types of credit enhancement: o subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

     See "Credit Enhancement."

ADVANCES OF DELINQUENT PAYMENTS

     If specified in the related prospectus supplement, the servicers may be obligated to advance amounts corresponding to delinquent principal and interest payments on the mortgage loans until the first day of the month following the date on which the related mortgaged property is sold at a foreclosure sale or the related mortgage loan is otherwise liquidated, or until any other time as specified in the related prospectus supplement, unless determined to be non-recoverable.

     If specified in the related prospectus supplements, the master servicer, the trustee or another entity may be required to make advances from its own funds if the servicers fail to do so, unless the master servicer, the trustee or such other entity, as the case may be, determines that it will not be able to recover those amounts from future payments on the mortgage loan. Advances will be reimbursable to the extent described in this prospectus and in the related prospectus supplement.

     See "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances."

FORMS OF CERTIFICATES

     The certificates will be issued either:

     o    in book-entry form through the facilities of DTC; or

     o    in definitive, fully-registered, certificated form.

     If you own certificates in book-entry form, you will not receive a physical certificate representing your ownership interest in the book-entry certificates, except under extraordinary circumstances. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations including Clearstream and Euroclear. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your certificates. Your rights relating to your book-entry certificates generally may be exercised only through DTC and its participating organizations including Clearstream and Euroclear.

     See "Description of the Certificates--Book-entry Form."

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series, the depositor or another party specified in the applicable prospectus supplement may purchase all or a part of the mortgage loans in the related trust and any property acquired in connection with those mortgage loans. Any purchase must be made in the manner and at the price specified under "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage Loans and Mortgage Certificates."

     If an election is made to treat the related trust estate (or one or more segregated pools of assets in the trust estate) as one or more "real estate mortgage investment conduits," any optional purchase will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

     Exercise of the right of purchase will cause the early retirement of some or all of the certificates of that series.

     See "Prepayment and Yield Considerations."

TAX STATUS

     The treatment of the certificates for federal income tax purposes will depend on:

     o whether one or more REMIC elections are made for a series of certificates;

     o if one or more REMIC elections are made, whether the certificates are regular interests or residual interests; and

     o whether the certificates are interests in a trust treated as a grantor trust.

     If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

     See "Federal Income Tax Consequences."

BENEFIT PLAN CONSIDERATIONS

     If you are a fiduciary or other person acting on behalf of any employee benefit plan or other arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or similar law, you should carefully review with your legal counsel whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under these laws.

     Certain classes of certificates may not be transferred unless the trustee is furnished with a letter of representation or an opinion of counsel to the effect that the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code and will not subject the trustee, the depositor, the sponsor, any servicers or the master servicer to additional obligations.

     See "Benefit Plan Considerations."

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent the certificates constitute legal investments for you.

     See "Legal Investment Considerations" in this prospectus.

RATING

     Certificates of any series will not be offered by this prospectus and a prospectus supplement unless each class offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risk factors and the risk factors discussed in the related prospectus supplement.

Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer or Trustee

     Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

     o the mortgage loans or mortgage certificates included in the related trust will be the sole source of payments on the certificates of a series;

     o the certificates of any series will not represent an interest in or obligation of the depositor, the sponsor, any originator, the master servicer, the trustee or any of their affiliates; and

     o except to the extent described in the related prospectus supplement , neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any originator, the master servicer, the trustee, any of their affiliates or any other person.

     Consequently, if payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the depositor, the sponsor, the master servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Limited   Liquidity  for   Certificates   May  Affect  Your  Ability  to  Resell
Certificates

     The liquidity of your certificates may be limited. You should consider that:

     o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the certificates of any series;

     o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in those certificates, but no underwriter will be obligated to do so; and

     o    unless  specified  in  the  applicable  prospectus   supplement,   the
          certificates will not be listed on any securities exchange.

     As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk (such as certificates that receive only payments of principal or interest or subordinate certificates), or that have been structured to meet the investment requirements of limited categories of investors.

Certain Certificates May Not Be Appropriate For Individual Investors

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of certificates, certain certificates of a series may not be an appropriate investment for you. This may be the case because, among other things:

     o if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of certificates. Because of this, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o you may not be able to reinvest amounts distributed relating to principal on your certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

     o a secondary market for the certificates may not develop or provide you with liquidity of investment; and

     o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     If you are an individual investor considering the purchase of a certificate of a series, you should also carefully consider the other risk factors discussed in this prospectus and in the applicable prospectus supplement.

Credit Enhancement is Limited in Amount and Coverage

     Credit enhancement for a series of certificates may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Under certain circumstances, credit enhancement may be provided only for one or more classes of certificates of a series.

     Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

See "Credit Enhancement."

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

     o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

     If losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, the losses will be borne by the holders of specified classes of the related certificates.

     None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

     See "Credit Enhancement."

The Ratings of Your Certificates May Be Lowered or Withdrawn Which May Adversely Affect the Liquidity or Market Value of Your Certificates

     It is a condition to the issuance of the certificates that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any certificate, and accordingly, there can be no assurance to you that the ratings assigned to any certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligations to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of certificates. If any rating is revised or withdrawn, the liquidity or the market value of your certificate may be adversely affected.

Real Estate Market Conditions May Affect Mortgage Loan Performance

     An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

     Delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor, if the residential real estate market experiences an overall decline in property values large enough to cause the outstanding balance of the mortgage loans in a trust and any secondary financing on the mortgaged properties to become equal to or greater than the value of the mortgaged properties.

     If losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trust Estates--The Mortgage Loans."

Geographic Concentration May Increase Rates of Loss and Delinquency

     The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without a concentration in a particular region. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in affected areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "The Pooling and Servicing Agreement--Insurance Policies," no mortgaged properties will be required to be insured otherwise against earthquake damage or any other loss not covered by standard insurance policies, as described under "The Pooling and Servicing Agreement--Insurance Policies."

     The ability of mortgagors to make payments on the mortgage loans may also be affected by factors that do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community, such as mortgagors relying on commission income and self-employed mortgagors. These factors may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any trust.

     See the related prospectus supplement for further information regarding the geographic concentration of the mortgage loans underlying the certificates of any series.

General Economic Conditions May Increase Risk of Loss

     Adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values (including the purposes for which the mortgage loans were made and the uses of the mortgaged properties) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on the mortgage loans. If these losses are not covered by the applicable credit enhancement, certificateholders of the series evidencing interests in the related trust will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Collateral Securing Cooperative Loans May Diminish in Value

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. In a cooperative loan, a tenant-stockholder's ownership interest in the cooperative and accompanying rights is financed through a cooperative share loan and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the individual occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage, and its consequent inability to make such final payment, could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease

     If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of certificates will contain provisions protective of the mortgagee, as described under "The Trust Estates--The Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

Yields of Certificates Sensitive to Rate and Timing of Principal Prepayment

     The yield on the certificates of each series will depend in part on the rate and timing of principal payment on the mortgage loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

     o the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest, such as interest only certificates, or primarily or exclusively to payments of principal, such as principal only certificates, will be extremely sensitive to the rate and timing of prepayments on the related mortgage loans; and

     o the yield on certain other classes of certificates, such as companion certificates, may be relatively more sensitive to the rate and timing of prepayments of specified mortgage loans than other classes of certificates.

     The rate and timing of prepayments on mortgage loans is influenced by a number of factors, including but not limited to:

     o    prevailing mortgage market interest rates;

     o    local and national economic conditions;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     If you are purchasing certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates, the related mortgage loans, occur at a rate lower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of any class of principal only certificates to the rate of prepayments.

     If you are purchasing certificates at a premium, or are purchasing an interest only certificate, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including, in the case of interest only certificates that are extremely sensitive to principal prepayments, a table demonstrating the particular sensitivity of those interest only certificates to the rate of prepayments.

     If you are purchasing any inverse floating rate certificates, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment. Further information relating to yield on those certificates will be included in the applicable prospectus supplement, including a table demonstrating the particular sensitivity of those certificates to the rate of prepayments on the mortgage loans and changes in the applicable index.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Certificates

     When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing certificates as described in the related prospectus supplement under "Description of the Certificates -- Interest." No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements described in this prospectus.

Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Certificateholders

     The pooling and servicing agreement for a series will permit a servicer to enter into a special servicing agreement with an unaffiliated holder of a class of subordinate certificates or a class of securities backed by a class of subordinate certificates, pursuant to which the holder may instruct the servicer to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of certificates that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior certificates that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only certificates, while delaying foreclosure will adversely affect the yield to maturity of principal only certificates.

Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Certificates

     The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

     o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

     o request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

     o if the sponsor is a servicer for a series of certificates, repudiate without compensation the sponsor's ongoing servicing obligations under the pooling and servicing agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans; or

     o    prevent the appointment of a successor servicer; or

     o alter the terms on which the sponsor continues to service the mortgage loans, including the amount or the priority of the fees paid to the sponsor as servicer.

     If the FDIC were to take any of those actions, distributions on the certificates could be accelerated, delayed or reduced and you may suffer losses.

     By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

     If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. As a result, you may suffer losses. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the certificates could be accelerated, delayed or reduced.

     If specified in the applicable prospectus supplement, the sponsor will also act as servicer of the mortgage loans. If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer of the mortgage loans, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer could result in a delay or possibly a reduction in distributions on the certificates to the extent the sponsor received, but did not remit to the trustee, mortgage loan collections received by the sponsor before the date of insolvency or if the sponsor failed to make any required advances.

     Certain banking laws and regulations may apply not only to the sponsor but to its subsidiaries as well. Arguments can also be made that the FDIC's rights and powers extend to the depositor, the sponsor and the issuing entity and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of the certificate holders under the transaction documents. If the FDIC were to take this position, delays or reductions on payments to certificate holders could occur.

Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

     Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and
restrictions  on  the  ability  of  the  depositor  to  commence   voluntary  or
involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders, in connection with the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

     If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the certificates. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the certificates.

Owners of Book-Entry Certificates are Not Entitled to Exercise Rights of Holders of Certificates

     If so provided in a prospectus supplement, one or more classes of certificates of a series may be issued in book-entry form. These book-entry certificates will be represented initially by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in the names of the owners or their nominees. As a result, unless definitive Certificates are issued, owners of beneficial interests in certificates will not be recognized by the trustee as "certificateholders" under the related pooling and servicing agreement. If you own book-entry certificates, you will not be able to exercise the rights of a certificateholder directly and must act indirectly through The Depository Trust Company and its participating organizations. See "Description of Certificates--Book-entry Form."

Book-Entry System for Certain Classes of Certificates May Decrease Liquidity and Delay Payment

     Because transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants: o your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise take action relating to your book-entry certificates, may be limited due to the lack of a physical certificate;

o you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for DTC, rather than directly to you; and

o you may experience delays in your receipt of payments on book-entry certificates in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

     See "Description of the Certificates--Book-entry Form."

Cash  Flow   Agreements  and  External  Credit   Enhancements   are  Subject  to
Counterparty Risk

     The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements such as swap, cap, floor or similar agreements which will require a counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust to make payments on the certificates will be subject to the credit risk of the provider of the agreement.

     In addition, the ratings assigned to the certificates of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the certificates of the series. A reduction in the ratings assigned to the certificates of a series is likely to affect adversely the liquidity and market value of the certificates.

Amounts   Received  from  an  Auction  and  a  Related  Swap  Agreement  May  Be
Insufficient to Assure Completion of the Auction

     If specified in the prospectus supplement for a series, one or more classes of certificates may be subject to a mandatory auction. If you hold a class of certificates subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your certificate will be transferred to successful auction bidders, thereby ending your investment in that certificate. If the class balance of your class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction certificates.
Auction bidders will be permitted to bid for all or a portion of a class of auction certificates. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction certificates will be accepted unless the amount of the bids are equal to the class balance of a class of auction certificates plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or a pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class or portion of a class of auction certificates are accepted, or there are no bids for the class or portion of the class, all or a portion of the certificates of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your certificates after the distribution date for the auction.

     See "Description of the Certificates--Mandatory Auction of the Auction Certificates" in this prospectus.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

     Following the occurrence of an event of default under a pooling and servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from certificateholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related certificates, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related certificates.

Effects of Failure to Comply With Consumer Protection Laws

     There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

     o    regulate interest rates and other charges;

     o    require certain disclosures;

     o    require licensing of mortgage loan originators;

     o limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

     o    prohibit discriminatory or predatory lending practices;

     o require lenders to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

     o    regulate the use of consumer credit information; and

     o    regulate debt collection practices.

     Violation of certain provisions of these laws, policies and principles:

     o may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o    could subject a servicer to damages and administrative sanctions.

     The depositor will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with federal and state laws and regulations. In addition, the sponsor will be required to pay to the depositor, and the depositor will be required to pay to the applicable trust, any costs or damages incurred by the related trust as a result of a violation of these laws or regulations.

Increased Risk of Loss If Delinquent Mortgage Loans are Assets of a Trust

     A portion of the mortgage loans in a trust may be delinquent when the related certificates are issued. You should consider the risk that the inclusion of delinquent mortgage loans in a trust may cause the rate of defaults and prepayments on the mortgage loans to increase. As a result, the related credit enhancement for those series of certificates may not cover the related losses.

                                THE TRUST ESTATES

General

     Each Series of certificates will be issued by a separate common law trust (each, a "Trust"). The assets of each Trust (each, a "Trust Estate") will be held by the trustee named in the related prospectus supplement (the "Trustee") for the benefit of the related certificateholders. Each Trust Estate will consist of a mortgage pool comprised of mortgage loans (the "Mortgage Loans") and/or mortgage-backed securities (the "Mortgage Certificates" and, together with the Mortgage Loans, the "Mortgage Assets") together with payments in respect of the Mortgage Assets and certain accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

     The certificates will be entitled to payment from the assets of the related Trust Estate and will not be entitled to payments in respect of the assets of any other Trust Estate established by the depositor, Banc of America Funding Corporation.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Estates. If specific information respecting the Mortgage Assets is not known at the closing date for a series of certificates, more general information of the nature described below will be provided in the related prospectus supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the closing date and to be filed with the Securities and Exchange Commission within fifteen days after the closing date. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the Trustee upon delivery of the certificates.

     The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "The Pooling and Servicing Agreement--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

The Mortgage Loans

     General

     The mortgaged properties securing the Mortgage Loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Payment Provisions of the Mortgage Loans

     The Mortgage Loans in a Trust Estate will have monthly payment dates as set forth in the related prospectus supplement. The payment terms of the Mortgage Loans to be included in a Trust Estate will be described in the related prospectus supplement and will be one of the following types of mortgage loans:

          a. Fixed-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of these Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the pooling and servicing agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each of these converted


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

     Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

          b. Adjustable-Rate Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate, fully amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related mortgage interest rate which generally adjusts initially either one, three or six months, or one, three, five, seven or ten years, subsequent to the initial Due Date, and thereafter at either one-month, six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related mortgage note (the "Gross Margin") and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average Gross Margin with respect to the adjustable-rate Mortgage Loans in the related Trust Estate. The index will be one of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London) or a monthly or yearly average of these values, CMT (weekly or monthly average yields of U.S. treasury short- and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any periodic or lifetime limitations on the adjustment of any mortgage interest rate.

          If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates generally on the first, second or third adjustment date after origination of those Mortgage Loans at the option of the mortgagor. If specified in the applicable prospectus supplement, the Depositor or another party specified in the applicable prospectus supplement will generally be required to repurchase each of these converted Mortgage Loans at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

          If specified in the applicable prospectus supplement, a Trust Estate may contain adjustable-rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options ("Option ARM Mortgage Loans"). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the Gross Margin specified in the related mortgage). After an introductory period of either one or three months, the borrower may select from up to four payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan over the remaining term based on a term of 15 years from the date of the first scheduled payment on the mortgage loan (this option ceases to be available when the mortgage loan has been paid to its 16th year), (iii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iv) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than 7.5% of the previous year's minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a certain percentage specified in the applicable prospectus supplement, in each case without regard to the 7.5% limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the 7.5% limitation, in which case the monthly payment is adjusted by 7.5%. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

          c. Interest Only Mortgage Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain "Interest Only Mortgage Loans" which are (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either one, three or six months, or one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at one-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Gross Margin and index, and providing for monthly payments of interest only for a period specified in the applicable prospectus supplement and monthly payments of principal and interest after the interest only period sufficient to fully amortize the Mortgage Loans over their remaining terms to maturity or (ii) fixed-rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity.

          d. Graduated Payment Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain fixed rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage interest rate on the Mortgage Loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating these graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of these Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for that month, these excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

          e. Subsidy Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on these Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related mortgage note and Mortgage Loan.

          Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination of these programs. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the mortgage interest rates specified in the related mortgage notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full mortgage interest rate. For example, if the initial subsidized interest rate is five percentage points below the mortgage interest rate in year one, the subsidized rate will increase to four percentage points below the mortgage interest rate in year two, and likewise until year six, when the subsidized rate will equal the mortgage interest rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the mortgage interest rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to these Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related mortgage interest rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the mortgage interest rate.

          Generally,  employers may terminate  subsidy  programs in the event of
     (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor,
     (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan under the "due on sale" clause contained in the mortgage, or
     (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the mortgage interest rate of that Subsidy Loan, the employer may request that the mortgagor refinance its Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance its Subsidy Loan. In the event the mortgagor refinances its Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by the originator in determining certain expense to income ratios utilized in underwriting a Subsidy Loan.

          f. Buy Down Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy down plans ("Buy Down Loans") under which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if specified in the applicable prospectus supplement, placed in a custodial account (the "Buy Down Fund") by the related Servicer. If the mortgagor on a Buy Down Loan prepays the Mortgage Loan in its entirety, or defaults on the Mortgage Loan and the related Servicer liquidates the related Mortgaged Property, during the period when the mortgagor is not obligated, by virtue of the buy down plan, to pay the full monthly payment otherwise due on the loan, the unpaid principal balance of the Buy Down Loan will be reduced by the amounts remaining in the Buy Down Fund for the Buy Down Loan, and these amounts will be deposited in the Servicer Custodial Account or the Distribution Account, net of any amounts paid relating to the Buy Down Loan by any insurer, guarantor or other person under a credit enhancement arrangement described in the applicable prospectus supplement.

          g. Balloon Loans. If specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of a Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein.

          h. Pledged Asset Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain "Pledged Asset Loans," which are adjustable-rate or fixed-rate mortgage loans having original terms to stated maturity of not more than 40 years that, in addition to being secured by the related Mortgaged Property, are (i) secured by a security interest in Pledged Assets owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Pledged Assets owned by such guarantor or (iii) supported by a third party letter of credit. "Pledged Assets" may be marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Pledged Assets owned by any guarantor, may consist of real estate.

          In most cases, the security agreements and other similar security instruments related to the Pledged Assets for the Mortgage Loans in a Trust Estate will, in the case of Pledged Assets consisting of personal property, create first liens on that personal property, and, in the case of Pledged Assets consisting of real estate, create first or junior liens on those Pledged Assets. With respect to a Pledged Asset Loan, the value of the Pledged Assets, or the liens on those Pledged Assets in favor of the related Pledged Asset Loan, generally may not exceed 30% of the original principal balance of such Pledged Asset Loan.

          The requirements that Pledged Assets be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Pledged Asset Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

          Pledged Assets, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided either in addition to or in lieu of primary mortgage insurance policies for the Pledged Asset Loans in a Trust Estate, as specified in the related prospectus supplement. If a Trust Estate includes Pledged Asset Loans, the related prospectus supplement will specify the nature and extent of those Pledged Asset Loans and of the related Pledged Assets. The Pledged Assets may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Pledged Assets will be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Pledged Assets for any of the Pledged Asset Loans. See "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

     Mortgage Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The existence, extent and duration of any coverage will be described in the related prospectus supplement. The loan-to-value ratio of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the Mortgage Loan to the appraised value of the related Mortgaged Property. The appraised value is either:

     (i)  the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator of the Mortgage Loan and

          (b)  the sales price for the property,

     except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related Mortgaged Property is the appraised value determined in an appraisal obtained at the time of refinancing; or

     (ii) the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination to eliminate the mortgagor's obligation to keep a primary mortgage insurance policy in force.

     Mortgage Loan Information in Prospectus Supplement

     Each prospectus supplement for a series representing interests in a Trust Estate that consists of Mortgage Loans will contain information, as of the Cut-off Date and to the extent known to the Depositor, with respect to the Mortgage Loans contained in the Trust Estate, including:

     o    the number of Mortgage Loans;

     o    the geographic distribution of the Mortgage Loans;

     o    the aggregate principal balance of the Mortgage Loans;

     o    the types of dwelling constituting the Mortgaged Properties;

     o    the longest and shortest scheduled term to maturity;

     o    the maximum principal balance of the Mortgage Loans;

     o the maximum loan-to-value ratio of the Mortgage Loans at origination or other date specified in the related prospectus supplement;

     o    the maximum and minimum interest rates on the Mortgage Loans; and

     o    the  aggregate  principal  balance  of   nonowner-occupied   Mortgaged
          Properties.

     Single Family and Cooperative Loans

     Mortgage Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in those instruments, secured by first liens on one- to four-family residential properties (the "Mortgaged
Properties") or other Mortgage Loans specified in the related prospectus supplement. If so specified, the Mortgage Loans may include cooperative loans secured by security interests in stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as "Cooperatives," and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. These loans may be loans that are not insured or guaranteed by any governmental agency or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement.

     The Mortgaged Properties relating to single family mortgage loans will consist of:

     o    detached or semi-detached one-family dwelling units;

     o    two- to four-family dwelling units;

     o    townhouses;

     o    rowhouses;

     o individual condominium units, including condominium hotels, where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space;

     o    individual units in planned unit developments; and

     o    certain other dwelling units.

     The Mortgaged Properties may include:

     o    vacation homes;

     o    second homes;

     o    investment properties;

     o    leasehold interests; and

     o    manufactured housing.

     In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

     Substitution of Mortgage Loans

     Substitution of Mortgage Loans will be permitted in the event of breaches of representations and warranties relating to any original Mortgage Loan or if the documentation relating to any Mortgage Loan is determined by the Trustee or a custodian appointed by the Trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Loans may be substituted for Mortgage Loans initially included in the Trust Estate.

Mortgage Certificates

     A Trust Estate that contains Mortgage Certificates will have either Ginnie Mae Certificates, Freddie Mac Certificates, Fannie Mae Certificates, Private Certificates or a combination of any of those types of Mortgage Certificates. The Mortgage Certificates will be acquired by the Depositor from one or more affiliated or unaffiliated sellers.

     All of the Mortgage Certificates will be registered in the name of the Trustee or its nominee or, in the case of Mortgage Certificates issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates and of Private Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest from that pool. Ginnie Mae, Freddie Mac, Fannie Mae or the issuer of a particular series of Private Certificates may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest, or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any issuer may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any Mortgage Certificates that are included in a Trust Estate (and of the underlying mortgage loans) will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the actual terms of those Mortgage Certificates.

     Ginnie Mae

     Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development ("HUD"). Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans ("FHA Loans") insured or guaranteed by the United States Federal Housing Administration (the "FHA") under the Housing Act or Title V of the Housing Act of 1949, or by the United States Department of Veteran Affairs (the "VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

     Ginnie Mae Certificates

     All of the Ginnie Mae Certificates (the "Ginnie Mae Certificates") will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers. The mortgage loans underlying Ginnie Mae Certificates may consist of FHA Loans secured by mortgages on one- to four family residential properties or multifamily residential properties, loans secured by mortgages on one- to four-family residential properties or multifamily residential properties, mortgage loans which are partially guaranteed by the VA and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae Certificates. At least 90% by original principal amount of the mortgage loans underlying a Ginnie Mae Certificate will be mortgage loans having maturities of 20 years or more.

     Each Ginnie Mae Certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae Certificate to the registered holder of that Ginnie Mae Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each mortgage loan over the Ginnie Mae Certificate pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae Certificate, and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of the mortgage loan.

     The Ginnie Mae Certificates included in a Trust Estate may be issued under either or both of the Ginnie Mae I program ("Ginnie Mae I Certificates") and the Ginnie Mae II program ("Ginnie Mae II Certificates"). All mortgages underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is one-half percentage point less than the annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae I Certificate. Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II
Certificate will be between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae II Certificate.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae Certificate. Pursuant to this type of agreement, the servicer is required to advance its own funds to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by the servicer on the mortgage loans backing the Ginnie Mae Certificate are less than the amounts due on the Ginnie Mae Certificate. If a servicer is unable to make payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae Certificate. If no payment is made by the servicer and the servicer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae Certificate has recourse only against Ginnie Mae to obtain the payment. The registered holder of the Ginnie Mae Certificates included in a Trust Estate is entitled to proceed directly against Ginnie Mae under the terms of each Ginnie Mae Certificate or the guaranty agreement or contract relating to the Ginnie Mae Certificate for any amounts that are not paid when due under each Ginnie Mae Certificate.

     As described above, the Ginnie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Freddie Mac

     Freddie Mac is a federally-chartered and stockholder-owned corporation created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien residential mortgage loans or participation interests in those mortgage loans and the resale of those mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgages which it deems to be of the quality, type and class that meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates

     Freddie Mac Certificates ("Freddie Mac Certificates") represent an undivided interest in a group of mortgage loans purchased by Freddie Mac. Mortgage loans underlying the Freddie Mac Certificates included in a Trust
Estate will consist of fixed- or adjustable-rate mortgage loans with original terms to maturity of from 10 to 30 years, all of which are secured by first liens on one-to four-family residential properties or properties containing five or more units and designed primarily for residential use.

     Freddie Mac Certificates are issued and maintained and may be transferred only on the book-entry system of a Federal Reserve Bank and may only be held of record by entities eligible to maintain book-entry accounts at a Federal Reserve Bank. Beneficial owners will hold Freddie Mac Certificates ordinarily through one or more financial intermediaries. The rights of a beneficial owner of a Freddie Mac Certificate against Freddie Mac or a Federal Reserve Bank may be exercised only through the Federal Reserve Bank on whose book-entry system the Freddie Mac Certificate is held.

     Under its Cash and Guarantor Programs, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest at the rate provided for by the Freddie Mac Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding of the related mortgage loans, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate ultimate collection of all principal of the related mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if specified in the related prospectus supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of ultimate collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer, or (iii) the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgages in the same manner as for mortgages that it has purchased but not sold.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the interest rate on the Freddie Mac Certificate. For Freddie Mac Pools formed under Freddie Mac's Guarantor Program having pool numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans does not exceed two percentage points.

     Under its Gold PC Program, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest calculated in the same manner as described above, as well as timely installments of scheduled principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution for the related Freddie Mac Certificate.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Freddie Mac Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Fannie Mae

     Fannie Mae is a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Fannie Mae Certificates

     Fannie Mae Certificates ("Fannie Mae Certificates") represent fractional interests in a pool of mortgage loans formed by Fannie Mae.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. If Fannie Mae were unable to perform these obligations, distributions on Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae Certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

     As described above, the Fannie Mae Certificates included in a Trust Estate, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Private Certificates

     Private Certificates ("Private Certificates") may consist of (a) mortgage pass-through certificates or participation certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans (the "Underlying Loans") or (b) collateralized mortgage obligations secured by Underlying Loans. Private Certificates may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some portion of the principal and interest distributions (but not all of those distributions) or certain mortgage loans. The Private Certificates will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided that a period of two years has elapsed since the later of the date the securities were acquired from the issuer or one of its affiliates. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Certificates themselves will not be so insured or guaranteed. The seller/servicer of the underlying mortgage loans will have entered into a pooling and servicing agreement, an indenture or similar agreement (a "PC Agreement") with the trustee under that PC Agreement (the "PC Trustee"). The PC Trustee or its agent, or a custodian, will possess the mortgage loans underlying those Private Certificates. The mortgage loans underlying the Private Certificates may be subserviced by one or more loan servicing institutions under the supervision of a master servicer (the "PC Servicer").

     The sponsor of the Private Certificates (the "PC Sponsor") will be a financial institution or other entity that is or has affiliates that are engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling mortgage loans to those trusts and selling beneficial interests in those trusts. The PC Sponsor may be an affiliate of the Depositor. The obligations of the PC Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related Trust. The PC Sponsor will not have guaranteed any of the assets conveyed to the related Trust or any of the Private Certificates issued under the PC Agreement. Additionally, although the mortgage loans underlying the Private Certificates may be guaranteed by an agency or instrumentality of the United States, the Private Certificates themselves will not be so guaranteed.

     The Depositor will acquire Private Certificates in open market transactions or in privately negotiated transactions which may be with or through affiliates.

     The prospectus supplement for a series for which the Trust Estate includes Private Certificates will specify (this disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement) to the extent relevant and to the extent the information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

     o the aggregate approximate principal amount and type of the Private Certificates to be included in the Trust Estate;

     o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Certificates including:

          o    the payment features of the underlying mortgage loans;

          o    the  approximate   aggregate  principal  balance,  if  known,  of
               underlying mortgage loans insured or guaranteed by a governmental entity;

          o the servicing fee or range of servicing fees with respect to the underlying mortgage loans; and

          o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    the   maximum   original   term-to-stated   maturity  of  the  Private
          Certificates;

     o    the   weighted   average   term-to-stated   maturity  of  the  Private
          Certificates;

     o    the pass-through or certificate rate of the Private Certificates;

     o the weighted average pass-through or certificate rate of the Private Certificates;

     o    the PC Sponsor, the PC Trustee and the PC Servicer;

     o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Certificates or to the Private Certificates themselves;

     o the terms on which the underlying mortgage loans for the Private Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Certificates; and

     o the terms on which mortgage loans may be substituted for those originally underlying the Private Certificates.

Distribution Account

     The Trustee or other entity identified in the related prospectus supplement will, as to each series of Certificates, establish and maintain an account or accounts (collectively, the "Distribution Account") for the benefit of the Trustee and holders of the Certificates of that series for receipt of:

     o each distribution or monthly payment, as the case may be, made to the Trustee with respect to the Mortgage Assets;

     o the amount of cash, if any, specified in the related pooling and servicing agreement to be initially deposited therein;

     o the amount of cash, if any, withdrawn from any related reserve fund or other fund; and

     o    the reinvestment income, if any.

     The pooling and servicing agreement for a series may authorize the Trustee to invest the funds in the Distribution Account in certain investments that will qualify as "permitted investments" under Code Section 860G(a)(5) in the case of REMIC Certificates. These eligible investments will generally mature not later than the business day immediately preceding the next Distribution Date for the series (or, in certain cases, on the Distribution Date). Eligible investments include, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the related pooling and servicing agreement of each rating agency rating the Certificates of that series that has rated the commercial paper, demand and time deposits and banker's acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and certain minimum reinvestment agreements. Reinvestment earnings, if any, on funds in the Distribution Account generally will belong to the Trustee.

                           DESCRIPTION OF CERTIFICATES

     Each series of certificates (the "Certificates") will be issued pursuant to a separate pooling and servicing agreement among the Depositor, the Sponsor (if so provided in the related prospectus supplement), the Trustee (and, if applicable, a securities administrator or other entity identified in the related prospectus supplement) and a Master Servicer or one or more Servicers. A form of pooling and servicing agreement is filed as an exhibit to the Registration Statement of which this prospectus is a part. The following summaries describe material provisions that may appear in each pooling and servicing agreement. The prospectus supplement for a series of Certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of Certificates.

General

     The Certificates are issuable in series, each evidencing the entire ownership interest in a Trust Estate of assets consisting primarily of Mortgage Assets. The Certificates of each series will be issued either in fully registered form or in book-entry form and in the authorized denominations for each class specified in the related prospectus supplement. The Certificates of each series will evidence specified beneficial ownership interests in the related Trust Estate created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other Trust Estate established by the Depositor. The Certificates will not represent obligations of the Depositor, the Master Servicer, the Trustee or any affiliate of those parties. Any qualifications on direct or indirect ownership of Residual Certificates, as well as restrictions on the transfer of Residual Certificates, will be set forth in the related prospectus supplement.

     Each series of Certificates will be issued in one or more classes. Each class of Certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Estate. A series of

Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of that series. Certain series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of Certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of Certificates may be made:

     o    prior to one or more other classes;

     o    after the occurrence of specified events;

     o    in accordance with a schedule or formula;

     o on the basis of collections from designated portions of the Mortgage Assets in the related Trust Estate; or

     o    on a different basis;

in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Definitive Form

     Certificates of a series that are issued in fully-registered, certificated form are referred to as "Definitive Certificates." Distributions of principal of, and interest on, Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the pooling and servicing agreement. The Definitive Certificates of a series offered by this prospectus and the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or other entity for that purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or another entity may require payment of a sum sufficient to cover any tax or other governmental charges in connection with the transfer or exchange.

     In the event that an election or multiple elections are made to treat the Trust Estate (or one or more segregated pools of assets of the Trust Estate) as one or more REMICs, the Residual Certificate will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (1) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee or middleman) of a disqualified organization and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (a) historically has paid its debts as they have come due, (b) intends to pay its debts as they come due in the future and (c) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (a), (b) and (c) of the preceding sentence are false. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates----Tax--Related Restrictions on Transfer of Residual Certificates."

Book-entry Form

     Persons acquiring beneficial ownership interests ("Beneficial Owners") in the Certificates issued in book-entry form (the "Book-Entry Certificates") will hold their Certificates through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the "Indirect Participants"). Each class of the Book-Entry Certificates of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or "Certificateholder" of those Certificates, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a Definitive Certificate representing that person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000.

     The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), .under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "--Certain U.S. Federal Income Tax

Documentation Requirements" below and "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding."

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A, of the Securities Exchange Act of 1934, as amended. DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cede & Co. International and Deutsche Boerse Clearing.

     Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC `s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding." Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Certificates, may be limited due to the lack of physical certificates for their Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Book-Entry Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the pooling and servicing agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Certificates of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of those Definitive Certificates as Certificateholders under the pooling and servicing agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, any Servicers or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of the Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Certificates may be impaired.

     Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading; between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Certificates are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Certificates against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Certificates. After settlement has been completed, the Book-Entry Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Certificates were credited to their accounts. However, interest on the Book-Entry Certificates would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Certificates to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Certificates from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i, e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Certificates from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Certificates sufficient time to be reflected in their
     Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Certificates that is not a U.S. Person within the meaning of Code Section 7701(a)(30) holding a Book-Entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax establishing an exemption from withholding.

     In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder provides appropriate documentation or otherwise qualifies for an exemption. See "Federal Income Tax Consequences" herein, and in particular "--Taxation of Certain Foreign Investors."

     Prospective investors should be aware, however, that this discussion and the discussions referenced herein do not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors. Prospective investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Certificates. Each certificateholder is encouraged to consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Distributions

     Distributions of principal of and interest on the Certificates of a series will be made on the dates specified in the related prospectus supplement (each, a "Distribution Date"), and allocated to the classes in the amounts and in the order specified, in the related prospectus supplement. Distributions will be made by wire transfer (in the case of Certificates that are of a certain minimum denomination, as specified in the related prospectus supplement) or by check mailed to record holders of those Certificates as of the related record date at their addresses appearing on the certificate register, except that the Trustee will make the final distribution of principal only upon presentation and surrender of each Certificate at the office or agency of the Trustee or a paying agent specified in the related prospectus supplement. Notice will be mailed before the Distribution Date on which the final distribution is expected to be made to the holder of a Certificate. If the Certificates of a series are issued in book-entry form, the Trustee will make distributions on those Certificates, including the final distribution in retirement of those Certificates, through the facilities of a depository in accordance with the depository's usual procedures in the manner described in the related prospectus supplement.

     The Trustee will distribute principal of and interest on the Certificates out of the Distribution Account established under the pooling and servicing agreement. All distributions on the Mortgage Certificates, if any, included in the Trust Estate for a series, remittances on the Mortgage Loans by the Master Servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the related prospectus supplement) from those funds, and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement are required to be deposited directly into the Distribution Account. These funds will be available (except for funds held for future distribution and for funds payable to the Master Servicer) to make distributions on Certificates of that series on the next
Distribution Date. See "The Trust Estates--Distribution Account" and "The Pooling and Servicing Agreement--Payments on Mortgage Loans."

     Interest

     Interest will accrue on the class balance (or, in the case of Interest Only Certificates, the notional amount) of each class of Certificates entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) during each interest accrual period specified in the related prospectus supplement. The interest accrual period with respect to any Distribution Date is the period from and including the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, from the closing date for the series of Certificates) through the last day of the preceding month, or any other period as may be specified in the related prospectus supplement. If funds are available for distribution, the Trustee will distribute interest accrued during each interest accrual period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable on the Distribution Dates specified in the related prospectus supplement until the class balance of that class is reduced to zero or, in the case of a class of Certificates entitled only to distributions allocable to interest, until the notional amount of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The notional amount of an Interest Only Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Trustee will begin distributing interest on each class of Accrual Certificates only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, interest will be added to the class balance of each class of Accrual Certificates. Any class of Accrual Certificates then will accrue interest on its outstanding class balance as adjusted. For a description of Accrual Certificates, see "--Categories of Classes of Certificates."

     Principal

     The "class balance" of any class of Certificates entitled to distributions of principal (other than any Exchangeable REMIC Certificates and Exchangeable Certificates) will be the initial class balance of that class of Certificates specified in the prospectus supplement or, in the case of a class of Exchangeable REMIC Certificates or Exchangeable Certificates, the portion then represented by the outstanding Certificates of such class of the initial maximum class balance, reduced by all distributions reported to holders of the Certificates as allocable to principal and adjustments, if any, in respect of losses and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on those Accrual Certificates and (ii) in the case of adjustable-rate Certificates, subject to the effect of any negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of Certificates entitled to distributions of principal.

     Each class of Certificates of a series (except for a class of Interest Only Certificates), to the extent of funds available for distribution, will receive distributions of principal in the amounts, at the times and in the manner specified in the related prospectus supplement until its initial class balance has been reduced to zero. The Trustee will allocate distributions of principal to the Certificates of each class, during the periods and in the order specified in the related prospectus supplement.

Categories of Classes of Certificates

     In general, the classes of Certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes of that series by reference to the following categories.

                                 PRINCIPAL TYPES

Categories of Classes                             Definitions
--------------------------------------------    ------------------------------------------------------------
Accretion Directed Certificates                 A class of  Certificates  that receives  principal  payments from amounts that otherwise would be distributed as interest on specified Accrual Certificates.  These principal payments may be in lieu of or in addition to principal  payments from principal receipts on the Mortgage Assets or other assets of
                                                the  Trust   Estate  for  the  related   series.

Companion Certificates or Support Certificates  A class of Certificates that receives  principal payments on a  Distribution  Date only if scheduled  payments  have been
                                                made  on  specified   Planned   Amortization   Certificates,
                                                Targeted   Amortization    Certificates   and/or   Scheduled
                                                Amortization Certificates.



                                       36

Component Certificates                          A class of Certificates  consisting of two or more specified
                                                components,   as  described  in  the  applicable  prospectus
                                                supplement.   The   components   of  a  class  of  Component
                                                Certificates  may have different  principal  and/or interest payment  characteristics  but  together  constitute a single class and do not represent several interests. Each component of a class of Component  Certificates  may be  identified as falling  into one or more of the  categories  in this chart.

Exchangeable REMIC Certificates                 A  class  of   Certificates   that  may  be  exchanged   for
                                                proportionate  interests  in one  or  more  other  specified classes of Exchangeable  Certificates in the same series, as described  in the  applicable  prospectus  supplement.  Each class of Exchangeable  REMIC  Certificates may be identified as falling into one or more of the categories in this chart.

Exchangeable  Certificates                      A  class  of   Certificates   that  may  be  exchanged   for
                                                proportionate  interests  in one  or  more  other  specified classes  of  Exchangeable  REMIC  Certificates  in the  same
                                                series,   as   described   in  the   applicable   prospectus
                                                supplement.  Each class of Exchangeable  Certificates may be identified as falling into one or more of the  categories in this  chart.

Lockout Certificates                            A class of Senior  Certificates  that is locked out of or is designed  not  to  participate  in  or to  participate  to a limited  extent in, for a specified  period,  the receipt of
                                                (1)  principal  prepayments  on the Mortgage  Loans that are
                                                allocated   disproportionately  to  the  classes  of  Senior
                                                Certificates  of the  series  as a group  under a  "shifting interest"  structure and/or (2) scheduled principal payments on the Mortgage  Loans that are  allocated to the classes of
                                                Senior  Certificates  of the  series as a group.  A class of
                                                Lockout    Certificates    typically    will   not   receive
                                                distributions  of  principal  prepayments  and/or  scheduled principal payments,  as applicable,  for a period of several years,  during which time all or a portion of the  principal payments that it would otherwise receive in the absence of a
                                                "lockout"  structure will be distributed in reduction of the
                                                class  balances  of  other  Senior   Certificates.   Lockout
                                                Certificates are designed to minimize their weighted average life volatility  during the lockout period.

Notional Amount Certificates                    A class of Certificates  having no class balance and bearing interest  on a notional  amount.  The  notional  amount is a
                                                hypothetical   amount   used   for   calculating    interest
                                                distributions.

Pass-Through Certificates                       A class of Senior  Certificates  that  receives a  specified percentage of the principal  payments that are distributable
                                                to  the   Senior   Certificates   or  a  group   of   Senior
                                                Certificates,  other than any Ratio Strip  Certificates,  in the aggregate on a Distribution Date and that is not a class
                                                of  Sequential  Pay   Certificates.


                                       37

Planned Amortization Certificates  or PAC       A  class  of  Certificates   that  is  designed  to  receive
Certificates                                    principal  payments (or has a notional  amount that is based
                                                on  the  class   balance(s)   of  one  or  more  classes  of
                                                Certificates   that  are   designed  to  receive   principal
                                                payments) using a predetermined  principal  balance schedule derived by assuming  two constant  prepayment  rates for the
                                                underlying   Mortgage  Assets.   These  two  rates  are  the
                                                endpoints  for the  "structuring  range"  for the  class  of
                                                Planned Amortization Certificates.  The Planned Amortization
                                                Certificates  in any series may be subdivided into different categories  such as Planned  Amortization  Certificates I or
                                                PAC I Certificates,  Planned Amortization Certificates II or
                                                PAC II  Certificates  and so forth which are  derived  using different structuring ranges. A class of PAC Certificates is designed to provide protection against prepayments occurring at a constant rate within the structuring range.

Ratio Strip Certificates                        A class of Certificates that receives a constant proportion, or "ratio  strip," of the principal  payments on some or all of the Mortgage Assets.

Scheduled Amortization  Certificates            A  class  of  Certificates   that  is  designed  to  receive
                                                principal  payments (or has a notional  amount that is based
                                                on  the  class   balance(s)   of  one  or  more  classes  of
                                                Certificates   that  are   designed  to  receive   principal
                                                payments) using a predetermined  principal  balance schedule but is not  designated  as a class of  Planned  Amortization
                                                Certificates  or  Targeted  Amortization  Certificates.  The
                                                schedule  is  derived  by  assuming   either  two   constant
                                                prepayment  rates or a single  constant  prepayment rate for the  Mortgage  Assets.  In the case of two  constant  rates, these  two  rates  are the  endpoints  for the  "structuring range" for the class of Scheduled Amortization  Certificates and the range generally is narrower than that for a class of
                                                Planned Amortization  Certificates.  Typically,  the Support
                                                Certificates  for  the  applicable  series  of  Certificates generally will represent a smaller  percentage of a class of
                                                Scheduled   Amortization   Certificates   than  the  Support
                                                Certificates  generally  would  represent  in  relation to a
                                                Planned Amortization  Certificate or a Targeted Amortization
                                                Certificate.  A Scheduled Amortization Certificate generally is less sensitive to prepayments than a Support Certificate, but is more sensitive  than a class of Planned  Amortization
                                                Certificates or Targeted Amortization  Certificates.

Senior Certificates                             A class of Certificates that is entitled to receive payments of principal and interest on each Distribution Date prior to the  classes of  Subordinate  Certificates.

                                       38

Sequential  Pay Certificates                    A class of Certificates that receives  principal payments in a prescribed  sequence,  that does not have a  predetermined principal  balance  schedule  and that,  in most  cases,  is entitled to receive payments of principal  continuously from the first  Distribution Date on which they receive principal
                                                until  they  are  retired.   A  class  of   Sequential   Pay
                                                Certificates may receive payments of principal  concurrently
                                                with  one  or  more   other   classes  of   Sequential   Pay
                                                Certificates.  A single  class that is  entitled  to receive principal  payments before or after all other classes in the
                                                same  series  of   Certificates   may  be  identified  as  a
                                                Sequential Pay Certificate.

Subordinate Certificates                        A class of Certificates  that receives payments of principal and interest on each Distribution Date only after the Senior
                                                Certificates  and classes of Subordinate  Certificates  with higher  priority of  distributions  have received their full
                                                principal   and   interest   entitlements.

Super Senior Certificates                       A class of Senior  Certificates that will not bear its share of certain losses, after the Subordinate Certificates are no longer  outstanding,  for so long  as one or more  specified classes of Senior Certificates are outstanding.

Super Senior Support  Certificates              A class of Senior  Certificates  that bears  certain  losses that otherwise would have been allocated to a class of Super
                                                Senior Certificates.

Targeted Amortization  Certificates or TAC      A class of Certificates that receives principal payments (or
Certificates                                    has a notional amount that is based on the class  balance(s)
                                                of one or more classes of Certificates  that are designed to receive principal payments) using a predetermined  principal balance  schedule  derived  by  assuming  a single  constant prepayment  rate  for the  Mortgage  Assets.  A class of TAC
                                                Certificates is designed to provide some protection  against
                                                prepayments  at  a  rate  exceeding  the  assumed   constant
                                                prepayment used to derive the principal balance schedule for that class.

                                 INTEREST TYPES

Categories of Classes                             Definitions
--------------------------------------------    ------------------------------------------------------------
Accrual Certificates                            A class of Certificates  that accretes the amount of accrued interest otherwise  distributable on the class, which amount will be  added to the  class  balance  of the  class on each applicable  Distribution  Date.  The  accretion may continue until some  specified  event has occurred or until the class of Accrual Certificates is retired.

Fixed-Rate Certificates                         A class of Certificates  with an interest rate that is fixed throughout the life of the class.



                                       39

Floating-Rate Certificates                      A  class  of  Certificates  with  an  interest  rate  (or an effective  rate as a result of a Cash Flow  Agreement)  that resets  periodically  based upon a designated index and that varies  directly  with changes in the index.

Interest  Only Certificates                     A class of  Certificates  that  receives  some or all of the interest  payments made on the Mortgage Assets and little or no  principal.  Interest  Only  Certificates  have  either a nominal class balance or a notional  amount. A nominal class balance represents actual principal that will be paid on the
                                                Certificates.  It is  referred  to as  nominal  since  it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate  the amount of interest due on a class of Interest Only  Certificates  that
                                                is  not  entitled  to  any   distributions   in  respect  of
                                                principal.

Inverse Floating-Rate Certificates              A class with an interest rate that resets periodically based upon a  designated  index  and that  varies  inversely  with changes  in the  index.  The  interest  rate  for a class of
                                                Inverse  Floating-Rate   Certificates  typically  will  vary
                                                inversely  with changes in the  interest  rate on a class of
                                                Floating-Rate  Certificates  in the same  series.

Principal Only Certificates                     A class of  Certificates  that does not bear interest and is
                                                entitled  to  receive  only   distributions  in  respect  of
                                                principal.

Step Coupon Certificates                        A class of  Certificates  with a fixed interest rate that is reduced to a lower  fixed rate after a  specified  period of time. The difference  between the initial  interest rate and the lower  interest rate will be supported by a reserve fund
                                                established   on  the  closing   date  for  that  series  of
                                                Certificates.

Variable Rate Certificates                      A class of  Certificates  with an interest  rate that resets periodically  and is  calculated by reference to the rate or rates of  interest  applicable  to the  Mortgage  Assets  or
                                                another   class  or  classes  of   Certificates.

Residual Certificates

     A  series  of  REMIC   Certificates   will  include  a  class  of  Residual
Certificates representing the right to receive on each Distribution Date, in addition to any other distributions to which they may be entitled, the excess of the sum of distributions, payments and other amounts received over the sum of
(i) the amount required to be distributed to certificateholders on that Distribution Date and (ii) certain expenses, all as more specifically described in the related prospectus supplement. In addition, after the aggregate class balance of all classes of Regular Certificates has been fully amortized, holders of the Residual Certificates will be the sole owners of the related Trust Estate and will have sole rights with respect to the Mortgage Assets and other assets remaining in the Trust Estate. Some or all of the Residual Certificates of a series may be offered by this prospectus and the related prospectus supplement; if so, the terms of those Residual Certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of Residual Certificates offered by this prospectus and the related prospectus supplement, as well as restrictions on the transfer of those Residual Certificates, will be set forth in the related prospectus supplement. If Residual Certificates are not so offered, the Depositor may (but need not) sell some or all of the Residual Certificates on or after the date of original issuance of that series in transactions exempt from registration under the Securities Act of 1933, as amended, and otherwise under circumstances that will not adversely affect the REMIC status of the Trust Estate.

Mandatory Auction of Certificates

     If specified in the prospectus supplement for a series, one or more classes of Certificates ("Auction Certificates") may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the "Auction Distribution Date"), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the "Auction Administrator"), will solicit bids for the purchase of each class of Auction Certificates then outstanding from third-party investors.

     On the Auction Distribution Date, the Auction Certificates will be transferred to third-party investors, and upon this transfer the holders of each class of Auction Certificates will be entitled to receive an amount (the "Par Price") equal to the related class balance, plus, if applicable, accrued interest on that class balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date.

     The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a class of Auction Certificates in the auction. If all or a portion of a class of Auction Certificates is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or a portion of the Par Price) of the unsold Certificates. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Certificateholders.

     If the counterparty defaults on its obligations under the swap agreement, no Certificates of a class of Auction Certificates will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a class) are received. In addition, if the counterparty defaults and third-party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a class of Auction Certificates, only a portion of the Certificates of such class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a class is transferred, each holder of such class will transfer only a pro rata portion of its Certificates on the Auction Distribution Date.

     See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" in this prospectus.

Exchangeable REMIC Certificates and Exchangeable Certificates

     General. If specified in a prospectus supplement for a series, certain classes of Certificates may be Exchangeable REMIC Certificates and Exchangeable Certificates. In any of these series, the holders of one or more of the classes of Exchangeable REMIC Certificates will be entitled, after notice and payment to the Trustee or other entity identified in the related prospectus supplement of an administrative fee, to exchange all or a portion of those classes of Exchangeable REMIC Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in the same series and vice versa.

     If a series  includes  Exchangeable  REMIC  Certificates  and  Exchangeable
Certificates, all of these classes of Exchangeable REMIC Certificates and Exchangeable Certificates will be listed in the related prospectus supplement. The classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "Related" to each other, each related grouping of Exchangeable REMIC Certificates and Exchangeable Certificates will be referred to as a "Combination," with the classes of Exchangeable REMIC Certificates in the Combination referred to as a "REMIC Combination" and the classes of Exchangeable Certificates in the Combination referred to as an "Exchangeable Combination." The classes of Exchangeable Certificates constituting each Combination will, in the aggregate, represent a distinct combination of Exchangeable REMIC Certificates in the related Trust. At any time after its initial issuance, any class of Exchangeable REMIC Certificates may be exchanged for the Related class or classes of Exchangeable Certificates provided the requirements detailed below are met. In some cases, multiple classes of Exchangeable REMIC Certificates may be exchanged for one or more classes of Related Exchangeable Certificates and vice versa.

     The descriptions in the related prospectus supplement of the Certificates of a series that includes Exchangeable REMIC Certificates and Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denominations of Certificates, credit enhancement, prepayment and yield considerations, tax and legal investment considerations and ERISA considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the prepayment and yield considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

     Exchanges.  If a  holder  of  Exchangeable  REMIC  Certificates  elects  to
exchange  its  Exchangeable   REMIC   Certificates   for  Related   Exchangeable
Certificates, then:

     o the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged (for purposes of an exchange, Interest Only Certificates will have a principal balance of zero);

     o the aggregate amount of interest payable on each Distribution Date with respect to the Related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable REMIC Certificates so exchanged; and

     o    the  class  or  classes  of  Exchangeable   REMIC   Certificates   and
          Exchangeable   Certificates   will  be  exchanged  in  the  applicable
          proportions, if any, described in the related prospectus supplement.

     Different types of Combinations may exist. Any individual series of Certificates may have multiple types of Combinations. Some examples of Combinations of Exchangeable REMIC Certificates and Exchangeable Certificates that differ in their interest characteristics include:

     o Floating-Rate Certificates and Inverse Floating-Rate Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Fixed-Rate Certificates. In such a Combination, the Floating-Rate Certificates and Inverse Floating-Rate Certificates would produce, in the aggregate, an annual interest amount equal to that generated by the Related Fixed-Rate Certificates. In addition, the aggregate class balance of a class of Floating-Rate Certificates and a class of Inverse Floating-Rate Certificates would equal the aggregate class balance of the Related Fixed-Rate Certificates.

     o Interest Only Certificates and Principal Only Certificates that are Exchangeable REMIC Certificates may be exchangeable, together, for Related Exchangeable Certificates that are entitled to both principal and interest payments. In such a Combination, the class balance of the class of Related Exchangeable Certificates would be equal to the class balance of the class of Principal Only Certificates, and the interest rate on the class of Related Exchangeable Certificates, when applied to the class balance of this Related class, would generate interest equal to the annual interest amount of the Interest Only Certificates.

     o Two classes of Fixed-Rate Certificates that are Exchangeable REMIC Certificates with different interest rates may be exchangeable, together, for a single class of Related Exchangeable Certificates with a fixed interest rate. In such a Combination, the class balance of the single class of Related Exchangeable Certificates would be equal to the aggregate class balance of the two classes of Exchangeable REMIC Certificates, and the single class of Related Exchangeable Certificates would have a fixed interest rate that, when applied to the aggregate class balance of the two classes of Exchangeable REMIC Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable REMIC Certificates.

     In some series, a Certificateholder may be able to exchange its Exchangeable REMIC Certificates for Related Exchangeable Certificates that have different principal payment characteristics. Some examples of Combinations that have different principal payment characteristics include:

     o A class of Exchangeable REMIC Certificates that is a class of Accrual Certificates, and a second class of Exchangeable REMIC Certificates that is a class of Accretion Directed Certificates and receives all of the interest accrued on the class of Accrual Certificates for so long as the Accrual Certificates are accreting, may be exchangeable, together, for a single class of Related Exchangeable Certificates that receives payments of interest continuously from the first Distribution Date on which it receives interest until it is retired.

     o A class of Exchangeable REMIC Certificates that is a class of PAC, Scheduled Amortization or TAC Certificates, and a class of
          Exchangeable   REMIC   Certificates  that  is  a  class  of  Companion
          Certificates, may be exchangeable, together, for a class of Related Exchangeable Certificates that receives principal payments without regard to the amortization schedule for the class of PAC, Scheduled Amortization or TAC Certificates from the first Distribution Date on which it receives principal until it is retired.

     The holder of the class or classes of Exchangeable Certificates in any of the example Combinations described above may also exchange its Exchangeable Certificates for the Related Exchangeable REMIC Certificates and this process may occur repeatedly in each direction.

     A number of factors may limit the ability of a holder of Exchangeable REMIC Certificates or Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable REMIC Certificates or Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a
Certificateholder does not own the necessary classes of Exchangeable REMIC Certificates or Exchangeable Certificates or does not own the necessary classes of Exchangeable REMIC Certificates or Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may be. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable REMIC Certificates or Exchangeable Certificates from the then-current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable REMIC Certificates or Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable REMIC Certificates or Exchangeable Certificates.

     Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable REMIC Certificates and Exchangeable Certificates. A Certificateholder will be required to provide notice to the Trustee or such other entity identified in the related prospectus supplement prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include, among other things, the outstanding principal balance or notional amount of the Exchangeable Certificates to be exchanged and the Related Exchangeable Certificates to be received, and the proposed exchange date. When the Trustee or such other entity identified in the related prospectus supplement receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable REMIC Certificates or Exchangeable Certificates, as the case may be, and payment of the administrative fee. A Certificateholder's notice to the Trustee or such other entity identified in the related prospectus supplement will become irrevocable on the second day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable REMIC Certificates or Exchangeable Certificates that are Book-Entry Certificates will be subject to DTC's Rules.

     If the related prospectus supplement describes exchange proportions for a Combination of classes of Exchangeable REMIC Certificates and Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal balances or notional amounts of these classes.

     Distributions on an Exchangeable REMIC Certificates or Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the applicable Certificateholder of record as of the applicable record date.

Reports To Certificateholders

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in the related prospectus supplement, the Master Servicer or the Trustee will make available to each Certificateholder of record of the related series a statement setting forth, if applicable to that series of Certificates, among other things:

          (i) the amount of the distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments, and Liquidation Proceeds and the amount of the distribution allocable to interest on the related Mortgage Loans;

          (ii) if the distribution to Certificateholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall and the allocation of the shortfall between principal and interest;

          (iii) the class balance of each class of Certificates after giving effect to the distribution of principal on the Distribution Date;

          (iv) the amount of servicing compensation with respect to the related Trust Estate and any other customary information as is required to enable Certificateholders to prepare their tax returns;

          (v) the amount by which the Servicing Fee or Master Servicing Fee, as applicable, for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

          (vi) the amount of Advances included in the distribution on the Distribution Date, the aggregate amount of Advances outstanding as of the close of business on the Distribution Date and the amount of Advances reimbursed since the previous Distribution Date;

          (vii) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement;

               (a)  the  amounts  so  distributed   under  the  form  of  credit
          enhancement on the applicable Distribution Date; and

               (b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (viii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments.;

          (ix) the Pass-Through Rate (if any) for each class of Certificates;

          (x) for any Mortgage Loan that became and REO Property during the preceding calendar month, the loan number and Stated Principal Balance of the Mortgage Loan as of the close of business on the Determination Date preceding the Distribution Date and the date of acquisition thereof;

          (xi) the total number and principal balance of any REO Properties (and
     market   value,   if  available)  as  of  the  close  of  business  on  the
     Determination Date preceding the Distribution Date;

          (xii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

          (xiii) any expenses or indemnification amounts paid by the related Trust Estate, the specific purpose of each payment and the parties to whom these payments are made;

          (xiv) the number and total principal balance of the Mortgage Loans, the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts;

          (xv) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the closing date for that series of Certificates;

          (xvi) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

          (xvii) the number and aggregate principal balance of any Mortgage Loans repurchased by the Depositor from the related Trust Estate since the previous Distribution Date;

          (xviii) the number and aggregate  principal  amounts of Mortgage Loans
     (A) delinquent  (exclusive of Mortgage Loans in foreclosure or bankruptcy),
     (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date; and

          (xix) whether any exchanges of Exchangeable REMIC and Exchangeable Certificates have taken place since the preceding Distribution Date and, if applicable, the class designations, class balances or notional amounts, pass-through rates, and any interest and/or principal paid, including any shortfalls allocated, of any classes of Certificates that were received by Certificateholders as a result of such exchange.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class specified in the related prospectus supplement. The report to certificateholders for any series of Certificates may include additional or other information of a similar nature to that specified above.

     In  addition,  within a  reasonable  period  of time  after the end of each
calendar  year,   the  Master   Servicer  or  the  Trustee  will  mail  to  each
certificateholder of record at any time during that calendar year a report:

     o    as to the  aggregate of amounts  reported  pursuant to clauses (i) and
          (ii) for that calendar year or, if a person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year; and

     o    other   customary   information  as  is  necessary  or  desirable  for
          certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

General

     Credit enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the Mortgage Assets in the related Trust Estate. Credit enhancement may be only in the form of any one or more of the following:

     o    subordination;

     o    limited guarantee;

     o    financial guaranty insurance policy or surety bond;

     o    letter of credit;

     o    mortgage pool insurance policy;

     o    special hazard insurance policy;

     o    mortgagor bankruptcy bond;

     o    reserve fund;

     o    cross-collateralization;

     o    overcollateralization;

     o    excess interest;

     o    cash flow agreements;

     o    fraud waiver; or

     o    FHA insurance or a VA guarantee.

If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related Trust Estates. If applicable, the related prospectus supplement will identify the Trust Estates to which the credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified Trust Estates.

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. ss. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordination

     If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinate Certificates will be subordinate to the rights of holders of one or more classes of senior Certificates of that series to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate Certificates under the circumstances and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, certain classes of subordinate Certificates may be senior to other classes of Subordinate Certificates and be rated investment grade. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the various classes of subordinate Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate Certificates because of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on their Certificates.

     If specified in the related prospectus supplement, various classes of senior certificates and subordinate Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior Certificates and subordinate Certificates through a cross-collateralization mechanism or otherwise.

     As between classes of senior Certificates and as between classes of subordinate Certificates, distributions may be allocated among those classes:

     o    in the order of their scheduled final distribution dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    otherwise, as specified in the related prospectus supplement.

Limited Guarantee

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Certificates of a series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Estate, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Certificates specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guarantee insurance policy will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

     If specified in the prospectus supplement for a series of Certificates, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more classes of Certificates. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Mortgage Pool Insurance Policy

     If specified in the prospectus supplement relating to a series of Certificates, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Estate. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "The Pooling and Servicing Agreement--Primary Mortgage Insurance," the Master Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

     As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable mortgage interest rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the mortgage interest rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

     Certificateholders may experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Certificateholders may also experience losses with respect to the related Certificates in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Certificateholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of Certificates on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

     A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller, or other persons involved in the origination or the Mortgage Loan, failure to construct a Mortgaged Property in accordance with plans and specifications, or bankruptcy, unless, as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Certificates, to the extent not covered by other credit enhancement.

Special Hazard Insurance Policy

     Any insurance policy covering special hazard losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Certificateholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage interest rate to the date of claim settlement and certain expenses incurred by the related Servicer or the Master Servicer, as the case may be, with respect to the related Mortgaged Property.

     If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above, reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount, less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard mortgage insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by the court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement.

Reserve Fund

     If specified in the applicable prospectus supplement, credit enhancement with respect to a series of Certificates may be provided by the establishment of one or more reserve funds for the series. Any reserve fund for a series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

     If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date, amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Certificates.

     If specified in the prospectus supplement, any reinvestment income or other gain from investments in eligible investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a series will not be a part of the Trust Estate.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Cross-Collateralization

     If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate classes of Certificates. In this case, credit support may be provided by a cross-collateralization feature which requires that distributions be made to certain classes from Mortgage Loan payments that would otherwise be distributed to Subordinate Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. As a result, the amount of credit enhancement available to a class of Certificates against future losses on the Mortgage Loans in which that class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that class has no interest. The applicable prospectus supplement for a series that includes a cross-collateralization feature will describe its specific operation.

Overcollateralization

     If specified in the applicable prospectus supplement, subordination provisions of a series may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the class balance of the related class or classes of Certificates. This acceleration may continue for the life of the related Certificates, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

     If specified in the applicable prospectus supplement, the Mortgage Loans in a Trust may generate more interest than is necessary to pay the interest earned on the classes of Certificates each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain classes of Certificates and to reimburse certain classes of Certificates for losses and certain shortfalls that they experienced previously.

Cash Flow Agreements

     If specified in the prospectus supplement, the Trust Estate may include cash flow agreements consisting of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more classes of Certificates (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related series of Certificates will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. ss. 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. ss. 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination of the Cash Flow Agreement or the substitution of another Cash Flow Agreement for the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a series of Certificates will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

     Guaranteed Investment Contracts. If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Certificateholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related class or classes of Certificates as specified in the applicable prospectus supplement.

     Yield Maintenance Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield on one or more classes of Certificates. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess, multiplied by a notional amount or the class balance or balances of one or more classes of Certificates, multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the interest accrual period for the related class or classes of Certificates and will be paid to the class or classes of Certificates as specified in the related prospectus supplement.

     Swap Agreements. If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more classes of Certificates. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty, and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Certificateholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

     If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more classes of Certificates in the event those Certificates are auctioned to third-party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding class balance of the applicable class or classes of Certificates plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See "Risk Factors--Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction" and "--Mandatory Auction of Certificates" in this prospectus.

Fraud Waiver

     If so specified in the related prospectus supplement, a letter may be obtained from the issuer of a pool insurance policy waiving the right of the insurer to deny a claim or rescind coverage under the related pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related Mortgage Loan or the denial or adjustment of coverage under any related primary mortgage insurance policy because of that fraud, dishonesty or misrepresentation. In these circumstances, the issuer of the pool insurance policy will be indemnified by the Sponsor for the amount of any loss paid by the issuer of the pool insurance policy under the terms of the waiver letter. The maximum aggregate amount of these fraud losses covered under the waiver letter and the period of time during which the coverage will be provided will be specified in the related prospectus supplement.

FHA Insurance or VA Guarantee

     The Housing Act authorizes various FHA mortgage insurance programs. If so specified in the related prospectus supplement, some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by the FHA under Section
234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, the FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the


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

original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be described in the accompanying prospectus supplement. Any VA guaranty relating to contracts underlying a series of Certificates will be described in the accompanying prospectus supplement.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The yields to maturity and weighted average lives of Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Estate. The original terms to maturity of the Mortgage Loans in a given mortgage pool will vary depending upon the type of Mortgage Loans in the pool. Each prospectus supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related mortgage pool. Mortgage Loans may be prepaid without penalty in full or in part at any time except as specified in the prospectus supplement. The prepayment experience on the Mortgage Loans in a mortgage pool will affect the life of the related series of certificates.

Factors Affecting Prepayment

     A number of factors, including, but not limited to, homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of mortgage loans.

     The Mortgage Loans may be partially or fully repaid at any time. Fixed-rate Mortgage Loans generally will contain "due-on-sale" clauses that permit the mortgagee to accelerate the maturity of a Mortgage Loan upon the conveyance of the related Mortgaged Property. Adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume a Mortgage Loan upon a transfer of the related Mortgaged Property.

     The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

Effect of Principal Prepayments

     When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the pooling and servicing agreement relating to a series may provide that with respect to certain principal prepayments received, the Master Servicer will be obligated to pay an amount equal to the lesser of (i) the aggregate interest shortfall for that Distribution Date resulting from principal prepayments and
(ii) all or a portion of the Master Servicer's servicing compensation for that Distribution Date, as specified in the applicable prospectus supplement. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate certificateholders or any other credit support arrangements.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information relating to yield on those Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the related prospectus supplement. The prospectus supplement for a series of Certificates may contain tables setting forth percentages of the initial class balance of each class expected to be outstanding after each of the dates shown in each table. Any table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related Mortgage Certificates or on the Mortgage Loans are made at rates corresponding to various percentages of the specified prepayment model. It is unlikely, however, that the prepayment of the mortgage loans underlying the Mortgage Certificates, or of the Mortgage Loans, underlying any series will conform to any of the percentages of the prepayment model described in a table.

     The rate of principal prepayments on pools of mortgage loans underlying the Mortgage Certificates and on the Mortgage Loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on those mortgage loans or on the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those mortgage loans or Mortgage Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on those mortgage loans or on the rates borne by the Mortgage Loans included in a Trust Estate, those mortgage loans or Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by those mortgage loans or Mortgage Rates. Other factors affecting prepayment of mortgage loans and Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the properties securing the mortgage loans and Mortgage Loans and servicing decisions. However, because many different factors affect prepayment behavior, as described above, prepayments may not rise or fall in direct relation to changes in mortgage interest rates. It should be noted that Certificates of a series may evidence an interest in a Trust Estate with Mortgage Loans with different mortgage interest rates.

     Prepayments may also result from the enforcement of any "due-on-sale" provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the Mortgage Loan upon conveyance by the Mortgagor of the underlying Mortgaged Property. The Master Servicer will agree that it or the applicable subservicer will enforce any "due-on-sale" clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer or the subservicer will not take any action in relation to the enforcement of any "due-on-sale" provision which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. Under current law, that exercise is permitted for substantially all the mortgage loans which contain those clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. See the related prospectus supplement for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The Sponsor, Originator or Depositor, as specified in the related prospectus supplement, will be obligated, under the circumstances specified in "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee," to repurchase Mortgage Loans that have breached representations or warranties, or with respect to which all proper documentation has not been delivered to the Trustee. In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Assets in any Trust Estate under the limited conditions specified in the prospectus supplement. For any series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets in the Trust Estate) as a REMIC, any purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Repurchase of Mortgage

Loans and Mortgage Certificates." Any purchase or repurchase of Mortgage Assets will shorten the weighted average life of one or more classes of Certificates of the related series.

Scheduled Delays In Distributions

     Upon the issuance of Certificates of a series offered by this prospectus and the applicable prospectus supplement, the initial purchasers may be required to pay for accrued interest at the applicable pass-through rate from the Cut-off Date for that series to the date of issuance. The effective yield to certificateholders will be below the yield otherwise produced by the applicable pass-through rate because the distribution of principal and interest that is due on each due date will not be made until the Distribution Date in the month in which that due date occurs.

                                   THE SPONSOR

     Bank of America, National Association ("Bank of America") will serve as sponsor (the "Sponsor") of each series of Certificates. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial, market, retail, and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision, and examination of the OCC.

     Bank of America and its affiliates have been active in the securitization market since inception, and Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

     The Depositor's securitization program principally is used by Bank of America to finance fully amortizing prime mortgage loans secured by first liens on one- to four-family residential properties acquired from third parties. The Depositor's securitization program may also include mortgage loans originated through correspondent arrangements. Bank of America currently does not rely on securitization as a material funding source.

     The table below sets forth the number and aggregate principal balance of mortgage loans which have been included in Trusts formed by the Depositor, which were originated or acquired by Bank of America during the periods indicated:

                                                                                             Nine-Months Ended
                                      Twelve-Months Ended December 31,                         September 30,
                            2002          2003               2004             2005                 2006
Number                    1,494          4,110              13,276            29,360               27,659
Aggregate Principal
Balance                 $299,960,769  $1,855,340,346     $4,446,655,671   $11,007,632,007       $13,240,746,533

     Bank of America serves as the Sponsor, and may serve as a Servicer, in the Depositor's securitization program, in addition to owning all of the Depositor's equity. Banc of America Securities LLC serves as an underwriter for the Depositor's securitization program, is an affiliate of Bank of America, and assists Bank of America and the Depositor in connection with the selection of mortgage loans, including the Mortgage Loans, for various transactions. See "Plan of Distribution."

     Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is
(704) 386-5478. Bank of America has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, Ginnie Mae, Fannie Mae and Freddie Mac.

     See "The Mortgage Purchase Program" for information regarding Bank of America's procedures for acquiring mortgage loans similar to the Mortgage Loans.

                                  THE DEPOSITOR

     Banc of America Funding Corporation (formerly known as NationsBanc Montgomery Funding Corp.), a Delaware corporation (the "Depositor"), was organized on November 28, 1994, for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in Mortgage Assets or bonds secured by Mortgage Assets. The Depositor is an indirect subsidiary of Bank of America Corporation. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities.

     The Depositor will have limited obligations and rights under each pooling and servicing agreement after the closing date for any series, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties.

     The Depositor maintains its principal office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any series.

                                 USE OF PROCEEDS

     The Depositor will use substantially all of the net proceeds received from the sale of each series of Certificates either:

     o    to purchase the Mortgage Assets related to that series; or

     o to return to itself the amounts previously used to effect a purchase of Mortgage Assets, the costs of carrying the Mortgage Assets until sale of the Certificates and other expenses connected with pooling the Mortgage Assets and issuing the Certificates.

The Depositor will use any remaining proceeds for its general corporate purposes.

                            MORTGAGE PURCHASE PROGRAM

     Set forth below is a description of aspects of the Depositor's purchase program for Mortgage Loans eligible for inclusion in a Trust Estate. The related prospectus supplement will contain information regarding the origination of the Mortgage Loans.

     The Depositor will purchase Mortgage Loans either directly or indirectly from approved originators, which may be the Sponsor, other affiliates of the Depositor, the Master Servicer or a Servicer. The Depositor has approved (or will approve) individual institutions as eligible Originators by applying certain criteria, including the Originator's depth of mortgage origination experience, servicing experience and financial stability. From time to time, however, the Depositor may purchase Mortgage Loans from Originators that, while not meeting the generally applicable criteria, have been reviewed by the Depositor and found to be acceptable as Originators of Mortgage Loans.

     If any originator or group of affiliated originators originated 10% or more of the Mortgage Loans in a Trust Estate, the applicable prospectus supplement will disclose the identity of the originator, and, if such originator or group of affiliated originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

     Each Mortgage Loan purchased by the Depositor must meet certain credit, appraisal and underwriting standards, as described in the related prospectus supplement.

     Underwriting standards are intended to evaluate the Mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Underwriting standards are applied in a standard procedure which complies with applicable federal and state laws and regulations.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable properties and the cost of replacing the property.

     Certain states where the Mortgaged Properties may be located are "anti-deficiency" states. This means, in general, that lenders providing credit on one- to four-family properties in those states must look solely to the property for repayment upon foreclosure. Underwriting standards in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The related prospectus supplement will provide a description of the underwriting standards applied in originating the Mortgage Loans.

                         SERVICING OF THE MORTGAGE LOANS

     The servicing of the Mortgage Loans in the Trust underlying a series of Certificates will be performed by one or more Servicers, which may include the Sponsor or its affiliates. A master servicer, which may be the Sponsor or an affiliate (the "Master Servicer"), may be engaged to supervise some or all of the Servicers. The applicable prospectus supplement will identify (i) any Master Servicer, (ii) each Servicer affiliated with the Sponsor, (iii) each Servicer that services 10% or more of the Mortgage Loans and (iv) any other material servicer that is responsible for performing an aspect of the servicing on which the performance of the related Mortgage Loans or Certificates are materially dependent.

     The following is a summary of the material servicing provisions of the pooling and servicing agreements. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The pooling and servicing agreement for each series will be filed with the Commission following the date of initial issuance of the related Certificates.

The Master Servicer

     The Master Servicer generally will be responsible under each applicable pooling and servicing agreement for, among other things, (i) administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) preparation of periodic reports to the Trustee regarding the foregoing matters, (iv) performing certain of the servicing obligations of a terminated Servicer as described below under "--The Servicers" and (v) making Periodic Advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described below under the heading "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer. The Master Servicer will also perform additional duties as described in the applicable prospectus supplement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for a series to cover its fees as Master Servicer or will be paid in another manner specified in the applicable prospectus supplement. The Master Servicer may subcontract with any other entity the obligations of the Master Servicer under any pooling and servicing agreement. The Master Servicer will remain primarily liable for the contractor's performance in accordance with the applicable prospectus supplement. The Master Servicer may be released from its obligations in certain circumstances. See "--The Servicers."

The Servicers

     With respect to any series, one or more Servicers (each, a "Servicer") specified in the applicable prospectus supplement, which may include the Sponsor, will provide certain customary servicing functions for the Mortgage Loans pursuant to the related pooling and servicing agreement or separate underlying servicing agreements (each, an "Underlying Servicing Agreement") with the Depositor or an affiliate of the Depositor. These Servicers may be the originators of the Mortgage Loans or affiliates of the applicable originators or third parties identified in the applicable prospectus supplement. The rights of the Depositor or affiliate of the Depositor under the applicable Underlying Servicing Agreements relating to the Mortgage Loans included in the Trust Estate for a series will be assigned (directly or indirectly) to the Trustee for the benefit of Certificateholders of that series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

     The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies, from proceeds of liquidation of those Mortgage Loans or otherwise. Each Servicer also will provide necessary accounting and reporting services to provide required information to the Trustee or to enable the Master Servicer to provide required information to the Trustee for the Mortgage Loans included in the Trust Estate for a series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by it. The obligations of a Servicer may be performed through subservicers or vendors, provided that the Servicer remains primarily liable for the servicing of the Mortgage Loans in the applicable Trust. In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of Regulation AB (17 C.F.R. ss. 229.1108). In the event that such appointment occurs after the issuance of the related series of Certificates, the Depositor will report such appointment on Form 8-K (for so long as the related Issuing Entity is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended).

     The Trustee, or if so provided in the applicable pooling and servicing agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the applicable pooling and servicing agreement or Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Trustee or the Master Servicer, the Trustee or the Master Servicer, as the case may be, will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer. Neither the Master Servicer's nor the Trustee's obligations to act as substitute Servicer following the termination of an Underlying Servicing Agreement or termination of the Servicer under the applicable pooling and servicing agreement will, however, require the Master Servicer or the Trustee, as applicable, to purchase a Mortgage Loan from the Trust Estate due to a breach by the terminated Servicer of a representation or warranty in respect of the Mortgage Loan.

     The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

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

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that the Servicer may not resign from its obligations and duties under the pooling and servicing agreement for that series, except upon its determination that its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation will become effective until the Trustee for a series or a successor servicer or Master Servicer has assumed the Servicer's obligations and duties under the pooling and servicing agreement. If a Servicer resigns for the foregoing reason and the Trustee is unable or unwilling to assume responsibility for its duties under the pooling and servicing agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

     If a Servicer has executed the pooling and servicing agreement, the pooling and servicing agreement will provide that neither the Servicer nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that no Servicer nor any director, officer, employee or agent of any Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the pooling and servicing agreement. Each Servicer and any director, officer, employee or agent of each Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or Underlying Servicing Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of it duties under the pooling and servicing agreement or Underlying Servicing Agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement or Underlying Servicing Agreement. In addition, the pooling and servicing agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. A Servicer may, however, in its discretion, undertake any action deemed by it necessary or desirable relating to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the Certificateholders. In this event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed out of the Servicer Custodial Account, and any loss to the Trust arising from this right of reimbursement will be allocated first to the Subordinate Certificate of a series before being allocated to the related Senior Certificates, or if the series does not contain Subordinate Certificates, pro rata among the various classes of Certificates or in another manner specified in the applicable prospectus supplement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to the business, or otherwise, of the Servicer will be the successor of the Servicer under the terms of the pooling and servicing agreement for each series provided that the successor or resulting entity is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the pooling and servicing agreement for each series; provided that, if the Servicer desires to be released from its obligations under the pooling and servicing agreement, (i) the purchaser or transferee accepting the assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for the series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the pooling and servicing agreement from and after the date of the agreement, and (iii) each applicable Rating Agency's rating of any Certificates for the series in effect immediately prior to the assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and the Certificates would not be placed on credit review status by any Rating Agency. The Servicer will be released from its obligations under the pooling and servicing agreement upon the assignment and delegation of its duties and obligations, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

     In the event that there is a Master Servicer for a series, the provisions described above will apply to the Master Servicer and substantially similar
provisions   will  apply  to  each  Servicer  under  the  Underlying   Servicing
Agreements.

                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each pooling and servicing agreement which are not described in other parts of this prospectus. When particular provisions or terms used in a pooling and servicing agreement are mentioned in this discussion, you should review those provisions in the form of pooling and servicing agreement that was filed with the Securities and Exchange Commission as part of the registration statement of which this prospectus is a part.

Assignment of Mortgage Loans to the Trustee

     Assignment of Mortgage Loans

     At the time of issuance of each series of Certificates, the Depositor will cause the Mortgage Loans comprising the related Trust Estate to be assigned to the Trustee, for the benefit of the certificateholders, together with all principal and interest on the Mortgage Loans, except for principal and interest due on or before the cut-off date set forth in the related prospectus supplement (the "Cut-Off Date"). The Trustee, concurrently with that assignment, will authenticate and deliver the Certificates to the Depositor or its designated agent in exchange for the Mortgage Loans and other assets, if any. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include the principal balance of each Mortgage Loan, the mortgage rate, the maturity of each mortgage note and other information.

     With respect to each Pledged Asset Loan, the related prospectus supplement will specify the extent to which the Pledged Assets will be assigned to the Trustee and the nature of any such assignment.

     The Depositor will deliver or cause to be delivered to the Trustee or a custodian, as to each Mortgage Loan, all of the documents the Depositor is required to deliver to the Trustee or a custodian under the pooling and servicing agreement.

     Despite the requirements to deliver certain documents, a Trust Estate may include Mortgage Loans where the original mortgage note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to these Mortgage Loans, the Trustee may not be able to enforce the mortgage note against the related borrower. The Depositor (or other representing party as specified in the related prospectus supplement) will be required to agree to repurchase, or substitute for, each Mortgage Loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related pooling and servicing agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause the assignments of the related loans to be delivered for recording in the appropriate public office for real property records, except (1) in states in which, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of the loans or (2) in states where recordation is not required by the rating agencies rating the series of Certificates.

     In lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     With respect to any Mortgage Loans that are cooperative loans, the Depositor will generally be required to cause to be delivered to the Trustee;

     o    the stock certificate;

     o    the stock power executed in blank;

     o    the executed proprietary lease;

     o    the executed recognition agreement;

     o    the executed assignment of recognition agreement, if any;

     o    an executed financing statement with evidence of recording thereon;

     o the executed financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in form suitable for recordation); and

     o    any other document specified in the related prospectus supplement.

     The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each cooperative loan.

     The Trustee or a custodian will review the mortgage loan documents within a specified number of days of receipt to ascertain that all required documents have been properly executed and received. The Trustee will hold the mortgage loan documents for each series in trust for the benefit of holders of the Certificates. If any document is found by the Trustee or custodian not to have been properly executed or received or to be unrelated to the Mortgage Loans identified in the pooling and servicing agreement, and any defect cannot be cured within the permitted time period, the Sponsor or other party specified in the prospectus supplement will replace the Mortgage Loan with an eligible substitute Mortgage Loan (as described in the related prospectus supplement) or repurchase the related Mortgage Loan from the Trustee at a price generally equal to the principal balance thereof, plus accrued and unpaid interest thereon. Upon receipt of the repurchase price, in the case of a repurchase, the Trustee will reimburse any unreimbursed Advances of principal and interest by the Master Servicer with respect to that Mortgage Loan or unreimbursed payments under any form of credit support. The remaining portion of the repurchase price will then be passed through to holders of the Certificates as liquidation proceeds in accordance with the procedures specified under "Description of Certificates-- Distributions". This substitution/repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for a defect in a mortgage loan document.

     Any restrictions on substitution or repurchase with respect to a series of Certificates will be set forth in the related prospectus supplement.

     Assignment of Mortgage Certificates

     The Depositor will cause each Mortgage Certificate to be registered in the name of the Trustee. The Trustee or a custodian will hold each Mortgage Certificate in the manner described in the related prospectus supplement. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Certificate. Each Mortgage Certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information.

Representations and Warranties

     As further described below, the Sponsor will make certain representations and warranties concerning the Mortgage Loans in the related pooling and servicing agreement or under the mortgage loan sale agreement between the

Sponsor and the Depositor. Under certain circumstances the Sponsor may be required to repurchase or substitute for a Mortgage Loan as a result of a breach of those representations or warranties. In addition, pursuant to the related pooling and servicing agreement the Depositor will assign to the Trustee its rights with respect to representations and warranties made by the Sponsor in the mortgage loan sale agreement.

     The representations and warranties made or assigned to the Trust (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

     o the information set forth in the schedule of Mortgage Loans is true and correct in all material respects;

     o at the time of transfer the Sponsor had good title to the Mortgage Loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except if the buydown agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

     o as of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent;

     o a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each Mortgage Loan and that policy or other evidence of title is valid and remains in full force and effect;

     o if a primary mortgage insurance policy is required with respect to a Mortgage Loan, the policy is valid and remains in full force and effect as of the closing date for that series of Certificates;

     o as of the closing date for that series of Certificates, each Mortgage Loan is secured by a first lien mortgage, a first deed of trust or a land sale contract on the related Mortgaged Property free and clear of all liens, claims and encumbrances, other than the land sale contract, if applicable, subject only to:

          o    liens for current real property taxes and special assessments;

          o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, those exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator's appraisal; and

          o other matters to which like properties are commonly subject (which do not materially interfere with the benefits of the security intended to be provided by the Mortgage);

     o as of the closing date for that series of Certificates, each Mortgaged Property is free of damage and is in good repair, ordinary wear and tear excepted; and

     o any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable at the origination and servicing of the Mortgage Loans have been complied with.

     If the Sponsor (or other party specified in the prospectus supplement) discovers a breach of any of its representations or warranties which materially and adversely affects the interest of Certificateholders in the related Mortgage Loan, or receives notice of a breach from the Trustee or the Master Servicer, the Sponsor (or other party) will cure the breach within the time permitted by the related pooling and servicing agreement or substitute a substantially similar substitute mortgage loan for that Mortgage Loan or repurchase the related Mortgage Loan, or any Mortgaged Property acquired in respect of a loan, on the terms set forth above under "--Assignment of Mortgage Loans to the Trustee" and in the related prospectus supplement. The proceeds of any repurchase will be passed through to certificateholders as liquidation proceeds.

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

Special Servicing Agreements

     The pooling and servicing agreement may permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of a class of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to a special servicing agreement, this holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. In the event that there is a Master Servicer for a series, the pooling and servicing agreement may permit the Master Servicer to enter into an agreement with those holders which will allow the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreements, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans.

Payments on Mortgage Loans

     Pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreements, if any, for a series, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received relating to the Mortgage Loans serviced by the Servicer included in the Trust Estate for a series, as more fully described below. Each Servicer Custodial Account must be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (an acceptable account, an "Eligible Custodial Account") and other than in the case of a Servicer Custodial Account established by the Sponsor as Servicer, will generally be limited to funds held relating to a particular series. A Servicer Custodial Account established  by the  Sponsor  as  Servicer  will  serve  as a  unitary  Servicer
Custodial Account both for the particular series and for other series of Certificates as well as other Mortgage Loans serviced by the Sponsor; provided, however, that commingling of funds will not be permitted at any time during which the senior long-term unsecured debt rating of the Sponsor falls below certain levels established by each Rating Agency. Notwithstanding any commingling of funds, the Sponsor is required to keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to funds relating to a particular series.

     Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the Servicer in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. All losses from investments of funds in a Servicer Custodial Account are required to be deposited by the applicable Servicer out of its own funds to the Servicer Custodial Account immediately as realized.

     Each Servicer will be required to remit to the Trustee for deposit to the Distribution Account for each series of Certificates on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by it due after the applicable Cut-off Date but received on or prior thereto. Each Servicer will be required to remit to the Master Servicer for deposit in an Eligible Custodial Account maintained by the Master Servicer in the name of the Trustee (the "Master Servicer Custodial Account") or, if there is no Master Servicer, to remit to the Trustee for deposit in the Distribution Account, the following payments and collections received or made by it relating to the Mortgage Loans serviced by it subsequent to the applicable Cut-off Date (other than (a) payments due on or before the Cut-off Date and (b) amounts held for future distribution):

          (i) all payments on account of principal, including prepayments, and interest;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired relating to the defaulted Mortgage Loan, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable pooling and servicing agreement or Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of the applicable Mortgage Loans;

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

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the applicable pooling and servicing agreement or Underlying Servicing Agreement;

          (iv) all Periodic Advances made by the Servicer;

          (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the applicable agreements;

          (vi) all proceeds of any Mortgage Loans or property acquired relating to the Mortgage Loan purchased or repurchased pursuant to the pooling and servicing agreement or the Underlying Servicing Agreement; and

          (vii) all other amounts required to be deposited to the Distribution Account pursuant to the applicable pooling and servicing agreement or the Underlying Servicing Agreement.

     Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited.

     Each Servicer is also permitted, from time to time, to make withdrawals from the applicable Servicer Custodial Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement or Underlying Servicing Agreement:

          (i) to pay to itself, to the extent not previously retained, the servicing compensation to which it is entitled;

          (ii) to reimburse itself for Advances, to the extent of amounts received on the Mortgage Loan(s) relating to which the Advances were made;

          (iii) to reimburse itself for any Nonrecoverable Advance previously made, to the extent of amounts received on the Mortgage Loans in the same loan group as the Mortgage Loan(s) relating to which the Nonrecoverable Advances were made;

          (iv) to reimburse itself for expenses covered by insurance policies from proceeds of those policies;

          (v) to pay itself or the Depositor any indemnification payments described under "The Depositor" and "Servicing of the Mortgage Loans--The Servicers";

          (vi) to pay to the Depositor, itself or the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Depositor or purchased by it or the Master Servicer all amounts received after the date of repurchase or purchase;

          (vii) to withdraw from the Servicer Custodial Account any amount deposited in that account that was not required to be deposited therein; and

          (viii) to clear and terminate the Servicer Custodial Account.

     If there is a Master Servicer for a series of Certificates, the Master Servicer will be permitted by the pooling and servicing agreement to make withdrawals from the Master Servicer Custodial Account to the extent described above for a Servicer, to the extent permitted in the applicable pooling and


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servicing agreement.  The Master Servicer or Trustee will be required to deposit in the Distribution Account any Periodic Advances made by the Master Servicer or Trustee, as applicable, in the event of a Servicer default not later than the Distribution Date on which the Periodic Advances are required to be distributed. All other amounts deposited in the Master Servicer Custodial Account (other than Master Servicing Fees and, to the extent the Master Servicer is entitled thereto under the applicable pooling and servicing agreement, interest on amounts in the Master Servicer Custodial Account) are required to be remitted by the Master Servicer to the Trustee for deposit in the Distribution Account not later than the applicable Distribution Date. On each Distribution Date, the Trustee will withdraw from the Distribution Account and remit to Certificateholders all amounts constituting the available funds for that Distribution Date.

     If a Servicer, the Master Servicer or the Trustee deposits in the Distribution Account for a series any amount not required to be deposited, the Trustee may at any time withdraw the amount from the Distribution Account for itself or for remittance to the applicable Servicer or the Master Servicer, as applicable. Funds on deposit in the Distribution Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date (except that if the Eligible Investment is an obligation of the institution that maintains the Distribution Account, then the Eligible Investment may mature not later than the next Distribution Date). In the event that one or more elections has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a series as one or more REMICs, no Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Trustee has received an opinion of counsel or other evidence satisfactory to it that the sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause any REMIC to fail to qualify as a REMIC while any Certificates of the series are outstanding. All income and gain realized from any investment of funds in the Distribution Account will generally be for the account of the Trustee as additional compensation and all losses from investments of funds in the Distribution Account will be deposited by the Trustee out of its own funds to the Distribution Account immediately as realized.

     The Trustee is permitted, from time to time, to make withdrawals from the Distribution Account for the following purposes, to the extent permitted in the applicable pooling and servicing agreement:

          (i) to pay itself the applicable trustee fee and to pay to the owner thereof any Fixed Retained Yield;

          (ii) to reimburse itself for certain expenses and to pay itself any amounts representing indemnification, each as described under "--The Trustee";

          (iii) to pay to itself any interest earned on or investment income earned with respect to funds in the Distribution Account (all of this interest or income to be withdrawn not later than the next Distribution
     Date);

          (iv) to withdraw from the Distribution Account any amount deposited in that account that was not required to be deposited therein; and

          (v) to clear and terminate the Distribution Account.

     The Trustee will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Trustee, to Certificateholders of a series. If the Paying Agent for a series is not the Trustee for that series, the Trustee will, on each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on that Distribution Date.

     The Trustee will cause any Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent agrees with the Trustee that the Paying Agent will hold all amounts deposited with it by the Trustee for distribution to Certificateholders in trust for the benefit of Certificateholders until the amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable pooling and servicing agreement.

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

Periodic Advances and Servicing Advances

     Generally each Servicer will be required to make (i) an advance prior to each Distribution Date of an amount equal to the payment of principal and interest on each Mortgage Loan (net of the related Servicing Fee) which was due on the related Due Date on the Mortgage Loans and which was delinquent on the related Determination Date (a "Periodic Advance") and (ii) other advances of cash ("Servicing Advances" and, collectively with Periodic Advances, "Advances") to cover (a) delinquent payments of taxes, insurance premiums, and other escrowed items and (b) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless the Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse it for those amounts.

     Advances by each Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable available funds for that Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to the Mortgage Loan unless the Servicer determines, based on its estimation of the value of the Mortgaged Property in relation to the sum of the unpaid principal balance of the related Mortgage Loan, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that the advance (a "Nonrecoverable Advance") would not ultimately be recoverable under any applicable insurance policies, from proceeds of liquidation of the Mortgage Loan or otherwise. An "REO Property" is a Mortgaged Property that has been acquired by a Servicer on behalf of the Trust through foreclosure or grant of a deed in lieu of foreclosure.

     The failure of a Servicer to make any required Periodic Advances or Servicing Advances under an Underlying Servicing Agreement or a pooling and servicing agreement constitutes a default for which the Servicer will be subject to termination. Upon default by a Servicer, the Master Servicer, if any, or the Trustee will be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Servicing Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it from proceeds of the related Mortgaged Property. In the case of Certificates of any series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Depositor may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under the endorsement to the extent the mortgagor fails to make his or her payment and the Master Servicer or Trustee fails to make a required advance.

     Any Periodic Advances made by the Servicers, the Master Servicer or Trustee must be deposited into the applicable Servicer Custodial Account, Master Servicer Custodial Account or the Distribution Account and will be due no later than the business day before the Distribution Date to which the delinquent payment relates. Advances by the Servicers, the Master Servicer or Trustee will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Servicing Advances, future payments on, the Mortgage Loans for which the amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Servicer, the Master Servicer or the Trustee, to be unrecoverable, the Servicer, the Master Servicer or the Trustee will be entitled to reimbursement from funds in the applicable Servicer Custodial Account, the Master Servicer Custodial Account or the Distribution Account prior to the distribution of payments to the Certificateholders to the extent provided in the Underlying Servicing Agreement or pooling and servicing agreement.

     Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee relating to Mortgage Loans included in the Trust Estate for any series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of the series. However, none of the Master Servicer, the Trustee or any Servicer will insure or guarantee the Certificates of any series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

     Each  Servicer  will  be  required  by  the  related  Underlying  Servicing
Agreement or pooling and servicing agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement or the pooling and servicing agreement and any applicable agreement governing any form of credit enhancement,


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to follow the collection procedures as it follows for mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment premiums, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 120 days (or any longer period to which the Master Servicer, if any, and any applicable pool insurer or primary mortgage insurer have consented) after the applicable Due Date.

     Under each Underlying Servicing Agreement or the pooling and servicing agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each account, an "Escrow Account") in which it will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Escrow Account may be made to make timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account, if required, and to clear and terminate the Escrow Account. Each Servicer will be responsible for the administration of its Escrow Account. A Servicer will be obligated to advance certain tax and insurance amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Escrow Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related series of Certificates, covering loss occasioned by the failure to escrow amounts.

     Any Pledged Assets will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The Servicer of the Pledged Asset Loan will be required to attempt to realize on any Pledged Assets if the related Pledged Asset Loan is liquidated on default. In such instance, either the Servicer or the administrator(s) of the Pledged Assets, will be responsible for making all reasonable efforts to realize on any security interest in Pledged Assets. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders."

Enforcement of "Due-on-Sale" Clauses; Realization Upon Defaulted Mortgage Loans

     With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement or pooling and servicing agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of the prospective conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under the "due-on-sale" clause in the Mortgage Note, if any, unless it is not exercisable under applicable law or if the exercise would result in loss of insurance coverage relating to the Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and the Servicer, if applicable, has not obtained the Master Servicer's consent to the exercise of the clause. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor also remains liable under the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the mortgage interest rate relating to the Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been or is about to be conveyed, under which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the Mortgage Note.

     Each Underlying Servicing Agreement and pooling and servicing agreement with respect to a series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for the series and to take reasonable steps as are necessary to permit recovery under the insurance policies relating to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.



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

     Each Servicer is obligated to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, each Servicer is authorized to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets the applicable underwriting guidelines. In connection with any assumption, the mortgage interest rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, if any, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on those Mortgage Loans; provided that no modification shall forgive principal owing under a Mortgage Loan or permanently reduce the interest rate on a Mortgage Loan. Further, a Servicer may encourage the refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

     In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that the foreclosure or restoration will increase the proceeds to Certificateholders of the series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that its expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy relating to the Mortgage Loan. In the event that a Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the applicable Servicer Custodial Account an amount equal to all costs and expenses incurred by it.

     No Servicer will be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if the Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to the Mortgaged Property, and thereafter the Mortgaged Property is determined to be so contaminated or affected.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement or the pooling and servicing agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling the Mortgaged Property.

     If the defaulted Mortgage Loan is a Pledged Asset Loan, the Master Servicer, or the related Servicer, if the lien on the Pledged Assets for that Pledged Asset Loan is not assigned to the Trustee on behalf of the securityholders, may proceed against the related Mortgaged Property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which those Pledged Assets are held, including any third-party guarantee.

     With respect to a Trust Estate (or any segregated pool of assets within a Trust Estate) as to which one or more REMIC elections has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by the Mortgaged Property, the Trustee or Master Servicer will be required to dispose of the property prior to the close of the third calendar year following the year the Trust Estate acquired the property (or any shorter period as is provided in the applicable Underlying Servicing Agreement or pooling and servicing agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code
Section  860F(a)(1)  or cause  any  REMIC to fail to  qualify  as a REMIC or (b)


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

applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code
Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in property or the receipt of rental income based on the profits of the lessee of the property. See "Federal Income Tax Consequences."

Insurance Policies

     Each Servicer will generally be required to cause to be maintained for each Mortgage Loan (other than Mortgage Loans secured by cooperative shares and condominium apartments) a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying each Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). A Standard Hazard Insurance Policy will be required to be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of the Mortgage Loan; provided, however, that the amount may not be less than the minimum amount required to avoid the application of any coinsurance clause. Each Servicer will also generally maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of the property plus liability insurance and, if applicable, flood insurance as described below. Any amounts collected under any of these insurance policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Distribution Account by the applicable Servicer.

     The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar. Most of these policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

     In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management
Agency as having special flood hazards (and flood insurance has been made available) each Underlying Servicing Agreement or the pooling and servicing agreement, as applicable, will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of Fannie Mae or Freddie Mac with a generally acceptable insurance carrier.

     Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if that amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

     Any losses incurred relating to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

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Primary Mortgage Insurance

     If specified in the related prospectus supplement, a Mortgage Loan secured by a Mortgaged Property having a loan-to-value ratio in excess of 80% may have a primary mortgage insurance policy insuring against default on all or a specified portion of the principal amount thereof in excess of that percentage of the value of the Mortgaged Property, as specified in the related prospectus supplement.

     Evidence of each primary mortgage insurance policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the related Mortgage Loan. Each Servicer, on behalf of the Trust Estate, is required to present claims to the insurer under any primary mortgage insurance policy or mortgage pool insurance policy and to take the reasonable steps that are necessary to permit recovery with respect to defaulted Mortgage Loans. Amounts collected by each Servicer on behalf of the Trust Estate will be deposited in the Servicer Custodial Account for distribution as set forth above. Each Servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Recoveries Under Primary Mortgage Insurance Policies

     Each Servicer will exercise its reasonable efforts to keep each primary mortgage insurance policy in full force and effect at least until the outstanding principal balance of the related Mortgage Loan is equal to the percentage of the appraised value of the Mortgaged Property specified in the related prospectus supplement. Each Servicer will generally be required to pay the premium for each primary mortgage insurance policy on a timely basis if the mortgagor does not make the required payments.

     Each Servicer, on behalf of the Trust Estate, will present claims to the insurer under any applicable primary mortgage insurance policy and will take necessary reasonable steps to permit recovery under those insurance policies respecting defaulted Mortgage Loans. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, each Servicer will not be required to expend its own funds to restore the damaged property unless the applicable Servicer determines:

     o that restoration will increase the proceeds to Certificateholders upon liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses; and

     o that those expenses will be recoverable to it through liquidation proceeds.

     Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit support for a series of Certificates, each Servicer is obligated to follow the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If at any time no further amount is payable under the credit support for a series of Certificates, and if the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the principal balance of the defaulted Mortgage Loans plus accrued interest, certificateholders will realize a loss in the amount of that difference plus the aggregate of unreimbursed Advances of the Servicer with respect to that Mortgage Loan and expenses incurred by the Servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

     "Fixed Retained Yield" for any Mortgage Loan is that portion, if any, of interest at the mortgage interest rate that is not included in the related Trust Estate and is retained by the Depositor or the Sponsor. The prospectus supplement for a series will describe the Fixed Retained Yield, if any, relating to the Mortgage Loans of the series. Any Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable pooling and servicing agreement. If the Sponsor or the Depositor retains Fixed Retained Yield, the Sponsor, if it is the Servicer, may deduct the Fixed Retained Yield from mortgagor payments as received and retain or remit the Fixed Retained Yield to the Depositor, as the case may be. Otherwise, the Servicer will deposit the Fixed Retained Yield in the Master Servicer Custodial Account or Distribution Account, and the Master Servicer or the Trustee will withdraw and remit the Fixed Retained Yield to the owner thereof. Notwithstanding the foregoing, with


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respect to any payment of interest received relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to the Mortgage Loan, the owner of the Fixed Retained Yield for the Mortgage Loan will bear a ratable share of the interest shortfall.

     For each series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by it until termination of the applicable Underlying Servicing Agreement or the pooling and servicing agreement. A Servicer, at its election, will pay itself the Servicing Fee for a series relating to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of the payment in the Servicer Custodial Account for the series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited. A Servicer may also pay itself out of the Liquidation Proceeds or other recoveries of a Mortgage Loan. The Servicing Fee or the range of Servicing Fees relating to the Mortgage Loans underlying the Certificates of a series will be set forth in an expense table in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment premiums, assumption fees, late payment charges, Foreclosure Profits or otherwise will be retained by the Servicers.

     Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by it underlying a series, including, without limitation, payment of the Standard Hazard Insurance Policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Servicer Custodial Account of Periodic Advances, of Servicing Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of the related Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate as described above under "Servicing of the Mortgage Loans--The Servicers."

     As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that those fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

     Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable pooling and servicing agreement or Underlying Servicing Agreement, an officer's certificate stating that (i) a review of the Servicer's or Master Servicer's activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or Underlying Servicing Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable pooling and servicing agreement or Underlying Servicing Agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. ss. 229.1122) and that contains the following:

     o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

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

     o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     o a statement that a registered public accounting firm has issued an Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

     Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Depositor, the Sponsor and the Master Servicer

     The pooling and servicing agreement for each series of Certificates backed in whole or in part by Mortgage Loans will generally provide that the Master Servicer may not resign from its obligations and duties as Master Servicer, except upon a determination that its duties are no longer permissible under applicable law. No resignation under this clause is effective until the Trustee or a successor has assumed the Master Servicer's obligations and duties under the pooling and servicing agreement.

     The pooling and servicing agreement will also provide that none of the Depositor, the Master Servicer or the Sponsor, or any directors, officers, employees or agents of any of them will be under any liability to the Trust Estate or certificateholders or the Trustee, any subservicer or others for any action taken or not taken by any of those parties, any subservicer or the Trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the Depositor, the Sponsor, the Master Servicer or any of the parties described above will be protected against any liability that otherwise would be imposed on one of those parties by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties. The pooling and servicing agreement will provide that each of the parties described above is entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the Certificates for a series, other than any loss, liability or expense related to any specific Mortgage Loan (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that party's duties or by reason of reckless disregard by that party of its obligations and duties. In addition, the pooling and servicing agreement will provide that none of the Depositor, the Sponsor or the Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the Depositor, the Sponsor or the Master Servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the Depositor, the Sponsor and the Master Servicer may, however, in its discretion, undertake any action that it deems necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of certificateholders. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate, and the Depositor, the Sponsor and the Master Servicer will be entitled to be reimbursed from the Master Servicer Custodial Account or Servicer Custodial Account, as applicable.

Events of Default

     Events of default by the Master Servicer or a Servicer under the pooling and servicing agreement for each series of Certificates evidencing an interest in Mortgage Loans will consist of:

     o any failure by the Master Servicer or, if a Servicer has executed the pooling and servicing agreement, that Servicer, to deposit amounts in the Distribution Account, Master Servicer Custodial Account or


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          Servicer  Custodial Account,  as applicable,  in the amount and manner provided in the pooling and servicing agreement so as to enable the Trustee to distribute to Certificateholders any required payment
          (other than Periodic Advances) which continues unremedied for a specified time period;

     o any failure by the Master Servicer or a Servicer that has executed the pooling and servicing agreement duly to observe or perform in any material respects any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the Master Servicer or Servicer by the Trustee or the Depositor, or, if specified in the pooling and servicing agreement, to the Master Servicer or the Servicer and the Trustee by holders of Certificates evidencing not less than 25% of the aggregate voting rights of all the Certificates affected thereby;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer or a Servicer that has executed the pooling and servicing agreement indicating insolvency, reorganization or inability to pay its obligations; and

     o the failure of the Master Servicer or a Servicer to remit any Periodic Advance required to be remitted by it which failure continues unremedied at 3:00 p.m. on the related Distributed Date.

Rights Upon Event of Default

     As long as an event of default under the pooling and servicing agreement remains unremedied, the Trustee may, and upon direction of holders of Certificates evidencing not less than 51% of the aggregate voting rights, will be required to terminate all of the rights and obligations of the Master Servicer or Servicer under the pooling and servicing agreement. Upon a termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer or Servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements and limitations on liability. If the Trustee is unwilling or unable to act, it may appoint or petition a court of competent jurisdiction for the appointment of an institution with a net worth of at least $10,000,000 to act as successor Master Servicer or Servicer; provided, however, that the appointment not adversely affect the rating then assigned to any class of Certificates and that until a successor Master Servicer or Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer or the Servicer under the pooling and servicing agreement, unless prohibited by law, the Trustee will continue as the successor to the Master Servicer or the Servicer as described above. Pending any appointment, the Trustee is obligated to act as successor Master Servicer or Servicer. The Trustee and the successor may agree upon the servicing compensation to be paid, which will not be greater than the compensation of the Master Servicer or Servicer under the pooling and servicing agreement. The Trustee or the successor Master Servicer or Servicer will be entitled to be reimbursed from the predecessor Master Servicer or Servicer (or the Trust if the predecessor Master Servicer or Servicer is unable to fulfill its obligations under the pooling and servicing agreement) for all costs associated with the transfer of servicing.

Enforcement

     No certificateholder of any series will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the Trustee written notice of default and the continuance thereof and unless holders of Certificates evidencing not less than 25% of each class of certificates affected thereby have made written requests to the Trustee to institute a proceeding in its own name as Trustee and have offered and provided to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any certificateholders, unless those certificateholders have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

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Amendment

     The pooling and servicing agreement for each series may be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee, without notice to or the consent of any certificateholder to, among other things:

     o    cure any ambiguity or mistake;

     o correct or supplement any provision that may be inconsistent with any other provision of the pooling and servicing agreement or the related prospectus supplement;

     o    comply  with  any  requirements   imposed  by  the  Code  or  any  tax
          regulation; or

     o make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions of the pooling and servicing agreement;

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder of that series.

     Any amendment should be deemed not to adversely affect in any material respect the interests of any certificateholders if the Trustee receives written confirmation from the rating agency rating the certificates that the amendment will not cause that rating agency to reduce its then-current rating of the Certificates. The pooling and servicing agreement for each series may also be amended by the Depositor, the Sponsor (if a party thereto), the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66?% of the aggregate voting rights of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of Certificates of that series. However, no amendment of this type may:

     o reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or distributions that are required to be made in respect of any Certificate without the consent of the holder of the Certificate; or

     o with respect to any series of Certificates, reduce the percentage of Certificates the holders of which are required to consent to any amendment without the consent of the holders of all outstanding Certificates of the series.

List of Certificateholders

     If the Trustee is not the certificate registrar for a series of Certificates, upon written request of the Trustee, the certificate registrar will provide to the Trustee within 30 days after the receipt of that request a list of the names and addresses of all certificateholders of record of a series as of the most recent record date. Upon written request of three or more certificateholders of record of a series of Certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for that series, the Trustee will afford those certificateholders access during business hours to the most recent list of certificateholders of that series held by the Trustee.

Termination; Repurchase of Mortgage Loans and Mortgage Certificates

     The obligations of the Depositor, the Sponsor (if a party thereto), the Master Servicer, the Servicer and the Trustee created by the pooling and servicing agreement will terminate upon the earlier of:

     o the maturity or other liquidation of the last Mortgage Loan or Mortgage Certificate in the related Trust Estate and the disposition of all property acquired upon foreclosure of any Mortgage Loan; and

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

         o the payment to certificateholders of that series of all amounts required to be paid to them pursuant to the pooling and servicing agreement.

In no event, however, will the Trust Estate created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For each series of Certificates, the Trustee will give written notice of termination of the pooling and servicing agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination. The termination of the Trust is required to be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of any REMIC.

     The pooling and servicing agreement for each series may permit the Master Servicer or any other entity specified in the related prospectus supplement to repurchase, or permit or require the Trustee to auction, all or a portion of the remaining Mortgage Loans or Mortgage Certificates and property acquired in respect of a Mortgage Loan, at a purchase price generally equal to the unpaid principal balance of the Mortgage Loans in the applicable group or groups plus the fair market value of any related Mortgaged Properties acquired upon foreclosure of the related Mortgage Loans, together with accrued and unpaid interest at the applicable mortgage interest rate on the related Mortgage Loans. However, if the pooling and servicing agreement for a series permits the Depositor to exercise the purchase option, for so long as the Depositor is subject to regulation by the OCC, the FDIC, the Federal Reserve or the OTS, the Depositor may exercise its purchase option only if the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the purchase price described in the preceding sentence. The exercise of this right will effect early retirement of the Certificates of that series, but the Master Servicer's or other party's right so to repurchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than the percentage of the aggregate initial principal amount of all
Certificates of that series at the Cut-off Date specified in the related prospectus supplement.

     Distributions in respect of an optional purchase described above will be paid to Certificateholders (or in the case of the optional purchase of one or more, but less than all, groups of Mortgage Loans, to Certificateholders entitled to distributions from that group or groups) in order of their priority of distribution as described in the applicable prospectus supplement. The proceeds from an optional purchase may not be sufficient to distribute the full amount to which each class of Certificates is entitled if the purchase price is based in part on the fair market value of the REO Property and this fair market value is less than the unpaid principal balance of the related Mortgage Loan.

     The holders of the Residual Certificates of a series of REMIC Certificates may have the option to purchase the remaining Mortgage Assets included in the Trust Estate. This option will be exercisable, in the case of holders of Residual Certificates, at the time and under the circumstances specified in the related prospectus supplement. For this type of purchase to take place, the Trustee must receive an opinion of counsel that the repurchase and related distributions to certificateholders:

     o will be part of a "qualified liquidation" as defined in Code Section 860F(a)(4)(A);

     o will not cause the REMIC to be treated as an association taxable as a corporation; and

     o    will not otherwise subject the REMIC to tax.

     For each series, the Trustee will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in the notice of termination.

The Trustee

     The Trustee for each series of Certificates will be named in the related prospectus supplement. The Trustee may have normal banking relationships with the Depositor, any Originator, any Master Servicer, any Servicer and/or any subservicer. With respect to certain series of Certificates, a securities administrator or other entity specified in the related prospectus supplement may


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perform  certain  duties and functions  normally  performed by the Trustee.  Any securities administrator or other such entity will be a party to the pooling and servicing agreement and will be named in the applicable prospectus supplement. Any securities administrator or other such entity will have obligations and rights similar to the Trustee as described herein.

     The Trustee generally will be responsible under each pooling and servicing agreement for providing general administrative services for the Trust Estate for any series, including, among other things, (i) establishing and maintaining the Distribution Account; (ii) calculation of the amounts payable to certificateholders on each Distribution Date; (iii) making distributions to certificateholders; (iv) preparation of federal and applicable state and local tax and information returns; (v) preparation of reports, if any, required under the Securities Exchange Act of 1934, as amended; (vi) maintaining any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit enhancement that may be required with respect to any series; and (vii) making Periodic Advances on the Mortgage Loans to the limited extent described under "The Pooling and Servicing Agreement--Periodic Advances and Servicing Advances," if those amounts are not advanced by a Servicer or the Master Servicer.

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification by the Trust Estate and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) the pooling and servicing agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties under the pooling and servicing agreement, unless the loss, liability or expense was incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties under the pooling and servicing agreement, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the applicable Servicer, Master Servicer or securities administrator and (c) arising out of the transfer of any Certificate not in compliance with ERISA, the Code or other applicable law.

     The Trustee generally shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by it in the ordinary course of its duties as Trustee under the pooling and servicing agreement or for any other expenses. If, however, one or more REMIC elections have been made, the expense is unanticipated and did not arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trustee shall be entitled to reimbursement from the Trust Estate for all reasonable expenses, disbursements and advances incurred or made it in accordance with any of the provisions of the pooling and servicing agreement to the extent permitted by Treasury regulations Section 1.860G-1(b)(3)(ii), which allows reimbursement for "unanticipated expenses."

     The Trustee may resign at any time, in which event the Master Servicer or, if there is no Master Servicer, the Servicer(s) will be obligated to appoint a successor trustee. The Master Servicer or, if there is no Master Servicer, the Servicer(s) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the pooling and servicing agreement, is incapable of acting or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Master Servicer or, if there is no Master Servicer, the Servicer(s) will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights in the Trust Estate, except that any Certificate registered in the name of the Depositor or any affiliate thereof will not be taken into account in determining whether the requisite Voting Rights in the Trust Estate necessary to effect this removal have been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor trustee. The Trustee, and any successor trustee, must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee, either an institution (i) the long term unsecured debt obligations meet certain minimum ratings of the applicable rating agencies or
(ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.

     Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Certificates as provided in the


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paragraph  above,  any costs  associated  with the  appointment  of a  successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of mortgage loans. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries are not exhaustive, do not reflect the laws of any particular state and do not encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     The Mortgages Loans will be secured by either deeds of trust, mortgages, security deeds or deeds to secure debt creating a first lien, depending upon the prevailing practice in the state in which the Mortgaged Property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording in a county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-homeowner, called the trustor (similar to a mortgagor), a lender (similar to a mortgagee), called the beneficiary, and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law, by the express provisions of the document and, in some cases, with respect to some deeds of trust, by the directions of the beneficiary.

Condominiums

     Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

     Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

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     The Cooperative is owned by tenant  stockholders  who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. In a cooperative loan, an ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     See "Risk Factors--Collateral Securing Cooperative Loans May Diminish in Value" in this prospectus.

Foreclosure

     Mortgages and Deeds of Trust

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings sometimes are not contested by any of the parties. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower or any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including limiting attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender then will assume the burdens of ownership, including obtaining casualty insurance and making repairs at its expense that are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in


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the  property.  Any loss may be reduced by the  receipt  of  mortgage  insurance proceeds, if any, or by judicial action against the borrower for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

     Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

     Recognition   agreements   also  provide  that  upon  a  foreclosure  on  a
cooperative loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to the reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

     Leaseholds

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the


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next  paragraph.  Protective  ground lease  provisions  include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

     In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of the mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states where the right of redemption is available, redemption may occur only upon payment of the foreclosure purchase price, expenses of foreclosure, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency  Legislation,  the  Bankruptcy  Code and  Other  Limitations  On
Lenders

     Certain states have imposed statutory prohibitions that restrict or eliminate the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be the shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the pledged assets may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have


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interpreted  the UCC to  prohibit  or limit a  deficiency  award in a number  of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on pledged assets consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that pledged assets will be governed by state laws applicable to those pledged assets rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any pledged assets is governed by the UCC or by other state laws, the ability of secured parties to realize on the pledged assets may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the pledged assets concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related pledged assets, including any
third-party  guarantees.   Other  state  statutes  require  secured  parties  to
foreclose on mortgaged properties and pledged assets concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related pledged assets, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of those pledged assets. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or pledged assets first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     The Master Servicer generally will not be required under the pooling and servicing agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, which is an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code.

     o Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure."

     o Under Chapter 11, a homeowner can reorganize his or her debts through his or her reorganization plan.

     o Under Chapter 13, a homeowner can address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11.

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the


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lender as a general unsecured  creditor for the difference  between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the
outstanding   balance  of  the   secured   portion  of  the  loan.   In  certain
circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, with the term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of this type of loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide a mortgagor with a means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the
Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     The Code provides priority to certain tax liens over the lien of the mortgage. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on those pledged assets. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws


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impose specific statutory  liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Texas Home Equity Loans

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for certain rate or term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for:

     o    certain disclosure requirements,

     o    caps on allowable fees,

     o    required loan closing procedures and

     o    certain other restrictions.

Failure, inadvertent or otherwise, to comply with any requirement may render a Mortgage Loan unenforceable and/or the lien on a Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosures as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of those loans. If a court were to find that any requirement of the Texas Home Equity Laws was not satisfied, the court could:

     o    refuse to allow foreclosure to proceed,

     o    declare the lien on a Mortgaged Property to be void, and/or

     o require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan.

Title insurance generally available on those Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

"Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. Court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing, among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS, as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale"


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clauses by  constitutional  provision,  statute or statewide court decision (the
"Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among these states.

     By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property; (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property; (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that the lien or encumbrance is not created pursuant to a contract for deed); (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Currently, fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Forfeiture for Drug, RICO and Money Laundering Violations

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that


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the property was subject to forfeiture." However, there can be no assurance that this defense will be successful.

Homeowners Protection Act of 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance. The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. The termination provisions govern when a mortgagor may cancel the requirement to maintain primary mortgage insurance and when the requirement to maintain primary mortgage insurance is automatically terminated. In general, voluntary termination is permitted when the principal balance of a mortgage loan is reduced to 80% of the original property value and automatic termination occurs when the principal balance of a mortgage loan is reduced to 78% of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. These disclosure requirements include notification of the circumstances under which a mortgagor may cancel primary mortgage insurance, the date when primary mortgage insurance automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of primary mortgage insurance, the servicer shall provide written notification that primary mortgage insurance is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Servicemembers Civil Relief Act and Similar Laws

     Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of their Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive this interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon the application of the lender. It is possible that the Relief Act could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Certificates of the related series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that an affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application of the mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a mortgage loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in these states who are active or reserve members of the armed services or national guard. For example, California has extended legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things:

     o    emissions of air pollutants;

     o    discharges of wastewater or storm water;

     o generation, transport, storage or disposal of hazardous waste or hazardous substances;

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     o    operation, closure and removal of underground storage tanks;

     o    removal and disposal of asbestos-containing materials; and/or

     o management of electrical or other equipment containing polychlorinated biphenyls.

     Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on a property are subordinated to these environmental liens and, in some states, even prior recorded liens are subordinated to these liens. In the latter states, the security interest of the Trustee in a property that is subject to this type of lien could be adversely affected. Environmental contamination on a property is likely to have a negative impact on the value of the property, which may lead to losses on the related series of Certificates.

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action or cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. The cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, as well as jointly and severally, liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender like a Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "CERCLA Secured-Creditor Exemption"). This exemption for holders of a security interest like a secured lender applies only if a lender seeks to protect its security interest in the contaminated facility or property. Accordingly, if a lender's activities begin to encroach on the actual management of a facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains an exemption similar to the CERCLA Secured-Creditor Exemption (the "RCRA Secured-Creditor Exemption")for those lenders who hold a security interest in a petroleum underground storage tank or in real estate containing an underground storage tank, or that acquire title to a petroleum underground storage tank or facility or property on which a underground storage tank is located. As under CERCLA, a lender may lose its RCRA Secured-Creditor Exemption and be held liable under RCRA as a underground storage tank owner or operator if the lender or its employees or agents participate in the management of the underground storage tank. In addition, if the lender takes title to or possession of the underground storage tank or the real estate containing the underground storage tank, under certain circumstances the RCRA Secured-Creditor Exemption may be deemed to be unavailable.

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     A  decision  in May 1990 of the  United  States  Court of  Appeals  for the
Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA Secured-Creditor Exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act") was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more clearly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the CERCLA Secured-Creditor Exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the RCRA Secured-Creditor Exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. As a result, it is possible that cleanup or other environmental liability costs could become a liability of a Trust Estate and occasion a loss to a Trust Estate and to certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the CERCLA Secured-Creditor Exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, at the time the Mortgage Loans were originated these evaluations were not required, nor are these evaluations required prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any other entity makes any representations or warranties or assumes any liability with respect to:

     o    the environmental condition of a mortgaged property;

     o the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property;

     o any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from a mortgaged property;

     o the impact on certificateholders of any environmental condition or presence of any substance on or near a mortgaged property; or

     o    the compliance of any mortgaged property with any environmental laws.

     In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any similar representation, warranty or assumption or liability relative to any Mortgaged Property. See "The Trust Estates--The Mortgage Loans" and "--'Due-on-Sale' Clauses" above.

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Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the pooling and servicing agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                           BENEFIT PLAN CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code Section 4975 impose certain requirements on those employee benefit plans and arrangements to which they apply and on those persons who are fiduciaries with respect to these employee benefit plans and arrangements. The following is a general discussion of these requirements, and certain applicable exceptions to and administrative exemptions from these requirements.

     For purposes of this discussion, employee benefit plans and arrangements to which both Title I of ERISA and the Code apply are referred to as "ERISA Plans." An individual retirement account established under Code Section 408 (an "IRA") is an ERISA Plan if the IRA is endorsed by or contributed to by the IRA participant's employer or employee organization. Other IRAs, as well as certain employee benefit plans covering only self-employed individuals (collectively, "Non-ERISA Plans"), are not considered ERISA Plans, but these Non-ERISA Plans are subject to ERISA-like requirements as well as the prohibited transaction provisions of Code Section 4975. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Exempt Plans") are exempt from the provisions of Title I of ERISA and the prohibited transaction provisions of Code Section 4975. Accordingly, Exempt Plans also are not considered ERISA Plans, but these Exempt Plans may be subject to similar provisions of other applicable federal, state and local law. Exempt Plans, ERISA Plans and Non-ERISA Plans are collectively referred to as "Benefit Plans."

     Before purchasing any Certificates, an ERISA Plan fiduciary should consult with its counsel and determine whether any prohibition to its purchase exists under the requirements of ERISA or the Code, whether any prohibited transaction exemption such as U.S. Department of Labor ("DOL") Prohibited Transaction Class Exemption ("PTCE") 83-1 or any individual administrative exemption (as described below) applies to its purchase, including whether the required conditions for the exemption would be met, or whether any statutory prohibited transaction exemption is applicable to that purchase. In addition, an ERISA Plan fiduciary should consult the discussion relating to Benefit Plans in the prospectus supplement relating to a series of Certificates.

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

Certain ERISA and Code Requirements

     General

     In accordance with ERISA's general fiduciary standards, before investing in a Certificate, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing instruments of the ERISA Plan and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. An ERISA Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed under "Prepayment and Yield Considerations".

     Parties in Interest/Disqualified Persons

     The provisions of Section 406 of ERISA (and corresponding provisions of Code Section 4975) prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA
Plan  (so-called   "parties  in  interest"   within  the  meaning  of  ERISA  or
"disqualified persons" within the meaning of the Code). The Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or certain of their affiliates might be or might become "parties in interest" or "disqualified persons" with respect to an ERISA Plan. As a result, the acquisition or holding of Certificates by or on behalf of an ERISA Plan could give rise to a "prohibited transaction" within the meaning of Section 406 of ERISA and Code Section 4975 unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of an ERISA Plan (including assets that may be held in an insurance company's separate or general accounts where assets in those accounts may be deemed plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to those assets, the Depositor, an Originator, the Sponsor, a Master Servicer, a Servicer or the Trustee or one of their affiliates either (a) has investment discretion with respect to the investment of the assets of the ERISA Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and will be based on the particular investment needs of the ERISA Plan.

     Delegation of Fiduciary Duty

     If an investing ERISA Plan's assets were deemed to include an undivided ownership interest in the assets included in a Trust Estate, the investment of the assets of the Trust Estate could be subject to the fiduciary requirements of ERISA, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and Code
Section 4975. Neither ERISA nor the Code define the term "plan assets."

     DOL regulations at 29 CFR Section 2510.101, as modified by Section 3(42) of ERISA (the "DOL Regulations") describe whether an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of Section 406 of ERISA and Code Section 4975, if the ERISA Plan acquires an "equity interest" (such as a Certificate) in the entity.

     Certain exceptions are provided in the DOL Regulations whereby an investing ERISA Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the underlying assets of the related Trust Estate. However, it cannot be predicted in advance, nor can there be any continuing assurance whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the DOL Regulations. For example, one of the exceptions in the DOL Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which term is defined to include such ERISA Plans and any entity whose underlying assets include "plan assets" of such plans by reason of such plan's investment in that entity, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     The DOL Regulations provide that where an ERISA Plan acquires a "guaranteed governmental mortgage pool certificate," the ERISA Plan's assets include that certificate, but do not, solely by reason of the ERISA Plan's holdings of that certificate, include any of the mortgage loans underlying that certificate. The DOL Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" the types of Freddie Mac Certificates, Ginnie Mae Certificates and Fannie Mae Certificates that may be included in a Trust Estate underlying a series of Certificates. Accordingly, even if a "guaranteed governmental mortgage pool certificates" included in a Trust Estate were deemed to be assets of ERISA Plan investors, the mortgage loans underlying those "guaranteed governmental mortgage pool certificates" would not be treated as plan assets of those ERISA Plans. Private Certificates are not "guaranteed governmental mortgage pool certificates." Potential ERISA Plan investors should consult the discussion relating to Benefit Plans in the related prospectus supplement before purchasing any those Certificates.

     Applicability to Non-ERISA Plans

     Since Non-ERISA Plans are subject to the prohibited transaction provisions of the Code, the discussion above with respect to "disqualified persons" and prohibited transactions applies to Non-ERISA Plans as well as ERISA Plans.

ERISA Administrative Exemptions

     Individual Administrative Exemptions

     Several underwriters of mortgage-backed securities have received individual administrative exemptions (each, an "Underwriter's Exemption") from certain of the prohibited transaction provisions of ERISA and Code Section 4975. These Underwriter's Exemptions are broader in some respects than PTCE 83-1, which is discussed below. These Underwriter's Exemptions apply only to mortgage-backed securities that, among other conditions, are sold in an offering for which the applicable underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the related prospectus supplement will discuss that possibility.

     Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

     o the acquisition of the Certificates by an ERISA Plan is on terms (including the price for the Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     o the Certificates acquired by the ERISA Plan have received a rating at the time of acquisition that is one of the four highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings, Inc. ("Fitch") or DBRS Limited or DBRS, Inc. (collectively, "DBRS" );

     o the Trustee must not be an affiliate of any other member of the Restricted Group (as described below) other than an underwriter;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of the Mortgage Loans; the sum of all payments made to and retained by the Master Servicer or any Servicer represents not more than reasonable compensation for the person's services under the agreement pursuant to which the loans are pooled and reimbursements of the person's reasonable expenses; and

     o the ERISA Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Trust Estate must also meet the following requirements:

     o the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

     o certificates in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's, Fitch or DBRS for at least one year prior to the ERISA Plan's acquisition of the Certificates; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Certificates.

     Notwithstanding the discussion above, special rules apply for the application of an Underwriter's Exemption in the case of certificates backed by pools containing residential or home equity loans with loan-to-value ratios in excess of 100%.

     (a) The rights and interests evidenced by the certificates acquired by ERISA Plans cannot be subordinated to the rights and interests evidenced by other certificates of the same Trust;

     (b) The certificates acquired by ERISA Plans must have received a rating from S&P, Moody's, Fitch or DBRS at the time of the acquisition that is in one of the two highest generic rating categories; and

     (c) The loan-to-value ratio (where the loan amount equals the sum of (i) the outstanding principal balance due under any obligation which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other obligation(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral) of the loans does not exceed 125%.

     Moreover, an Underwriter's Exemption generally can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when an ERISA Plan fiduciary causes an ERISA Plan to acquire and hold Certificates in a Trust Estate as to which the fiduciary (or its affiliate) is an obligor on the Mortgage Assets held in the Trust Estate; provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust Estate;

     o the ERISA Plan's investment in Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than 25% of the assets of the ERISA Plan with respect to which that person is a fiduciary is invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     An Underwriter's Exemption does not apply to ERISA Plans sponsored by the Depositor, the related underwriter, the Trustee, any Master Servicer, any insurer with respect to the Mortgage Assets, any obligor with respect to Mortgage Assets included in the Trust Estate constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of those parties (collectively, the "Restricted Group").

     The prospectus supplement for each series of Certificates will indicate the classes of Certificates, if any, as to which an Underwriter's Exemption should apply.

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

     Other Exemptions

     In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemptions, an ERISA Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions and, in particular, PTCE 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts. PTCE 83-1 permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by ERISA Plans, whether or not the ERISA Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool, and whether or not the transactions would otherwise be prohibited under ERISA or Code Section 4975.

     The term "mortgage pool pass-through certificate" is defined in PTCE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of the certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single class or in multiple classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

     However, it appears that PTCE 83-1 does not or might not apply to the purchase and holding of:

     o Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) from a Trust Estate or only of a specified percentage of future principal payments from a Trust Estate;

     o    Residual Certificates;

     o Certificates evidencing ownership interests in a Trust Estate that includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations;

     o    Subordinate Certificates;

     o    Certificates   evidencing   ownership  interests  in  a  Trust  Estate
          containing Mortgage Certificates; or

     o Certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related Servicer Custodial Account, Master Servicer Custodial Account or Distribution Account.

     PTCE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTCE 83-1 sets forth the following general conditions to the application of the exemption:

          (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and the property securing the loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;

          (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

          (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

     The system of insurance or protection referred to in clause (i) above must provide protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTCE 83-1 (and a predecessor exemption), the DOL did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

Non-ERISA Plans and Exempt Plans

     Although Non-ERISA Plans and Exempt Plans are not considered ERISA Plans for purposes of the preceding discussion, Non-ERISA Plans are subject to the prohibited transaction provisions of Code Section 4975, and both Non-ERISA Plans and Exempt Plans may be subject to certain other ERISA-like requirements of applicable law. As a result, before purchasing any Certificates by or on behalf of a Non-ERISA Plan or any Exempt Plan, the prospective purchaser should exercise special caution and should consult with its legal counsel concerning the propriety and implications of its investment under the Code or other applicable law.

Unrelated Business Taxable Income--Residual Certificates

     The purchase of a Residual Certificate by an IRA or any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of Benefit Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511 through 515 and Code Section 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to the transferor, the Trustee and the Depositor that it is not, nor is it purchasing a Residential Certificate on behalf of, a "disqualified organization," which term as defined herein includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans. In addition, prior to the transfer of a Residual Certificate, the Trustee may require an opinion of counsel to the effect that the transferee is not a "disqualified organization" and that the transfer will not subject the Trustee, the Depositor, the Master Servicer or any Servicer to additional obligations imposed by ERISA or the Code.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are acting on behalf of any employee benefit plan or arrangement or using assets of any such employee benefit plan or arrangement consult with their legal counsel regarding the consequences under ERISA, the Code and other applicable law of their acquisition and ownership of certificates.

     The sale of certificates to any employee benefit plan or arrangement is in no respect a representation by the depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular employee benefit plan or arrangement, or that this investment is appropriate for employee benefit plans generally or any particular employee benefit plan or arrangement.

                         LEGAL INVESTMENT CONSIDERATIONS

     If so specified in the related prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of Offered Certificates which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one nationally-recognized statistical rating organization and (ii) are part of a series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including


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

state-chartered depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.ss. 24 (Seventh), subject in each case to regulations the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities" which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any of the Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The preceding discussion does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment


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restrictions.  The  uncertainties  described above (and any  unfavorable  future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by
regulatory   authorities  should  consult  with  their  own  legal  advisors  in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Consequences", if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence is the only opinion being rendered with respect to tax matters affecting the Securities offered hereunder by Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion are the only opinions that Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the securities offered under this prospectus and prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary, or those opinions, to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax Considerations."

     If a series of Certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates constitutes an Exchangeable Strip Certificate or a Composite Certificate. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under "--Federal Income Tax Consequences for Exchangeable Certificates" below.

     For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield on the Mortgage Loans of a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a Certificate. Federal Income Tax Consequences for REMIC Certificates

     General

     With respect to a series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets in the Trust Estate as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Code Section 860D. A Trust Estate or a portion or portions of a Trust Estate as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. For each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP or Hunton & Williams LLP, each as counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the pooling and servicing agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. In the event that more than one REMIC election is made with respect to the related Trust Estate, references to "REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each REMIC Pool.

     Status of REMIC Certificates

     REMIC  Certificates  held by a domestic  building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.

     Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of the assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v), may be required to be reduced by the amount of the related Buydown Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

     Qualification as a REMIC

     For the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor under which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of that reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service.

     In addition to requirements described above, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal on the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and any following year. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that corporation. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

     General

     In general, interest, Original Issue Discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not previously reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting they otherwise use.

     Original Issue Discount

     Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "Original Issue Discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having Original Issue Discount generally must include Original Issue Discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent these issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an antiabuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to this discussion and the appropriate method for reporting interest and Original Issue Discount for the Regular Certificates.

     Each Regular Certificate (except to the extent described below for a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder


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

or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the Original Issue Discount includible in a Regular Certificateholder's income. The total amount of Original Issue Discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of the class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest on the Regular Certificates as qualified stated interest. Distributions of interest on a Accrual Certificate, or on other Regular Certificates for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal. Likewise, it is anticipated that the Trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, Original Issue Discount on a Regular Certificate will be considered to be zero if the Original Issue Discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis Original Issue Discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis Original Issue Discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the Original Issue Discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Certificate, a calculation will be made of the Original Issue Discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of Original Issue Discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Certificate, the Original Issue Discount


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accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the
Regular   Certificate  at  the  issue  date,  (ii)  events   (including   actual
prepayments)  that have  occurred  prior to the end of the accrual  period,  and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of Original Issue Discount for the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The Original Issue Discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of Original Issue Discount for each day in the period. If an initial accrual period is shorter than a full accrual period, the daily portions of Original Issue Discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of Original Issue Discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans for a series of Regular Certificates can result in both a change in the priority of principal payments for certain classes of Regular Certificates and either an increase or decrease in the daily portions of Original Issue Discount for the Regular Certificates.

     In the case of a Non-Pro Rata Certificate, it is anticipated that the Trustee will determine the yield to maturity of that Certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the Original Issue Discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the Original Issue Discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of this unpaid principal balance), (a) the remaining unaccrued Original Issue Discount allocable to the Certificate (or to the portion) will accrue at the time of that distribution, and (b) the accrual of Original Issue Discount allocable to each remaining Certificate of that class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of Original Issue Discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Certificateholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the Original Issue Discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated


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

redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuing entity or a related party or (ii) unique to the circumstances of the issuing entity or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class like this may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more of these variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for Original Issue Discount reporting purposes.

     The amount of Original Issue Discount for a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat this interest as qualified stated interest, except for variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     It is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except if initial "teaser"


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rates cause sufficiently  "back-loaded"  interest to create more than de minimis
Original Issue Discount. The yield on these Regular Certificates for purposes of accruing Original Issue Discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on these Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of Original Issue Discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having Original Issue Discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. That purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. This market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until those regulations are issued, this market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with Original Issue Discount, in the ratio of Original Issue Discount accrued for the relevant period to the sum of the Original Issue Discount accrued for the period plus the remaining Original Issue Discount as of the end of the period. That purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. That purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of that interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or following taxable years, in which case the interest deferral rule will not apply. See "-- Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which this election may be deemed to be made.

     By analogy to the OID Regulations, market discount on a Regular Certificate will be considered to be zero if that market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis Original Issue Discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued and, as a result, investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds its Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize its premium under the constant yield method. This election will apply to all debt obligations


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acquired by the Regular Certificateholder at a premium held in that taxable year or following taxable years, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium
under  Code  Section  171  on  installment   obligations  such  as  the  Regular
Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, Original Issue Discount, de minimis Original Issue Discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or following taxable years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their tax advisors regarding the advisability of making this election.

     Treatment of Losses

     Regular Certificateholders will be required to report income on Regular Certificates using the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that those amounts are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinate Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that, while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that Original Issue Discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any of their Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of their Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer these deductions for all holders, such as reducing future cash flow for purposes of computing Original Issue Discount this may have the effect of creating "negative" Original Issue Discount which would be deductible only against future positive Original Issue Discount or otherwise


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upon termination of the class. Regular  Certificateholders  are urged to consult their tax advisors regarding the appropriate timing, amount and character of any
loss  sustained  with  respect  to  the  Regular   Certificates.   While  losses
attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued Original Issue Discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

     Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any Original Issue Discount or market discount previously included in the seller's gross income for the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above relating to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (as described below). This gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,
(ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) if the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on its Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to its Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except, in addition to certain other adjustments, that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, Original Issue Discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization


                                      104
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of  issue  premium,  if  any,  on  the  Regular  Certificates,  plus  income  on reinvestment  of cash  flows  and  reserve  assets,  plus  any  cancellation  of
indebtedness   income  upon   allocation  of  realized  losses  to  the  Regular
Certificates. The REMIC Pool's deductions include interest and Original Issue Discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and Original Issue Discount or market discount income or amortization of premium on the Mortgage Loans, on the one hand, and the timing of deductions for interest (including Original Issue Discount) or income from amortization of issue premium on the Regular Certificates on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions of principal on those Regular Certificates on account of any unaccrued Original Issue Discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates if those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years because interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by the Residual Holder for those periods in accordance with generally accepted accounting principles. Investors should consult their accountants concerning the accounting treatment of their investment in Residual Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. This basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely for a Residual Holder as to whom a loss was disallowed and may be used by that Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

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

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price for this type of residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that this period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on those interests under the applicable prepayment assumption. If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a Residual Certificate should consult with its tax counsel regarding the effect of these regulations.

     Further, if the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not provide for that outcome. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income for the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for Original Issue Discount and income from amortization of issue premium will be determined in the same manner as Original Issue Discount income on Regular Certificates as described above under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Market Discount. The REMIC Pool will have market discount income on the Mortgage Loans if, in general, the basis of the REMIC Pool in those Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that this basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to Original Issue Discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium on those Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by their holder. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that this premium should be allocated in a different manner, such as allocating this premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made on the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions for that Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax for a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income on a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period the interest is held by that Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual
Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an Electing Large Partnership" holds a Residual Certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code
Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an Electing Large Partnership.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that this term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any similar governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing the Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Sponsor or the Trustee may charge a fee for computing and providing this information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

          (1) the present value of any consideration given to the transferee to acquire the residual interest;

          (2) the present value of the expected future distributions on the residual interest; and

          (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

     (b) (1) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

          (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

     The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." The pooling and servicing agreement will not require that transfers of the Residual Certificates meet requirement (iv) above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below) and may apply to United States partnerships that have any non-U.S. Persons as partners, unless that transferee's or that non-U.S. Person partner's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of the Residual Holder in its Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income if any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds its Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of its remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss under Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section  1091 will apply to  dispositions  of  Residual  Certificates  where the


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seller of the  Residual  Certificate,  during  the period  beginning  six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     The Internal Revenue Service has issued final regulations (the "Mark-to-Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv) of the preceding sentence, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional prepayment of the remaining principal balance of a class of Regular Certificates to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable-rate Mortgage Loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or cleanup call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other


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qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for this income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer or the Trustee, as specified in the related pooling and servicing agreement, will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer or the Trustee to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate or trust will be subject to limitation on certain itemized deductions described in Code Section 67, if those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable Code Section 68 reduction is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of these expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause these investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. All of those expenses generally will be allocable to the Residual Certificates. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular


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Certificates  that are issued in a single class or otherwise  consistently  with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

     Regular Certificates

     Interest, including Original Issue Discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Certificateholder, and (ii) such non-U.S. Person is not a "10-percent shareholder" within the meaning of Code
Section  871(h)(3)(B)  or a  controlled  foreign  corporation  described in Code
Section 881(c)(3)(C). To avoid withholding tax, such Certificateholders must provide certain documentation. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certificate. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only if (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets in the Trust Estate (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates-- Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual


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Certificate is disposed of) under rules similar to withholding  upon disposition of debt  instruments  that have Original  Issue  Discount.  See  "--Taxation  of
Residual   Certificates--Tax-Related   Restrictions   on  Transfer  of  Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

     The Internal Revenue Service issued temporary regulations on August 1, 2006 (the "Temporary Regulations") modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

     In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership's taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

     In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

     The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

     Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     Backup Withholding

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on "reportable payments" (including interest distributions, Original Issue Discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

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     Reporting Requirements

     Reports of accrued interest, Original Issue Discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, nonexempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request this information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to these holders. Furthermore, under the Treasury regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

     General

     If no election is made to treat a Trust Estate (or a segregated pool of assets in the Trust Estate) with respect to a series of Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield on the Mortgage Loans underlying the Certificates of a series, and where those Certificates are not designated as Stripped Certificates, the holder of each Certificate in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the mortgage interest rate on the Mortgage Loans, Original Issue Discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with that certificateholder's method of accounting. A certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Trust Estate, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. These limitations will be phased out and eliminated by 2010. As a result, investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on their Certificates relating to interest at the pass-through rate or as discount income on their Certificates. In addition, these expenses are not


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deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield on the Mortgage Loans underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees."

     Tax Status

     Each of Orrick, Herrington & Sutcliffe LLP, Cadwalader, Wickersham & Taft LLP and Hunton & Williams LLP has advised the Depositor that, except as described below with respect to Stripped Certificates:

          (i) A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in that section of the Code.

          (ii) A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(4)(A) to the extent the assets of the related Trust Estate consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          (iii) A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Loans may be characterized in their entirety under the Code provisions cited in clauses (i) and (ii) of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buydown Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is correct. Accordingly, Certificateholders are urged to consult their tax advisors concerning the effects of these arrangements on the characterization of their investment for federal income tax purposes.

     Premium and Discount

     Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or afterwards.

     Premium

     The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount

     The Original Issue Discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of Original Issue Discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, Original Issue Discount could arise by the charging of points by


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the  originator  of the  mortgages in an amount  greater  than the  statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding Original Issue Discount on Stripped Certificates.

     Original Issue Discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Generally, no Prepayment Assumption will be assumed for purposes of this accrual. However, Code Section 1272 provides for a reduction in the amount of Original Issue Discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued Original Issue Discount, less prior payments of principal. Accordingly, if Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of those Mortgage Loans, no Original Issue Discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans (i.e., points) will be includible by the holder.

     Market Discount

     Certificateholders also will be subject to the market discount rules if the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally, no Prepayment Assumption will be assumed for purposes of that accrual.

     Recharacterization of Servicing Fees

     If the servicing fees paid to a Master Servicer were deemed to exceed reasonable servicing compensation, the amount of any excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Master Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the Original Issue Discount rules of the Code would apply to its holder. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the grantor trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including this portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

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     Sale or Exchange of Certificates

     Upon sale or exchange of a Certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the certificateholder's cost for the Certificate, increased by the amount of any income previously reported relating to the Certificate and decreased by the amount of any losses previously reported for the Certificate and the amount of any distributions received on the certificate. Except as provided above relating to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (ii) in the case of a non-corporate taxpayer, if the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans because it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Recharacterization of Servicing Fees" above), or (iii) a series of Certificates is issued in two or more classes or subclasses that represent the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" relating to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Master Servicer, if these fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an Original Issue Discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where those Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating Original Issue Discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the


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OID  Regulations.  Although it is possible  that  computations  with  respect to
Stripped Certificates could be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any Original Issue Discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with Original Issue Discount or market discount (as described below), at a de minimis Original Issue Discount, or, presumably, at a premium. This treatment indicates that the interest component of this type of Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of this type of Stripped Certificate will be required to account for any discount as market discount rather than Original Issue Discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any of this market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule discussed in that section, assuming that a prepayment assumption is employed in the computation.

     In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the related closing date for the series, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped
Certificates generally will be different than that reported to Certificateholders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Specifically, it is not clear whether Stripped Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, as "obligation[s] . . . principally secured by an interest in real property" under Section 860G(a)(3)(A) or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or Original Issue Discount derived from the Stripped Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. Accordingly, Stripped Certificates may not be a suitable investment for inclusion in a REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association. Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Stripped Certificates and the income therefrom.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an Original Issue Discount for Federal income tax purposes. Original Issue Discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the Original Issue Discount sections of the Code made by the 1986 Act, the amount of Original Issue Discount required to be included in the income


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of a holder of a  Stripped  Certificate  (referred  to in this  discussion  as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of Original Issue Discount will be either accelerated or decelerated and the amount of the Original Issue Discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities like as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." If a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were Original Issue Discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made on the Mortgage Loan. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Regulations  regarding Original Issue Discount on stripped  obligations make the


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foregoing  interpretations  less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether Original Issue Discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     Reporting Requirements and Backup Withholding

     The Master Servicer or the Trustee, as specified in the related prospectus supplement, will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during that year, the information (prepared on the basis described above) as is necessary to enable those certificateholders to prepare their federal income tax returns. This information will include the amount of Original Issue Discount accrued on Certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer or the Trustee may not be equal to the proper amount of Original Issue Discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, this reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Master Servicer or the Trustee will also file the Original Issue Discount information with the Internal Revenue Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

     On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to
(i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

     Taxation of Certain Foreign Investors

     If a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or Original Issue Discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("Foreign Persons") generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued Original Issue Discount recognized by the certificateholder on the sale or exchange of a Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or Original Issue Discount paid by the Trustee or other withholding agent to a Foreign Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates."



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Federal Income Tax Consequences for Exchangeable Certificates

     Exchangeable Certificates represent either a proportionate interest in two or more REMIC regular interests (each such Exchangeable Certificate, a "Composite Certificate") or a disproportionate interest in one or more REMIC regular interests (each such Exchangeable Certificate, an "Exchangeable Strip Certificate"). The related prospectus supplement for a series will specify whether an Exchangeable Certificate is a Composite Certificate or an Exchangeable Strip Certificate.

     Taxation of Composite Certificates

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate constitutes a Composite Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as described under "-Federal Income Tax Consequences for REMIC Certificates." The beneficial owner must allocate its basis among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Exchangeable Certificate, the beneficial owner must allocate the amount received on the sale among the underlying REMIC regular interests in accordance with their relative fair market values as of the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or a related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if a Composite Certificate represents beneficial ownership of two or more Exchangeable REMIC Certificates, those Exchangeable REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more Exchangeable REMIC Certificates underlying a Composite Certificate were aggregated for OID purposes and a beneficial owner of a Composite Certificate were to (i) exchange that Composite Certificate for multiple Exchangeable Certificates, each of which relates to a single related underlying Exchangeable REMIC Certificate, (ii) sell one of those Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. See "--Taxation of Exchangeable Strip Certificates" below. The Trustee will treat each Exchangeable REMIC Certificate underlying a Composite Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Exchangeable REMIC Certificates underlying a Composite Certificate were aggregated, the timing of accruals of Original Issue Discount applicable to a Composite Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Exchangeable REMIC Certificates underlying the Composite Certificates should be aggregated for Original Issue Discount purposes.

     Taxation of Exchangeable Strip Certificates

     The related prospectus supplement for a series will specify whether an Exchangeable Certificate constitutes an Exchangeable Strip Certificate. The beneficial owner of such an Exchangeable Certificate will be treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such REMIC regular interest. Under Code Section 1286, each beneficial owner of an Exchangeable Strip Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and having Original Issue Discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Strip Certificate is determined in the same manner as described with respect to REMIC regular interests under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount."

     Each beneficial owner of an Exchangeable Strip Certificate should calculate Original Issue Discount and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a method analogous to that described with respect to a REMIC regular interest under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-Original Issue Discount." A beneficial owner should determine its yield to maturity based on the purchase price for the Exchangeable Certificate and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. It is not clear whether the prepayment assumption a beneficial owner should use to calculate Original Issue Discount would be one determined at the time the Exchangeable Certificate is acquired or would be the original prepayment assumption with respect to the underlying REMIC regular interest. In light of the application of Section 1286 of the Code, a beneficial owner of an Exchangeable Strip Certificate generally will be required to compute accruals of Original Issue Discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Strip Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of Original Issue Discount for these Certificates. Prospective investors therefore should be aware that the timing of accruals of Original Issue Discount applicable to an Exchangeable Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of Original Issue Discount accruals and any possible tax consequences should they fail to do so.

     While the matter is not free from doubt, if a beneficial owner acquires a combination of Exchangeable Certificates in separate transactions which in the aggregate represent a single REMIC regular interest, it appears that the owner should account for each such Exchangeable Certificate separately, even if it exchanges the Exchangeable Certificates for the underlying REMIC regular interest. However, if a beneficial owner acquires such a combination in a single transaction, it is possible that the beneficial owner's interests should be aggregated, with the beneficial owner treated as owning the underlying REMIC regular interest (regardless of whether it has exchanged the Exchangeable Certificates for the underlying REMIC regular interest). Accounting separately for the Exchangeable Certificates may lead to significantly different accruals of interest and Original Issue Discount than would be the case if the owner aggregated such interests. Prospective investors should consult their own tax advisors as to the proper treatment of an Exchangeable Certificate in either of these circumstances.

     It is not clear whether Exchangeable Strip Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, as "obligation[s] . . . principally secured by an interest in real property" under Section 860G(a)(3)(A) or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or Original Issue Discount derived from the Exchangeable Strip Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. Accordingly, Exchangeable Strip Certificates may not be a suitable investment for inclusion in another REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association. Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Exchangeable Strip Certificates and the income therefrom.

     Sales, Exchanges and Other Dispositions of Exchangeable Certificates

     If a beneficial owner exchanges one or more underlying REMIC regular interests for one or more Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable REMIC and Exchangeable Certificates" in this prospectus, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more Exchangeable Certificates for the corresponding REMIC regular interest or interests, the exchange will not be taxable.

     Upon the sale, exchange or other disposition of an Exchangeable Certificate other than an exchange described in the preceding paragraph, a beneficial owner generally will recognize gain or loss equal to the difference between the amount realized and the beneficial owner's adjusted basis or bases in the REMIC regular interest or interests underlying the Exchangeable Certificate. The adjusted basis of each such REMIC regular interest will be determined as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates."

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates are being offered by this prospectus and the applicable prospectus supplement through one or more of the various methods described below. The applicable prospectus supplement for each series will describe the method of offering being used for that series. The prospectus supplement will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price is to be determined, and the net proceeds to the Depositor from the sale of the Certificates.

     The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a series of Certificates may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment underwriting and public offering by an underwriter specified in the related prospectus supplement;

     o by placements by the Depositor with institutional investors through dealers;

     o by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Certificates; and

     o by inclusion as underlying securities backing another series of mortgage pass-through certificates issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of mortgage pass-through certificates, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

     If underwriters are used in a sale of any Certificates, these Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, for the offer and sale of a series of Certificates will be set forth on the cover of the prospectus supplement applicable to that series and members of the underwriting syndicate, if any, will be named in that prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of Certificates will be obligated to purchase all of those Certificates if any are purchased. The Depositor and, if specified in the applicable prospectus supplement, an affiliate of the Depositor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The prospectus supplement for any series of Certificates offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and purchasers of Certificates.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If specified in the prospectus supplement relating to a series of Certificates, the Depositor or any affiliate thereof may purchase some or all of one or more classes of Certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement. That purchaser may then from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through dealers acting as agent and/or principal. Any of these offerings may be restricted in the manner specified in the applicable prospectus supplement. These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in a purchaser's offering of Certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of Certificates will be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and any commissions and discounts received by that dealer and any profit on the resale of Certificates by that dealer will be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds from the sale of each series of Certificates for the purchase of the Mortgage Assets serving as security for those Certificates.

                              FINANCIAL INFORMATION

     A new Trust will be formed by the Depositor for each series of Certificates. As a result, no Trust will engage in any business activity or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements for any Trust will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The legality of, and certain federal income tax matters related to, the Certificates of a series will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., Cadwalader, Wickersham & Taft LLP, New York, New York or Hunton &Williams LLP, Charlotte, North Carolina, as specified in the related prospectus supplement.

                                     RATING

     The Certificates of any series offered pursuant to this prospectus and a prospectus supplement will be rated in one of the four highest categories by one or more nationally-recognized statistical rating agencies listed in the related prospectus supplement.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee or the Master Servicer will prepare and make available to the certificateholders of each series statements containing information with respect to principal and interest payments and the related Trust Estate, as described under "Description of Certificates--Reports to Certificateholders." Copies of these statements will be filed with the Commission through its EDGAR system located at http://www.sec.gov under the name of the Trust as an exhibit to the Trust's monthly distribution reports on Form 10-D for each series of Certificates for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Monthly distribution reports on Form 10-D are generally due within 15 days after each Distribution Date, unless such due date falls on a weekend or holiday, in which case the due date extends to the first business day following. In addition, each party to the servicing function, for a series of Certificates (generally the Trustee and the

Servicer (any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "The Pooling and Servicing Agreement--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the Trust as an exhibit to the Trust's annual statement on Form 10-K for each series of Certificates.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission (the "Commission") allows the Depositor to "incorporate by reference" information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to documents which contain that information. Information incorporated by reference is considered to be part of this prospectus. Certain information that the Depositor will file with the Commission in the future will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The Depositor incorporates by reference any future monthly distribution reports on Form 10-D and any current reports on Form 8-K filed by or on behalf of the issuing entity until the Depositor terminates the offering of the related Certificates.

     At your request, the Depositor will send copies of these documents and reports to you at no charge. You may contact the Depositor by writing or calling it at the address and phone number listed under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     The  Depositor  has  filed  a  registration   statement   relating  to  the
Certificates with the Commission. This prospectus is part of the registration statement, but the registration statement contains additional information.

     Copies of the registration statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports, on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, "Periodic Reports"), may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains an Internet Web site at http://www.sec.gov at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0000934377. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus. The Depositor has filed the registration statement, including all exhibits, through the EDGAR system and therefore those materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Secretary, telephone number (704) 386-2400.

     Copies of filed Periodic Reports relating to an issuing entity will also be available on the applicable Trustee's website promptly after they are filed through the EDGAR system (which may not be the same day) as described in the related prospectus supplement.

     At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

                                 INDEX OF TERMS

                                                  Page                                                          Page

1986 Act...........................................98           Exchangeable Strip Certificate....................122
Accretion Directed Certificates....................36           Exempt Plans.......................................88
Accrual Certificates...............................39           Fannie Mae Certificates............................26
Advances...........................................66           FHA................................................23
Assessment of Compliance...........................71           FHA Loans..........................................23
Asset Conservation Act.............................87           Financial Intermediary.............................30
Attestation Report.................................72           Fitch..............................................90
Auction Administrator..............................41           Fixed Retained Yield...............................70
Auction Certificates...............................41           Fixed-Rate Certificates............................39
Auction Distribution Date..........................41           Floating-Rate Certificates.........................40
Balloon Loans......................................20           Foreign Persons...................................121
Balloon Period.....................................20           Freddie Mac Act....................................24
Bank of America....................................55           Freddie Mac Certificates...........................25
Bankruptcy Code....................................80           Garn Act...........................................83
Beneficial Owners..................................29           Ginnie Mae Certificates............................23
Benefit Plans......................................88           Ginnie Mae I Certificates..........................24
Book-Entry Certificates............................29           Ginnie Mae II Certificates.........................24
Buy Down Fund......................................20           Graduated Pay Mortgage Loans.......................19
Buy Down Loans.....................................20           Gross Margin.......................................18
Cash Flow Agreement................................51           Growing Equity Mortgage Loans......................19
CERCLA.............................................86           HOPA...............................................85
CERCLA Secured-Creditor Exemption..................86           Housing Act........................................23
Certificates.......................................28           HUD................................................23
class balance......................................36           Indirect Participants..............................29
Code...............................................95           Interest Only Certificates.........................40
Combination........................................41           Interest Only Mortgage Loans.......................19
Commission........................................126           Inverse Floating-Rate Certificates.................40
Companion Certificates.............................36           IRA................................................88
Component Certificates.............................37           Liquidation Proceeds...............................63
Composite Certificate.............................122           Lockout Certificates...............................37
Cooperatives.......................................22           Mark-to-Market Regulations........................111
Cut-Off Date.......................................60           Master Servicer....................................57
DBRS...............................................90           Master Servicer Custodial Account..................63
Deferred Interest..................................18           MERS...............................................60
Definitive Certificates............................29           Moody's............................................90
Depositor..........................................56           Mortgage Assets....................................17
Disqualified Organization.........................108           Mortgage Certificates..............................17
Distribution Account...............................28           Mortgage Loans.....................................17
Distribution Date..................................35           Mortgaged Properties...............................22
DOL................................................88           NCUA...............................................94
DOL Regulations....................................89           Non-ERISA Plans....................................88
Due-on-Sale........................................83           Non-Pro Rata Certificate...........................99
Electing Large Partnership........................108           Nonrecoverable Advance.............................66
Eligible Custodial Account.........................63           Non-SMMEA Certificates.............................93
Eligible Investments...............................63           Notional Amount Certificates.......................37
ERISA..............................................88           OCC................................................55
ERISA Plans........................................88           OID Regulations....................................98
Escrow Account.....................................67           Option ARM Mortgage Loans..........................18
Euroclear Operator.................................31           Original Issue Discount............................98
European Depositaries..............................30           PAC Certificates...................................38
Exchangeable Certificates..........................37           PAC I..............................................38
Exchangeable Combination...........................41           PAC II.............................................38
Exchangeable REMIC Certificates....................37           Par Price..........................................41


                                      127

                                 INDEX OF TERMS

                                                  Page                                                          Page

Participants.......................................29           Sequential Pay Certificates........................39
Pass-Through Certificates..........................37           Servicer...........................................58
Pass-through Entity...............................108           Servicer Custodial Account.........................63
Paying Agent.......................................65           Servicing Advances.................................66
PC Agreement.......................................26           SMMEA..............................................93
PC Servicer........................................26           Sponsor............................................55
PC Sponsor.........................................26           Standard Hazard Insurance Policy...................69
PC Trustee.........................................26           Startup Day........................................97
Periodic Advance...................................66           Step Coupon Certificates...........................40
Periodic Reports..................................126           Stripped Certificateholder........................120
Planned Amortization Certificates..................38           Stripped Certificates.............................118
Pledged Asset Loans................................20           Subordinate Certificates...........................39
Pledged Assets.....................................20           Subsidy Account....................................19
Prepayment Assumption..............................99           Subsidy Loans......................................19
Principal Only Certificates........................40           Subsidy Payments...................................19
Private Certificates...............................26           Super Senior Certificates..........................39
PTCE...............................................88           Super Senior Support Certificates..................39
Ratio Strip Certificates...........................38           Support Certificates...............................36
RCRA...............................................86           TAC Certificates...................................39
RCRA Secured-Creditor Exemption....................86           Targeted Amortization Certificates.................39
Regular Certificateholder..........................98           Temporary Regulations.............................114
Regular Certificates...............................96           Texas Home Equity Laws.............................83
Related............................................41           Tiered Payment Mortgage Loans......................19
Relevant Depositary................................30           Title V............................................84
Relief Act.........................................85           Trust..............................................17
REMIC..............................................96           Trust Estate.......................................17
REMIC Certificates.................................96           Trustee............................................17
REMIC Combination..................................41           U.S. Person.......................................110
REMIC Pool.........................................96           UCC................................................79
REO Property.......................................66           Underlying Loans...................................26
Residual Certificates..............................96           Underlying Servicing Agreement.....................58
Residual Holders..................................104           Underwriter's Exemption............................90
Restricted Group...................................91           VA.................................................23
Rules..............................................30           Variable Rate Certificates.........................40
S&P................................................90           Window Period......................................84
Scheduled Amortization Certificates................38           Window Period Loans................................83
Senior Certificates................................38           Window Period States...............................83

                       Banc of America Funding Corporation
                                    Depositor

                      Bank of America, National Association
                                     Sponsor

                      Banc of America Funding 2007-4 Trust
                                 Issuing Entity

                             Wells Fargo Bank, N.A.
                                 Master Servicer

                                 $1,030,756,530
                                  (Approximate)

                Mortgage Pass-Through Certificates, Series 2007-4
                                 ---------------

                              PROSPECTUS SUPPLEMENT
                                 ---------------

     The Offered Certificates are not being offered in any state where the offer is not permitted.

     The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission. In addition, all dealers selling the Offered Certificates will deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.


                         Banc of America Securities LLC

                                  May 31, 2007